FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-195164-05

PROSPECTUS SUPPLEMENT
(to Prospectus dated January 28, 2015)

$927,327,000 (Approximate)
WELLS FARGO COMMERCIAL MORTGAGE TRUST 2015-C27
as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C27
Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Rialto Mortgage Finance, LLC
Principal Commercial Capital
Liberty Island Group I LLC
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC
as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 95 commercial, multifamily and manufactured housing community mortgage loans, which together have an aggregate outstanding principal balance of approximately $1,047,828,035 as of the cut-off date. The trust fund will issue 20 classes of commercial mortgage pass-through certificates, 12 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from and including March 1, 2015. Each class of certificates will entitle its holders to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 11th day (or, if such 11th day is not a business day, the next succeeding business day) of each month, commencing in April 2015.

Credit enhancement will be provided by the subordination of certain classes of subordinate certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Distributions” and “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates. The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the sponsors, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Principal Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$50,293,000		1.7300%	Fixed(4)	February 2020
Class A-2	$7,934,000		3.0050%	Fixed(4)	February 2020
Class A-3	$36,418,000		3.3620%	Fixed(4)	February 2022
Class A-4	$240,000,000		3.1900%	Fixed(4)	January 2025
Class A-5	$309,207,000		3.4510%	Fixed(4)	February 2025
Class A-SB	$89,627,000		3.2780%	Fixed(4)	December 2024
Class A-S(5)	$79,897,000	(6)	3.8360%	Fixed(4)	March 2025
Class X-A	$813,376,000	(7)	1.1518%	Variable(8)	NAP
Class X-B	$158,484,000	(9)	0.5003%	Variable(10)	NAP
Class B(5)	$45,842,000	(6)	4.1390%	WAC Cap(11)	March 2025
Class C(5)	$68,109,000	(6)	3.8940%	Fixed(4)	March 2025
Class PEX(5)	$193,848,000	(6)	NAP	(12)	March 2025

(footnotes to table begin on page S-1)

Investing in the offered certificates involves risks. You should carefully consider the risk factors beginning on page S-59 of this prospectus supplement and page 8 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. Neither Wells Fargo Commercial Mortgage Securities, Inc. nor anyone else will list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as the Nasdaq Stock Market.

The underwriters, Wells Fargo Securities, LLC and Barclays Capital Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 12, 2015. We expect to receive from this offering approximately 108.77% of the initial aggregate principal balance of the offered certificates, plus accrued interest from March 1, 2015, before deducting expenses payable by us.

The Issuing Entity is relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) or in Rule 3a-7, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus supplement).

Wells Fargo Securities
Barclays

March 4, 2015

Wells Fargo Commercial Mortgage Trust 2015-C27

Commercial Mortgage Pass-Through Certificates, Series 2015-C27

Washington
1 property
$29,550,000
2.8% of total
Idaho
2 properties
$3,846,827
0.4% of total
Arkansas
3 properties
$21,810,000
2.1% of total
Illinois
5 properties
$23,150,000
2.2% of total
Wisconsin
2 properties
$8,039,250
0.8% of total
Michigan
1 property
$3,344,812
0.3% of total
Pennsylvania
11 properties
$47,240,657
4.5% of total
New York
6 properties
$20,346,154
1.9% of total
Massachusetts
3 properties
$39,050,000
3.7% of total
Connecticut
2 properties
$8,375,000
0.8% of total
Oregon
2 properties
$14,400,000
1.4% of total
Ohio
7 properties
$88,545,642
8.5% of total
New Jersey
4 properties
$19,023,991
1.8% of total
Nevada
1 property
$9,563,400
0.9% of total
Maryland
1 property
$28,692,492
2.7% of total
California
10 properties
$174,288,088
16.6% of total
Virginia
4 properties
$26,617,479
2.5% of total
North Carolina
4 properties
$94,166,356
9.0% of total
Arizona
4 properties
$31,295,227
3.0% of total
South Carolina
2 properties
$11,360,155
1.1% of total
Alaska
1 property
$4,000,000
0.4% of total
New Mexico
2 properties
$48,025,241
4.6% of total
Colorado
5 properties
$39,101,802
3.7% of total
Tennessee
4 properties
$39,684,000
3.8% of total
Kentucky
1 property
$5,500,000
0.5% of total
Georgia
3 properties
$12,640,000
1.2% of total
Texas
13 properties
$47,726,603
4.6% of total
Louisiana
2 properties
$7,263,419
0.7% of total
Alabama
1 property
$4,737,000
0.5% of total
Florida
17 properties
$136,444,441
13.0% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% - 5.0%
5.1% - 10.0%
>10.0%

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	ix
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	x
FORWARD-LOOKING STATEMENTS	xi
SUMMARY	S-1
RISK FACTORS	S-59
Risks Related to the Offered Certificates	S-59
The Certificates May Not Be a Suitable Investment for You	S-59
The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates	S-59
A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment	S-59
Market Considerations and Limited Liquidity	S-62
Subordination of the Class A-S, B and C Regular Interests Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B, C and PEX Certificates	S-65
The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty	S-66
Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment	S-67
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	S-68
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	S-68
You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests	S-69
You Will Have No Control Over the Servicing of the Westfield Palm Desert Loan Combination, the Depot Park Loan Combination and the Boca Hamptons Plaza Portfolio Loan Combination	S-69
If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund
S-70
Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates	S-71
Potential Conflicts of Interest of the Underwriters and Their Affiliates	S-74
Potential Conflicts of Interest of the Subordinate Class Representative	S-77
Potential Conflicts of Interest in the Selection of the Mortgage Loans	S-78
Ratings of the Certificates Have Substantial Limitations	S-79
The Special Servicer May Be Directed To Take Actions	S-81
There Are Risks Relating to the Exchangeable Certificates	S-82
You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions	S-82
Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences	S-82
Material Federal Tax Considerations Regarding Original Issue Discount	S-83
State and Local Tax Considerations	S-83
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	S-83
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	S-84
Risks Related to the Mortgage Loans	S-85

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates
S-85
Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income	S-87
Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	S-87
Retail Properties Have Special Risks	S-88
Hospitality Properties Have Special Risks	S-91
Office Properties Have Special Risks	S-92
Self-Storage Properties Have Special Risks	S-93
Multifamily Properties Have Special Risks	S-93
Industrial Properties Have Special Risks	S-94
Mixed Use Facilities Have Special Risks	S-95
Manufactured Housing Community Properties Have Special Risks	S-95
Condominium Properties Have Special Risks	S-98
Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans	S-99
Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment	S-99
Tenant Early Termination Options Entail Special Risks	S-102
Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates	S-103
Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates	S-104
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	S-104
The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates	S-105
Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates	S-106
Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan	S-106
Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty	S-107
Certain Mortgaged Properties May Have a Limited Operating History	S-107
Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties	S-108
Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property
S-109
We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property
S-110
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	S-110
If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates	S-110
A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property
S-111
Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates	S-113

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan
S-113
Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates
S-115
Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance	S-115
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	S-116
Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable	S-116
Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks	S-117
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	S-117
Increases in Real Estate Taxes May Reduce Net Operating Income	S-118
Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	S-118
Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	S-119
The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates	S-119
Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates
S-121
Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property	S-125
Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties	S-125
Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions	S-126
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts
S-127
No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan
S-127
Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan	S-128
The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates	S-128
Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates	S-129
The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan	S-129
Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default	S-129
The Borrower’s Form of Entity May Cause Special Risks	S-130
Tenancies in Common May Hinder Recovery	S-131
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	S-132
Other Risks	S-132
Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties	S-132
Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	S-133

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	S-133
Additional Risks	S-133
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	S-133
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-134
DESCRIPTION OF THE MORTGAGE POOL	S-134
General	S-134
Mortgage Loan History	S-135
Certain Characteristics of the Mortgage Pool	S-135
Concentration of Mortgage Loans and Borrowers	S-135
Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers	S-135
Property Type Concentrations	S-137
Tenancies in Common	S-140
Condominium Structures	S-141
Certain Terms of the Mortgage Loans	S-142
Voluntary Prepayment and Defeasance Provisions	S-143
Non-Recourse Obligations	S-149
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	S-149
Encumbered Interests	S-150
Split Loan Structures	S-151
The Westfield Palm Desert Loan Combination	S-151
The Depot Park Loan Combination	S-155
The Boca Hamptons Plaza Portfolio Loan Combination	S-158
Subordinate and/or Other Financing	S-162
Other Additional Financing and Encumbrances	S-164
Net Cash Flow and Certain Underwriting Considerations	S-166
Cash Management Agreements/Lockboxes	S-166
Hazard Insurance	S-168
Litigation Considerations	S-168
Default History, Bankruptcy Issues and Other Proceedings	S-170
Tenant or Other Third Party Matters	S-171
Lease Terminations and Expirations	S-172
Other Matters	S-174
Assessments of Property Value and Condition	S-175
Appraisals	S-175
Environmental Assessments	S-176
Property Condition Assessments	S-179
Seismic Review Process and Earthquake Insurance	S-180
Zoning and Building Code Compliance	S-180
Environmental Insurance	S-181
Loan Purpose	S-181
Exceptions to Underwriting Guidelines	S-181
Assignment of the Mortgage Loans	S-183
Representations and Warranties	S-185
Cures, Repurchases and Substitutions	S-186
Changes in Mortgage Pool Characteristics	S-188
Finalized Pooling and Servicing Agreement and Other Material Agreements	S-189
TRANSACTION PARTIES	S-189
The Issuing Entity	S-189
The Depositor	S-190
The Sponsors, Mortgage Loan Sellers and Originators	S-190
Wells Fargo Bank, National Association	S-190
General	S-190
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	S-191
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	S-191
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	S-196
Compliance with Rule 15Ga-1 under the Exchange Act	S-198
Rialto Mortgage Finance, LLC	S-201

v

General	S-201
Rialto Mortgage’s Securitization Program	S-201
Rialto Mortgage’s Underwriting Standards and Loan Analysis	S-201
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	S-205
Compliance with Rule 15Ga-1 under the Exchange Act	S-207
Principal Commercial Capital	S-207
Securitization Program	S-207
Principal Commercial Capital’s Underwriting Guidelines and Processes	S-208
Review of PCC Mortgage Loans	S-212
Servicing	S-214
Repurchase Requests	S-214
Liberty Island Group I LLC	S-214
General	S-214
Liberty Island’s Underwriting Standards and Processes	S-215
Review of Mortgage Loans for Which Liberty Island is the Sponsor	S-218
Compliance with Rule 15Ga-1 under the Exchange Act	S-220
C-III Commercial Mortgage LLC	S-220
General	S-220
C3CM’s Underwriting Guidelines and Processes	S-222
C3CM Mortgage Loans Originated by Parties Other Than C3CM	S-227
Exceptions	S-227
Review of Mortgage Loans for Which C3CM is the Sponsor	S-227
Compliance with Rule 15Ga-1 under the Exchange Act	S-229
Basis Real Estate Capital II, LLC	S-229
General	S-229
Basis’ Securitization Program	S-229
Basis’ Underwriting Standards and Processes	S-230
Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor	S-234
Compliance with Rule 15Ga-1 under the Exchange Act	S-235
Compensation of the Sponsors	S-236
The Trustee	S-236
The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	S-236
The Master Servicer	S-238
The Special Servicer	S-241
Additional Primary Servicers	S-244
Prudential Asset Resources, Inc.	S-244
Principal Global Investors, LLC	S-246
The PGI Primary Servicing Agreement	S-247
The Trust Advisor	S-247
Affiliations and Certain Relationships Among Certain Transaction Parties	S-248
DESCRIPTION OF THE OFFERED CERTIFICATES	S-251
General	S-251
Certificate Principal Balances and Certificate Notional Amounts	S-252
Exchanges of Exchangeable Certificates	S-254
Distribution Account	S-255
Interest Reserve Account	S-257
Distributions	S-257
Priority of Distributions	S-267
Treatment of REO Properties	S-272
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	S-273
Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses	S-277
Advances of Delinquent Monthly Debt Service Payments	S-278
Fees and Expenses	S-281
Reports to Certificateholders; Available Information	S-286
Voting Rights	S-293
Delivery, Form and Denomination	S-293
Matters Regarding the Certificate Administrator and the Tax Administrator	S-293

Amendment of the Pooling and Servicing Agreement	S-294
Termination of the Pooling and Servicing Agreement	S-296
The Trustee	S-298
Eligibility Requirements	S-298
Duties of the Trustee	S-298
Matters Regarding the Trustee	S-299
Resignation and Removal of the Trustee	S-299
Suits, Actions and Proceedings by Certificateholders	S-300
YIELD AND MATURITY CONSIDERATIONS	S-300
Yield Considerations	S-300
Weighted Average Life	S-305
Yield Sensitivity of the Class X-A and X-B Certificates	S-309
Pre-Tax Yield to Maturity Tables	S-309
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	S-314
General	S-314
Servicing and Other Compensation and Payment of Expenses	S-319
Asset Status Reports	S-332
The Majority Subordinate Certificateholder and the Subordinate Class Representative	S-334
The Trust Advisor	S-337
Annual Reports and Meeting	S-338
Net Present Value Calculations	S-342
Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts	S-342
Replacement of the Special Servicer	S-343
Maintenance of Insurance	S-345
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	S-348
Transfers of Interests in Borrowers	S-350
Modifications, Waivers, Amendments and Consents	S-350
Required Appraisals	S-355
Collection Account	S-360
Procedures With Respect to Defaulted Mortgage Loans and REO Properties	S-361
REO Account	S-365
Inspections; Collection of Operating Information	S-366
Rating Agency Confirmations	S-367
Servicer Termination Events	S-369
Rights Upon the Occurrence of a Servicer Termination Event	S-371
Termination, Discharge and Resignation of the Trust Advisor	S-372
Resignation of the Master Servicer and the Special Servicer	S-373
Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor	S-374
Evidence as to Compliance	S-376
Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations	S-378
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	S-380
USE OF PROCEEDS	S-380
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-380
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-381
General	S-381
Characterization of Investments in Offered Certificates	S-383
Discount and Premium; Prepayment Consideration	S-384
Taxation of the Exchangeable Certificates	S-385
Further Information	S-385
STATE AND OTHER TAX CONSEQUENCES	S-385
ERISA CONSIDERATIONS	S-385
Plan Assets	S-386
Special Exemption Applicable to the Offered Certificates	S-386
Insurance Company General Accounts	S-388
General Investment Considerations	S-389
LEGAL INVESTMENT	S-389
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)	S-390

LEGAL MATTERS		S-393
RATINGS		S-393
INDEX OF DEFINED TERMS		S-395

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Additional Mortgage Loan Information/Definitions	B-1
Annex C-1:	Mortgage Loan Representations and Warranties	C-1-1
Annex C-2:	Exceptions to Mortgage Loan Representations and Warranties	C-2-1
Annex D:	Global Clearance, Settlement and Tax Documentation Procedures	D-1
Annex E-1:	Form of Trust Advisor Annual Report (Subordinate Control Period)	E-1-1
Annex E-2:	Form of Trust Advisor Annual Report (Collective Consultation Period and Senior Consultation Period)	E-2-1
Annex F:	Form of Distribution Date Statement	F-1
Annex G:	Class A-SB Planned Principal Balance Schedule	G-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

●	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

●	this prospectus supplement, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

References in the accompanying prospectus to “prospectus supplement” should be treated as references to this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page ii and the table of contents in the accompanying prospectus on page i. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus supplement. The definitions of certain capitalized terms used in the accompanying prospectus are included under the caption “Glossary” beginning on page 134 of the accompanying prospectus. In this prospectus supplement, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS DIRECTIVE AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (EACH, A “RELEVANT MEMBER STATE”). THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE FOR SUCH OFFERS. NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFERS. THE EXPRESSION EU PROSPECTUS DIRECTIVE MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN

ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”). THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”). ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS SUPPLEMENT. HOWEVER, THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV). THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, THE CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED

x

CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—MARKET CONSIDERATIONS AND LIMITED LIQUIDITY” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements. If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this prospectus supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SUMMARY

The following summary is a short description of the main terms of the offered certificates and the mortgage loans and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus in their entirety.

Overview of the Certificates

The table below lists certain summary information concerning the Wells Fargo Commercial Mortgage Trust 2015-C27, Commercial Mortgage Pass-Through Certificates, Series 2015-C27.  Each certificate represents an interest in the mortgage loans included in the trust fund.  We are offering the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates pursuant to this prospectus supplement.

			Approx.%
	Approx. Initial		of		Approx.
	Principal		Aggregate	Approx.	Initial	Pass-
	Balance or		Cut-off	Initial	Pass-	Through	Weighted	Expected
	Notional		Date	Credit	Through	Rate	Average Life	Principal
Class	Amount(1)		Balance	Support(2)	Rate	Description	(Years)(3)	Window(3)
Offered Certificates
A-1	$50,293,000		4.800%	30.000%	1.7300%	Fixed(4)	2.99	04/15 - 02/20
A-2	$7,934,000		0.757%	30.000%	3.0050%	Fixed(4)	4.93	02/20 - 02/20
A-3	$36,418,000		3.476%	30.000%	3.3620%	Fixed(4)	6.92	01/22 - 02/22
A-4	$240,000,000		22.905%	30.000%	3.1900%	Fixed(4)	9.78	12/24 - 01/25
A-5	$309,207,000		29.509%	30.000%	3.4510%	Fixed(4)	9.92	01/25 - 02/25
A-SB	$89,627,000		8.554%	30.000%	3.2780%	Fixed(4)	7.40	02/20 - 12/24
A-S(5)	$79,897,000	(6)	7.625%	22.375%	3.8360%	Fixed(4)	9.98	02/25 - 03/25
X-A	$813,376,000	(7)	NAP	NAP	1.1518%	Variable(8)	NAP	NAP
X-B	$158,484,000	(9)	NAP	NAP	0.5003%	Variable(10)	NAP	NAP
B(5)	$45,842,000	(6)	4.375%	18.000%	4.1390%	WAC Cap(11)	10.01	03/25 - 03/25
C(5)	$68,109,000	(6)	6.500%	11.500%	3.8940%	Fixed(4)	10.01	03/25 - 03/25
PEX(5)	$193,848,000	(6)	NAP	11.500%	NAP	(12)	9.99	02/25 - 03/25

Non-Offered Certificates
X-E	$26,196,000	(13)	NAP	NAP	1.5608%	Variable(14)	NAP	NAP
X-F	$17,027,000	(15)	NAP	NAP	1.5608%	Variable(16)	NAP	NAP
X-G	$32,745,035	(17)	NAP	NAP	1.5608%	Variable(18)	NAP	NAP
D	$44,533,000		4.250%	7.250%	3.7680%	Fixed(4)	10.01	03/25 - 03/25
E	$26,196,000		2.500%	4.750%	2.8690%	Fixed(4)	10.01	03/25 - 03/25
F	$17,027,000		1.625%	3.125%	2.8690%	Fixed(4)	10.01	03/25 - 03/25
G	$32,745,035		3.125%	0.000%	2.8690%	Fixed(4)	10.01	03/25 - 03/25
R(19)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(footnotes to table on cover and table set forth above)

(1)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(2)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates in the aggregate.  The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C and PEX certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $68,109,000.

(3)	Calculated based on a 0% CPR and the structuring assumptions described in Annex B to this prospectus supplement.

(4)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, C, D, E, F and G certificates and the Class A-S and Class C regular interests will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(5)
The Class A-S, B and C certificates may be exchanged for Class PEX certificates, and Class PEX certificates may be exchanged for the Class A-S, B and C certificates, in each case, only in the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(6)
On the closing date, the trust fund will issue the Class A-S, B and C regular interests, which will have initial principal balances equal to the initial principal balances of the Class A-S, B and C certificates, respectively.  The Class A-S, B, C and PEX certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such regular interests.  Each of the Class A-S, B and C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, B and C regular interests, respectively.  The Class PEX certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of each of the Class A-S, B and C regular interests.  Following any exchange of Class A-S, B and C certificates for Class PEX certificates or any exchange of Class PEX certificates for Class A-S, B and C certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-S, B and C regular interests that is represented by the Class A-S, B and C certificates on the one hand and the Class PEX certificates on the other hand will be increased or decreased accordingly.  The initial principal balances of the Class A-S, B and C certificates represent the principal balances of such classes without giving effect to any exchange.  The initial principal balance of the Class PEX certificates is equal to the aggregate of the initial principal balances of the Class A-S, B and C certificates and represents the maximum principal balance of the Class PEX certificates that could be issued in an exchange.  The principal balance of each of the Class A-S, B and C regular interests will equal the aggregate of the applicable percentage interests of the Class A-S, B and C certificates, respectively, and of the related component of the Class PEX certificates.  The principal balances of the Class A-S, B and C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class PEX certificates issued on the closing date.

(7)
The Class X-A certificates are notional amount certificates.  The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest outstanding from time to time.  The Class X-A certificates will not be entitled to distributions of principal.

(8)
The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)
The Class X-B certificates are notional amount certificates.  The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class D certificates and the Class B and C regular interests outstanding from time to time.  The Class X-B certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D certificates and the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The pass-through rates for the Class B certificates and the Class B regular interest will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement.

(12)
The Class PEX certificates will not have a pass-through rate but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX certificates.

(13)
The Class X-E certificates are notional amount certificates.  The notional amount of the Class X-E certificates will be equal to the principal balance of the Class E certificates outstanding from time to time.  The Class X-E certificates will not be entitled to distributions of principal.

(14)
The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)
The Class X-F certificates are notional amount certificates.  The notional amount of the Class X-F certificates will be equal to the principal balance of the Class F certificates outstanding from time to time.  The Class X-F certificates will not be entitled to distributions of principal.

(16)
The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)
The Class X-G certificates are notional amount certificates.  The notional amount of the Class X-G certificates will be equal to the principal balance of the Class G certificates outstanding from time to time.  The Class X-G certificates will not be entitled to distributions of principal.

(18)
The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(19)
The Class R certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating.  The Class R certificates represent the residual interest in each REMIC as further described in this prospectus supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-E, X-F, X-G, D, E, F, G and R certificates are not offered by this prospectus supplement.  Any information in this prospectus supplement concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  The trust, which will be the issuing entity, will be formed by a “pooling and servicing agreement”, to be dated as of March 1, 2015, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee.  All the mortgage loans (other than the non-serviced pari passu mortgage loans described herein) will be serviced and administered under that agreement.  The master servicer will be required to provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.  You should refer to the accompanying prospectus, including the section captioned “Summary of Prospectus” for additional important information pertaining to the offered certificates.

The transfers of the mortgage loans from the respective mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Trust 2015-C27, Commercial Mortgage Pass-Through Certificates, Series 2015-C27, which will be issued pursuant to the pooling and servicing agreement.

Issuing Entity
Wells Fargo Commercial Mortgage Trust 2015-C27, a New York common law trust that we sometimes refer to as the “trust”, will issue the certificates.  The assets in the trust will comprise the “trust fund”.  See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc. is the depositor. As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. The depositor’s principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “The Depositor” in the accompanying prospectus.

Sponsors, Mortgage Loan
Sellers and Originators
Wells Fargo Bank, National Association, a national banking association, Rialto Mortgage Finance, LLC, a Delaware limited liability company, Macquarie US Trading LLC d/b/a Principal Commercial Capital, a Delaware corporation, Liberty Island Group I LLC, a Delaware limited liability company, C-III Commercial Mortgage LLC, a Delaware limited liability company, and Basis Real Estate Capital II, LLC, a Delaware limited liability company, are the sponsors of this transaction.  As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued.  As mortgage loan sellers, those entities will sell the mortgage loans to the depositor.  Those entities and their affiliates originated or acquired the mortgage loans.  See “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “The Sponsor” in the accompanying prospectus.

The number and aggregate cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

					% of
		Number			Cut-off
		of	Number of	Aggregate	Date
		Mortgage	Mortgaged	Cut-off Date	Pool
Originator	Mortgage Loan Seller	Loans	Properties	Balance	Balance
Wells Fargo Bank,	Wells Fargo Bank,
National Association	National Association	29	40	$387,422,468	37.0%
Rialto Mortgage Finance,	Rialto Mortgage Finance,
LLC(1)	LLC	20	34	292,101,933	27.9
Principal Commercial	Principal Commercial
Capital(2)	Capital (2)	9	9	153,204,518	14.6
Prudential Mortgage	Liberty Island Group I
Capital Company, LLC	LLC	12	12	118,064,001	11.3
C-III Commercial Mortgage	C-III Commercial Mortgage
LLC or a correspondent(3)	LLC	23	26	84,535,116	8.1
Basis Real Estate Capital	Basis Real Estate Capital
II, LLC	II, LLC	2	3	12,500,000	1.2
Total:		95	124	$1,047,828,035	100.0%

(1)
Rialto Mortgage Finance, LLC co-originated one (1) of its mortgage loans (and the related pari passu companion loan), the Westfield Palm Desert mortgage loan, representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, with Bank of America, N.A.

(2)
Principal Commercial Capital is the lending platform jointly formed by Macquarie US Trading LLC and Principal Real Estate Investors, LLC to originate and securitize commercial mortgage loans. The mortgage loans to be sold by Macquarie US Trading LLC d/b/a Principal Commercial Capital were initially originated by Macquarie Investments US Inc. d/b/a Principal Commercial Capital, which will transfer such mortgage loans to Macquarie US Trading LLC d/b/a Principal Commercial Capital on or prior to the Closing Date.

(3)
C-III Commercial Mortgage LLC acquired the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Shady Bayou, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, from Union Capital Investments, LLC. Union Capital Investments, LLC is an unaffiliated third party originator. In connection with its acquisition of such mortgage loan, C-III Commercial Mortgage LLC re-underwrote such mortgage loan in accordance with its own underwriting standards.

Master Servicer
Wells Fargo Bank, National Association will act as the initial master servicer under the pooling and servicing agreement. Except as described generally under “— Relevant Parties for the Split Loan Structures” below, Wells Fargo Bank, National Association, in that capacity, will be primarily responsible for:

●
servicing and administering, directly or through sub-servicers (including primary servicers), the mortgage loans (other than any non-serviced pari passu mortgage loan) (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out;

	●	making servicing advances with respect to all mortgage loans (other than any non-serviced pari passu mortgage loan); and

	●	making debt service advances with respect to all mortgage loans.

See also “Transaction Parties—The Master Servicer” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

Furthermore, the pari passu mortgage loans and related pari passu companion loans described under “The Trust Fund—Split Loan Structures” below, together comprise loan combinations. See “Description of the Mortgage Pool—General” and “—Split Loan Structures” in this prospectus supplement for more information on the loan combinations.

In addition, (i) the Westfield Palm Desert loan combination will be serviced under, and for the compensation in, the pooling and servicing agreement entered into in connection with the Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21 securitization (the “MSBAM 2015-C21 pooling and servicing agreement”) by KeyBank National Association, as the related master servicer under that pooling and servicing agreement, (ii) the Depot Park loan combination will be serviced under, and for the compensation in, the pooling and servicing agreement entered into in connection with the WFCM 2014-LC18 securitization (the “WFCM 2014-LC18 pooling and servicing agreement”) by Wells Fargo Bank, National Association, as the related master servicer under that pooling and servicing agreement and (iii) the Boca Hamptons Plaza Portfolio loan combination will be serviced under, and for the compensation in, the pooling and servicing agreement entered into in connection with the CGCMT 2015-GC27 securitization

(the “CGCMT 2015-GC27 pooling and servicing agreement”) by Wells Fargo Bank, National Association, as the related master servicer under that pooling and servicing agreement.

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company, will act as the initial special servicer under the pooling and servicing agreement. The principal servicing office of Rialto Capital Advisors, LLC is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. Rialto Capital Advisors, LLC, in its capacity as special servicer, will be responsible for servicing each mortgage loan (other than any non-serviced pari passu mortgage loan) following the occurrence of one or more specified events that cause that mortgage loan to become a specially serviced mortgage loan and (prior to the occurrence of any such event) with respect to specific servicing actions that require the consent of and/or processing by the special servicer. Rialto Capital Advisors, LLC was selected to be the special servicer at the request of Rialto CMBS V, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC, which (i) is anticipated to purchase the Class F and G certificates on the closing date, (ii) may purchase the Class E, X-E, X-F and X-G certificates on the closing date and (iii) is expected to become the initial majority subordinate certificateholder and be appointed as the initial subordinate class representative.

The Westfield Palm Desert loan combination will be specially serviced (if necessary) under, and for the compensation in, the MSBAM 2015-C21 pooling and servicing agreement by LNR Partners, LLC, a Florida limited liability company, as the related special servicer under that pooling and servicing agreement.

The Depot Park loan combination will be specially serviced (if necessary) under, and for the compensation in, the WFCM 2014-LC18 pooling and servicing agreement by Rialto Capital Advisors, LLC, as the related special servicer under that pooling and servicing agreement.

The Boca Hamptons Plaza Portfolio loan combination will be specially serviced (if necessary) under, and for the compensation in, the CGCMT 2015-GC27 pooling and servicing agreement by Midland Loan Services, a Division of PNC Bank, National Association, as the related special servicer under that pooling and servicing agreement.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund”, “Transaction Parties—The Special Servicer”, “—Affiliations and Certain Relationships Among Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Additional Primary Servicers
Prudential Asset Resources, Inc., a Delaware corporation, a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC, will act as primary servicer and perform most servicing duties of the master servicer, other than making advances, with respect to all of the mortgage loans sold to the depositor by Liberty Island Group I LLC. Liberty Island Group I LLC is partially owned by Prudential Mortgage Capital Company, LLC.

Principal Global Investors, LLC, a Delaware limited liability company, will act as primary servicer and perform most servicing duties of the master servicer, other than making advances, with respect to all of the mortgage loans sold to the depositor by Macquarie US Trading LLC d/b/a Principal Commercial Capital.

See “Transaction Parties—Additional Primary Servicers” in this prospectus supplement. The master servicer will pay the fees of the primary servicers.

Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association will act as certificate administrator, tax administrator, certificate registrar and custodian under the pooling and servicing agreement. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis 55479-0113. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties. See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

Trustee
Wilmington Trust, National Association, a national banking association, will act as trustee of the trust fund. The corporate trust offices of the trustee are located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2015-C27. In its capacity as trustee, Wilmington Trust, National Association will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations and will become the holder of each mortgage loan upon its transfer to the trust fund. The trustee will also be the mortgagee of record and the trustee, or a custodian on its behalf, will hold the mortgage file with respect to each mortgage loan, in each case except as otherwise described under “—Relevant Parties for the Split Loan Structures” below with respect to the loan combinations. See “Description of the Mortgage Pool—Split Loan Structures”, “Transaction Parties—The Trustee”, “—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters

Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Underwriters
Wells Fargo Securities, LLC and Barclays Capital Inc. are the underwriters of the offered certificates. Wells Fargo Securities, LLC is acting as lead manager and sole bookrunner for this offering and is acting as sole bookrunning manager with respect to each class of offered certificates. Barclays Capital Inc. is acting as co-manager.

A substantial portion of the net proceeds of this offering (after payment of underwriting compensation and transaction expenses) will be directed to affiliates of Wells Fargo Securities, LLC and Barclays Capital Inc.  See “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement.

Trust Advisor
Trimont Real Estate Advisors, Inc., a Georgia corporation, will act as the initial trust advisor under the pooling and servicing agreement with respect to all of the mortgage loans (other than the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan). Some of the rights and duties of the trust advisor will be as follows:

●
The trust advisor will perform certain review duties on a platform-level basis that will generally include an annual review (in accordance with the requirements of the pooling and servicing agreement) of, and, if any mortgage loans in the mortgage pool were specially serviced by the special servicer in the preceding calendar year, the preparation of an annual report regarding, certain of the special servicer’s actions pursuant to the pooling and servicing agreement with respect to specially serviced mortgage loans. The review and report generally will be based on: (a) during a subordinate control period, each final asset status report delivered to the trust advisor by the special servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer, (c) during a senior consultation period, in addition to the foregoing, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform-level basis in light of the special servicer’s obligations and the servicing standard, and (d) during any control or consultation period (as described in clauses (a) – (c) above), such other additional limited non-privileged information and documentation provided by the special servicer to the trust advisor that is required or permitted to be delivered to the trust advisor under the pooling and servicing agreement. The special servicer will be entitled to review and provide comments on the applicable annual report before its finalization, but the content of any final annual report will nonetheless be determined solely by the trust advisor.

●	During any collective consultation period or senior consultation period, the special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the special servicer. Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer (other than the special servicer with respect to any non-serviced loan combination), in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense. See “Transaction Parties—The Trust Advisor” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Asset Status Reports” and “—The Trust Advisor” in this prospectus supplement.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E certificates and the Class A-S, B and C regular interests has been reduced to zero. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard. The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement.

In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement.

The trust advisor will have certain rights to compensation (other than with respect to any non-serviced pari passu mortgage loan) and indemnification by the trust fund. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this prospectus supplement.

Notwithstanding any contrary provision described above, the trust advisor under the pooling and servicing agreement for this transaction will have no rights or duties in connection with the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan or the Boca Hamptons Plaza Portfolio mortgage loan. In that regard, each of the MSBAM 2015-C21 pooling and servicing agreement, the WFCM 2014-LC18 pooling and servicing agreement and the CGCMT 2015-GC27 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including the Westfield Palm Desert loan combination, the Depot Park loan combination and the Boca Hamptons Plaza Portfolio loan combination, respectively) under the subject agreement that are substantially similar in all material respects (but not necessarily identical) to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

Majority Subordinate
Certificateholder
The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the Class F and G certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a collective consultation period, the most subordinate class among the Class F and G certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion during certain periods of time. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement. During any subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer with respect to the applicable mortgage loans. It will be a condition to such appointment that (i) the hired rating agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates issued pursuant to the pooling and servicing agreement, (ii) any such successor satisfies the requirements of a qualified replacement special servicer as further described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement and (iii) the successor special servicer delivers to the depositor any information regarding itself in its role as successor special servicer required in connection with a filing on Form 8-K in relation to such replacement. If the depositor fails to file any required notices on Form 8-K related to such replacement in a timely manner, such replacement will be void ab initio. It is anticipated that Rialto CMBS V, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage

Finance, LLC) (i) will purchase the Class F and G certificates on the closing date, (ii) may purchase the Class E, X-E, X-F and X-G certificates on the closing date and (iii) will become the initial majority subordinate certificateholder and be appointed as the initial subordinate class representative. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the Class F certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, trustee, certificate administrator, master servicer, special servicer and trust advisor. Any such waiver will remain effective with respect to such holder and such class until such time as the majority subordinate certificateholder has sold or transferred a majority of the Class F certificates to an unaffiliated third party or third parties. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described herein without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative. No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class F certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

●	a senior consultation period will be in effect; and

●
the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding that a subordinate control period or collective consultation period is or would otherwise then be in effect).

Notwithstanding any contrary provision described above, the majority subordinate certificateholder will have no rights in connection with Westfield Palm Desert mortgage loan or the Depot Park mortgage loan, other than (i) certain limited consultation rights with respect to actions of the applicable special servicer as set forth in the related intercreditor agreement and described in this prospectus supplement and (ii) the right to direct the termination of the special servicer with respect to the related loan combination if a servicer termination event (as defined under the related other pooling and servicing agreement) on the part of the special servicer occurs that affects this securitization. The related intercreditor agreement and/or the MSBAM 2015-C21 pooling and servicing agreement or the WFCM 2014-LC18 pooling and servicing agreement, as applicable, grants substantially similar (but not necessarily identical) rights, in all material respects, to those granted to the majority subordinate certificateholder under the pooling and servicing agreement for this transaction to the majority holders of a designated controlling class of MSBAM 2015-C21 certificates or their representative or the WFCM 2014-LC18 certificates or their representative, as applicable, subject to any limitations imposed by the MSBAM 2015-C21 pooling and servicing agreement or the WFCM 2014-LC18 pooling and servicing agreement, as applicable, or the related intercreditor agreement.

Subordinate Class
Representative
The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this prospectus supplement. Subject to certain limitations described herein, this right may be exercised at any time and from time to time. If at any time the majority subordinate certificateholder has not appointed a subordinate class representative (unless the majority subordinate class representative has expressly waived its right to act as or appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder), then the majority subordinate certificateholder will be deemed to be the subordinate class representative. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

The subordinate class representative generally will be—

●	during a subordinate control period, entitled to direct the special servicer with respect to various special servicing matters, and replace the special servicer with or without cause; and

●	during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various special servicing matters.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

Subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than holders of the Class F and G certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Boca Hamptons Plaza Portfolio, which also secures one related pari passu companion loan, the subordinate class representative’s consent and/or consultation rights with respect thereto will be subject to the non-binding consultation rights of the holders of the related pari passu companion loan, as provided for in the related intercreditor agreement and as described in this prospectus supplement. See “Description of the Mortgage Pool—Split Loan Structures—Boca Hamptons Plaza Portfolio Loan Combination”.

Notwithstanding any contrary provision described above, the subordinate class representative will have no rights in connection with the Westfield Palm Desert mortgage loan or the Depot Park mortgage loan, other than certain limited consultation rights with respect to actions of the applicable special servicer, as set forth in the related intercreditor agreement and described in this prospectus supplement. The related intercreditor agreement and/or the MSBAM 2015-C21 pooling and servicing agreement or the WFCM 2014-LC18 pooling and servicing agreement, as applicable, grants rights substantially similar in all material respects (but not necessarily identical) to those granted to the subordinate class representative under the pooling and servicing agreement for this transaction, to the holders of a designated class or group of certificates issued in connection with, or other party associated with, that other securitization or the representative of those holders or that other party, as the case may be.

See “—Relevant Parties for the Split Loan Structures” below.

Relevant Parties
for the Split
Loan Structures
The mortgaged properties identified on Annex A-1 to this prospectus supplement as Westfield Palm Desert, Depot Park and Boca Hamptons Plaza Portfolio each secure both a mortgage loan and one related pari passu companion loan. Each of those mortgage loans and the related pari passu companion loans are collectively referred to as a “loan combination”. Each of those mortgage loans are sometimes referred to as “pari passu mortgage loans”.

Each of the Westfield Palm Desert Loan combination, the Depot Park loan combination and the Boca Hamptons Plaza Portfolio loan combination is sometimes referred to herein as a “non-serviced loan combination”. Each of the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan, the Boca Hamptons Plaza Portfolio mortgage loan and its respective related companion loan, is sometimes referred to herein as a “non-serviced pari passu mortgage loan” or a “non-serviced pari passu companion loan”.

The Westfield Palm Desert Loan combination will be serviced under the MSBAM 2015-C21 pooling and servicing agreement, subject to the related intercreditor agreement, as follows:

●
The master servicer under the MSBAM 2015-C21 securitization (the “MSBAM 2015-C21 master servicer”), which is KeyBank National Association, will be primarily responsible for the primary servicing and administering, directly or through sub-servicers, of the Westfield Palm Desert loan combination when such loan combination is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination. The master servicer under the pooling and servicing agreement for this transaction will be primarily responsible for making debt service advances with respect to the related mortgage loan for the indirect benefit of the certificateholders under the pooling and servicing agreement for this transaction. The MSBAM 2015-C21 master servicer will be primarily responsible for making debt service advances with respect to the related pari passu companion loan for the indirect benefit of the certificateholders under the MSBAM 2015-C21 securitization.

●
The special servicer under the MSBAM 2015-C21 securitization (the “MSBAM 2015-C21 special servicer”), which is LNR Partners, LLC, will be responsible for servicing the Westfield Palm Desert loan combination, following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

●
The trustee of the MSBAM 2015-C21 securitization (the “MSBAM 2015-C21 trustee”), which is Wells Fargo Bank, National Association, will be primarily responsible for back-up advancing if the MSBAM 2015-C21 master servicer fails to perform its obligations to make servicing advances with respect to the Depot Park loan combination and will be the mortgagee of record with respect to such loan combination.

●
The MSBAM 2015-C21 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including each related loan combination) under that agreement that are similar, but not necessarily identical, to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

●
The MSBAM 2015-C21 pooling and servicing agreement grants to a designated majority subordinate certificateholder and a designated subordinate class representative various rights in connection with the servicing and administration of loans (including the Westfield Palm Desert loan combination) under that agreement that are similar, but not identical, to those granted to the majority subordinate certificateholder and/or subordinate class representative, as applicable, under the pooling and servicing agreement for this transaction.

●
The custodian under the MSBAM 2015-C21 pooling and servicing agreement will be responsible for maintaining custody of the mortgage loan documents for the related loan combination serviced thereunder (other than the related promissory note(s) evidencing the related mortgage loan, which will be delivered by the related mortgage loan seller to the custodian under the pooling and servicing agreement for this transaction).

The Depot Park loan combination will be serviced under the WFCM 2014-LC18 pooling and servicing agreement, subject to the related intercreditor agreement, as follows:

●
The applicable master servicer under the WFCM 2014-LC18 securitization (the “WFCM 2014-LC18 master servicer”), which is Wells Fargo Bank, National Association, will be primarily responsible for the primary servicing and administering, directly or through sub-servicers, of the Depot Park loan combination when such loan combination is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination. The master servicer under the pooling and servicing agreement for this transaction will be primarily responsible for making debt service advances with respect to the related mortgage loan for the indirect benefit of the certificateholders under the pooling and servicing agreement for this transaction. The WFCM 2014-LC18 master servicer will be primarily responsible for making debt service advances with respect to the related pari passu companion loan for the indirect benefit of the certificateholders under the WFCM 2014-LC18 securitization.

●
The special servicer under the WFCM 2014-LC18 securitization (the “WFCM 2014-LC18 special servicer”), which is Rialto Capital Advisors, LLC, will be responsible for servicing the Depot Park loan combination, following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

●
The trustee of the WFCM 2014-LC18 securitization (the “WFCM 2014-LC18 trustee”), which is Wilmington Trust, National Association, will be primarily responsible for back-up advancing if the WFCM 2014-LC18 master servicer fails to perform its obligations to make servicing advances with respect to the Depot Park loan combination and will be the mortgagee of record with respect to such loan combination.

●
The WFCM 2014-LC18 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including each related loan combination) under that agreement that are similar, but not necessarily identical, to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

●
The WFCM 2014-LC18 pooling and servicing agreement grants to a designated majority subordinate certificateholder and a designated subordinate class representative various rights in connection with the servicing and administration of loans (including the Depot Park loan combination) under that agreement that are similar, but not identical, to those granted to the majority subordinate certificateholder and/or subordinate class representative, as applicable, under the pooling and servicing agreement for this transaction.

●
The custodian under the WFCM 2014-LC18 pooling and servicing agreement will be responsible for maintaining custody of the mortgage loan documents for the related loan combination serviced thereunder (other than the related promissory note(s) evidencing the related mortgage loan, which will be delivered by the related mortgage loan seller to the custodian under the pooling and servicing agreement for this transaction).

The Boca Hamptons Plaza Portfolio loan combination will be serviced under the CGCMT 2015-GC27 pooling and servicing agreement, subject to the related intercreditor agreement, as follows:

●
The master servicer under the CGCMT 2015-GC27 securitization (the “CGCMT 2015-GC27 master servicer”), which is Wells Fargo Bank, National Association, will be primarily responsible for the primary servicing and administering, directly or through sub-servicers, of the Boca Hamptons Plaza Portfolio loan combination when such loan combination is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination. The master servicer under the pooling and servicing agreement for this transaction will be primarily responsible for making debt service advances with respect to the related mortgage loan for the indirect benefit of the certificateholders under the pooling and servicing agreement for this transaction.  The CGCMT 2015-GC27 master servicer will be primarily responsible for making debt service advances with respect to the related pari passu companion loan for the indirect benefit of the certificateholders under the CGCMT 2015-GC27 securitization.

●
The special servicer under the CGCMT 2015-GC27 securitization (the “CGCMT 2015-GC27 special servicer”), which is Midland Loan Services, a Division of PNC Bank, National Association, will be responsible for servicing the Boca Hamptons Plaza Portfolio loan combination, following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

●	The trustee of the CGCMT 2015-GC27 securitization (the “CGCMT 2015-GC27 trustee”), which is Deutsche Bank

Trust Company Americas, will be primarily responsible for back-up advancing if the CGCMT 2015-GC27 master servicer fails to perform its obligations to make servicing advances with respect to the Boca Hamptons Plaza Portfolio loan combination and will be the mortgagee of record with respect to such loan combination.

●
The CGCMT 2015-GC27 pooling and servicing agreement provides for an operating advisor with rights and duties in connection with the servicing and administration of loans (including each related loan combination) under that agreement that are similar, but not necessarily identical, to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

●
The CGCMT 2015-GC27 pooling and servicing agreement acknowledges that the subordinate class representative for this transaction has consent and consultation rights over servicing matters and the right to replace the special servicer with respect to the Boca Hamptons Plaza Portfolio loan combination.

●
The custodian under the CGCMT 2015-GC27 pooling and servicing agreement will be responsible for maintaining custody of the mortgage loan documents for the related loan combination serviced thereunder (other than the related promissory note(s) evidencing the related mortgage loan, which will be delivered by the related mortgage loan seller to the custodian under the pooling and servicing agreement for this transaction).

See “Risk Factors—Other Risks—Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties,” “Description of the Mortgage Pool—Split Loan Structures”, “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

Affiliations and Certain
Relationships Among
Certain Transaction
Parties
Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is the trustee, the certificate administrator and the custodian under the MSBAM 2015-C21 pooling and servicing agreement which will govern the servicing of the Westfield Palm Desert mortgage loan; Wells Fargo Bank, National Association is a master servicer, the certificate administrator, the custodian, the tax administrator and the certificate registrar under the WFCM 2014-LC18 pooling and servicing agreement which governs the servicing of the Depot Park mortgage loan; and Wells Fargo Bank, National Association is the master servicer under the CGCMT 2015-GC27 pooling and servicing agreement which governs the servicing of the Boca Hamptons Plaza Portfolio mortgage loan. See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Rialto Mortgage Finance, LLC, Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage Finance, LLC, Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, as applicable.  Some or all of the respective mortgage loans that each of Rialto Mortgage Finance, LLC, Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facility such mortgage loan seller or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association, and proceeds received by Rialto Mortgage Finance, LLC, Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through a wholly-owned subsidiary or other applicable affiliate, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, each of Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, or, in certain cases, a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all or substantially all of the mortgage loans that each of Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, will transfer to the depositor.  Those hedging arrangements will terminate in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, also holds a less than 10% indirect equity interest in C-III Commercial Mortgage LLC.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Rialto Mortgage Finance, LLC, Macquarie US Trading LLC d/b/a Principal Commercial Capital, Liberty Island Group I LLC, C-III

Commercial Mortgage LLC and Basis Real Estate Capital II, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC and such affiliates (subject, in some cases, to the repurchase facility described above in this section), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, and Rialto Capital Advisors, LLC, the special servicer for this transaction and the special servicer under the WFCM 2014-LC18 pooling and servicing agreement, which governs the servicing of the Depot Park loan combination, are affiliated with each other.  Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of (1) the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFCM 2014-LC18 pooling and servicing agreement and (2) the entity that (a) is anticipated to purchase the Class F and G certificates on the closing date, (b) may purchase the Class E, X-E, X-F and X-G certificates on the closing date, (c) is expected to become the initial majority subordinate certificateholder and (d) is expected to be appointed as the initial subordinate class representative.

The initial subordinate class representative (which is expected to be Rialto CMBS V, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC), acting on behalf of the directing holder with respect to the Boca Hamptons Plaza Portfolio mortgage loan, intends to appoint Rialto Capital Advisors, LLC to replace Midland Loan Services, a Division of PNC Bank, National Association, as the special servicer for the Boca Hamptons Plaza Portfolio loan combination, as soon as practicable after the closing of this securitization transaction.

In addition, Rialto Capital Advisors, LLC is the servicer of a mezzanine loan secured by direct or indirect equity interests in the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Capital Penn Self Storage Portfolio, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which mezzanine loan is described under “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—Capital Penn Self Storage Portfolio” in Annex A-3 to this prospectus supplement, which mezzanine loan is currently held by RMezz Capital SS, LLC, an affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC.

Pursuant to an interim servicing agreement between Principal Global Investors, LLC and Macquarie Investments US Inc. d/b/a Principal Commercial Capital (and certain of its affiliates), Principal Global Investors, LLC acts from time to time as primary servicer with respect to mortgage loans owned by Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie US Trading LLC d/b/a Principal Commercial Capital (or certain of its affiliates), including, prior to their inclusion in the trust fund, all of the mortgage loans that Macquarie US Trading LLC d/b/a Principal Commercial Capital will transfer to the depositor.

Liberty Island Group I LLC, a sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor.  Prudential Asset Resources, Inc., the primary servicer of certain of those mortgage loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC.  Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in each case to primary service certain of Liberty Island Group I LLC’s mortgage loans prior to securitization.  See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above in this section) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Basis Real Estate Capital II, LLC will transfer to the depositor.

Wells Fargo Bank, National Association, the master servicer, is expected to enter into (1) a primary servicing agreement with Prudential Asset Resources, Inc., an affiliate of Liberty Island Group I LLC, pursuant to which Prudential Asset Resources, Inc. will be required to perform certain of the primary servicing duties with respect to all of the mortgage loans that Liberty Island Group I LLC will transfer to the depositor and (2) a primary servicing agreement with Principal Global Investors, LLC, pursuant to which Principal Global Investors, LLC will be required to perform certain of the primary servicing duties with respect to all of the mortgage loans that Macquarie US Trading LLC d/b/a Principal Commercial Capital will transfer to the depositor.

In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—

Subordinate and/or Other Financing”, “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Summaries of the Fifteen Largest Mortgage Loans—Capital Penn Self Storage Portfolio” in this prospectus supplement.

Wilmington Trust, National Association, the trustee under this securitization, is also the trustee under the WFCM 2014-LC18 pooling and servicing agreement which governs the servicing of the Depot Park loan combination.

The roles and relationships described above may give rise to conflicts of interest.  See “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates”, “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and see “The Depositor” and “The Sponsor” in the accompanying prospectus.

Significant Dates and Periods

Cut-off Date
The mortgage loans will be considered part of the trust fund as of their respective cut-off dates.  The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in March 2015 (or, in the case of any mortgage loan that has its first due date in April 2015, the date that would have been its due date in March 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	The date of initial issuance for the certificates will be on or about March 12, 2015.

Determination Date
The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day, commencing in April 2015.  The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date
Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in April 2015.  The first distribution date is anticipated to be April 17, 2015.

Record Date
The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as may otherwise be described in this prospectus supplement with respect to final distributions.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Georgia, Maryland,

Minnesota, New York, North Carolina, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period
Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period.  In general, each collection period—

	●	will relate to a particular distribution date,

	●	will be approximately one calendar month long,

	●	will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

●
will end at the close of business on the determination date immediately preceding the related distribution date (or, in the case of any non-serviced pari passu mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Interest Accrual Period
The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.  Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Assumed Final
Distribution Dates
Set forth in the table below is the month and year of the distribution date on which each class of offered certificates is expected to be paid in full, based upon structuring assumptions which include, without limitation, assuming 0% CPR and no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the cut-off date.  See the definition of structuring assumptions in Annex B to this prospectus supplement.  The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

		Class	Assumed Final Distribution Date*
		Class A-1	February 2020
		Class A-2	February 2020
		Class A-3	February 2022
		Class A-4	January 2025
		Class A-5	February 2025
		Class A-SB	December 2024
		Class A-S	March 2025
		Class X-A	NAP
		Class X-B	NAP
		Class B	March 2025
		Class C	March 2025
		Class PEX	March 2025

	*	Calculated based on a 0% CPR and the “structuring assumptions” described in Annex B to this prospectus supplement.
Rated Final
Distribution Date	As to each class of offered certificates, the distribution date in February 2048. See “Ratings” in this prospectus supplement.

Control and Consultation
Periods
The rights of various parties to replace the special servicer, and approve or consult with respect to certain material actions of the special servicer, will vary according to defined periods and other provisions, as summarized below.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

●
Subordinate Control Period.  Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the second succeeding bullet, a “subordinate control period” will exist when the Class F certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance.  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause.  The trust advisor will not have approval rights and generally will have no right to consult with respect to actions of the special servicer during a subordinate control period.

●
Collective Consultation Period.  Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the succeeding bullet, a “collective consultation period” will exist when the Class F certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25%

or more of its initial principal balance. In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative and the trust advisor in connection with asset status reports and material special servicing actions with respect to the mortgage loans. The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

●
Senior Consultation Period.  A “senior consultation period” will exist when either (i) the Class F certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then-outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.  In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions.  During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

With respect to the mortgaged properties identified on Annex A-1 to this prospectus supplement as Boca Hamptons Plaza Portfolio, which also secure one pari passu companion loan, the subordinate class representative in this transaction will be the directing holder of the Boca Hamptons Plaza Portfolio loan combination and, pursuant to the related intercreditor agreement and the CGCMT 2015-GC27 pooling and servicing agreement, will have consent and consultation rights substantially similar to those described above.  In addition, the holder of the related companion loan or its representatives will have the right to be consulted on a non-binding basis with respect to various major decisions.  See “Description of the Mortgage Pool—Split Loan Structures—Boca Hamptons Plaza Portfolio Loan Combination”.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than a majority of the appraisal-reduced voting rights of all principal balance certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

Notwithstanding any contrary provision described above:

●
The existence of a subordinate control period, collective consultation period or senior consultation period under the pooling and servicing agreement for this transaction will not limit the control and consultation rights of the holder of the Westfield Palm Desert pari passu companion loan, the Depot Park pari passu companion loan or the consultation rights of the Boca Hamptons Plaza Portfolio pari passu companion loan as described in this prospectus supplement.

●
The trust advisor under the pooling and servicing agreement will have no right or duty to consult with respect to any matter with respect to the Westfield Palm Desert loan combination, the Depot Park loan combination or the Boca Hamptons Plaza Portfolio loan combination.

●
The MSBAM 2015-C21 pooling and servicing agreement and the WFCM 2014-LC18 pooling and servicing agreement each set forth time periods and corresponding relative rights of the related subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders in connection with the servicing and administration of loans serviced under such pooling and servicing agreement that are substantially similar in all material respects (but not necessarily identical) to the time periods and corresponding relative rights of the subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders under the pooling and servicing agreement for this transaction, as generally described in this prospectus supplement (including, without limitation, with respect to the MSBAM 2015-C21 pooling and servicing agreement, the Westfield Palm Desert loan combination and, with respect to the WFCM 2014-LC18 pooling and servicing agreement, the Depot Park loan combination, the conditions under which the related special servicer may be removed with respect to such loan combination by the certificateholders with respect to such transaction or otherwise).  The relevant time periods under the pooling and servicing agreement for this transaction are, and the relevant time periods under the MSBAM 2015-C21 pooling and servicing agreement and the WFCM 2014-LC18 pooling and servicing agreement are, defined by reference to the loans held (whether or not serviced) by the trust fund established and the securities issued under that agreement.  The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one pooling and servicing agreement will not by itself affect the existence or absence of a subordinate control period, collective consultation period or senior consultation period under another pooling and servicing agreement.

●
With respect to the Boca Hamptons Plaza Portfolio loan combination, the CGCMT 2015-GC27 pooling and servicing agreement and the related intercreditor agreement set forth time periods and corresponding relative rights of the trust advisor under the CGCMT 2015-GC27 pooling and servicing agreement in connection with the servicing and administration of the Boca Hamptons Plaza Portfolio loan combination which are substantially similar in all material respects (but not necessarily identical) to the time periods and corresponding relative rights of the trust advisor under the pooling and servicing agreement for this transaction, as generally described in this prospectus supplement (including, without limitation, the conditions under which the related special servicer may be removed with respect to such loan combination by the certificateholders with respect to such transaction).  The time periods of the subordinate class representative and the majority subordinate certificateholder are set forth in the pooling and servicing agreement for this securitization.  The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one pooling and servicing agreement will not by itself affect the existence or absence of a subordinate control period, collective consultation period or senior consultation period under another pooling and servicing agreement.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

The Trust Fund

Creation of the Trust Fund
We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers.  Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A. General Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans, please note that—

● All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans as a whole is provided on an approximate basis.

●
All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances.  We will transfer the principal balance as of the cut-off date for each of the mortgage loans to the trust fund.

●
In presenting the principal balances of the mortgage loans as of the cut-off date, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from March 1, 2015 up to and including the cut-off date.

●
In the case of the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, with respect to each of which the related mortgaged property also secures one pari passu companion loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or unit, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related pari passu companion loan(s).

●	None of the mortgage loans will be cross-collateralized or cross-defaulted with other mortgage loans in the trust fund.

●
None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this prospectus supplement with respect to the mortgage loans respectively secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Westfield Palm Desert, Depot Park and Boca Hamptons Plaza Portfolio, each of which also secures one related pari passu companion loan that is not included in the trust fund.

●
The information in this prospectus supplement for mortgage loans secured by more than one mortgaged property is generally based on allocated loan amounts as stated on Annex A-1 when information is presented relating to mortgaged properties and not mortgage loans.

●
Except as otherwise specifically stated, the loan-to-value ratio, debt service coverage ratio, debt yield and loan per net rentable square foot or unit statistics with respect to each mortgage loan are calculated and presented without regard to any indebtedness other than the mortgage loan, whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

B. General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

	Cut-off date pool balance	$1,047,828,035
	Number of mortgage loans	95
	Number of mortgaged properties	124
	Percentage of multi-property mortgage loans	16.1%
	Largest cut-off date principal balance	$62,500,000
	Smallest cut-off date principal balance	$1,092,718
	Average cut-off date principal balance	$11,029,769
	Highest mortgage interest rate	5.220%
	Lowest mortgage interest rate	3.840%
	Weighted average mortgage interest rate	4.321%
	Longest original term to maturity	120 months
	Shortest original term to maturity	60 months
	Weighted average original term to maturity	118 months
	Longest remaining term to maturity	120 months
	Shortest remaining term to maturity	59 months
	Weighted average remaining term to maturity	117 months
	Highest debt service coverage ratio, based on underwritten net cash flow(1)(2)	2.61x
	Lowest debt service coverage ratio, based on underwritten net cash flow(1)(2)	1.26x
	Weighted average debt service coverage ratio, based on underwritten net cash flow(1)(2)	1.67x
	Highest cut-off date loan-to-value ratio(1)(2)	75.4%
	Lowest cut-off date loan-to-value ratio(1)(2)	43.7%
	Weighted average cut-off date loan-to-value ratio(1)(2)	67.3%
	Highest maturity date loan-to-value ratio (1)(2)	68.8%
	Lowest maturity date loan-to-value ratio (1)(2)	34.6%
	Weighted average maturity date loan-to-value ratio (1)(2)	57.8%
	Highest underwritten NOI debt yield ratio(1)(2)	13.5%
	Lowest underwritten NOI debt yield ratio(1)(2)	7.8%
	Weighted average underwritten NOI debt yield ratio(1)(2)	10.5%
	Highest underwritten NCF debt yield ratio(1)(2)	13.4%
	Lowest underwritten NCF debt yield ratio(1)(2)	7.4%
	Weighted average underwritten NCF debt yield ratio(1)(2)	9.6%

	(1)
In the case of each of the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, with respect to each of which the related mortgaged property also secures one or more pari passu companion loans, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this prospectus supplement in a manner that takes account of that mortgage loan and its related pari passu companion loan(s).  Other than as noted, the debt service coverage ratio, loan-to-value ratio and debt yield information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan not in combination with the other indebtedness.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” and “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related subordinate secured indebtedness or mezzanine indebtedness outstanding or that may be permitted in the future.  For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.

(2)
See Annex B to this prospectus supplement, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yield ratios that are presented in this prospectus supplement, including (in some cases) taking into account reserves in such calculations and/or using an “as-stabilized” value, “as-renovated” value or “as-completed” value for the related mortgaged property in determining loan-to-value ratio.

C. Split Loan Structures
The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Westfield Palm Desert, Depot Park and Boca Hamptons Plaza Portfolio, representing approximately 6.0%, 2.1% and 1.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of split loan structures for which the same mortgage instrument also secures one or more notes that are pari passu in right of payment with the respective mortgage loan and will not be included in the trust fund.

For convenience of reference, we refer to those mortgage loans and their related companion loans as the “split loan structures” or “loan combinations”.

The table below shows certain information with respect to the split loan structures:

Split Loan Structures

Mortgage Loan	Mortgage Loan Cut-off Date Loan Balance	Mortgage Loan as a % of Cut-off Date Pool Balance	Pari Passu Companion Loan(s) Balance as of Cut-off Date	Total Mortgage Debt Balance as of Cut-off Date
Westfield Palm Desert	$62,500,000	6.0%	$62,500,000	$125,000,000
Depot Park	$21,600,000	2.1%	$24,000,000	$45,600,000
Boca Hamptons Plaza Portfolio	$18,000,000	1.7%	$8,000,000	$26,000,000

	For more information regarding each split loan structure, see “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

D. Property Types
The table below shows the number of mortgaged properties operated primarily for each indicated purpose, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by each such property type:

	Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	Retail	25	$247,391,262	23.6%
	Hospitality	15	225,902,753	21.6
	Office	12	211,198,396	20.2
	Self Storage	35	154,250,129	14.7
	Multifamily	20	126,063,730	12.0
	Industrial	7	38,446,154	3.7
	Mixed Use	6	31,297,137	3.0
	Manufactured Housing Community	4	13,278,474	1.3
	Total:	124	$1,047,828,035	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A-1 to this prospectus supplement.

E. State Concentrations	The table below shows the states in which the mortgaged properties are located:

	State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	California	10	$174,288,088	16.6%
	Florida	17	136,444,441	13.0
	North Carolina	4	94,166,356	9.0
	Ohio	7	88,545,642	8.5
	Other(2)	86	554,383,508	52.9
	Total:	124	$1,047,828,035	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A-1 to this prospectus supplement.

	(2)		Includes 26 other states.

F. Encumbered and
Other Interests
The table below shows the number of, the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by mortgaged properties for which the encumbered interest is as indicated:

	Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut- off Date Pool Balance(1)
	Fee	122	$998,515,794	95.3%
	Fee & Leasehold	2	49,312,241	4.7
	Total:	124	$1,047,828,035	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A-1 to this prospectus supplement.

G. Amortization
Characteristics	The table below shows the amortization characteristics of the mortgage loans:

	Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
	Interest-only, Amortizing Balloon	49	$626,965,650	59.8%
	Amortizing Balloon	43	325,012,385	31.0
	Interest-only, Balloon	3	95,850,000	9.1
	Total:	95	$1,047,828,035	100.0%

H. Prepayment Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

	Prepayment Restriction(1)(2)(3)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
	Lock-out/Defeasance/Open	67	$740,067,880	70.6%
	Lock-out/Greater of Yield Maintenance or Prepayment Premium/Open	25	219,260,155	20.9
	Lock-out/Defeasance or Greater of Yield Maintenance or Prepayment Premium/Open	3	88,500,000	8.4
	Total:	95	$1,047,828,035	100.0%

	(1)		See Annex A-1 to this prospectus supplement for the type of provision that applies to each mortgage loan and the length of the relevant periods.

	(2)
Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in this prospectus supplement and Annex A-1, including the footnotes thereto, to this prospectus supplement.

(3)
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as City Sports Clubs – Sunnyvale, representing approximately 1.1% of the Cut-off Date Pool Balance, the easement holder for a nitrogen gas pipeline (Air Products and Chemicals, Inc.) along the rear property line has the right at any time to pay-off and discharge any mortgage or other lien affecting the mortgaged property. The easement is silent whether that pay-off would be at par or would include other prepayment-related charges. The loan documents provide that the borrower and guarantors (David B. Dollinger and the Dollinger Living Trust) are personally liable for an amount equal to the difference between the total amount owed by borrower as if borrower had made a prepayment and the amount actually paid by the easement holder.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
1-3	23	$93,492,397	8.9%
4-6	58	769,492,431	73.4
7-13	14	184,843,207	17.6
Total:	95	$1,047,828,035	100.0%

I. Other Mortgage Loan
Features	As of the cut-off date, the mortgage loans had the following characteristics:

●	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

●
Eight (8) groups of mortgage loans, representing approximately 9.4%, 6.2%, 3.9%, 2.6%, 2.5%, 2.5%, 2.4% and 1.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” and Annex A-1 to this prospectus supplement.

●
Nine (9) mortgaged properties, securing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant. See Annex A-1 to this prospectus supplement and the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

●
The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of the default interest rate following a default, and (ii) changes resulting from any other provisions that are described in the footnotes to Annex A-1 in this prospectus supplement.

	●	No mortgage loan permits negative amortization or the deferral of accrued interest.

J. Removal of Loans from
the Mortgage Pool	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

K. Seller Repurchase and
Substitution
Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it. Those representations and warranties are set forth in Annex C-1 and will be subject to the exceptions set forth in Annex C-2. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this prospectus supplement, then that mortgage loan seller (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC, or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund, substitute the affected mortgage loan with another mortgage loan or make a loss of value payment based on such defect or breach. Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loans together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances). In addition, no late charges or default interest will be paid. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Representations and Warranties; Repurchases” in the accompanying prospectus.

L. Sale of Defaulted
Mortgage Loans
Subject to the discussion set forth below with respect to the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis. In the event the special servicer sells a specially serviced mortgage loan or REO property, the special servicer is generally required to accept the highest offer received from any person as described more fully in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Notwithstanding any contrary provision described above, with respect to the Westfield Palm Desert mortgage loan, the MSBAM 2015-C21 pooling and servicing agreement, with respect to the Depot Park mortgage loan, the WFCM 2014-LC18 pooling and servicing agreement and with respect to the Boca Hamptons Plaza Portfolio mortgage loan, the CGCMT 2015-GC27 pooling and servicing agreement authorizes the applicable special servicer under the applicable pooling and servicing agreement to offer to sell (or offer to purchase) for cash such loan combination if the loan combination is a specially serviced mortgage loan and such other special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, and such a sale would be in the best economic interest of the related trust (as the holder of the related pari passu companion loan) and the trust fund for this transaction collectively, on a net present value basis. In connection with any such loan sale, the special servicer under the applicable pooling and servicing agreement will be required to sell both the mortgage loan and its related pari passu companion loan together as a whole loan.

M. Defaulted Loan Purchase
Options
Pursuant to the related intercreditor agreement, the holders of any mezzanine loan incurred by the owners of a borrower generally have an option to purchase the related mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances). The purchase price will generally not include any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid in connection with any purchase described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Description of the Offered Certificates

General
The trust will issue 20 classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $1,047,828,035. We are offering the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates by this prospectus supplement. The trust will also issue the Class X-E, X-F, X-G, D, E, F, G and R certificates, which are not offered hereby.

Certificate Principal
Balances
The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and PEX certificates will each have principal balances. When referring to the principal balance certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D, E, F and G certificates. The Class X-A, X-B, X-E, X-F and X-G certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class X-A certificates will have a notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest outstanding from time to time, the Class X-B certificates will have a notional amount equal to the aggregate principal balance of the Class D certificates and the Class B and C regular interests outstanding from time to time, the Class X-E certificates will have a notional amount equal to the principal balance of the Class E certificates outstanding from time to time, the Class X-F certificates will have a notional amount equal to the principal balance of the Class F certificates outstanding from time to time and the Class X-G certificates will have a notional amount equal to the principal balance of the Class G certificates outstanding from time to time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance set forth in the table below:

	Class	Approx. Initial Aggregate Certificate Principal Balance or Notional Amount		Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support(1)
	Class A-1	$50,293,000		4.800%	30.000%
	Class A-2	$7,934,000		0.757%	30.000%
	Class A-3	$36,418,000		3.476%	30.000%
	Class A-4	$240,000,000		22.905%	30.000%
	Class A-5	$309,207,000		29.509%	30.000%
	Class A-SB	$89,627,000		8.554%	30.000%
	Class A-S	$79,897,000	(2)	7.625%	22.375%
	Class X-A	$813,376,000		NAP	NAP
	Class X-B	$158,484,000		NAP	NAP
	Class B	$45,842,000	(2)	4.375%	18.000%
	Class C	$68,109,000	(2)	6.500%	11.500%
	Class PEX	$193,848,000	(2)	NAP	11.500%

	(1)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C certificates and the Class PEX certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $68,109,000.

	(2)
The initial principal balances of the Class A-S, B and C certificates represent the principal balances of such classes without giving effect to any exchange for Class PEX certificates. The initial principal balance of the Class PEX certificates is equal to the aggregate of the initial principal balances of the Class A-S, B and C certificates and represents the maximum principal balance of the Class PEX certificates that could be issued in an exchange.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate initial certificate principal balance, expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses. The level of credit enhancement available to any of the principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

Pass-Through Rates
The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates will each bear interest. When referring to the interest-bearing certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F, X-G, A-S, B, C, PEX, D, E, F and G certificates. Each class of offered certificates (other than the Class PEX certificates) will accrue interest at a pass-through rate. The approximate initial pass-through rates of the offered certificates (other than the Class PEX certificates) are set forth in the following table:

Approx. Initial
Class	Pass-Through Rate
Class A-1	1.7300%
Class A-2	3.0050%
Class A-3	3.3620%
Class A-4	3.1900%
Class A-5	3.4510%
Class A-SB	3.2780%
Class A-S and Class A-S regular interest	3.8360%
Class X-A	1.1518%
Class X-B	0.5003%
Class B and Class B regular interest	4.1390%
Class C and Class C regular interest	3.8940%
Class PEX	NAP

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S and C certificates and the Class A-S and C regular interests, in each case, will be a fixed rate per annum equal to the initial pass-through rate set forth opposite such class in the table or in the related footnotes.  The pass-through rates for the Class B certificates and the Class B regular interest will in each case be a variable rate per annum equal to the lesser of:  (i) a fixed rate per annum equal to the initial pass-through rate set fort opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.

The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D certificates and the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement.

The Class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX certificates.

Exchanging Certificates through Combination and Recombination

If you own exchangeable certificates in an exchange proportion that we describe in this prospectus supplement, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus supplement.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—Risks Related to the Offered Certificates—There Are Risks Relating to the Exchangeable Certificates” in this prospectus supplement.

Distributions
A. General
The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

Distribution Order(1)	Class
1st	A-1, A-2, A-3, A-4, A-5, A-SB,
X-A(2), X-B(2), X-E(2), X-F(2) and
X-G(2)
2nd	Class A-S regular interest
3rd	Class B regular interest
4th	Class C regular interest
5th	Class D certificates
6th	Non-offered certificates (other than
the Class D, X-E, X-F and X-G
certificates)

(1)
With respect to priority 1st, (a) distributions of interest among the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G certificates will be made on a pro rata basis in accordance with their respective interest entitlements and (b) distributions of principal, if and when applicable, generally will be made first to the Class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the Class A-SB planned principal balance identified on Annex G to this prospectus supplement, then sequentially in order of distribution priority as described under “—C. Distributions of Principal” below.

(2)	The Class X-A, X-B, X-E, X-F and X-G certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to (a) the parties to the pooling and servicing agreement for this transaction and (b) with respect to the Westfield Palm Desert loan combination, the parties to the MSBAM 2015-C21 pooling and servicing agreement, with respect to the Depot Park loan combination, the parties to the WFCM 2014-LC18 pooling and servicing agreement and with respect to the Boca Hamptons Plaza Portfolio loan combination, the parties to the CGCMT 2015-GC27 pooling and servicing agreement, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this prospectus supplement and “Description of the Certificates—Distributions” in the accompanying prospectus.

B. Distributions of Interest	Each class of certificates (other than the Class R certificates) and the Class A-S, B and C regular interests will bear interest that will accrue during each interest accrual period based upon:

	●	the pass-through rate for that class and interest accrual period;

	●	the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

●
with respect to the Class A-S, B and C regular interests and each class of certificates (other than the Class R certificates), the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

In addition, the amount of interest otherwise distributable on the Class D and E certificates and the Class B and C regular interests (and, therefore, on the Class B and C certificates and/or the Class PEX certificates, as applicable) on any distribution date may be reduced by certain trust advisor expenses.

On each distribution date, subject to available funds and the allocation and distribution priorities described under

“— A. General” above and, in the case of the Class D and E certificates and the Class B and C regular interests (and, therefore, the Class B and C certificates and/or the Class PEX certificates, as applicable), the allocation of certain trust advisor expenses as described in this prospectus supplement, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this prospectus supplement and “Description of the Certificates—Distributions of Interest on the Certificates” in the accompanying prospectus.

C. Distributions of Principal	Subject to—

	●	available funds,

	●	the distribution priorities described under “— A. General” above,

	●	the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, and

	●	the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below,

the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

No principal will be distributed to the holders of the Class X-A, X-B, X-E, X-F and X-G certificates.

Except as described below, the certificate administrator must make principal distributions in a specified sequential order to ensure that:

●
no distributions of principal will be made on the Class E, F and G certificates until, in the case of each of those classes, the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D certificates, and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX certificates) and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero;

●
no distributions of principal will be made on the Class D certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates, and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX certificates) is reduced to zero;

●
no principal distributions will be made on the Class C regular interest (and, therefore, on the Class C certificates and the Class C component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class PEX and C certificates), and the Class A-S and B regular interests (and, therefore, the Class A-S and B certificates and the Class A-S and B components of the Class PEX certificates) is reduced to zero;

●
no principal distributions will be made on the Class B regular interest (and, therefore, on the Class B certificates and the Class B component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class PEX, C and B certificates), and the Class A-S regular interest (and, therefore, the Class A-S certificates and the Class A-S component of the Class PEX certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-S regular interest (and, therefore, on the Class A-S certificates and the Class A-S component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class PEX, C, B and A-S certificates) is reduced to zero;

●
no principal distributions, other than the distribution of amounts required, if any, to reduce the outstanding principal balance of the Class A-SB certificates to the Class A-SB planned principal balance for the related distribution date as identified on Annex G to this prospectus supplement, will be made on the Class A-SB certificates until the aggregate principal balance of each other class of offered certificates (other than the Class PEX, C, B and A-S certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-5 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the aggregate principal balance of the Class A-1, A-2, A-3, and A-4 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-4 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the aggregate principal balance of the Class A-1, A-2 and A-3 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-3 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the aggregate principal balance of the Class A-1 and A-2 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-2 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the principal balance of the Class A-1 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-1 certificates until the principal balance of the Class A-SB certificates is reduced to the Class A-SB planned principal balance as identified on Annex G to this prospectus supplement; and

●
once the Class A-SB certificates are reduced to the Class A-SB planned principal balance as identified on Annex G to this prospectus supplement, no additional principal distributions will be made on the Class A-SB certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-5 certificates is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class D, E, F and G certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX certificates) may be reduced to zero at a time when the Class A-1, A-2, A-3, A-4, A-5 and/or A-SB certificates remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

●
the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the master servicer or the trustee, as applicable, and

● the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal on the mortgage loans: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status and (3) certain trust advisor expenses and other trust fund expenses.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” in this prospectus supplement and “Description of the Certificates—Distributions of Principal on the Certificates” in the accompanying prospectus.

Fees and Expenses
As described below, certain fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates. Certain of those fees and expenses are described below.

The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred), including any non-serviced pari passu mortgage loan. The master servicing fee for each mortgage loan will accrue at the related master servicing fee rate and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.0279% per annum as of the cut-off date. The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Certain of the mortgage loans will be primary serviced or sub-serviced by primary servicers or sub-servicers, respectively, which will be entitled to a primary servicing fee or sub-servicing fee with respect to each such mortgage loan, including, without limitation, Prudential Asset Resources, Inc. and Principal Global Investors, LLC, each of which will primary service certain mortgage loans. The rate at which the primary servicing fee or sub-servicing fee for each such mortgage loan accrues is included in the master servicing fee rate for each of those mortgage loans.

Other than with respect to the non-serviced pari passu mortgage loans, the special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan, if any, and (2) each mortgage loan, if any, as to which the corresponding mortgaged property has become an REO property. The special servicing fee will accrue for any specially serviced mortgage loan or REO mortgage loan at a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $3,500, for the related month and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicing fee will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than any non-serviced pari passu mortgage loan) and any related REO properties that are on deposit in the collection account from time to time.

The special servicer will generally be entitled to receive a workout fee with respect to each serviced mortgage loan worked out by the special servicer, for so long as that serviced mortgage loan remains a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to each payment of interest, other than default interest, and each payment of principal received on the related mortgage loan for so long as it remains a worked-out mortgage loan.

The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than any non-serviced pari passu mortgage loan) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which any liquidation proceeds, insurance proceeds or condemnation proceeds are received, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan by the related mortgage loan seller from the trust fund or payment of any loss of value payments under the circumstances described below under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.

The certificate administrator will be entitled to a fee for each mortgage loan (including each non-serviced pari passu mortgage loan) and each REO mortgage loan for any distribution date equal to the product of the portion of the certificate administrator fee rate applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan. The certificate administrator fee rate is 0.0043% per annum. The trustee will be entitled to a monthly fee of $210 payable by the certificate administrator from the certificate administrator’s fee pursuant to the pooling and servicing agreement.

The trust advisor will be entitled to a fee for each mortgage loan (other than the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan) for any distribution date equal to the product of the portion of the trust advisor fee rate applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan. The trust advisor fee rate is 0.00175% per annum.

With respect to the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, the applicable master servicer, the applicable special servicer and the trust advisor (or operating advisor) with respect to the related other securitization will be entitled to fees on terms and conditions that are substantially similar in all material respects (but not necessarily identical) to the respective fees described above, in each case pursuant to the related pooling and servicing agreement. See “Description of the Mortgage Pool—Split Loan Structures,” “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

The master servicer, special servicer, trustee, certificate administrator and trust advisor and, with respect to the Westfield Palm Desert pari passu mortgage loan, the Depot Park pari passu mortgage loan and the Boca Hamptons Plaza Portfolio pari passu mortgage loan, the applicable master servicer, the applicable special servicer, the trustee, the certificate administrator and the trust advisor (or operating advisor) under the related other pooling and servicing agreement are entitled to certain other additional fees and reimbursement of expenses. In general, those fees and reimbursements are payable or reimbursable from various amounts collected on the related mortgage loan or loan combination or in whole or in part from general collections on the mortgage pool for this transaction, in each case prior to distributions to the certificateholders.

Further information with respect to the fees and expenses payable from amounts otherwise distributable to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses and certain limitations on the payment of fees to affiliates, is set forth under “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

D. Distributions of Yield Maintenance Charges and Other Prepayment Premiums

Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of the Class X-A and/or X-B certificates and/or to the holders of any Class A-1, A-2, A-3, A-4, A-5, A-SB and/or D certificates, and/or the Class A-S, B and/or C regular interests (and, therefore, the Class A-S, B, C and/or PEX certificates, as applicable) then entitled to receive distributions of principal. See “Description of the Offered Certificates—Distributions—Priority of Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement and “Description of the Certificates—Distributions on the Certificates in Respect of

Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Reductions of Certificate Principal Balances in Connection with Losses and Expenses

Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates. In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	Non-offered certificates (other than
the Class D certificates)
2nd	Class D certificates
3rd	Class C regular interest (and,
therefore, the Class C certificates and
the Class C component of the Class
PEX certificates)
4th	Class B regular interest (and,
therefore, the Class B certificates and
the Class B component of the Class
PEX certificates)
5th	Class A-S regular interest (and,
therefore, the Class A-S certificates
and the Class A-S component of the
Class PEX certificates)
6th	Class A-1, A-2, A-3, A-4, A-5 and A-
SB certificates

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the trust advisor (or the equivalent) under the related pooling and servicing agreement, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below. The pooling and servicing agreement will contain provisions for the identification and categorization of expenses for such purposes.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement and “Description of the Certificates—Allocation of Losses and Shortfalls” in the accompanying prospectus.

Reductions of Interest
Entitlements and
Certificate Principal
Balances In Connection
with Certain Trust
Advisor Expenses
The trust advisor will be entitled to indemnification in respect of its obligations under the pooling and servicing agreement as described in this prospectus supplement, and certain of those obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder of its rights under the pooling and servicing agreement. In connection with any activities related to any non-serviced loan combination serviced under another securitization, the trust advisor (or equivalent party) with respect to such securitization may be entitled to indemnification from the trust fund for this transaction (on a pro rata basis with the other trust fund and any other holders of related pari passu companion loans, based upon the respective principal balances of the pari passu mortgage loan and the related pari passu companion loans) in respect of its obligations under the pooling and servicing agreement pursuant to which the non-serviced loan combination is serviced, and certain of those obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder (or the equivalent) under that securitization of its rights under that pooling and servicing agreement. Any expenses incurred by the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the trust advisor (or the equivalent) under the pooling and servicing agreement pursuant to which the non-serviced loan combination is serviced, that are indemnifiable under the pooling and servicing agreement will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class E and D certificates and the Class C and B regular interests (and, therefore, on the Class C and B certificates and/or the Class C and B components of the Class PEX certificates, as applicable) on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E certificates and the Class A-S, B and C regular interests (and, therefore, on the Class A-S, B, C and/or PEX certificates, as applicable) on that distribution date.

Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class E and D certificates and the Class C and B regular interests, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the Class E and D certificates, the Class C, B and A-S regular interests, the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates (with any write-off of the Class A-1, A-2, A-3, A-4,

A-5 and A-SB certificates to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero. Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, any trust advisor (or equivalent party) under the pooling and servicing agreement pursuant to which the non-serviced loan combination is serviced, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor is actually reimbursed for the relevant expense. However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor at the time of its discharge or, with respect to any non-serviced pari passu mortgage loan, any related other trust advisor or operating advisor at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

Advances of Delinquent
Monthly Debt Service
Payments
The master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on the mortgage loans (including any non-serviced pari passu mortgage loan but not any pari passu companion loan), other than balloon payments and default interest, and to make advances of assumed monthly debt service payments for such mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred, as well as for applicable REO mortgage loans. The trustee must make any of those advances that the master servicer is required, but fails, to make, subject to its own determination of non-recoverability. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this prospectus supplement. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, the special servicer must generally obtain an appraisal or conduct an internal valuation of the mortgaged property securing any mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement. Based upon the results of such appraisal, or, in the case of the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan or the Boca Hamptons Plaza Portfolio mortgage loan, an appraisal obtained by the applicable special servicer under the MSBAM 2015-C21 pooling and servicing agreement, the WFCM 2014-LC18 pooling and servicing agreement or the CGCMT 2015-GC27 pooling and servicing agreement, respectively, the amount otherwise required to be advanced in respect of interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement. Due to the distribution priorities described in this prospectus supplement, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class G, then Class F and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this prospectus supplement and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Each of the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan is subject to provisions in the related pooling and servicing agreement under which it is serviced relating to appraisal reductions, and such provisions are substantially similar in all material respects (but not necessarily identical) to the provisions set forth above. The existence of an appraisal reduction in respect of the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan or the Boca Hamptons Plaza Portfolio mortgage loan will proportionally reduce the master servicer’s or the trustee’s obligation to make the interest portion of advances on such mortgage loan under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Delinquent scheduled monthly payments of principal and/or interest on a pari passu companion loan will not be advanced by the master servicer or the trustee, but may be advanced by the applicable master servicer or trustee under the other securitization servicing agreement pursuant to which that pari passu companion loan is securitized.

Subordination	The amount available for distribution will be applied in the order described in “Distributions—Distributions of Interest” and “—Distributions of Principal” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the Class A-SB certificates up to the Class A-SB planned principal balance as identified on Annex G to this prospectus supplement for the applicable distribution date, and then, to the Class A-1 certificates, and then, to the Class A-2 certificates, and then, to the Class A-3 certificates, and then, to the Class A-4 certificates, and then, to the Class A-5 certificates, and then, to the Class A-SB certificates without regard to the Class A-SB planned principal balance, in that order). Payment rights of the various classes of certificates are more fully described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. It also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of certificates that are not being offered by this prospectus supplement). Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

(1)
The Class X-A, X-B, X-E, X-F and X-G certificates do not have a certificate principal balance and do not entitle their holders to distributions of principal. However, loan losses will generally reduce the respective notional amounts of the Class X-A and/or X-B and/or X-E and/or X-F and/or X-G certificates and, therefore, the amount of interest they accrue.

	(2)	Other than the Class X-E, X-F, X-G and R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal balance of that class. No such losses will be allocated to the Class R, X-A, X-B, X-E, X-F or X-G certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB certificates or the Class A-S regular interest), the Class X-B certificates (to the extent such losses are allocated to the Class D certificates or the Class B or C regular interests), the Class X-E certificates (to the extent such losses are allocated to the Class E certificates), the Class X-F certificates (to the extent such losses are allocated to the Class F certificates) or the Class X-G certificates (to the extent such losses are allocated to the Class G certificates) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), with respect to the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, the right of the master servicer, special servicer or trustee under the related pooling and servicing agreement to receive payments of interest on unreimbursed servicing advances related to the Westfield Palm Desert loan combination, the Depot Park loan combination or the Boca Hamptons Plaza Portfolio loan combination, as applicable, the special servicer’s or any other special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by that special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

With respect to any pari passu mortgage loan, any losses or shortfalls that occur with respect to the related loan combination will be allocated between the pari passu mortgage loan and its related pari passu companion loan(s) on a pro rata basis in accordance with their respective principal balances.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the various classes of interest-bearing certificates (other than the Class X-A, X-B, X-E, X-F, X-G, A-S, B, C and PEX certificates) and the Class A-S, B and C regular interests, on a pro rata basis according to accrued interest, to reduce the interest entitlements on such certificates or regular interests. You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to the WFCM 2014-LC18 securitization, any other trust advisor or operating advisor, then (i) if the expense arises in connection with legal actions pending or threatened against that trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the trust provided they agree to keep the information confidential. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.

Early Termination
The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this prospectus supplement and “Description of the Certificates—Termination” in the accompanying prospectus.

Denominations
We intend to deliver the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and PEX certificates in minimum principal balance denominations of $10,000. We intend to deliver the Class X-A and X-B certificates in minimum notional amount denominations of $1,000,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Description of the Certificates—General” in the accompanying prospectus.

Clearance and Settlement
You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any such certificate, except under limited circumstances. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

	●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited and BlackRock Financial Management, Inc., CMBS.com, Inc.; and

	●	the certificate administrator’s website initially located at www.ctslink.com.

Neither the certificate administrator nor any other party to the pooling and servicing agreement will be obligated to provide any analytical information or services regarding the mortgage loans or the certificates. The type and amount of analytical information concerning the mortgage loans or the certificates made available to you by a third-party service will be determined solely by such service and will depend on the type of subscription, if any, that you may have with such service.

Additional Aspects of the Offered Certificates and the Trust Fund

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, trust advisor or any of their affiliates or, with respect to the MSBAM 2015-C21 securitization, the WFCM 2014-LC18 securitization or the CGCMT 2015-GC27 securitization by a master servicer, a special servicer, or the trust advisor or operating advisor under the related pooling and servicing agreement or any of their respective affiliates;

	●	the relationships, including the ownership of other mortgage debt (including the pari passu companion loans), non-mortgage debt and equity interests or other financial dealings, of the sponsors, mortgage loan sellers, master servicer, special servicer, trustee, certificate administrator, or trust advisor or, with respect to the Westfield Palm Desert pari passu companion loan, the Depot Park pari passu companion loan or the Boca Hamptons Plaza Portfolio pari passu companion loan, a master servicer, special servicer, or trust advisor or operating advisor under the pooling and servicing agreement for the related securitization or any of their respective affiliates or any of their respective affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

●
the obligation of the special servicer, or, with respect to the Westfield Palm Desert pari passu companion loan, the Depot Park pari passu companion loan or the Boca Hamptons Plaza Portfolio pari passu companion loan, the special servicer under the related pooling and servicing agreement or any of their respective affiliates to take actions at the direction or obtain the approval of the subordinate class representative, the holder of the Westfield Palm Desert pari passu companion loan or its representative, or the holder of the Depot Park pari passu companion loan or its representative, as applicable;

●
the right of the majority subordinate certificateholder or the subordinate class representative on its behalf, or, with respect to the Westfield Palm Desert pari passu companion loan or the Depot Park pari passu companion loan, the majority subordinate certificateholder, subordinate class representative or controlling class representative under the related pooling and servicing agreement, to replace the applicable special servicer, with or without cause, and any arrangements entered into between a special servicer and any such entity in consideration of such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class F and G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or its imposition of additional monetary or other conditions on its acquisition of those certificates in order to allow certain mortgage loans to be included in this securitization; and

●
the activities of the master servicer, special servicer, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, or certificate administrator or, with respect the Westfield Palm Desert pari passu companion loan, the Depot Park pari passu companion loan or the Boca Hamptons Plaza Portfolio pari passu companion loan, the activities of a master servicer, the special servicer, or the trust advisor or operating advisor under the related pooling and servicing agreement or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund,” “—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests,” “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates,” “—Potential Conflicts of Interest of the Underwriters and Their Affiliates,” “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” in this prospectus supplement.

Federal Tax Status
Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” (each, a “REMIC”) under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”). The Class A-S, B and C regular interests will be held in portions of a grantor trust and the Class A-S, B, C and PEX certificates will represent undivided beneficial interests in their respective portions of such grantor trust as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

The offered certificates will evidence the ownership of “regular interests” in a REMIC, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement. The offered certificates and the Class A-S, B and C regular interests generally will be treated as newly originated debt instruments for federal income tax purposes. The Class A-S, B, C and PEX certificates will represent undivided beneficial interests in the Class A-S, B and C regular interests. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

The Class X-A and X-B certificates will evidence the ownership of multiple “interest-only” regular interests, with each such regular interest having a notional principal balance corresponding to one of the classes of offered certificates that has a principal balance or the Class A-S, B or C regular interests, as applicable.

We anticipate that the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S and B regular interests will be issued at a premium for federal income tax purposes and we anticipate that the Class X-A and X-B certificates and the Class C regular interest will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.  When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

● no mortgage loan will otherwise be prepaid prior to maturity; and

● there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the Internal Revenue Service will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” in this prospectus supplement, which may affect significantly the yield on your investment. In addition, see “Yield and Maturity Considerations” in this prospectus supplement and “Yield Considerations” in the accompanying prospectus.

ERISA	The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemption granted to Wells Fargo Securities, LLC, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this prospectus supplement and the accompanying prospectus referenced above if you are a benefit plan fiduciary considering the purchase of any offered certificates. You should, among other things, consult with your counsel to determine whether all required conditions in the prohibited transaction exemption have been satisfied.

Ratings
The depositor expects that the certificates offered by this prospectus supplement will receive certain credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate those certificates.

The ratings address the likelihood of full and timely distribution to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and, except in the case of the Class X-A and X-B certificates, the ultimate distribution in full of the certificate principal balance of each class of certificates not later than the distribution date in February 2048. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood, timing or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired three (3) nationally recognized statistical rating organizations to rate certain classes of the offered certificates. Each such nationally recognized statistical rating organization may issue ratings on one or more classes of offered certificates that we did not hire them to rate. Had the depositor engaged each of the three (3) hired nationally recognized statistical rating organizations to rate all classes of certificates, the ratings of those classes of certificates that were not ultimately rated by one or more of those nationally recognized statistical rating organizations may have been different, and potentially lower, than the ratings ultimately assigned to the certificates. In addition, the decision not to engage one or more of the three (3) hired nationally recognized statistical rating organizations to rate certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Information regarding the mortgage loans and the trust fund will be available to other nationally recognized statistical rating organizations that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates.  If any such unsolicited ratings are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of the classes so rated.  Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement.  In no event will ratings confirmation from any such other rating organization (except insofar as the matter involves a loan combination and such other rating organization is hired to rate securities backed by one or more of the related pari passu companion loans) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement.  See “Risk Factors” and “Ratings” in this prospectus supplement and “Ratings” in the attached prospectus.  The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that any or all of the nationally recognized statistical rating organizations no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

As of the closing date, the issuing entity will not be required to register as an investment company under the Investment Company Act of 1940, as amended. The issuing entity will be relying upon an exclusion or exemption under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended or Rule 3a-7 under Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

RISK FACTORS

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. Distributions on the offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans, and, therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus. In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors” and the “Risk Factors” described in the accompanying prospectus, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue. The global recession and financial crisis resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate. Additionally, a contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans. These circumstances significantly increased delinquency and default rates of securitized commercial mortgage loans for a period of time, with defaults occurring throughout the United States. In addition, the declines in commercial real estate values resulted in reduced borrower equity, which circumstances gave borrowers less incentive to cure delinquencies and avoid foreclosure. Those declines in value thus tended to result in lower recoveries and greater losses upon any foreclosure sale or other liquidation. Defaults, delinquencies and losses further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Although commercial mortgage lenders have made financing more available in recent years, some commercial real estate markets continue to experience weakness, and further, financing availability remains limited in some respects and declines may occur in real estate values.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, which participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal statutory debt limit, budget and deficit reduction talks in the United States—as well as any accompanying interruptions to government functions and services—may cause continued volatility. For example, the United States government has nearly reached its borrowing limit in the past and, if Congress had not increased the borrowing limit, the United States government might have had insufficient funding to meet its financial obligations. Failure of the United States government to resolve a similar situation in any future instance could have a significant negative effect on the economy and could lead to further downgrades of the United States’ sovereign debt rating. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors. For instance, the City of Detroit, Michigan has been the subject of proceedings under chapter 9 of the U.S. bankruptcy code. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.

Investors should note that economic conditions, market conditions, and conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates. You should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates, and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then-current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default in advance of the related maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default upon the related maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of mortgage loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing. See “—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this prospectus supplement;

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some participants in the commercial mortgage-backed securities markets have previously sought permission from the Internal Revenue Service (“IRS”) to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is ever granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

Any future economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the value and/or liquidity of such commercial mortgage-backed securities. We cannot assure you that future dislocations in the commercial mortgage-backed securities market will not occur. Any future economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the related mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of a default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the certificates. Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations. The market value of the certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other requirements and restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in commercial mortgage-backed securities for financial reporting purposes;

●
increased regulatory compliance burdens imposed on commercial mortgage-backed securities or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire commercial mortgage-backed securities or the consequences to them of an investment in commercial mortgage-backed securities and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

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Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive) and by EEA insurance and reinsurance undertakings; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

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Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings. As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments. These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards. In June 2012, the regulator of national banks (the Office of the Comptroller of the

Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.” While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments. These changes became fully effective January 1, 2013. Likewise, in August 2012 the federal banking regulators adopted amendments to the market risk capital regulations to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments; these amendments were also effective January 1, 2013 and may increase the costs or otherwise adversely affect the ability of banks, thrifts, and their holding companies and affiliates to invest in such instruments.

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Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that federal banking agencies amend their regulations to remove references to or reliance upon credit ratings including but not limited to those found in the federal banking agencies’ risk-based capital guidelines regulations. New regulations were issued by the banking regulators in July 2013 and began phasing in as early as January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as commercial mortgage-backed securities. As a result of these new regulations, investments in commercial mortgage-backed securities by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

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The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity was structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with “covered funds” that were in place prior to December 31, 2013, subject to the possibility of a one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, no class of the offered certificates will constitute “mortgage related securities”.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates. In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of your certificates or the mortgage loans. Pricing information regarding your certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus. We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this prospectus supplement. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this prospectus supplement and “Description of the Certificates—Termination” in the accompanying prospectus.

Subordination of the Class A-S, B and C Regular Interests Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B, C and PEX Certificates

As described in this prospectus supplement, if your certificates are Class A-S, B, C or PEX certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G certificates and, if your certificates are Class B or C certificates, to those of the holders of the Class A-S certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class A-S regular interest) and, if your certificates are Class C certificates, to those of the holders of the Class B certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class B regular interest). See “Description of the Offered Certificates” in this prospectus supplement. As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust fund before the holders of those other classes of certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

●	the price you paid for your offered certificates, and

●	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

●	the pass-through rate for, and the other distribution terms of, your offered certificates,

●
the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and the footnotes to Annex A-1 to this prospectus supplement for more detail) if leasing criteria or other conditions are not satisfied, the exercise of a purchase option with respect to a mortgaged property or portion thereof by a tenant or other party or sales or other releases of a mortgaged property or a portion thereof (including an outparcel) that can result in prepayments of principal, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund,

●	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,

●
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

●	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and

●	servicing decisions with respect to the mortgage loans.

Without limiting the generality of the statements made in the prior paragraphs, if your certificates are Class A-SB certificates, the rate and timing of principal distributions on your certificates will depend in part (i) on the Class A-SB planned principal balances and the extent to which they are achieved from time to time and, (ii) because such class is (subject to available funds and the distribution priorities) entitled to the entire principal distribution amount after the Class A-1, A-2, A-3, A-4 and A-5 certificates are fully retired, on the period of time during which the Class A-1, A-2, A-3, A-4 and A-5 certificates remain outstanding. In addition, the holders of the Class A-1, A-2, A-3, A-4 or A-5 certificates may receive principal distributions on a date when the Class A-SB certificates remain outstanding.

The Class X-A and X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. The yield to investors on the Class X-A certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such payments are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB certificates or the Class A-S regular interest and the default and loss experience on the mortgage loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4, A-5 or A-SB certificates or the Class A-S regular interest. The yield to investors on the Class X-B certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such prepayments are allocated to Class D certificates and the Class B and C regular interests and the default and loss experience of the mortgage loans to the extent that losses reduce the principal balances of Class D certificates and the Class B and C regular interests. Investors in the Class X-A and X-B certificates should fully consider the associated risks, including the risk that a rapid rate of amortization, prepayment or other liquidation of the mortgage loans or principal losses on the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “Yield and Maturity Considerations” in this prospectus supplement and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal of your certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your certificates. Conversely, insofar as the principal of your certificate remains outstanding, you will be unable to reinvest that amount in an alternative investment having a yield higher than the yield on your certificates.

Additionally, under certain circumstances, certain mortgage loans permit or require prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” and Annex A-1 (including the related footnotes) to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each mortgage loan. Generally no yield maintenance charge or prepayment premium is required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. See “Yield and Maturity Considerations” in this prospectus supplement.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans that provide for lock-out periods, prepayment premiums or yield maintenance charges, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Additionally, we cannot assure you that each borrower will have the ability to repay the remaining principal amount of its mortgage loan on the related maturity date or that any borrower with an interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period. The inability to make the required payments of principal would have a similar economic effect as an extension of the related maturity date. See “Risk Factors—Risks Related to the Offered Certificates—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “—Risks Related to the Mortgage Loans—If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May

Experience a Loss or Delay in Distributions on Your Certificates” in this prospectus supplement and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result. In addition, if debt service advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled. The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders. In general, the various classes of certificates will bear those shortfalls and losses in reverse order of distribution priority (and pro rata as among the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and, as to interest, among the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G certificates. However, as a result of allocating trust advisor expenses to reduce principal and/or interest, holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and

E certificates, and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and/or PEX certificates, as applicable) may suffer a permanent loss of principal and/or, solely in the case of the Class D and E certificates and the Class B and C regular interests (and, therefore, the Class B, C and/or PEX certificates, as applicable), interest even though the aggregate principal balance of more subordinate class or classes of certificates has not been reduced to zero. See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement and “Risk Factors—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement, and you have no rights to vote on any servicing matters related to any non-serviced pari passu mortgage loan.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no consultation rights with respect to actions by the special servicer during any subordinate control period, has no consent or control rights with respect to any mortgage loan or any non-serviced loan combination at any time, and, in the case of each non-serviced loan combination, has no consultation rights whatsoever. In addition, the trust advisor has only the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement. Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or the special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class. In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts. These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders. See “Description of the Offered Certificates—Voting Rights,” “Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

You Will Have No Control Over the Servicing of the Westfield Palm Desert Loan Combination, the Depot Park Loan Combination and the Boca Hamptons Plaza Portfolio Loan Combination

Each of the Westfield Palm Desert mortgage loan and the Depot Park mortgage loan is secured by a mortgaged property which also secures a pari passu companion loan that is not an asset of the trust fund. The entire Westfield Palm Desert loan combination will be serviced and administered by another master servicer and, if applicable, specially serviced by another special servicer, under the MSBAM 2015-C21 pooling and servicing agreement. The entire Depot Park loan combination will be serviced and administered by another master servicer and, if applicable, specially serviced by another special servicer, under the WFCM 2014-LC18 pooling and servicing agreement. The MSBAM 2015-C21 pooling and servicing agreement and the WFCM 2014-LC18 pooling and servicing agreement each provide for a servicing arrangement that is substantially similar in all material respects (but not necessarily identical) to that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholder and subordinate class representative (or their equivalents).

As a result, no holders of the certificates will have any control over any servicing of the Westfield Palm Desert mortgage loan or the Depot Park mortgage loan except that the majority subordinate certificateholder under this securitization will have the right to consult with respect to certain matters, on a non-binding basis, with the special servicer for the related pooling and servicing agreement, to the extent set forth in the related intercreditor agreement. In addition, no holder of the certificates will have any right to replace the special servicer for any such securitization, except that the majority subordinate certificateholder under this securitization will have the right to direct the termination of such special servicer with respect to only the Westfield Palm Desert loan combination or the Depot Park loan combination, as applicable, if a servicer termination event (as defined under the related other pooling and servicing agreement) on the part of such special servicer occurs that affects this securitization. See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

The Boca Hamptons Plaza Portfolio is secured by a mortgaged property which also secures a pari passu companion loan that is not an asset of the trust fund. The entire Boca Hamptons Plaza Portfolio loan combination will be serviced and administered by the master servicer and, if applicable, specially serviced by the special servicer, under the CGCMT 2015-GC27 pooling and servicing agreement. Although the Boca Hamptons Plaza Portfolio mortgage loan will be serviced under the CGCMT 2015-GC27 pooling and servicing agreement, the subordinate class representative has the right at any time, during a subordinate control period, to replace the special servicer under the CGCMT 2015-GC27 as the special servicer of the Boca Hamptons Plaza Portfolio loan combination. The subordinate class representative has indicated its intention to transfer special servicing of the Boca Hamptons Plaza Portfolio loan combination to the special servicer under this transaction promptly following the closing of this securitization.

If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—General” and “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement. Each of the MSBAM 2015-C21 pooling and servicing agreement, the WFCM 2014-LC18 pooling and servicing agreement and the CGCMT 2015-GC27 pooling and servicing agreement provide that the Westfield Palm Desert loan combination, the Depot Park loan combination and the Boca Hamptons Plaza Portfolio loan combination, respectively, will be administered, in accordance with a servicing standard that is substantially similar in all material respects (but not necessarily identical) to the servicing standard set forth in the pooling and servicing agreement for this transaction. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, each subservicer, the special servicer, or any of their respective affiliates, and, as it relates to servicing and administration of any non-serviced pari passu mortgage loan, the master servicer (or related subservicer), the special servicer with respect to any securitization of a non-serviced pari passu companion loan or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if any such party holds certificates issued pursuant to the related securitization or has financial interests in, or other financial dealings with, a borrower or a loan sponsor. Each of these relationships may create a conflict of interest.

For instance, the master servicer and the special servicer and their respective affiliates may purchase certificates. The purchase of certificates by the master servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer (or its affiliate) as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. In addition, the master servicer, the special servicer and their respective affiliates may hold or acquire pari passu or mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a non-offered class of certificates or mezzanine debt relating to a mortgage loan or an equity interest in a borrower under a mortgage loan, the special servicer might defer acceleration under the mortgage loan in an attempt to reduce the potential for losses allocable to its non-offered certificates, mezzanine debt or equity interest in hope of maximizing future proceeds. That action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. See “Summaries of the Fifteen Largest Mortgage Loans—Capital Penn Self Storage Portfolio” in Annex A-3 to this prospectus supplement.

Furthermore, the master servicer and the special servicer have each advised us that they intend to continue to service existing and new commercial, multifamily and manufactured housing community mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the pooling and servicing agreement, the master servicer and the special servicer, as applicable, is required to service the mortgage loans for which it is responsible in accordance with the servicing standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Similarly, with respect to any non-serviced pari passu mortgage loan serviced pursuant to any other securitization, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to any such securitization, or any of their respective affiliates.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders. Pursuant to the provisions of the pooling and servicing agreement, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of the holders of a class of subordinate certificates, and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. Similarly, with respect to each non-serviced pari passu mortgage loan serviced pursuant to another securitization, conflicts of interest similar to those described above may arise with respect to any master servicer, special servicer or other subservicer with respect to such securitization, or any of their respective affiliates.

Potential Conflicts of Interest of the Trust Advisor. In the normal course of its business, the trust advisor, Trimont Real Estate Advisors, Inc., and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the master servicer, the special servicer, the certificate administrator, the trustee, the underwriters or the majority subordinate certificateholder or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Trimont Real Estate Advisors, Inc.’s duties as trust advisor.

In addition, Trimont Real Estate Advisors, Inc. and its affiliates may in the future, in the ordinary course of their business, perform contract underwriting services and advisory services, as well as service or specially service existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, the mortgaged properties securing certain of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, Inc. may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Trimont Real Estate Advisors, Inc..

We cannot assure you that the existence of any prior or current relationship or other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement. In addition, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders if the trust advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.

Although the trust advisor is required to consider the servicing standard in connection with its review of the special servicer’s activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with each non-serviced pari passu mortgage loan serviced pursuant to another securitization servicing agreement, the statements set forth above generally apply in a similar manner in relation to the trust advisor and its activities under the other applicable securitization servicing agreement.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance or hedge loans secured by properties (or by ownership interests in the related borrower or other entities that own properties) that secure existing mortgage loans or properties that are in the same markets as the mortgaged properties. Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loan documents or the pooling and servicing agreement under provisions that we described in this prospectus supplement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement. Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related mortgage loan seller or an affiliate of a mortgage loan seller, and the mortgage loan sellers or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under or with respect to certain of the mortgage loans, or may be tenants at the related mortgaged properties. One or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates. In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds: (i) one or more companion loans secured by the same mortgage instrument(s) encumbering the same mortgaged property or portfolio of mortgaged properties as the related mortgage loan; (ii) a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower, (iii) unsecured loans to the related borrower; and/or (iv) cooperative unit loans that are secured by direct equity interests in the related borrower. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)”, “—Split Loan Structures” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Summaries of the Fifteen Largest Mortgage Loans—Westfield Palm Desert”, “—Capital Penn Self Storage Portfolio” and “—Depot Park” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans and Leases—Cooperative Loans” in the accompanying prospectus.

Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Conflicts Between Certificateholders and Holders of Pari Passu Companion Loans. With respect to each of the Westfield Palm Desert mortgage loan, the Depot Park mortgage loan and the Boca Hamptons Plaza Portfolio mortgage loan, the related mortgaged property also secures one or more pari passu companion loans.

With respect to the Westfield Palm Desert mortgage loan, the related loan combination will be serviced pursuant to the pooling and servicing agreement related to the MSBAM 2015-C21 securitization, and certain decisions to be made with respect to such mortgage loan may require the approval of the subordinate class representative under the MSBAM 2015-C21 pooling and servicing agreement or such other party specified in the related intercreditor agreement or such other pooling and servicing agreement. As a result, you will have less control over the servicing of the Westfield Palm Desert mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction.

With respect to the Depot Park mortgage loan, the related loan combination will be serviced pursuant to the pooling and servicing agreement related to the WFCM 2014-LC18 securitization, and certain decisions to be made with respect to such mortgage loan may require the approval of the subordinate class representative under the WFCM 2014-LC18 pooling and servicing agreement or such other party specified in the related intercreditor agreement or such other pooling and servicing agreement. As a result, you will have less control over the servicing of the Depot Park mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction.

With respect to the Boca Hamptons Plaza Portfolio mortgage loan, the related loan combination will be serviced pursuant to the pooling and servicing agreement related to the CGCMT 2015-GC27 securitization, and while certain decisions to be made with respect to such mortgage loan may require the approval of the subordinate class representative for this transaction, certain decisions to be made with respect to that mortgage loan will require consultation with the holder of the related pari passu companion loan (on a non-binding basis).

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement. The interests of a holder of any pari passu companion loan related to any such mortgage loan (or its designee) entitled to exercise various rights with respect to the servicing of the related loan combination may conflict with the interests of the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a pari passu companion loan (or its designee) for having acted solely in its own interest.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (including those acting as a mortgage loan seller, a sponsor, the custodian, the tax administrator, the certificate administrator or the master servicer in this securitization or as a similar party under the WFCM 2014-LC18 pooling and servicing agreement) may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any underwriter or its affiliate may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates. If that were to occur, that underwriter’s or its affiliate’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or the holders of the pari passu companion loans or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or the holders of the pari passu companion loans. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, none of the underwriters or their respective affiliates will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee or the certificate administrator (or of any party acting in these capacities under a pooling and servicing agreement entered into in connection with the securitization of a non-serviced pari passu companion loan) and will have no authority to advise any such party or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. See “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” above. Wells Fargo Bank, National Association and its affiliates are playing several roles in this transaction. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Bank, National Association, a sponsor, mortgage loan seller, originator, the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Rialto Mortgage Finance, LLC, Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C-III Commercial Mortgage LLC, which is a sponsor and mortgage loan seller.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $260,851,933. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Liberty Island Group I LLC or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Liberty Island Group I LLC or its affiliate on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction is projected to equal, by the closing date, approximately $118,064,001. Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis. C-III Commercial Mortgage LLC guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate cut-off date principal balance of the mortgage loans that (i) are (or, as of the securitization closing date, will be) subject to the repurchase facility and (ii) will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, is projected to equal approximately $84,535,116. Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility that are to be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $12,500,000. Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility that are to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, each of Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, or its respective wholly-owned subsidiary or other affiliate, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all or substantially all of the mortgage loans that each of Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, will transfer to the depositor . In each instance those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Rialto Mortgage Finance, LLC, Liberty Island Group I LLC and C-III Commercial Mortgage LLC, respectively, to the depositor.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Rialto Mortgage Finance, LLC, Macquarie US Trading LLC d/b/a Principal Commercial Capital, Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, originator and mortgage loan seller, or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC and such affiliates (subject, in some cases, to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans to be transferred by Rialto Mortgage Finance, LLC to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans transferred by Basis Real Estate Capital II, LLC.

Pursuant to an interim servicing agreement between Principal Global Investors, LLC and Macquarie Investments US Inc. d/b/a Principal Commercial Capital (and certain of its affiliates), Principal Global Investors, LLC acts from time to time as primary servicer with respect to mortgage loans owned by Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie US Trading LLC d/b/a Principal Commercial Capital (or certain of its affiliates), including, prior to their inclusion in the trust fund, all of the mortgage loans that Macquarie US Trading LLC d/b/a Principal Commercial Capital will transfer to the depositor.

Liberty Island Group I LLC, a sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor under authority delegated by that sponsor. Prudential Asset Resources, Inc., the primary servicer of all of those mortgage loans, is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short term warehousing facility described herein), in each case to primary service certain of Liberty Island Group I LLC’s mortgage loans prior to securitization.

Wilmington Trust, National Association, the Trustee, is also the trustee under the WFCM 2014-LC18 securitization.

In addition, it is possible that an affiliate of any of the mortgage loan sellers, each of which is a sponsor, may purchase a portion of the certificates at the time of issuance or at any time thereafter.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Subordinate Class Representative

It is expected that Rialto CMBS V, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will be the initial subordinate class representative (other than with respect to the non-serviced mortgage loans). In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates. The subordinate class representative will be appointed by the majority subordinate certificateholder, which will initially be Rialto CMBS V, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC). The subordinate class representative may have interests in conflict with those of the other certificateholders. As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates, notwithstanding that the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement, during a subordinate control period, the special servicer may be removed without cause by the majority subordinate certificateholder or the subordinate class representative on its behalf. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Replacement of the Special Servicer” in this prospectus supplement.

The subordinate class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the subordinate class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, and Rialto Capital Advisors, LLC, the special servicer for this transaction and the special servicer under the WFCM 2014-LC18 pooling and servicing agreement, which governs the servicing of the Depot Park loan combination, are affiliated with each other. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of (1) the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFCM 2014-LC18 pooling and servicing agreement and (2) Rialto CMBS V, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) which is expected to be the initial majority subordinate certificateholder and the initial subordinate class representative (other than with respect to the non-serviced mortgage loans) for this transaction.

The initial subordinate class representative (which is expected to be Rialto CMBS V, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC), acting on behalf of the directing holder with respect to the Boca Hamptons Plaza Portfolio mortgage loan, intends to appoint Rialto Capital Advisors, LLC to replace Midland Loan Services, a Division of PNC Bank, National

Association, as the special servicer for the Boca Hamptons Plaza Portfolio loan combination, as soon as practicable after the closing of this securitization transaction.

Rialto Capital Advisors, LLC is the servicer of a mezzanine loan secured by direct or indirect equity interests in the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Capital Penn Self Storage Portfolio, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which mezzanine loan is described under “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—Capital Penn Self Storage Portfolio” in Annex A-3 to this prospectus supplement, which mezzanine loan is currently held by RMezz Capital SS, LLC, an affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated initial investor in the Class F and G certificates (which, as the anticipated purchaser of the foregoing classes of certificates, is the party under the pooling and servicing agreement with the right to appoint the subordinate class representative), or an investment manager or other representative thereof was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans. The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests. In addition, the anticipated initial investor may have imposed additional monetary or other conditions on its acquisition of its certificates in order to allow certain mortgage loans to be included in this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as such anticipated initial investor or that the final mortgage pool as affected by requests made by such anticipated initial investor will not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates. Because of the differing subordination levels, the anticipated initial investor has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the anticipated initial investor may desire a mortgage pool composition that benefits the anticipated initial investor but that does not benefit other investors. In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates. In any case, the anticipated initial investor performed due diligence solely for its own benefit, and its acceptance of its certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan, any mortgage loan seller or any originator. Other investors are not entitled to rely on the anticipated initial investor’s acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the anticipated initial investor have any liability to any person or entity in connection with its review of the mortgage pool or any mortgage loan, any other due diligence conducted by the anticipated initial investor or otherwise in connection with the activities of the anticipated initial investor described in the preceding two paragraphs. The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the anticipated initial investor in respect of such activities.

The anticipated initial investor will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans (other than any non-serviced pari passu mortgage loans) and, during the subordinate control period, the right to replace the special servicer under some circumstances. In addition, the subordinate class representative will generally have consultation rights with regard to material servicing decisions involving any non-serviced pari passu mortgage loans. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Because the incentives and actions of the anticipated initial investor, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage loans.

Ratings of the Certificates Have Substantial Limitations

The ratings assigned to the certificates by the three (3) nationally recognized statistical rating organizations engaged by the depositor are based on, among other things, the economic characteristics of the underlying mortgage loans, mortgaged properties and other relevant structural features of the transaction. The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates were determined on the basis of criteria established by each hired rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor. In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action. If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be, or result from, an event of default on any underlying mortgage loan, any adverse change to the ratings of the certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates. A security rating does not represent an assessment of the yield to maturity that you may experience. See “Ratings” in each of this prospectus supplement and the accompanying prospectus.

Further, the rating of any class of certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in each of this prospectus supplement and the accompanying prospectus.

The depositor has hired three (3) nationally recognized statistical rating organizations to rate certain classes of the certificates. We cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it. Moreover, any of the three (3) nationally recognized statistical rating organizations that we have hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other nationally recognized statistical rating organizations that we have not hired to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates on the basis of information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that those unsolicited ratings would be the same as, higher than or lower than the ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings on one or more classes of the certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely affect the liquidity, market value and regulatory characteristics of those classes of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to five (5) nationally recognized statistical rating organizations. Based on preliminary feedback from those five (5) nationally recognized statistical rating organizations at that time, the depositor selected three (3) of them to rate the certificates and did not select the other three (3) nationally recognized statistical rating organizations, in part due to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the certificates. In addition, had the depositor engaged each of the three (3) hired nationally recognized statistical rating organizations to rate all classes of certificates, the ratings of those classes of certificates that were not ultimately rated by one or more of those nationally recognized statistical rating organizations may have been different, and potentially lower, than the ratings ultimately assigned to the certificates. Although unsolicited ratings may be issued by any nationally organized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision not to engage one or more of the three (3) hired nationally recognized statistical rating organizations to rate certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Under the rules and regulations of the Securities and Exchange Commission, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to non-hired nationally recognized statistical rating organizations in order to make it possible for such nationally recognized statistical rating organizations to assign unsolicited ratings on the certificates. An unsolicited rating could be assigned at any time, including prior to the closing date. Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement. Nationally recognized statistical rating organizations, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired rating agency assigns an unsolicited rating on the certificates, we cannot assure you that such rating will be the same as, higher than or lower than the ratings assigned by the hired rating agencies; the assignment of unsolicited ratings by a rating agency could adversely affect the liquidity, market value and regulatory characteristics of your certificates. In addition, if the depositor or any sponsor fails to make available to the non-hired nationally recognized statistical rating organizations any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the certificates, a hired rating agency could withdraw its ratings on the certificates, which could adversely affect the liquidity, market value and regulatory characteristics of your certificates. Potential investors in the certificates are urged to make their own evaluation of the creditworthiness of the mortgage loans and the applicable credit enhancement on the certificates, and not to rely solely on the ratings on the certificates. Furthermore, the Securities and Exchange Commission may determine that any one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates.

Any such determination may adversely affect the liquidity, market value and regulatory characteristics of your certificates.

Security ratings are not recommendations to buy, sell or hold the offered certificates. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability for a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a nationally recognized statistical rating organization that is not a hired rating agency. The ratings of any offered certificates may be lowered by a nationally recognized statistical rating organization (including the hired rating agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a nationally recognized statistical rating organization at the time of its initial rating analysis. Neither the depositor nor any sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, we cannot assure you that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to an offered certificate is revised or withdrawn, the liquidity, market value and regulatory characteristics of that offered certificate may be adversely affected.

We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

The Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction or upon the advice of the subordinate class representative, take actions with respect to the specially serviced mortgage loans pursuant to the pooling and servicing agreement, which actions could adversely affect the holders of some or all of the classes of certificates. The subordinate class representative will be controlled by the Class F or G certificateholders and will initially be appointed by the anticipated initial investor in the Class F and G certificates. The subordinate class representative may have interests in conflict with those of the certificateholders. As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of the holders of classes of the certificates that are the same or different from the class of certificateholders that appointed the subordinate class representative. Similarly, with respect to any non-serviced pari passu mortgage loan serviced pursuant to another securitization, the related special servicer thereunder may, at the direction or upon the advice of the related other subordinate class representative (or the equivalent), take actions with respect to such non-serviced pari passu mortgage loan that could adversely affect such non-serviced pari passu mortgage loan, and therefore, the holders of some or all of the classes of certificates. Such other subordinate class representative (or the equivalent) may have interests in conflict with those of the certificateholders. Although the special servicer will have contractually agreed not to take actions that, among other things, are prohibited by law or violate the servicing standard, the terms of any mortgage loan or the applicable pooling and servicing agreement, the servicing standard and other provisions of the applicable pooling and servicing agreement will generally protect the special servicer from liability for errors in judgment. In addition, the servicing standard is a generalized standard of conduct that allows the special servicer discretion in determining its response to particular circumstances. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer”, the special servicer may be removed without cause by the majority subordinate certificateholder as described in this prospectus supplement and provided in the pooling and servicing agreement.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEX certificates will reflect, in the aggregate, the characteristics of the Class A-S, B and C certificates, which, together with the Class PEX certificates, are referred to as “exchangeable certificates” in this prospectus supplement. As a result, the Class PEX certificates will be subject to the same risks as the Class A-S, B and C certificates described in this prospectus supplement. Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange.

●
A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

●
Principal distributions will decrease the amounts available for exchange over time and once the principal balance of the Class A-S, B or C regular interest (and, correspondingly, the Class A-S, B or C certificates and, to the extent evidencing an interest in the Class A-S, B or C regular interests, the Class PEX certificates) has been reduced to zero as a result of the payment in full of all interest and principal on such Class, exchanges will no longer be permissible.

●	Certificates may only be held in authorized denominations.

An administrative fee may be payable to DTC or any successor depository in connection with each exchange of certificates.

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of the trust advisor or the special servicer. In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through DTC and its participating organizations: (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will such distributions be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Risk Factors—Book-Entry Registration May Hinder the Exercise of Investor Remedies” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in your recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur or losses be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction which the investor may be required to treat as a capital loss instead of a bad debt under Code Section 166. See “Material Federal Income Tax Consequences—Discount and Premium; Prepayment Consideration” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from federal income tax law. This prospectus supplement does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction. One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns. If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates. See “State and Other Tax Consequences” in each of this prospectus supplement and the accompanying prospectus.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee. Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied. These provisions may limit the ability of an investor in the certificates to enforce or cause the enforcement of the provisions of any applicable pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the applicable mortgage loans to secure the indebtedness of the mortgage loan seller. The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The transfer of the mortgage loans by Wells Fargo Bank, National Association, as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6). However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Wells Fargo Bank, National Association would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association. Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the U.S. bankruptcy code. Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts. If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates could occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Related to the Mortgage Loans

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among, other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a multifamily, manufactured housing community or commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. See “Risk Factors—Future Cash Flow and Property Values Are Not Predictable” in the accompanying prospectus. All of the mortgage loans were originated within four (4) months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories. In some cases, the mortgage loans have little or no payment histories. See “Description of the Mortgage Pool—Mortgage Loan History” in this prospectus supplement.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

●	the age, design and construction quality of the property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the proximity and attractiveness of competing properties;

●	the adequacy and effectiveness of the property’s operations, management and maintenance;

●	increases in operating expenses (including but not limited to real estate taxes and assessments and insurance premiums) at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

●	demographic factors;

●	decreases in consumer confidence;

●	changes in prices for key commodities or products;

●	changes in consumer tastes and preferences, including the effects of adverse publicity; and

●	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the level of tenant defaults;

●	the ability to convert an unsuccessful property to an alternative use;

●	new construction in the same market as the mortgaged property;

●	rent control laws or other laws impacting operating revenues or costs;

●	the number and diversity of tenants;

●	the availability of trained labor necessary for tenant operations;

●	the rate at which new rentals occur; and

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the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement.

Some of the mortgaged properties are located in areas that (i) based upon demographics, are considered secondary or tertiary markets or (ii) have high vacancy rates for the relevant property type.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the mortgage loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, we cannot assure you that the net cash flow at the related mortgaged property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	proximity and attractiveness of competing properties;

●	new construction of competing properties in the same market;

●	convertibility of a mortgaged property to an alternative use;

●	the deterioration of socio-economic conditions in the related community, including increases in criminal activity;

●	the availability of refinancing; and

●	changes in interest rate levels.

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on mortgage loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

●	retail properties represent approximately 23.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	hospitality properties represent approximately 21.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	office properties represent approximately 20.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	self-storage properties represent approximately 14.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	multifamily properties represent approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	industrial properties represent approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mixed use facilities represent approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

●	manufactured housing community properties represent approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties. For more information, you should refer to the following sections in the accompanying prospectus:

(1)           “Risk Factors”; and

(2)           “Description of the Trust Funds—Mortgage Loans—Leases”.

Retail Properties Have Special Risks

Twenty-five (25) of the mortgaged properties, collectively securing approximately 23.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is not located on the mortgaged property, is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant or shadow anchor tenant; or

●	the cessation of the business of an anchor tenant (notwithstanding its continued payment of rent) or a shadow anchor tenant.

Certain of the anchor tenants (or shadow anchor tenants) at retail mortgaged properties may be dark. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. With respect to shadow anchor tenants, the related borrower has no control over the replacement of such tenants and, as a result, may not be in a position to mitigate the effect of such tenants going dark on leases at the related mortgaged property. Similarly, if the shadow anchor tenant is physically connected to the mortgaged property, issues requiring common direction and cooperation between land owners, such as providing for insurance and rebuilding following casualty, may become more complicated, costly and time-consuming than they would be otherwise, and adversely affect property performance. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Other Matters” in this prospectus supplement.

In addition, many of the retail mortgaged properties have sole or anchor tenants whose leases expire or may be terminated during the term, or shortly after the scheduled maturity, of the related mortgage loan. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement. Furthermore, with respect to shadow anchored properties, the related borrower will not receive rental income from such shadow anchor tenant and is less likely to have contractual remedies if such shadow anchor tenant terminates its lease or ceases operations.

Retail properties that have anchor tenant-owned stores often have reciprocal easement agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Anchor tenants that own their own improvements are generally required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, in addition to the rent attributable to the underlying land. With respect to shadow anchor tenants, they may make a contribution toward common area maintenance if the reciprocal easement agreement contemplates shared responsibilities among affected property owners, but they do not pay rent. Operating covenants affecting anchor tenants may be included in the anchor tenant lease or in the reciprocal easement agreement, if any. Tenants whose leases have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. Tenant leases at the mortgaged properties may have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other stores (in particular those of anchor tenants or shadow anchor tenants) or a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations—Terminations” in this prospectus supplement.

Certain tenant estoppels, including those of certain anchor tenants, obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or other tenants, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement agreement. In addition, in the case of certain mortgaged properties, leases contain restrictions with respect to the use of other spaces or parcels at or near the subject mortgaged property that are in conflict with other leases or for which there is no corresponding restrictive covenant of record, which have resulted or may in the future result in disputes. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement agreement by the affected anchor tenant or other tenants or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants.

In addition, retail properties frequently rely on adjacent properties for parking, access or other operational aspects, which can create risk. The landlord/borrower may agree to conditions or covenants in a retail lease based on such adjacent property continuing to provide such services or based upon operations at, or the continued maintenance of, such adjacent property. Accordingly, defaults on the part of the landlord/borrower could occur under that retail lease as a result of circumstances over which the landlord/borrower does not have direct control. The landlord/borrower’s sole remedy would be under a reciprocal easement agreement (or comparable agreement), if any, with the adjacent property owner.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying full unabated rent and/or are not yet in occupancy. See “Summaries of the Fifteen Largest Mortgage Loans—300 East Lombard” and “—Amargosa Portfolio” in Annex A-3 to this prospectus supplement. See also Annex A-1, including the footnotes thereto, to this prospectus supplement. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below. See also “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. We cannot assure you that the rate of occupancy at any mortgaged property will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at current or past levels. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement. See representation and warranty no. 42 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

In addition, certain of the retail properties have specialty use tenants, such as movie theaters, health clubs, fitness centers, gas stations, automotive dealerships, educational facilities, dental or medical offices, restaurants, bakeries, dry cleaners with on-site processing facilities or parking garages, as part of the mortgaged property. These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable or the leased spaces were to become vacant for any reason. For example, because of unique construction and/or equipment requirements of theaters and restaurants, any vacant space designed for such purposes would not easily be converted to other uses. In such cases, aspects of building site design and adaptability affect the value of properties with such tenants and other retailers at the mortgaged property. For example, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans may have been owned by commercial mortgage-backed securitization trusts. In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” below. In addition, decreasing patronage at a theater or restaurant tenant could adversely affect revenue of the tenant, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. Additionally, theater and restaurant receipts are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain other tenants at the mortgaged properties, including health clubs, may have other unique risks associated with the type of business undertaken at their locations. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, as with movie theaters, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of property readily adaptable to changing consumer preferences for other uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Hospitality Properties Have Special Risks

Fifteen (15) of the mortgaged properties, representing approximately 21.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hospitality properties, fourteen (14) of which are subject to a franchise agreement, license agreement, membership agreement or hotel management agreement. See “Risk Factors—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

Certain of the hospitality properties pose unique risks with respect to the franchise agreements, license agreements or membership agreements under which, or the hotel management company with whom, they operate.

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise, license, membership or management agreement, as applicable.

The continuation of a franchise agreement, license agreement, membership agreement or management agreement is subject to specified operating standards, such as maintenance of quality assurance scores, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement, license agreement, membership agreement or management agreement. Any loss or cancellation of rights under a franchise agreement, license agreement or membership agreement could result in a disruption in reservation bookings at the related hotel property and could adversely impact the public perception of the hotel property. Certain of the borrowers may not be in compliance with all of their respective franchise agreement, license agreement, membership agreement or management agreement standards. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement. We cannot assure you that a replacement franchise, license, membership or hotel management agreement could be obtained in the event of termination. In addition, replacement franchisors, licensors and/or hotel managers may require significantly higher fees as well as an investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hotel manager. Any provision in a franchise agreement, license agreement, membership agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise, license, membership and hotel management agreements is restricted. In the event of a foreclosure, the lender generally will not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor, licensor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure. In addition, a franchisor, licensor or hotel management company may have a right of first refusal to acquire the related hospitality property if it is proposed to be transferred (in particular, if it is proposed to be transferred to a competitor). If a franchisor, licensor or hotel management company cannot be terminated and the related franchise/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the hospitality properties are associated with hotel brands through franchise, membership or licensing agreements that, in the event of a foreclosure proceeding initiated on behalf of the trust, are not assignable or require franchisor consent for subsequent transfers. To the extent a hotel includes a franchise arrangement, the lender may have obtained a comfort letter from the licensor or franchisor stating that the trust will be permitted to enter into a new license or franchise agreement with the licensor or franchisor subject to the applicable terms and conditions thereof. To the extent that the special servicer causes the trust or a single purpose entity owned by the trust to acquire a mortgaged property that has a franchise, membership or license agreement or that requires a successor or replacement franchisee, member or licensee to have a specified net worth, the special servicer will be required, to the extent consistent with the servicing standard, to take all actions reasonably necessary to permit the mortgaged property to maintain its franchise, membership interest or license with the same franchisor or licensor in place prior to such foreclosure. We cannot assure you that the trust or such single purpose entity owned by the trust will be able to maintain such license, membership interest or franchise at that time.

In addition, certain of the hospitality properties are subject to license, membership or franchise agreements which expire prior to the maturity of each of the respective mortgage loans. In those cases, the related mortgage loan documents generally require the applicable borrower to provide evidence prior to termination of the license, membership or franchise agreement that the license, membership or franchise agreement has been renewed or replaced in accordance with the terms of the mortgage loan documents. We cannot assure you that such agreements will be renewed. In the event the related borrower fails to deliver such evidence by the required date, the lender may hold all excess cash flow from the mortgaged property after payment of debt service, funding of reserves and certain other required expenditures, as cash collateral until such license, membership or franchise agreement is renewed or replaced in accordance with the terms of the mortgage loan documents. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

In some cases where a hospitality property is subject to a license, membership or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license, membership interest or franchise. Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations. We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, that reserve will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be significant risk associated with hospitality properties that have not entered into or become a party to a franchise arrangement. Hospitality properties often enter into franchise, membership or license agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Furthermore, certain of the hospitality properties have specialty use tenants, such as health clubs, fitness centers, restaurants or parking garages, as part of the mortgaged property. See “—Retail Properties Have Special Risks” above.

Office Properties Have Special Risks

Twelve (12) of the mortgaged properties, representing approximately 20.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Certain of the office properties may be medical office properties or have significant tenants operating as medical office, urgent care, on-site patient care or other medical treatment service facilities. The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Self-Storage Properties Have Special Risks

Thirty-five (35) of the mortgaged properties, representing approximately 14.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self-storage properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Warehouse and Self-Storage Facilities” in the accompanying prospectus.

Some of the self-storage mortgaged properties securing mortgage loans in the trust may lease a significant portion of the related mortgaged property to a single tenant. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below. In addition, some of the self-storage mortgaged properties securing mortgage loans in the trust may have a material portion of the mortgaged property leased to tenants for the storage of recreational vehicles and/or boats or for use as office, retail or warehouse space or may derive income from sources unrelated to self-storage such as cell phone tower leases, truck rentals for self-moves, box sales, auction income and storage and servicing of rental vehicles. Tenants for such space tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations. See Annex A-1, including the footnotes thereto, to this prospectus supplement for information regarding the self-storage mortgaged properties that use a material portion of the mortgaged property for recreational vehicle leases.

In addition, tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units at the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Furthermore, certain mortgage loans may be secured by self-storage properties that are affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.

Multifamily Properties Have Special Risks

Twenty (20) of the mortgaged properties, representing approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily rental property. We note in particular the following:

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Certain of the multifamily rental properties have material tenant concentrations of students (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

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Certain of the multifamily rental properties consist of senior housing, or are age-restricted senior independent living facilities for individuals 55-years-old or older, thus limiting the potential tenants. See “Risk Factors—Special Risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” in the accompanying prospectus.

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Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise or are otherwise intended to be utilized, in whole or in part, as affordable housing.

●	Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

Certain states regulate the relationship of an owner of a multifamily property and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement and “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Industrial Properties Have Special Risks

Seven (7) of the mortgaged properties, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties. Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time than other commercial properties and may result in a substantial percentage of leased space expiring in the same year at any particular industrial property.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business, such as cold storage facilities. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Mixed Use Facilities Have Special Risks

Six (6) mortgaged properties, securing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are mixed use properties, which properties contain a mix of office and retail property. Accordingly, each such mortgaged property is subject to the risks described in “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above. See Annex A-1 to this prospectus supplement for information regarding tenants that are among the five largest tenants at each mixed use property.

Mixed use properties may also be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Manufactured Housing Community Properties Have Special Risks

Four (4) of the mortgaged properties, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

Manufactured housing community properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

With respect to certain of the mortgage loans secured by manufactured housing community properties, the related mortgaged property may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain of manufactured housing community properties securing mortgage loans in the trust may be age restricted to individuals who satisfy a minimum age requirement (generally 55 years old), whether by recorded covenants or for self-imposed marketing purposes. Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the trust have limited or no amenities, which may also affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads. Tenants for such pads tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations. Rentals of recreational vehicle pads may also be more seasonal in nature.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have tenants that may not have leases and, accordingly, that are not obligated to remain at the mortgaged property for any extended period.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal. For example, a manufactured housing community in the southern portion of the United States might earn most of its income from late fall to early spring. In addition, under such circumstances, a large number of tenants may be in actual occupancy only during a portion of the calendar year and may prepay a substantial amount of their rent for the period that they are not actually living in the community. If a borrower defaults while holding those prepayments of rent, a lender may not be able to recover such amounts.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they can be frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

In addition, a manufactured housing community mortgaged property whose use is legally non-conforming can create special zoning risks where, in particular, conformity to current zoning is required upon damage to a certain percentage of the units (as opposed to the pads themselves). Even if building ordinance or law insurance were obtained, a casualty necessitating compliance with current zoning could result in the use’s being discontinued, and available insurance proceeds being insufficient (because of the relatively insignificant value of insurable improvements) to pay off the related mortgage loan. See “—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Compliance and Use Restrictions Could Adversely Affect Distributions on Your Certificates” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located therein. In addition, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants. See “—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in this prospectus supplement. See also representation and warranty no. 18 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

For purposes of the statistical presentation in this prospectus supplement, the number of units shown for a manufactured housing community mortgaged property includes manufactured home pads and recreational vehicle pads and may also include manager apartments, rental apartments, stick-built homes or other rentable space that are ancillary to the operation of the mortgaged property.

See “Risk Factors—Special Risks Associated with Manufactured Housing Properties” in the accompanying prospectus.

One (1) of the manufactured housing community mortgaged properties, identified on Annex A-1 to this prospectus supplement as Casa Loma Estates MHC, representing approximately 0.2% of the Cut-off Date Pool Balance, is owned by a cooperative organized as a not-for-profit corporation. Various factors may adversely affect the value and successful operation of manufactured housing community cooperative properties, which could adversely affect payments on your certificates, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●
the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

The value and successful operation of a manufactured housing community cooperative property may also be impacted by the same factors which may impact the economic performance of a traditional manufactured housing community property.

For a description of the presentation of certain financial and statistical information with respect to the Casa Loma Estates MHC cooperative property, see Annex A-1 to this prospectus supplement and the footnotes thereto.

Condominium Properties Have Special Risks

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium, although the condominium rules or by-laws may otherwise allocate the right to select board members. In certain cases, the related borrower does not have a majority of votes on the condominium board. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in this prospectus supplement.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. The New York Condominium Act also provides that in the event 75% or more of the common areas are subject to a condemnation and 75% of the unit owners (in number and common interest) do not promptly resolve to restore, then any unit owner can bring a partition action. A partition action could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not secured by condominium units.

Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans

Certain of the mortgage loans are or, in the future, may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties, or the mortgaged properties may benefit from government-sponsored tenant subsidy programs. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled or the benefits thereunder are reduced, those circumstances could result in less income for the project. These programs may entail, among other restrictions:

●	rent limitations that would adversely affect the ability of a borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal or rights of first offer to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. Certain mortgaged properties securing the mortgage loans may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations. In some of these cases, the government-sponsored tenant has the right to terminate its lease at any time for any reason. See Annex A-1 for an identification of any government-sponsored tenant that constitutes one of the five largest tenants (or, if applicable, the single tenant) at any such mortgaged property.

In addition, certain mortgaged properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have material vacant space that is not leased, and in certain cases, the occupancy rate (calculated as described in Annex B to this prospectus supplement) is less than 80%. Certain mortgaged properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Additionally, certain mortgaged properties may have a tenant that has taken possession of the space demised under its lease with the related borrower, but has not yet commenced payments of rent due under the lease. See Annex A-1, including the footnotes thereto, to this prospectus supplement for information regarding the occupancy rate for each of the mortgaged properties, as well as information with respect to the five (5) largest tenants at each retail, office, industrial and mixed use mortgaged property that are not fully occupying their leased space or fully paying rent. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—300 East Lombard” and “—Amargosa Portfolio” in Annex A-3 to this prospectus supplement. In addition, certain mortgaged properties may have leases out for signature with potential tenants and where indicated, occupancy figures may be presented with the expectation that such leases will be executed and that the related tenants will take, or have taken, occupancy. See Annex A-1, including the footnotes thereto, to this prospectus supplement.

In addition, certain mortgaged properties have “dark” space where a tenant has vacated its premises. Any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain mortgaged properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors. We cannot assure you that the tenants at those mortgaged properties will continue to fulfill their lease obligations or that the space will be relet. See “—Tenant Early Termination Options Entail Special Risks” below, “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement and Annex A-1 to this prospectus supplement, including the footnotes thereto.

Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, we are aware that (i) on December 4, 2014, Sears Holdings Corporation announced that it had closed or announced for closure approximately 235 underperforming stores; (ii) on March 25, 2014, Walgreen Co. announced the closure of 76 stores; (iii) in May 2014, Office Depot, Inc. announced that it will be closing 400 locations (approximately 21% of all stores) over the following two years; (iv) on January 7, 2015, J.C. Penney Co. identified 39 stores that it plans to close by April 4, 2015 (none of which 39 stores are located at or adjacent to any of the mortgaged properties, except for the store located across the street from the mortgaged property identified in Annex A-1 to this prospectus supplement as the Southland Plaza); and (v) on January 8, 2015, Macy’s announced that it is closing 14 stores (none of which 14 stores are located at or adjacent to any of the mortgaged properties). While Walgreen Co., Sears Holdings Corporation and Office Depot, Inc. have not identified specific stores slated to close, we cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have Walgreens, Sears, Sears Appliances or Office Depot, Inc. as a tenant or shadow anchor. See Annex A-1 to this prospectus supplement, including the footnotes thereto, for information concerning the five (5) largest tenants at each mortgaged property.

In addition, we are aware that on February 5, 2015, RadioShack Corporation filed a bankruptcy petition under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. RadioShack Corporation also announced its intention to sell between 1,500 and 2,400 stores and close the remainder of its stores as part of a restructuring process. RadioShack Corporation released a preliminary list of 1,784 stores slated for closure. Two of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Westfield Palm Desert and Springdale Plaza include a Radio Shack store as a tenant, and with respect to the Westfield Palm Desert mortgaged property, the Radio Shack store is on the preliminary list of stores slated for closure. In the case of both of the Radio Shack tenants, the related mortgage loan seller underwrote the store space as vacant. See Annex A-1 to this prospectus supplement, including the footnotes thereto, for information concerning the five (5) largest tenants at each mortgaged property.

In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property. In many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are not subject to the related mortgage or remain applicable to the acceptance of a deed-in-lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer. As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in this prospectus supplement. See also representation and warranty no. 8 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement.

In addition, certain of the mortgaged properties, including mortgaged properties securing the fifteen largest mortgage loans, have material lease rollover risks involving the sole tenant or one of the five largest tenants, including (i) lease renewal or termination dates that occur prior to or shortly following the related loan maturity date, (ii) termination options that are exercisable prior to or shortly following the related loan maturity date, and/or (iii) leases that expire during a single calendar year or rolling 12-month period during the term of the mortgage loan. Prospective investors are encouraged to review the lease expirations for major tenants and the tenant rollover summary for certain of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans—Westfield Palm Desert”, “—312 Elm”, “—Albuquerque Plaza”, “—South Shore Place”, “—300 East Lombard”, “—Amargosa Portfolio”, “—Orbital ATK Office”, “—Depot Park” and “—212 South Tryon” in Annex A-3 to this prospectus supplement and to review the lease expiration dates and corresponding size of each of the five largest tenants at each of the retail, office, industrial and mixed use mortgaged properties on Annex A-1, including the footnotes thereto, to this prospectus supplement. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, or leases may contain restrictions on the use of parcels near the related mortgaged property for which there is no corresponding restrictive covenant of record, in each case creating termination or other risks. Income from and the market value of the mortgaged properties securing the mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur. If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants. Prospective investors are encouraged to see “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” and “—Other Matters” in this prospectus supplement.

In addition, certain tenants at the mortgaged properties securing the mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor, shadow anchor or other significant tenant ceases operations, or occupancy declines below a specified percentage, at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. See “—Tenant Early Termination Options Entail Special Risks” below and, with respect to the five (5) largest tenants for which certain co-tenancy related remedies may currently be (or in the near future likely may be) enforced, Annex A-1 to this prospectus supplement, including the footnotes thereto. A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants. Prospective investors are encouraged to see “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement, “Summaries of the Fifteen Largest Mortgage Loans—Amargosa Portfolio” and “—Orbital ATK Office” in Annex A-3 to this prospectus supplement and to review the lease expirations for major tenants and a tenant rollover summary for certain of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement and to review the lease expiration dates of mortgaged properties with single tenants on Annex A-1, including the footnotes thereto, to this prospectus supplement.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations,” “—Tenant or Other Third Party Matters” and “—Other Matters” in this prospectus supplement for additional information on lease terminations and expirations at the mortgaged properties.

Thirty-eight (38) of the mortgage loans that are secured by retail, office, industrial and mixed use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs. These mortgage loans represent approximately 95.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured, in whole or in part, by retail, office, industrial, mixed use and/or other properties. We cannot assure you, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Additionally, there may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the five largest tenants at any of those properties, it is significant to the success of the properties, and therefore the mortgage loans, in the aggregate.

Tenant Early Termination Options Entail Special Risks

Retail leases often (and office leases may) give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower, a prior landlord or any of their respective affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the landlord defaults on its obligations under the lease, (viii) if a tenant’s sales do not equal or exceed specified targets or other performance related conditions, including co-tenancy requirements, are not satisfied, or (ix) if the landlord cannot satisfy a tenant’s expansion option. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not take actions that may trigger a tenant’s right to terminate its lease if such borrower believes that such action may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a specified percentage of the tenants (either by number or based on leased space) cease to operate at the applicable mortgaged property or if certain tenants at the applicable mortgaged property or at an adjacent or nearby property terminate their leases or go dark, or if a competitor commences operations at the subject mortgaged property or an adjacent or nearby property. For examples of certain tenant termination rights, including unilateral, tenant-based performance or live or imminent co-tenancy-based termination remedies among the five (5) largest tenants at each mortgaged property, see Annex A-1, including the footnotes thereto, and the “Lease Expiration Schedule”, including the footnotes thereto, in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties and may apply to certain office properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

Any exercise of termination rights permitting a tenant to terminate its lease could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be relet or the revenues replaced. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement for additional information regarding early termination options affecting the mortgaged properties.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the U.S. bankruptcy code, a tenant/debtor has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. There can be no assurance that a property manager will not divert potential tenants from a mortgaged property owned or managed by it and securing one of the mortgage loans in the issuing entity to a competing property that is owned or managed by it or an affiliate. The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

Conflicts Between Borrower Affiliates and the Issuing Entity. Affiliates of many of the borrowers under the mortgage loans own other properties and, in some cases, those other properties compete with the mortgaged property securing a mortgage loan held by the issuing entity. There can be no assurance that a borrower or an affiliate of a borrower will not divert potential tenants from a mortgaged property owned by such borrower and securing one of the mortgage loans in the issuing entity to a competing property that is owned by an affiliate of such borrower. Accordingly, a borrower sponsor may experience a conflict of interest when leasing a mortgaged property securing a mortgage loan by the issuing entity and a competing property in which the borrower sponsor holds an interest.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. One situation in which such a conflict may arise is in the case of certain manufactured housing community mortgaged properties. There may be a master lease with respect to the related pads between the borrower, as landlord, and an affiliate of the borrower, as tenant and owner of certain leased mobile homes.

We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties. See Annex A-1, including the footnotes thereto, to this prospectus supplement.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in California, Florida, North Carolina and Ohio represent security for approximately 16.6%, 13.0%, 9.0% and 8.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, and collectively secure approximately 47.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. Certain mortgaged properties are located in areas whose economic well-being may be heavily dependent on one or a few particular employers, which may be from the public sector (including, but not limited to, military bases, federal or state governmental agencies and state universities) or the private sector (including a variety of private institutions and businesses). A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, widespread fires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

●	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

●	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest mortgage loan represents approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The three, five and ten largest mortgage loans represent approximately 15.0%, 22.7% and 37.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

A number of mortgaged properties securing the mortgage loans, including certain mortgage loans in the top fifteen mortgage loans included on Annex A-3 to this prospectus supplement have single tenant leases that expire during the term of the related mortgage loan or shortly thereafter or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related mortgaged property.

Another factor that you should consider is that office, retail and industrial properties, and mixed use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of a particular tenant or of tenants in the same or similar business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool mortgage loans and adversely affect distributions to certificateholders. Similarly, an adverse economic impact with respect to a particular industry could also have a disproportionately large impact on one or more particular mortgage loans or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

For further information with respect to tenant concentrations, prospective investors are encouraged to review the information with respect to the five (5) largest tenants at each mortgaged property on Annex A-1 to this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement under the charts entitled “Major Tenants” and “Lease Expiration Schedules” therein.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

Six (6) of the mortgage loans, representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related multi-property or multi-parcel mortgage loan.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of a property interest, including the granting of a mortgage lien or a security interest, by a person may be voided under certain circumstances if:

●	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

●	the person:

(1)           was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)           was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)           intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

●	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

●	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan or a multi-borrower/multiple-parcel mortgage loan, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty

The related borrowers or their sponsor or affiliates, as applicable, with respect to twenty-nine (29) mortgage loans, representing approximately 42.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, initially acquired all or part of their related mortgaged property or an interest in the owner thereof contemporaneously with or shortly prior to the origination of the related mortgage loan. Such borrowers, or others who acquired their related mortgaged property or an interest in the owner thereof within the past twelve (12) months, may have limited experience operating the particular mortgaged properties. The net operating income and cash flow of such mortgaged properties may, therefore, vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management. For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. Furthermore, a transfer of real estate in certain jurisdictions, including through the sale of interests in the owner thereof, may give rise to a reassessment for real estate tax purposes which may result in increased operating costs. As a result of these and other similar factors, you may find it difficult to analyze the historical performance of those mortgaged properties. See “—Certain Mortgaged Properties May Have a Limited Operating History” below, and Annex A-1 to this prospectus supplement.

Certain Mortgaged Properties May Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed, recently opened, recently acquired and/or recently renovated to a substantial extent and, as such, have a limited operating history. We cannot assure you that any of the mortgaged properties, including the aforementioned mortgaged properties, will perform as anticipated. See “—Borrowers’

Recent Acquisition of the Mortgaged Properties Causes Uncertainty” and “Description of the Mortgage Pool—Other Matters” in this prospectus supplement. See also for loan purpose and certain historical operating information, Annex A-1, including the footnotes thereto, to this prospectus supplement, and “Summaries of the Fifteen Largest Mortgage Loans—Amargosa Portfolio” and “—Orbital ATK Office” in Annex A-3 to this prospectus supplement.

Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are either completing initial construction, undergoing other renovation or redevelopment, or expected to undergo such renovation or redevelopment in the future, including, in the case of several hospitality properties, pursuant to property improvement plans required by the related franchisor. The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay amounts due under such mortgage loan. In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—Residence Inn Tampa Westshore Airport” in Annex A-3 to this prospectus supplement. See also Annex A-1 to this prospectus supplement and the accompanying footnotes for additional information.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction. See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this prospectus supplement.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties securing mortgage loans in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

●	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

●	zoning, land use or other restrictions also may prevent alternative uses.

For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to movie theater space and data centers would not easily be converted to other uses due to their unique construction requirements. In addition, converting self-storage, cold storage, data center, restaurant or manufactured housing community properties, or fitness centers and other facilities related to physical fitness or other specialty use space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to any such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such a mortgaged property will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in this prospectus supplement.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If a mortgaged property of this type were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient for its intended purpose. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this prospectus supplement, all of the mortgage loans (and any related pari passu companion loan) are balloon loans. All of the mortgage loans (other than loans that require interest-only payments for their entire term) have amortization schedules that are significantly longer than their respective terms and many of the mortgage loans require only payments of interest for part or all of their respective terms to maturity. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization Characteristics” in this prospectus supplement. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the trust either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan. The ability of a borrower to make the required balloon at maturity depends upon its ability either to refinance the related mortgage loan (including any related pari passu companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related pari passu companion loan) in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

●	prevailing interest rates;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	tax laws; and

●	prevailing general and regional economic conditions.

See “Risk Factors—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus for additional risk factor considerations.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than any non-serviced pari passu mortgage loan, each of which will be serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this prospectus supplement. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan will likely extend the weighted average life of your certificates.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced pari passu mortgage loan because each such non-serviced pari passu mortgage loan will be serviced by an other master servicer and an other special servicer pursuant to a separate pooling and servicing agreement which contains provisions that are substantially similar in all material respects, but not necessarily identical to, the provisions of the pooling and servicing agreement for this transaction. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of the related non-serviced pari passu mortgage loan by the special servicer servicing such non-serviced pari passu mortgage loan, will likely extend the weighted average life of such class of certificates.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness. In certain cases, the total additional debt on certain of the mortgage loans may not be supported by the underwritten cash flow from the mortgaged property. In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement.

Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property, trade payables or other obligations in the ordinary course of business relating to the mortgaged property. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this prospectus supplement. Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

Further, so-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are pari passu or subordinated or are mezzanine loans or cooperative share loans such as those described above not directly secured by the mortgaged property or are unsecured loans or preferred equity obligations, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans or meeting its preferred equity obligations. Also, the existence of another loan or a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower or a preferred equity obligation effectively reduces the equity owners’ economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt or a preferred equity obligation may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by such other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this prospectus supplement and see also representations and warranties no. 9 and no. 32 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement). See also “Summaries of the Fifteen Largest Mortgage Loans—Westfield Palm

Desert”, “—Capital Penn Self Storage Portfolio”, “—South Shore Place” and “—Depot Park” in Annex A-3 to this prospectus supplement.

Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals, the sponsors and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business. Some disputes may result in liability to a borrower which may have a negative impact on a borrower’s financial condition or ability to perform its obligations under the related mortgage loan documents or may distract executive management of a property manager and negatively impact their ability to effectively manage the related mortgaged property. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Additionally there may be past, pending or threatened litigation against a borrower, borrower principal, sponsor or manager of a mortgaged property securing the mortgage loans and/or their respective affiliates due to activities unrelated to the mortgaged property.

We cannot assure you that such past, pending or future litigation or the related circumstances would not have a material adverse effect on your certificates.

See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for additional information regarding certain litigation affecting the mortgaged properties and the related borrowers, sponsors, managers and their respective affiliates, and see also representation and warranty no. 15 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the U.S. bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action or any deficiency judgment proceeding. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the amount of secured indebtedness may be reduced to the then-current value of the mortgaged property. The lender would become a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. If it otherwise meets the criteria for confirmation established by the U.S. bankruptcy code, a plan of reorganization may:

●	permit a debtor to cure existing defaults and reinstate a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers. The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases. The U.S. bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

In addition, the filing of a bankruptcy petition by or with respect to a third party may adversely affect a secured lender’s rights. For example, the filing of a petition by or on behalf of a junior mortgage lien holder may stay the senior mortgage lender from taking action to foreclose out such junior lien. At a minimum, the senior mortgage lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay applicable to such junior mortgage lien holder. Also, the junior lender may vote in the bankruptcy case of the borrower in favor of borrower’s plan of reorganization modifying the rights of the senior lender. Therefore, the existence of a second mortgage on a mortgaged property may adversely affect the interests of the certificateholders in the event of the filing of a petition by or on behalf of a related borrower or a junior lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Other Prepayment Provisions” in this prospectus supplement.

Certain mortgage loans have a borrower or borrower sponsors or affiliates of borrower sponsors that have previously availed themselves or are affiliated with entities that have previously availed themselves of their rights under applicable bankruptcy laws. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement for additional information on certain mortgage loans in the trust. See also representation and warranty no. 42 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to certain of the mortgage loans, the borrowers may own the related mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all mortgage loans are special purpose entities. See “—Tenancies in Common May Hinder Recovery” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Tenancies in Common” in this prospectus supplement.

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans are not special purpose entities. Additionally, most borrowers under the mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Additionally, it is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts. Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts. However, some mortgage loans included in the trust do not have separate guarantors for non-recourse carveouts or have separate guarantors only for very limited non-recourse carveouts. In addition, with respect to those mortgage loans with separate non-recourse carveout guarantors, many of such guarantors are also guarantors (and in some cases, non-recourse carveout guarantors) with respect to mortgage loans that are not included in the mortgage pool and some of such guarantors may have limited assets and/or liquidity relative to amounts due or potentially due under the related mortgage loan. In other cases, the recourse liability may be limited to an amount less (and in some instances significantly less) than the outstanding principal balance of the related mortgage loan. For information regarding such limitations with respect to the fifteen largest mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in this prospectus supplement. See representation and warranty no. 28 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

One of the purposes of having a separate guarantor for non-recourse carveouts that is liable in the event certain actions are taken with respect to a mortgage loan or the related mortgaged property by the related borrower or guarantor is to limit the likelihood the borrower or guarantor will inappropriately utilize bankruptcy petitions to avoid actions against the related mortgaged property. In addition, having a separate non-recourse carveout guarantor may also limit the likelihood of other bad acts (which may include fraud) by the borrower or guarantor.

Furthermore, non-consolidation opinions were generally not obtained in connection with the origination of mortgage loans with original principal balances of $30 million or less. See also representation and warranty no. 33 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

We cannot assure you that any borrower, or any principal of a borrower, has not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. In addition, with respect to certain mortgaged properties there have been pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

Certain principals of the borrowers under the mortgage loans have previously sponsored real estate projects that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, and certain of the mortgage loans have refinanced a prior loan secured by the related mortgaged property which prior loan was the subject of a discounted payoff, short sale or other restructuring. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, in bankruptcy or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or that the borrower or principal will otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings, if one were to occur, will not have a material adverse effect on your investment.

In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same mortgaged property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

The mortgage loans generally contain a “due-on-sale” clause that, with certain exceptions, permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage. However, the enforceability of such clauses may be limited under applicable law. In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee. The special servicer (or, in the case of a non-serviced pari passu mortgage loan serviced under another pooling and servicing agreement, the master servicer or special servicer under such pooling and servicing agreement) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loan documents requiring yield maintenance charges, prepayment premiums or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the mortgage loan documents requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium under a mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions in the mortgage loan documents related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Further, certain loans may permit variations in the mechanics of defeasance transactions that create risk. With respect to certain of the mortgage loans, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and may not be required to obtain a rating agency confirmation in connection with the defeasance.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

Certain of the mortgage loans permit the related borrowers to substitute other similar properties in place of one or more of the mortgaged properties currently securing such mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” and “—Certain Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement.

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the related mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution. See “Summaries of the Fifteen Largest Mortgage Loans—WP Carey Self Storage Portfolio VI” in Annex A-3 to this prospectus supplement.

If a multi-property mortgage loan allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the Trust if losses are suffered. See “—Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties” and “Description of the Mortgage Pool—Other Matters” in this prospectus supplement.

Increases in Real Estate Taxes May Reduce Net Operating Income

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, or if the benefits thereunder were reduced, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants’ reports, information set forth in the related appraisal, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. Any potential loss in income will not be covered by law and ordinance insurance. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land-use or building restrictions in the future. Mortgaged properties that do not conform to zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Further, uses currently permitted under a zoning ordinance may be subject to “sunset” provisions that either require future approval to be continued or prohibit the use altogether after a specified period of time. Typically, no compensation is available to the landowner either from the related jurisdiction or from any insurance proceeds when a use is discontinued in such a manner. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” and “—Other Matters” in this prospectus supplement, and see also representation and warranty no. 26 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Additionally, certain mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark or may be subject to conservation restrictions to protect local flora or fauna. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan. In addition, in some cases, particularly involving single-tenant mortgaged properties or mortgaged properties consisting of one or more (but less than all) of the condominium units in a building subject to a condominium declaration, if a condemnation award is not entirely applied to restore the related mortgaged property following a partial taking, or if there is a complete taking of the related mortgaged property, the resulting condemnation award may need to be shared between an affected tenant and the applicable borrower/landlord or among the condominium unit owners, thereby reducing the portion of such proceeds available to pay the related mortgage loan. Similarly, in some cases involving ground leases, if a condemnation award is not entirely applied to the related mortgaged property, the resulting condemnation award may need to be shared between the affected lessor and the borrower/lessee, thereby reducing the portion of such proceeds available to pay the related leasehold mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates. See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement, and see also representation and warranty no. 14 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement)

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Each borrower is required to maintain insurance coverage in respect of the related mortgaged property in amounts and from providers satisfying certain requirements, each as provided for in the related mortgage loan documents. Some of these policies may not cover any physical damage resulting from, among other things, war, revolution, or nuclear, biological or chemical materials. In addition, even if a type of loss is covered by the insurance policies required to be in place at the related mortgaged property, the mortgaged property may suffer losses for which the insurance coverage is inadequate. For example, in the case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in coastal areas (including southeastern coastal states), which areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was reauthorized and amended on January 12, 2015 until December 31, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation is payable under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed a specified threshold, which is $100 million in 2015, subject to annual $20 million increases until the threshold is equal to $200 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

Under the Terrorism Insurance Program, the federal share of compensation will be equal to 85% in 2015, subject to annual decreases of 1% until equal to 80%, of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015, is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015. See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See also representation and warranty no. 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not renewed prior to its expiration, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance. We cannot assure you that the Terrorism Insurance Program will create any long term changes in the availability and cost of insuring terrorism risks. In addition, we cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism or that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015, may have a material effect on the availability of federal assistance in the terrorism insurance market. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. If such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a tenant, an affiliate of the related borrower or other third party is permitted to satisfy the insurance requirements under the related mortgage loan documents or to self-insure. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be aggravated if affiliated borrowers under multiple mortgage loans in the trust are covered under the same self-insurance or blanket policy. See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans. Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

All of the mortgaged properties securing the mortgage loans have been subject to Phase I environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans. None of the environmental assessments of the mortgaged properties in the trust was more than eight (8) months old as of the cut-off date. In some cases, a Phase II environmental site assessment was also performed or recommended. In certain cases, gas stations operate or previously operated at Mortgaged Properties or on third-party properties adjacent to the Mortgaged Properties, and the related environmental site assessments concluded that such gas stations and their underground storage tanks are not significant concerns for reasons including but not limited to no identified past or present spills or other releases, regulatory closure achieved for past spills or releases, and direction of hydraulic gradient. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II environmental site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II environmental site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In addition, with respect to certain of the mortgaged properties, the related environmental site assessment may have recommended no further action where (i) underground storage tanks had been removed with no contamination found, abandoned on-site in accordance with state and municipal regulations and/or were issued regulatory closure, (ii) former gas stations or dry cleaning facilities had resulted in soil and/or groundwater contamination that received regulatory closure based on completion of remediation or of a determination of low environmental risk, (iii), contaminants were determined to exist for other reasons, but regulatory closure was ultimately issued, or (iv) nearby third-party contamination sites were not likely to impact the mortgaged properties.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

●	a responsible third party was identified as being responsible for the remediation; or

●	the related originator of the mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)
to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)
to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents or by the environmental consultant; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)
to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity or guaranty from an individual or an entity (which may include the related loan sponsor).

In many cases, the environmental assessments described above identified the presence or likely presence of asbestos-containing materials, lead-based paint, mold, radon and/or other contaminants. Where certain levels of asbestos-containing materials, lead-based paint or mold were present above actionable levels, the environmental consultant generally recommended, and the related mortgage loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in this prospectus supplement and see also representation and warranty no. 43 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement) for additional information regarding certain environmental concerns impacting the mortgaged properties.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

●
if during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

●
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

●
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead-based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. We cannot assure you, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

In some cases, there is no guarantor or indemnitor separate from the related borrower that is responsible for breaches of environmental covenants and/or representations.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans include tenants who operate, or in the past operated, on-site dry-cleaners, automotive service centers, gasoline stations or oil wells. These types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners, automotive service centers and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents, crude oil or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment or remedial action is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates. An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only on Annex A-1 and Annex A-2 to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. If the related appraisal is not current, there is the additional risk that events or conditions subsequent to the date of the appraisal may adversely affect the market value of the mortgaged property. See representation and warranty no. 45 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement) for additional information regarding the appraisals for the mortgaged properties.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and either an “as-completed” or “as-stabilized” valuation, the latter three of which are based on the assumption that certain events will occur with respect to the construction, re-tenanting, renovation or other repositioning of such properties. All relevant loan-to-value information presented in this prospectus supplement except in the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Residence Inn Tampa Westshore Airport, Residence Inn Charlotte Southpark and Courtyard Fort Myers, securing approximately 2.2%, 2.0% and 1.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, as to which the “as-renovated” valuation in the related appraisal has been used) is based on an “as-is” valuation. See the footnotes to Annex A-1 to this prospectus supplement and the definition of “Appraised Value” in Annex B to this prospectus supplement.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions

As described in Annex B to this prospectus supplement, underwritten net cash flow means cash flow adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows or the actual numbers utilized by the related mortgage loan sellers in the underwriting process at origination. Each investor should review the types of assumptions described below and in Annex B to this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In certain instances, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space as to which a lease was due to expire (or was still under negotiation) was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this prospectus supplement. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space and the retention of tenants, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. For example, see the Cash Flow Analysis chart and related footnotes presented in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement. Also, see “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Net Cash Flow and Certain Underwriting Considerations” and “—Other Matters” in this prospectus supplement for additional information regarding certain assumptions taken with respect to net cash flow by the mortgage loan seller with respect to the mortgage loans. In addition, with respect to certain mortgage loans, certain reserve and/or escrowed funds were included in the determination of available cash flow from the related mortgaged property. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten net cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this prospectus supplement intended to represent actual future cash flow.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents or the formulas or calculation used by the mortgage loan sellers for their own internal underwriting.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true. Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person or entity (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC are the sole persons, or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group is the sole person) with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect. No other person or entity is obligated to perform such obligation to repurchase or substitute if that mortgage loan seller (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) defaults on its obligation to do so.

Each mortgage loan seller has (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC have, or, in the case of mortgage loan sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC has) only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties. We cannot assure you that a mortgage loan seller has or will have (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC have or will have, or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC has or will have sufficient assets with which to fulfill any obligations on its part that may arise. In addition, the mortgage loan sellers (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC, or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC, or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) may make a payment to the trust to compensate it for the loss of value of the related mortgage loan. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed-in-lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was more than 10% completed at the time a default on the related mortgage loan became imminent. In addition, (i) any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, (ii) any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service or (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total rent for the taxable year, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax. In this event, the net proceeds available for distribution on your certificates may be reduced. A special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See “Risk Factors—Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences” in the accompanying prospectus.

The REMIC provisions of the Code restrict a REMIC from becoming the owner of assets securing a mortgage loan other than real property on which the REMIC held a lien and tangible personal property incidental to such real property (within the meaning of Code Section 856(e)(1)). Therefore, upon the occurrence of a mortgage loan event of default, the interests of a borrower in non-real property assets, if they do not qualify under the REMIC provisions of the Code as described above, will not be permitted to be acquired by the trust. Rather than acquiring the ownership of such assets, the trust will be required to exercise other legal remedies available to it under applicable law including sale of such assets and application of the proceeds toward the repayment of the mortgage loan. Depending on market conditions, the proceeds from the sale of such assets could be less than the proceeds that would be received if the trust would have foreclosed on such interests and sold them at a later date.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such as the tenant’s exercise of a purchase option during a lock-out period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal or a right of first offer to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of two (2) mortgaged properties, collectively securing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease or a tenant-in-common interest in such leasehold or sub-leasehold interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Certain ground lease provisions or ownership structures are not standard and may expose investors to greater risks of default and loss than the typical ownership structures and the typical provisions in more standard ground leases or ground lease estoppels. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests”.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

For a description of ground leases at mortgaged properties subject to payment-in-lieu-of-taxes programs, see “Description of the Mortgage Pool—Other Matters” in this prospectus supplement.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests” and see also representation and warranty no. 36 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement). See “Summaries of the Fifteen Largest Mortgage Loans—Capital Penn Self Storage Portfolio” and “—Albuquerque Plaza” attached as Annex A-3 to this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities” and may have been in existence for a substantial period in advance of the origination of the related mortgage loan. Also, although a borrower may currently be a single-purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose vehicle that previously had other business activities and liabilities. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Some borrowers under the mortgage loans are not special purpose entities. See also representation and warranty no. 33 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement). For a discussion of certain risks associated with maintenance of “single-purpose entity” status, see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the accompanying prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust, or by a borrower that has the ability to convert to a Delaware statutory trust. Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property. While the beneficial ownership interests in a Delaware statutory trust may not presently be held by multiple parties, we cannot assure you that any beneficial interests will not subsequently be sold. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this prospectus supplement.

Tenancies in Common May Hinder Recovery

Five (5) mortgage loans, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have one or more borrowers that own all or a specified portion of the related mortgaged property as tenants-in-common. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Tenancies in Common” in this prospectus supplement for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common borrower exercises such right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, each related tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant-in-common borrowers and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant-in-common files for partition. In some cases, a related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “—Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” above.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage. A REMIC may avoid such consequences, however, if the mortgage is in default, the default of such mortgage is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under in the original mortgage loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. Such a release and prepayment may occur despite lock-out periods that may otherwise apply. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would have a loan-to-value ratio greater than 125%.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates. Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Other Risks

Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties

With respect to each split loan structure, although the related pari passu companion loan(s) are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on such other loan(s). As a result, the trust fund is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the loan combination upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize. Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus supplement.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement will consist of a pool (the “Mortgage Pool”) of ninety-five (95) commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”) with an aggregate principal balance (the “Cut-off Date Pool Balance” and the portion thereof attributable to each Mortgage Loan, the “Cut-off Date Principal Balance”) of $1,047,828,035 as of the respective due dates for such Mortgage Loans in March 2015 (or, in the case of any Mortgage Loan that has its first due date in April 2015, the date that would have been its due date in March 2015 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (the “Cut-off Date”), in each case after application of all payments due on or before such date, whether or not received. The Cut-off Date Principal Balance of each Mortgage Loan is shown on Annex A-1 to this prospectus supplement. The Cut-off Date Principal Balances of the Mortgage Loans range from $1,092,718 to $62,500,000 and the average of those Cut-off Date Principal Balances is $11,029,769. As used herein, the term “Mortgage Loan” with respect to any of the Loan Combinations includes the note included in the Mortgage Pool, but does not include any related companion loan. See “—Split Loan Structures” below.

Each of the Mortgage Loans is an obligation of the related borrower to repay a specified sum with interest. Each of the Mortgage Loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). That mortgage lien is, in all cases, a first priority lien, subject only to certain permitted encumbrances.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Westfield Palm Desert, Depot Park and Boca Hamptons Plaza Portfolio are referred to as “Pari Passu Mortgage Loans” in this prospectus supplement. Each Pari Passu Mortgage Loan has one or more companion mortgage loans, each referred to as a “Pari Passu Companion Loan” in this prospectus supplement. Each Pari Passu Mortgage Loan together with the related Pari Passu Companion Loan(s) is referred to in this prospectus supplement as a “Loan Combination”. Each Pari Passu Mortgage Loan is pari passu in right of payment to the related Pari Passu Companion Loan(s), but the Pari Passu Companion Loans are not included in the Mortgage Pool.

The Westfield Palm Desert Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection the MSBAM 2015-C21 securitization (the “MSBAM 2015-C21 Pooling and Servicing Agreement“) and the related intercreditor agreement.

The Depot Park Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection the WFCM 2014-LC18 securitization (the “WFCM 2014-LC18 Pooling and Servicing Agreement”) and the related intercreditor agreement.

The Boca Hamptons Plaza Portfolio Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection the CGCMT 2015-GC27 securitization (the “CGCMT 2015-GC27 Pooling and Servicing Agreement“) and the related intercreditor agreement.

Each of the Westfield Palm Desert Loan Combination, the Depot Park Loan Combination and the Boca Hamptons Plaza Portfolio Loan Combination is sometimes referred to as a “Non-Serviced Pari

Passu Mortgage Loan”, and its Pari Passu Companion Loan is sometimes referred to as a “Non-Serviced Pari Passu Companion Loan” and such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan are sometimes, collectively, referred to as a “Non-Serviced Loan Combination“.

All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per net rentable square foot or unit, as applicable, presented in this prospectus supplement with respect to each Pari Passu Mortgage Loan is calculated including its related Pari Passu Companion Loan(s), unless otherwise indicated.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

All of the Mortgage Loans were originated within the four (4) months prior to the Cut-off Date and thus should generally be considered not to have long-standing payment histories. See Annex A-1 to this prospectus supplement for the origination date of each of the Mortgage Loans.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest Mortgage Loan is the Westfield Palm Desert Mortgage Loan, which has a Cut-off Date Principal Balance of $62,500,000 and represents approximately 6.0% of the Cut-off Date Pool Balance. The three, five and ten largest Mortgage Loans have Cut-off Date Principal Balances, collectively representing approximately 15.0%, 22.7% and 37.0%, respectively, of the Cut-off Date Pool Balance. Each of the fifteen largest Mortgage Loans is described in Annex A-3 to this prospectus supplement.

Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

Nine (9) individual Mortgage Loans, representing approximately 16.1% of the Cut-off Date Pool Balance, are secured by two or more properties. See the footnotes to the table below. In all cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans (1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
WP Carey Self Storage Portfolio VI	Multi-Property	$48,139,000	4.6%
Capital Penn Self Storage Portfolio	Multi-Property	37,606,397	3.6
Amargosa Portfolio	Multi-Property	26,600,000	2.5
Boca Hamptons Plaza Portfolio	Multi-Property	18,000,000	1.7
Long Island Retail Portfolio	Multi-Property	15,500,000	1.5
Milwaukee Apartment Portfolio	Multi-Property	8,039,250	0.8
Fedex Portfolio Oxford, AL & El Dorado, AR	Multi-Property	7,000,000	0.7
Orlando Industrial	Multi-Property	5,000,000	0.5
Peoria Multifamily Portfolio	Multi-Property	3,000,000	0.3
Total:		$168,884,647	16.1%

(1)	Total may not equal the sum of amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

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With respect to the Mortgage Loan secured, in part, by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Milwaukee Apartment Portfolio – Riverwood Court/Rainbow Terrace, which Mortgaged Property represents approximately 0.4% of the Cut-off Date Pool Balance by allocated loan amount, such related Mortgaged Property consists of two (2) parcels located about a block apart that are operated as a single enterprise.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Planet Self Storage - Brookfield, representing approximately 0.3% of the Cut-off Date Pool Balance, the related Mortgaged Property consists of two (2) non-contiguous parcels located near each other that are operated as a single enterprise.

None of the Mortgage Loans will be cross-collateralized or cross-defaulted with other mortgage loans in the trust fund.

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed. The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted, but have the same or affiliated borrowers/owners.

Related Borrower Loans(1)

Mortgage Loan/Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Cut-off Date Pool Balance
Group A
Residence Inn Tampa Westshore Airport	1	$23,569,000	2.2%
Residence Inn Charlotte Southpark	1	20,560,000	2.0
Courtyard Fort Myers	1	15,779,000	1.5
Residence Inn Little Rock Downtown	1	14,447,000	1.4
Courtyard Tampa Downtown	1	14,387,000	1.4
Hampton Inn & Suites Knoxville	1	9,884,000	0.9
Total:	6	$98,626,000	9.4%
Group B
312 Elm	1	$46,121,000	4.4%
312 Plum	1	18,379,000	1.8
Total:	2	$64,500,000	6.2%
Group C
Capital Penn Self Storage Portfolio	9	$37,606,397	3.6%
Laurel Self Storage	1	2,992,210	0.3
Total:	10	$40,598,607	3.9%
Group D
Palms Plaza	1	$17,500,000	1.7%
Lakeview Village	1	9,500,000	0.9
Total:	2	$27,000,000	2.6%
Group E
Planet Self Storage - Southampton	1	$6,250,000	0.6%
Planet Self Storage - Newington	1	5,225,000	0.5
Planet Self Storage – Washington	1	4,450,000	0.4
Planet Self Storage - Quakertown	1	3,850,000	0.4
Planet Self Storage – South Boston	1	3,200,000	0.3
Planet Self Storage - Brookfield	1	3,150,000	0.3
Total:	6	$26,125,000	2.5%
Group F
1351 Harbor Parkway	1	$14,000,000	1.3%
City Sports Clubs - Sunnyvale	1	12,000,000	1.1
Total:	2	$26,000,000	2.5%
Group G
Eden at Watersedge	1	$16,000,000	1.5%
Eden of Reynoldsburg	1	5,990,082	0.6
Cornerstone Crossing	1	3,244,847	0.3
Total:	3	$25,234,929	2.4%
Group H
Fairfield Inn & Suites - Cincinnati	1	$5,691,539	0.5%
Holiday Inn Express Nicholasville	1	5,500,000	0.5
Total:	2	$11,191,539	1.1%

(1)	Totals may not equal the sum of amounts listed due to rounding.

Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Aggregate Cut-off Date Balance
Retail	25	$247,391,262	23.6%
Hospitality	15	225,902,753	21.6
Office	12	211,198,396	20.2
Self Storage	35	154,250,129	14.7
Multifamily	20	126,063,730	12.0
Industrial	7	38,446,154	3.7
Mixed Use	6	31,297,137	3.0
Manufactured Housing Community	4	13,278,474	1.3
Total:	124	$1,047,828,035	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for any Mortgaged Property relating to a Mortgage Loan secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

With respect to the properties set forth in the above chart, we note in particular the following:

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Thirteen (13) of the Mortgaged Properties, collectively securing approximately 17.4% of the Cut-off Date Pool Balance by allocated loan amount, are retail properties with one or more anchor or shadow anchor tenants. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” in this prospectus supplement. See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties” attached as Annex A-1 to this prospectus supplement.

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Five (5) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as 312 Elm, Albuquerque Plaza, Depot Park, 212 South Tryon and Charleston Festival, collectively securing approximately 12.6% of the Cut-off Date Pool Balance by allocated loan amount, each have government-sponsored tenants among their five (5) largest tenants. See “Risk Factors—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement.

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Thirteen (13) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as South Shore Place, Amargosa Portfolio – Southern Plaza, Palms Plaza, Charleston Festival, Village Crossing, Shops of Village Green, Great Bridge Marketplace, Mount Laurel Center, Jamul Shopping Village, Coulter Forum, Lambertson Lakes, Generations Plaza I & II and Shoppes at Town Square, collectively securing approximately 9.1% of the Cut-off Date Pool Balance by allocated loan amount, have a restaurant tenant among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property. In addition, the Mortgaged Property identified on Annex A to this prospectus supplement as Maxwell Hotel, securing a Mortgage Loan representing approximately 2.8% of the Cut-off Date Pool Balance, has a restaurant tenant situated on the hotel property. Restaurants present unique risks, see “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

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Six (6) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Westfield Palm Desert, Amargosa Portfolio – Gold’s Gym, Long Island Retail Portfolio – Seaford Retail Center, City Sports Clubs – Sunnyvale, Great Bridge Marketplace and Mount Laurel Center, collectively securing approximately 8.6% of the Cut-off Date Pool Balance by allocated loan amount, have a gym, indoor trampoline park, physical therapy center, health club or fitness center among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. Gyms, indoor trampoline parks, physical therapy centers, health clubs and fitness centers present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for

Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

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Two (2) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Westfield Palm Desert and Long Island Retail Portfolio – Seaford Retail Center, collectively securing approximately 6.2% of the Cut-off Date Pool Balance by allocated loan amount, have a movie theater tenant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. Movie theaters present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

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Nine (9) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Amargosa Portfolio – Southern Plaza, Boca Hamptons Plaza Portfolio- Boca Hamptons Plaza, Palms Plaza, Lakeview Village, Village Crossing, Winbury Professional Center, Lambertson Lakes, 330 E Main Street, and Shoppes at Town Square, collectively securing approximately 6.1% of the Cut-off Date Pool Balance by allocated loan amount, are each comprised of, or include among their five (5) largest tenants (by net rentable area leased), tenants operating as medical offices, veterinary offices, clinics, urgent care facilities or dental offices. Medical offices and urgent care facilities present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Office Properties Have Special Risks” in this prospectus supplement.

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Two (2) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as 212 South Tryon and Jamul Shopping Village, collectively securing approximately 2.2% of the Cut-off Date Pool Balance by allocated loan amount, include educational facilities as part of the collateral. Educational facilities present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” and “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

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One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Boca Hamptons Plaza Portfolio-Boca Hamptons Plaza, securing approximately 1.3% of the Cut-off Date Pool Balance by allocated loan amount, has a dry cleaners with an on-site processing operation. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement.

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One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Lakeview Village, securing approximately 0.9% of the Cut-off Date Pool Balance by allocated loan amount, has an on-site gas filling station. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” and “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement.

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With respect to one (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Great Bridge Marketplace, securing approximately 0.4% of the Cut-off Date Pool Balance by allocated loan amount, the third largest tenant, representing approximately 13.6% of the gross leasable area, is a non-denominational church that depends in whole or in part on contributions to make rental payments. In addition, a church is a non-permitted use at the Mortgaged Property under current zoning requirements and, accordingly, such use requires a conditional use permit. Requests for a conditional use permit are pending.

With respect to the hospitality properties set forth in the above chart, we note in particular the following:

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With respect to the hospitality property identified on Annex A-1 to this prospectus supplement as Maxwell Hotel, securing a Mortgage Loan representing approximately 2.8% of the Cut-off Date Pool Balance, such Mortgaged Property is unflagged. See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” in this prospectus supplement.

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All other hospitality properties are subject to a franchise agreement, license agreement or hotel management agreement. With respect to six (6) of those properties, which are identified on Annex A-1 to this prospectus supplement as Marriott Greensboro, Residence Inn Charlotte Southpark, Holiday Inn - Cherry Creek, Courtyard Tampa Downtown, Staybridge Suites North Brunswick and Holiday Inn Express Nicholasville, collectively securing approximately 10.6% of the Cut-off Date Pool Balance by allocated loan amount, the applicable franchise agreement or management agreement (including any extension options) either expires, or is unilaterally terminable by the franchisor without cause, during the term, or within twelve (12) months after the end of the term, of the related Mortgage Loan. See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” in this prospectus supplement.

With respect to the multifamily and manufactured housing community properties set forth in the above chart, we note in particular the following:

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With respect to the multifamily properties identified on Annex A-1 to this prospectus supplement as Maple Leaf Apartments, Eden at Watersedge, Milwaukee Apartment Portfolio, Chesapeake Mills, Arctic Gardens and Peoria Multifamily Portfolio, collectively securing approximately 5.2% of the Cut-off Date Pool Balance by allocated loan amount, each such Mortgaged Property has some or all of its rents subsidized under the Section 8 tenant-based assistance program of the U.S. Department of Housing and Urban Development or a similar assistance program (whether federal, state, county or local). We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan. See “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans” in this prospectus supplement and see “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” and “—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Casa Bandera Apartments, Vista De Palmas and Appletree Apartments, collectively representing approximately 1.7% of the Cut-Off Date Pool Balance, each such Mortgaged Property is 20% or more occupied by student tenants. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Multifamily Properties Have Special Risks” in this prospectus supplement.

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With respect to the manufactured housing community property identified on Annex A-1 to this prospectus supplement as Casa Loma Estates MHC, representing approximately 0.2% of the Cut-off Date Pool Balance, the related borrower is a cooperative organized as a Florida not-for-profit corporation. See “Risk Factors—Risks Related to the Mortgage Loans— Manufactured Housing Community Properties Have Special Risks” in this prospectus supplement.

Tenancies in Common

Five (5) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Casa Bandera Apartments, Neighborhood Self Storage, Magdalene Center, Mount Laurel Center and Appletree Apartments, collectively representing approximately 2.7% of the Cut-off Date Pool Balance, have two or more borrowers that own the related Mortgaged Property as tenants-in-common (and the respective tenants-in-common have agreed to a waiver of their rights of partition). See “Risk Factors—Risks Related to the Mortgage Loans—Tenancies in Common May Hinder Recovery” in this prospectus supplement.

Condominium Structures

Five (5) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Albuquerque Plaza, South Shore Place, 1351 Harbor Parkway, Breckenridge Apartments and Winbury Professional Center, collectively representing approximately 8.8% of the Cut-off Date Pool Balance, are each secured in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans, we note in particular the following:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Albuquerque Plaza, representing approximately 3.3% of the Cut-Off Date Pool Balance, the Mortgaged Property is part of a condominium regime which consists of six units, including the borrower-owned units (the office building with first floor retail, parking garage and retail promenade connector) and the sponsor-controlled units (Hyatt Regency hotel and related retail). The borrower’s voting rights are in excess of 50%, which gives it practical control over condominium association matters except for decisions requiring a supermajority, which supermajority decisions include: (i) matters affecting the common elements, special assessments or condominium amendments; (ii) continuance of the condominium following a ground lease termination; and (iii) amendment or termination of a ground lease, or the association’s filing for bankruptcy.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as South Shore Place, representing approximately 2.8% of the Cut-Off Date Pool Balance, the Mortgaged Property consists of the retail unit in a mixed-use condominium that also includes a hotel unit. The condominium association’s duties are generally limited to maintenance of parking areas and private roadways, shared ancillary facilities such as trash and recycling facilities, and the general common area grounds. Each unit owner is responsible for maintenance of its building. The retail unit has a 58% voting interest in the condominium association, and the association’s Board of Directors consists of four members, two directors from each unit.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 1351 Harbor Parkway, representing approximately 1.3% of the Cut-Off Date Pool Balance, the borrower owns one building in an eight-building business complex, established as a land condominium regime. The borrower’s voting interest in the condominium association is approximately 12.5%. The association’s duties are limited to parking and maintenance of the general common area grounds, however, and each unit owner is responsible for maintenance of its building.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Breckenridge Apartments, representing approximately 1.0% of the Cut-Off Date Pool Balance, the Mortgaged Property consists of 255 units in a 308-unit residential condominium project, and the borrower has approximately 82.8% of the related voting rights in the condominium association. The borrower has the ability to affirmatively control the major decisions of the condominium association in its current regime. The loan documents provide that the borrower and guarantor are personally liable for amendments to or termination of the condominium regime without the lender’s prior written consent.

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With respect to Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Winbury Professional Center, representing approximately 0.3% of the Cut-off Date Pool Balance, the Mortgaged Property is part of a condominium regime. The Mortgaged Property consists of eight of the ten condominium units as well as the borrower’s 53% interest in the common elements. The borrower controls three of the five seats on the condominium board directors. The owner of the remaining two condominium units has vacated such units and the sponsor of the Mortgage Loan is acting as leasing agent for such units.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement. See also “Risk Factors—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus. See also representation and warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Certain Terms of the Mortgage Loans

Due Dates. Subject, in some cases, to a next business day convention, all of the Mortgage Loans provide for scheduled payments of principal and/or interest to be due on or prior to the eleventh day of each month (each such date, a “Due Date”). The Mortgage Loans have various grace periods (which in certain cases may not end until a specified number of days after a notice of default has been provided to the related borrower) for purposes of late charges and events of default. As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under such Mortgage Loan. See Annex A-1, including the footnotes thereto, for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan. However, some jurisdictions may impose a statutorily longer period. Based solely on the express terms of the related mortgage loan documents, in no case is the grace period for purposes of events of default more than ten (10) days after the Due Date and, with respect to balloon payments, in no event is the Due Date plus the longer of the grace period for late charges or the grace period for events of default later than the end of the collection period in the relevant month. We make no representation regarding the effect of grace periods on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest. Each Mortgage Loan accrues interest at the annual rate specified with respect to that Mortgage Loan on Annex A-1 to this prospectus supplement. The mortgage interest rate for each Mortgage Loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, and (ii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this prospectus supplement.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Amortization Characteristics. The Mortgage Loans have the following amortization characteristics:

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Interest-only, Amortizing Balloon: Forty-nine (49) Mortgage Loans, representing approximately 59.8% of the Cut-off Date Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity;

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Amortizing Balloon: Forty-three (43) Mortgage Loans, representing approximately 31.0% of the Cut-off Date Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity; and

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Interest-only, Balloon: Three (3) Mortgage Loans, representing approximately 9.1% of the Cut-off Date Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

In all cases, the repayment of the Mortgage Loan in full on its stated maturity date would require a substantial payment of principal on that date, except to the extent that the Mortgage Loan is prepaid prior thereto.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement and the footnotes thereto.

Some of the Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual Mortgage Loans that are secured by multiple Mortgaged Properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

With respect to some of the Mortgage Loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest accrues based on a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), which will result in a larger payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions

General

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

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Sixty-seven (67) of the Mortgage Loans, representing approximately 70.6% of the Cut-off Date Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtain the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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Twenty-five (25) of the Mortgage Loans, representing approximately 20.9% of the Cut-off Date Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to prepay the related Mortgage Loan upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

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Three (3) of the Mortgage Loans, representing approximately 8.4% of the Cut-off Date Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of initial issuance of the Certificates, for a specified period, to (i) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a period or (ii) to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtain the release of the related

Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as City Sports Clubs – Sunnyvale, representing approximately 1.1% of the Cut-off Date Pool Balance, the easement holder for a nitrogen gas pipeline (Air Products and Chemicals, Inc.) along the rear property line has the right at any time to pay-off and discharge any mortgage or other lien affecting the mortgaged property. The easement is silent whether that pay-off would be at par or would include other prepayment-related charges. The loan documents provide that the borrower and guarantors (David B. Dollinger and the Dollinger Living Trust) are personally liable for an amount equal to the difference between the total amount owed by borrower as if borrower had made a prepayment and the amount actually paid by the easement holder.

Notwithstanding the foregoing, the Mortgage Loans generally provide for open periods of various terms prior to and including the maturity date in which the related borrower may prepay the Mortgage Loan without Prepayment Premium, Yield Maintenance Charge or defeasance requirements. In addition, under certain circumstances, certain Mortgage Loans permit prepayments, in whole or in part, despite Lock-out Periods that may otherwise apply. See “—Partial Release and/or Partial Defeasance and/or Substitution” below, and Annex A-1, including the footnotes thereto, to this prospectus supplement.

Other Prepayment Provisions

The loan documents for each of the related Mortgage Loans generally provide that voluntary prepayments made on a date other than a scheduled due date must include an interest payment representing interest for the remainder of the one-month accrual period in which the prepayment occurs. See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this prospectus supplement.

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives or other conditions and, in some of these cases, those performance objectives include achieving specified debt service coverage and/or debt yield levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of the stated conditions. Additionally, such Mortgage Loans may allow or, in certain cases, may require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. If such conditions are not satisfied, and if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the Master Servicer will generally be directed in the Pooling and Servicing Agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related mortgage loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default. See “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3 to this prospectus supplement.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Watson & Taylor Self Storage, representing approximately 0.3% of the Cut-Off Date Pool Balance, the lender required the related borrower to establish a $350,000 earnout reserve funded by a letter of credit which is subject to release under certain conditions, including: (i) no default has occurred and is continuing and (ii) the lender has received satisfactory evidence that the debt yield, tested quarterly, is equal or greater than 8.5% before January 11, 2017. In the event the earnout conditions are not met by January 11, 2017, the lender will draw on the letter of credit and apply the proceeds to pay down the Mortgage Loan. No yield maintenance charge will apply so long as no event of default is then continuing.

In addition, certain of the Mortgage Loans permit the related borrower to prepay the Mortgage Loan (in some cases, with no requirement to pay any related Yield Maintenance Charge or Prepayment Premium) in order to meet certain requirements necessary to permit a property release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” in this prospectus supplement.

In other circumstances, tenants or other third parties may have purchase rights that are conditioned upon events that, if they occurred, would constitute events of default under the related Mortgage Loans. In such cases, the lender would have the right to exercise remedies available to it under the related mortgage loan documents prior to any prepayment occurring during the Lock-out Period, though we cannot assure you as to the timing of such remedies.

See “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement and the footnotes to Annex A-1 in this prospectus supplement.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference (if such difference is greater than zero) between (a) the present value of the remaining scheduled principal and interest payments that would have become due through a certain date with respect to the prepaid portion of the Mortgage Loan had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, and (b) the amount of the prepayment. In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date of the loan or the date that the borrower could prepay the Mortgage Loan without a prepayment charge, and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in clause (z) for the same loan). In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated using a methodology expressed differently than the above methodologies, but which results in a Yield Maintenance Charge which does not substantially differ in amount from the Yield Maintenance Charges that would be calculated under the foregoing methodologies. In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment or is calculated solely on the basis of a fixed percentage of the amount of the principal prepayment. The relevant Mortgage Loan may provide for the use of a spread in determining the Yield Maintenance Discount Rate, if any. With respect to certain Mortgage Loans, Yield Maintenance Charges are calculated for a yield maintenance period that ends prior to the related maturity date. Calculation of Yield Maintenance Charges by reference to a yield maintenance period that ends prior to the related maturity date will likely result in a Yield Maintenance Charge that is lower than the Yield Maintenance Charge that would have been calculated had the yield maintenance period ended on the maturity date of such Mortgage Loan.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield(s) to maturity on specified United States Treasury securities or other specified Government Securities with a maturity or maturities generally corresponding to or close to either (a) the maturity date or other date that corresponds to the end of a yield maintenance period, as applicable, of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or (b) the remaining weighted average life of the Mortgage Loan, determined on a date close to the date of the prepayment. Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding securities described above. The rate will be subject to varying rounding conventions depending on the terms of the applicable mortgage loan documents and may be increased by an applicable spread.

Defeasance Conditions Generally

As described in this prospectus supplement, some of the Mortgage Loans permit the related borrower to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the Mortgage Loan the requisite amount of defeasance collateral, and thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties. In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any Mortgage Loan, must provide for a series of payments that:

●	will be made on or prior, but as closely as possible, to all successive Due Dates through and including the maturity date or, in some instances, the expiration of the Lock-out Period; and

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will, in the case of each Due Date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Notwithstanding the foregoing, in lieu of delivering the requisite amount of Government Securities, generally a borrower may instead deliver cash sufficient for the lender to purchase the requisite amount of Government Securities.

Each multi-property Mortgage Loan that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties would be released from the lien of the related mortgage.

If fewer than all of the Mortgaged Properties securing any particular multi-property Mortgage Loan are permitted by the related mortgage loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased; or (b) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property Mortgage Loan (assuming no defeasance has occurred). See “—Partial Release and/or Partial Defeasance and/or Substitution” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. In addition, a borrower will generally be required to deliver a certification from an independent accounting firm or provide other evidence reasonably acceptable to the lender to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related Mortgage Loan (or portion thereof to be defeased) through maturity or, in some instances, the expiration of the Lock-out Period. Certain Mortgage Loans may permit variations in the mechanics of defeasance transactions that create risk. For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and/or may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances. See also representation and warranty no. 34 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Release and/or Partial Defeasance and/or Substitution. Some of the Mortgage Loans are secured by two or more Mortgaged Properties, and some of the Mortgage Loans that are secured by a Mortgaged Property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the Mortgaged Properties or parcels upon a partial prepayment or partial defeasance of the related Mortgage Loan or to substitute a like property for one or more parcels of the Mortgaged Property (subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as WP Carey Self Storage Portfolio VI, representing approximately 4.6% of the Cut-off Date Pool Balance, the loan documents permit the partial release of any of the 9 constituent properties in connection with partial defeasance, subject to certain conditions, including: (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for the release property; (ii) the debt service coverage ratio of the remaining properties is no less than the greater of (A) the debt service coverage ratio for all Mortgaged Properties at origination of the Mortgage Loan or (B) the pre-release debt service coverage ratio for all properties; (iii) the loan-to-value ratio of the remaining properties is no greater than the lesser of (A) 64.4% or (B) the pre-release combined loan-to-value ratio of all the properties; (iv) a rating agency confirmation; and (v) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release, among other things. In addition, the borrower may obtain a release of any of the 9 constituent properties from the lien of the mortgage in connection with a substitution subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the released property, and the loan-to-value of the remaining properties must be no greater than the lesser of 64.4% and the loan-to-value immediately prior to the substitution; (iii) the substituted property is equal or superior to that of the release property as to physical condition, building use and quality, lease terms favorable to borrower and market attributes as determined by lender in accordance with prudent lending standards; (iv) the substituted property must have a debt service coverage ratio equal to or greater than that of the released property, and the trailing 12-month DSCR for the remaining properties must be no less than the greater of the debt service coverage ratio for all Mortgaged Properties at origination of the Mortgage Loan and the debt service coverage ratio for the 12 months preceding the substitution; (v) a rating agency confirmation; and (vi) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release, among other things.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Capital Penn Self Storage Portfolio, representing approximately 3.6% of the Cut-off Date Pool Balance, the loan documents permit the partial release of any of the nine individual Mortgaged Properties in connection with partial defeasance of 115% of the allocated loan amount for the Mortgaged Property to be released, subject to certain conditions, including: (i) after the release, (A) the debt service coverage ratio of the remaining Mortgaged Properties is no less than the greater of (1) 1.68x and (2) the debt service coverage ratio immediately prior to the release; (B) the loan-to-value ratio of the remaining Mortgaged Properties is no greater than the lesser of (1) 69.9% or (2) the loan-to-value ratio of all the properties immediately prior to the release; (ii) delivery of a rating agency confirmation; (iii) the mezzanine borrower has partially prepaid the mezzanine loan in accordance with the mezzanine loan documents; and (iv) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Amargosa Portfolio, representing approximately 2.5% of the Cut-off Date Pool Balance, the loan documents permit the partial release of any of the four (4) constituent properties in connection with partial defeasance, subject to certain conditions, including: (i) delivery of defeasance collateral in an amount equal to the greater of (A) 100% of net sales proceeds, or (B) 125% of the allocated loan amount for the release property; (ii) the debt yield of the remaining property is no less than the greater of (A) 11.0% or (B) the pre-release debt yield of all the properties; (iii) the loan-to-value ratio of the remaining property is no greater than the lesser of (A) 65.0% or (B) the pre-release combined loan-to-value ratio of all the properties; (iv) a rating agency confirmation; and (v) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release, among other things.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Long Island Retail Industrial Portfolio, representing approximately 1.5% of the Cut-off Date Pool Balance, the loan documents permit the partial release of any of the individual Mortgaged Properties in connection with a partial defeasance of 125% of the allocated loan amount for the Mortgaged Property to be released, subject to certain conditions, including: (i) after release (A) the debt service coverage ratio of the remaining Mortgaged Properties is no less than the greater of (1) 1.60x and (2) the debt service coverage ratio immediately prior to the release; (B) the loan-to-value ratio of the remaining Mortgaged Properties is no greater than the lesser of (1) 60% and (2) the loan to value ratio of all Mortgaged Properties immediately prior to the release; (ii) delivery of a copy of an owner’s title policy, dated as of the date of such release, demonstrating satisfactory evidence that no borrower obligated under the Mortgage Loan documents owns or has any interest in the released property; and (iii) delivery of a rating agency confirmation.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Orlando Industrial, representing approximately 0.5% of the Cut-off Date Pool Balance, the loan documents permit the partial release of any of the Mortgaged Properties from the lien of the mortgage, provided, among other conditions: (i) the borrower makes a payment in an amount equal to 125% of the allocated loan amount with respect to the parcel to be released; (ii) following such release, the loan-to-value ratio of the remaining property is not greater than the lesser of (A) 75% or (B) the loan to value ratio immediately prior to the release; (iii) the debt service coverage ratio immediately following the release is not less than the greater of (A) 1.50x or (B) the debt service coverage ratio of the entire Mortgaged Property immediately prior to the release; (v) the delivery of an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release; and (vi) the lender receives a rating agency confirmation in connection with the partial release.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Fairfield Inn & Suites - Cincinnati, representing approximately 0.5% of the Cut-off Date Pool Balance, the loan documents permit the partial release of an unimproved outparcel that is part of the Mortgaged Property following the permitted release date, provided, among other conditions, (i) the Mortgage Loan is partially defeased in an amount equal to the greater of (a) 125% of the allocated loan amount and (b) 90% of the net sales price with respect to such outparcel; (ii) after giving effect to such release, (a) the debt service coverage ratio with respect to the portion of the remaining Mortgaged Property is not less than the greater of (x) 1.40x and (y) the debt service coverage ratio immediately prior such release; (b) the loan to value ratio will not be greater than the lesser of (1) 70%, and (2) the loan to value ratio as of the date immediately prior such release; (c) the lender receives a rating agency confirmation with respect to such release; and (d) the lender receives an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Related to the Mortgage Loans—Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—Depot Park” in Annex A-3 to this prospectus supplement. See also representation and warranty no. 29 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Non-Recourse Obligations

The Mortgage Loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. While many mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts.

In those cases where the loan documents permit recourse to the borrower or a guarantor, we and the Mortgage Loan Sellers generally have not evaluated, and we make no statement regarding, the financial condition of any such person or entity or the likelihood that such person or entity will be able to perform any guaranty obligations, including nonrecourse carveout obligations or nonrecourse carveout guaranty obligations, that may arise in connection with the related Mortgage Loan. In many cases, the net worth and/or the liquid assets of the related nonrecourse carveout guarantor(s) are less (and perhaps substantially less) than the amount of the subject Mortgage Loan. Furthermore, some Mortgage Loans do not require any guarantor or indemnitor separate from the borrower to be liable for the non-recourse carveouts. Additionally, the borrowers under the mortgage loans are generally special purpose entities with limited or no other assets. Investors should thus consider all of the Mortgage Loans to be nonrecourse in all respects.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Plaza Mayor Shopping Center, representing approximately 1.5% of the Cut-off Date Pool Balance, one of the four individual non-recourse carveout guarantors died subsequent to the origination of the related Mortgage Loan. In accordance with the Mortgage Loan documents, the remaining three individuals have (i) certified to having an aggregate net worth equal to or greater than (1) their net worth plus (2) the net worth of the decedent, each, as of the date of origination of the Mortgage Loan and (ii) affirmed in writing the continued joint and several liability under the guaranty. In addition, one of the remaining three individual non-recourse carveout guarantors is a citizen of Canada, domiciled in the United States for more than 20 years, however, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of any such guarantor.

Generally, none of the Mortgage Loans are insured or guaranteed by any Mortgage Loan Seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

See “Risk Factors—Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates” in this prospectus supplement. See also representation and warranty no. 28 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the mortgage loan documents.

All or substantially all of the Mortgage Loans grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related Mortgaged Property to and cause an assumption of the Mortgage Loan by a third-party purchaser, subject to one or any combination of the following: (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; (ii) delivery of Rating Agency Confirmation by each of the Rating Agencies; (iii) payment of an assumption fee by the related borrower; and/or (iv) the original guarantor(s) and indemnitor(s) remain liable under the mortgage loan documents (unless the lender otherwise consents). Under the Pooling and Servicing Agreement, assumption fees may be waived by the Master Servicer and/or the Special Servicer, as the case may be, or, if collected, will be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation.

The Mortgage Loans generally also permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower or an affiliate thereof is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the Master Servicer and/or the Special Servicer or permit transfers in certain limited circumstances, including one or more of the following: (1) a transfer of the related Mortgaged Property or ownership interests in the borrower to a person that is affiliated with or otherwise related to the borrower or transferor; (2) transfers by the borrower of the Mortgaged Property, and/or transfers of ownership interests in the borrower, to specified individuals, entities or types of individuals or entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners, members or other beneficial owners, as applicable, of the borrower; (5) a transfer of passive, minority (i.e., less than 50%) or non-controlling ownership interests in the related borrower (or, with respect to Mortgage Loans as to which the borrower is a Delaware statutory trust or is comprised of tenants in common, transfers to new beneficial owners in the Delaware statutory trust or to new, or among existing, tenants in common); (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death or incapacity of a principal; (7) a transfer of publicly-traded stock of a direct or indirect equity holder in the borrower; (8) transfers of interests in the related borrower approved by the lender, which approval may be subject to delivery of Rating Agency Confirmation from each of the Rating Agencies; (9) transfers to a mezzanine lender or other qualified transferee in accordance with the related intercreditor agreement; (10) transfers of direct or indirect interests in a specified upstream entity; (11) transfers of shares or certificates of membership in a borrower organized as a cooperative; and (12) other transfers similar in nature to the foregoing. See also representation and warranty no. 32 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Furthermore, upon satisfaction of certain conditions set forth in the related mortgage loan documents, certain individual Mortgage Loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their “due-on-sale” or “due-on-encumbrance” provisions. See “—Subordinate and/or Other Financing” below and see “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” and “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in this prospectus supplement.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” in this prospectus supplement.

Encumbered Interests

In the case of one hundred and twenty-two (122) of the Mortgaged Properties, securing approximately 95.3% of the Cut-off Date Pool Balance by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists of a fee interest. In the case of two (2) of the Mortgaged Properties, securing approximately 4.7% of the Cut-off Date Pool Balance by allocated loan amount, the related borrower’s interest in the related Mortgaged Property consists of a fee interest in part of the related Mortgaged Property and a leasehold interest in another part thereof.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Albuquerque Plaza, representing approximately 3.3% of the Cut-off Date Pool Balance, the borrower’s interest in the mortgaged property consists of an interest in various condominium units: an office building with first floor retail (fee), parking garage (part fee and part leasehold) and retail promenade connector (leasehold) to non-owned parts of the project (a Hyatt Regency hotel and related retail). The retail promenade portion of the mortgaged property represents 2.3% of the underwritten rent. Three ground leases comprise the leasehold portion of the mortgaged collateral: (i) the Matteuci ground lease includes portions of the retail promenade; (ii) the Toti ground lease includes portions of the retail promenade; and (iii) the Zucal ground lease includes the parking garage. All the ground leases expire November 30, 2051 (the loan matures February 11, 2025). In the case of each ground lease, lender protections either exist in the related ground lease or were obtained in a ground lessor estoppel, subject to certain limitations, including: (a) the Matteuci and Toti ground leases do not provide that the related ground lease may not be modified (and is not effective) without the leasehold mortgagee’s consent; (b) the Matteuci and Toti ground leases have neither superior priority to any fee mortgage nor any non-disturbance protection from any fee mortgagor; (c) the Matteuci, Toti and Zucal ground leases do not provide that, in the event of partial casualty or condemnation, proceeds will be applied either to restoration or payment of the subject loan. (d) the Matteuci, Toti and Zucal ground leases do not provide that, in the event of total casualty or condemnation, proceeds will be applied first to the subject loan; and (e) the Matteuci and Toti ground leases do not provide that the leasehold mortgagee has the right to enter into a new ground lease with the ground lessor upon the termination of the ground lease for any reason, including rejection of the ground lease in bankruptcy. In addition, with respect to the Matteuci and Zucal ground leases, amendments in 1984 and 1971, respectively, were not recorded and have not been located (although both are referenced in title policy descriptions of the insured ground lease estate); however, with respect to the Zucal ground lease, a ground lessor estoppel was obtained stating that the ground lease was attached, and the attachment did not include the 1971 amendment. The loan documents provide that the borrower and guarantors are personally liable (i) for any ground lease termination or cancellation as the result of any default caused or knowingly permitted by the borrower, and (ii) for losses only with respect to the borrower’s failure to pay rent or other amounts due under the ground leases to the extent property revenues are sufficient to pay such amounts (other than ground rent reserve funds applied by lender to ground rent). The guarantors’ combined stated net worth as of September 30, 2014 (with respect to one of the guarantors) and December 31, 2013 (with respect to the other guarantor) was approximately $110 million.

See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this prospectus supplement.

Split Loan Structures

The following table presents certain information regarding the Loan Combinations:

Loan Combination Name	Cut-off Date Principal Balance of Pari Passu Mortgage Loan	Cut-off Date Principal Balance of Pari Passu Companion Loan(s)	Aggregate Cut- off Date Balance of Loan Combination	Cut-off Date LTV Ratio of Loan Combination	Pari Passu Mortgage Loan Interest Rate	Pari Passu Companion Loan Interest Rate	U/W Debt Service Coverage Ratio for Loan Combination
Westfield Palm Desert	$62,500,000	$62,500,000	$125,000,000	59.0%	3.8525%	3.8525%	2.61x
Depot Park	$21,600,000	$24,000,000	$45,600,000	60.0%	4.330%	4.330%	2.49x
Boca Hamptons Plaza Portfolio	$18,000,000	$8,000,000	$26,000,000	68.2%	4.720%	4.720%	1.40x

The Westfield Palm Desert Loan Combination

General. The mortgaged property identified on Annex A-1 to this prospectus supplement as Westfield Palm Desert (the “Westfield Palm Desert Mortgaged Property”) secures eight (8) promissory notes (Notes A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2) co-originated by Bank of America, N.A. and Rialto Mortgage Finance, LLC. Notes A-2-1, A-2-2, B-2-1 and B-2-2 evidence a mortgage loan to be included in the Issuing Entity (the “Westfield Palm Desert Mortgage Loan”) and Notes A-1-1, A-1-2, B-1-1 and B-1-2 evidence a companion loan that will not be included in the Issuing Entity (the “Westfield Palm Desert Pari Passu Companion Loan”). The Westfield Palm Desert Pari Passu Companion Loan, together with the Westfield Palm Desert Mortgage Loan, are referred to as the “Westfield Palm Desert Loan Combination”. The promissory notes evidencing the Westfield Palm Desert Mortgage Loan collectively represent the non-controlling interest in the Westfield Palm Desert Loan Combination and had an original principal balance, in the aggregate, of $62,500,000 and, individually, had original principal balances of $29,375,000 (Note A-2-1), $29,375,000 (Note A-2-2), $1,875,000 (Note B-2-1) and $1,875,000 (Note B-2-2), respectively. The promissory notes evidencing the Westfield Palm Desert Pari Passu Companion Loan represent controlling interests in the Westfield Palm Desert Loan Combination and had an original principal balance, in the aggregate, of $62,500,000 and, individually, had original principal balances of $29,375,000 (Note A-1-1), $29,375,000 (Note A-1-2), $1,875,000 (Note B-1-1) and $1,875,000 (Note B-1-2), respectively.

Only the Westfield Palm Desert Mortgage Loan is included in the Issuing Entity. The Westfield Palm Desert Pari Passu Companion Loan is not an asset of the Issuing Entity. It is anticipated that the Westfield Palm Desert Pari Passu Companion Loan will be an asset in the MSBAM 2015-C21 securitization trust.

The holders of the Westfield Palm Desert Loan Combination (the “Westfield Palm Desert Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Westfield Palm Desert Noteholder (the “Westfield Palm Desert Intercreditor Agreement”).

Notes A-1-1, A-1-2, A-2-1 and A-2-2 (the “Westfield Palm Desert A Notes”) had an aggregate original principal balance of $117,500,000 and, upon an event of default under the Westfield Palm Desert Mortgage Loan agreement, are senior to Notes B-1-1, B-1-2, B-2-1 and B-2-2 (the “Westfield Palm Desert B Notes”), which had an aggregate original principal balance of $7,500,000. Each Westfield Palm Desert A Note is pro rata and pari passu with each other Westfield Palm Desert A Note and each Westfield Palm Desert B Note is pro rata and pari passu with each other Westfield Palm Desert B Note.

The Westfield Palm Desert Mortgage Loan and the Westfield Palm Desert Pari Passu Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Unless otherwise indicated, for purposes of the information presented in this prospectus supplement with respect to the Westfield Palm Desert Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the Westfield Palm Desert Pari Passu Companion Loan.

Servicing. The Westfield Palm Desert Loan Combination will be primary serviced by KeyBank National Association, (the “MSBAM 2015-C21 Master Servicer” or an “Other Master Servicer”), and specially serviced by LNR Partners, LLC, (the “MSBAM 2015-C21 Special Servicer” or an “Other Special Servicer”), pursuant to the terms of the pooling and servicing agreement (the “MSBAM 2015-C21 Pooling and Servicing Agreement” or an “Other Pooling and Servicing Agreement”) entered into among Morgan Stanley Capital I Inc., as depositor (the “MSBAM 2015-C21 Depositor”), the MSBAM 2015-C21 Master Servicer, as master servicer, the MSBAM 2015-C21 Special Servicer, as special servicer, Situs Holdings, LLC, as trust advisor (the “MSBAM 2015-C21 Trust Advisor” or an “Other Trust Advisor”), and Wells Fargo Bank, National Association, as trustee (in such capacity, the “MSBAM 2015-C21 Trustee” or an “Other Trustee”) and as certificate administrator (in such capacity, the “MSBAM 2015-C21 Certificate Administrator” or an “Other Certificate Administrator”), as certificate registrar, authenticating agent and custodian, subject to the terms of the Westfield Palm Desert Intercreditor Agreement. The servicing terms of the MSBAM 2015-C21 Pooling and Servicing Agreement are generally similar to the servicing terms of the Pooling and Servicing Agreement. All decisions, consents, waivers, approvals and other actions on the part of any of the Westfield Palm Desert Noteholders will be effected in accordance with such MSBAM 2015-C21 Pooling and Servicing Agreement. The terms of the Westfield Palm Desert Intercreditor Agreement provide that the MSBAM 2015-C21 Master Servicer or MSBAM 2015-C21 Special Servicer will be obligated to administer the Westfield Palm Desert Loan Combination consistently with the terms of the Westfield Palm Desert Intercreditor Agreement and the MSBAM 2015-C21 Pooling and Servicing Agreement. See also

“Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Advances. None of the MSBAM 2015-C21 Master Servicer, MSBAM 2015-C21 Special Servicer or MSBAM 2015-C21 Trustee, as applicable, under the MSBAM 2015-C21 Pooling and Servicing Agreement will be required to make monthly debt service advances on the Westfield Palm Desert Mortgage Loan, but such MSBAM 2015-C21 Master Servicer or MSBAM 2015-C21 Trustee, as applicable, will be required to make servicing advances on the Westfield Palm Desert Loan Combination unless such party making such advance determines that such a servicing advance would be a nonrecoverable advance (or the MSBAM 2015-C21 Special Servicer makes a binding determination that such an advance would not be recoverable, all in accordance with such MSBAM 2015-C21 Pooling and Servicing Agreement (monthly debt service advances on the Westfield Palm Desert Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement; and none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances with respect to the Westfield Palm Desert Loan Combination under the Pooling and Servicing Agreement); however, to the extent servicing advances are made with respect to the Westfield Palm Desert Loan Combination in accordance with the MSBAM 2015-C21 Pooling and Servicing Agreement, the MSBAM 2015-C21 Master Servicer, MSBAM 2015-C21 Special Servicer or MSBAM 2015-C21 Trustee, as applicable, will be entitled to reimbursement generally as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this prospectus supplement.

In addition, the Master Servicer, Special Servicer and Trustee will be required to make certain payments with respect to the Westfield Palm Desert Mortgage Loan out of general collections on the Mortgage Pool in the circumstances described in “Description of the Offered Certificates—Fees and Expenses” in this prospectus supplement.

Distributions. The terms of the Westfield Palm Desert Intercreditor Agreement set forth the respective rights of the Westfield Palm Desert Noteholders with respect to distributions of funds received in respect of the Westfield Palm Desert Loan Combination, and provides, in general, that:

●	the Westfield Palm Desert Mortgage Loan and the Westfield Palm Desert Pari Passu Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

●
the holder of the Westfield Palm Desert Mortgage Loan and the holder of the Westfield Palm Desert Pari Passu Companion Loan will each be responsible for its proportionate share of indemnification obligations and reimbursements for servicing advances under the terms of the MSBAM 2015-C21 Pooling and Servicing Agreement and the Westfield Palm Desert Intercreditor Agreement;

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all payments, proceeds and other recoveries on or in respect of the Westfield Palm Desert Loan Combination will be applied to the Westfield Palm Desert Mortgage Loan and the Westfield Palm Desert Pari Passu Companion Loan on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for reserves or escrows required by the related mortgage loan documents and (b) certain payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under any applicable pooling and servicing agreement in accordance with the terms of the Westfield Palm Desert Intercreditor Agreement and any such pooling and servicing agreement); and

●
during a “Subordinate Control Period” under the MSBAM 2015-C21 Pooling and Servicing Agreement, the “Controlling Class Representative” under such MSBAM 2015-C21 Pooling and Servicing Agreement will be entitled to exercise all the rights of the “Controlling Note Holder” with respect to the Westfield Palm Desert Loan Combination set forth in such MSBAM 2015-C21 Pooling and Servicing Agreement and the Westfield Palm Desert Intercreditor Agreement;

Consultation and Control. The holder of the Westfield Palm Desert Pari Passu Companion Loan will be the “Controlling Note Holder” under the Westfield Palm Desert Intercreditor Agreement with respect to the Westfield Palm Desert Loan Combination (the “Westfield Palm Desert Controlling Note Holder”). The MSBAM 2015-C21 securitization trust holds the Westfield Palm Desert Pari Passu Companion Loan, and under the terms of the MSBAM 2015-C21 Pooling and Servicing Agreement, the “Controlling Class Representative” thereunder will act as the Westfield Palm Desert Controlling Note Holder and will have consent rights over proposed “Major Decisions” (as defined in the MSBAM 2015-C21 Pooling and Servicing Agreement, and which “Major Decisions” are generally similar to “Major Actions” as defined in the Pooling and Servicing Agreement) to be made with respect to the Westfield Palm Desert Loan Combination (the “Westfield Palm Desert Major Decisions”) during a “Subordinate Control Period” under such MSBAM 2015-C21 Pooling and Servicing Agreement.

The MSBAM 2015-C21 Master Servicer or the MSBAM 2015-C21 Special Servicer, as applicable, will be required (i) to provide to the Westfield Palm Desert Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the “Controlling Class Representative” under the MSBAM 2015-C21 Pooling and Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the Westfield Palm Desert Loan Combination or any proposed Westfield Palm Desert Major Decisions, within the same time frame it is required to provide such notice, information or report to the “Controlling Class Representative” under the MSBAM 2015-C21 Pooling and Servicing Agreement (for this purpose, without regard to whether such items are actually required to be provided to such “Controlling Class Representative” due to the expiration of any “Subordinate Control Period” or any “Collective Consultation Period” under such MSBAM 2015-C21 Pooling and Servicing Agreement) and (ii) to consult with the Westfield Palm Desert Non-Controlling Note Holder on a strictly non-binding basis (and to consider on a strictly non-binding basis alternative actions recommended by the Westfield Palm Desert Non-Controlling Note Holder) (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions or any Westfield Palm Desert Major Decisions.

Such consultation right will expire ten (10) business days after the delivery to the Westfield Palm Desert Non-Controlling Note Holder of written notice of a proposed action together with copies of any notice, information and report required to be provided to the “Controlling Class Representative” under the MSBAM 2015-C21 Pooling and Servicing Agreement, whether or not the Westfield Palm Desert Non-Controlling Note Holder has responded within such period (unless the MSBAM 2015-C21 Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will such MSBAM 2015-C21 Master Servicer or MSBAM 2015-C21 Special Servicer, as applicable, be obligated to follow or take any alternative actions recommended by the Westfield Palm Desert Non-Controlling Note Holder.

If the MSBAM 2015-C21 Master Servicer or MSBAM 2015-C21 Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the Westfield Palm Desert Mortgage Loan and the Westfield Palm Desert Pari Passu Companion Loan, it may take any Westfield Palm Desert Major Decision or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the Westfield Palm Desert Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the MSBAM 2015-C21 Master Servicer or the MSBAM 2015-C21 Special Servicer upon reasonable notice and at times reasonably acceptable to such MSBAM 2015-C21 Master Servicer or MSBAM 2015-C21 Special Servicer, in which servicing issues related to the Westfield Palm Desert Loan Combination may be discussed.

If a “Special Servicer Termination Event” under the MSBAM 2015-C21 Pooling and Servicing Agreement has occurred that affects the Westfield Palm Desert Non-Controlling Note Holder, such holder will have the right to direct the MSBAM 2015-C21 Trustee to terminate the MSBAM 2015-C21 Special Servicer under the MSBAM 2015-C21 Pooling and Servicing Agreement solely with respect to the Westfield Palm Desert Loan Combination, other than with respect to any rights such MSBAM 2015-C21 Special Servicer may have as a certificateholder under such MSBAM 2015-C21 Pooling and Servicing Agreement, entitlements to amounts payable to such MSBAM 2015-C21 Special Servicer at the time of termination and any entitlements of the terminated party that survive the termination.

The “Westfield Palm Desert Non-Controlling Note Holder” will be the Trustee, as the holder of the promissory note relating to the Westfield Palm Desert Mortgage Loan and its rights described above will initially be exercisable by the Controlling Class Representative under the Pooling and Servicing Agreement during any Subordinate Control Period or Collective Consultation Period under the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Under the Westfield Palm Desert Intercreditor Agreement, if the Westfield Palm Desert Loan Combination becomes a defaulted mortgage loan, and if the MSBAM 2015-C21 Special Servicer decides to sell the Westfield Palm Desert Pari Passu Companion Loan, then the MSBAM 2015-C21 Special Servicer will be required to sell the Westfield Palm Desert Mortgage Loan and the Westfield Palm Desert Pari Passu Companion Loan together as one whole loan. Notwithstanding the foregoing, the MSBAM 2015-C21 Special Servicer will not be permitted to sell the Westfield Palm Desert Loan Combination without the consent of the Westfield Palm Desert Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Westfield Palm Desert Loan Combination, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package received by the MSBAM 2015-C21 Special Servicer and a copy of the most recent appraisal and (c) until the sale is completed, and a reasonable period prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the MSBAM 2015-C21 Master Servicer or MSBAM 2015-C21 Special Servicer in connection with the proposed sale.

Replacement of Special Servicer. The “Controlling Class Representative” under the MSBAM 2015-C21 Pooling and Servicing Agreement (during any “Subordinate Control Period” under such MSBAM 2015-C21 Pooling and Servicing Agreement) and the certificateholders with respect to the securitization trust created thereunder with the requisite percentage of voting rights (during any “Collective Consultation Period” and any “Senior Consultation Period” under the MSBAM 2015-C21 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the MSBAM 2015-C21 Special Servicer then acting with respect to the Westfield Palm Desert Loan Combination and appoint a replacement MSBAM 2015-C21 Special Servicer in lieu thereof without the consent of the Westfield Palm Desert Non-Controlling Note Holder as long as such replacement MSBAM 2015-C21 Special Servicer satisfies the conditions set forth in the MSBAM 2015-C21 Pooling and Servicing Agreement.

For additional information regarding the servicing of the Westfield Palm Desert Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

The Depot Park Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Depot Park, representing approximately 2.1% of the Cut-off Date Pool Balance (the “Depot Park Mortgage Loan”), the related Mortgaged Property (the “Depot Park Mortgaged Property”) also secures another mortgage loan, which is pari passu in right of payment with the Depot Park Mortgage Loan (the “Depot Park Pari Passu Companion Loan” and, together with the Depot Park Mortgage Loan, the “Depot Park Loan Combination”). The Depot Park Pari Passu Companion Loan is currently held by the WFCM 2014-LC18 Trustee, and has a principal balance as of the Cut-off Date of approximately $24,000,000. Only the Depot Park Mortgage Loan is included in the Trust Fund. The Depot Park Pari Passu Companion Loan is not an asset of the Trust Fund.

The holders of the Depot Park Loan Combination (the “Depot Park Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Depot Park Noteholder (the “Depot Park Intercreditor Agreement”).

Servicing. The Depot Park Loan Combination will be primary serviced by Wells Fargo Bank, National Association (the “WFCM 2014-LC18 Master Servicer” or an “Other Master Servicer”), and specially serviced by Rialto Capital Advisors, LLC (the “WFCM 2014-LC18 Special Servicer” or an “Other Special Servicer”), pursuant to the pooling and servicing agreement entered into among Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “WFCM 2014-LC18 Depositor”), the

WFCM 2014-LC18 Master Servicer, as general master servicer, NCB, FSB, as NCB master servicer, the WFCM 2014-LC18 Special Servicer, as general special servicer, NCB, FSB, as NCB special servicer, Wilmington Trust, National Association, as trustee (the “WFCM 2014-LC18 Trustee” or an “Other Trustee”), and Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian (the “WFCM 2014-LC18 Certificate Administrator” or an “Other Certificate Administrator”) and Park Bridge Lender Services LLC, as trust advisor (the “WFCM 2014-LC18 Trust Advisor” or an “Other Trust Advisor”) in connection with the WFCM 2014-LC18 securitization (into which the Depot Park Pari Passu Companion Loan has been deposited) (the “WFCM 2014-LC18 Pooling and Servicing Agreement” or an “Other Pooling and Servicing Agreement”), and, subject to the terms of the Depot Park Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Depot Park Noteholder will be effected in accordance with the WFCM 2014-LC18 Pooling and Servicing Agreement and the Depot Park Intercreditor Agreement.

Advances. The Master Servicer or the Trustee, as applicable, will be responsible for making advances of principal and interest on the Depot Park Mortgage Loan (but not on the Depot Park Pari Passu Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Trustee or the Special Servicer, as applicable, determines that such an advance would not be recoverable from collections on the Depot Park Mortgage Loan.

The WFCM 2014-LC18 Master Servicer, the WFCM 2014-LC18 Special Servicer (with respect to servicing advances) or the WFCM 2014-LC18 Trustee, as applicable, under the WFCM 2014-LC18 Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Depot Park Pari Passu Companion Loan as required under the terms of the WFCM 2014-LC18 Pooling and Servicing Agreement (but not on the Depot Park Mortgage Loan) and (ii) any required Servicing Advances with respect to the Depot Park Loan Combination, in each case unless a similar determination of nonrecoverability is made under the WFCM 2014-LC18 Pooling and Servicing Agreement.

Distributions. The terms of the Depot Park Intercreditor Agreement set forth the respective rights of the Depot Park Noteholders with respect to distributions of funds received in respect of the Depot Park Loan Combination, and provides, in general, that:

●
the Depot Park Mortgage Loan and the Depot Park Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the Depot Park Mortgage Loan and the Depot Park Pari Passu Companion Loan will be applied to the Depot Park Mortgage Loan and the Depot Park Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Depot Park Intercreditor Agreement, the Pooling and Servicing Agreement and the WFCM 2014-LC18 Pooling and Servicing Agreement, as applicable.

Consultation and Control. The controlling note holder under the Depot Park Intercreditor Agreement with respect to the Depot Park Loan Combination will be the subordinate class representative under the WFCM 2014-LC18 Pooling and Servicing Agreement (such party, the “Depot Park Controlling Note Holder”). Certain decisions to be made with respect to the Depot Park Loan Combination, including certain major decisions pursuant to the WFCM 2014-LC18 Pooling and Servicing Agreement, will require the approval of the Depot Park Controlling Note Holder.

Pursuant to the terms of the Depot Park Intercreditor Agreement, the Subordinate Class Representative, as a non-controlling noteholder (the “Depot Park Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Depot Park Loan Combination, that the WFCM 2014-LC18 Master Servicer or the WFCM 2014-LC18 Special Servicer, as applicable, under the WFCM 2014-LC18 Pooling and Servicing Agreement is required to provide to the Depot Park Controlling Note Holder under such agreement within the same time frame the WFCM 2014-LC18 Master Servicer or the WFCM 2014-LC18 Special Servicer, as applicable, is required to provide such notices, information and reports to the Depot Park Controlling Note Holder and (ii) to be consulted by the WFCM 2014-LC18 Master Servicer or the WFCM 2014-LC18 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Depot Park Intercreditor Agreement and the implementation by the WFCM 2014-LC18 Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the Depot Park Non-Controlling Note Holder will expire 10 business days after the delivery by the WFCM 2014-LC18 Master Servicer or the WFCM 2014-LC18 Special Servicer, as applicable, of notice and information relating to the matter subject to consultation, whether or not the Depot Park Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Depot Park Non-Controlling Note Holder’s consultation rights described above, the WFCM 2014-LC18 Master Servicer or the WFCM 2014-LC18 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Depot Park Mortgage Loan and the Depot Park Pari Passu Companion Loan.

In addition to the consultation rights of the Depot Park Non-Controlling Note Holder described above, the Depot Park Non-Controlling Note Holder will have the right to attend annual meetings (which may be held telephonically) with the WFCM 2014-LC18 Master Servicer or the WFCM 2014-LC18 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the WFCM 2014-LC18 Master Servicer or the WFCM 2014-LC18 Special Servicer, as applicable, in which servicing issues related to the Depot Park Loan Combination are discussed.

None of the Master Servicer, the Special Servicer or the WFCM 2014-LC18 Master Servicer or the WFCM 2014-LC18 Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the Depot Park Intercreditor Agreement, the Pooling and Servicing Agreement or the WFCM 2014-LC18 Pooling and Servicing Agreement, require or cause such parties to violate the terms of the Depot Park Loan Combination, or materially expand the scope of any of such parties’ responsibilities under the Depot Park Intercreditor Agreement, the WFCM 2014-LC18 Pooling and Servicing Agreement or the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Depot Park Intercreditor Agreement, if the Depot Park Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the WFCM 2014-LC18 Pooling and Servicing Agreement, as applicable, and the WFCM 2014-LC18 Special Servicer determines to pursue a sale of the Depot Park Mortgage Loan or the Depot Park Pari Passu Companion Loan, then the WFCM 2014-LC18 Special Servicer will be required to sell the Depot Park Mortgage Loan together with the Depot Park Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the WFCM 2014-LC18 Trustee’s (or any third party hired by the WFCM 2014-LC18 Trustee in accordance with the WFCM 2014-LC18 Pooling and Servicing Agreement) obligation to review any offer received for the Depot Park Mortgage Loan and the Depot Park Pari Passu Companion Loan. The Depot Park Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Replacement of Special Servicer. During any subordinate control period under the WFCM 2014-LC18 Pooling and Servicing Agreement, the Depot Park Controlling Note Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Depot Park Loan Combination and appoint a replacement special servicer in lieu thereof as long as such replacement special servicer satisfies the conditions set forth in the WFCM 2014-LC18 Pooling and Servicing Agreement. During any collective consultation period or senior consultation period under the WFCM 2014-LC18 Pooling and Servicing Agreement, the special servicer then acting with respect to the Depot Park Loan Combination may be terminated by the holders of the WFCM 2014-LC18 certificates under substantially similar, but not necessarily identical, circumstances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement. In either case, the special servicer servicing the Depot Park Loan Combination can be terminated and replaced without the consent of, or consulting with, the Depot Park Non-Controlling Note Holder, the Trustee or any other party under this securitization. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement

For additional information regarding the servicing of the Depot Park Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

The Boca Hamptons Plaza Portfolio Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Boca Hamptons Plaza Portfolio, representing approximately 1.7% of the Cut-off Date Pool Balance (the “Boca Hamptons Plaza Portfolio Mortgage Loan”), the related Mortgaged Property (the “Boca Hamptons Plaza Portfolio Mortgaged Property”) also secures another mortgage loan, which is pari passu in right of payment with the Boca Hamptons Plaza Portfolio Mortgage Loan (the “Boca Hamptons Plaza Portfolio Pari Passu Companion Loan” and, together with the Boca Hamptons Plaza Portfolio Mortgage Loan, the “Boca Hamptons Plaza Portfolio Loan Combination”). The Boca Hamptons Plaza Portfolio Pari Passu Companion Loan was transferred by Rialto Mortgage Finance, LLC to the Citigroup Commercial Mortgage Trust 2015-GC27 and has a principal balance as of the Cut-off Date of approximately $8,000,000. Only the Boca Hamptons Plaza Portfolio Mortgage Loan is included in the Trust Fund. The Boca Hamptons Plaza Portfolio Pari Passu Companion Loan is not an asset of the Trust Fund.

The holders of the Boca Hamptons Plaza Portfolio Loan Combination (the “Boca Hamptons Plaza Portfolio Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Boca Hamptons Plaza Portfolio Noteholder (the “Boca Hamptons Plaza Portfolio Intercreditor Agreement”).

Servicing. The Boca Hamptons Plaza Portfolio Loan Combination will be primary serviced by Wells Fargo Bank, National Association (the “CGCMT 2015-GC27 Master Servicer” or an “Other Master Servicer”), and specially serviced by Midland Loan Services, a Division of PNC Bank, National Association (the “CGCMT 2015-GC27 Special Servicer” or an “Other Special Servicer”), pursuant to the pooling and servicing agreement entered into among Citigroup Commercial Mortgage Securities Inc., as depositor (the “CGCMT 2015-GC27 Depositor”), the CGCMT 2015-GC27 Master Servicer, as master servicer, the CGCMT 2015-GC27 Special Servicer, as special servicer, Deutsche Bank Trust Company Americas, as trustee (the “CGCMT 2015-GC27 Trustee” or an “Other Trustee”), and Citibank, N.A., as certificate administrator and custodian (the “CGCMT 2015-GC27 Certificate Administrator” or an “Other Certificate Administrator”) and Park Bridge Lender Services LLC, as trust advisor (the “CGCMT 2015-GC27 Trust Advisor” or an “Other Trust Advisor”) in connection with the CGCMT 2015-GC27 securitization (into which the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan has been deposited) (the “CGCMT 2015-GC27 Pooling and Servicing Agreement” or an “Other Pooling and Servicing Agreement”), and, subject to the terms of the Boca Hamptons Plaza Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Boca Hamptons Plaza Portfolio Noteholder will be effected in accordance with the CGCMT 2015-GC27 Pooling and Servicing Agreement and the Boca Hamptons Plaza Portfolio Intercreditor Agreement.

Advances. Notwithstanding the foregoing, if a monthly debt service advance is made with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, then that monthly debt service advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Boca Hamptons Plaza Portfolio Mortgage Loan or, as and to the extent described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the Boca

Hamptons Plaza Portfolio Pari Passu Companion Loan. Similarly, monthly debt service advances on the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan are not reimbursable out of payments or other collections on the Boca Hamptons Plaza Portfolio Mortgage Loan.

The Master Servicer or the Trustee, as applicable, will be responsible for making advances of principal and interest on the Boca Hamptons Plaza Portfolio Mortgage Loan (but not on the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Boca Hamptons Plaza Portfolio Mortgage Loan. The CGCMT 2015-GC27 Master Servicer, the CGCMT 2015-GC27 Special Servicer with respect to a judgment or determination regarding servicing advances or the CGCMT 2015-GC27 Trustee, as applicable, under the CGCMT 2015-GC27 Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan as required under the terms of the CGCMT 2015-GC27 Pooling and Servicing Agreement (but not on the Boca Hamptons Plaza Portfolio Mortgage Loan) and (ii) any required Servicing Advances with respect to the Boca Hamptons Plaza Portfolio Loan Combination, in each case unless a similar determination of nonrecoverability is made under the CGCMT 2015-GC27 Pooling and Servicing Agreement.

If certain costs and expenses (such as a property advance) allocable to the Boca Hamptons Plaza Portfolio Loan Combination are paid or reimbursed out of payments and other collections on the other mortgage loans included in the same securitization as the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan, then the securitization trust created under the CGCMT 2015-GC27 Pooling and Servicing Agreement will be entitled to reimbursement from future payments and other collections on the Boca Hamptons Plaza Portfolio Mortgage Loan or from general collections with respect to the Mortgage Pool of the Issuing Entity’s pro rata share of such costs and expenses allocable to the Boca Hamptons Plaza Portfolio Loan Combination. Pursuant to the Boca Hamptons Plaza Portfolio Intercreditor Agreement, the Issuing Entity, as holder of the Boca Hamptons Plaza Portfolio Mortgage Loan, is responsible for indemnifying the respective parties to the CGCMT 2015-GC27 Pooling and Servicing Agreement and various related persons (as and to the same extent that the securitization trust created under the CGCMT 2015-GC27 Pooling and Servicing Agreement is required to indemnify such parties and related persons under the CGCMT 2015-GC27 Pooling and Servicing Agreement), and for indemnifying the securitization trust created under the CGCMT 2015-GC27 Pooling and Servicing Agreement, for the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Boca Hamptons Plaza Portfolio Loan Combination or the related Mortgaged Property (or, with respect to the operating advisor under the CGCMT 2015-GC27 Pooling and Servicing Agreement, incurred in connection with the provision of services for the Boca Hamptons Plaza Portfolio Loan Combination). This may result in shortfalls to holders of the Certificates.

Distributions. The terms of the Boca Hamptons Plaza Portfolio Intercreditor Agreement set forth the respective rights of the Boca Hamptons Plaza Portfolio Noteholders with respect to distributions of funds received in respect of the Boca Hamptons Plaza Portfolio Loan Combination, and provide, in general, that:

●
the Boca Hamptons Plaza Portfolio Mortgage Loan and the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the Boca Hamptons Plaza Portfolio Mortgage Loan and the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan will be applied to the Boca Hamptons Plaza Portfolio Mortgage Loan and the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Boca Hamptons Plaza Portfolio Intercreditor Agreement, the Pooling and

Servicing Agreement and the CGCMT 2015-GC27 Pooling and Servicing Agreement, as applicable; and

●
expenses, losses and shortfalls relating to the Boca Hamptons Plaza Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, to the Boca Hamptons Plaza Portfolio Mortgage Loan and the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan.

Consultation and Control. Pursuant to the Boca Hamptons Plaza Portfolio Intercreditor Agreement, the directing holder with respect to the Boca Hamptons Plaza Portfolio Loan Combination, as of any date of determination, will be the Trustee as holder of the Boca Hamptons Plaza Portfolio Mortgage Loan; provided that, unless a Senior Consultation Period exists under the Pooling and Servicing Agreement, the Subordinate Class Representative will be entitled to exercise the rights of the directing holder with respect to the Boca Hamptons Plaza Portfolio Loan Combination (such party, the “Boca Hamptons Plaza Portfolio Controlling Note Holder”). In its capacity as representative of the directing holder under the Boca Hamptons Plaza Portfolio Intercreditor Agreement, the Subordinate Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to such rights of the Subordinate Class Representative set forth under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement) with respect to various major decisions (which are similar, but not necessarily identical, to Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”) to be taken with respect to the Boca Hamptons Plaza Portfolio Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Boca Hamptons Plaza Portfolio Loan Combination will require the approval of the Subordinate Class Representative (which approval rights are substantially similar to, but not necessarily identical to such rights described in this prospectus supplement under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Asset Status Reports”). The Subordinate Class Representative will be entitled to exercise such consent, consultation and/or approval rights with respect to the Boca Hamptons Plaza Portfolio Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the Issuing Entity.

In addition, pursuant to the terms of the Boca Hamptons Plaza Portfolio Intercreditor Agreement, the holder of the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan or its designee (which will initially be the subordinate class representative under the CGCMT 2015-GC27 Pooling and Servicing Agreement) will have the right to be consulted by the CGCMT 2015-GC27 Master Servicer and/or the CGCMT 2015-GC27 Special Servicer on a strictly non-binding basis with respect to various major decisions (which are similar, but not necessarily identical, to Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”) to be taken with respect to the Boca Hamptons Plaza Portfolio Loan Combination and the implementation of any recommended action outlined in an asset status report relating to the Boca Hamptons Plaza Portfolio Loan Combination.

Neither the CGCMT 2015-GC27 Master Servicer nor the CGCMT 2015-GC27 Special Servicer may follow any advice or consultation provided by the Subordinate Class Representative, the holder of the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan or the operating advisor, as applicable, that would require or cause the CGCMT 2015-GC27 Master Servicer or the CGCMT 2015-GC27 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the CGCMT 2015-GC27 Pooling and Servicing Agreement, require or cause the CGCMT 2015-GC27 Master Servicer or the CGCMT 2015-GC27 Special Servicer, as applicable, to violate provisions of the Boca Hamptons Plaza Portfolio Intercreditor Agreement or the CGCMT 2015-GC27 Pooling and Servicing Agreement, require or cause the CGCMT 2015-GC27 Master Servicer or the CGCMT 2015-GC27 Special Servicer, as applicable, to violate the terms of the Boca Hamptons Plaza Portfolio Loan Combination, or materially expand the scope of any of the CGCMT 2015-GC27 Master Servicer’s or the CGCMT 2015-GC27 Special Servicer’s, as applicable, responsibilities under the Boca Hamptons Plaza Portfolio Intercreditor Agreement.

Application of Penalty Charges. The Boca Hamptons Plaza Portfolio Intercreditor Agreement provides that items in the nature of penalty charges paid on the Boca Hamptons Plaza Portfolio Loan Combination must first, be used to reimburse the CGCMT 2015-GC27 Master Servicer, the CGCMT 2015-GC27 Trustee or the CGCMT 2015-GC27 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the CGCMT 2015-GC27 Pooling and Servicing Agreement, second, be used to pay the Master Servicer and the Trustee and the CGCMT 2015-GC27 Master Servicer and the CGCMT 2015-GC27 Trustee, for any interest accrued on any monthly debt service advance (or analogous monthly debt service advance made pursuant to the CGCMT 2015-GC27 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the CGCMT 2015-GC27 Pooling and Servicing Agreement), third, be used to pay additional trust fund expenses (other than special servicing fees, workout fees and liquidation fees payable under the CGCMT 2015-GC27 Pooling and Servicing Agreement) incurred with respect to the Boca Hamptons Plaza Portfolio Loan Combination (as specified in the CGCMT 2015-GC27 Pooling and Servicing Agreement) and, finally, be paid to the CGCMT 2015-GC27 Master Servicer and/or the CGCMT 2015-GC27 Special Servicer as additional servicing compensation as provided in the CGCMT 2015-GC27 Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Boca Hamptons Plaza Portfolio Intercreditor Agreement, if the Boca Hamptons Plaza Portfolio Loan Combination becomes the equivalent of a Defaulted Mortgage Loan in accordance with the CGCMT 2015-GC27 Pooling and Servicing Agreement, then the CGCMT 2015-GC27 Special Servicer will be required to sell the Boca Hamptons Plaza Portfolio Mortgage Loan together with the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan as a whole loan. In connection with any such sale, the CGCMT 2015-GC27 Special Servicer will be required to follow procedures substantially similar to, but not necessarily identical to those procedures set forth under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Notwithstanding the foregoing, the CGCMT 2015-GC27 Special Servicer will not be permitted to sell the Boca Hamptons Plaza Portfolio Loan Combination if it becomes the equivalent of a Defaulted Mortgage Loan without the written consent of the holder of the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan or the appropriate party under the Pooling and Servicing Agreement on behalf of the Issuing Entity, as holder of the Boca Hamptons Plaza Portfolio Mortgage Loan (provided that such consent is not required if any such holder is the borrower or an affiliate of the borrower) unless the CGCMT 2015-GC27 Special Servicer has delivered to the consenting party: (a) at least 15 business days prior written notice of any decision to attempt to sell the Boca Hamptons Plaza Portfolio Loan Combination (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2015-GC27 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Boca Hamptons Plaza Portfolio Loan Combination, and any documents in the servicing file reasonably requested by the consenting party that are material to the price of the Boca Hamptons Plaza Portfolio Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2015-GC27 controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2015-GC27 Master Servicer or the CGCMT 2015-GC27 Special Servicer in connection with the proposed sale; provided that the consenting party may waive any of the delivery or timing requirements set forth in this sentence. The holder of the Boca Hamptons Plaza Portfolio Pari Passu Companion Loan or its designee will be permitted to bid at any sale of the Boca Hamptons Plaza Portfolio Loan Combination.

Replacement of Special Servicer. Pursuant to the Boca Hamptons Plaza Portfolio Intercreditor Agreement, the directing holder with respect to the Boca Hamptons Plaza Portfolio Loan Combination (which, as of any date of determination, will be the Trustee as holder of the Boca Hamptons Plaza Portfolio Mortgage Loan, or its representative) will have the right, with or without cause, to replace the CGCMT 2015-GC27 Special Servicer then acting with respect to the Boca Hamptons Plaza Portfolio

Loan Combination and appoint a replacement CGCMT 2015-GC27 Special Servicer in lieu of such party. During a Subordinate Control Period, the right of the Trustee described in the preceding sentence will be exercised by the Subordinate Class Representative. The initial Subordinate Class Representative acting on behalf of the directing holder with respect to the Boca Hamptons Plaza Portfolio mortgage loan, intends to appoint Rialto Capital Advisors, LLC to replace the current CGCMT 2015-GC27 Special Servicer, as the special servicer for the Boca Hamptons Plaza Portfolio loan combination, as soon as practicable after the closing of this securitization transaction. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement.

For additional information regarding the servicing of the Boca Hamptons Plaza Portfolio Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Subordinate and/or Other Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following paragraphs summarize information regarding existing secured financing and mezzanine and similar financing incurred by one or more owners of the borrower that is secured by the related Mortgaged Property or by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

None of the Mortgage Loans have related subordinate indebtedness that is secured by the related mortgaged property.

The following tables set forth certain combined loan-to-value ratio and debt service coverage ratio information for the mortgage loans that have existing mezzanine indebtedness.

Existing Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Mezzanine Debt Cut-off Date Balance	Intercreditor or Similar Agreement	Combined Debt Service Coverage Ratio	Combined LTV Ratio
Capital Penn Self Storage Portfolio(1)(2)	$ 37,606,397	3.6%	$ 4,179,047	Yes	1.37x	77.2%

(1)           See “Summaries of the Fifteen Largest Mortgage Loans— Capital Penn Self Storage Portfolio” in Annex A-3 to this prospectus supplement.

(2)           The related mezzanine loan is held by RMezz Capital SS, LLC, an affiliate of the related Mortgage Loan Seller, the Special Servicer and the entity that (i) is anticipated to purchase the Class F and G certificates on the closing date, (ii) may purchase the Class E, X-E, X-F and X-G certificates on the closing date, (iii) is expected to become the initial Majority Subordinate Certificateholder and (iv) is expected to be appointed as the initial Subordinate Class Representative.

The mezzanine loan related to the above-referenced Mortgage Loan referenced is generally subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the Mortgage Loan that sets forth the relative rights and priorities between the holders of the Mortgage Loan and the mezzanine loan. The intercreditor agreements generally provides, among other things, that (a) the mezzanine loan lender will have certain rights to receive notice of and cure defaults under the Mortgage Loan prior to any acceleration or enforcement of the Mortgage Loan, (b) the mezzanine loan lender may amend or modify the mezzanine loan in certain respects without the consent of the Mortgage Loan lender, (c) upon the occurrence of an event of default under the mezzanine loan documents, subject to certain conditions, the mezzanine loan lender may foreclose upon the pledged equity interests in the Mortgage Loan borrower, which could result in a change of control with respect to the Mortgage Loan borrower and a change in the management of the Mortgaged Property, and (d) if the Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the Mortgage Loan becomes a specially serviced loan as a result of an event of default under the Mortgage Loan, then the mezzanine loan lender has the right to purchase the Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest due thereon, plus any protective advances made by the Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, and plus certain fees and expenses payable to any servicer or trustee, but generally excluding any late charges, default interest, exit fees, spread maintenance, defeasance premiums or yield maintenance charges and prepayment premiums, and further excluding liquidation fees and/or workout fees if the purchase is effected within a specified period after the purchase option arises. In general, an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan. The holder of the mezzanine loan also has consent rights over certain modifications of the Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the Mortgage Loan and certain limited consent rights over modifications of the Mortgage Loan entered into in connection with a workout following an event of default under the Mortgage Loan. The holder of the mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities. In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in clause (d) of the second sentence of this paragraph. In some cases, upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor and/or environmental indemnitor for the Mortgage Loan may be released from liability under its related guaranty, and the foreclosing mezzanine lender may not be obligated to replace the guarantor and/or indemnitor with respect to some or all of its obligations.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

All of the Mortgage Loans prohibit borrowers from incurring any additional mortgage indebtedness secured by the related Mortgaged Property without the consent of the lender. However, certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower in the future. The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut- off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
1351 Harbor Parkway(4)	$ 14,000,000	1.3%	N/A	Yes	1.15x	70%	Yes
City Sports Clubs – Sunnyvale(5)	$ 12,000,000	1.1%	N/A	Yes	1.15x	65%	Yes
Hampton Inn Peachtree(6)	$ 5,000,000	0.5%	N/A	Yes	1.50x	75%	No

(1)
Indicates the maximum aggregate principal amount of the mortgage loan and the related mezzanine loan (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related mortgage loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include (a) delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 1351 Harbor Parkway, the loan documents require that any permitted future mezzanine debt result in, among other things, a debt yield of not less than 8.0%.

(5)
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as City Sports Clubs - Sunnyvale, the loan documents require that any permitted future mezzanine debt result in, among other things, a debt yield of not less than 8.0%.

(6)
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hampton Inn Peachtree, the loan documents provide that (a) the mezzanine debt and the applicable intercreditor agreement are to be reasonably satisfactory to the lender and (b) the lender may withhold its consent to any future mezzanine debt that results in, among other things, a combined debt yield of less than 11.0%.

 Other Additional Financing and Encumbrances

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without lender consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. The mortgage loan documents for such Mortgage Loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the mortgage loan documents but do not prohibit a change in control in the event of a permitted foreclosure. In particular, with respect to the fifteen largest Mortgage Loans:

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as FedEx Portfolio Oxford, AL & El Dorado, AR, representing approximately 0.7% of the Cut-off Date Pool Balance, Code Keystone, LLC (the “Preferred Member”) made a capital contribution to the parent of the borrower (the “Capital Contribution”) to facilitate the acquisition of the Mortgaged Properties. The related operating agreement provides that the Preferred Member may remove and replace a related sponsor as managing member of the parent of the borrower if any of the following events (among others) occur: (i) the commission by the sponsor, the sponsor principals or any of their affiliates of any of the following in relation to the parent of the borrower, the borrower or the Mortgaged Property: fraud, willful misconduct, gross negligence or misappropriation of funds; (ii) the failure of the parent of the borrower to distribute the required yield to the Preferred Member on at least 3 consecutive yield payment dates, (iii) the failure to return the Capital Contribution to the Preferred Member by January 30, 2017, (iv) a default under the Mortgage Loan documents, unless such default is cured within the applicable cure period, if any, under the Mortgage Loan documents, (v) the filing by or against the parent of the borrower, the borrower or any other obligor under the Mortgage Loan documents, of any petition for protection under any federal or state insolvency statute, or (vi) the taking of any major decisions without the Preferred Member’s consent.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Residence Inn Tampa Westshore Airport, Residence Inn Charlotte Southpark, Courtyard Fort Myers, Residence Inn Little Rock Downtown, Courtyard Tampa Downtown, and Hampton Inn & Suites Knoxville, collectively representing approximately 9.4% of the Cut-off Date Pool Balance, the loan documents permit the pledge of equity in the related borrower, unless the transfer resulting from an exercise of remedies related to such pledge would require the lender’s consent (i.e., any transfer resulting in (i) a new party having 20% or more of the interest in the borrower or operating tenant (ii) a change of control of guarantor or any affiliated property manager; (iii) guarantor’s ownership of less than 30% direct or indirect ownership interest in each of borrower, operating tenant or any other required SPE component entity, (iv) guarantor’s loss of control over borrower or operating tenant, or (v) guarantor’s loss of control (whether by itself or through management rights) of day-to-day operations each of which would require the lender’s consent).

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as South Shore Place, representing approximately 2.8% of the Cut-off Date Pool Balance, the loan documents permit a future Section 1031 reverse exchange (“Reverse Exchange Transaction”). For a holding period of 180 days from closing (the “Holding Period”) the borrower holds title to the Mortgaged Property and leases the same to Bierbrier South Shore Place Braintree LLC (currently the “Master Tenant” and the ultimate borrower) and the Master Tenant performs all of the borrower’s obligations under the loan documents. In connection with the Reverse Exchange Transaction, an affiliated exchangor (the sole member of the master tenant) (“Exchangor”) made an unsecured subordinate loan in the amount of $11,869,385 to the borrower’s sole member, representing funds needed to acquire the Mortgaged Property. During the Holding Period the Exchangor will sell other property and realize gain intended to be sheltered through the Reverse Exchange Transaction. Upon Exchangor’s selling the other property, Master Tenant will acquire from the borrower’s sole member its membership interest in the borrower for an amount equal to the balance of the unsecured loan (which will be forgiven and terminated), and the master lease will be terminated. The Master Tenant will then merge with the borrower, with the master tenant being the surviving entity and ultimate borrower. In addition, the loan documents require the merger of current borrower into the Master Tenant within 180 days of closing date, irrespective of the Exchangor’s ability to sell the other property.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related mortgage loan documents. For example:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 1351 Harbor Parkway, representing approximately 1.3% of the Cut-off Date Pool Balance, the loan documents permit loans from any member of borrower in an amount (including trade debt) up to $140,000, payable out of excess cash flow and subject to (i) subordination and standstill requirements and (ii) delivery of related loan documentation to lender prior to the making of any such loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as City Sports Clubs - Sunnyvale, representing approximately 1.1% of the Cut-off Date Pool Balance, the loan documents permit loans from any member of the borrower in an amount (including trade debt) up to $120,000, payable out of excess cash flow and subject to (i) subordination and standstill requirements and (ii) delivery of related loan documentation to the lender prior to the making of any such loan.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Holiday Inn Express Nicholasville, representing approximately 0.5% of the Cut-off Date Pool Balance, the related loan documents permit the borrower to obtain an unsecured loan or loans from the related guarantors in the aggregate maximum amount of 5% of the then outstanding principal balance of the Mortgage Loan, provided that, among other conditions: (i) no event of default has occurred and is continuing; (ii) no collateral is provided for the permitted member loan; (iii) all payments due under the permitted member loan are paid only from excess cash flow; (iv) the combined debt service coverage ratio, based on the original principal balance of the Mortgage Loan and the permitted member loan, is not less than 1.20x; and (v) such permitted member loan is fully subordinated in all respects to the obligations pursuant to a subordination and standstill agreement in the form attached to the related Mortgage Loan agreement.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Furthermore, direct and indirect preferred equity investments have been, or are permitted to be, made in the borrowers under certain of the Mortgage Loans.

Net Cash Flow and Certain Underwriting Considerations

Underwritten Net Cash Flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the Mortgage Loan Sellers. Each investor should review the assumptions described in Annex B to this prospectus supplement and make its own determination of the appropriateness of the assumptions used in determining Underwritten Net Cash Flow. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions” and see “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus supplement.

See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this prospectus supplement for underwriting assumptions pertaining to lease income from tenants that were not paying rent or not in occupancy. See also “Description of the Mortgage Pool—Tenant or Other Third Party Matters” and “—Other Matters” in this prospectus supplement.

Cash Management Agreements/Lockboxes

Seventy-six (76) of the Mortgage Loans, representing approximately 91.5% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties are (or, in the case of a springing arrangement, will be) subject to a cash management or lockbox arrangement.

Annex A-1 to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan. The following is a description of each type of provision:

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Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and then applied by servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

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Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the mortgage loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related mortgage loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

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Springing (With Established Account). A lockbox account is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

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Springing (Without Established Account). No lockbox account or agreement is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

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None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust Fund. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding lockbox provisions for the Mortgage Loans.

Hazard Insurance

Except to the extent that the insurance is to be maintained by a tenant or other third party or the borrower or a tenant is permitted to self-insure, each borrower under a Mortgage Loan is required to maintain all insurance required by the terms of the mortgage loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the mortgage loan documents. This includes a fire and hazard insurance policy with extended coverage. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject Mortgage Loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a Mortgage Loan, a material portion of the borrower owned improvements on a Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the mortgage loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the Mortgage Loan and (b) the maximum amount of flood insurance available for the Mortgaged Property permitted by FEMA.

In some cases, the Mortgage Loans allow hazard insurance to be provided under a blanket insurance policy. Such a blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans included in the Trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the Trust. In addition, certain Mortgage Loans provide that a significant or sole tenant (or, if applicable, a condominium association) may obtain third-party insurance with respect to the related Mortgaged Property or with respect to its building thereon or may self-insure and that such third-party insurance or self-insurance satisfies the insurance requirements of the related borrower.

See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this prospectus supplement for a description of the obligations of the Master Servicer and the Special Servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Litigation Considerations

There may be material pending or threatened legal proceedings against, or other past or present criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Marriott Greensboro, representing approximately 4.2% of the Cut-off Date Pool Balance, one of the non-recourse carveout guarantors, Columbia Sussex Corporation (“CSC”), is the sponsor of certain non-recourse loans that are currently in special servicing and/or where the related properties are being managed by an appointed receiver or in foreclosure. CSC is also the sponsor of loans in default outside of a securitization.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Planet Self Storage-Southampton, Planet Self Storage-Newington, Planet Self Storage-Washington, Planet Self Storage-Quakertown, Planet Self Storage-South Boston and Planet Self Storage-Brookfield, collectively representing approximately 2.5% of the Cut-off Date Pool Balance by allocated loan amount, a given individual (the “Subject Individual”) and/or his wife holds one or more of the following ownership interests with respect to each of the related borrowers: (i) a 60% or greater limited partnership interest or non-managing membership interest in the related borrower or the sole owner of the related borrower; and/or (ii) an ownership interest (which in one case is 100%) in the general partner of the related borrower or the sole owner of the related borrower. In the early 1980’s, the Subject Individual was involved with the development of condominiums in Boston, Massachusetts and incurred second mortgages that a lending institution claimed were undisclosed. In 1988, in connection therewith, the Subject Individual pled guilty to criminal charges, paid a $25,000 fine and received 24 months of probation.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Orbital ATK Office, representing approximately 2.1% of the Cut-off Date Pool Balance, the guarantor, Robert Safai, is subject to pending litigation filed October 7, 2014, related to a building at which he was an owner until 2007 and thereafter Madison Partners, a firm for which Safai is a principal, was hired as leasing agent and broker for the building. Certain doctor tenants have sued the new building owner, Madison Partners, and certain individuals (including Mr. Safai). The basis for the claim is that after the plaintiffs attempted to exercise an extension option under their lease, a Madison Partners employee advised the plaintiffs that they were required to enter into the new lease extension agreement due to the change in ownership. Acting in reliance on Madison Partners’ representations, the plaintiffs signed a lease modification, which ultimately reduced the plaintiffs’ extension period from 5 years to 4 years, which caused the plaintiffs to miss their opportunity to exercise the next renewal option under the original lease. The plaintiffs are currently in occupancy as month to month tenants. The plaintiffs seek damages in an unspecified amount greater than $25,000 and request judicial declaration that the lease modification is null and void and that the plaintiffs are currently in the first year of their fourth extension option expiring June 30, 2019.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Palms Plaza, representing approximately 1.7% of the Cut-off Date Pool Balance, the related borrower is the defendant in a civil suit relating to alleged non-compliance with the Americans with Disabilities Act with respect to access to a public restroom at the Mortgaged Property. The related non-recourse carveout guarantor has agreed in the loan documents to be liable for any losses associated with such litigation.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Southland Plaza, representing approximately 0.3% of the Cut-off Date Pool Balance, the nonrecourse carve-out guarantor is one of the named defendants in an ERISA class-action lawsuit with respect to the 401(k) Plan of Citizens Republic Bancorp because he served as a member of the Board of Directors of Citizens Republic Bancorp during the purported class period, and the plaintiffs therefore allege that he was a fiduciary of the retirement plan and had discretionary authority over the plan’s assets. Specifically the complaint alleges, among other things, that the 401(k) Plan continued to offer Citizens Republic stock as an investment option when it was imprudent to do so.

In addition, see also representation and warranty no. 15 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement). See also “—Default History, Bankruptcy Issues and Other Proceedings” below.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust Fund. For example:

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With respect to twenty-six (26) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Marriott Greensboro, Capital Penn Self Storage Portfolio, Albuquerque Plaza, Residence Inn Tampa Westshore Airport, Residence Inn Charlotte Southpark, 212 South Tryon, Holiday Inn - Cherry Creek, Courtyard Fort Myers, Residence Inn Little Rock Downtown, Courtyard Tampa Downtown, 1351 Harbor Parkway, Casa Bandera Apartments, City Sports Clubs – Sunnyvale, Breckenridge Apartments, MacGregor Park, Hampton Inn & Suites Knoxville, StoreQuest Self Storage, Crestline Manufactured Home Community, Park Creek Manor, Hampton Inn Peachtree, Magdalene Center, Woodlands Green Center, Koko Plaza, Laurel Self Storage, 330 E Main Street and Cookson MHP, collectively representing approximately 34.6% of the Cut-off Date Pool Balance, (a) within the last ten (10) years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, or been a non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate-related mezzanine loan that was the subject of a discounted payoff, or (ii) been the subject of personal bankruptcy proceedings, (b) the Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in this prospectus supplement.

In particular, with respect to the fifteen largest Mortgage Loans or related groups that, if aggregated, would be of comparable size:

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Residence Inn Tampa Westshore Airport, Residence Inn Charlotte Southpark, Courtyard Fort Myers, Residence Inn Little Rock Downtown, Courtyard Tampa Downtown, and Hampton Inn & Suites Knoxville, collectively representing approximately 9.4% of the Cut-off Date Pool Balance, an affiliate of the related sponsor (Noble Hospitality Fund II) was involved in a 2011 maturity default on a loan secured by an Atlanta, Georgia hotel property. The sponsor affiliate introduced new equity into the deal and restructured and renewed the loan with the existing lender without any discount of principal.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Marriott Greensboro, representing approximately 4.2% of the Cut-off Date Pool Balance, in 2005, one of the non-recourse carveout guarantors, CSC acquired a portfolio of fourteen hotel properties from Blackstone Group L.P., financed by a $1,100,000,000 loan from Bear Stearns Companies, Inc. and Bank of America Corporation (and sponsor equity). The debt included seven tiers of mezzanine debt, which Blackstone Group L.P. purchased. The debt matured in October 2010 with an outstanding balance of $1,030,000,000. CSC was unable to refinance or restructure the loan and agreed to a deed in lieu of foreclosure and transferred ownership of the portfolio back to Blackstone Group L.P. In

2007 CSC, acquired the Tropicana casinos in both Las Vegas and Atlantic City through a separate entity, Tropicana Entertainment. The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license, and as a result, Tropicana Entertainment was unable to operate the Tropicana casino in Atlantic City. Tropicana Entertainment filed for Chapter 11 bankruptcy and defaulted on the loans that financed the acquisition. In addition, CSC has been the sponsor of various CMBS loans for which the related property has been lost in connection with a foreclosure or deed in lieu of foreclosure.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Capital Penn Self Storage Portfolio, representing approximately 3.6% of the Cut-off Date Pool Balance, the nonrecourse carve-out guarantors are party to foreclosure litigation filed in connection with a $75 million CMBS loan secured by 12 RV parks that was originated in 2006 (the “RV Loan”). The sponsors are currently in the process of selling off the last two remaining assets. The borrower under the RV Loan posted a $5 million letter of credit and agreed to cooperate with the lender under the RV Loan in connection with the disposition of the remaining assets. The letter of credit has not been drawn upon, and the RV Loan is non-recourse to the sponsors.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Albuquerque Plaza, representing approximately 3.3% of the Cut-Off Date Pool Balance, the sponsor was involved in various mortgage loan defaults, including the following: (i) maturity default in 2012 regarding a Tennessee flex office project that is currently the subject of a pending deed-in-lieu of foreclosure; (ii) maturity default following loan extension in 2012 regarding an Ohio office building that resulted in a deed-in-lieu of foreclosure; (iii) maturity default regarding a Wisconsin office building in 2012 that resulted in a deed-in-lieu of foreclosure; (iv) maturity default in 2012 regarding a New Mexico mixed use residential condominium that resulted in 2014 deed-in-lieu of foreclosure; (v) maturity default following extensions regarding a South Carolina office building resulted in discounted pay-off in 2014; and (vi) maturity default regarding an Ohio office building that resulted in discounted pay-off in 2014.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 1351 Harbor Parkway and City Sports Clubs - Sunnyvale, collectively representing approximately 2.5% of the Cut-Off Date Pool Balance, affiliates of the sponsor were involved in a loan payment default on a flex/industrial building in July 2013 after the related property sustained a period at approximately 50% occupancy. The sponsor ultimately purchased the note in April 2014.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 212 South Tryon, representing approximately 1.9% of the Cut-off Date Pool Balance, the loan sponsor, Anthony H. Dilweg, directly or through an affiliated real estate investment company, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, loan modifications, discounted pay-offs, and deeds-in-lieu of foreclosure.

See also representation and warranty nos. 41 and 42 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Tenant or Other Third Party Matters

Described below is certain additional factual information regarding tenants among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Properties securing the Mortgage Loans and certain other third parties. See also “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

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Six (6) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Residence Inn Tampa Westshore Airport, Residence Inn Charlotte Southpark, Courtyard Fort Myers, Residence Inn Little Rock Downtown, Courtyard Tampa Downtown and MacGregor

Park, collectively securing approximately 9.4% of the Cut-off Date Pool Balance by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors, homeowner’s associations, other condominium unit owners or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property. See “Yield and Maturity Considerations” in this prospectus supplement. See also “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement and representation and/or warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

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Nine (9) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Burlington Coat Factory, Gold’s Gym, Orbital ATK Office, Patchogue Retail Center, 1351 Harbor Parkway, City Sports Clubs – Sunnyvale, Kohl’s – Simi Valley, Oxford and El Dorado, collectively representing approximately 8.0% of the Cut-off Date Pool Balance by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant. See “Risk Factors—Risks Related to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates” and “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement, and Annex A-1 to this prospectus supplement.

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Seven (7) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as 300 East Lombard, Springdale Plaza, Charleston Festival, Lakeview Village, Great Bridge Marketplace, Mount Laurel Center and 330 E Main Street, collectively securing approximately 6.5% of the Cut-off Date Pool Balance by allocated loan amount, have significant tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of full rent under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of full rent, have tenants that renewed leases that provide free rent and have not commenced payment of full rent, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus supplement and the accompanying footnotes for additional information with respect to these Mortgage Loans and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

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With respect to one (1) Mortgaged Property, identified on Annex A-1 to this prospectus supplement as Great Bridge Marketplace, representing approximately 0.4% of the Cut-off Date Pool Balance, the largest tenant is related to the borrower. See “Risk Factors—Risks Related to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates” and “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement, and Annex A-1 to this prospectus supplement.

Lease Terminations and Expirations

Expirations. See Annex A-1 to this prospectus supplement for tenant lease expiration dates for the five (5) largest tenants (by net rentable area leased) at each applicable Mortgaged Property and Annex A-3 for lease expirations for the five (5) largest tenants (by economic rent) among the top fifteen (15) Mortgage Loans. Whether or not any of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen largest Mortgage Loans presented on Annex A-3 to this prospectus supplement, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Westfield Palm Desert, 312 Elm, Albuquerque Plaza, South Shore Place, 300 East Lombard, Amargosa Portfolio, Orbital ATK Office, Depot Park and 212 South Tryon.

Terminations. Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower, a prior landlord or any of their respective affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if an anchor, shadow anchor or other significant tenant or a certain percentage of tenants at or near the applicable Mortgaged Property ceases operations, (viii) if the landlord cannot satisfy a tenant’s expansion option, or (ix) if the landlord defaults on its obligations under the lease.

In some cases, a lease may be unilaterally terminated by the related tenant for no particular reason. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may cease to occupy its leased space:

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Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

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Certain leases may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

●	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

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Certain of the tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

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Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.

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Further, certain of the tenant leases for the other retail Mortgaged Properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

●	Certain tenant leases permit the tenant to go dark and, in some cases, a Mortgaged Property has dark space that is no longer occupied by the tenant even though the tenant continues to pay rent.

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Certain Mortgaged Properties may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations.

See Annex A-1 to this prospectus supplement and the accompanying footnotes for information regarding certain termination options held by the five (5) largest tenants (by net rentable area leased) at each Mortgaged Property. Respective investors are also encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen largest Mortgage Loans presented on Annex A-3 to this prospectus supplement, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 312 Elm, Albuquerque Plaza, 300 East Lombard, Amargosa Portfolio, Orbital ATK Office, and Depot Park.

Other Matters

Described below is certain additional factual information regarding other matters at the Mortgaged Properties securing the Mortgage Loans:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Amargosa Portfolio, representing approximately 2.5% of the Cut-Off Date Pool Balance, one of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Burlington Coat Factory, is subject to a pending condemnation to widen the ingress/egress lanes at the Mortgaged Property’s entrance. The condemnation involves approximately 426 square feet, and does not affect the tenant’s continued access to the Mortgaged Property or the tenant’s available parking. The tenant provided a clean estoppel in connection with the origination of the Mortgage Loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Depot Park, representing approximately 2.2% of the Cut-off Date Pool Balance, portions of the related industrial park are excluded from the Mortgaged Property. However, the borrower has exercised an option to purchase the parcels in 2028, which purchase option has been assigned to the lender as additional security.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Orbital ATK Office, representing approximately 2.1% of the Cut-Off Date Pool Balance, the single tenant lease with Alliant Techsystems, Inc. requires that in the event of a casualty or condemnation where insurance proceeds exceed $250,000 and where the lease is not being terminated, that proceeds be held by an escrow agent pursuant to an escrow agreement acceptable to the borrower and the tenant, and that any proceeds be applied towards the restoration of the Mortgaged Property. The deed of trust is subordinate to the terms of the lease with respect to insurance proceeds following condemnation and casualty, and the Mortgage Loan documents provide that in the event of a casualty or condemnation, the borrower will not consent to the appointment of an escrow agent or an escrow agreement without the lender’s prior written consent and the escrow agent is an insurance trustee that is rated at least “A” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc. and “A2” by Moody’s Investor Service, Inc., or an equivalent rating by any other statistical rating agency in the event any of the foregoing have not rated such insurance trustee. The Mortgage Loan is recourse to the guarantor for losses from a breach of this covenant.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 212 South Tryon, representing approximately 1.9% of the Cut-off Date Pool Balance, the related Mortgaged Property was designated a Charlotte historical landmark in 1992 by the Charlotte Mecklenburg Historical Landmarks Commission, which can impose restrictions on the use and maintenance of structures and/or their restoration following casualty. The designation of the building as a Charlotte historical landmark results in a deferral of taxes as a historic tax credit, currently in the amount of $2,838,405. Upon a change in use or maintenance of the building at the Mortgaged Property, the borrower may be required to pay higher property taxes than it paid by reason of the historic tax credit deferral.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Eden at Watersedge, representing 1.5% of the Cut-off Date Pool Balance, the property is part of a payment-in-lieu-of-taxes (“PILOT”) program with The Health, Educational and Housing Facility Board of the City of Memphis, Tennessee, a not-for-profit corporation of the State of Tennessee (the “Board”) through June 6, 2022 whereby the Board holds title to the related Mortgaged Property and the related borrower pays an annual payment to the Board that is currently less than the estimated property tax payment that would be due if the borrower were the fee owner of the Mortgaged Property. The related Mortgage Loan is secured by a mortgage of both the borrower’s leasehold interest and the Board’s fee interest. Upon ten (10) days’ notice to the lessor and payment of a $1,000 termination fee and attorneys’ fees, the borrower can choose to terminate the PILOT lease and reacquire the fee interest in the Mortgaged Property. Upon the termination of the PILOT program, the borrower may be required to pay higher property taxes than it paid under the PILOT program.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as City Sports Clubs - Sunnyvale, representing approximately 1.1% of the Cut-Off Date Pool Balance, Air Products and Chemicals, Inc., the easement holder for a nitrogen gas pipeline along the rear line of the Mortgaged Property has the right at any time to pay-off and discharge any mortgage or other lien affecting the Mortgaged Property. The easement is silent as to whether that pay-off would be at par or would include other prepayment-related charges. The Mortgage Loan documents provide that the borrower and the guarantors are personally liable for an amount equal to the difference between the total amount owed by the borrower had the borrower made a prepayment and the amount actually paid by the easement holder.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Medical Arts Apartments, representing 0.9% of the Cut-Off Date Pool Balance, the property is part of a payment-in-lieu-of-taxes (“PILOT”) program with The Industrial Development Board of the City of Knoxville (the “Board”) through March 2024 whereby the Board holds title to the related Mortgaged Property and the related borrower pays a fixed annual lease payment to the Board that is currently less than the estimated property tax payment that would be due if the borrower were the fee owner of the Mortgaged Property. The related Mortgage Loan is secured by a mortgage of both the borrower’s leasehold interest and the Board’s fee interest. The borrower can choose to remove the Mortgaged Property from the PILOT program for payment of a $100 termination fee at any time and reacquire the fee interest in the Mortgaged Property. Upon the termination of the PILOT program, the borrower will likely be required to pay higher property taxes than it paid under the PILOT program.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each Mortgage Loan or in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off

Date is presented in this prospectus supplement for illustrative purposes only and reflects calculations based on the “as-is” appraised value (or in the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Residence Inn Tampa Westshore Airport, Residence Inn Charlotte Southpark and Courtyard Fort Myers, securing approximately 5.7% of the Cut-off Date Pool Balance by allocated loan amount, based upon the “as-renovated” valuation in the related appraisal) in each case. None of these appraisals are more than eight (8) months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement. See also representation and warranty no. 45 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Environmental Assessments

All of the Mortgaged Properties securing the Mortgage Loans were subject to a Phase I environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the Mortgage Loans. In some cases, a Phase II environmental site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification. None of these environmental assessments are more than eight (8) months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement. See also representation and warranty no. 43 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Depot Park, representing approximately 2.1% of the Cut-off Date Pool Balance, the environmental consultant reported that the Mortgaged Property was historically part of the Sacramento Army Depot. Operations related to the Sacramento Army Depot resulted in contamination and subsequent remediation at the Mortgaged Property starting in approximately 1986. The environmental consultant reported that past disposal and storage areas at the Sacramento Army Depot included several underground storage tanks and above ground storage tanks, burn pits, unlined wastewater lagoons, a battery disposal area and a pesticide mixing area. The U.S. Army continues to monitor the site under the direct oversight of the EPA and California Department of Toxic Substances Control. The environmental consultant recommended that the borrower continue to obtain and review documentation related to the U.S. Army’s remediation activities until closure has been obtained.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Boca Hamptons Plaza Portfolio, representing approximately 1.7% of the Cut-off Date Pool Balance, the related Phase I environmental site assessment identified a dry cleaning business, a functioning in-ground hydraulic lift and an operating septic tank at the Mortgaged Properties known as Boca Hamptons Plaza, Queens Industrial and One Industrial Plaza, respectively. The Mortgaged Property identified on Annex A-1 to this prospectus supplement as Boca Hamptons Plaza is registered in the Drycleaning Solvent Cleanup Program established in the state of Florida. The borrower obtained a Pollution and Remediation Legal Liability insurance policy with XL Insurance covering each of the Mortgaged Properties, with a policy limit of $1 million per incident and $3 million in the aggregate, a deductible of $50,000, with dedicated sub-limits of $1 million per Mortgaged Property, and a policy coverage period of ten years with an automatic extended reporting period of 90 days that extends coverage through the maturity date of the Mortgage Loan. The policy premium was paid in full.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Palms Plaza, representing approximately 1.7% of the Cut-Off Date Pool Balance, the related Phase I environmental site assessment reported that previous on-site dry cleaning had resulted in groundwater impacts that were investigated. The facility was enrolled in the Florida Department of Environmental Protection Drycleaning Solvent Program (“DCSP”) and assigned a low priority cleanup funding score. The environmental site assessment concluded that vapor intrusion is not a significant concern and that natural attenuation likely will reduce residual contamination to below action levels before low priority cleanup funding would, if ever, become available. The ESA therefore recommended no further investigation or other action other than to comply with any future requirements that might be imposed by the DCSP. Under the DSCP, the Florida Department of Environmental Protection takes responsibility for the cleanup of the site, which is financed through DCSP funds.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as City Sports Clubs - Sunnyvale, representing approximately 1.1% of the Cut-Off Date Pool Balance, the Phase I environmental site assessment identified a recognized environmental condition related to the surrounding area’s inclusion within a 60 acre facility that was used historically for semiconductor and electronics manufacturing. Industrial activities resulted in subsurface soil and groundwater contamination with various petroleum hydrocarbons, chlorinated solvents and metals. Ongoing remedial activities are being performed by various responsible parties pursuant to the U.S. Environmental Protection Agency Superfund Record of Decision and Regional Water Quality Control Board (“RWQCB”) Cleanup Order issued by the agencies in September 1991. Post-remediation groundwater monitoring is currently being performed by Advanced Micro Devices and Texas Instruments. In addition, the previous owner of the Mortgaged Property, TWC Storage, damaged a transformer while demolishing on-site structures in 2005, resulting in soil and groundwater contamination. In April 2012, RWQCB approved a no further action work plan and addendum for the 2005 release, which approved cessation of active remediation on-site, but required some additional groundwater monitoring. TWC Storage has been performing remedial investigations and cleanup actions under RWQCB supervision, including ongoing monitoring. Following completion of soil excavation, groundwater treatment and soil vapor extraction activities, the subsequent redevelopment of the site with its present improvements included construction of a vapor barrier and vapor mitigation system. The borrower has no groundwater monitoring obligations according to RWQCB. Based on the identification of responsible parties that are continuing to meet their remedial obligations, the implementation of an institutional control (groundwater-related deed restriction that prohibits residential or certain educational uses) and the presence of an engineering control (the vapor mitigation system), the Phase I environmental site assessment recommended no further action for the groundwater contamination other than continued implementation of institutional/engineering controls and, regarding vapor mitigation, the continued implementation of the vapor mitigation system installed by the borrower in September 2014. The Mortgage Loan documents provide for personal liability to the borrower and guarantors for failure to comply with the related environmental requirements. The guarantors’ stated net worth as of December 31, 2014 is approximately $347.9 million.

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With respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Amargosa Portfolio - Northgate Shopping Center, representing approximately 0.5% of the Cut-off Date Pool Balance by allocated loan amount, the Phase I environmental site assessment identified a recognized environmental condition related to a prior on-site dry cleaning operation. Following a Phase II investigation that indicated subsurface impacts, the environmental consultant indicated that the estimated cost for long-term excavation and monitoring was $246,000. The loan documents require the borrower to use diligent, commercially reasonable efforts to complete the environmental remediation, including obtaining a “no further action” letter from applicable governmental authorities. The lender obtained an environmental escrow in the amount of $307,500 (125% of the estimated remediation costs) at the time of loan origination.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Stor-n-Lock -Fort Collins, representing approximately 0.5% of the Cut-Off Date Pool Balance, the Phase I environmental site assessment identified a controlled recognized environmental condition with respect to the larger portion of property of which the Mortgaged Property was once part. The site operated as a steel pipe coating factory from 1962 to 1999. Following subsurface investigation, remedial action was undertaken in 2006 and 2007 that included excavation and removal of soils, confirmatory sampling data and groundwater monitoring. The Colorado Department of Public Health and Environment issued a no further action letter on January 18, 2008 which was conditioned on use of the Mortgaged Property for industrial/commercial uses. The Phase I ESA consultant recommended continued implementation of such property use restrictions to manage related environmental risks.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Planet Self Storage-Newington, representing approximately 0.5% of the Cut-off Date Pool Balance, the related Mortgaged Property was historically the parking lot and pump house for the former bearing manufacturer facility located on an adjoining property. Until regulatory closure of the adjoining property, it represents a Controlled Recognized Environmental Condition (“CREC”) for the related Mortgaged Property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Security Public Storage - Santa Fe Springs, representing approximately 0.5% of the Cut-Off Date Pool Balance, the Phase I environmental site assessment identified a recognized environmental condition related to the Mortgaged Property’s historic use as dump site from 1954 to 1963. Following the installation of groundwater monitoring wells in 1987, test results in 1987, 1992 and 2005 showed no contaminant levels exceeding EPA standards. The U.S. Environmental Protection Agency (EPA) conducted a site reassessment in 2008 and the case was classified as “low priority for further assessment”. The Phase I ESA consultant (Partner Engineering & Sciences, Inc.) noted that the EPA will not require any additional work or investigation at the former dump site and that a “no further action” letter would be appropriate. The loan documents require (i) the borrower to request a no further action letter from the EPA and (ii) the guarantor to maintain a minimum net worth and liquidity of $25 million/$2.5 million until the no further action letter has been received. The guarantor has stated net worth as of December 15, 2014 of $55.9 million and liquidity of $13.0 million.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Magdalene Center, representing approximately 0.4% of the Cut-off Date Pool Balance, the Phase I environmental site assessment indicated that a former gasoline service station and auto repair facility operated on the Mortgaged Property. No regulatory records were found, representing a data gap. The borrower obtained an Environmental Impairment Liability insurance policy with Lloyd’s of London (Beazley) that names the lender (as successor to the related Mortgage Loan Seller) as an additional named insured, with a policy limit of $3 million per incident and in the aggregate, a deductible of $50,000 and a policy coverage period of ten years with an automatic extended reporting period of 90 days that extends coverage through the maturity date of the Mortgage Loan. The policy premium was paid in full.

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With respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Milwaukee Apartment Portfolio – Riverwood Court/Rainbow Terrace, representing approximately 0.4% of the Cut-off Date Pool Balance by allocated loan amount, residual groundwater contamination has migrated from a facility to the north at 5909 W. Good Hope Road onto the north end of the Riverwood Court parcel. The source property for the contamination was granted regulatory closure from Wisconsin Department of Natural Resources on August 12, 2011. The closure included continuing obligations including activity use limitations and other control measures. In a letter dated May 2, 2011 the owner of such Mortgaged Property was notified of the type, source and extent of the contamination. The letter further stated that, in the opinion of the environmental consultant, the groundwater contamination plume is receding and will naturally degrade over time. The letter further stated that the property owner is not responsible for any future investigation or cleanup of the groundwater contamination so long as the owner and subsequent owners comply with the State requirements which include allowing access to the property for investigation or cleanup activities. This represents a CREC.

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With respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Long Island Retail Portfolio - Seaford Retail Center, representing approximately 0.3% of the Cut-off Date Pool Balance by allocated loan amount, the Phase I environmental site assessment indicated that a former automotive service station operated on the Mortgaged Property. No regulatory documents were found, representing a data gap. The borrower obtained an Environmental Impairment Liability insurance policy with Lloyd’s of London (Beazley) that names the lender (as successor to the related Mortgage Loan Seller) as an additional named insured, with a policy limit of $3 million per incident and in the aggregate with a deductible of $50,000 and a policy coverage period of ten years with an automatic extended reporting period of 90 days that extends coverage through the maturity date of the Mortgage Loan. The policy premium was paid in full.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Shoppes at Town Square, representing approximately 0.2% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified a recognized environmental condition related to an adjacent property’s historic use as an automobile service station, specifically the release of contaminants into groundwater. The adjacent property is currently used as a CVS drugstore, and is identified on several regulatory databases. According to the latest groundwater sampling report, dated June 29, 2011, a release was reported to state environmental authorities when three UST’s were removed in August 2000. Soil sampling in 2011 confirmed that most of the contaminated soil had already been excavated. Groundwater sampling indicated that the contamination plume was limited to source area, which is approximately 140 feet from the Mortgaged Property. Because of separation from the contamination plume and the Mortgaged Property’s connection to the municipal water system, the Phase I environmental site assessment found no immediate health risk and did not recommend further action.

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With respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as WP Carey Self Storage Portfolio VI – US 1 Self Storage-Sebastian, representing approximately 0.2% of the Cut-off Date Pool Balance by allocated loan amount, the mortgaged property has been identified as having low levels of arsenic on-site. The Phase I environmental site assessment estimated maximum potential remediation costs of $55,000. In connection with the borrower’s acquisition of the related property, the seller established a $100,000 escrow with the title company for remediation costs, and the lender has a collateral assignment of the borrower’s interest therein.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination of each of the Mortgage Loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties “and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eight (8) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See also “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this prospectus supplement.

Seismic Review Process and Earthquake Insurance

In general, except for certain manufactured housing community properties, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). No such PML, PL or SEL exceeded 20%.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants’ reports, information set forth in the related appraisal, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof. Other violations may be known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material. In addition, certain of the Mortgaged Properties may comply with parking requirements through access to parking spaces granted pursuant to leases, licenses, easements or other private agreements. We cannot assure that such access will be retained in all instances.

In some cases the improvements at a Mortgaged Property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance was obtained to cover losses arising from any required removal of such building(s). Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

●	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and

●
whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

In addition, certain Mortgaged Properties may be (or may in the future become) subject to zoning, land use or building restrictions, or may be (or may in the future become) designated as historic or landmark properties. For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 212 South Tryon, representing approximately 1.9% of the Cut-off Date Pool Balance, the related Mortgaged Property was designated a Charlotte historical landmark in 1992 by the Charlotte Mecklenburg Historical Landmarks Commission, which can impose restrictions on the use and maintenance of structures and/or their restoration following casualty.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Medical Arts Apartments, representing approximately 0.9% of the Cut-off Date Pool Balance, the related Mortgaged Property is listed on the National

Register of Historic Places, which can impose restrictions on the use and maintenance of structures and/or their restoration following casualty.

See also representation and warranty nos. 26 and 27 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Environmental Insurance

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Boca Hamptons Plaza Portfolio, representing approximately 1.7% of the Cut-off Date Pool Balance, the borrower obtained a $1 million per incident and $3 million in the aggregate environmental insurance policy from Greenwich Insurance Company, a wholly-owned subsidiary of XL Insurance Group (rated “A+” by S&P and “A:XV” by A.M. Best Company), with a policy coverage period that extends through the maturity date of the Mortgage Loan, and having a $50,000 deductible. The policy premium was paid in full at the time the policy was obtained.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Long Island Retail Portfolio, representing approximately 1.5% of the Cut-off Date Pool Balance, the borrower obtained a $3 million per incident and in the aggregate environmental insurance policy from Lloyd’s of London (Beazley) (rated “A+” by S&P and “A:XV” by A.M. Best Company), with a policy coverage period that extends through the maturity date of the Mortgage Loan, and having a $50,000 deductible. The policy premium was paid in full at the time the policy was obtained.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Magdalene Center, representing approximately 0.4% of the Cut-off Date Pool Balance, the borrower obtained a $3 million per incident and in the aggregate environmental insurance policy from Lloyd’s of London (Beazley) (rated “A+” by S&P and “A:XV” by A.M. Best Company), with a policy coverage period that extends through the maturity date of the Mortgage Loan, and having a $50,000 deductible. The policy premium was paid in full at the time the policy was obtained.

In general, the Master Servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a Mortgage Loan while that loan is not a Specially Serviced Mortgage Loan and the Special Servicer will be required to report any claims of which it is aware that arise under the policy while that Mortgage Loan is a Specially Serviced Mortgage Loan or the related Mortgaged Property has become an REO Property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued.

Loan Purpose

Sixty-six (66) of the Mortgage Loans, representing approximately 57.8% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s refinancing of a previous Mortgage Loan.

Twenty-nine (29) of the Mortgage Loans, representing approximately 42.2% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s acquisition of the Mortgaged Property(ies) that secures such Mortgage Loan. In some cases, the acquisition price for a particular Mortgaged Property was lower than the Appraised Value for such Mortgaged Property shown on Annex A-1 to this prospectus supplement.

Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers (other than Wells Fargo Bank, National Association and C-III Commercial Mortgage LLC) have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Residence Inn Tampa Westshore Airport, representing approximately 2.2% of the Cut-off Date Pool Balance, the underwritten occupancy (86.1%) is greater than 80.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan has strong cash flow metrics with a net operating income debt yield and a net cash flow debt service coverage ratio of 12.3% and 1.88x, respectively; (b) if the underwritten occupancy is adjusted to 80.0%, the resulting net operating income debt yield and net cash flow debt service coverage ratio are 10.0% and 1.68x, respectively; (c) the Mortgaged Property is operated under a franchise agreement with Marriott International, Inc. that expires on November 30, 2026 (almost two years beyond the Mortgage Loan term); (d) according to a third-party research report, compared to its competitive set, the Mortgaged Property had RevPAR penetration rates of 113.1%, 115.8% and 112.7%; and occupancy penetration rates of 109.4%, 109.4% and 106.7% for the trailing 12-month periods ending in September 2012, 2013 and 2014, respectively; (e) founded in 1993, the sponsor has invested more than $3.0 billion throughout the United States (primarily in limited service hotels), owns more than 40 hotels within 20 states, and maintains cash equity of approximately $10.1 million ahead of the Mortgage Loan based on the recent acquisition; (f) approximately $2.8 million was reserved by the lender for a property improvement plan, which will include renovations to the façade, parking areas, lobby, patio, elevators, meeting and board rooms, guest laundry and swimming pool, and the guestrooms and guestroom baths, which should provide the opportunity to raise ADR upon completion; and (g) the Mortgaged Property is located directly adjacent to the Tampa International Airport, a strong demand driver for the Mortgaged Property. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus supplement. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Holiday Inn-Cherry Creek, representing approximately 1.9% of the Cut-off Date Pool Balance, the underwritten occupancy (83.8%) is greater than 80.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) if the underwritten occupancy is adjusted to 80.0%, the resulting net operating income debt yield and net cash flow debt service coverage ratio are 10.7% and 1.52x, respectively; (b) the Mortgaged Property is located at the highly trafficked signalized intersection of Cherry Creek Drive and South Colorado Boulevard, with a traffic count of over 61,000 vehicles per day; (c) the Mortgaged Property is located approximately 6.1 miles southwest of the United Airlines Denver Training Center, which is the only training facility for United Airline’s pilots, and 36.7% of rooms revenue for the Mortgaged Property comes from a contract with United Airlines that has been in place since 2003 and was recently renewed through June 2016; (d) according to a third party hospitality research report, the Mortgaged Property has ranked number one of six for RevPAR growth for the last two years and RevPAR penetration has increased from a low of 66.6% in September 2012 to 79.7% as of September 2014; and (e) the Mortgage Loan sponsor has owned the property for over 15 years, reports a cost basis of $22.5 million and recently invested $6.0 million in a property improvement plan in 2012-2013, which results in remaining equity of approximately $3.0 million. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Courtyard Fort Myers, representing approximately 1.5% of the Cut-off Date Pool Balance, the underwritten occupancy (83.3%) is greater than 80.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan has strong cash flow metrics with a net operating income debt yield and a net cash flow debt service coverage ratio of 13.2% and 2.01x, respectively; (b) if the underwritten occupancy is adjusted to 80.0%, the resulting net operating income debt yield and net cash flow debt service coverage ratio are 10.0% and 1.68x, respectively; (c) the Mortgaged Property is operated under a franchise agreement with Marriott International, Inc. that expires on November 15, 2027 (three years beyond the Mortgage Loan term); (d) according to a third-party research report, compared to its competitive set, the Mortgaged Property had RevPAR penetration rates of 134.6%, 121.3% and 118.8%; and occupancy penetration rates of 123.9%, 109.0% and 114.0% for the trailing 12-month periods ending in September 2012, 2013 and 2014, respectively; (e) founded in 1993, the sponsor has invested more than $3.0 billion primarily in limited service hotels throughout the United States, owns more than 40 hotels spanning 20 states, and, based on the recent acquisition, maintains cash equity of approximately $6.8 million ahead of the Mortgage Loan; and (f) approximately $2.1 million was reserved by the lender for a property improvement plan, which will include renovations to the reception/lounge, restaurant, business center and library, meeting/board rooms, exercise room, outdoor pool, corridors/stairwells and guestrooms and bathrooms, which should provide the opportunity to raise ADR upon completion. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Staybridge Suites North Brunswick, representing approximately 0.7% of the Cut-off Date Pool Balance, the related Mortgaged Property is a hospitality property and was underwritten based on an average occupancy of 77.8%, which is in excess of the 75% normally used by C-III Commercial Mortgage LLC as part of its underwriting guidelines for hospitality properties. However, such Mortgaged Property is the newest hotel among its competitive set. In addition, according to an industry report, for the twelve month period ending September 2014, average occupancy was approximately 79.5%, and such Mortgaged Property had occupancy, ADR and RevPAR penetration rates of 130.7%, 91.6% and 119.7%, respectively. In addition, the appraiser projects such Mortgaged Property to be able to support a stabilized average occupancy of 79.0%. Based on the foregoing factors, C-III Commercial Mortgage LLC approved inclusion of such Mortgage Loan in this transaction.

Assignment of the Mortgage Loans

On or before the Closing Date, the Mortgage Loan Sellers will transfer to us those Mortgage Loans that are to be included in the Trust Fund, and we will transfer to the Trust Fund all of those Mortgage Loans. In each case, the transferor will assign the applicable Mortgage Loans, without recourse, to the Trustee, except as described below in this “—Assignment of the Mortgage Loans” section. See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

The transfer by each Mortgage Loan Seller of its Mortgage Loans to the Depositor will be governed by a mortgage loan purchase agreement (a “Mortgage Loan Purchase Agreement”) between that Mortgage Loan Seller and the Depositor.

In connection with the transfer of each Mortgage Loan, the related Mortgage Loan Seller will be required to deliver to the Custodian on behalf of the Trustee, the following documents, among others:

●	either—

1.	the original mortgage note(s) evidencing that Mortgage Loan, or

2.	if any original mortgage note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

●	the original or a copy of the mortgage, together with originals or copies of any intervening assignments of the mortgage;

●	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

●	either—

1.
an executed assignment of the mortgage in favor of the Trustee, in recordable form except for missing recording information relating to a mortgage that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

●	either—

1.
an executed assignment of any separate assignment of leases and rents in favor of the Trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

●
an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy;

●	if a material portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the related ground lease;

●
a copy of any letter of credit relating to, evidencing or constituting additional collateral for that Mortgage Loan (with the original of such letter of credit to be delivered to the Master Servicer); and

●
if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement and (b) an estoppel certificate or comfort letter delivered by the franchisor, manager or similar person, as applicable, for the benefit of the holder of the Mortgage Loan in connection with the Mortgage Loan Seller’s origination or acquisition of the Mortgage Loan, together, within such time frames as required by the related Mortgage Loan Purchase Agreement, with either (i) such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the Trust or the Trustee the benefits of such estoppel certificate or comfort letter, or (ii) a new estoppel certificate or comfort letter (in substantially the same form and substance as the prior estoppel certificate or comfort letter) by the franchisor, manager or similar person, as applicable, for the benefit of the Trust or the Trustee (and, if a copy of a new estoppel certificate or comfort letter is delivered, then the original copy is included in the mortgage file promptly following receipt thereof by the related Mortgage Loan Seller).

The Pooling and Servicing Agreement and/or the respective Mortgage Loan Purchase Agreements will specify the dates by which these documents and instruments must be delivered. All promissory notes must be in the possession of the Custodian on the Closing Date and other required mortgage loan documents may be delivered after the Closing Date. Each promissory note must be endorsed to the Trustee, in that capacity, for the registered holders of the Certificates or in blank. Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the Trustee, in that capacity, for the registered holders of the Certificates.

The Pooling and Servicing Agreement will designate the documents listed under the first, second, fourth, sixth, seventh, eighth and ninth bullet points above as “Specially Designated Mortgage Loan Documents”.

Notwithstanding the foregoing, with respect to the Westfield Palm Desert Mortgage Loan, the documents described above (other than the mortgage notes evidencing the Westfield Palm Desert

Mortgage Loan included in this securitization) will be maintained by the custodian under the MSBAM 2015-C21 securitization, with respect to the Depot Park Mortgage Loan, the documents described above (other than the mortgage note evidencing the Depot Park Mortgage Loan included in this securitization) will be maintained by the custodian under the WFCM 2014-LC18 securitization and with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, the documents described above (other than the mortgage note evidencing the Boca Hamptons Plaza Portfolio Mortgage Loan included in this securitization) will be maintained by the custodian under the CGCMT 2015-GC27 securitization.

The Custodian is required to hold all of the documents delivered to it with respect to the Mortgage Loans on behalf of the Trustee, in trust for the benefit of the Certificateholders. Within a specified period of time following that delivery, the Custodian will be further required to conduct a review of those documents. The scope of the Custodian’s review of those documents will, in general, be limited solely to confirming that they have been received. No party to the Pooling and Servicing Agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If—

●	any of the documents required to be delivered by a Mortgage Loan Seller to the Custodian is not delivered or is otherwise defective, and

●
that omission or defect materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders, or any of them, therein, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the Certificates or on the value of those Certificates, then the omission or defect will constitute a material document defect. The Pooling and Servicing Agreement will provide that the absence from the mortgage file of (i) the item listed in the first bullet point above under “—Assignment of Mortgage Loans” on the Closing Date or (ii) any other Specially Designated Mortgage Loan Document by the first anniversary of the Closing Date, in each case without the presence of any factor that reasonably mitigates such absence, non-conformity or irregularity, and if the absence results from the related Mortgage Loan Seller’s failure to deliver such Specially Designated Mortgage Loan Document in accordance with the terms of the related Mortgage Loan Purchase Agreement, will be conclusively presumed to be a material document defect. The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Mortgage Loan Seller (or, in the case of Mortgage Loans sold by Liberty Island Group I LLC, that Mortgage Loan Seller and Liberty Island Group LLC, or, in the case of Mortgage Loans sold by Basis Real Estate Capital II, LLC, its affiliate, Basis Investment Group LLC) (such person, a “Responsible Repurchase Party”) with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Additionally, in connection with the transfer of the Mortgage Loans to the Trust Fund, one or more of the Mortgage Loan Sellers may retain, either directly or through an affiliate, a portion of the Certificates issued at closing.

Representations and Warranties

As of the Closing Date, each Mortgage Loan Seller will make, with respect to each of the Mortgage Loans sold to us by that Mortgage Loan Seller, the representations and warranties set forth on Annex C-1 to this prospectus supplement, subject to the exceptions set forth on Annex C-2 to this prospectus supplement.

The representations and warranties made by each Mortgage Loan Seller as described on Annex C-1, subject to the exceptions set forth on Annex C-2 to this prospectus supplement, will be assigned by us to the Trustee under the Pooling and Servicing Agreement. If—

●	there exists a breach of any of the above-described representations and warranties made by a Mortgage Loan Seller, and

●	that breach materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders therein,

then that breach will be a material breach of the representation and warranty. The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Responsible Repurchase Party with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties and the corresponding exceptions, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other. We present the related representations and warranties and any related exceptions herein in this prospectus supplement for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present in this prospectus supplement. Further, whether a particular Mortgage Loan Seller elects to take an exception to a representation and warranty is determined by the nature of its related Mortgage Loans, the Mortgage Loan Seller’s interpretation of the requirements of the related representation and warranties and the terms and conditions of the Mortgage Loans as well as the Mortgage Loan Seller’s risk tolerance. As a result, the fact that one Mortgage Loan Seller has elected not to take an exception to a particular representation or warranty where another Mortgage Loan Seller, or each other Mortgage Loan Seller, has elected to take an exception, should not imply anything about the specific characteristics of that Mortgage Loan Seller’s collateral.

No party to the Pooling and Servicing Agreement or any other person is under any duty or obligation to review the Mortgage Loans to determine whether the representations and warranties made by the related Mortgage Loan Seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the Certificateholders, or any of them, therein) with respect to any of those Mortgage Loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable Responsible Repurchase Party will be required to take one of the following courses of action:

●	cure the material breach or the material document defect in all material respects;

●	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

●
prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that—

1.	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

2.	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period).

If the applicable Responsible Repurchase Party replaces one Mortgage Loan with another Mortgage Loan, as described above, such Responsible Repurchase Party will be required to pay into the Trust the amount, if any, by which—

●	the Purchase Price, exceeds

●	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the remedy, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement. However, in most cases (but not all), if the applicable Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution. Any remedy, repurchase or substitution with respect to a breach or defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3) must be completed within 90 days following any discovery by the applicable Mortgage Loan Seller or any party to the Pooling and Servicing Agreement.

“Purchase Price” means, with respect to any particular Mortgage Loan or REO Property being purchased from the Trust Fund, a price approximately equal to the sum of the following:

●	the outstanding principal balance of that Mortgage Loan less any Loss of Value Payment available to reduce the principal balance;

●	all accrued and unpaid interest on that Mortgage Loan generally through the end of the mortgage loan accrual period ending in the collection period of purchase, other than Default Interest;

●	all unreimbursed Servicing Advances with respect to that Mortgage Loan, together with any unpaid interest on those advances owing to the party or parties that made them;

●	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Trust Fund;

●	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject Mortgage Loan; and

●
in the case of a repurchase or substitution of a defective Mortgage Loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the Mortgage Loan.

“Default Interest” means any interest that—

●	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

●	is in excess of all interest accrued on the Mortgage Loan at the related mortgage interest rate.

Default Interest and late payment charges will be applied in accordance with the related intercreditor agreement prior to being allocated in accordance with the Pooling and Servicing Agreement.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect (or an allegation of a material breach or material document defect), to the extent that such Responsible Repurchase Party and the Special Servicer on behalf of the Trust (with the consent of the Majority Subordinate Certificateholder to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Responsible Repurchase Party to the Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Responsible Repurchase Party may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the Responsible Repurchase Party will be deemed to have cured the related material breach or material document defect in all respects. A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

“Adverse Grantor Trust Event” means any event or circumstance that would cause the Grantor Trust to fail to qualify as a grantor trust under the Code or result in the imposition of any tax upon the Grantor Trust.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) or a material document defect, in any event with respect to a Mortgage Loan transferred by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) to the Trust Fund. However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related mortgage loan documents, then the payment of that expense by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its cure, repurchase, substitution, payment or other remedial obligations.

A Responsible Repurchase Party may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the related Mortgage Loan Seller’s representations or warranties. We cannot assure you that a Responsible Repurchase Party will fulfill such obligations on its part that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “The Sponsor” in the accompanying prospectus.

Expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not, will be reimbursable out of the Collection Account.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other Mortgage Loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8–K describing any material changes to the composition of the Mortgage Pool will be available to purchasers of the Offered Certificates shortly after the Closing Date.

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized Pooling and Servicing Agreement, and other material agreements relating to this offering, with the U.S. Securities and Exchange Commission (the “SEC”) on or before the date we file any prospectus supplement ultimately filed with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The “Issuing Entity” with respect to the Offered Certificates will be the Wells Fargo Commercial Mortgage Trust 2015-C27 (the “Trust”). The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and engaging in any other activities described generally in this prospectus supplement. Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master Servicer, the Special Servicer (with respect to Servicing Advances) and the Trustee may make advances of delinquent principal and interest payments and Servicing Advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related Mortgage Loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement. The Trust administers the Mortgage Loans through the Trustee, the Certificate Administrator, the tax administrator, the Master Servicer and the Special Servicer.

The only assets of the Trust other than the Mortgage Loans and any REO Properties (which includes, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, but which does not include any Pari Passu Companion Loan’s pro rata interest) are the Distribution Account, the Collection Account, the other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Collection Account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this prospectus supplement. The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired pursuant to the related pooling and servicing agreement, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the Trust would be characterized as a “business trust” is not possible.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor. The Depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing Mortgage Loans in trust in exchange for Certificates evidencing interest in such trusts and selling or otherwise distributing such Certificates. The Depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a Sponsor, an Originator, a Mortgage Loan Seller, the Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The Depositor will have minimal ongoing duties with respect to the Offered Certificates and the Mortgage Loans. The Depositor’s duties will include, without limitation, (i) appointing a successor Trustee in the event of the resignation or removal of the Trustee, (ii) providing information in its possession with respect to the Certificates to the tax administrator to the extent necessary to perform REMIC and grantor trust tax administration, (iii) indemnifying the Trustee, the tax administrator and the Trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the Trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the Master Servicer, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust. The Depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

Wells Fargo Bank, National Association, Rialto Mortgage Finance, Principal Commercial Capital, Prudential Mortgage Capital Company, LLC, C-III Commercial Mortgage LLC, Union Capital Investments, LLC and Basis Real Estate Capital II, LLC, are referred to in this prospectus supplement as the “Originators”. The Depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Rialto Mortgage Finance, LLC, Principal Commercial Capital, Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”) on or about March 12, 2015 (the “Closing Date”). Each Mortgage Loan Seller is a “sponsor” of the securitization transaction described in this prospectus supplement (in such capacity, a “Sponsor”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008,

Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the Depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the Depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2014, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.95 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 962 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $18.5 billion, which were included in 45 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

See “The Sponsor” in the accompanying prospectus.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund. For specific details on the calculations of debt service coverage ratios in this prospectus supplement, see Annex B to this prospectus supplement.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originations. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. No Wells Fargo

Bank Mortgage Loan to be included in the Trust Fund has been co-originated as described in this paragraph.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation. The Depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus supplement regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●
comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus supplement.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage Loan Seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement. In addition, Mortgage Loan Seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex C-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2012 to December 31, 2014 or is still outstanding. Unless otherwise indicated, the information in the table and the footnotes to the table is reflected as of the last day of the most recent calendar quarter for which a Form ABS-15G was filed by Wells Fargo Bank and Wells Fargo Commercial Mortgage Securities, Inc. as indicated immediately below the table and footnotes.

Name of Issuing Entity(1)	Check if Regi- stered	Name of Originator	Total Assets in ABS by Originator(2)			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(3)(4)			Assets Pending Repurchase or Replacement (within cure period)(3)(5)			Demand in Dispute(3)(6)			Demand Withdrawn(3)(7)			Demand Rejected(3)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation (8)	50	269,226,893.21	7.49	1	13,800,000.00	0.62	0.00	0	0.00	0	0.00	0.00	1	13,775,604.00	0.63	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	1	13,800,000.00	0.62	0.00	0	0.00	0	0.00	0.00	1	13,775,604.00	0.63	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1354736		Artesia Mortgage Capital Corporation (9)	26	214,877,938.00	10.73	1	35,588,502.00	2.75	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.85	0	0.00	0.00	0	0.00	0.00
		JPMorgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	1	35,588,502.00	2.75	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.85	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association(10)	88	2,043,814,381.00	56.74	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98
CIK #: 1406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98

Commercial Mortgages Asset Class Total			492	9,199,243,911.61		3	137,316,660.00		0.00	0		0	0.00		2	49,364,106.00		0	0.00		1	87,928,158.00

(1)
In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):  (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction.  In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions.  Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.  In addition, Wells Fargo Bank requested information from master servicers, special servicers, trustees and other Demand Entities as to demands (from investors or others) that occurred prior to July 22, 2010.  It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns j-x).

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (for columns d-f).

(3)	Includes only new demands received during the reporting period. (For columns g-i).

In the event demands were received in prior reporting periods, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(4)
Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process.  Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during a reporting period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero.  (For columns j-l)

(5)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o)

(6)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(7)
Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction.  Also includes assets for which the requesting party rescinds or retracts the demand in writing.  (For columns s-u)

(8)
U.S. Bank National Association (“U.S. Bank”), as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-28 v. Dexia Real Estate Capital Markets, Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York.  On September 29, 2011, Dexia received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail and Office Center.  By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand.  U.S. Bank, as trustee for the issuing trust, filed a complaint against Dexia (on or about December 27, 2012) arguing that Dexia had breached the terms of the mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors.  U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 Marketplace Retail and Office Center and also requests an award of damages alleged to total approximately $16.5 million.  Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013.  Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013.  After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia.  On September 12, 2014, Judge Scheindlin entered its judgment directing Dexia to repurchase the loan for $19,627,961.66.  Dexia has appealed the judgment and the Opinion and Order because Dexia believes they should be reversed. Dexia filed its opening brief on December 22, 2014.

(9)
U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, made demand on Dexia by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of loan #12 made to Metroplaza Hotel, LLC.  In the Demand Letter, U.S. Bank claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold interest in a portion of the mortgaged property that secures loan #12.  U.S. Bank claims that such failure to record a UCC financing statement against Woodbridge resulted in U.S. Bank not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for loan #12.  Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand.  Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims.  Dexia has received no further communication from U.S. Bank.

(10)
The amounts in the table with respect to this loan are reflected as of September 30, 2013, which was the last day of the quarterly reporting period in which this loan repurchase request was rejected.  The outstanding principal balance of this loan as of December 31, 2014, was approximately $87,085,982.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from October 1, 2014 through December 31, 2014 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on February 13, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on February 13, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor.  Such Forms ABS-15G are available electronically through the SEC’s EDGAR system.  The Central Index Key number of Wells Fargo Bank is 0000740906.  The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009.  The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties.  All of the Mortgage Loans being sold to the Depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage.  This is the fifteenth commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments.  The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.  Rialto Mortgage securitized approximately $712 million and $1.49 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013 and 2014, respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis.  Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage, two officers of Rialto Capital Management LLC and one officer of Lennar Corporation.  If deemed appropriate, a member of the real estate team will visit the subject property.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio.  In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property.  The debt service coverage ratio is an important measure of the likelihood of default on a particular asset.  In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy.  There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset.  To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report.  Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset.  Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  In some cases, engineering reports are based on, and limited to, information available through visual inspection.  Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination.  In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report.  If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property:  zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.  In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters.  Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets.  In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions.  Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above.  In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Co-originations. The Westfield Palm Desert Loan Combination consists of eight (8) promissory notes (Notes A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2) co-originated by Bank of America, N.A. and Rialto Mortgage. Notes A-1-1, A-1-2, A-2-1 and A-2-2 (the “Westfield Palm Desert A Notes”) had an aggregate original principal balance of $117,500,000 and, upon an event of default under the Westfield Palm Desert Mortgage Loan agreement, are senior to Notes B-1-1, B-1-2, B-2-1 and B-2-2 (the “Westfield Palm Desert B Notes”) which had an aggregate original principal balance of $7,500,000. Each Westfield Palm Desert A Note is pro rata and pari passu with each other Westfield Palm Desert A Note and each Westfield Palm Desert B Note is pro rata and pari passu with each other Westfield Palm Desert B Note.

Notes A-2-1, A-2-2, B-2-1 and B-2-2, which collectively have an aggregate original principal balance of $62,500,000, represent non-controlling interests in the Westfield Palm Desert Loan Combination and will be contributed to the WFCM 2015-C27 securitization trust. Notes A-1-1, A-1-2, B-1-1 and B-1-2, which collectively represent the controlling interest in the Westfield Palm Desert Loan Combination and will be contributed to the MSBAM 2015-C21 securitization trust, have a combined original principal balance of $62,500,000.

Rialto Mortgage was the original holder of Notes A-1-2, A-2-2, B-1-2 and B-2-2 and Bank of America, N.A. was the original holder of Notes A-1-1, A-2-1, B-1-1 and B-2-1. Rialto Mortgage is the current holder of Notes A-2-2 and B-2-2 and will acquire Notes A-2-1 and B-2-1 from Bank of America, N.A. or an affiliate thereof on or prior to the Closing Date and Rialto Mortgage will sell Notes A-2-1, A-2-2, B-2-1 and B-2-2 to the depositor for inclusion in the Issuing Entity. However, as the promissory notes comprising the Westfield Palm Desert Mortgage Loan were co-originated, Notes A-2-1 and B-2-1 originated in the name of Bank of America, N.A. were effectively originated in accordance with Rialto Mortgage’s underwriting guidelines.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview.  Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans.  This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”).  The review procedures described below were employed with respect to the Rialto Mortgage Loans.  No sampling procedures were used in the review process.  Rialto Mortgage is the Mortgage Loan Seller with respect to twenty (20) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database.  To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process.  Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.  A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above.  The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  The Depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this prospectus supplement regarding the Rialto Mortgage Loans.  These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●
comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization described in this prospectus supplement, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans.  Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures.  The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions.  Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus supplement is accurate in all material respects.  Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan

Analysis—Exceptions” above.  Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect.  Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”).  Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 6, 2015.  Rialto Mortgage’s Central Index Key number is 0001592182.  With respect to the period from and including January 1, 2012 to and including December 31, 2014, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

Principal Commercial Capital

Macquarie US Trading LLC d/b/a Principal Commercial Capital (“Principal Commercial Capital”), a Delaware limited liability company, is a sponsor of, and a seller of certain Mortgage Loans (the “PCC Mortgage Loans”) into, the securitization described in this prospectus supplement.  Macquarie US Trading LLC (“Macquarie”) is a wholly-owned subsidiary of Macquarie Investments US Inc., a Delaware corporation. Macquarie Investments US Inc. d/b/a/ Principal Commercial Capital is the originator of the PCC Mortgage Loans and will transfer the PCC Mortgage Loans to Macquarie US Trading LLC d/b/a Principal Commercial Capital on or prior to the Closing Date. Each of Macquarie Investments US Inc. and Macquarie is an indirect wholly-owned subsidiary of Macquarie Group Limited (“MGL”), which is an Australian Securities Exchange-listed diversified financial services holding company.  MGL is a global provider of banking, financial, advisory, investment and funds management services.

Principal Real Estate Investors, LLC (“Principal”) and Macquarie jointly formed a lending platform, Principal Commercial Capital, in September 2014 to originate and securitize commercial mortgage loans.  The executive offices of Principal Commercial Capital are located at 125 West 55th Street, New York, New York  10019.

The Principal Commercial Capital lending platform operates as a line of business established and owned by Macquarie but is jointly managed by both Principal and Macquarie.  Principal provides services relating to the sourcing, underwriting, closing and securitization of loans for Principal Commercial Capital.  Macquarie and its affiliates provide services relating to the pricing, hedging and securitization of loans for Principal Commercial Capital.  PCC Mortgage Loans are funded by Macquarie Investments US Inc.  Principal and Macquarie (and certain of Macquarie’s affiliates) jointly participate in material decisions, including joint representation on an investment committee which evaluates and approves all PCC Mortgage Loans prior to origination.

Securitization Program

The primary business plan of the Principal Commercial Capital lending platform is to originate, acquire and securitize commercial real estate loans secured by stabilized income-producing properties.  Principal Commercial Capital may also invest in bridge loans and mezzanine loans.  This is the first commercial mortgage-backed securitization to which Principal Commercial Capital is contributing loans.  However, Principal, through its affiliates, was an active seller of commercial real estate loans into commercial mortgage-backed securitizations from 1999 through 2008, contributing approximately 2,000 loans totaling approximately $16 billion.  In addition, certain members of Macquarie staff who are active in the management of Principal Commercial Capital previously held senior positions in commercial mortgage-backed securities platforms at other investment banking firms.

All of the PCC Mortgage Loans were sourced and underwritten by Principal and funded by Principal Commercial Capital, and each PCC Mortgage Loan was closed either by Principal’s closing staff or third party origination counsel.

Wells Fargo Bank, National Association acts as interim custodian for the loan files with respect to all of the PCC Mortgage Loans prior to securitization.

In connection with this commercial mortgage securitization transaction, Principal Commercial Capital will transfer the PCC Mortgage Loans to the Depositor, who will then transfer the PCC Mortgage Loans to the Issuing Entity.  In return for the transfer by the Depositor to the Issuing Entity of the PCC Mortgage Loans (together with the other mortgage loans being securitized), the Issuing Entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters and initial purchasers engaged by the Depositor, Principal Commercial Capital will work with rating agencies, investors, servicers and other mortgage loan sellers and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, Macquarie US Trading LLC d/b/a Principal Commercial Capital will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the PCC Mortgage Loans.  In the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Macquarie US Trading LLC d/b/a Principal Commercial Capital, and no other party, will be responsible for curing a breach or defect, repurchasing an affected PCC Mortgage Loan from the Trust Fund, substituting the affected PCC Mortgage Loan with another mortgage loan or making a loss of value payment on such defect or breach.  In addition, Macquarie US Trading LLC d/b/a Principal Commercial Capital has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Principal Commercial Capital’s Underwriting Guidelines and Processes

Underwriting guidelines and processes were established by Principal and Macquarie for Principal Commercial Capital.  Set forth below is a general description of these guidelines and processes.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.  For important information about the circumstances that have affected the underwriting of the PCC Mortgage Loans, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex C—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii)

experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Loans will be underwritten, not only from a real estate perspective, but also on a credit/cash flow basis.  All underwriting should include the development and analysis of cash flow from the collateral and determination of value for the improvements.  The underwriting function will incorporate the following factors into the overall analysis of a transaction:

●
Quality of the improvements, location and competitiveness of the subject property.  Macro and sub-market research is reviewed to determine desirability of the location.  Site inspections are completed to assess the property’s functionality, condition, access/visibility and overall competitiveness.  Review of third party appraisal reports, physical condition assessments and environmental reports is also performed by Principal’s in-house appraisers and engineers, and results are incorporated into the loan underwriting as deemed appropriate.

●
Overall sustainability of the cash flow from the collateral.  Due diligence includes review of rent rolls, leases, historical operating statements and occupancy levels.  Analysis of key tenants is also performed, including financial strength, sales/occupancy cost, tenant investment in space, etc.   Underwriting considers potential capital outlays for tenant improvements, leasing commissions and capital expenditures.

●
Sponsorship’s experience and financial capacity.  A thorough evaluation of the investment philosophy, real estate experience and financial statements of the principal(s) of the borrower is conducted on all transactions.  Background and credit checks are performed on the borrower and key principals to identify any liens, judgments, bankruptcies or pending litigation.  Borrowers are generally required to be special purpose entities.

Loan Approval.  All loans originated or acquired for Principal Commercial Capital must be approved by the Principal Commercial Capital investment committee which consists of representatives from both Principal and Macquarie experienced in commercial real estate lending.  The Principal Commercial Capital investment committee may approve a loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and LTV Ratios.  Generally, the debt service coverage ratios for the PCC Mortgage Loans will be equal to or greater than 1.20x for all property types except hospitality and self-storage properties which will generally have debt service coverage ratios equal to or greater than 1.30x.  Variances may be allowed in circumstances deemed warranted by Principal Commercial Capital, such as for loans with rapid amortization schedules, higher quality tenant revenue streams or additional collateral in the form of reserves, letters of credit or guaranties.  Debt service coverage ratios are calculated based on underwritten net cash flow which is determined based on the amount of revenues expected for the mortgaged property less expenses and required reserves. The underwritten net cash flow will generally be consistent with actual and/or historical information, as well as market comparables reviewed in connection with the appraisal.  Generally, the lower of total contract or market rents will be used; however, deviations may be made in certain circumstances, including, but not limited to, above market rents on long-term leases to credit tenants.

Generally, the loan-to-value ratio for PCC Mortgage Loans will be equal to or less than 80% except for hospitality and self-storage properties which are generally required to have loan-to-value ratios equal to or less than 75%.  Variances may be allowed in circumstances deemed warranted by Principal Commercial Capital, such as for loans with rapid amortization schedules, higher quality tenant revenue streams or additional collateral in the form of reserves, letters of credit or guaranties.  Loan-to-value ratios are generally based on the “as is” value set forth in the appraisal as further described below.

Additional Debt.  Additional debt in the form of mezzanine debt, B-notes or preferred equity may be permitted either at the time of loan origination or during the loan term subject to certain loan-to-value constraints or debt service coverage requirements.  When underwriting an asset, Principal Commercial Capital will review terms of such additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that Macquarie or Principal or affiliates of either firm will be the lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory.

Assessments of Property Condition.  As part of the underwriting process, Principal Commercial Capital will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  Principal will generally perform site inspections of the subject property or, in limited instances, engage a third party to complete the inspection.  In most cases Principal Commercial Capital will obtain the independent assessments and reports described below.

Appraisal Reports.  Principal Commercial Capital will in most cases require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by an appraiser who is a member of the Appraisal Institute, a membership association of professional real estate appraisers or an otherwise qualified appraiser.  In certain situations, an update to an existing independent appraisal may be acceptable.  The appraisal reports are required to be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  The appraisal will include or be accompanied by a separate letter that includes a statement by the appraiser that the appraisal was prepared in conformity with FIRREA.

Environmental Assessments. Principal Commercial Capital will in most cases require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan; however, when circumstances warrant, Principal Commercial Capital may utilize an update of a previously conducted environmental assessment.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues, such as an analysis of radon, lead-based paint and lead in drinking water, which will usually be conducted only at multifamily properties.  Depending on the findings of the Phase I environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the real property collateral, an environmental insurance policy, cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments.  Principal Commercial Capital will in most cases require that an engineering firm inspect the real property collateral for any multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems; however, when circumstances warrant, Principal Commercial Capital may utilize an update of a previously conducted engineering assessment.  Based on the findings of the engineering assessment, Principal Commercial Capital will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.  In some instances, repairs or maintenance may be completed prior to closing and/or reserves may be established to fund any deferred maintenance or replacement items.

Seismic Reports.  Principal Commercial Capital will in most cases require a seismic report with respect to all multifamily or commercial mortgage loans located in seismic zones 3 or 4 to provide an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”).  Generally, any mortgage loans as to which the mortgaged property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost will be subject to seismic upgrading, have adequate reserves in place for retrofitting, satisfactory earthquake insurance or be structured with recourse to a guarantor.

Zoning and Building Code Compliance.  With respect to each mortgage loan, Principal Commercial Capital will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower.  Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Principal Commercial Capital will consider whether to require the related borrower to obtain law and ordinance coverage and/or whether an alternative mitigating factor is in place.

Title Insurance.  Each borrower is required to provide, and Principal Commercial Capital or its origination counsel typically will review, a title insurance policy for each mortgaged property.  The title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) provide protection and benefits that run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Hazard, Liability and Other Insurance. Mortgaged properties are typically required to be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The mortgaged properties are typically not insured for earthquake risk unless a seismic report indicates a PML or SEL of greater than 20%.

Escrow Requirements.  Generally, Principal Commercial Capital requires most borrowers to fund various escrows for taxes and insurance, tenant improvements and leasing commissions, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Principal Commercial Capital are as follows:

Taxes:  Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the estimated annual property taxes (based on the most recent tax bill).

Insurance:  Typically, if the mortgaged property is insured under an individual policy, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required.  Insurance escrows may not be required if the borrower maintains a blanket insurance policy.

Replacement Reserves:  Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from a third party property condition or engineering report or to certain minimum requirements by property type.

Completion Repair/Environmental Remediation:  Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that a reserve is necessary.  Upon funding of the mortgage loan, Principal Commercial Capital generally requires that at least 110-125% of the estimated costs of repairs or replacements be reserved and that repairs and replacements be completed within one year after the funding of the applicable mortgage loan.

Tenant Improvement/Leasing Commissions:   In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk with respect to industrial, retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing the space occupied by such tenants.

Exceptions.  One or more of the mortgage loans originated by Principal Commercial Capital may vary from the specific Principal Commercial Capital underwriting guidelines described herein when additional credit positive characteristics are present.  In addition, in the case of one or more of the mortgage loans originated by Principal Commercial Capital, Principal Commercial Capital may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  None of the PCC Mortgage Loans was originated with any material exceptions from Principal Commercial Capital’s underwriting guidelines and procedures.

Review of PCC Mortgage Loans

Overview.  Principal Commercial Capital, in its capacity as the sponsor of the PCC Mortgage Loans, has conducted a review of the PCC Mortgage Loans in connection with the securitization described in this prospectus supplement designed and affected to provide reasonable assurance that the disclosure related to the PCC Mortgage Loans is accurate in all material respects.  Principal Commercial Capital determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the PCC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Principal and Macquarie (collectively, the “PCC Deal Team”) with the assistance of certain third parties.  Principal Commercial Capital has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the PCC Mortgage Loans and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the PCC Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the PCC Deal Team created a database of loan-level and property-level information relating to each PCC Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Principal Commercial Capital during the underwriting process.  Prior to securitization of each PCC Mortgage Loan, the PCC Deal Team may have updated the information in the database with respect to such PCC Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the PCC Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any PCC Mortgage Loan.

A data tape (the “PCC Data Tape”) containing detailed information regarding each PCC Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The PCC Data Tape was used by the PCC Deal Team to provide the numerical information regarding the PCC Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Principal Commercial Capital, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed or provided by Principal Commercial Capital relating to information in this prospectus supplement regarding the PCC Mortgage Loans.  These procedures included:

●           comparing the information in the PCC Data Tape against various source documents provided by Principal Commercial Capital;

●           comparing numerical information regarding the PCC Mortgage Loans and the related mortgaged properties disclosed in this prospectus supplement against the information contained in the PCC Data Tape; and

●           recalculating certain percentages, ratios and other formulae relating to the PCC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. In anticipation of the securitization of each PCC Mortgage Loan, counsel to Principal Commercial Capital prepared a form of legal summary to be completed by Principal’s internal closing staff or third party origination counsel that, among other things, set forth certain material terms and property diligence information and elicited information concerning potentially outlying attributes of the mortgage loans, as well as any related mitigating considerations.  Principal Commercial Capital’s counsel reviewed the legal summaries for each PCC Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement.  In addition, Principal Commercial Capital’s counsel reviewed Principal Commercial Capital’s representations and warranties set forth on Annex C-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the PCC Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the PCC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each PCC Mortgage Loan with multiple mortgaged properties for compliance with the REMIC provisions.

Principal Commercial Capital’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3 to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Principal Commercial Capital confirmed with the related servicer for the PCC Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related mortgage loan, the mortgaged property and the borrower and guarantor had not occurred since origination, including, but not limited to:  (i) loan modifications or assumptions, or releases of the related borrower or mortgaged property; (ii) damage to the mortgaged property that materially and adversely affects its value as security for the mortgage loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the mortgaged property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The PCC Deal Team also consulted with Principal Commercial Capital personnel responsible for the origination and closing of the PCC Mortgage Loans to confirm that the PCC Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Principal Commercial Capital’s Underwriting Guidelines and Processes,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement

Findings and Conclusions.  Based on the foregoing review procedures, Principal Commercial Capital determined that the disclosure regarding the PCC Mortgage Loans in this prospectus supplement is accurate in all material respects.  Principal Commercial Capital also determined that the PCC Mortgage Loans were originated in accordance with Principal Commercial Capital’s origination procedures and underwriting criteria described under “—Principal Commercial Capital’s Underwriting Guidelines and Processes—Exceptions.”  Principal Commercial Capital attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  Macquarie US Trading LLC d/b/a Principal Commercial Capital will perform a review of any PCC Mortgage Loan that it elects to substitute for a PCC Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect.  Macquarie US Trading LLC d/b/a Principal Commercial Capital, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”).  Macquarie US Trading LLC d/b/a Principal Commercial Capital may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Principal Commercial Capital and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by Macquarie US Trading LLC d/b/a Principal Commercial Capital to render any tax opinion required in connection with the substitution.

Servicing

Interim servicing for all PCC Mortgage Loans prior to securitization is typically performed by Principal Global Investors, LLC.  Generally, servicing responsibilities with respect to the PCC Mortgage Loans will be transferred from the interim servicer to the Master Servicer on the Closing Date; however, Principal Global Investors, LLC is expected to retain certain sub-servicing responsibilities with respect to all of the PCC Mortgage Loans.

Repurchase Requests

Principal Commercial Capital has no prior history as a securitizer and therefore has not filed a Form ABS-15G.  Principal Commercial Capital has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.  The Central Index Key Number of Principal Commercial Capital is 0001634437.

Liberty Island Group I LLC

General

Liberty Island Group I LLC (“Liberty Island”) is a Delaware limited liability company, which was formed in July 2011.  Liberty Island is wholly-owned by Liberty Island Group LLC (“Liberty Island’s Parent”), a Delaware limited liability company, which was formed in June 2011.  Liberty Island’s Parent was formed as a joint venture between Prudential Mortgage Capital Company (“PMCC”) and affiliated funds of Perella Weinberg Partners’ Asset Based Value Strategy (“PWP”) to acquire or originate and securitize mortgage loans.  PMCC currently underwrites and originates the loans intended for securitization and sells them to Liberty Island’s Parent pursuant to the terms of a mortgage loan purchase agreement.  An investment committee with representation from both PMCC and PWP evaluates and approves all loans prior to origination.  Liberty Island utilizes PMCC’s underwriting guidelines as the basis for its underwriting and closing policies and procedures.  These policies and procedures were used by PMCC in the origination of the loans contributed to the securitization by Liberty Island (the “Liberty Island Mortgage Loans”).  Please see “Liberty Island’s Underwriting Standards and Processes” section below for further detail.  Prudential Asset Resources (“PAR”), an affiliate of PMCC, serviced most of the Liberty Island Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to certain of the Liberty Island Mortgage Loans after securitization.  Under “Description of the Mortgage Pool—Representations and Warranties”, with respect to the Liberty Island Mortgage Loans, Liberty Island and Liberty Island’s Parent, and no other party, will be jointly and severally responsible for curing a breach or defect, repurchasing an affected mortgage loan from the Trust Fund, substituting the affected mortgage loan with another mortgage loan or making a loss of value payment based on such defect or breach.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Liberty Island through a repurchase facility.  All of the Liberty Island Mortgage Loans are

(or are expected to be) subject to such repurchase facility.  Liberty Island expects to use the proceeds from its sale of the Liberty Island Mortgage Loans to the Depositor to, among other things, reacquire such mortgage loans from Wells Fargo Bank, National Association.

Liberty Island’s Securitization Program.  This is the 25th commercial mortgage loan securitization to which Liberty Island is contributing loans and Liberty Island has not been involved in the securitization of any other types of financial assets.  However, PMCC, an affiliate of Liberty Island and the originator of the Liberty Island Mortgage Loans, has been active in the commercial mortgage securitization business for years and has originated for securitization several billion dollars of commercial mortgage loans.  As of the date of this prospectus supplement, Prudential Mortgage Capital Funding, LLC, an affiliate of PMCC, filed its most recent Form ABS-15G with the SEC on February 13, 2015.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  Prudential Mortgage Capital Funding, LLC’s Central Index Key number is 0001549224.  In addition, certain members of Liberty Island’s board and investment committee were senior commercial mortgage-backed securitization or commercial real estate bankers at other known institutions and have been active in the commercial mortgage securitization business for years.

Since 2012, Liberty Island contributed approximately $2,311,912,384 of mortgage loans to 24 commercial mortgage securitizations.  Liberty Island did not securitize any commercial mortgage loans prior to 2012 and has not been involved in the securitization of any other types of financial assets.

The commercial and multifamily mortgage loans originated and acquired to be securitized by Liberty Island may include both small balance and large balance fixed-rate loans.  The commercial mortgage loans that will be sold by Liberty Island to the Depositor have been originated and/or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties,” PMCC will conduct due diligence review on Liberty Island’s behalf.  In addition, origination counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties.  Mortgage Loan Seller’s counsel will also review certain loan documentation and perform due diligence procedures.  If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Liberty Island due to a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Liberty Island and Liberty Island’s Parent will be jointly and severally responsible for any cure, repurchase or substitution.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”.  In addition, Liberty Island and Liberty Island’s Parent have agreed to jointly and severally indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Liberty Island is a party to a repurchase facility and an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Liberty Island Mortgage Loans.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

Liberty Island’s Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by PMCC for acquisition by Liberty Island, as approved by Liberty Island.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.  For important information about the circumstances that have affected the underwriting of the Liberty Island Mortgage Loans, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, PMCC reviews and analyzes borrower, property and market information pertinent to the underwriting of the loan.  Areas of review and analysis include, without limitation, the following:  borrower cost basis and equity; sources and uses of funds; borrower and sponsor experience, credit strength/suitability, and financial wherewithal; property management; property market/submarket; property operating statements and rent rolls; ground lease (if applicable); and appraisal, environmental, engineering, and seismic reports (as applicable).  PMCC performs an inspection or retains a third party to perform an inspection of each property.

Loan Approval.  All mortgage loans originated by PMCC for acquisition by Liberty Island must be approved by an investment committee consisting of senior personnel from PMCC and PWP on behalf of Liberty Island.  The Liberty Island investment committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a mortgage loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or greater than 1.25x and the loan-to-value ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or less than 80%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, related property, reserves or other factors.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the stressed loan-to-value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.

In addition, with respect to certain mortgage loans originated by PMCC for acquisition by Liberty Island, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Assessments of Property Condition.  As part of the underwriting process, PMCC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, PMCC will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  PMCC will require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, PMCC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties.  Depending on the findings of the Phase I assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Seismic Report.  Seismic reports or updates of previously conducted seismic reports are performed on all mortgaged properties located in seismic zones 3 or 4.  The reports will conclude to an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost, would either be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  With respect to each mortgage loan, PMCC will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower.  Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, PMCC will consider whether to require the related borrower to obtain law and ordinance coverage and/or if an alternative mitigating factor is in place.

Hazard, Liability and Other Insurance.  Pursuant to the underwriting guidelines, the mortgage loans typically requires that the related property be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements.  Generally, PMCC requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by PMCC for acquisition by Liberty Island are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the estimated annual property taxes are required to provide PMCC with sufficient funds to satisfy all taxes and assessments.  PMCC may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide PMCC with sufficient funds to pay all insurance premiums.  PMCC may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  PMCC may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, PMCC generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  PMCC may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk with respect to retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  PMCC may waive this escrow requirement under certain circumstances.

Furthermore, PMCC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Exceptions.  Notwithstanding the discussion above, one or more of the Liberty Island Mortgage Loans may vary from, or do not comply with, Liberty Island’s underwriting guidelines described above.  In addition, in the case of one or more of the Liberty Island Mortgage Loans, Liberty Island or its originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Liberty Island Mortgage Loans were originated with any material exceptions from Liberty Island’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Liberty Island is the Sponsor

Overview.  Liberty Island, in its capacity as the Sponsor of the Liberty Island Mortgage Loans, has conducted a review of the Liberty Island Mortgage Loans in connection with the securitization described in this prospectus supplement designed and effected to provide reasonable assurance that the disclosure related to the Liberty Island Mortgage Loans is accurate in all material respects.  Liberty Island determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Liberty Island Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of PMCC (collectively, the “Liberty Island Deal Team”) with the assistance of certain third parties.  Liberty Island has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Liberty Island Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the Liberty Island Deal Team created a database of loan-level and property-level information relating to each Liberty Island Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by PMCC during the underwriting process.  Prior to securitization of each Liberty Island Mortgage Loan, the Liberty Island Deal Team may have updated the information in the database with respect to such Liberty Island Mortgage Loan based on current information provided by the PAR relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Liberty Island Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Liberty Island Data Tape”) containing detailed information regarding each Liberty Island Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Liberty Island Data Tape was used by the Liberty Island Deal Team to provide the numerical information regarding the Liberty Island Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Liberty Island, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Liberty Island relating to information in this prospectus supplement regarding the Liberty Island Mortgage Loans.  These procedures included:

●	comparing the information in the Liberty Island Data Tape against various source documents provided by Liberty Island;

●
comparing numerical information regarding the Liberty Island Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Liberty Island Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Liberty Island Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  In anticipation of the securitization of each Liberty Island Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material loan terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage Loan Seller’s counsel reviewed the legal summaries for each Liberty Island Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement.  In addition, Mortgage Loan Seller counsel reviewed Liberty Island’s representations and warranties set forth on Annex C-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Liberty Island Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Liberty Island Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Liberty Island Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on its review of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Liberty Island confirmed with PAR that, to the best of PAR’s knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

Findings and Conclusions.  Liberty Island found and concluded with reasonable assurance that the disclosure regarding the Liberty Island Mortgage Loans in this prospectus supplement is accurate in all material respects.  Liberty Island also found and concluded with reasonable assurance that the Liberty Island Mortgage Loans were originated in accordance with Liberty Island’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Compliance with Rule 15Ga-1 under the Exchange Act

Liberty Island Group I LLC has no history as a securitizer prior to February 2012.  As of the date of this prospectus supplement, Liberty Island Group I LLC filed its most recent Form ABS-15G with the SEC on February 12, 2015, generally relating to the annual period which ended on December 31, 2014.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of Liberty Island Group I LLC is 0001555501.  For the period from and including January 1, 2012, to and including December 31, 2014, Liberty Island Group I LLC does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Liberty Island Group I LLC” has been provided by Liberty Island.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a Sponsor of, and a seller of certain Mortgage Loans (the “C3CM Mortgage Loans”) into, the securitization described in this prospectus supplement.  C3CM is a limited liability company organized under the laws of the State of Delaware on June 9, 2010.  C3CM is a direct, wholly-owned subsidiary of C-III Capital Partners LLC (“C-III Parent”).

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010.  C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”.  The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing.  The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States.  Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations and securitizations of fixed-rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar years 2010, 2011, 2012, 2013 and 2014.

Originations and Securitizations of Fixed-Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	Originations(a)		Securitizations(b)
	No. of Loans	Approximate Aggregate Principal Balance at Origination	No. of Loans	Approximate Aggregate Principal Balance at Securitization

2010(c)	5	$30,090,000	0	$0
2011	35	$195,668,500	30	$181,834,330
2012	79	$365,601,000	72	$326,672,918
2013	117	$505,529,000	122	$540,435,224
2014	114	$539,760,700	97	$508,254,819

(a)	Includes mortgage loans that were originated by a correspondent, re-underwritten by C3CM and acquired by C3CM at or about the time of origination.

(b)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

(c)	C3CM was organized on June 9, 2010.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM owns pending the securitization or other disposition of those loans.

Wells Fargo Central Pacific Holdings, Inc. (which is an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC) is an investor in C-III Parent and, as such, holds a less than 10% indirect equity interest in C3CM.  In addition, Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank, National Association and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”).  C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility.  All of the C3CM Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $84,535,116, are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility.  C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the Depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, National Association, free and clear of any liens.  Wells Fargo Bank, National Association acts as interim custodian for the loan files with respect to all of the C3CM Mortgage Loans prior to securitization.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the C3CM Mortgage Loans, which have an aggregate Cut-off Date Balance of approximately $84,535,116, representing approximately 8.1% of the Cut-off Date Pool Balance.  Those hedging arrangements will terminate in connection with the contribution of such Mortgage Loans to this securitization transaction.

Based on an unaudited Statement of Assets, Liabilities and Member’s Equity – Income Tax Basis, as of September 30, 2014, C3CM and its wholly-owned subsidiaries had combined total assets of approximately $265.1 million, combined total liabilities of approximately $137.2 million and combined total member’s equity of approximately $127.9 million.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.  In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement and “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus supplement.

A.  Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.  Loan Approval.  Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.  Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized.  We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D.  Additional Debt.  Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E.  Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●
Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F.  Title Insurance.  The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.  In some cases, the title insurer may be an affiliate of C3CM.

G.  Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements on the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), each mortgage instrument typically also requires the borrower to maintain:  (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months; and (iii) insurance coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance).

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

H.  Zoning and Building Code Compliance.  In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I.  Escrow Requirements.  Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM.  In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the mortgage loan documents which may include, but not be limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the C3CM are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the borrower for the payment of taxes, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy that covers the related mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or unaffiliated property manager, if applicable) is obligated to maintain the insurance, or (v) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●
Tenant Improvements /Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements /leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence or during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the C3CM Mortgage Loans, please see Annex A-1 to this prospectus supplement.

C3CM Mortgage Loans Originated by Parties Other Than C3CM

The C3CM Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Shady Bayou, which Mortgage Loan represents approximately 0.1% of the Cut-off Date Pool Balance, was originated by Union Capital Investments, LLC, a Florida limited liability company, and acquired by C3CM from the originator at or about the time of origination.  In connection with its acquisition of that C3CM Mortgage Loan, C3CM re-underwrote such Mortgage Loan to confirm whether it complied with the underwriting guidelines described above.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above.  In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of Mortgage Loans for Which C3CM is the Sponsor

A.           Overview.  C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this prospectus supplement.  C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of C3CM with the assistance of certain third parties.  C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B.           Data Tape.  To prepare for securitization, members of C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan.  The data tape and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM or a third party originator during the underwriting process.  After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM.  Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan.  The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this prospectus supplement.

C.           Data Comparisons and Recalculation.  The Depositor, on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this prospectus supplement regarding the C3CM Mortgage Loans.  These procedures included:

●	comparing the information in the C3CM data tape against various source documents obtained or provided by C3CM;

●
comparing numerical information regarding the C3CM Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the C3CM data tape; and

●	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this prospectus supplement.

D.           Legal Review.  C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization, lender’s origination counsel for each C3CM Mortgage Loan reviewed the representations and warranties set forth on Annex C-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans.  Such assistance included, among other things, a review of (i) the C3CM data tape, (ii) C3CM’s asset summary report or credit memorandum for each C3CM Mortgage Loan, (iii) certain reports or other written confirmations from origination counsel identifying the existence, or confirming the absence, of representation and warranty exceptions relating to certain C3CM Mortgage Loans, (iv) a due diligence questionnaire completed by C3CM with respect to the C3CM Mortgage Loans, and (v) select provisions in certain mortgage loan documents with respect to certain of the C3CM Mortgage Loans.

E.           Other Review Procedures.  With respect to any material pending litigation of which C3CM was aware at the origination of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the related Mortgaged Property from the related borrower to confirm no material damage to the related Mortgaged Property.

C3CM also reviewed the C3CM Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

F.           Findings and Conclusions.  C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this prospectus supplement is accurate in all material respects.  C3CM also found and concluded with reasonable assurance that the C3CM Mortgage Loans were originated in accordance with C3CM’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus supplement, C3CM filed its most recent Form ABS-15G with the SEC on January 16, 2015.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of C3CM is 0001541214.  For the period from and including January 1, 2012 to and including December 31, 2014, C3CM does not have any activity to report as required by Rule 15Ga-1, with respect to the repurchase and replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—C-III Commercial Mortgage LLC” has been provided by C3CM.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group LLC (“Basis” or “Basis Investment”).  Basis is a privately-held company that commenced operations in January of 2009.  Basis (and its direct and indirect subsidiaries) was formed to invest in commercial real estate debt.  Basis is a multi-strategy real estate investment platform that owns and manages approximately eight million square feet of commercial real estate (located in both the U.S. and Canada) and originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity.  The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 1602, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility.  The mortgage loans that Basis Real Estate Capital will be selling to the Depositor (the “Basis Mortgage Loans”) are (or are expected to be) subject to such repurchase facility.  Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the 26th commercial mortgage securitization to which Basis and its affiliates are contributing loans.  However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

During 2010, 2011, 2012, 2013, 2014 and 2015, Basis contributed approximately $1,504,660,459 of mortgage loans to multiple commercial mortgage securitizations.  Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States.  The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans.  The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the Depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, Basis will conduct its own due diligence review.  In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties.  Counsel will also review certain loan documentation and perform due diligence procedures.  If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans to Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” in this prospectus supplement.  In addition, Basis Investment has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Basis Real Estate Capital is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans.  See “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced Sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan.  Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt.  The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases.  Basis generally requires third party appraisals, as well as environmental and building condition reports.  Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards.  Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  All mortgage loans to be originated by Basis or Basis Real Estate Capital require approval by a loan credit committee which includes senior personnel from Basis.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis or Basis Real Estate Capital will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis or Basis Real Estate Capital will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Basis or Basis Real Estate Capital may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves and/or guarantees, Basis or Basis Real Estate Capital’s judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis or Basis Real Estate Capital, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments.  Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties.  Depending on the findings of the Phase I assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.  With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable Cut-off Date.  Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.  Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this prospectus supplement.

Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan.  For a majority of the properties, the inspections are conducted within the 12-month period before the applicable Cut-off Date.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal.  An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan.  For a majority of the properties, the appraisals are performed during the 12-month period before the applicable Cut-off Date.  The Appraised Value of the related property or properties is greater than the original principal balance of the related mortgage loan.  All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute.  The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report.  If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.  It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.  With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance.  The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk.  For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”.  In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans.  Some of the Basis Mortgage Loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A-1 to this prospectus supplement and the related footnotes.

Escrow Requirements.  Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Basis are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments.  Basis may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Basis with sufficient funds to pay all insurance premiums.  Basis may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Basis may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Basis generally requires that at least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Basis may waive this escrow requirement under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  Notwithstanding the discussion under “—Basis’ Underwriting Standards and Processes” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above.  In addition, in the case of one or more of Basis’ mortgage loans, Basis or another Originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to Basis’ underwriting guidelines described above in respect of the Basis Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor

Overview.  Basis Real Estate Capital, in its capacity as the Sponsor of the Basis Mortgage Loans, has conducted a review of the Basis Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Basis Mortgage Loans is accurate in all material respects.  The review of the Basis Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Basis (collectively, the “Basis Deal Team”) with the assistance of certain third parties.  The Basis Deal Team determined the nature, extent and timing of the review and the level of assistance provided by any third parties. Basis Real Estate Capital has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Basis Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the Basis Deal Team created a database of loan-level and property-level information relating to each Basis Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Basis during the underwriting process.  Prior to securitization of each Basis Mortgage Loan, the Basis Deal Team may have updated the information in the database with respect to such Basis Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Basis Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Basis Data Tape”) containing detailed information regarding each Basis Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Basis Data Tape was used by the Basis Deal Team to provide the numerical information regarding the Basis Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Basis, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Basis relating to information in this prospectus supplement regarding the Basis Mortgage Loans.  These procedures included:

●	comparing the information in the Basis Data Tape against various source documents provided by Basis;

●
comparing numerical information regarding the Basis Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Basis Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Basis Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Basis engaged various law firms to conduct certain legal reviews of the Basis Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of each Basis Mortgage Loan originated by Basis Real Estate Capital, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Basis Real Estate Capital’s standard form loan documents.  In addition, origination counsel for each Basis Mortgage Loan reviewed Basis Real Estate Capital’s representations and warranties set forth on Annex C-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Basis Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Basis Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Basis Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, the Basis Deal Team confirmed with the related servicers for the Basis Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

The Basis Deal Team also consulted with Basis personnel responsible for the origination of the Basis Mortgage Loans to confirm that the Basis Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Basis’ Underwriting Standards and Processes,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions.  Basis found and concluded with reasonable assurance that the disclosure regarding the Basis Mortgage Loans in this prospectus supplement is accurate in all material respects.  Basis also found and concluded with reasonable assurance that the Basis Mortgage Loans were originated in accordance with Basis’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus supplement, Basis Real Estate Capital II, LLC filed its most recent Form ABS-15G with the SEC on February 12, 2015.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of Basis Real Estate Capital II, LLC is 0001542105.  With respect to the period from and including January 1, 2012 to and including December 31, 2014, Basis Real Estate Capital II, LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Basis Real Estate Capital II, LLC” has been provided by Basis Real Estate Capital.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a)           the sum of any proceeds received or value of any interests retained from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans (excluding primary servicing rights, if any, retained by a Sponsor), over

(b)           the sum of certain costs and expenses of originating or acquiring the Mortgage Loans and certain costs and expenses related to the issuance, offering and sale of the Certificates as generally described in this prospectus supplement.

In the case of the Mortgage Loans, the mortgage servicing rights (excluding primary servicing rights, if any, retained by a Sponsor) will be sold to the Master Servicer for a price based on the value of the master servicing fees to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee (the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement.  WTNA is a national banking association with trust powers incorporated in 1995.  The Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.  As of December 31, 2014, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance of approximately $64 billion, of which approximately 77 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $44 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates.  In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance.  In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business.  WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA.  None of the Depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, tax administrator, certificate registrar, and custodian under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.6 trillion in assets and 265,000 employees as of June 30, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of June 30, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $195 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the pooling and servicing agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders.  Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of June 30, 2014, Wells Fargo Bank was acting as custodian of more than 80,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of a Sponsor, and one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts.  On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice.  That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for  274 residential mortgage backed securities (“RMBS”) trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs.  The Complaint against Wells Fargo Bank, N.A. alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief.  Other cases alleging similar causes of action have been filed against Wells Fargo Bank, N.A. and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.  None of the depositor, the underwriters or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

The Master Servicer

Wells Fargo Bank will act as the master servicer under the Pooling and Servicing Agreement (in such capacity, the “Master Servicer”).  Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo Bank.  Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

Wells Fargo Bank is also a Sponsor, an Originator, a Mortgage Loan Seller, the Certificate Administrator, the tax administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is the trustee, the certificate administrator and the custodian under the MSBAM 2015-C21 Pooling and Servicing Agreement which will govern the servicing of the Westfield Palm Desert Mortgage Loan; Wells Fargo Bank is a master servicer, the certificate administrator, the custodian, the tax administrator and the certificate registrar under the WFCM 2014-LC18 Pooling and Servicing Agreement which governs the servicing of the Depot Park Mortgage Loan; and Wells Fargo Bank is the master servicer under the CGCMT 2015-GC27 Pooling and Servicing Agreement which governs the servicing of the Boca Hamptons Plaza Portfolio Mortgage Loan.

Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, Liberty Island, C3CM and Basis Real Estate Capital, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage, Liberty Island, C3CM or Basis Real Estate Capital, as applicable.  Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a Sponsor, Originator and Mortgage Loan Seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph) from time to time, including prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans that Rialto Mortgage will transfer to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Rialto Mortgage that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Pursuant to an interim servicing agreement between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above in this paragraph) from time to time, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans that Basis Real Estate Capital will transfer to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Basis Real Estate Capital that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Wells Fargo Bank.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Wells Fargo Bank expects to enter into one or more agreements with the other Sponsors to purchase the servicing rights to the related Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp.’s Strategy CS software.  Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014
By Approximate Number:	35,189	33,354	33,590
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.5	$434.4	$474.4

Within this portfolio, as of December 31, 2014, are approximately 24,558 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $390.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.50%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans.  Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch.  The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, Wells Fargo Bank, as the Master Servicer, will remain responsible for its duties under the Pooling and Servicing Agreement.  Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as the Master Servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act.  Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as special servicer (the “Special Servicer”) and in this capacity will initially be responsible for the servicing and administration of such underlying mortgage loans that become Specially Serviced Mortgage Loans and any associated REO Properties pursuant to the Pooling and Servicing Agreement.  Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012.  Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”).  RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE:  LEN and LEN.B).  As of December 31, 2014, RCM was the sponsor of, and certain of its affiliates were investors in, four private equity funds (collectively, the “Funds”) with an aggregate of $2.6 billion of equity under management and RCM also advised one separately managed account with $200 million of committed capital.  Two of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt.  To date, RCM has acquired and/or is managing approximately $6.8 billion of non- and sub-performing real estate assets, representing approximately 10,000 loans.  Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”).  RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $3.0 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 43 different securitizations totaling approximately $50.3 billion in overall transaction size.  RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 375 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta.  In addition, the asset management platform utilizes seven satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon, Charlotte, North Carolina and Tampa, Florida.  It is also supported in local markets by the Lennar infrastructure which provides access to over 6,600 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate.  These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act.  Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard.  The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.  Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews.  Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management.  Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds.  As part of such external audits, auditors perform test work and review internal controls throughout the year.  As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services.  Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2014, Rialto and its affiliates were actively special servicing approximately 2,600 portfolio loans with a principal balance of approximately $900 million and were responsible for approximately 1,400 portfolio REO assets with a principal balance of approximately $1.6 billion.

Rialto is also currently performing special servicing for 47 commercial real estate securitizations.  With respect to such securitization transactions, Rialto is administering approximately 3,500 assets with a principal balance of approximately $52.2 billion.  The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:
CMBS Pools	As of December 31, 2012	As of December 31, 2013	As of December 31, 2014
Number of CMBS Pools Named Special Servicer	16	27	45
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million

(1)
Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)
Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise.  To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer.  In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction.  No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction.  Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger.  Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer.  There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.  Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders.  Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto and Rialto Mortgage Finance, LLC, a Sponsor, Mortgage Loan Seller and Originator, are affiliated with each other.  In addition to acting as the Special Servicer for this transaction, Rialto is the special servicer under the WFCM 2014-LC18 Pooling and Servicing Agreement, which governs the servicing of the Depot Park Loan Combination.  Rialto and Rialto Mortgage Finance, LLC are also affiliates of (1) the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFCM 2014-LC18 Pooling and Servicing Agreement and (2) the entity that (a) is anticipated to purchase the Class F and G certificates on the closing date, (b) may purchase the Class E, X-E, X-F and X-G certificates on the closing date, (c) is expected to become the initial Majority Subordinate Certificateholder and (d) is expected to be appointed as the initial Subordinate Class Representative.  The initial Subordinate Class Representative, acting on behalf of the directing holder with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, intends to appoint Rialto to replace Midland Loan Services, a Division of PNC Bank, National Association, as the special servicer for the Boca Hamptons Plaza Portfolio Loan Combination, as soon as practicable after the closing of this securitization transaction.  In addition, Rialto Capital Advisors, LLC is the servicer of a mezzanine loan secured by direct or indirect equity interests in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Capital Penn Self Storage Portfolio, representing approximately 3.6% of the Cut-off Date Pool Balance, which mezzanine loan is described under “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—Capital Penn Self Storage Portfolio” in Annex A-3 to this prospectus supplement, which mezzanine loan is currently held by RMezz Capital SS, LLC, an affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below for descriptions of certain relationships, agreements and arrangements between Rialto Mortgage Finance, LLC (or affiliates thereof) and other parties related to this securitization transaction or the Mortgage Pool assets.

The information set forth under this sub-heading “—The Special Servicer” regarding Rialto has been provided by Rialto.

Additional Primary Servicers

Prudential Asset Resources, Inc.

Prudential Asset Resources, Inc. (“PAR”), a Delaware corporation, will act as primary servicer with respect to all of those pooled mortgage loans sold by the sponsor, Liberty Island, to the Depositor for deposit into the Trust Fund.  PAR is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC (“PMCC”), which is delegated the loan originations, underwriting and closing functions for the mortgage loans being deposited into the pool by Liberty Island.  PMCC, an indirect subsidiary of Prudential Financial, Inc., owns a minority indirect interest in Liberty’s parent company.

PAR’s principal offices are located at 2100 Ross Avenue, Suite 2500, Dallas, TX 75201.  The company was formed in 2001 to consolidate Prudential’s disparate servicing operations.  PAR services commercial and agricultural mortgage loans for Prudential’s general and separate accounts as well as for CMBS trusts, commercial mortgage CDOs, Freddie Mac CMEs and other loan portfolios owned and/or originated through Freddie Mac, Fannie Mae, FHA and institutional investors.

PAR is rated by Fitch, S&P and Morningstar.  Current ratings are shown below:

Servicer Rating Type	Fitch	S&P	Morningstar
Master Servicer	CMS2+	Above Average	MOR CS2
Primary Servicer	CPS1	Strong	MOR CS1
Special Servicer	CSS2-	Above Average	N/A

PAR’s total portfolio of serviced loans by outstanding principal balance is shown below:

Year-End	2012	2013	2014
CMBS	$10,178,085,964	$8,674,700,089	$8,170,626,210
Total Loans	$70,124,273,375	$75,410,562,561	$81,389,167,797

PAR utilizes the McCracken Strategy servicing system, which is widely used in the commercial mortgage loan servicing industry. The servicing teams perform numerous functions, including new loan set up, payment processing, escrow and reserve administration, and UCC continuations. The surveillance group monitors and reviews financial statements, rent rolls, property inspections and the completion of deferred maintenance items, as well as serving as the primary liaison for rating agencies. Asset management is responsible for general oversight of the loan collateral and for credit-

related borrower requests. The investor reporting teams perform numerous reconciliations and generate monthly reports to investors. The accounting group is responsible for cash releases to trustees and/or investors in addition to their general accounting responsibilities. The quality control and improvement group monitors performance of all other groups through the compilation and reporting of more than 250 monthly performance metrics.

PAR has administrative, supervisory and quality control policies and procedures for the performance of its servicing obligations in compliance with applicable servicing agreements and with the servicing criteria set forth in Item 1122 of Regulation AB. PAR’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and program changes in addition to changing practices in the servicing industry. There have been no material non-compliance or default issues brought against PAR in the servicing of its CMBS or other loans.

Generally, all loan payments received by PAR are initially deposited into commingled receipts accounts. Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

Via a password-protected website, PAR provides its CMBS investors with access to data and reports. A separate password-protected website provides borrowers with access to loan documents, monthly statements, and current and historical loan information.

From time to time, PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business.  PAR does not believe that any such lawsuits or legal proceedings individually or in the aggregate, now have or in the future may have, a material adverse effect on its business or its ability to service as master, primary or special servicer.

PAR has an interim servicing agreement with Liberty Island and also has a servicer acknowledgement agreement with Liberty Island, Liberty Island’s parent and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in either case to primary service some or all of the Liberty Island Mortgage Loans prior to securitization.

PAR has acquired the right to be appointed as the primary servicer of twelve (12) Mortgage Loans, representing approximately 11.3% of the Cut-off Date Pool Balance, which are all of the Liberty Island Mortgage Loans.  Accordingly, Wells Fargo Bank, as Master Servicer, and PAR, as primary servicer, will enter into a Primary Servicing Agreement dated as of March 1, 2015 (the “PAR Primary Servicing Agreement”).  The primary servicing of the related Liberty Island Mortgage Loans will be governed by the PAR Primary Servicing Agreement.

Pursuant to the PAR Primary Servicing Agreement, PAR, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to certain of the Liberty Island Mortgage Loans described under “The Pooling and Servicing Agreement” in this prospectus supplement, including, but not limited to, collecting monthly payments and escrow and reserve payments, preparing reports and performing annual inspections of the related Mortgaged Property. PAR will have no obligation to make monthly debt service advances on the Liberty Island Mortgage Loans. PAR will be responsible for performing the primary servicing of the Liberty Island Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

As compensation for its activities under the PAR Primary Servicing Agreement, PAR will be paid a primary servicing fee with respect to the Liberty Island Mortgage Loans only to the extent that the Master Servicer receives the servicing fee with respect to such Liberty Island Mortgage Loans under the Pooling and Servicing Agreement. PAR will be entitled to certain additional servicing compensation with respect to certain of the Liberty Island Mortgage Loans, including, but not limited to, a portion of Modification Fees and Assumption Fees, but only from amounts to which the Master Servicer is entitled under the Pooling and Servicing Agreement.

PAR may not resign as primary servicer except (a) upon 30 days prior written notice to the Master Servicer and payment by PAR of all reasonable out-of-pocket costs and expenses of the Master Servicer in connection with such resignation and transfer of servicing (or as otherwise agreed to between the Master Servicer and PAR), or (b) upon the determination that its duties under the PAR Primary Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by PAR.

The Master Servicer will have the right to terminate PAR as primary servicer for so long as certain termination events under the PAR Primary Servicing Agreement occur and are not remedied.  In addition, the Depositor will have the right to terminate PAR as primary servicer under the PAR Primary Servicing Agreement upon any failure of PAR to comply with the Exchange Act reporting requirements of the Pooling and Servicing Agreement, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under the Pooling and Servicing Agreement.

The information set forth under this sub-heading regarding PAR has been provided by PAR.

Principal Global Investors, LLC

Principal Global Investors, LLC (“PGI”) will act as primary servicer with respect to the PCC Mortgage Loans.  PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company.  The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

PGI is ranked “Strong” as a primary servicer and “Above Average” as a special servicer of commercial real estate loans by S&P.  PGI has extensive experience in servicing commercial real estate mortgage loans.  PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

As of December 31, 2014, PGI was responsible for servicing approximately 2,556 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $22.8 billion.  The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients.  The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties.  PGI services loans in most states throughout the United States.

As of December 31, 2014, PGI was a primary servicer in approximately 71 commercial mortgage-backed securitization transactions, servicing approximately 916 loans with an aggregate outstanding principal balance of approximately $8.3 billion.

PGI’s historical servicing volume is shown below:

Year-End	2011	2012	2013	2014
CMBS	$11.5B	$10.3B	$9.2B	$8.3B
Total loans	$24.2B	$24.5B	$23.5B	$22.8B

PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

Generally, all loan payments received by PGI are initially deposited into commingled receipts accounts.  Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

No securitization transaction involving commercial mortgage loans in which PGI was acting as sub-servicer has experienced an event of default as a result of any action or inaction of PGI as sub-servicer, including as a result of PGI’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time, PGI and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business.  PGI does not believe that any currently pending lawsuits or legal proceedings would individually or in the aggregate have a material adverse effect on its business or its ability to act as primary servicer with respect to the PCC Mortgage Loans.

The PGI Primary Servicing Agreement

PGI will enter into a primary servicing agreement (the “PGI Primary Servicing Agreement”) with the Master Servicer to service the PCC Mortgage Loans and will agree, pursuant to such primary servicing agreement, to perform the primary servicing of the PCC Mortgage Loans in accordance with the Servicing Standard.  PGI will have no obligation to make monthly debt service advances.  PGI’s responsibilities will include, but are not limited to:

●
collecting payments on the PCC Mortgage Loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the Master Servicer;

●	providing certain CREFC® reports to the Master Servicer;

●	processing certain borrower requests (and obtaining, when required, consent of the Master Servicer); and

●
handling early stage delinquencies and collections; provided that servicing of PCC Mortgage Loans that are Specially Serviced Mortgage Loans will be transferred from PGI to the Special Servicer as required pursuant to the terms of the Pooling and Servicing Agreement.

As compensation for its activities under the PGI Primary Servicing Agreement, PGI will be paid a primary servicing fee with respect to the PCC Mortgage Loans only to the extent that the Master Servicer receives the servicing fee with respect to the PCC Mortgage Loans.  PGI will be entitled to certain additional servicing compensation with respect to the PCC Mortgage Loans, including, but not limited to, a portion of Modification Fees and Assumption Fees, but only from amounts to which the Master Servicer is entitled under the Pooling and Servicing Agreement.

PGI may not resign as primary servicer except by mutual consent of PGI and the Master Servicer and payment by PGI of all reasonable out-of-pocket costs and expenses of the Master Servicer in connection with such resignation and transfer of servicing, or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by PGI.

The Master Servicer will have the right to terminate PGI as primary servicer under the PGI Primary Servicing Agreement if certain termination events under the PGI Primary Servicing Agreement are not remedied.  In addition, the Depositor will have the right to terminate PGI as primary servicer under the PGI Primary Servicing Agreement upon any failure of PGI to comply with the Exchange Act reporting requirements of the Pooling and Servicing Agreement, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under the Pooling and Servicing Agreement.

The information set forth under this sub-heading regarding PGI has been provided by PGI.

The Trust Advisor

Trimont Real Estate Advisors, Inc. (“Trimont”) will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”).

The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York, Hoevelaken, The Netherlands, and London, England.

Trimont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2+) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on over 30 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $35 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of December 31, 2014, Trimont was special servicing approximately 350 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $600 million. Trimont has been named special servicer on 36 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $33 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Sponsors.

The information set forth in this subheading “—The Trust Advisor” concerning the Trust Advisor and its affiliates has been provided by Trimont.

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other.  Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization.  In this section, we do not describe all the conflicts of interest that a party to the securitization may have.  For additional information regarding conflicts of interest, see the “Risk Factors” section of this prospectus supplement.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also the Master Servicer, the Certificate Administrator, the tax administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, one of the underwriters.  In addition, Wells Fargo Bank is the trustee, the certificate administrator and the custodian under the MSBAM 2015-C21 Pooling and Servicing Agreement which will govern the servicing of the Westfield Palm Desert Mortgage Loan; Wells Fargo Bank is a master servicer, the certificate administrator, the custodian, the tax administrator and the certificate registrar under the WFCM 2014-LC18 Pooling and Servicing Agreement which governs the servicing of the Depot Park Mortgage Loan; and Wells Fargo Bank is the master servicer under the CGCMT 2015-GC27 Pooling and Servicing Agreement which governs the servicing of the Boca Hamptons Plaza Portfolio Mortgage Loan.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C3CM, a Sponsor and Mortgage Loan Seller.

In addition, Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage Finance, LLC, Liberty Island Group I LLC, C3CM and Basis Real Estate Capital II, LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage Finance, LLC, Liberty Island Group I LLC, C3CM and Basis Real Estate Capital II, LLC and their respective affiliates, as applicable.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis.  The dollar amount of the Rialto Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $260,851,933.  Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Liberty Island Group I LLC or its affiliate, Wells Fargo Bank has agreed to purchase mortgage loans from Liberty Island Group I LLC or its affiliate on a revolving basis.  The dollar amount of the Mortgage Loans subject to the repurchase facility that will be sold by Liberty Island Group I LLC to the Depositor in connection with this securitization transaction is projected to equal, by the Closing Date, approximately $118,064,001.  Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the Mortgage Loans subject to that repurchase facility that are to be sold by Liberty Island Group I LLC to the Depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to C3CM, for which C3CM’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis.  C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility.  The C3CM Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility are projected to have an aggregate Cut-off Date Balance of approximately $84,535,116.  Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, each of the Mortgage Loans subject to such repurchase facility that are to be sold by C3CM to the Depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank has agreed to purchase Mortgage Loans from Basis Real Estate Capital II, LLC, on a revolving basis.  The dollar amount of the Mortgage Loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $12,500,000.  Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the Mortgage Loans subject to that repurchase facility that are to be sold by Basis Real Estate Capital II, LLC to the Depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In addition, each of Liberty Island Group I LLC, C3CM and Basis Real Estate Capital II, LLC, respectively, or, in any such case, its respective wholly-owned subsidiary or other affiliate of the related Mortgage Loan Seller, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to all or substantially all of the Mortgage Loans that each of Liberty Island Group I LLC, C3CM and Basis Real Estate Capital II, LLC, respectively, will transfer to the depositor.  In each instance those hedging arrangements will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Rialto Mortgage Finance, LLC, Liberty Island Group I LLC, C3CM and Basis Real Estate Capital II, LLC, respectively, to the Depositor.

Wells Fargo Bank is the interim custodian of the loan files for all of the Rialto Mortgage Loans, PCC Mortgage Loans, Liberty Mortgage Loans, C3CM Mortgage Loans and Basis Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such Mortgage Loan Sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering.  In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose.  The related Mortgage Loan Sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a Sponsor, Originator and Mortgage Loan Seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage and such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the Trust Fund, some or all of the Rialto Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above), including, prior to their inclusion in the Trust Fund, some or all of the Basis Mortgage Loans.

Pursuant to an interim servicing agreement between PGI and Macquarie Investments US Inc. d/b/a Principal Commercial Capital (and certain of its affiliates), PGI acts from time to time as primary servicer with respect to mortgage loans owned by Principal Commercial Capital (or certain of its affiliates), including, prior to their inclusion in the trust fund, all of the PCC Mortgage Loans.

Wells Fargo Bank, the Master Servicer, is expected to enter into (1) a primary servicing agreement with Prudential Asset Resources, Inc., an affiliate of Liberty Island Group I LLC, pursuant to which Prudential Asset Resources, Inc. will be required to perform certain of the primary servicing duties with respect to all of the Mortgage Loans that Liberty Island Group I LLC will transfer to the Depositor and (2) a primary servicing agreement with Principal Global Investors, LLC, pursuant to which Principal Global Investors, LLC will be required to perform certain of the primary servicing duties with respect to all of the PCC Mortgage Loans.

Liberty Island Group I LLC, a Sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the Mortgage Loans that Liberty Island Group I LLC will transfer to the Depositor under authority delegated by that Sponsor.  Prudential Asset Resources, Inc., the primary servicer of certain of the Mortgage Loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC.  Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in either case to primary service certain of Liberty Island Group I LLC’s mortgage loans prior to securitization.  See “Risk Factors—Risks Related to the Offered Certificates—Potential Conflicts of Interest of the Underwriters and Their Affiliates.”

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related Mortgage Loan Seller or one of its affiliates.

Rialto Mortgage Finance, LLC, a Sponsor, Mortgage Loan Seller and Originator, and Rialto Capital Advisors, LLC, the Special Servicer and the special servicer under the WFCM 2014-LC18 Pooling and Servicing Agreement, which governs the servicing of the Depot Park Loan Combination, are affiliated with each other.  Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of (1) the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFCM 2014-LC18 Pooling and Servicing Agreement and (2) the entity that (a) is anticipated to purchase the Class F and G certificates on the Closing Date, (b) may purchase the Class E, X-E, X-F and X-G certificates on the Closing Date, (c) is expected to become the initial Majority Subordinate Certificateholder and (d) is expected to be appointed as the initial Subordinate Class Representative.

The initial Subordinate Class Representative (which is expected to be Rialto CMBS V, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC), acting on behalf of the directing holder with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, intends to appoint Rialto Capital Advisors, LLC to replace Midland Loan Services, a Division of PNC Bank, National Association, as the special servicer for the Boca Hamptons Plaza Portfolio Loan Combination, as soon as practicable after the closing of this securitization transaction.

In addition, Rialto Capital Advisors, LLC is the servicer of a mezzanine loan secured by direct or indirect equity interests in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Capital Penn Self Storage Portfolio, representing approximately 3.6% of the Cut-off Date Pool Balance, which mezzanine loan is described under “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—Capital Penn Self Storage Portfolio” in Annex A-3 to this prospectus supplement, which mezzanine loan is currently held by RMezz Capital SS, LLC, an affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC.

Wilmington Trust, National Association, the trustee, is also the trustee under the WFCM 2014-LC18 pooling and servicing agreement which governs the servicing of the Depot Park loan combination.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—The Master Servicer” and “—The Special Servicer” in this prospectus supplement and “The Depositor” and “The Sponsor” in the accompanying prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued on the Closing Date pursuant to the Pooling and Servicing Agreement and will consist of 20 classes (each, a “Class”).  Some of the provisions of the Offered Certificates and the Pooling and Servicing Agreement are described in this “Description of the Offered Certificates” section of this prospectus supplement.  For additional detailed information regarding the terms of the Pooling and Servicing Agreement and the Offered Certificates, you should refer to the section in this prospectus supplement titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The Certificates collectively will represent the entire beneficial ownership interest in a Trust Fund consisting primarily of:

●	the Mortgage Loans;

●	any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

●	the mortgage loan documents for the Mortgage Loans (insofar as they are required to be delivered to the Custodian on behalf of the Trustee);

●	certain rights with respect to the Mortgage Loans granted to us under the Mortgage Loan Purchase Agreements;

●
any Mortgaged Property that is acquired for the benefit of the registered holder of a Certificate (a “Certificateholder”) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding Mortgage Loan (upon acquisition, each, an “REO Property”, which such REO Property includes with respect to any Non-Serviced Loan Combination, any interest in the related “REO Property” acquired with respect to such Non-Serviced Loan Combination pursuant to the applicable pooling and servicing agreement by or on behalf of the Trust Fund with respect to such Non-Serviced Loan Combination; and

●
those funds or assets as from time to time are deposited in the Collection Account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” in this prospectus supplement, the REO Account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the Distribution Account described under “—Distribution Account” below or the Interest Reserve Account described under “—Interest Reserve Account” below.

The Certificates will consist of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F, X-G, A-S, B, C, PEX, D, E, F, G and R Certificates (collectively, the “Certificates”):

●
the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX Certificates, which are the Classes of Certificates that are offered by this prospectus supplement (collectively, the “Offered Certificates“); and

●	the Class X-E, X-F, X-G, D, E, F, G and R Certificates, which are the Classes of Certificates that—

1.	will be retained or privately placed by us, and

2.	are not offered by this prospectus supplement.

●
On the Closing Date, the Trust will also issue uncertificated regular interests in REMIC III referred to in this prospectus supplement as the “Class A-S Regular Interest“, the “Class B Regular Interest“ and the “Class C Regular Interest“, and collectively, the “Regular Interests”.  The Regular Interests are not offered by this prospectus supplement.

None of the Class X-E, X-F, X-G, D, E, F, G or R Certificates or the Class A-S, B or C Regular Interests are being offered by this prospectus supplement and any information presented in this prospectus supplement with respect to such Certificates or Regular Interest is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

Certificate Principal Balances and Certificate Notional Amounts

The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D, E, F and G Certificates are the only Certificates that will have principal balances and are sometimes referred to as the principal balance certificates (collectively, the “Principal Balance Certificates”).  The aggregate principal balance of each Class of Principal Balance Certificates will represent the total distributions of principal to which the holders of that Class are entitled over time out of payments and other collections on the assets of the Trust Fund.  Accordingly, on each distribution date, the principal balance of each of these Classes will be reduced by any principal distributions actually made with respect to that Certificate on that distribution date.  See “—Distributions” below.  On any particular distribution date, the principal balance of each of these Classes of Certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the Mortgage Loans and default-related and otherwise unanticipated Trust Fund expenses.  Notwithstanding the provisions described above, the principal balance of a Class of Principal Balance Certificates (and therefore the notional amount of the Class X-A, X-B, X-E, X-F or X-G Certificates, as applicable) may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances.  See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The Class A-S, B and C Certificates may be exchanged for Class PEX Certificates, and Class PEX Certificates may be exchanged for Class A-S, B and C Certificates, in each case only in the manner described under “—Exchanges of Exchangeable Certificates and Class PEX Certificates” in this prospectus supplement.  The Class A-S, B, C and PEX Certificates are sometimes collectively referred to herein as the “Exchangeable Certificates”.

The Class A-S, B and C Regular Interests will have principal balances equal to the initial principal balances of the Class A-S, B and C Certificates, respectively.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Regular Interests.  Each of the Class A-S, B and C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, B and C Regular Interests, respectively.  The Class PEX Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C Regular Interests.  We sometimes refer to the Class PEX Certificates’ beneficial interests in the Class A-S, B and C Regular Interests as the “Class A-S component”, “Class B component” and “Class C component” of the Class PEX Certificates.

Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-S, B and C Regular Interests that is represented by the Class A-S, B and C Certificates, on the one hand, and the Class PEX Certificates, on the other hand, will be increased or decreased accordingly.  The initial aggregate certificate principal balance of the Class A-S, B and C Certificates on the cover page represents the principal balance of such classes without giving effect to any exchange.  The principal balance of the Class PEX Certificates on the cover page is equal to the aggregate of the principal balances of the Class A-S, B and C Certificates and represents the maximum principal balance of the Class PEX Certificates that could be issued in an exchange.  The principal balance of each of the Class A-S, B and C Regular Interests will equal the aggregate of the applicable percentage interests of the Class A-S, B and C Certificates, respectively, and each of the related components of the Class PEX Certificates.  The principal balances of the Class A-S, B and C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the principal balance of the Class PEX Certificates issued on the Closing Date.

The respective notional amounts of the Class X-A, X-B, X-E, X-F and X-G Certificates will each be comprised of components that correspond to respective Classes of Principal Balance Certificates and the Class A-S, B and C Regular Interests, as applicable.  The notional amount of the Class X-A Certificates will be comprised of seven (7) components corresponding to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest.  The notional amount of the Class X-B Certificates will be comprised of three (3) components corresponding to the Class D Certificates and the Class B and C Regular Interests.  The notional amount of the Class X-E Certificates will be comprised of one (1) component corresponding to the Class E Certificates.  The notional amount of the Class X-F Certificates will be comprised of one (1) component corresponding to the Class F Certificates.  The notional amount of the Class X-G Certificates will be comprised of one (1) component corresponding to the Class G Certificates.  Each component of the Class X-A, X-B, X-E, X-F or X-G Certificates will have a notional amount equal to the aggregate principal balance of its corresponding Class of Principal Balance Certificates or Regular Interests, as applicable, from time to time.  Accordingly, for purposes of calculating the amount of accrued interest with respect to those Certificates, the Class X-A Certificates will have a notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest outstanding from time to time, the Class X-B Certificates will have a notional amount equal to the aggregate principal balance of the Class D Certificates and the Class B and C Regular Interests outstanding from time to time, the Class X-E Certificates will have a notional amount equal to the principal balance of the Class E Certificates outstanding from time to time, the Class X-F Certificates will have a notional amount equal to the principal balance of the Class F Certificates outstanding from time to time and the Class X-G Certificates will have a notional amount equal to the principal balance of the Class G Certificates outstanding from time to time.

The Class R Certificates will not have a principal balance or notional amount.  They will be residual interest Certificates.  The holders of the Class R Certificates are not expected to receive any material payments.

In general, principal balances and notional amounts will be reported on a class-by-class basis.  In order to determine the principal balance of any Principal Balance Certificate from time to time, you may multiply the original principal balance of that Certificate as of the Closing Date, as specified on the face of that Certificate, by the then-applicable certificate factor for the relevant Class.  The certificate factor for any Class of Principal Balance Certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then-outstanding aggregate principal balance of that Class, and the denominator of which will be the original aggregate principal balance of that Class.  Certificate factors will be reported monthly in the Certificate Administrator’s report.

Exchanges of Exchangeable Certificates

Exchanges.  Class A-S, B and C Certificates may be exchanged for Class PEX Certificates and vice versa, in whole or in part.  This process may occur repeatedly.  In the event that the principal balance of the Class A-S, B, C and/or PEX Certificates is reduced to zero as a result of such Class being paid all interest and principal in full, exchanges will no longer be permissible.  With respect to any exchange, each of the Class A-S, B and C Certificates will be required in order to exchange such Certificates for Class PEX Certificates, using the initial principal balances of the individual Certificates being exchanged (rather than the outstanding principal balance), in each case, in the applicable Exchange Proportion (defined below).  This Exchange Proportion is based on the initial principal balances of the Classes (rather than the outstanding principal balances).  The aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) received in an exchange, immediately after the exchange, must equal the aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) surrendered for exchange immediately prior to such exchange.

An “Exchange Proportion” consists of Class A-S, B and C certificates with original certificate principal balances (regardless of current certificate principal balance) that represent approximately 41.22%, 23.65% and 35.14%, respectively, of the aggregate original certificate principal balances of all Class A-S, B and C certificates involved in the exchange.

The Class PEX Certificates will only receive distributions of interest, principal, Prepayment Premiums and Yield Maintenance Charges that are allocated to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.  Any Realized Losses or other shortfalls, including as a result of the application of Appraisal Reduction Amounts, allocated to Class A-S, B and C Certificates that were exchanged for Class PEX Certificates will be borne by such Class PEX Certificates.  See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates.”

Procedures and Fees.  If a Certificateholder wishes to exchange Class A-S, B and C Certificates for Class PEX Certificates, or Class PEX Certificates for Class A-S, B and C Certificates, such Certificateholder must notify the Certificate Administrator in writing or by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”).  The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the Certificate Administrator.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information:  the CUSIP numbers of the Class A-S, B and C Certificates to be exchanged and the Class PEX Certificates to be received (or vice versa), the principal balance of the Class A-S, B and C (or Class PEX) Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to exchange the Certificates.

The principal and interest entitlements of the Certificates received must equal the entitlements of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay any fees charged by DTC or any successor depository, and such fees must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected.  The first distribution on Class A-S, B and C Certificates, or Class PEX Certificates, as applicable, will be made in the month following the month of exchange to the Certificateholder of record as of the applicable record date for such Certificate.  Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distribution Account

General.  The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions.  That Distribution Account is required to be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the standards of each of the Rating Agencies for securitizations similar to the one involving the Offered Certificates.  One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II, REMIC III, the portion of the Trust that holds the Class A-S, B and C Regular Interests.

Deposits.  On the business day prior to each distribution date, the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Distribution Account the following funds:

●
All payments and other collections on the Mortgage Loans and any REO Properties in the Trust Fund that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)
amounts payable to the Master Servicer or the Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, Modification Fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the Trust Advisor as trust advisor fees,

(e)
amounts payable to any master servicer, special servicer, certificate administrator, trustee or trust advisor with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, and

(f)	amounts deposited in the Collection Account in error.

●	Any advances of delinquent monthly debt service payments made by the Master Servicer with respect to those Mortgage Loans for that distribution date.

●	Any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

With respect to the distribution date that occurs in March of any calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals.  The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

●	to make distributions on the Certificates;

●
to pay itself, the tax administrator, the Master Servicer, the Special Servicer, the Depositor and the Trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator and the Tax Administrator”, “The Trustee—Matters Regarding the Trustee” and “—Reports to Certificateholders; Available Information” below;

●
to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

●	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

●
to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this prospectus supplement;

●	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;

●
to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;

●	with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;

●	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and

●	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.  That Interest Reserve Account must be maintained by the Certificate Administrator in its name for the benefit of the Trustee and the Certificateholders and in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.  The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced.  In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the beginning of the related collection period.

In March of each calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.  All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General.  On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.  Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the

Euroclear System (“Euroclear”) participating organizations, the “Participants”), until physical Certificates are issued, if ever.  See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so.  The Certificate Administrator, the Master Servicer, the Special Servicer and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust.  Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions.  All of the Classes of the Certificates will bear interest, except for the Class R Certificates.  The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of the Certificates (other than the Class PEX Certificates) and the Class A-S, B and C Regular Interests, interest will accrue during each interest accrual period based upon:

●	the pass-through rate for that Class and interest accrual period;

●	the aggregate principal balance or notional amount, as the case may be, of that Class outstanding immediately prior to the related distribution date; and

●	with respect to the Class A-S, B and C Regular Interests and each Class of Certificates, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

The Class PEX Certificates do not have a pass-through rate, but receive distributions of interest equal to the sum of the interest that would be distributable to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing Class of the Certificates (other than the Class A-S, B, C and PEX Certificates) and each of the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable), as described below will be entitled to receive the sum of—

●	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that Class, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class as described further below, and

●	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class on the prior distribution date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

●	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over

●	the sum of the total payments made by the Master Servicer to cover those Prepayment Interest Shortfalls.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), not received by the Trust, that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the Other Master Servicer or Other Trust Advisor), and, further, net of any portion of that interest that represents Default Interest and/or late payment charges).

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest, and, in the case of any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the Other Master Servicer or Other Trust Advisor) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected).

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

●
In the case of the Class B and C Regular Interests (and, therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D and E Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

●
If and to the extent that any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B and/or C Regular Interests (and, therefore, on the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) or the Class D Certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B and C Regular Interests (and, therefore, on the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D Certificates (in that order) will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class), and the amount otherwise distributable in respect of interest on the Class E Certificates and (if necessary) Class D Certificates and (if necessary) Class C Regular Interest (in that order) (and, therefore the Class C Certificates and the Class C component of the Class PEX Certificates) will be reduced (in each case, up to the amount of interest otherwise distributable on that Class on the current distribution date);

●
If any such Trust Advisor Expenses were previously allocated to the Class B or C Regular Interests or the Class D or E Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those Classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B and C Regular Interests (and therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D and E Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class; and

●
If any Class of Principal Balance Certificates (other than the Class A-S, B, C or PEX Certificates) or any of the Class A-S, B or C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that Class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued for certain prior interest accrual periods (from the date(s) at which the applicable dollar amount(s) being reinstated were most recently written down on that Class (whether such written down amount(s) were written down as a result of the Realized Loss whose recovery has resulted in the reinstatement or as a result of subsequent allocations of Realized Loss(es) unrelated to such Realized Loss whose recovery has resulted in the reinstatement), and at the applicable pass-through rate(s) for such prior interest accrual periods and interest will thereafter accrue on the principal balance of that Class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that Class in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A, X-B, X-E, X-F or X-G Certificates.  The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) will equal the product of—

●	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

●	a fraction—

1.
the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class of Certificates (other than the Class A-S, B, C and PEX Certificates) or Regular Interests, and

2.
the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests.

With respect to each Class of interest-bearing Certificates and the Class A-S, B and C Regular Interests, the accrued interest for that Class, subject to all the above-described adjustments as described above and elsewhere in this prospectus supplement, is the interest entitlement for that Class and distribution date.

Calculation of Pass-Through Rates.  The pass-through rate applicable to each interest-bearing Class of Certificates (other than the Class PEX Certificates) and the Class A-S, B and C Regular

Interests for the initial interest accrual period is shown in the table and the related footnotes appearing under the caption “Summary—Description of the Offered Certificates” in this prospectus supplement.

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S and C Certificates and for the Class A-S and C Regular Interests for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates for the initial interest accrual period.

The pass-through rates for the Class B Certificates and the Class B Regular Interest for each subsequent interest accrual period will, in the case of each of those Classes, equal to the lesser of:

●	the pass-through rate applicable to that Class of Certificates or Regular Interest for the initial interest accrual period, and

●	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The Class PEX Certificates do not have a pass-through rate, but receive distributions of interest equal to the interest that would be distributable to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.

The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest, weighted according to the respective aggregate outstanding principal balances of those Classes and such Regular Interest immediately prior to that distribution date.  The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class D Certificates and the Class B and C Regular Interests, weighted according to the respective aggregate outstanding principal balances of such Class and those Regular Interests immediately prior to that distribution date.  The pass-through rate applicable to the Class X-E Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class E Certificates for the same distribution date.  The pass-through rate applicable to the Class X-F Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class F Certificates for the same distribution date.  The pass-through rate applicable to the Class X-G Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class G Certificates for the same distribution date.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that determination date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to either:

●
in the case of a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that Mortgage Loan; or

●	in the case of a Mortgage Loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.
the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that determination date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and

2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that determination date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the preceding paragraph will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month.  Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

For purposes of calculating the pass-through rates of the Certificates, the Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by the Master Servicer, the Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of (i) the certificate administrator fee rate, (ii) except with respect to any Non-Serviced Pari Passu Mortgage Loan, the trust advisor fee rate, (iii) the applicable master servicing fee rate (which is inclusive of any primary servicing or subservicing fee payable from the master servicing fee to the applicable primary servicer or subservicer) and (iv) the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Mortgage Loan and for any distribution date is the amount accrued during the related interest accrual period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan as of the close of business on the immediately preceding distribution date; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Mortgage Loan is computed and will be prorated for partial periods.  The Master Servicer, to the extent sufficient funds are on deposit in the Collection Account, will remit payments to CREFC® of the CREFC® Intellectual Property Royalty License Fee on a monthly basis out of amounts on deposit in the Collection Account.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.
all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

2.
all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,

3.
all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties during the related collection period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan, and

4.	all advances of principal made with respect to the Mortgage Loans and any REO Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction—to not less than zero—by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is both (A) a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or promissory note and without regard to any acceleration of payments under the related mortgage and promissory note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, A-2, A-3, A-4, A-5, A-SB, D or E Certificates or the Class A-S, B or C Regular Interests) for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B or C Regular Interests (and, therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) or Class D or E Certificates on that distribution date.  “Control-Eligible Certificates” means the Class F and G Certificates.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final distribution date.

The Class A-S, B and C Certificates’ respective interest entitlements for any distribution date will equal their percentage interest of the interest entitlements of the Class A-S, B and C Regular Interests, respectively, on that distribution date.  The Class PEX Certificates’ interest entitlement for any distribution date will equal their percentage interest of the interest entitlement of each of the Class A-S, B and C Regular Interests for that distribution date.  The Class R Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions.  Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates and the Class A-S, B and C Regular Interests on each distribution date will equal that Class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date, and

2.	the excess of (a) the principal balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;

●	to the holders of the Class A-1 Certificates in an amount equal to the lesser of—

1.
the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB Certificates as described in the immediately preceding bullet point), and

2.	the principal balance of the Class A-1 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-2 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB and Class A-1 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-2 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-3 Certificates in an amount equal to the lesser of —

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1 and A-2 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-3 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-4 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2 and A-3 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-4 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-5 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-5 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-SB Certificates following the distributions to the Class A-SB Certificates pursuant to the first bullet point above;

●	to the holders of the Class A-S Regular Interest (and, therefore, to the Class A-S Certificates and the Class A-S component of the Class PEX Certificates) in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-S Regular Interest immediately prior to that distribution date;

●	to the holders of the Class B Regular Interest (and, therefore, to the Class B Certificates and the Class B component of the Class PEX Certificates) in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates and the Class A-S Regular Interest as described in the preceding bullet points), and

2.	the principal balance of the Class B Regular Interest immediately prior to that distribution date;

●	to the holders of the Class C Regular Interest (and, therefore, to the Class C Certificates and the Class C component of the Class PEX Certificates) in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates and the Class A-S and B Regular Interests as described in the preceding bullet points), and

2.	the principal balance of the Class C Regular Interest immediately prior to that distribution date;

●	to the holders of the Class D Certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates and the Class A-S, B and C Regular Interests as described in the preceding bullet points), and

2.	the principal balance of the Class D Certificates immediately prior to that distribution date.

●	to the holders of the Class E, F and G Certificates, in that order, in each case in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Classes of Certificates or Regular Interests with an earlier alphabetical designation as described in the preceding bullet points or in this bullet point), and

2.	the principal balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, A-2, A-3, A-4, A-5 and/or A-SB Certificates are outstanding at a time when the aggregate principal balance of the Class A-S, B and C Regular Interests (and therefore, the Class A-S, B, C and PEX Certificates) and the Class D, E, F and G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

The Class A-S, B and C Certificates’ respective allocable share of the Principal Distribution Amount for any distribution date will equal their percentage interest of the Class A-S, B and C Regular Interests’ respective allocable shares of the Principal Distribution Amount on that distribution date.  The Class PEX Certificates’ share of the Principal Distribution Amount for any distribution date will equal their percentage interest of each of the Class A-S, B and C Regular Interests’  allocable share of the Principal Distribution Amount for that distribution date.

“Class A-SB Planned Principal Balance” means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex G to this prospectus supplement.  Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions.  See “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement.  Based on such assumptions, the principal balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex G to this prospectus supplement.  There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions.  Therefore, we cannot assure you that the balance of the Class A-SB Certificates on any distribution date will be equal to the balance that is specified for such distribution date in the table.

To the extent that the Master Servicer, the Special Servicer or the Trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs).  See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Loss Reimbursement Amounts.  As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any Class of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) may be reduced without a corresponding distribution of principal.  If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates  (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable), then subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that Class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that Class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).  Any such allocation of losses and/or reimbursement amounts allocated to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

Priority of Distributions

On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

●
first, to make distributions of interest to the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;

●
second, to make distributions of principal to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;

●
third, to reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;

●
fourth, sequentially to the holders of the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) and the Class D, E, F and G Certificates, in that order (with no distribution to be made on any such Class until all the distributions described in this clause have been made to all other such Classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

●
fifth, to reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, B and C Regular Interests and the Class D, E, F and G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and

●	finally, to the holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses.  Those distributions will be made to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (on a pro rata basis based on the write-offs previously experienced by such Classes in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses)) and then the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) and Class D and E Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.
the amounts remitted by the Master Servicer to the Certificate Administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

●	Prepayment Premiums and/or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this prospectus supplement); and

●
any amounts that may be withdrawn from the Distribution Account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this prospectus supplement, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus

2.
if such distribution date occurs in March of any year (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account.

Any portion of the Available Distribution Amount distributed to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The Certificate Administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement to distribute principal and accrued interest on the Certificates on each distribution date.

Distributions of Yield Maintenance Charges and Prepayment Premiums.  If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:  (1) to each of the Class A-1, A-2, A-3, A 4, A-5, A-SB and D Certificates and Class A-S, B and C Regular Interests, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such Class or Regular Interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class or Regular Interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Exchangeable Certificates) and Regular Interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-5, A-SB Certificates and Class A-S Regular Interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Exchangeable Certificates) and Regular Interests for that distribution date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, A-2, A-3, A-4, A-5, A-SB Certificates and Class A-S Regular Interest as described above, and (3) to the Class X-B Certificates, any remaining such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class or Regular Interest, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class, then the Base Interest Fraction will equal zero; and

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●
if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●
if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator or the Master Servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

Any portions of Prepayment Premiums and/or Yield Maintenance Charges distributed to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, X-F, X-G, E, F, G or R Certificates.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” in this prospectus supplement and “Description of Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Application of Mortgage Loan Collections.  The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related mortgage loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such Mortgage Loan to, but not including, the end of the mortgage loan accrual period ending in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees); and

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

provided that, in connection with any Mortgage Loan, payments or proceeds received from the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the Trustee) must be applied to reduce the principal balance of such Mortgage Loan in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property or with respect to a Non-Serviced Loan Combination, any interest in an REO property acquired with respect to such Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property (or with respect to a Non-Serviced Loan Combination, any interest in REO Property acquired with respect to such Non-Serviced Loan Combination), be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO Mortgage Loan to, but not including, the end of the mortgage loan accrual period ending in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; and

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees).

Any payments, collections and recoveries related to a Non-Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the applicable pooling and servicing agreement and/or the related intercreditor agreement .  See “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan or REO Mortgage Loan is the amount of any reduction in a debt service advance on the related Mortgage Loan that results from an Appraisal Reduction Amount as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Treatment of REO Properties

Notwithstanding that any Mortgaged Property or an interest therein may be acquired as part of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Mortgage Loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

●	distributions on the Certificates,

●	allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and

●	the amount of all fees payable to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement.

In connection with the foregoing, the related Mortgage Loan will be taken into account when determining the WAC Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

●
first, to pay – or to reimburse the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

●	thereafter, as collections of principal, interest and other amounts that would have been due on the related Mortgage Loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the Master Servicer or the Trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, in all cases as if the Mortgage Loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate principal balance of the Certificates.  If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) are to be sequentially reduced in the following order, until the aggregate principal balance of those Classes of Certificates equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	G
2nd	F
3rd	E
4th	D
5th	Class C Regular Interest (and, therefore, the Class C Certificates and the Class C component of the Class PEX Certificates)
6th	Class B Regular Interest (and, therefore, the Class B Certificates and the Class B component of the Class PEX Certificates)
7th	Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S component of the Class PEX Certificates)
8th	Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their total outstanding principal balances

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.  Any reduction of the principal balance of the Class A-S, B or C Regular Interest will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The above-described reductions in the aggregate principal balances of the respective Classes of the Certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes.  In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates.  However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

●	the outstanding principal balance of the Mortgage Loan as of the commencement of the collection period in which the final recovery determination or final payment was made, plus, without duplication—

1.	all accrued and unpaid interest on the Mortgage Loan (excluding any Default Interest) to, but not including, the Due Date in such collection period, and

2.
all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan not previously reflected as a Realized Loss, and interest on advances made in respect of the Mortgage Loan, over

●	all payments and proceeds, if any, received by the trust in respect of that Mortgage Loan during such collection period.

“Realized Losses” means losses on or with respect to the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Mortgage Loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property, as and to the extent described above.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer, the Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date.  The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) on the distribution date for that collection period.  However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the Certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the Principal Balance Certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the Master Servicer, the Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

With respect to any Non-Serviced Loan Combination serviced pursuant to another pooling and servicing agreement, the related master servicer (the “Other Master Servicer”) will be obligated to make servicing advances with respect to such Non-Serviced Loan Combination and will be entitled to reimbursement for such servicing advances pursuant to provisions that are substantially similar, but not necessarily identical, to the provisions set forth above.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related pooling and servicing agreement, then the Other Master Servicer (or the trustee under such agreement), as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

●	arises out of a default on a Mortgage Loan or an otherwise unanticipated event,

●	is not included in the calculation of a Realized Loss,

●	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and

●	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

●	any special servicing fees, workout fees and liquidation fees paid to the Special Servicer that are not otherwise allocated as a Realized Loss;

●
any interest paid to the Master Servicer, the Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the accompanying prospectus);

●	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;

●	any unanticipated, non-mortgage loan specific expenses of the Trust Fund, including—

1.
any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the Certificate Registrar, the Custodian, the Trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” below and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” above;

2.
any reimbursements and indemnification to the Master Servicer, the Special Servicer, the Trust Advisor and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement, or to the Subordinate Class Representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement; and

3.
any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;

●
rating agency fees, other than on-going surveillance fees, and amounts paid as indemnities to the Rating Agencies for Rating Agency Confirmations, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party;

●
any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus; and

●
with respect to any Non-Serviced Pari Passu Mortgage Loan, any additional trust fund expenses of the issuing entity under the related pooling and servicing agreement will be paid out of collections on, and other proceeds of, such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, thereby potentially resulting in a loss to the Trust Fund in the same manner as the Additional Trust Fund Expenses described above.  For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combinations, see “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below.  Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor, and any applicable other trust advisor or operating advisor with respect to any Non-Serviced Pari Passu Mortgage Loan (each, an “Other Trust Advisor”), will be entitled to indemnification or reimbursement in respect of its obligations under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement.  We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement, or, with respect to any such Non-Serviced Pari Passu Mortgage Loan, the Trust Fund’s pro rata share of any expenses incurred by the Other Trust Advisor for which it is entitled to indemnification or reimbursement under the applicable Other Pooling and Servicing Agreement as “Trust Advisor Expenses”.  The Trust Advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

●
the interest otherwise distributable on the Class B and C Regular Interests (and, therefore, on the Class B, C and/or PEX Certificates, as applicable) and Class D and E Certificates on that distribution date, and

●
and the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E Certificates, and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) on that distribution date.

Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class E and D Certificates and the Class C and B Regular Interests (and, therefore, on the Class C and B Certificates and the Class C and B components of the Class PEX Certificates, as applicable), in that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero.  No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F, X-G, F or G Certificates or the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S component of the Class PEX Certificates, as applicable) on any distribution date.  Any remaining unallocated portion of such Trust Advisor Expenses will constitute “Excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E Certificates, and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable)) for the applicable distribution date.  Such reduction will also result in a write-off of the principal balances of the Class E and D Certificates and the Class C, B and A-S Regular Interests, in that order, in each case until the principal balance of that Class has been reduced to zero.  Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such Trust Advisor Expenses among the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata (based upon their respective principal balances), until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.

Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust Advisor Expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Control-Eligible Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement or for which the Other Trust Advisor with respect to a Non-Serviced Loan Combination is entitled to indemnification under the related intercreditor agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement) and arise from any legal action that is pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation under the Pooling and Servicing Agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this prospectus supplement).

Advances of Delinquent Monthly Debt Service Payments

The Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the Mortgage Loans (including any Pari Passu Mortgage Loan, but not any Pari Passu Companion Loan), other than balloon payments and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the master or similar servicing and administrative fees payable to the Other Master Servicer or other parties under the applicable Other Pooling and Servicing Agreement, that—

●	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

●	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan (including any Pari Passu Mortgage Loan, but not any Pari Passu Companion Loan) as to which:

●
the related Mortgage Loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

●	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related balloon payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date.  The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof or interest therein remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the Master Servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists.  The interest portion of any monthly debt service advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

●
the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

●	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

Each Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization will be subject to provisions in the applicable Other Pooling and Servicing Agreement relating to the calculation of appraisal reductions that are substantially similar, but not necessarily identical, to the provisions set forth above.  The existence of an appraisal reduction in respect of a Non-Serviced Pari Passu Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make monthly debt service advances on such Non-Serviced Pari Passu Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  Any Appraisal Reduction Amount on a Loan Combination will be allocated or deemed allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan.

With respect to any distribution date, the Master Servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in the Collection Account that are not required to be paid on the Certificates on that distribution date.

If the Master Servicer fails to make a required monthly debt service advance and the Trustee has been notified of same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The Master Servicer and the Trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made.  Neither the Master Servicer nor the Trustee will be obligated to make any monthly debt service advance that it or the Special Servicer determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan.  If the Master Servicer or the Trustee makes any monthly debt service advance that it or the Special Servicer subsequently determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Account from time to time.  In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time and may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for such purposes.  The Trustee will be entitled to conclusively rely on any recoverability determination made by the Master Servicer or the Special Servicer.  The Master Servicer and the Special Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any Mortgage Loan or REO Property.  With respect to any Non-Serviced Pari Passu Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, each of the Master

Servicer, the Special Servicer and the Trustee may make its own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the Other Master Servicer or Other Trustee.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or the Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the

Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance.  If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph).  The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates  (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The Master Servicer and the Trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds.  However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.  Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account thereby reducing amounts available for distribution on the Certificates.  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this prospectus supplement.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses.  Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the Offered Certificates.  In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid.  Refer to the column titled “sources of payment” for such limitations.

Type	Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee	Master Servicer and sub-servicers
The product of (i) the per annum master servicing fee rate for the related Mortgage Loan, (ii) the Stated Principal Balance of that Mortgage Loan and (iii) a fraction, the numerator of which is either (a) 30 or (b) the actual number of days in the applicable interest accrual period, and the denominator of which is 360.  The fraction described in clause (iii) of the immediately preceding sentence will match the interest accrual basis of the subject Mortgage loans.  The master servicing fee rate will range, on a loan-by-loan basis, from 0.0150% per annum to 0.1100% per annum.  With respect to each Mortgage Loan for which a primary servicer acts as primary servicer or a sub-servicer acts as sub-servicer, a portion of the master servicing fee is payable to that primary servicer or sub-servicer, as the case may be.
Monthly.
Interest payments on the related Mortgage Loan (including any related REO Mortgage Loan) and, with respect to unpaid master servicing fees (including any sub-servicing fees) in respect of any Mortgage Loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest or general collections.

Special Servicing Fee	Special Servicer
For any Specially Serviced Mortgage Loan or REO Mortgage Loan, the product of the portion of a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $3,500, for the related month, determined in the same manner as the applicable mortgage rate is determined for such loan for such month, and the Stated Principal Balance of each such loan (in each case, excluding any Non-Serviced Pari Passu Mortgage Loan).
			Monthly.	Any and all collections on the Mortgage Loans (including any related REO Mortgage Loan).

Workout Fee	Special Servicer
1.00% of each collection of principal and interest on each applicable worked-out Mortgage Loan for as long as it remains a worked-out Mortgage Loan; provided, however, that the amount of any workout fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this prospectus supplement.
			Monthly following a workout and before any redefault.	The related collections on such Mortgage Loan (including any related REO Mortgage Loan).

Type	Recipient	Amount	Frequency	Source of Payment

Liquidation Fee	Special Servicer
(a) 1.00% of the liquidation proceeds received in connection with a final disposition of each applicable Specially Serviced Mortgage Loan or REO Property or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any Default Interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) from the Trust Fund by any person, or (b) if such rate in clause (a) above would result in an aggregate liquidation fee less than $25,000 then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% of the liquidation proceeds or (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.
			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan).	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Trustee Fee	Trustee	The fixed monthly fee of $210 payable to the Trustee by the Certificate Administrator from the Certificate Administrator’s fee pursuant to the Pooling and Servicing Agreement.	Monthly.	Any and all collections and monthly debt service advances on the Mortgage Loans in the pool, to the extent included in the amounts remitted by the Master Servicer.

Certificate Administrator Fee	Certificate Administrator
The product of the portion of a rate equal to 0.0043% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including each Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
Monthly.
Any and all collections and monthly debt service advances on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Fee	Trust Advisor
The product of the portion of a rate equal to 0.00175% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (other than the Westfield Palm Desert Mortgage Loan, the Depot Park Mortgage Loan and the Boca Hamptons Plaza Portfolio Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
Monthly.
Any and all collections and monthly debt service advances on the Mortgage Loans (other than the Westfield Palm Desert Mortgage Loan, the Depot Park Mortgage Loan and the Boca Hamptons Plaza Portfolio Mortgage Loan), to the extent included in the amounts remitted by the Master Servicer.

Type	Recipient	Amount	Frequency	Source of Payment

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement.		Actual collections of the related fee from the related borrower.
Additional Servicing Compensation	Master Servicer/ Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time.	Actual collections of the related fees or investment income, as applicable.
Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)
Any and all amounts collected for checks returned for insufficient funds on the applicable Mortgage Loans;(1)
All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the applicable Mortgage Loans;(1)
Any Prepayment Interest Excesses arising from any principal prepayments on the applicable Mortgage Loans;(1) and

Interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer or Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan).(1)

Expenses
Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any applicable Servicing Advances.	From time to time.
Recoveries on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loan).

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the applicable Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.
First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), and then from any and all other collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loan).

Type	Recipient	Amount	Frequency	Source of Payment

Monthly Debt Service Advances	Master Servicer and Trustee	The amount of any applicable monthly debt service advances.	From time to time.
Recoveries on the related Mortgage Loan, or to the extent that the party making the advance, or the Special Servicer, determines it is nonrecoverable, from any and all other collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loan).

Interest on Monthly Debt Service Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.
First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loan).

Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers, officers, employees and agents)
Losses, liabilities and expenses incurred by the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).

			From time to time.	Any and all collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loan).
Indemnification Expenses	Trust Advisor/the Other Trust Advisor with respect to a Non-Serviced Loan Combination
Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the Other Trust Advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement or expenses incurred in connection with the replacement of the Special Servicer) or, with respect to the Other Trust Advisor, the applicable Non-Serviced Pari Passu Mortgage Loan.
From time to time.
Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class B and C Regular Interests (and therefore, the Class B and C Certificates) and the Class D and E Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates (other than the Control-Eligible Certificates); amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the Mortgage Loans.

CREFC® Intellectual Property Royalty License Fee	CREFC®
With respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each Mortgage Loan and based upon the same interest accrual basis as the related Mortgage Loan.
			Monthly.	Any and all collections on the Mortgage Loans.

(1)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

In general, with respect to any Non-Serviced Pari Passu Mortgage Loan at all times, (a) references in the table to the Special Servicer and the Trust Advisor will mean the applicable Other Special Servicer and the applicable Other Trust Advisor, except that (i) the rights to compensation will be governed by the applicable Other Pooling and Servicing Agreement, and (ii) the applicable Other Trust Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee with respect to such Pari Passu Mortgage Loan, (b) with respect to Servicing Advances on or in respect of the related Loan Combination, references in the table to the Master Servicer or the Special Servicer will mean the applicable Other Master Servicer or Other Special Servicer, respectively, and (c) the Master Servicer will not be entitled, and the applicable Other Master Servicer will be entitled, to a primary servicing fee accruing at a rate equal to 0.0050% per annum (with respect to the Westfield Palm Desert Mortgage Loan), 0.0500% per annum (with respect to the Depot Park Mortgage Loan) or 0.0100% per annum (with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan).

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Reports to Certificateholders; Available Information

Certificate Administrator Reports.  Based on monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the Depositor, a report substantially in the form attached to this prospectus supplement as Annex F (a “Distribution Date Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.
the amount of the distribution on the distribution date to the holders of each Class of Principal Balance Certificates and the Class A-S, B and C Regular Interests in reduction of the principal balance of the Certificates;

2.
the amount of the distribution on the distribution date to the holders of each Class of interest-bearing Certificates and the Class A-S, B and C Regular Interests allocable to the interest distributable on that Class of Certificates or Regular Interest;

3.	the aggregate amount of debt service advances made in respect of the Mortgage Pool for the distribution date;

4.
the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

7.
the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.
the Available Distribution Amount for the distribution date and the amount of available funds with respect to (i) the Class A-S Certificates and Class A-S component of the Class PEX Certificates, (ii) the Class B Certificates and Class B component of the Class PEX Certificates, and (iii) the Class C Certificates and Class C component of the Class PEX Certificates, in each case for the distribution date;

10.
the amount of the distribution on the distribution date to the holders of any Class of Certificates and the Class A-S, B and C Regular Interests allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each Class of interest-bearing Certificates and the Class A-S, B and C Regular Interests for the distribution date;

12.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;

13.
the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding principal balance or notional amount, as the case may be, of each Class of Certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.
the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.
the amount of the distribution on the distribution date to the holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related determination date;

21.
with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.
with respect to any REO Property included in the Trust as to which the Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the Mortgage Loans paid to the Master Servicer and/or the Trustee since the prior distribution date;

24.	the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to the Master Servicer, the Special Servicer and/or the Trustee since the prior distribution date;

25.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;

27.
a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer, the Special Servicer or the Depositor;

28.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the holders of the Class R Certificates; and

30.	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

On each distribution date, the Certificate Administrator will make available to the general public on the “Certificate Administrator’s Website” (initially www.ctslink.com) a copy of the Distribution Date Statement.

Book-Entry Certificates.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Each Distribution Date Statement will be substantially in the form attached to this prospectus supplement as Annex F.

Information Available Electronically.  The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the prospectus supplement, the Distribution Date Statements, the Pooling and Servicing Agreement and the SEC filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website.

(A)         The following documents, which must be made available under a tab or heading designated “deal documents”:

1.	the prospectus supplement that relates to the Offered Certificates;

2.	the Pooling and Servicing Agreement, each Mortgage Loan Purchase Agreement and any amendments and exhibits thereto;

3.	the CREFC® loan setup file prepared by, or delivered to, the Certificate Administrator;

(B)         The following documents, which must be made available under a tab or heading designated “SEC filings”:

1.	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(C)         The following documents, which must be made available under a tab or heading designated “periodic reports”:

1.	the Distribution Date Statements;

2.	the CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator;

3.	the annual reports prepared by the Trust Advisor;

(D)         The following documents, which must be made available under a tab or heading designated “additional documents”:

1.	summaries of Final Asset Status Reports;

2.	inspection reports; and

3.	appraisals;

(E)         The following documents, which must be made available under a tab or heading designated “special notices”:

1.	notice of final payment on the Certificates;

2.	notice of termination of the Master Servicer or the Special Servicer;

3.	notice of a Servicer Termination Event with respect to the Master Servicer or the Special Servicer;

4.
notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;

5.	officer’s certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

6.	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

7.	any Assessment of Compliance delivered to the Certificate Administrator;

8.	any Attestation Reports delivered to the Certificate Administrator;

9.
any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of the Special Servicer’s net present value and Appraisal Reduction Amount calculations as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this prospectus supplement;

10.
any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of the Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation;

11.
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such proposal; and

12.
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

(F)         An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

(G)        An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and NRSROs will not have access to the Investor Registry.  As used herein, “NRSRO” means a nationally recognized statistical rating organization, as such term is defined in Section 3(a)(62) of the Exchange Act; provided that when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” means a nationally recognized statistical rating organization that has delivered an NRSRO Certification to the Certificate Administrator.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Subordinate Class Representative, the Trust Advisor, any Mortgage Loan Seller, any person who provides the Certificate Administrator with an Investor Certification, any “master servicer” under any pooling and servicing agreement related to a Non-Serviced Pari Passu Companion Loan, and any Rating Agency or NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders and beneficial owners of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, would be in violation of applicable law or the mortgage loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and Servicing Agreement.  In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries.  The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website.  Answers posted on the Investor Q&A

Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the Depositor and the underwriters.  None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website.  Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website.  The NRSRO Certification will state that such NRSRO is a Rating Agency or that (i) such NRSRO has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), (ii) such NRSRO has access to the Depositor’s 17g-5 website and, (iii) such NRSRO will keep the information obtained from the Depositor’s 17g-5 website confidential (an “NRSRO Certification”).  Such NRSRO will be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s Website.  An NRSRO Certification will be deemed to have been executed by an NRSRO if the Depositor so directs the Rule 17g-5 Information Provider.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification.  In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting.  In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source.  Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate and that either (a) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any borrower or manager of a Mortgaged Property, or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of an affiliate of any borrower (collectively, a “Borrower Party”), in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (b) such person is a Borrower Party, in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator.  The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the Master Servicer or the Special Servicer, accompanied by an investor confidentiality agreement.  The Certificate Administrator may require that Investor

Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

“CREFC®” means the CRE Finance Council.

“CREFC® Reports” collectively refer to the following electronic files:  (i) CREFC® bond level file, (ii) CREFC® collateral summary file, (iii) CREFC® property file, (iv) CREFC® loan periodic update file, (v) CREFC® loan setup file, (vi) CREFC® financial file, (vii) CREFC® special servicer loan file, (viii) CREFC® comparative financial status report, (ix) CREFC® delinquent loan status report, (x) CREFC® historical loan modification and corrected mortgage loan report, (xi) CREFC® operating statement analysis report, (xii) CREFC® NOI adjustment worksheet, (xiii) CREFC® REO status report, (xiv) CREFC® servicer watch list, (xv) CREFC® loan level reserve/LOC report, (xvi) CREFC® advance recovery report, (xvii) CREFC® reconciliation of funds report, and (xviii) solely with respect to the Loan Combinations, CREFC® total loan report.

Other Information.  The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a borrower, a manager of a Mortgaged Property or an affiliate of the foregoing, an agent of a borrower, rating agency or an NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related mortgage loan documents):

(A)	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)
the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)
the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator;

(D)	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933; and

(E)	each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document Custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or any document Custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc. and CMBS.com, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it is required to do so under the Exchange Act.  Such reports will be filed under the name of the issuing entity (File No. 333-195164).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10 a.m. and 3 p.m. Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

The Certificates will be allocated voting rights for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  98% of the voting rights will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D, E, F and G Certificates, in proportion to the respective aggregate principal balances of those Classes (or, in connection with a proposed termination and replacement of the Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement, in proportion to the respective aggregate principal balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 2% of the voting rights will be allocated pro rata based upon the outstanding notional amount of the Class X-A, X-B, X-E, X-F and X-G Certificates among the holders of the Class X-A, X-B, X-E, X-F and/or X-G Certificates, whichever are outstanding from time to time; and 0% of the voting rights will be allocated to the holders of the Class R Certificates.  Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class.  Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace the Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate principal balances of the respective Classes of Principal Balance Certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General.  We intend to deliver the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and PEX Certificates in minimum principal balance denominations of $10,000.  We intend to deliver the Class X-A and X-B Certificates in minimum notional amount denominations of $1,000,000.  Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your Offered Certificates in book-entry form through the facilities of DTC.  See “Description of the Certificates—General” and “—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex D to this prospectus supplement.

Matters Regarding the Certificate Administrator and the Tax Administrator

The Certificate Administrator will be entitled to a monthly fee for its services, a portion of which will be paid to the Trustee as the Trustee fee.  The Certificate Administrator’s fee will accrue with respect to each and every Mortgage Loan at 0.0043% per annum on the Stated Principal Balance of the subject Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is either an Actual/360 Basis or a 30/360 Basis.  The Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement.  The Certificate Administrator fee is

payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund.  In addition, the Trustee and the Certificate Administrator will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may remove any of the Certificate Administrator, the tax administrator or the Trustee, upon written notice to the Master Servicer, the Special Servicer, us and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

All expenses incurred by the Certificate Administrator in connection with the transfer of the mortgage files to a successor certificate administrator, following the removal of the Certificate Administrator without cause are required to be reimbursed to such removed Certificate Administrator within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Certificate Administrator.

None of the Certificate Administrator, the Custodian, the tax administrator or the Trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  Neither the Trustee nor the Certificate Administrator will be liable for any failure or delay in the performance of its obligations under the Pooling and Servicing Agreement due to force majeure or acts of God; provided that any such failure or delay is not also a result of its own negligence, bad faith or willful misconduct.  In addition in no event will the Trustee or the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.  None of the Certificate Administrator, the tax administrator or the Trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, the related certificate administrator (each, an “Other Certificate Administrator”) will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects, but not necessarily identical, to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, or the consent of any holder of any Pari Passu Companion Loan, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the Pooling and Servicing Agreement to this prospectus supplement (or the private placement memorandum relating to certificates not offered hereby), (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then-existing provisions, (v) subject to the delivery of an opinion of counsel, to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) as evidenced by an opinion of counsel, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III or the Grantor Trust, (vii) to modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound, or (x) in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as is necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that, among other things,

(a)           any such amendment for the specific purposes described in clause (iv), (vii) or (ix) above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect; and

(b)           no such amendment will materially adversely affect the rights, or increase the obligations, of any Responsible Repurchase Party under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Responsible Repurchase Party.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA.  (See for example, Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act.  LEXIS 1463 (Oct. 31, 1988).  In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. If any of the other rulings by the federal district courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, following non-binding consultation with the Trustee, informs the Trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder, to the extent necessary to comply with the TIA.  In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party thereto.  Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place.  While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates entitled to not less than 66-2/3% of the voting rights allocated to each Class that is materially affected by the amendment; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC or the Grantor Trust as a grantor trust under the Code, without the consent of 100% of the Certificateholders, (iv) amend any section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the holders of all Certificates of the Class(es) affected thereby, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, or (vi) materially adversely affect the rights or increase the obligations of any Responsible Repurchase Party under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Responsible Repurchase Party.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

Furthermore, no amendment of the Pooling and Servicing Agreement may be consented to by any party to the Pooling and Servicing Agreement unless such party has obtained or received an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property remaining in the Trust Fund,

2.	the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of

Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer, in that order of preference, and

3.	the exchange by any single holder of all the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder.  The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

●	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

●
within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and

●
if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

●	the sum of—

1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and

2.
the appraised value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee; minus

●	solely in the case of a purchase by the Master Servicer or the Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

The purchase will result in early retirement of the then-outstanding Certificates.  The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.  Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.  If an exchange is to occur as described above, then the holder of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the Collection Account amounts that are together equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement.  No such exchange may occur until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D Certificates, and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates) is reduced to zero.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority or (ii) an institution whose short term debt obligations are at all times rated not less than “P-1” by Moody’s Investors Service, Inc. (“Moody’s”) and, if rated by Kroll Bond Rating Agency, Inc. (“KBRA”), the equivalent rating by KBRA (or, in the case of either such Rating Agency, such lower rating as is the subject of a confirmation from such Rating Agency that such Trustee will not cause a downgrade, withdrawal or qualification of the then-current ratings of any Class of Certificates) and whose long-term unsecured debt is at all times rated not less than “A” by DBRS, Inc. (“DBRS“) (provided, however, that the Trustee may maintain a long-term unsecured debt rating of “A (low)” by DBRS if the Master Servicer maintains a rating of at least “A” by DBRS; and provided, further, that if the Trustee is not rated by DBRS, the Trustee may maintain an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and KBRA)), “A2” by Moody’s if it has a short-term unsecured debt rating of at least “P-1” by Moody’s (provided, however, that the Trustee may maintain a long term rating of “Baa2” by Moody’s and a short term unsecured debt rating of “P-2” by Moody’s if the Master Servicer maintains a rating of at least “A2” by Moody’s) and, if rated by KBRA, the equivalent rating by KBRA.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the Depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  The Pooling and Servicing Agreement generally provides that (i) the Trustee, prior to the occurrence of an Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if a Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee.  However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.  The Certificate Administrator is required to notify Certificateholders of any termination of the Master Servicer or the Special Servicer or appointment of a successor to the Master Servicer or the Special Servicer.  The Trustee will be obligated to make any advance required to be made, and not made, by the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.  In addition, the Trustee will not be obligated to make any Servicing Advances with respect to any Non-Serviced Pari Passu Mortgage Loan.  The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer or the Special

Servicer, that an advance, if made, would be a nonrecoverable advance.  The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.  See “—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.  Also see “—Matters Regarding the Certificate Administrator and the Tax Administrator” above in this prospectus supplement.

With respect to any Non-Serviced Loan Combination serviced pursuant to the another securitization, the related trustee (the “Other Trustee”) will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are similar to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax administrator, the Master Servicer, the Special Servicer, the Rule 17g-5 Information Provider (who will promptly post such notice to the Rule 17g-5 Information Provider’s Website), and all Certificateholders.  Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above.  If no successor Trustee is so appointed and has accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii)  becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may (and, if it fails to do so within ten (10) business days, the requesting Master Servicer must as soon as practicable) remove the Trustee and appoint a successor Trustee meeting the eligibility requirements set forth above.  Holders of the Certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above.  Upon any succession of the Trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal.  The resigning Trustee will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trustee and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with the engagement of a successor, transferring mortgage files (if applicable) and related information, records and reports to the successor).

All expenses incurred by the Trustee in connection with the transfer of its duties to a successor trustee following the removal of the Trustee without cause are required to be reimbursed to such removed Trustee within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement.

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement or the Certificates to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or the Certificates or any borrower, unless that Certificateholder has previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the Trustee) the holders of Certificates entitled to at least 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, have neglected or refused to institute any such action, suit or proceeding.  No one or more holders of Certificates will have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement or the Certificates to affect, disturb or prejudice the rights of any other holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement or the Certificates, except in the manner herein or therein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee will be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on—

●	the price at which that Certificate is purchased by an investor,

●	the rate, timing and amount of distributions on that Certificate, and

●	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

●	the pass-through rate for that Certificate,

●
the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of defaulted mortgage loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that Certificate,

●
the rate and timing of reimbursements made to the Master Servicer, the Special Servicer or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,

●
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the principal balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

●	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments.  The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates.  In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans.  Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, the dates on which balloon payments are due to occur and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria or other conditions are not satisfied or by reason of sales or other releases of real properties and/or parcels, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, sales of Mortgage Loans following default or purchases or other removals of Mortgage Loans from the Trust Fund.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including casualties, condemnations and prepayments in connection with property releases.  See “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of the Class X-A and X-B Certificates and any other Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans.  This will tend to shorten the weighted average lives of the Offered Certificates.  Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed.  These delays will tend to lengthen the weighted average lives of the Offered Certificates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, A-2, A-3, A-4 and A-5 Certificates remain outstanding.  As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, A-2, A-3, A-4 and A-5 Certificates were outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the principal balance of the Certificate.  If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase Class X-A or X-B Certificates or otherwise purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

If you purchase Class X-A or X-B Certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the Mortgage Loans.  Each payment of principal in reduction of the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates and the Class A-S Regular Interest will result in a reduction in the aggregate notional amount of the Class X-A Certificates, and each payment of principal in reduction of the aggregate principal balance of the Class D Certificates and the Class B and C Regular Interests will result in a reduction in the notional amount of the Class X-B Certificates.  Accordingly, if principal payments on the Mortgage Loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the Class X-A Certificates will, and your actual yield to maturity with respect to the Class X-B Certificates may, be lower than that assumed at the time of purchase.  Your yield to maturity would also be adversely affected by sales of Mortgage Loans following default, Mortgage Loan Seller repurchases of Mortgage Loans in connection with a material breach or representation or warranty or other removals of Mortgage Loans from the Trust Fund.  Prior to investing in the Class X-A or X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment.  The rating(s) on the Class X-A or X-B Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans.  The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

●	the amount of distributions on your Offered Certificates,

●	the yield to maturity of your Offered Certificates,

●	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates,

●	if you are purchasing Class X-A or X-B Certificates, the rate of reductions in the notional amount of your Offered Certificates, and

●	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month.  Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls.  Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

●
you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and

●	the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate principal balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your certificate principal balance or otherwise reduce amounts distributable to you.  The notional amount of the Class X-A and X-B Certificates will be reduced by any Realized Losses with respect to the Mortgage Loans or Additional Trust Fund Expenses allocated to reduce the classes of Principal Balance Certificates or Regular Interests on which that notional amount is based.  Because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed for any advance made by it that has been determined to be nonrecoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates.  Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the Collection Account representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service advances and Servicing Advances as contemplated by the prior paragraph.  Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors.  The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

●	prevailing interest rates;

●	the terms of the Mortgage Loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.
the exercise of purchase options by tenants or others and other sales of real properties and/or parcels by borrowers that can result in prepayments of principal, including during a Lock-out Period for the Mortgage Loan; and

5.	amortization terms;

●	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

●
the general supply and demand for commercial, multifamily and manufactured housing community rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;

●	the quality of management of the Mortgaged Properties;

●	the servicing of the Mortgage Loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement, the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level.  When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan.  Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments.  In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships.  The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership.  The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

●	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;

●	the relative importance of those factors;

●	the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or

●	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this prospectus supplement, the weighted average life of any Offered Certificate with a principal balance refers to the average amount of time that will elapse from the assumed settlement date of March 12, 2015 until each dollar to be applied in reduction of the aggregate principal balance of those Certificates is paid to the investor.  For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate with a principal balance is determined by:

●	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;

●	summing the results; and

●	dividing the sum by the total amount of the reductions in the principal balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate with a principal balance will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with principal balances,

●           the weighted average life of that Class, and

●           the percentage of the initial aggregate principal balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below.  Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement.  The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios.  Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates.  You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this prospectus supplement is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans.  The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool.  We do not make any representations about the appropriateness of the CPR model.

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	89%	89%	89%	89%	89%
March 2017	75%	75%	75%	75%	75%
March 2018	55%	55%	55%	55%	55%
March 2019	26%	26%	26%	26%	26%
March 2020 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.99	2.99	2.99	2.99	2.99

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-2 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.93	4.93	4.93	4.93	4.93

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-3 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	6.92	6.90	6.88	6.86	6.64

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-4 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	99%	99%	97%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.78	9.74	9.69	9.64	9.44

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-5 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.92	9.91	9.89	9.85	9.60

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-SB Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	98%	98%	98%	98%	98%
March 2021	78%	78%	78%	78%	78%
March 2022	58%	58%	58%	58%	58%
March 2023	37%	37%	37%	37%	37%
March 2024	15%	15%	15%	15%	15%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.40	7.40	7.40	7.40	7.40

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-S Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.98	9.95	9.93	9.93	9.71

Percentages of Initial Certificate Principal Balance Outstanding for the
Class B Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	10.01	10.01	10.00	9.93	9.76

Percentages of Initial Certificate Principal Balance Outstanding for the
Class C Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	10.01	10.01	10.01	10.01	9.76

Percentages of Initial Certificate Principal Balance Outstanding for the
Class PEX Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.99	9.98	9.97	9.95	9.74

Yield Sensitivity of the Class X-A and X-B Certificates

The yield to investors on the Class X-A Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S Regular Interest and the default and loss experience on the Mortgage Loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S Regular Interest.  The yield to investors on the Class X-B Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class D Certificates or the Class B or C Regular Interests and the default and loss experience of the Mortgage Loans to the extent that losses reduce the principal balance of the Class D Certificates or the Class B or C Regular Interests.  If you are contemplating an investment in the Class X-A or X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment.  Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset the negative effects on yield caused by prepayments.  In addition, no Prepayment Premiums or Yield Maintenance Charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options and the optional termination of the Trust.

Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates.  We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios.  The assumed purchase prices are expressed as a percentage of the initial total notional amount or principal balance, as applicable, of the respective Class of Offered Certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

●
determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including March 1, 2015 to but excluding the assumed settlement date; and

●	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates.  Consequently, they do not purport to reflect the return on any investment on a Class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) of the Class A-1 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.5097%	3.5097%	3.5097%	3.5097%	3.5097%
96-00	3.1400%	3.1400%	3.1400%	3.1400%	3.1400%
97-00	2.7756%	2.7756%	2.7756%	2.7756%	2.7756%
98-00	2.4164%	2.4164%	2.4164%	2.4164%	2.4164%
99-00	2.0622%	2.0622%	2.0622%	2.0622%	2.0622%
100-00	1.7129%	1.7129%	1.7129%	1.7129%	1.7129%
101-00	1.3684%	1.3684%	1.3684%	1.3684%	1.3684%

Pre-Tax Yield to Maturity (CBE) of the Class A-2 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.4455%	3.4455%	3.4455%	3.4455%	3.4455%
99-00	3.2205%	3.2205%	3.2205%	3.2205%	3.2205%
100-00	2.9980%	2.9980%	2.9980%	2.9980%	2.9980%
101-00	2.7781%	2.7781%	2.7781%	2.7781%	2.7781%
102-00	2.5608%	2.5608%	2.5608%	2.5608%	2.5608%
103-00	2.3458%	2.3458%	2.3458%	2.3458%	2.3458%
104-00	2.1333%	2.1333%	2.1333%	2.1333%	2.1333%

Pre-Tax Yield to Maturity (CBE) of the Class A-3 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.6965%	3.6971%	3.6979%	3.6990%	3.7079%
99-00	3.5294%	3.5296%	3.5300%	3.5305%	3.5346%
100-00	3.3642%	3.3641%	3.3641%	3.3640%	3.3634%
101-00	3.2008%	3.2005%	3.2000%	3.1994%	3.1941%
102-00	3.0394%	3.0387%	3.0379%	3.0366%	3.0267%
103-00	2.8797%	2.8788%	2.8775%	2.8757%	2.8612%
104-00	2.7218%	2.7206%	2.7190%	2.7166%	2.6975%

Pre-Tax Yield to Maturity (CBE) of the Class A-4 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.4404%	3.4412%	3.4421%	3.4432%	3.4474%
99-00	3.3176%	3.3180%	3.3184%	3.3189%	3.3209%
100-00	3.1963%	3.1963%	3.1962%	3.1961%	3.1958%
101-00	3.0764%	3.0759%	3.0754%	3.0748%	3.0722%
102-00	2.9579%	2.9569%	2.9560%	2.9548%	2.9501%
103-00	2.8407%	2.8393%	2.8379%	2.8361%	2.8292%
104-00	2.7248%	2.7230%	2.7212%	2.7188%	2.7098%

Pre-Tax Yield to Maturity (CBE) of the Class A-5 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.7040%	3.7042%	3.7047%	3.7054%	3.7103%
99-00	3.5811%	3.5812%	3.5814%	3.5818%	3.5840%
100-00	3.4597%	3.4597%	3.4597%	3.4596%	3.4592%
101-00	3.3397%	3.3395%	3.3393%	3.3388%	3.3359%
102-00	3.2210%	3.2208%	3.2203%	3.2195%	3.2140%
103-00	3.1037%	3.1034%	3.1027%	3.1014%	3.0934%
104-00	2.9878%	2.9873%	2.9864%	2.9847%	2.9742%

Pre-Tax Yield to Maturity (CBE) of the Class A-SB Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.5942%	3.5942%	3.5942%	3.5942%	3.5940%
99-00	3.4365%	3.4365%	3.4365%	3.4365%	3.4364%
100-00	3.2807%	3.2807%	3.2807%	3.2807%	3.2807%
101-00	3.1268%	3.1268%	3.1268%	3.1268%	3.1269%
102-00	2.9746%	2.9746%	2.9746%	2.9746%	2.9748%
103-00	2.8243%	2.8243%	2.8243%	2.8243%	2.8245%
104-00	2.6756%	2.6756%	2.6756%	2.6756%	2.6759%

Pre-Tax Yield to Maturity (CBE) of the Class A-S Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.0965%	4.0970%	4.0975%	4.0975%	4.1017%
99-00	3.9718%	3.9720%	3.9722%	3.9722%	3.9741%
100-00	3.8485%	3.8485%	3.8484%	3.8484%	3.8481%
101-00	3.7267%	3.7264%	3.7261%	3.7261%	3.7235%
102-00	3.6063%	3.6058%	3.6052%	3.6052%	3.6004%
103-00	3.4873%	3.4865%	3.4857%	3.4857%	3.4786%
104-00	3.3696%	3.3686%	3.3676%	3.3676%	3.3583%

Pre-Tax Yield to Maturity (CBE) of the Class X-A Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
7-4	5.0413%	5.0001%	4.9493%	4.8818%	4.5131%
7-8	4.6225%	4.5808%	4.5294%	4.4610%	4.0877%
7-12	4.2147%	4.1725%	4.1204%	4.0512%	3.6733%
7-16	3.8173%	3.7746%	3.7219%	3.6518%	3.2695%
7-20	3.4299%	3.3867%	3.3334%	3.2625%	2.8758%
7-24	3.0520%	3.0083%	2.9544%	2.8828%	2.4918%
7-28	2.6833%	2.6391%	2.5846%	2.5122%	2.1170%

Pre-Tax Yield to Maturity (CBE) of the Class X-B Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
3-4	6.0062%	6.0104%	6.0139%	5.9816%	5.5503%
3-8	5.1242%	5.1286%	5.1323%	5.0991%	4.6564%
3-12	4.2916%	4.2961%	4.2999%	4.2660%	3.8122%
3-16	3.5035%	3.5081%	3.5121%	3.4774%	3.0131%
3-20	2.7558%	2.7605%	2.7646%	2.7292%	2.2548%
3-24	2.0449%	2.0498%	2.0540%	2.0179%	1.5338%
3-28	1.3677%	1.3727%	1.3771%	1.3403%	0.8468%

Pre-Tax Yield to Maturity (CBE) of the Class B Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.4061%	4.4061%	4.4062%	4.4076%	4.4108%
99-00	4.2797%	4.2797%	4.2798%	4.2804%	4.2819%
100-00	4.1549%	4.1549%	4.1549%	4.1547%	4.1545%
101-00	4.0315%	4.0315%	4.0314%	4.0306%	4.0285%
102-00	3.9096%	3.9096%	3.9095%	3.9079%	3.9041%
103-00	3.7891%	3.7891%	3.7889%	3.7866%	3.7811%
104-00	3.6700%	3.6700%	3.6698%	3.6667%	3.6595%

Pre-Tax Yield to Maturity (CBE) of the Class C Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
92-00	4.9372%	4.9372%	4.9372%	4.9372%	4.9583%
93-00	4.8027%	4.8027%	4.8027%	4.8027%	4.8210%
94-00	4.6699%	4.6699%	4.6699%	4.6699%	4.6855%
95-00	4.5388%	4.5388%	4.5388%	4.5388%	4.5517%
96-00	4.4094%	4.4094%	4.4094%	4.4094%	4.4195%
97-00	4.2815%	4.2815%	4.2815%	4.2815%	4.2890%
98-00	4.1552%	4.1552%	4.1552%	4.1552%	4.1600%

Pre-Tax Yield to Maturity (CBE) of the Class PEX Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97-00	4.3171%	4.3174%	4.3179%	4.3181%	4.3248%
98-00	4.1904%	4.1907%	4.1910%	4.1910%	4.1954%
99-00	4.0653%	4.0654%	4.0656%	4.0654%	4.0676%
100-00	3.9416%	3.9417%	3.9417%	3.9414%	3.9413%
101-00	3.8195%	3.8194%	3.8193%	3.8188%	3.8165%
102-00	3.6987%	3.6986%	3.6983%	3.6977%	3.6931%
103-00	3.5793%	3.5791%	3.5788%	3.5779%	3.5711%

The characteristics of the Mortgage Loans will differ in some respects from those assumed in preparing the tables.  The tables are presented for illustrative purposes only.  Neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the tables.  In addition, we cannot assure you that—

●	the Mortgage Loans will prepay at any particular rate,

●
the Mortgage Loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),

●	the Mortgage Loans will not default or that the Mortgage Loans will default at any particular rate,

●	the actual pre-tax yields on, or any other distribution characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the tables set forth above, or

●	the total purchase prices of the Offered Certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount or the amortization of premium, if any, for an Offered Certificate will be that—

●	no Mortgage Loan will otherwise be prepaid prior to maturity, and

●	there will be no extension of the maturity of any Mortgage Loan.

No representation is made that the Mortgage Loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used.  You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any Offered Certificates.

SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) will be governed by a Pooling and Servicing Agreement to be dated as of March 1, 2015 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee.  In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such Mortgage Loans and REO Properties.  You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the Pooling and Servicing Agreement that relate to the rights and obligations of the Master Servicer and the Special Servicer.

As used herein, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans do not include, unless otherwise specifically indicated, Non-Serviced Pari Passu Mortgage Loans.  In certain instances references are made that specifically exclude Non-Serviced Pari Passu Mortgage Loans from the servicing provisions in this prospectus supplement by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Pari Passu Mortgage Loans” or “except with respect to the Non-Serviced Pari Passu Mortgage Loans” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer and Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific carveouts, that the Master Servicer, Special Servicer or Trustee are responsible for those duties with respect to the Non-Serviced Pari Passu Mortgage Loans.  Servicing of the Westfield Palm Desert Mortgage Loan will be handled under the MSBAM 2015-C21 Pooling and Servicing Agreement, servicing of the Depot Park Mortgage Loan will be handled under the WFCM 2014-LC18 Pooling and Servicing Agreement and servicing of the Boca Hamptons Plaza Portfolio Mortgage Loan will be handled under the CGCMT 2015-GC27 Pooling and Servicing Agreement.  While the MSBAM 2015-C21 Pooling and Servicing Agreement, the WFCM 2014-LC18 Pooling and Servicing Agreement and the CGCMT 2015-GC27 Pooling and Servicing Agreement are each substantially similar in all material respects, but not necessarily identical, to the servicing provisions of the Pooling and Servicing Agreement discussed in this prospectus supplement, there may be differences and prospective investors are nonetheless encouraged to review “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement for a discussion of certain consideration related to the servicing of the Westfield Palm Desert Mortgage Loan, the Depot Park Mortgage Loan and the Boca Hamptons Plaza Portfolio Mortgage Loan.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, the Master Servicer will be responsible for the servicing and administration of—

●
all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) as to which no Servicing Transfer Event has occurred (except for Corrected Mortgage Loans as provided in the following bullet point), and

●	all worked-out Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) which have become Corrected Mortgage Loans and as to which no new Servicing Transfer Event has occurred.

The Master Servicer and the Special Servicer will each be responsible for servicing and administering the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and any REO Properties (other than any REO property acquired with respect to any Non-Serviced Loan Combination) for which it is responsible, directly or through sub-servicers (including primary servicers), in accordance with the “Servicing Standard”, which means:

●
in the best interests and for the benefit of the Certificateholders (as determined by the Master Servicer or Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

●
in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans (provided that in the event the Master Servicer or the Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), the Master Servicer or the Special Servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event), and

●	to the extent consistent with the foregoing, in accordance with the following standards:

●
with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to the Mortgage Loans and any REO Properties for which it is responsible under the Pooling and Servicing Agreement, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

●	with a view to—

1.	in the case of the Master Servicer, the timely collection of all scheduled payments of principal and interest (including any balloon payment) under those Mortgage Loans,

2.	in the case of the Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans, and

3.
in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related Mortgaged Property becomes an REO Property, the maximization of the recovery of principal and interest on that Defaulted Mortgage Loan to the Certificateholders, as a collective whole, on a present value basis; and

●	without regard to any potential conflict of interest arising from—

1.
any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,

2.	the ownership of any Certificate by the Master Servicer or the Special Servicer, or either of their respective affiliates, as the case may be,

3.
the obligation of the Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement;

4.
the obligation of the Special Servicer to make, or to direct the Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

5.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates, of any other mortgage loans or real property,

7.
the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

8.
the obligations of the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

For discussions of certain servicing-related issues concerning the Non-Serviced Loan Combinations, see “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” below, as well as “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

As used in this prospectus supplement, a “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), including any REO Mortgage Loan, for which any of the following events (each, a “Servicing Transfer Event”) has occurred:

1.
the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the Master Servicer or the Special Servicer, on or before the Due Date of such balloon payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer, as applicable, (and the Master Servicer or the Special Servicer, as applicable, will be required to promptly forward such commitment to the Special Servicer or the Master Servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, a Servicing Transfer Event will occur immediately);

2.
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.
the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer (and the Master Servicer or Special Servicer, as applicable, will be required to promptly forward such commitment to the Special Servicer or the Master Servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due, the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder) that (a) the borrower is likely not to make one or more assumed monthly debt service payments as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

4.
there has occurred a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer and to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan (or, if no cure period is specified, sixty (60) days);

5.
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

6.
the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

7.
the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

8.	the Master Servicer or the Special Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

9.
the Master Servicer or the Special Servicer (and in the case of the Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines that (i) a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for sixty (60) days.

A Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Mortgage Loan or the related Mortgaged Property becoming an REO Property):

●
with respect to the circumstances described in clauses 1 and 2 immediately above, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of such Mortgage Loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer;

●
with respect to the circumstances described in clauses 3, 5, 6, 7 and 9 immediately above, those circumstances cease to exist in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer;

●
with respect to the circumstances described in clause 4 immediately above, the default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer; and

●	with respect to the circumstances described in clause 8 immediately above, the proceedings are terminated.

The Special Servicer, on the other hand, will generally be responsible for the servicing and administration of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) with respect to which it is engaged to act as Special Servicer as to which a Servicing Transfer Event has occurred and is continuing.  The Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO Property acquired with respect to any Non-Serviced Loan Combination) related to each such Mortgage Loan.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to make monthly debt service advances with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan and each successor REO Mortgage Loan in respect thereof, make Servicing Advances with respect to any Specially Serviced Mortgage Loan or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) and related REO Mortgage Loan (that is not the successor REO Mortgage Loan to a Non-Serviced Pari Passu Mortgage Loan), receive payments, collect information and deliver reports to the Certificate Administrator and the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage

Loans or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) and related REO Mortgage Loan, and render such incidental services with respect to any Specially Serviced Mortgage Loan or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) as and to the extent as may be specifically provided for in the Pooling and Servicing Agreement.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans with respect to which it is engaged to act as Special Servicer that are not Specially Serviced Mortgage Loans.

The Master Servicer will transfer servicing of a Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) to the Special Servicer upon the occurrence of a Servicing Transfer Event with respect to that Mortgage Loan.  The Special Servicer will return the servicing of that Mortgage Loan, if applicable, to the Master Servicer, and that Mortgage Loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that Mortgage Loan cease to exist.  Notwithstanding the transfer of the servicing of any Mortgage Loan to the Special Servicer, the Master Servicer will continue to be responsible for providing various reports to the Certificate Administrator and/or the Trustee, making any required monthly debt service advances and (other than with respect to any Non-Serviced Loan Combination) making any required Servicing Advances with respect to any Specially Serviced Mortgage Loans and REO Properties.

Neither the Master Servicer nor the Special Servicer will have any responsibility for the performance by the other of its obligations and duties under the Pooling and Servicing Agreement, except in any instance where the same party acts in all or any two of such capacities.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of the Special Servicer’s operational practices on a platform-level basis employed in servicing Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Special Servicer may be required to consult with the Trust Advisor with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of any other special servicer with respect to the securitization of any Non-Serviced Pari Passu Companion Loan, and as a result will not provide a review of any special servicing actions in respect of any Non-Serviced Pari Passu Mortgage Loan.  The trust advisor (or equivalent party) with respect to such other securitization will have obligations that are substantially similar in all material respects, but not necessarily identical, to those of the Trust Advisor described in this prospectus supplement.

As used in this prospectus supplement, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan deemed to be outstanding with respect to each related REO Property.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee.  The principal compensation to be paid to the Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee for the Master Servicer:

●	will be earned with respect to each and every Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan), including—

1.	each such Mortgage Loan that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

●	in the case of each such Mortgage Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Master Servicer from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections on deposit in the Collection Account are not sufficient with respect to Mortgage Loans, from general collections on all the Mortgage Loans.

Certain of the Mortgage Loans will be primary serviced or sub-serviced by a primary servicer or sub-servicers that will be entitled to a primary servicing fee or sub-servicing fee with respect to each such Mortgage Loan, including, without limitation, Prudential Asset Resources, Inc. and Principal Global Investors, LLC, each of which will primary service certain Mortgage Loans.  The rate at which the primary servicing fee or sub-servicing fee accrues for each such Mortgage Loan (which includes the primary servicing fee payable to an Other Master Servicer on the related Pari Passu Mortgage Loan) is included in the master servicing fee rate for each of those Mortgage Loans. With respect to any Non-Serviced Pari Passu Mortgage Loan, that primary servicing fee will be payable to the applicable Other Master Servicer (which will then pay such fee to any related primary servicer, if applicable).

The Master Servicer will be entitled to designate a portion of its master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties.  That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls.  The Pooling and Servicing Agreement will require the Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than Specially Serviced Mortgage Loans and Mortgage Loans on which the Special Servicer allowed or consented to the Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than any Non-Serviced Pari Passu Mortgage Loan) during the related collection period, and (ii) the aggregate of (A) that portion of the master servicing fees earned by the Master Servicer for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the related collection period; provided that the Master Servicer will pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (w) subsequent to a default under the related mortgage loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the Master Servicer to apply the proceeds in accordance with the related mortgage loan documents), (y) at the request or with the consent of the Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative).

Any payments made by the Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement.  If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by the Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement.

Principal Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer with respect to its special servicing activities for each Mortgage Loan for which it is acting as Special Servicer will be—

●	the special servicing fee,

●	the workout fee, and

●	the liquidation fee.

Special Servicing Fee.  The special servicing fee:

●	will be earned with respect to—

1.	each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), and

2.	each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), in each case as to which the corresponding Mortgaged Property has become an REO Property;

●	in the case of each Mortgage Loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a special servicing fee rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $3,500 for the related month, and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and

●
except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) in respect of such Mortgage Loan and then from general collections on all the Mortgage Loans and any related REO Properties that are on deposit in the Collection Account from time to time.

Workout Fee.  The Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) worked out by the Special Servicer.  Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest, if any, and each payment of principal received on the Mortgage Loan, for so long as it remains a worked-out Mortgage Loan.

The workout fee with respect to any worked-out Mortgage Loan will cease to be payable if that worked-out Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property.  However, a new workout fee would become payable if the Mortgage Loan again became a worked-out mortgage loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero will be adjusted in the following manner:  (i) the workout fee rate will be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the Special Servicer will not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the Special Servicer will be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the Special Servicer will not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans that were worked out by it (or, except in circumstances where the Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation.  The successor to the Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the Special Servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the Certificateholders.

Liquidation Fee.  The Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) serviced by the Special Servicer for which a full, partial or discounted payoff is obtained from the related borrower.  The Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than a REO Property acquired with respect to any Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of the Liquidation Fee Rate to the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges.  The “Liquidation Fee Rate” will be a rate equal to 1.00% or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable.  No liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Responsible Repurchase Party if the Loss of Value Payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises.

In addition, if a liquidation fee otherwise becomes payable with respect to a Mortgage Loan, then such liquidation fee payable to the Special Servicer with respect to such Mortgage Loan in the aggregate will be reduced by the amount of any Offsetting Modification Fees.  Furthermore, if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” and the related proceeds are received within 90 days following the related stated maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, in each case the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.

Although liquidation fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period during which any Disclosable Special Servicer Fees were received by the Special Servicer, the Special Servicer must deliver or cause to be delivered to the Master Servicer within one (1) business day following the related determination date, and, if so delivered, the Master Servicer must deliver or cause to be delivered to the Certificate Administrator within three business days following the related determination date, in each case without charge, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

The total amount of workout fees, liquidation fees and Modification Fees that are received by the Special Servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment of a Specially Serviced Mortgage Loan or REO Mortgage Loan will be subject to an aggregate cap equal to the greater of $1,000,000 and 1.00% of the Stated Principal Balance of the subject Specially Serviced Mortgage Loan or REO Mortgage Loan.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan and any purchaser of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan or any REO Property in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan, and any purchaser of any Mortgage Loan or any REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Additional Servicing Compensation.  The Master Servicer will be entitled to the following items as additional master servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan):

●	100% of any defeasance fees;

●
(x) 50% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer) and (y) 100% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
(x) 100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and (y) 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer);

●	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans;

●
(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan and is paid in connection with a consent the Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent processed by the Special Servicer);

●	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Mortgage Loans other than any Specially Serviced Mortgage Loan;

●
(x) 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is not required in connection with the associated action (and such action is not processed by the Special Servicer) and (y) 50% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is required in connection with the associated action (including, without limitation, an associated action processed by the Special Servicer);

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●
interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	a portion of late payment charges and Default Interest.

The Special Servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan), in each case which it is responsible for servicing:

●	100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans or successor REO Mortgage Loans;

●
50% of Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer);

●
(x) 100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans, and (y) 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer);

●	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans;

●
(x) 100% of consent fees on Mortgage Loans that are Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent processed by the Special Servicer);

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Mortgage Loans;

●
(x) 50% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is required in connection with the associated action (including, without limitation, an associated action processed by the Special Servicer), and (y) 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are Specially Serviced Mortgage Loans;

●
interest or other income earned on deposits in the REO Account and the loss of value reserve account maintained by the Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO Account for each collection period); and

●	a portion of late payment charges and Default Interest.

As used in this prospectus supplement, “Assumption Application Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any and all assumption application fees actually paid by the related borrower and not prohibited from being charged by the lender under the mortgage loan documents, with respect to any application submitted to the Master Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

As used in this prospectus supplement, “Assumption Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any and all assumption fees actually paid by the related borrower and not prohibited from being charged by the lender under the mortgage loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

As used in this prospectus supplement, “Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the related mortgage loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan immediately after  giving effect to such transaction; (B) the preceding clause (A) will be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee will be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

As used in this prospectus supplement, “Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the Special Servicer in connection with any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or REO Mortgage Loan (other than with respect to any Non-Serviced Pari Passu Mortgage Loan), any and all Modification Fees collected by the Special Servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such Mortgage Loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B), the Servicing Transfer Event that resulted in its again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there will be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan at a time when such Mortgage Loan was a Specially Serviced Mortgage Loan.

The Special Servicer has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize the Special Servicer to, enter into one or more arrangements with the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace the Special Servicer, to provide for the payment by the Special Servicer to such party or parties of certain of the Special Servicer’s compensation under the Pooling and Servicing Agreement, whether in consideration of the Special Servicer’s appointment or continuation of appointment as the Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement, limitations on such parties’ right to terminate or replace the Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement or otherwise.  If the Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement will constitute obligations solely of the Special Servicer and not of any other party hereto.  If the Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace the Special Servicer, as applicable, such agreement will not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace the Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

With respect to any Non-Serviced Loan Combination, the related Other Master Servicer and the related special servicer for such other securitization (the “Other Special Servicer”) will be entitled to compensation with respect to the related Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects, but not necessarily identical, to or materially consistent with the provisions set forth above, although the compensation payable to an Other Master Servicer or Other Special Servicer may be greater, and modification fees, assumption fees, default interest, late payment charges and other charges and fees allocable to offset trust fund expenses may be less, than would be the case under the Pooling and Servicing Agreement.  See “Description of the Offered Certificates—Fees and Expenses” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Compensation of the Trust Advisor.  The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

●	will be earned with respect to each and every Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), including, without limitation—

1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

●	in the case of each such Mortgage Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at the trust advisor fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate will be a fixed rate equal to 0.00175% per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor will be entitled to receive the trust advisor consulting fee.  The trust advisor consulting fee will be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee will be paid except to the extent such fee is actually paid by the related borrower (and in no event will such fee be paid from the Trust Fund); (ii) the Trust Advisor will be entitled to waive all or any portion of such fee in its sole discretion and (iii) the Master Servicer or the Special Servicer, as applicable, will be authorized to waive the borrower’s payment of such fee in whole or in part if the Master Servicer or the Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver.  In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related mortgage loan documents.  In no event may the Master Servicer or the Special Servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions will not be construed to prohibit requests for payment of such trust advisor consulting fee.

In connection with the Westfield Palm Desert Loan Combination, the Trust Advisor will have no duty to consult with the MSBAM 2015-C21 Special Servicer, in connection with the Depot Park Loan Combination, the Trust Advisor will have no duty to consult with the WFCM 2014-LC18 Special Servicer and in connection with the Boca Hamptons Plaza Portfolio Loan Combination, the Trust Advisor will have no duty to consult with the CGCMT 2015-GC27 Trust Advisor and, in each case, will not be entitled to any trust advisor ongoing fees or trust advisor consulting fees with respect to such mortgage loans.  The trust advisor appointed under the MSBAM 2015-C21 securitization, the trust advisor appointed under the WFCM 2014-LC18 securitization and the trust advisor appointed under the CGCMT 2015-GC27 securitization (each an “Other Trust Advisor”) will be entitled to compensation with respect to the related Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects, but not necessarily identical, to the compensation payable to the Trust Advisor under the Pooling and Servicing Agreement as described above.  See “Description of the Offered Certificates—Fees and Expenses”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Investment of Accounts.  Each of the Master Servicer and the Special Servicer will be authorized to invest or direct the investment of funds held in any Collection Account, escrow and/or reserve account or REO Account maintained by it, in Permitted Investments.  See “—Collection Account” below.  The Master Servicer or Special Servicer—

●	will be entitled to retain any interest or other income earned on those funds, and

●
will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the Master Servicer or Special Servicer, as applicable.

Neither the Master Servicer nor the Special Servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances.  Each of the Master Servicer, the Special Servicer and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement.  The Master Servicer, the Special Servicer and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan and any related Mortgaged Property as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be advances (any such advances, “Servicing Advances”).  The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances.  Subject to the limitations described below, the Master Servicer will be required to make any Servicing Advances relating to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination).  Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan or REO Property.

The Special Servicer must notify the Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), and the Master Servicer must make the Servicing Advance unless the Master Servicer determines such advance to be a nonrecoverable advance, except that the Special Servicer must either (i) make any necessary emergency Servicing Advances on a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) or (ii) notify the Master Servicer no later than one (1) business day after the Special Servicer acquires actual knowledge of the need for such emergency Servicing Advance on a Specially Serviced Mortgage Loan and request the Master Servicer to make such emergency Servicing Advance.  If the Special Servicer makes an emergency Servicing Advance, the Master Servicer must reimburse the Special Servicer for such emergency Servicing Advance (with interest on such advance) within five business days following the Special Servicer’s request for reimbursement, upon which the Master Servicer will be deemed to have made the Servicing Advance.  Notwithstanding the foregoing, the Master Servicer need not so reimburse an emergency Servicing Advance that it determines to be a nonrecoverable advance but such Servicing Advance, like other nonrecoverable advances, may be reimbursed to the Special Servicer from amounts on deposit in the Collection Account.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

●	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

●	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicer, the Special Servicer or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan or any related Mortgaged Property or REO Property; provided that, in the case of any Non-Serviced Pari Passu Mortgage Loan, the master servicer, the special servicer or the trustee under the pooling and servicing agreement related to the securitization of such Non-Serviced Pari Passu Mortgage Loan will be required to make servicing advances with respect to any such Non-Serviced Pari Passu Mortgage Loan pursuant to the pooling and servicing agreement related to the securitization of such Non-Serviced Pari Passu Mortgage Loan.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that it determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan or any related REO Property.  If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan or any related REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Pool on deposit in the Collection Account from time to time.  The Trustee may conclusively rely on the determination of the Master Servicer or the Special Servicer regarding the nonrecoverability of any Servicing Advance.  Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.  In addition, the Special Servicer may, at its option and in its sole discretion, make a determination, subject to the Servicing Standard, that any Servicing Advance previously made and any proposed Servicing Advance, if made, would not ultimately be recoverable, in which case such determination will be conclusive and binding on the Master Servicer and the Trustee and such Servicing Advance will constitute a nonrecoverable Servicing Advance (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination that a Servicing Advance constitutes or would constitute a nonrecoverable advance).

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account, in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or the Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance.  If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph).  The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as the Special Servicer may make Servicing Advances, it will have the same rights described above as the Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit the Master Servicer, and require the Master Servicer at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) is involved, to pay directly out of the Collection Account any servicing expense that, if advanced by the Master Servicer or Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan or any related REO Property.  This is only to be done, however, when the Master Servicer or the Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity.  The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.  Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account, thereby reducing amounts available for distribution on the Certificates.  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

With respect to any Non-Serviced Loan Combination, the related Other Master Servicer, the related Other Special Servicer and the related Other Trustee will be required to make servicing advances with respect to such Non-Serviced Loan Combination on terms substantially similar in all material respects, but not necessarily identical, to the terms of the Pooling and Servicing Agreement relating to servicing advances, and each of them will be entitled to receive interest on servicing advances made by those parties in accordance with the related pooling and servicing agreement, and any such advance, with interest thereon, will be reimbursable pro rata from payments allocable to such Pari Passu Mortgage Loan pursuant to the related intercreditor agreement.  See “—Additional

Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Trust Advisor Expenses.  The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor ongoing fee and the trust advisor consulting fee), which we refer to as Trust Advisor Expenses.  In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates), and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction by Trust Advisor Expenses for such distribution date, in each case, allocable to the Class E and D Certificates and the Class C, B and A-S Regular Interests for such distribution date.  Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”.  Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation between the various Classes of Certificateholders.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the Special Servicer with respect to such Specially Serviced Mortgage Loan must, in general, deliver to the Subordinate Class Representative, among others, an asset status report with respect to that Mortgage Loan and the related Mortgaged Property or Properties.  That asset status report is required to include the following information to the extent reasonably determinable:

●	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;

●
a discussion of the general legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

●	the most current rent roll or maintenance schedule (as applicable) and income or operating statement available for the related Mortgaged Property or Properties;

●	a summary of the Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;

●	the appraised value of the related Mortgaged Property or Properties, together with the assumptions used in the calculation thereof; and

●	such other information as the Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Trust

Advisor (during a Collective Consultation Period or Senior Consultation Period), the Master Servicer, the Certificate Administrator (upon request) and the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s Website).  During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove an asset status report within ten business days of receipt, the Special Servicer will be required to implement the recommended action as outlined in the asset status report.  In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any asset status report within ten business days of receipt; provided that the Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval.  During a Subordinate Control Period, the Special Servicer will be required to revise the asset status report until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative and the Special Servicer have not agreed upon an asset status report within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the Special Servicer will implement the actions described in the most recent asset status report submitted by the Special Servicer to the Subordinate Class Representative.  Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period referenced above and if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of such period would materially and adversely affect the interest of the Certificateholders and the Special Servicer has made commercially reasonable efforts, during a Subordinate Control Period, to contact the Subordinate Class Representative.

In addition, the Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect) of each Final Asset Status Report to the Certificate Administrator.  Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report will be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

Each of the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative and/or the Trust Advisor, as applicable.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor.  Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” below.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative and the Trust Advisor may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction or advice for it to act, in any manner that would—

●
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to Material Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that the Special Servicer will not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder.  The “Majority Subordinate Certificateholder” will be the holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate Class among the Control-Eligible Certificates that has an aggregate principal balance, net of Appraisal Reduction Amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a Collective Consultation Period, the most subordinate Class among the Control-Eligible Certificates that has an aggregate principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its total initial principal balance.  Notwithstanding anything to the contrary contained herein, at any time that the holder of a majority interest in the Class F Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicer, Special Servicer and Trust Advisor.  Any such waiver will remain effective with respect to such holder and such class until such time as the Majority Subordinate Certificateholder has sold or transferred, in the aggregate, a majority of the Class F Certificates to an unaffiliated third party or third parties.  Following any such transfer the successor majority subordinate certificateholder will again have the rights of the Majority Subordinate Certificateholder without regard to any prior waiver by the predecessor majority subordinate certificateholder.  The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Subordinate Class Representative.  No successor majority subordinate certificateholder will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to its purchase of the Class F Certificates and had not become a Corrected Mortgage Loan prior to such purchase until such Mortgage Loan becomes a Corrected Mortgage Loan.  Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period”, a “Subordinate Control Period” will exist when the aggregate principal balance of the Class F Certificates, net of any Appraisal Reduction Amounts allocable to that Class, is at least equal to 25% of the initial principal balance of the Class F Certificates.

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and appoint itself or an affiliate or another person as the successor special servicer.  With respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, serviced pursuant to the CGCMT 2015-GC27 Pooling and Servicing Agreement, the Subordinate Class Representative has a right to terminate the CGCMT 2015-GC27 Special Servicer solely with respect to the Boca Hamptons Plaza Portfolio Loan Combination, under terms substantially similar in all material respects to or materially consistent with the rights described above.  See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.  It will be a condition to such appointment that the successor special servicer be a Qualified Replacement Special Servicer and that each Rating Agency confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates.  It is anticipated that Rialto CMBS V, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) (i) will purchase the Class F and G Certificates on the Closing Date, (ii) may purchase the Class E, X-E, X-F and X-G Certificates on the Closing Date and (iii) will become the initial Majority Subordinate Certificateholder and be appointed as the initial Subordinate Class Representative.

Subordinate Class Representative.  The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”).  This right may be exercised at any time and from time to time.  The Subordinate Class Representative may resign at any time.  The Subordinate Class Representative may not be a borrower or an affiliate of a borrower.  If at any time the Majority Subordinate Certificateholder has not appointed a Subordinate Class Representative (unless the Majority Subordinate Class Representative has expressly waived its right to act as or appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder), then the Majority Subordinate Certificateholder will be deemed to be the Subordinate Class Representative.

Rights and Powers of Subordinate Class Representative.  During any Subordinate Control Period, (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to any Non-Serviced Pari Passu Mortgage Loan) and (ii) the Special Servicer generally will not be permitted to take or consent to the Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within 10 business days (or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it.  However, the Special Servicer may take any Material Action (or consent to the Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, as a collective whole.  Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct the Special Servicer (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement.  During a Subordinate Control Period, the Subordinate Class Representative will have the right to remove an existing Special Servicer, with or without cause, and appoint a successor to the Special Servicer as described under “—Replacement of the Special Servicer” below (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan).  With respect to any Non-Serviced Pari Passu Mortgage Loan (other than the Boca Hamptons Plaza Portfolio Mortgage Loan), the Subordinate Class Representative will be permitted to request that the related Other Special Servicer consult with it on a non-binding basis with respect to material actions under the pooling and servicing agreement for such securitization, which are substantially similar in all material respects, but not necessarily identical, to the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the related intercreditor agreement.

Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period”, a “Collective Consultation Period” will exist when both (i) the aggregate principal balance of the Class F Certificates, reduced by any Appraisal Reduction Amounts allocable to that Class, is less than 25% of the initial principal balance of the Class F Certificates and (ii) the aggregate principal balance of the Class F Certificates, without regard to any Appraisal Reduction Amounts allocable to that Class, is at least 25% of the initial principal balance of the Class F Certificates.  A “Senior Consultation Period” will exist when either (i) the aggregate principal balance of the Class F Certificates, without regard to the allocation of any Appraisal Reduction Amounts to that Class, is less than 25% of the initial principal balance of the Class F Certificates or (ii) during such time as the Class F Certificates are the most subordinate class among the Class F and G Certificates that have a then-outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-Majority Subordinate Certificateholder has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, however, that with respect to any Non-Serviced Pari Passu Mortgage Loan, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction is expected to have no effect on the rights of the subordinate class representative with respect to such other securitization.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan).  During any Collective Consultation Period or Senior Consultation Period, the Majority Subordinate Certificateholder and the Subordinate Class Representative will have no right to remove an existing Special Servicer.  With respect to any Non-Serviced Pari Passu Mortgage Loan, the occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction is expected to have no effect on the rights of the subordinate class representative with respect to such other securitization.

With respect to the Boca Hampton Plaza Portfolio Mortgage Loan, the Subordinate Class Representative will have the right to consent to, and consult with respect to, the actions of the CGCMT 2015-GC27 Special Servicer in accordance with the related Intercreditor Agreement and the CGCMT 2015-GC27 Pooling and Servicing Agreement (as described under “Description of the Mortgage Pool—Split Loan Structures—The Boca Hamptons Plaza Portfolio Loan Combination” in this prospectus supplement) in the same manner as the subordinate class representative under the CGCMT 2015-GC27 Pooling and Servicing Agreement does with respect to the other mortgage loans in that securitization.

Also notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement or any intercreditor agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the Special Servicer.

With respect to any Non-Serviced Pari Passu Mortgage Loan, provisions that are substantially similar in all material respects (but not necessarily identical) will apply with respect to the subordinate class representative under each respective other securitization, or, with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, will apply with respect to the Subordinate Class Representative to the extent set forth in the related Intercreditor Agreement.  See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Liability to Borrowers.  In general, any and all expenses of the Subordinate Class Representative are to be borne by the holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund.  However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, the Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders.  The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the holders of the Class F and/or G Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the holders of the Class F and/or G Certificates over the interests of the holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph.  With respect to any Non-Serviced Pari Passu Mortgage Loan, substantially similar but not necessarily identical provisions will apply with respect to the subordinate class representative or, with respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, will apply with respect to the Subordinate Class Representative, in each case, under the related securitization.  See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

The Trust Advisor

General.  The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust with respect to all Mortgage Loans (other than the Westfield Palm Desert Mortgage Loan, the Depot Park Mortgage Loan and the Boca Hamptons Plaza Portfolio Mortgage Loan).   The Trust Advisor will perform certain review duties on a platform-level basis that will generally include an annual review (in accordance with the requirements of the Pooling and Servicing Agreement) of, and (if any Mortgage Loans in the Mortgage Pool were Specially Serviced Mortgage Loans during the preceding calendar year) the preparation of an annual report regarding, certain actions by the Special Servicer pursuant to the Pooling and Servicing Agreement with respect to Specially Serviced Mortgage Loans.  The review and report generally will be based on:  (a) during a Subordinate Control Period, any Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, (b) during a Collective Consultation Period or

Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the Special Servicer, (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the Special Servicer’s obligations under the Pooling and Servicing Agreement and the Servicing Standard, and (d) during any control or consultation period (as described in clauses (a) – (c) above), such other additional limited non-privileged information and documentation provided by the Special Servicer to the Trust Advisor that is required or permitted to be delivered to the Trust Advisor under the Pooling and Servicing Agreement.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult with the Trust Advisor with regard to certain matters with respect to the Special Servicer’s servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are primarily to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard.  The Trust Advisor will have no liability to any Certificateholders or any particular Certificateholder for actions taken or not taken under the Pooling and Servicing Agreement.  No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement.  The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including, without limitation, any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this prospectus supplement and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement below.  For the avoidance of doubt, the Trust Advisor is not an “investment adviser” within the meaning of the Investment Company Act, and will not owe any fiduciary duty to any person in connection with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information or the Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

With respect to any Non-Serviced Pari Passu Mortgage Loan, the Other Trust Advisor under the related other securitization will act as trust advisor with respect to the related Pari Passu Companion Loan pursuant to the pooling and servicing agreement related to the securitization of the Non-Serviced Pari Passu Companion Loans, and will have obligations that are substantially similar in all material respects, but not necessarily identical, to those of the Trust Advisor described in this section.

The Trust Advisor will have no rights or duties with respect to the Non-Serviced Pari Passu Mortgage Loans (which include the Westfield Palm Desert Mortgage Loan, the Depot Park Mortgage Loan and the Boca Hamptons Plaza Portfolio Mortgage Loan), the Non-Serviced Pari Passu Companion Loans, or the assessment of the actions of any special servicer in this securitization or any other securitization taken with respect to any such mortgage loans.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of (i) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer,

(ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the Special Servicer and (iii) during any control or consultation period (as set forth in clauses (i) and (ii) above), such other additional limited non-privileged information and documentation provided by the applicable Special Servicer to the Trust Advisor that is required or permitted to be delivered to the Trust Advisor under the Pooling and Servicing Agreement, and (b) during a Senior Consultation Period, in addition to the foregoing review, the Trust Advisor’s meeting with the Special Servicer as described below, the Trust Advisor will prepare an annual report to be delivered to the Certificate Administrator (and made available through the Certificate Administrator’s Website) setting forth its assessment of the Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans (or, during any Subordinate Control Period, with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued) and with respect to each Final Asset Status Report prepared during the prior calendar year.  Solely as used in connection with the Trust Advisor’s annual report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Trust Advisor of the items required to be reviewed pursuant to the Pooling and Servicing Agreement.   No annual report will be required from the Trust Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer (or, during a Subordinate Control Period, finalized by the Special Servicer) in connection with any Specially Serviced Mortgage Loan or REO Property serviced by the Special Servicer.  In addition, in the event the Special Servicer is replaced during the prior calendar year, the Trust Advisor’s annual report will only relate to the entity that was acting as the Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report.  The Trust Advisor will provide the Special Servicer, the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period) with a copy of such annual report.  The Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report required to be delivered to it by the Trust Advisor at least 10 days prior to the delivery thereof to the Certificate Administrator.  In the event that the Trust Advisor has provided for review to the Special Servicer a Trust Advisor annual report containing an assessment of the performance of the Special Servicer that in the reasonable view of the Special Servicer presents a negative assessment of the Special Servicer’s performance, the Special Servicer will be permitted to provide to the Trust Advisor reasonably limited non-privileged information and documentation, in each case that is reasonably relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment.  Notwithstanding the foregoing, the content of the Trust Advisor’s annual report will be determined solely by the Trust Advisor.

Forms of annual report are attached to this prospectus supplement as Annexes E-1 and E-2.  In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the Special Servicer (i) from such Special Servicer’s obligation to comply with the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and set forth in the Pooling and Servicing Agreement.  No annual report will be required from the Trust Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer (or, during a Subordinate Control Period, finalized by the Special Servicer) in connection with any Specially Serviced Mortgage Loan or REO Property that the Special Servicer was obligated to service.

As used in this prospectus supplement, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that the

Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with a related borrower under a Specially Serviced Mortgage Loan or any other interested party or in litigation or in potential proceedings.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of the Special Servicer that prepared an asset status report with respect to a Specially Serviced Mortgage Loan or REO Property during such calendar year and, subject to the limitations described in this prospectus supplement or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans in the manner required under the Pooling and Servicing Agreement.  During such annual meeting, the Trust Advisor will be required to discuss the Special Servicer’s operational practices in light of the Servicing Standard and the Special Servicer’s obligations under the Pooling and Servicing Agreement and will discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the Special Servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, in so far as such information relates to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans.  The Trust Advisor will be required to provide the Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting.  The Trust Advisor and the Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the Special Servicer, including the identity, if any, of the Final Asset Status Report(s) that will be discussed during the annual meeting.

In connection with the annual meeting described in the preceding paragraph, the Trust Advisor and the Special Servicer may discuss any of the asset status reports produced by the Special Servicer with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the Special Servicer.  The Special Servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform level information for each annual meeting.

Subordinate Control Period.  With respect to all Mortgage Loans (other than a Non-Serviced Pari Passu Mortgage Loan), during a Subordinate Control Period, the Trust Advisor’s obligations will be limited to the general reviews described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement.

The Trust Advisor will not be required, in connection with its preparation of any annual report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the Special Servicer will deliver to the Trust Advisor each Final Asset Status Report.  The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from the Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then holders of the Control-Eligible Certificates), other than (A) to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement and (B) under the circumstances described in the following sentence.  If the Trust Advisor, its subcontractors or its affiliates, or any other party to the Pooling and Servicing Agreement (other than the Special Servicer), receives Privileged Information and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person

(including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the Special Servicer and the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, (e) such disclosure is expressly authorized or required under another provision of the Pooling and Servicing Agreement and/or (f) such disclosure is required by applicable law, rule, regulation, order, judgment or decree.  Notwithstanding the foregoing, the Trust Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor.

In addition, during any Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, and the Trust Advisor may review such calculations in support of its annual report on the Special Servicer’s activities but will not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation Rights of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period.  During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will promptly deliver each asset status report prepared in connection with the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor and, during a Collective Consultation Period, the Subordinate Class Representative.  The Trust Advisor will be required to provide any comments it may have to the Special Servicer in respect of the asset status reports within 10 business days of receipt of the asset status report and any additional information reasonably requested by the Trust Advisor, and propose possible alternative courses of action to the extent it determines such alternatives may be in the best interest of the Certificateholders (including any holders of Control-Eligible Certificates), as a collective whole.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to, and prior to, Material Actions (regardless of whether such Material Actions are covered by an asset status report) and will be required to provide any comments it may have within 10 business days of receipt of the request for consultation and any additional information reasonably requested by the Trust Advisor.  Any such consultation during a Collective Consultation Period will be in addition to any consultation between the Subordinate Class Representative and the Special Servicer.  Notwithstanding the undertakings described in this paragraph or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period, the Subordinate Class Representative.  The Special Servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent the Special Servicer determines that the Trust Advisor’s and/or Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders as a collective whole.

The Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor that would require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund.  For the avoidance of doubt, the Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Ongoing Fees.  The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.  The trust advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Trust Advisor Indemnity.  The Trust Advisor, its affiliates and any of its managers, members, directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that such indemnification will be subject to the limitations described under “Description of the Offered Certificates” in this prospectus supplement; provided, further, that such indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of the Trust Advisor’s negligent disregard of such obligations or duties.  See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or any Mortgaged Property or any REO Property (other than any Mortgaged Property or REO Property relating to any Non-Serviced Loan Combination) (including for purposes of the definition of Servicing Standard) be made using a Discount Rate (a) for principal and interest payments on a Mortgage Loan (or Loan Combination, as applicable), or the sale of a Mortgage Loan (or Loan Combination, as applicable), equal to the higher of (x) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, identical to the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property or REO Property obtained under the Pooling and Servicing Agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, and (a) the Trust Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer, and (b) insofar as the calculation and/or application by the Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by the Special Servicer in the exercise of such discretion.  The Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (with respect to any Appraisal Reduction Amount calculations, once such information is received from the Master Servicer) (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative.  If the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any determination made by the Special Servicer in the exercise of its discretion, the Trust Advisor and the Special Servicer will consult in good faith with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the Special Servicer in the exercise of its discretion.  During any Collective Consultation Period, the Special Servicer will also be required to send to the Subordinate Class Representative copies of the Special Servicer’s calculations and the related information and supporting materials and to engage in consultation with the Subordinate Class Representative in connection with its calculations and determinations.  During any Collective Consultation Period, if the Trust Advisor and the Subordinate Class Representative agree on such matters and provide written notice of such agreement to the Special Servicer, the Special Servicer will be required to perform its calculations in accordance with such agreement.  Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures, the Special Servicer will be required to proceed according to its determination, and the Trust Advisor will be required to promptly prepare a report on the matter, which report will set forth its and the Special Servicer’s calculations (including material differences in assumptions used therein), and deliver such report to the Certificate Administrator, who will be required to post the report to the Certificate Administrator’s Website.  No other action will be required in connection with such circumstances.

Replacement of the Special Servicer

During any Subordinate Control Period, the Majority Subordinate Certificateholder will have the right to terminate the Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.  It will be a condition to such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates, (ii) the successor special servicer is a Qualified Replacement Special Servicer and (iii) the successor special servicer delivers to the Depositor the information required pursuant to Item 6.02 of the Form 8-K Current Report regarding itself in its role as successor special servicer. Notwithstanding anything to the contrary, if the Depositor fails to file any required Form 8-K Current Report in connection with such appointment in a timely manner, such appointment will be void ab initio.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Certificates on an aggregate basis, requesting a vote to terminate the Special Servicer and appoint a successor special servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be paid from the Trust Fund) and (iii) delivery by such holders to the Certificate Administrator of a Rating Agency Confirmation from each of the Rating Agencies (to be obtained at the expenses solely of such Certificateholders), the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor special servicer that was proposed by the Certificateholders requesting the vote.  Such termination and replacement will be further conditioned, however, on such successor special servicer being a Qualified Replacement Special Servicer.  Any such termination will also be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination.  If a proposed termination and replacement of the Special Servicer by Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect (except that the Certificate Administrator will be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

With respect to the Boca Hamptons Plaza Portfolio Mortgage Loan, the Majority Subordinate Certificateholder has the right to remove the CGCMT 2015-GC27 Special Servicer with or without cause at any time during any subordinate control period for this securitization.

In addition, with respect to any Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) during any Senior Consultation Period, if the Trust Advisor determines, in its sole discretion exercised in good faith, that the Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement special servicer.  The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders.  The Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate principal balances of the Certificates) of all Principal Balance Certificates on an aggregate basis.  In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such Certificateholders themselves deliver such Rating Agency Confirmation.  In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer that has been approved by the Certificateholders and constitutes a Qualified Replacement Special Servicer.  Any such termination will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense.  If a proposed termination and replacement of the Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then (i) the proposed termination and replacement will have no further force or effect, (ii) the Certificate Administrator will post such notice to the Certificate Administrator’s Website in accordance with the Pooling and Servicing Agreement and (iii) the Certificate Administrator will notify the Trustee and the then-current Special Servicer.  The costs and expenses of administering the notices, solicitation of votes and otherwise incurred by the Certificate Administrator, the Trustee or the Trust Advisor in connection with the proposed removal and replacement (including the costs and expenses associated with obtaining Rating Agency Confirmations and the applicable opinion of counsel) will constitute expenses of the Trust Fund to be paid by withdrawal from the Distribution Account.  None of the Special Servicer, any Certificateholder or any other person will have any cause of action against the Trust Advisor or any other person based upon or arising from the Trust Advisor’s recommendation for replacement of, or determination not to recommend the replacement of, the Special Servicer, or the result of the vote of the Certificateholders.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination:  (i)(a) all the representations and warranties of the Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person (other than any change in the entity type or state or jurisdiction of formation), (b) no event or circumstances constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor (regardless of the identity of the surviving person) or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing Agreement or the performance thereof or (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor special servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor special servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor special servicer has been expressly approved by 100% of the Certificateholders; and (ii) such person is not a prohibited party and has not been terminated in the capacity of Master Servicer or Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in clause (ix) of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Event” below in this prospectus supplement, unless the appointment of such person as successor special servicer has been expressly approved by the Depositor acting in its reasonable discretion.

With respect to any Non-Serviced Pari Passu Mortgage Loan (other than the Boca Hamptons Plaza Portfolio Mortgage Loan), during any “subordinate control period”, the majority subordinate certificateholder under the related Other Pooling and Servicing Agreement, or the subordinate class representative under such agreement on its behalf, will have the right to terminate the related special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such special servicer.

In addition, with respect to any Non-Serviced Pari Passu Mortgage Loan, during any “collective consultation period” or “senior consultation period” under the related pooling and servicing agreement, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the related Other Special Servicer may be requested, and a successor special servicer may be appointed, pursuant to terms that are substantially similar in all material respects, but not necessarily identical, to those in the Pooling and Servicing Agreement.

Maintenance of Insurance

In the case of each Mortgage Loan (including any Specially Serviced Mortgage Loan but excluding any Non-Serviced Pari Passu Mortgage Loan), the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

●
a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause; and

●	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

●
the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and

●
the Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of the Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”).  The Subordinate Class Representative and/or Trust Advisor, as applicable, will have no more than 30 days to respond to the Special Servicer’s request for such consent or consultation; provided that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, the Special Servicer will not be required to do so.

Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related REO Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months (or at least 18 months in the case of any REO Property whose related REO Mortgage Loan had an initial principal balance greater than $35,000,000), in each case, if so required pursuant to the related mortgage loan documents.

Notwithstanding the foregoing, however:

●	the Special Servicer will not be required in any event to maintain or obtain the insurance coverage otherwise described above unless the Trustee has an insurable interest; and

●
the Special Servicer will not be required to maintain or obtain the insurance coverage otherwise described above to the extent that the coverage is not available at commercially reasonable rates or that requiring or maintaining such insurance coverage would not be consistent with the Servicing Standard.

If (1) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the Master Servicer or Special Servicer, as applicable, has long-term unsecured debt obligations that are rated not lower than “A (low)” by DBRS (or, if not rated by DBRS, an equivalent rating by (A) at least two NRSROs (which may include KBRA and/or Moody’s) or (B) one NRSRO (which may include KBRA and/or Moody’s) and A.M. Best Company), “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P (or, if not rated by S&P, an equivalent rating by (A) at least two NRSROs (which may include KBRA and/or DBRS) or (B) one NRSRO (which may include KBRA and/or DBRS) and A.M. Best Company)) and an equivalent rating by KBRA (if then rated by KBRA) or has received a Rating Agency Confirmation from each Rating Agency with respect to which such rating is not satisfied, and the Master Servicer or Special Servicer, as applicable, self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account maintained by the Master Servicer from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).  With respect to any Non-Serviced Pari Passu Mortgage Loan, the related Other Master Servicer or the related Other Special Servicer, as applicable, will service such Non-Serviced Pari Passu Mortgage Loan and any related REO property on terms substantially similar in all material respects, but not necessarily identical, to those described above.  See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings”:  With respect to (i) any insurance carrier providing coverage for a Mortgaged Property related to any Mortgage Loan, a claims-paying ability rating of at least “A (low)” by DBRS (or, if not rated by DBRS, an equivalent rating by (A) at least two NRSROs (which may include KBRA and/or Moody’s) or (B) one NRSRO (which may include KBRA and/or Moody’s) and A.M. Best Company), “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P (or, if not rated by S&P, an equivalent rating by (A) at least two NRSROs (which may include KBRA and/or DBRS) or (B) one NRSRO (which may include KBRA and/or DBRS) and A.M. Best Company)) and an equivalent rating by KBRA (if then rated by KBRA), and (ii) fidelity bond coverage or errors and omissions insurance, an insurance carrier with a claims-paying ability rating at least equal to any one of the following:  (a) ”A-” by S&P, (b) “A3” by Moody’s, (c) ”A-” by Fitch or (d) “A:X” by A.M. Best Company; provided, however, that (A) an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above in this clause (ii) if a Rating Agency Confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the Master Servicer (with respect to any such Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that the matter does not involve a Special Servicer Decision or a Material Action with respect to a Mortgage Loan sold by a Mortgage Loan Seller other than Wells Fargo Bank) or the Special Servicer (in any other case), will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the Mortgage Loan or a further encumbrance of the related Mortgaged Property.  However, subject to the related mortgage loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the Master Servicer nor the Special Servicer may enter into such a waiver or approval, unless it has received Rating Agency Confirmation from any or all Rating Agencies, as applicable.  Furthermore, except in limited circumstances, the Master Servicer may not enter into such a waiver or approval without the consent of the Special Servicer, and the Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”.

“Special Servicer Decision” means any of the following with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank:

●
approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment or other similar agreements for leases in excess of the lesser of (or, in the case of any Mortgage Loan primary serviced by Prudential Asset Resources, Inc. or any successor or assign, the greater of) (i) 30,000 square feet of the improvements at the related Mortgaged Property and (ii) 30% of the net rentable area of the improvements at the related Mortgaged Property;

●
other than with respect to any Mortgage Loan primary serviced by Prudential Asset Resources, Inc. or any successor or assign, approving annual budgets for the related Mortgaged Property with material (more than 15%) increases in operating expenses or payments to entities actually known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

●
any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans, but excluding, as to Mortgage Loans that are not Specially Serviced Mortgage Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the mortgage loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the Master Servicer and Special Servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Mortgage Loan);

●	requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

●
requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

●
approving any transfers of an interest in the borrower under a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), unless such transfer (i) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related mortgage loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

●	approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

●	approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; and

●
agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted;

provided, however, that notwithstanding the foregoing, “Special Servicer Decision” will not include any matter listed in the foregoing nine bullet points (1) requested with respect to a Mortgage Loan sold by a Mortgage Loan Seller other than Wells Fargo Bank if the Master Servicer and the Special Servicer have mutually agreed, as contemplated by the Pooling and Servicing Agreement, that the Master Servicer will process such matter with respect to such Mortgage Loan or (2) requested with respect to a Mortgage Loan sold by Wells Fargo Bank.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable) with respect to a Mortgage Loan sold to the

Depositor by a Mortgage Loan Seller other than Wells Fargo Bank (other than any Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, the Master Servicer will be required to forward such request to the Special Servicer and, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request, the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or the Special Servicer Decision or Material Action.

Transfers of Interests in Borrowers

The Master Servicer will generally have the right to consent, without the approval of the Special Servicer, to any transfers of an interest in a borrower under a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, to the extent the transfer is allowed under the terms of the related Mortgage Loan documents (without the exercise of any lender approval or discretion other than confirming the satisfaction of other specified conditions that do not include any other lender approval or discretion and does not involve incurring new mezzanine indebtedness), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower.  However, subject to the terms of the related mortgage loan documents and applicable law, if—

●
the subject Mortgage Loan (alone or together with all other Mortgage Loans that have the same or a known affiliated borrower) is one of the ten largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance), has a Cut-off Date Principal Balance in excess of $20,000,000 or has a Stated Principal Balance at the time of such proposed transfer that is equal to or greater than 5% of the then-aggregate mortgage pool balance; and

●	the transfer is of an interest in the borrower of greater than 49% or otherwise would result in a change in control of the borrower,

then the Master Servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the Certificates.

Modifications, Waivers, Amendments and Consents

The Special Servicer (with respect to a Specially Serviced Mortgage Loan, or with respect to any Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan but with respect to which the matter involves a Special Servicer Decision or a Material Action) or the Master Servicer (with respect to any Mortgage Loan other than any Specially Serviced Mortgage Loan or Non-Serviced Pari Passu Mortgage Loan and other than with respect to which the matter involves a Special Servicer Decision or a Material Action with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank) may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

●	modify, waive or amend any term of any Mortgage Loan;

●	extend the maturity of any Mortgage Loan;

●	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan;

●	defer or forgive the payment of late payment charges on any Mortgage Loan;

●	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan;

●	permit the release, addition or substitution of collateral securing any Mortgage Loan;

●	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan; or

●	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the Special Servicer or the Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

●
Unless the Master Servicer has obtained the consent of the Special Servicer, the Master Servicer may not agree to, or consent to, a request to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan in the Trust Fund, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Mortgage Loan, (2) materially and adversely affect the security for that Mortgage Loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

●
With limited exceptions generally involving the waiver of Default Interest and late payment charges, the Special Servicer may not agree to, or consent to the Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the Master Servicer’s taking, any of the other above-referenced actions with respect to any Mortgage Loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the Mortgage Loan, or

2.	in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan,

unless a material default on the Mortgage Loan has occurred or, in the judgment of the Special Servicer, a default with respect to payment on the Mortgage Loan at maturity or on an earlier date is reasonably foreseeable, or the Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders as a collective whole, on a present value basis than would liquidation.

●	Neither the Master Servicer nor the Special Servicer may extend the date on which any balloon payment is scheduled to be due on any Mortgage Loan, to a date beyond the earlier of—

1.	five years prior to the Rated Final Distribution Date, and

2.
if the Mortgage Loan, is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend.

●
Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan, if doing so would result in an Adverse REMIC Event.

●
Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer may permit any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan unless all related fees and expenses are paid by the borrower.

●
The Special Servicer may not permit or consent to the Master Servicer’s permitting any borrower to add or substitute any real estate collateral for any Mortgage Loan, unless the Special Servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)
there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.
received, at the expense of the related borrower to the extent permitted to be charged by the holder of the Mortgage Loan under the related mortgage loan documents, a Rating Agency Confirmation with respect to the addition or substitution of real estate collateral.

●
With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject Mortgage Loan or the release of non-material parcels, the Special Servicer may not release or consent to the Master Servicer’s releasing any material real property collateral securing a performing Mortgage Loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulations Section 1.1001-3(c)(3)); provided, however, that in the case of transactions involving a release of a lien on real property that secures a Mortgage Loan, such a lien release will be permitted only if the related Mortgage Loan will continue to be “principally secured by real property” after the lien is released, or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30.  Also, in no event will either the Master Servicer or the Special Servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable) with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, the Master Servicer will be required to forward such request to the Special Servicer and, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request, the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or the Special Servicer Decision or Material Action.

Notwithstanding the foregoing, the Master Servicer will not be required to seek the consent of, or provide prior notice to, the Special Servicer or any Certificateholder or obtain any Rating Agency Confirmation in order to approve the following modifications, waivers or amendments of non-Specially Serviced Mortgage Loans:  (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that (A) do not involve a ground lease or lease of an outparcel and (B) affect less than the lesser of (or, in the case of any Mortgage Loan primary serviced by Prudential Asset Resources, Inc. or any successor or assign, the greater of) (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v)  except for any annual budget approval that constitutes a Special Servicer Decision pursuant to the second paragraph of the definition of “Special Servicer Decision”, approvals of annual budgets to operate a Mortgaged Property, other than a budget with (1) a material (more than 15%) increase in operating expenses or (2) payments to entities actually known by the Master Servicer to be affiliates of the related borrower (excluding payments to affiliated entities agreed to at the origination of the related Mortgage Loan or previously agreed by the Special Servicer); (vi) approving a change of the property manager that does not otherwise constitute a Material Action pursuant to clause 10 of the definition thereof at the request of the related borrower (provided that the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the Pooling and Servicing Agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then-aggregate Stated Principal Balance of the Mortgage Pool, whichever is less, (vii)  any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a Mortgage Loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not a Special Servicer Decision, or (viii)  modifications to cure any ambiguity in, or to correct or supplement any provision of an intercreditor agreement to the extent permitted therein without obtaining any Rating Agency Confirmation, except that the Subordinate Class Representative’s consent will be required for any such modification of an intercreditor agreement during any Subordinate Control Period; provided that such modification, waiver, consent or amendment (A) would not constitute a “significant modification” of the subject Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not cause any Mortgage Loan to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to REMIC I, REMIC II or REMIC III or constitute an Adverse Grantor Trust Event with respect to the Grantor Trust, and (B) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation of the value of the collateral will be solely based on the real property included therein.

All modifications, amendments, material waivers and other Material Actions entered into or taken and all consents with respect to the Mortgage Loans must be in writing.  Each of the Master Servicer and the Special Servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the Special Servicer, (A) the Master Servicer must promptly provide the Special Servicer with written notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s written recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or, in connection with an Acceptable Insurance Default, 90 days), of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision, such consent will be deemed to have been granted.  If approval is granted or deemed to have been granted by the Special Servicer, the Master Servicer will be responsible for entering into the relevant documentation.

“Material Action” means, for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any of the following actions:

1.
any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;

2.
any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of a Mortgage Loan;

3.
following a default or an event of default with respect to a Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related mortgage loan documents;

4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.
any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

6.
any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

7.
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

8.
any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

9.
any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.
any property management company changes (with respect to a Mortgage Loan with a principal balance equal to or greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the mortgage loan documents);

11.
releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

12.
any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

13.	any determination of an Acceptable Insurance Default;

14.	any determination by the Master Servicer to transfer a Mortgage Loan to the Special Servicer under the circumstances described in paragraph 3 of the definition of “Servicing Transfer Event”; or

15.
any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (or, in the case of any Mortgage Loan primary serviced by Prudential Asset Resources, Inc. or any successor or assign, the greater of) (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Mortgage Loan.

provided, however, that notwithstanding the foregoing, solely with respect to determining whether the Master Servicer or the Special Servicer will process any of the matters listed in items 1 through 15 above with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank, “Material Action” will not include any matter listed in items 1 through 15 above with respect to a Mortgage Loan sold to the Depositor by a Mortgage Loan Seller other than Wells Fargo Bank if the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer will process such matter with respect to such Mortgage Loan.

Required Appraisals

Within 60 days (or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the appraisal referred to below) following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement, unless—

●	an appraisal had previously been obtained within the prior nine months, and

●	the Special Servicer has no knowledge of changed circumstances that in the reasonable judgment of the Special Servicer would materially affect the value of the Mortgaged Property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the Special Servicer may, at its option, perform an internal valuation of the related Mortgaged Property rather than obtain an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan.  An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan and (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation.  Based upon that update, the Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative during any Subordinate Control Period, or in consultation with one or more of the Subordinate Class Representative and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the Certificate Administrator, the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan.  This ongoing obligation will cease if and when—

●	any and all Servicing Transfer Events with respect to the Mortgage Loan have ceased, and

●	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject Mortgage Loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the Master Servicer, at the direction of the Special Servicer, and will be reimbursable to the Master Servicer as a Servicing Advance.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Subordinate Class Representative.  Within ten business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal and receipt of information requested from the Master Servicer reasonably required to perform such recalculation of the Appraisal Reduction Amount, any recalculation of the Appraisal Reduction Amount is warranted and, if so, will recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal.  Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

●
the first appraisal will be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan will be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there will be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the Special

Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, will be effective); and

●
if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal will be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the holder (or group of holders) of Certificates representing a majority of the aggregate voting rights of the Classes of Principal Balance Certificates reduced by Appraisal Reduction Amounts allocated thereto to less than 25% of each such Class’s initial principal balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole cost and expense, to present to the Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard.  Subject to the Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information.  If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such class will have its related certificate principal balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect.  With respect to each Class of Control-Eligible Certificates, the right to present the Special Servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any twelve-month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount“ means for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

●	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “—Required Appraisals” in this prospectus supplement; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

●	will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of, without duplication:

(a)	the Stated Principal Balance of that Mortgage Loan;

(b)
to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest, other than any Default Interest, accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;

(d)	all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and

(f)
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related Mortgaged Property or REO Property, for which neither the Master Servicer nor the Special Servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:

(a)
the excess, if any, of 90% of the resulting appraised value of the related Mortgaged Property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;

(b)	the amount of escrow payments and reserve funds held by the Master Servicer or the Special Servicer with respect to the subject Mortgage Loan that—

●	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

●	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and

●	may be applied toward the reduction of the principal balance of the Mortgage Loan; and

(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the principal balance of the subject Mortgage Loan.

If, however—

●	an Appraisal Trigger Event occurs with respect to any applicable Mortgage Loan,

●
the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and either—

1.
no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the Special Servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject

Mortgage Loan.  After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the Special Servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event.  No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

As used in this prospectus supplement, “Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any of the following events:

●	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan by the Special Servicer in a manner that—

1.
materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan;

2.
except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related borrower and upon which the Special Servicer may conclusively rely); or

3.	in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for the Mortgage Loan, or materially reduces the likelihood of timely payment of amounts due thereon;

●	the Mortgaged Property securing the Mortgage Loan becomes an REO Property;

●	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the Mortgaged Property securing the Mortgage Loan;

●
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

●
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and

●
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Master Servicer or the Special Servicer, on or before the Due Date of the balloon payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer (and the Master Servicer will be required to promptly forward such commitment to the Special Servicer) which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to any Non-Serviced Pari Passu Mortgage Loan, any applicable Appraisal Reduction Amount will be determined by the related Other Master Servicer or the related Other Special Servicer, as applicable, on terms that are substantially similar in all material respects, but not necessarily identical, to those described above (although the appraisal trigger events, the timing of obtaining the requisite appraisals and the exact calculation of the Appraisal Reduction Amount may vary).  See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Collection Account

General.  The Master Servicer will be required to establish and maintain an account (the “Collection Account”) for purposes of holding payments and other collections that it receives with respect to the Mortgage Loans.  The Collection Account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

The funds held in the Collection Account may be held as cash or invested in Permitted Investments.  See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits.  The Master Servicer must deposit or cause to be deposited in the Collection Account, generally within two business days following receipt of properly identified funds by it, all payments on and proceeds of the Mortgage Loans that are received by or on behalf of the Master Servicer with respect to the related Mortgage Loans.  These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the Special Servicer from an REO Account, the proceeds of any escrow or reserve account that are applied to the indebtedness under the Mortgage Loans, and the sales proceeds of any sale of any Mortgage Loan on behalf of the Trust Fund that may occur as otherwise described in this prospectus supplement.  Notwithstanding the foregoing, the Master Servicer need not deposit into the Collection Account any amount that the Master Servicer would be authorized to withdraw immediately from the Collection Account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals.  The Master Servicer may make withdrawals from the Collection Account for any one or more of the following purposes (which are generally not governed by any set of payment priorities) (each an “Authorized Collection Account Withdrawal”):

1.
to remit to the Certificate Administrator for deposit in the Distribution Account described under “Description of the Offered Certificates—Distribution Account” in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a Due Date subsequent to the collection period for the subject distribution date;

(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from the Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;

2.
to pay or reimburse one or more parties to the Pooling and Servicing Agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement);

3.
to pay or reimburse any other items that are payable or reimbursable out of the Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions and the CREFC® Intellectual Property Royalty License Fee);

4.
in connection with a Non-Serviced Pari Passu Mortgage Loan, to pay, out of the Collection Account, to the related Other Master Servicer, Other Special Servicer or Other Trust Advisor and/or the holders of the related Non-Serviced Pari Passu Companion Loan(s), any amount reimbursable to such party by the holder of such Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement;

5.
to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;

6.	to withdraw amounts deposited in the Collection Account in error; and

7.	to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above.  The payments, reimbursements and remittances described above may result in shortfalls to the holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become Realized Losses for those holders.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

With respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), promptly upon such Mortgage Loan becoming a Defaulted Mortgage Loan, and, if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, as a collective whole, to attempt to sell such Defaulted Mortgage Loan, the Special Servicer will use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

The Special Servicer will be required to give the Trustee, the Certificate Administrator, the Master Servicer, the Trust Advisor (at any time other than a Subordinate Control Period), the Subordinate Class Representative (at any time other than during a Senior Consultation Period) and the Majority Subordinate Certificateholder (at any time other than during a Senior Consultation Period), not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage

Loan.  In no event will the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The appraiser conducting any such new appraisal will be an appraiser selected by (i) the Special Servicer if no Interested Person is making an offer, or (ii) the Trustee if an Interested Person is so making an offer.  The cost of any such appraisal will be covered by, and will be reimbursable as, a Servicing Advance.  Notwithstanding the foregoing, in the event that an offer from an Interested Person is equal to or in excess of the Purchase Price for such Mortgage Loan, then the Trustee will not be required to make any such determination of fair price and such offer will be deemed to be a fair price (provided such offer is also the highest cash offer received and at least two independent offers have been received).  Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the Special Servicer will require that all offers be submitted to the Trustee in writing.  In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination.  The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price (provided such offer is also the highest cash offer received and at least two independent offers have been received).

In connection with the sale of any Defaulted Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) under the provisions described above for less than the Purchase Price, the Special Servicer will be required to obtain the approval of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the Special Servicer’s prevailing duty to comply with the Servicing Standard.  In addition, in considering any such sale, the Special Servicer will consider the interests of the Certificateholders (as a collective whole).  In connection with any consultation with the Trust Advisor contemplated above, the Special Servicer will provide the Trust Advisor with any relevant information reasonably requested by the Trust Advisor in order to enable it to consult with the Special Servicer.

Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash offer if the Special Servicer determines (in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative and, to the extent a Collective Consultation Period is then in effect, in consultation with the Subordinate Class Representative and the Trust Advisor and, to the extent a Senior Consultation Period is then in effect, in consultation with the Trust Advisor), that rejection of such offer would be in the best interests of the Certificateholders (as a collective whole), and the Special Servicer may accept a lower cash offer (from any person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole).  In connection with any consultation with the Trust Advisor contemplated above, the Special Servicer will provide the Trust Advisor with any relevant information reasonably requested by the Trust Advisor in order to enable it to consult with the Special Servicer.

The Special Servicer will not be permitted to foreclose upon or otherwise cause the Trust to acquire ownership of any collateral other than a Mortgaged Property unless it receives an opinion of counsel that such acquisition will not cause any REMIC Pool to fail to qualify as a REMIC and will not subject any REMIC Pool to tax (other than “net income from foreclosure property,” within the meaning of the REMIC provisions).

The Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale).  The Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property.  If the Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it deems necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the Special Servicer or, if such cash offer is from the Special Servicer or any affiliate of the Special Servicer, by the Trustee.  In determining whether any offer received from the Special Servicer or an affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance).  The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if either the Special Servicer or any affiliate thereof is so submitting an offer.  Notwithstanding the foregoing, but subject to the last sentence of this paragraph, in the event that an offer from the Special Servicer or an affiliate thereof is equal to or in excess of the Purchase Price for such REO Property, then such offer will be deemed to be a fair price and the Trustee will not be required to make any such determination (provided such offer is the highest cash offer received and at least two independent offers have been received).  Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the Special Servicer will require that all offers be submitted to it (or, if the Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing and, if applicable, otherwise meet the requirements of the related intercreditor agreement.  In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the Special Servicer (or the Trustee, if applicable) will be required to take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then-current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions).  The Trustee will be entitled to conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making any such determination.  The Purchase Price for any REO Property will in all cases be deemed a fair price.  No cash offer from the Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers (not including the offer of the Special Servicer or any affiliate) have been received.  In the event the offer of the Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited.  If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of the Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property.  Any offer by the Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Notwithstanding anything contained in the preceding paragraph to the contrary, and, if applicable, to the extent consistent with any related intercreditor agreement, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust Fund) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable from, the offering Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, from the Collection Account; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Subject to the provisions described above, the Special Servicer must act on behalf of the Trust in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith.  In connection with the sale of any Defaulted Mortgage Loan or REO Property, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Collection Account.  Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither the Special Servicer nor the Trustee will have any liability to any Certificateholder with respect to the Purchase Price therefor accepted.

If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust Fund, then the Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

●
the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures or the IRS does not deny an application for an extension of time, or

●
the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property.  If an extension is granted or opinion given, the Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only.  The Special Servicer in that capacity will have no authority to provide financing to the purchaser.

The Special Servicer may, and, if required for the REO Property to continue to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8), will be required to, retain an independent contractor to operate and manage the REO Property.  The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to the REO Property.

In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

●	maintains its status as foreclosure property under the REMIC provisions of the Code, and

●
would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the Special Servicer’s ability to sell the REO Property promptly at a fair price.

The Special Servicer must review the operation of each prospective REO Property prior to acquisition of title by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from such property if the trust acquired it.  The Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

●	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

●	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the Trust receives from an REO Property is subject to—

●	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

●	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties.  Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as service or non-service income.  The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate.  The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate.  Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any known affiliate of any such party.

REO Account

If an REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) is acquired, the Special Servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property (an “REO Account”).  The funds held in each such REO Account may be held as cash or invested in Permitted Investments.  Any interest or other income earned on funds in the REO Account maintained by the Special Servicer will be payable to the Special Servicer, subject to the limitations described in the Pooling and Servicing Agreement.

The Special Servicer will be required to withdraw from the REO Account maintained by the Special Servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the Trust Fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property.  Promptly following the end of each collection period, the Special Servicer will be required to withdraw from its REO Account and deposit, or deliver to the Master Servicer for deposit, into the Collection Account the total of all amounts received in respect of each REO Property held by the Trust Fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for (i) the payment of taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the applicable REO Properties and certain third-party expenses in accordance with the Pooling and Servicing Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Pooling and Servicing Agreement), (ii) the reimbursement of certain expenses in respect of the REO Properties and (iii) the payment of repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property).  The Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances.  The Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) for which it is acting as Master Servicer every calendar year beginning in 2016, or every second calendar year beginning in 2017 if the unpaid principal balance of the related Mortgage Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000.  However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or any Non-Serviced Pari Passu Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® servicer watch list, the Master Servicer must, at the request and expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning not earlier than 2016 so long as such Mortgage Loan continues to be on the CREFC® servicer watch list.  Notwithstanding the provisions described above, the Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph or on any date when the Mortgage Loan is a Specially Serviced Mortgage Loan.  Each of the Master Servicer and the Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report (x) promptly following preparation, to the Certificate Administrator and the Trustee (and to the Master Servicer, if done by the Special Servicer, and to the Special Servicer, if done by the Master Servicer), (y) if there has been a material adverse change in the condition of the Mortgaged Property or REO Property, as applicable, promptly following preparation, to the Majority Subordinate Certificateholder, the Subordinate Class Representative, and the Rating Agencies (subject to the Pooling and Servicing Agreement) and (z) if there has been no material adverse change in the condition of the Mortgaged Property or REO Property, as applicable, upon request, to the Subordinate Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Majority Subordinate Certificateholder (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period), in each case within thirty (30) days following such request.

Commencing with respect to the calendar year ending December 31, 2015 (as to annual information) and the calendar quarter ending on June 30, 2015 (as to quarterly information), the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and/or rent rolls (as applicable) of the related Mortgaged Property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related mortgage loan documents.  In addition, the Special Servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination) and collect all such items promptly following their preparation.  The Master Servicer (in the case of all Mortgaged Properties securing Serviced Mortgage Loans) or Special Servicer (in the case of REO Properties other than REO Properties related to Non-Serviced Pari Passu Mortgage Loans), as applicable, will be required to prepare CREFC® operating statement analysis reports, CREFC® comparative financial status reports and annual CREFC® NOI adjustment worksheets on the basis of the information; provided, however, that any analysis or update of any CREFC® operating statement analysis report or CREFC® NOI adjustment worksheet with respect to each year and with respect to the first calendar quarter of each year will only be required to the extent provided in the then-current applicable CREFC® guidelines.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

●	if all the following conditions are satisfied—

(a)
delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the mortgage loan documents related to a Mortgage Loan or the Pooling and Servicing Agreement,

(b)
the party required to obtain such Rating Agency Confirmations as contemplated under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to any such Rating Agency for such Rating Agency Confirmation, and

(c)
within 10 business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

●	then all the following provisions will apply:

(i)
in the case of (c)(I) above, such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again,

(ii)
if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) or clause (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to matters it is processing) or the Special Servicer (with respect to matters it is processing) will determine (with the consent of the Subordinate Class Representative, during any Subordinate Control Period, which consent will be deemed given if the Subordinate Class Representative does not respond within 5 business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and

Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), (y) with respect to a replacement or successor of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) DBRS has not cited servicing concerns with respect to the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency; (ii) KBRA has not cited servicing concerns with respect to the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; or (iii) the applicable replacement is currently acting as master servicer or special servicer, as applicable, on a “deal-level” or “transaction-level” basis for all of the mortgage loans in other commercial mortgage-backed securities transactions and Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; and (z) with respect to a replacement or successor Trust Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement trust advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction with respect to which the replacement trust advisor acts as trust advisor or operating advisor prior to the time of determination;

(iii)
in connection with any determination made by the Requesting Party, as contemplated in clause (i) above, the Special Servicer or the Master Servicer, as applicable, will be required to obtain the consent of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period), if it does not respond within five business days of its receipt of a request for consideration from the Special Servicer or the Master Servicer, as applicable; and

(iv)
promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s Website pursuant to the Pooling and Servicing Agreement).

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

As used in this prospectus supplement “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that if a Requesting Party receives a written waiver or acknowledgment from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, then the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply.  For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail.  Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency, then no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor may amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within 2 business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies; and provided, further, that no amendment to such provisions may be made without the consent of the Depositor for any commercial mortgage-backed securities backed by a Non-Serviced Pari Passu Companion Loan.  “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Servicer Termination Events

“Servicer Termination Event” means, with respect to the Master Servicer or the Special Servicer, each of the following events, circumstances and conditions:

(i)
the Master Servicer or the Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the Collection Account or the REO Account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for 1 business day following the date on which the deposit or remittance was required to be made;

(ii)
any failure by the Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

(iii)
any failure by the Master Servicer or the Special Servicer, as the case may be, to timely make any Servicing Advance required to be made by that party under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency Servicing Advance, three business days) following the date on which written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement;

(iv)
any failure by the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for

30 days after written notice has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts); provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(v)
any breach on the part of the Master Servicer or Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders, which breach continues unremedied for 30 days after written notice of it has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts); provided, however, that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(vi)
the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer or the Special Servicer, as the case may be, or the taking by the Master Servicer or the Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

(vii)
any of DBRS, KBRA or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by DBRS, KBRA or Moody’s, as applicable, within 60 days of such event) and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or a material factor in such rating action; or

(viii)
any failure by the Master Servicer or the Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or Servicing Function Participant (such a sub-servicer or Servicing Function Participant, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (other than a Designated Sub-Servicer), is required to deliver (any Sub-Servicing Entity that defaults in accordance with the provision of this bullet point will be terminated at the direction of the Depositor).

When a single entity acts as in both the capacities of Master Servicer and Special Servicer, a Servicer Termination Event (other than an event described in the seventh bullet above) in one capacity will constitute a Servicer Termination Event in both capacities.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts), or, in the case of the Special Servicer, at the direction of the Subordinate Class Representative during a Subordinate Control Period, the Trustee will be required, to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after receipt by the applicable defaulting party of such a notice of termination, other than any rights the defaulting party may have as a Certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination.

Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the Trustee must either:

●	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

●
appoint an established mortgage loan servicing institution reasonably acceptable to the Subordinate Class Representative to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

Upon a Servicer Termination Event, the holders of Certificates entitled to a majority of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period, may require the Trustee to appoint or petition a court to appoint an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor; provided that (1) the successor is the subject of a Rating Agency Confirmation from each Rating Agency, and (2) if such successor (in the case of a successor to the resigning or terminated Master Servicer) does not have a master servicer rating from Fitch that is “CMS3” or above, such successor is reasonably acceptable to the Subordinate Class Representative and, if such successor has a master servicer rating from Fitch that is “CMS3” or above, the Subordinate Class Representative has been consulted with respect to the identity of (although it need not have approved) such successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if the Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in clause (vii) under the definition of “Servicer Termination Event” that appears in this prospectus supplement, the Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as the Master Servicer for a period of up to 45 days.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the second paragraph or in the third or fourth paragraph of this “—Rights Upon the Occurrence of an Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

In general, Certificateholders entitled to at least 66-2/3% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates affected by any Servicer Termination Event may waive the Servicer Termination Event, except that:

●
the Servicer Termination Events described in clauses (i), (ii) and (vii) under the definition of “Servicer Termination Event” may only be waived by all of the holders of the affected Classes of Certificates;

●	the Depositor will be exclusively entitled to waive any Servicer Termination Event described in clause (viii) under the definition of Servicer Termination Event; and

●
no waiver of any Servicer Termination Event by one or more persons will have any force or effect unless and until the party requesting the waiver at its own expense has reimbursed the Trustee and the Certificate Administrator for any monies spent by them in connection with such Servicer Termination Event, together with interest thereon from and including the date so spent to but excluding the date of reimbursement.

Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis requesting a vote to replace the Trust Advisor with a replacement trust advisor selected by such Certificateholders (subject to certain criteria for the replacement Trust Advisor set forth in the Pooling and Servicing Agreement), (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders to the Certificate Administrator of Rating Agency Confirmation from each Rating Agency with respect to the appointment of such replacement trust advisor (which confirmations will be obtained at the expense of such holders).  In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.  Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the vote or written direction of holders of at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis, the Trustee will immediately replace the Trust Advisor with the replacement trust advisor.  If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after written notice has been given to the Trust Advisor, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the Depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the principal balances of the Principal Balance Certificates), the Trustee will, terminate the Trust Advisor.  In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement trust advisor pursuant to the terms of the Pooling and Servicing Agreement.  In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.  If the Trustee is unable to find a replacement trust advisor within thirty (30) days of the termination of the Trust Advisor, the Depositor will be permitted to find a replacement trust advisor.  Unless and until a replacement trust advisor is appointed, no party may act as the Trust Advisor.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E Certificates and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates) has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which will be payable in accordance with the priorities described in the Pooling and Servicing Agreement, and indemnification in respect of the period prior to its termination on the terms and conditions provided in the Pooling and Servicing Agreement.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement trust advisor meeting the eligibility requirements described in this prospectus supplement has accepted its appointment as the replacement trust advisor.  The resigning Trust Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trust Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor, and obtaining a Rating Agency Confirmation from each Rating Agency with respect to the appointment of a replacement trust advisor).  During a Subordinate Control Period, the identity of the replacement trust advisor will be subject to the reasonable approval of the Subordinate Class Representative if the replacement Trust Advisor is a special servicer that (i) is rated or approved by an NRSRO and (ii) has not acted as a trust advisor or operating advisor in connection with a rated commercial mortgage-backed securitization transaction as of the Closing Date (otherwise no such approval will be required); provided that such approval will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for such approval, and, if granted, such approval may not thereafter be revoked or withdrawn.

Any replacement trust advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria:  (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Resignation of the Master Servicer and the Special Servicer

The Master Servicer or Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement).  Any such determination requiring the resignation of the Master Servicer or the Special Servicer must be evidenced by an opinion of counsel to such effect.  Unless applicable law requires the resignation of the Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation will become effective until the Trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to the Master Servicer or the Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the Master Servicer or the Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, the Master Servicer and the Special Servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the Special Servicer if it is a resigning Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of the Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation from each Rating Agency, (iv) the successor accepts appointment in writing prior to the effectiveness of such resignation, and (v) the successor is not a “prohibited party” under the Pooling and Servicing Agreement at the time of such succession (unless the Depositor consents to such appointment).

A resigning Master Servicer or Special Servicer, as applicable, will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of such party and the transfer of its duties (including, but not limited to, the costs of obtaining Rating Agency Confirmation and reasonable out-of-pocket costs and expenses associated with transferring servicing files to the successor).

Neither the Master Servicer nor the Special Servicer will be permitted to resign except as described above.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require each of the Master Servicer and Special Servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.  That requirement is considered to be satisfied if an affiliate of the Master Servicer or Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to the Master Servicer or the Special Servicer, as the case may be.  Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating.  In addition, so long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer, as the case may be, are rated not lower than “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include KBRA and/or Moody’s), “A3” by Moody’s and the equivalent rating by KBRA (if then rated by KBRA) or a Rating Agency Confirmation from such Rating Agency with respect to which such rating is not satisfied has been received, the Master Servicer or the Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it will not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment.  None of the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in the Pooling and Servicing Agreement, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement, or by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard of those obligations and duties.

Furthermore, the Pooling and Servicing Agreement will entitle the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust.  Such indemnification will not extend, however, to any such amount (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard of such obligations and duties.  For the purposes of indemnification of the Master Servicer or Special Servicer and limitation of liability, the Master Servicer or Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if the Master Servicer or Special Servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement.  Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.  The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, the related depositor and any related Other Master Servicer or Other Special Servicer will be entitled to limitations on liability and indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects, but not necessarily identical, to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

The Depositor, the Master Servicer, the Special Servicer and the Trust Advisor will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor, as the case may be, will be entitled to be reimbursed therefor from the Collection Accounts or the Distribution Account.  In no event will the Trust Advisor have any duty to appear in any legal proceedings in connection with the Pooling and Servicing Agreement.  The rights of any party to the Pooling and Servicing Agreement described above will be in addition to any general rights of indemnification that such party may otherwise have as described above.  Payments or reimbursements to the Trust Advisor pursuant to the provisions described in this paragraph will be subject to the limitations regarding the timing and sources of indemnification payments to the Trust Advisor that we described generally in this prospectus supplement.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates will be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring

(subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor will have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement will be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor will have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words will be construed to mean the performance of analysis and reporting services, which the Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor will not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the Special Servicer (x) will be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) will be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision of the Pooling and Servicing Agreement that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders will be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the Special Servicer and its determination of whether an action, recommendation or report by the Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders, and such measurement basis will be construed to refer to no particular Class of Certificates or particular Certificateholders, (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement, and (ix) the Trust Advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, and will not owe any fiduciary duty to any person pursuant to the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee (but only if the Trustee has made an advance during the applicable calendar year) is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the Depositor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor, any master servicer or special servicer with respect to any securitization of a Non-Serviced Pari Passu Companion Loan or any of the underwriters that services any of the Mortgage Loans and each person that is not an affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor or any of the Underwriters, other than the Special Servicer, and that, in either case, services 10% or more of the Mortgage Loans based on the principal balance of the Mortgage Loans.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer to be engaged on the Closing Date by the Master Servicer at the direction of a Mortgage Loan Seller.

“Servicing Function Participant” means any person, other than the Master Servicer, the Special Servicer and the Trust Advisor, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the principal balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

In addition, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trust Advisor, the Certificate Administrator, the custodian, the Trustee and each Servicing Function Participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, is required to (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Trustee, the Certificate Administrator, the Depositor and the Rule 17g-5 Information Provider, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the SEC or by the staff of the SEC, in each case as effective from time to time as of the compliance dates specified therein.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations

Each of the Westfield Palm Desert Mortgage Loan, the Depot Park Mortgage Loan and the Boca Hamptons Plaza Portfolio Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan, and, in each case, the related Loan Combination and any related REO Property will be serviced under the MSBAM 2015-C21 Pooling and Servicing Agreement (with respect to the Westfield Palm Desert Loan Combination) the WFCM 2014-LC18 Pooling and Servicing Agreement (with respect to the Depot Park Loan Combination) and the CGCMT 2015-GC27 Pooling and Servicing Agreement (with respect to the Boca Hamptons Plaza Portfolio Loan Combination).  With respect to any such Non-Serviced Pari Passu Mortgage Loan, the related Other Master Servicer under the related Other Pooling and Servicing Agreement generally is required to make servicing advances on the related Loan Combination and remit collections on such Non-Serviced Pari Passu Mortgage Loan to or on behalf of the Trust Fund.  The Master Servicer will generally be obligated to compile reports that include information on the related Non-Serviced Pari Passu Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the Trust Fund as holder of such Non-Serviced Pari Passu Mortgage Loan under the terms of the related intercreditor agreement, and make monthly debt service advances with respect to such Non-Serviced Pari Passu Mortgage Loan, subject to a non-recoverability determination.  The servicing arrangements under the MSBAM 2015-C21 Pooling and Servicing Agreement, the WFCM 2014-LC18 Pooling and Servicing Agreement and the CGCMT 2015-GC27 Pooling and Servicing Agreement, and any other securitization servicing agreement may differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

Each of the MSBAM 2015-C21 Pooling and Servicing Agreement, the WFCM 2014-LC18 Pooling and Servicing Agreement and the CGCMT 2015-GC27 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the related Non-Serviced Pari Passu Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Non-Serviced Pari Passu Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of such Non-Serviced Pari Passu Companion Loan.  Such terms include, without limitation:

●
The Other Master Servicer and Other Special Servicer must satisfy customary servicer rating criteria and the Other Master Servicer and the Other Special Servicer are subject to servicer termination events, in each case that are substantially similar in all material respects, but not necessarily identical, to those in the Pooling and Servicing Agreement.

●
Each related Other Pooling and Servicing Agreement provides for a liquidation fee, special servicing fee and workout fee with respect to the related Non-Serviced Pari Passu Mortgage Loan that are payable to the related Other Special Servicer and that are substantially similar in all material respects, but not necessarily identical, to the corresponding fee payable to the Special Servicer under the Pooling and Servicing Agreement.

●
During any senior consultation or similar period under the related Other Pooling and Servicing Agreement, if the related Other Trust Advisor determines that the related Other Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such Other Trust Advisor has the right to recommend the replacement of such Other Special Servicer.

In addition, with respect to the Non-Serviced Loan Combinations:

●
The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement have no obligation or authority to (a) supervise any Other Master Servicer, Other Special Servicer, Other Certificate Administrator or Other Trustee or (b) make Servicing Advances with respect to such Loan Combination.  The obligation of the Master Servicer to provide information and collections and make monthly debt service advances to the Certificate Administrator for the benefit of the Certificateholders with respect to the related Non-Serviced Pari Passu Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Other Master Servicer or Other Special Servicer.

●	The Other Master Servicer is entitled to receive a primary servicing fee on such Non-Serviced Pari Passu Mortgage Loan.

●
The Master Servicer will be required to make monthly debt service advances with respect to the related Non-Serviced Pari Passu Mortgage Loan, unless (i) the Master Servicer or the Special Servicer has determined that such advance would not be recoverable from collections on such Non-Serviced Pari Passu Mortgage Loan or (ii) the Other Master Servicer has made a similar determination with respect to an advance on the related Non-Serviced Pari Passu Companion Loan.

●
The Other Master Servicer is obligated to make servicing advances with respect to the related Non-Serviced Loan Combination.  If such Other Master Servicer determines that a servicing advance it made with respect to such Non-Serviced Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established under the related Other Pooling and Servicing Agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
During any subordinate control period (or equivalent period) under the MSBAM 2015-C21 Pooling and Servicing Agreement (with respect to the Westfield Palm Desert Loan Combination) or the WFCM 2014-LC18 Pooling and Servicing Agreement (with respect to the Depot Park Loan Combination), the majority subordinate certificateholder (or equivalent party) under such agreement, or the subordinate class representative (or equivalent party) on its behalf, will have the right to terminate the Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

●
The CGCMT 2015-GC27 Pooling and Servicing Agreement (with respect to the Boca Hamptons Plaza Portfolio Loan Combination) and the WFCM 2014-LC18 Pooling and Servicing Agreement (with respect to the Depot Park Loan Combination) governing the servicing of the related Loan Combination provides for a vote of certificateholders under such pooling and servicing agreement to terminate the Other Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

●
The Other Special Servicer is required to take actions with respect to the related Non-Serviced Pari Passu Mortgage Loan if it becomes a Defaulted Mortgage Loan that are substantially similar in all material respects, but not necessarily identical, to or the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

●
The servicing provisions of the each related Other Pooling and Servicing Agreement relating to performing inspections and collecting operating information will be substantially similar in all material respects, but not necessarily identical, to those of the Pooling and Servicing Agreement.

●
The general rights of indemnification granted to the Master Servicer, Special Servicer and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to such Loan Combination (whether or not such Loan Combination is then being serviced under the Pooling and Servicing Agreement), but the relevant party is required to promptly notify the Master Servicer and the Other Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in the Collection Account, the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the related Non-Serviced Pari Passu Companion Loans for that holder’s allocable share of the amount so paid.

See “Description of the Mortgage Pool – Split Loan Structures – The Westfield Palm Desert Loan Combination”, “ – The Depot Park Loan Combination” and “ – The Boca Hamptons Plaza Portfolio Loan Combination” in this prospectus supplement.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement and any claim, controversy or dispute arising under or related to or in connection with the Pooling and Servicing Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.  Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial in any action, claim, suit, proceeding or counterclaim relating to or arising out of the Pooling and Servicing Agreement.  Additionally, each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates will be used to pay part of the purchase price of the Mortgage Loans that we intend to include in the Trust Fund.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in California and Florida, representing approximately 16.6% and 13.0% respectively, of the Cut-off Date Pool Balance by allocated loan amount, which are general in nature.  The following summaries and the discussion of in the accompanying prospectus do not purport to reflect all the laws applicable to the Mortgage Loans.  The summaries are qualified in the entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.   This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Florida. Loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure.  There is no power of sale in Florida.  After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale.  Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered.  However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located.  There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale.  However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period.  Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases.  Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents.  Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency.  Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale.  In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

Other Aspects

The discussion under “Certain Legal Aspects of Mortgage Loans and Leases” in the accompanying prospectus presents other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Offered Certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement, each Other Pooling and Servicing Agreement and any intercreditor agreement and any amendments thereto, and subject to any other assumptions set forth in the opinion, each of “REMIC I”, “REMIC II” and “REMIC III” (each, a “REMIC Pool”) will qualify as a REMIC under the Code.

In addition, on the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that the portions of the assets of the Trust Fund consisting of the Class A-S, B and C Regular Interests will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”).  Accordingly, the

Exchangeable Certificates will evidence undivided beneficial interests in the applicable percentage interests in the Class A-S, B and C Regular Interests.

The assets of REMIC I will generally include—

●	the Mortgage Loans,

●	any REO Properties acquired on behalf of the Certificateholders,

●	the Collection Account maintained by the Master Servicer,

●	the REO Account maintained by the Special Servicer, and

●	the Distribution Account and Interest Reserve Account.

For federal income tax purposes,

●	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

●	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

●
the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates and the Class A-S, B and C Regular Interests will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

●
the Class A-S, B, C and PEX Certificates will evidence the ownership of their respective percentage interests in the portion of the Grantor Trust consisting of the Class A-S, B and C Regular Interests,

●
the Class X-A Certificates will evidence the ownership of seven regular interests in REMIC III, each one corresponding to one of the components of the Class X-A Certificates’ notional amount, and the Class X-A Certificates will generally be treated as debt obligations of, REMIC III,

●
the Class X-B Certificates will evidence the ownership of three regular interests in REMIC III, each one corresponding to one of the components of the Class X-B Certificates’ notional amount, and the Class X-B Certificates will generally be treated as debt obligations of, REMIC III,

●	the Class X-E Certificates will evidence the ownership of one regular interest in REMIC III, corresponding to the component of the Class X-E Certificates’ notional amount, and the Class X-E Certificates will generally be treated as debt obligations of, REMIC III,

●
the Class X-F Certificates will evidence the ownership of one regular interest in REMIC III, corresponding to the component of the Class X-F Certificates’ notional amount, and the Class X-F Certificates will generally be treated as debt obligations of, REMIC III,

●
the Class X-G Certificates will evidence the ownership of one regular interest in REMIC III, corresponding to the component of the Class X-G Certificates’ notional amount, and the Class X-G Certificates will generally be treated as debt obligations of, REMIC III, and

●	the Class R Certificates will evidence ownership of the sole Class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the Trust Fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status.  If so, the Trust Fund may become taxable as a corporation, and the Offered Certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Pooling and Servicing Agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

For purposes of the tax discussions below and for the avoidance of doubt, except as otherwise indicated, it is assumed that none of the REMICs making up the Trust Fund will fail to comply with the ongoing requirements of the Code for REMIC status.

Characterization of Investments in Offered Certificates

Except to the extent noted below, Offered Certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated.  In addition, interest, including original issue discount, if any, on Offered Certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those Certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the Mortgage Loans to be included in the Trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code.  Consequently, in general, it appears that the Offered Certificates will be treated as assets qualifying under that section to only a limited extent.  Accordingly, investment in the Offered Certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code.  The Offered Certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an Offered Certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Therefore:

●	a portion of that Certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that Certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that Certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

In addition, most of the Mortgage Loans that we intend to include in the Trust contain defeasance provisions under which the lender may release its lien on the collateral securing the Mortgage Loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities.  Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied.  In order for the Mortgage Loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)
the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a Mortgage Loan, regardless of whether the foregoing conditions were satisfied, that Mortgage Loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

Discount and Premium; Prepayment Consideration

The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular interests.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your Offered Certificates.

For federal income tax reporting purposes, we anticipate that the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S and B Regular Interests will be issued at a premium, and that the Class C Regular Interest will be issued with more than a de minimis amount of original issue discount.  Whether any holder of these Classes of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder’s purchase price and the payments remaining to be made on the Certificate at the time of its acquisition by the Certificateholder.  If you acquire an interest in any Class of Offered Certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

In addition, we anticipate that the Certificate Administrator will treat the Class X-A and X-B Certificates as having no qualified stated interest.  Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on either such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  The holder of a Class X-A or X-B Certificate may be entitled to a loss (which loss may be a capital loss) to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the Certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

●	no mortgage loan in the Trust will otherwise be prepaid prior to maturity, and

●	there will be no extension of maturity for any Mortgage Loan in the Trust.

For a more detailed discussion of the federal income tax aspects of investing in the Offered Certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be paid on the Offered Certificates as and to the extent described in this prospectus supplement.  It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of a Class of Offered Certificates entitled to that amount.  For federal income tax reporting purposes, the tax administrator will report Prepayment Premiums or Yield Maintenance Charges as income to the holders of a Class of Offered Certificates entitled thereto only after the Master Servicer’s actual receipt of those amounts.  The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on the Offered Certificates and that the taxable income be reported based on the projected constant yield to maturity of the Offered

Certificates.  In that case, the projected Prepayment Premiums and Yield Maintenance Charges would be included prior to their actual receipt by holders of the Offered Certificates.  If the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an Offered Certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received.  Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.  However, the correct characterization of the income is not entirely clear.  We recommend you consult your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Taxation of the Exchangeable Certificates

Each Exchangeable Certificate (other than any Class PEX Certificate) will represent a beneficial ownership interest in a regular interest issued by REMIC III, and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEX Certificate) with respect to the applicable underlying regular interest will be the same as the income tax consequences to a holder of any other Offered Certificate, as described herein.

The Class PEX Certificates will represent beneficial ownership interests in the Class A-S, B and C Regular Interests, but each such regular interest will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEX Certificate must account separately for its interest in each such regular interest.  The income tax consequences of holding a Class PEX Certificate with respect to each of the Class A-S, B and C Regular Interests will therefore be the same as the income tax consequences to the holder of separate Class A-S, B and C Certificates, as described herein.  A purchaser must allocate its basis in the Class PEX Certificates among the interests in each of the Class A-S, B and C Regular Interests in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEX Certificate, the holder must allocate the amount received on the sale among the interests in each such regular interest in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEX Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEX Certificates.

The exchange of the requisite proportions of the Class A-S, B and C Certificates for the Class PEX Certificates, and the exchange of the Class PEX Certificates for the requisite proportions of the Class A-S, B and C Certificates, will not be taxable.  See “Material Federal Income Tax Consequences—Tax Treatment of Exchangeable Certificates” in the accompanying prospectus.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates, see “Material Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.  For further information regarding state and other tax consequences of investing in the Offered Certificates, see “State and Other Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA (“ERISA Plan”) or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh plan (collectively, with an ERISA Plan, a “Plan”).  ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.  Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code.  However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The U.S. Department of Labor (“DOL”) has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan.  That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  Under the terms of the regulation, if the assets of the Trust were deemed to constitute plan assets by reason of a Plan’s investment in Offered Certificates, such plan assets would include an undivided interest in the Mortgage Loans and any other assets of the Trust.

The Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trust Advisor and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans.  Moreover, the Trustee, the Certificate Administrator, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the Trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans.  In the absence of an applicable exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if Offered Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code (a “Party in Interest”).

In addition, an insurance company proposing to acquire or hold Offered Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance.  See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted an exemption to the predecessor of Wells Fargo Securities, LLC (the “Exemption”).  The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

●	the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

●	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  We expect that the Exemption generally will apply to the Offered Certificates.

The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.

The Exemption as applicable to the Offered Certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

●
the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

●	the Trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

●
the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by us in consideration of our assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Certificate Administrator, tax administrator, the Trustee, the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

●	the Plan investing in the Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they receive the ratings as required by the Exemption, and we believe that each of the Rating Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to Offered Certificates as of the Closing Date.  In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date.  We believe that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

●	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust;

●	the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition;

●
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

●
in connection with the acquisition of Certificates in the initial offering, at least 50% of each Class of Certificates in which Plans invest and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group; and

●	the Plan is not sponsored by a member of the Restricted Group.

We believe that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to us or which we cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

Some of the relief provided by the Exemption does not apply to Plans sponsored by any member of the Restricted Group.

“Restricted Group” means, collectively, the following persons and entities—the Trustee, the Exemption-Favored Parties, us, the Master Servicer, the Special Servicer, any primary servicer, any sub-servicer, any other person considered a “sponsor” under the Exemption, each borrower, if any, with respect to Mortgage Loans constituting more than 5.0% of the Cut-off Date Pool Balance, and any and all affiliates of any of the aforementioned persons.

“Exemption” means PTE 96-22 issued to a predecessor of Wells Fargo Securities, LLC, as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41, PTE 2007-05 and PTE 2013-08 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

●	Wells Fargo Securities, LLC,

●	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wells Fargo Securities, LLC, and

●
any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular Class of the Offered Certificates.

“PTE” means prohibited transaction exemption.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).  Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans.  Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account.  Insurance companies contemplating the investment of general account assets in any Class of Certificates that is not rated at least “BBB-” (or the respective equivalent) by at least one Exemption Rating Agency at the time of purchase should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Trust Advisor to any obligation in addition to those undertaken in the Pooling and

Servicing Agreement, or (2) the source of funds used to acquire and hold such Certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.  A fiduciary of a governmental plan or church plan not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any applicable federal, state or local law.

Any sale of Offered Certificates to a plan does not constitute any representation or warranty by the Depositor, any borrower, the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, any underwriter or the Trust that an investment in the Offered Certificates meets relevant legal requirements with respect to investments by plans generally or any particular plan, or that such investment is appropriate for plans generally or any particular plan.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

As of the closing date, the Issuing Entity will not be required to register as an investment company under the Investment Company Act. The Issuing Entity will be relying upon an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the accompanying prospectus.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us, and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each Class of the Offered Certificates.  The underwriting agreement provides that the underwriters are severally obligated to purchase all the Offered Certificates if any are purchased.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Wells Fargo Securities, LLC	$50,293,000	$7,934,000	$36,418,000	$240,000,000
Barclays Capital Inc.	$0	$0	$0	$0
Total	$50,293,000	$7,934,000	$36,418,000	$240,000,000

Underwriter	Class A-5	Class A-SB	Class A-S	Class X-A
Wells Fargo Securities, LLC	$309,207,000	$89,627,000	$79,897,000	$813,376,000
Barclays Capital Inc.	$0	$0	$0	$0
Total	$309,207,000	$89,627,000	$79,897,000	$813,376,000

Underwriter	Class X-B	Class B	Class C
Wells Fargo Securities, LLC	$158,484,000	$45,842,000	$68,109,000
Barclays Capital Inc.	$0	$0	$0
Total	$158,484,000	$45,842,000	$68,109,000

Wells Fargo Securities, LLC and Barclays Capital Inc. are the underwriters of this offering.  Wells Fargo Securities, LLC will act as lead manager and sole bookrunner for this offering.  Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 100.0% of each class of Offered Certificates.

The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent.  In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriters may be increased.  We expect to receive from this offering approximately $1,008,677,876 in sale proceeds, plus accrued interest on the Offered Certificates from and including March 1, 2015, before deducting expenses payable by us of approximately $4,336,231.

The underwriters have advised us that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

The Offered Certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.  It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment for the Offered Certificates on or about March 12, 2015.

The underwriters will be, and any dealers that participate with the underwriters in the distribution of the Offered Certificates may be deemed to be, underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

The Depositor and Wells Fargo Bank have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so, and any secondary market may be discontinued at any time.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of the Depositor, and of Wells Fargo Bank, which is a Sponsor, Originator and Mortgage Loan Seller and is also the Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the Certificate Registrar under this securitization.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and is the lead manager and sole bookrunner for this offering.  That direction will occur by means of the collective effect of the payment by the underwriters to the Depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

1.
the payment by the Depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the Depositor by Wells Fargo Bank;

2.
the payment by Rialto Mortgage Finance, LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Rialto Mortgage Finance, LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Rialto Mortgage Finance, LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Rialto Mortgage Finance, LLC in connection with the sale of those Mortgage Loans to the Depositor by Rialto Mortgage Finance, LLC;

3.
the payment by Liberty Island Group I LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Liberty Island Group I LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Liberty Island Group I LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Liberty Island Group I LLC in connection with the sale of those Mortgage Loans to the Depositor by Liberty Island Group I LLC;

4.
the payment by C-III Commercial Mortgage LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with C-III Commercial Mortgage LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by C-III Commercial Mortgage LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to C-III Commercial Mortgage LLC in connection with the sale of those Mortgage Loans to the Depositor by C-III Commercial Mortgage LLC; and

5.
the payment by Basis Real Estate Capital II, LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Basis Real Estate Capital II, LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Basis Real Estate Capital II, LLC under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Basis Real Estate Capital II, LLC in connection with the sale of those Mortgage Loans to the Depositor by Basis Real Estate Capital II, LLC.

As a result of the circumstances described above, Wells Fargo Securities, LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry

Regulatory Authority, Inc.  In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See the second preceding paragraph under this “Method of Distribution (Underwriter Conflicts of Interest)” section; “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization—Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement; and “The Depositor” and “The Sponsor” in the accompanying prospectus.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)      to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

(b)      to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(c)      in any other circumstances falling within article 3(2) of the EU Prospectus Directive;

provided, that no such offer of the offered certificates referred to in clauses (a) to (c) above will require the issuing entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, the expression an “offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State.

Each underwriter has represented and agreed, that in the United Kingdom:

(a)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act (the “FSMA”) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

Each Underwriter has agreed that it will not offer or sell any offered certificates, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws and regulations.  For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws and regulations of Japan.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including, but not limited to, Wells Fargo Securities, LLC, a member of the New York Stock Exchange (“NYSE”), the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.  Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective Classes of Offered Certificates receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the offered certificates (each a “Rating Agency” and collectively, the “Rating Agencies”).

The ratings on the Offered Certificates address the likelihood of—

●	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

●
except in the case of the Class X-A and X-B Certificates, the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in February 2048.

The ratings on the Offered Certificates take into consideration—

●	the credit quality of the Mortgage Loans,

●	structural and legal aspects associated with the Offered Certificates, and

●	the extent to which the payment stream from the Mortgage Loans is adequate to make distributions of interest and principal required under the Offered Certificates.

The ratings on the respective Classes of Offered Certificates do not represent any assessment of—

●	the tax attributes of the Offered Certificates or of the Trust Fund,

●	whether or to what extent prepayments of principal may be received on the Mortgage Loans,

●	the likelihood, timing or frequency of prepayments of principal on the Mortgage Loans,

●	the degree to which the amount or frequency of prepayments of principal on the Mortgage Loans might differ from those originally anticipated,

●
whether or to what extent the interest distributable on any Class of Offered Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

●	whether and to what extent Default Interest will be received.

A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the Mortgage Loans.  In general, the ratings on the Offered Certificates address credit risk and not prepayment risk.  In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or X-B Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses.  In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates.  The notional amounts of the Class X-A and X-B Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The ratings do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to distribute interest timely on such notional amounts as so reduced from time to time.  Therefore, the ratings of the Class X-A and X-B Certificates should be evaluated independently from similar ratings on other types of securities.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate.  Additionally, other NRSROs that we have not engaged to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings of a Class of the Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.  As part of the process of obtaining ratings for the Certificates, the Depositor had initial discussions with and submitted certain materials to five (5) NRSROs.  Based on preliminary feedback from those five (5) NRSROs at that time, the Depositor hired the Rating Agencies to rate the Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Certificates.  Had the Depositor selected such other NRSROs to rate the Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Neither the Depositor nor any other person or entity will have any duty to notify you if any such other NRSRO issues, or delivers notice of its intention to issue, unsolicited ratings on one or more Classes of Certificates after the date of this prospectus supplement.  In no event will ratings confirmation from any such other NRSRO (except insofar as the matter involves a Mortgage Loan with a split loan structure and such other rating organization is hired to rate the securities backed by the related Pari Passu Companion Loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the Pooling and Servicing Agreement.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Certificates.

On or before the Closing Date, the Depositor will prepay fees for ongoing ratings surveillance to each of the Rating Agencies, and anticipates that they will perform ratings surveillance with respect to their ratings of the Offered Certificates for as long as the Offered Certificates remain outstanding.  However, the Depositor has no obligation and no ability to ensure that any Rating Agency performs ratings surveillance.  In addition, one or more of the Rating Agencies may cease to perform ratings surveillance on one or more Classes of Offered Certificates if the information furnished to that Rating Agency is insufficient to allow it to continue to perform ratings surveillance.

For additional information, please see “Ratings” in the accompanying prospectus.

INDEX OF DEFINED TERMS

3		Certificateholder	S-252
		Certificates	S-252
30/360 Basis	S-143	CGCMT 2015-GC27 Certificate
		Administrator	S-158
A		CGCMT 2015-GC27 Depositor	S-158
		CGCMT 2015-GC27 master servicer	S-16
Acceptable Insurance Default	S-346	CGCMT 2015-GC27 Master Servicer	S-158
Actual/360 Basis	S-142	CGCMT 2015-GC27 pooling and
Additional Servicer	S-377	servicing agreement	S-6
Additional Trust Fund Expense	S-275	CGCMT 2015-GC27 Pooling and
Administrative Fee Rate	S-262	Servicing Agreement	S-134
Adverse Grantor Trust Event	S-188	CGCMT 2015-GC27 Pooling and
Adverse REMIC Event	S-188	Servicing Agreement	S-158
Appraisal Institute	S-193	CGCMT 2015-GC27 special servicer	S-16
Appraisal Reduction Amount	S-357	CGCMT 2015-GC27 Special Servicer	S-158
Appraisal Trigger Event	S-359	CGCMT 2015-GC27 Trust Advisor	S-158
Appraisal-Reduced Interest Amount	S-272	CGCMT 2015-GC27 trustee	S-16
Assessment of Compliance	S-377	CGCMT 2015-GC27 Trustee	S-158
Assumption Application Fees	S-326	C-III Capital Group	S-220
Assumption Fees	S-326	C-III Parent	S-220
Attestation Report	S-377	Class	S-251
Authorized Collection Account		Class A-S component	S-253
Withdrawal	S-360	Class A-S Regular Interest	S-252
Available Distribution Amount	S-268	Class A-SB Planned Principal Balance	S-266
		Class B component	S-253
B		Class B Regular Interest	S-252
		Class C component	S-253
Base Interest Fraction	S-269	Class C Regular Interest	S-252
Basis	S-229	Clearstream	S-53, S-257
Basis Data Tape	S-234	Closing Date	S-190
Basis Deal Team	S-234	Code	S-55
Basis Investment	S-229	Collection Account	S-360
Basis Mortgage Loans	S-229	Collective Consultation Period	S-335
Basis Real Estate Capital	S-229	Control-Eligible Certificates	S-264
Boca Hamptons Plaza Portfolio		Corrected Mortgage Loan	S-318
Controlling Note Holder	S-160	CRE Loans	S-198
Boca Hamptons Plaza Portfolio		CREC	S-178
Intercreditor Agreement	S-158	CREFC®	S-292
Boca Hamptons Plaza Portfolio Loan		CREFC® Intellectual Property Royalty
Combination	S-158	License Fee	S-262
Boca Hamptons Plaza Portfolio		CREFC® Intellectual Property Royalty
Mortgage Loan	S-158	License Fee Rate	S-262
Boca Hamptons Plaza Portfolio		CREFC® Reports	S-292
Mortgaged Property	S-158	CRR	S-63
Boca Hamptons Plaza Portfolio		Custodian	S-237
Noteholders	S-158	Cut-off Date	S-134
Boca Hamptons Plaza Portfolio Pari		Cut-off Date Pool Balance	S-134
Passu Companion Loan	S-158	Cut-off Date Principal Balance	S-134
Borrower Party	S-291
D
C
		DBRS	S-298
C3CM	S-220	DCSP	S-177
C3CM Mortgage Loans	S-220	Default Interest	S-187
C3MF	S-221	Defaulted Mortgage Loan	S-263
CDI 202.01	S-295	Demand Entities	S-199
Certificate Administrator	S-236	Demand Letter	S-200
Certificate Administrator’s Website	S-288

Depositor	S-190	K
Depot Park Controlling Note Holder	S-156
Depot Park Intercreditor Agreement	S-155	KBRA	S-298
Depot Park Loan Combination	S-155
Depot Park Mortgage Loan	S-155	L
Depot Park Mortgaged Property	S-155
Depot Park Non-Controlling Note		Lennar	S-241
Holder	S-156	Liberty Island	S-214
Depot Park Noteholders	S-155	Liberty Island Data Tape	S-219
Depot Park Pari Passu Companion		Liberty Island Deal Team	S-219
Loan	S-155	Liberty Island Mortgage Loans	S-214
Designated Sub-Servicer	S-377	Liberty Island’s Parent	S-214
Designated Trust Advisor Expenses	S-278	Liquidation Fee Rate	S-322
Disclosable Special Servicer Fees	S-323	Loan Combination	S-134
Discount Rate	S-270	Lock-out Period	S-143
Distribution Account	S-255	Loss of Value Payment	S-188
Distribution Date Statement	S-286
Dodd-Frank Act	S-64	M
DOL	S-386
DTC	S-53	Macquarie	S-207
Due Date	S-142	Majority Subordinate Certificateholder	S-334
Due Diligence Requirement	S-63	Master Servicer	S-238
		Material Action	S-354
E		MGL	S-207
		Modification Fees	S-326
EDGAR	S-293	Moody’s	S-240, S-298
EEA	ix, S-63	Morningstar	S-239
ERISA	S-385	Mortgage Loan	S-134
ERISA Plan	S-386	Mortgage Loan Purchase Agreement	S-183
Euroclear	S-53, S-258	Mortgage Loan Sellers	S-190
Exchange Act	S-199	Mortgage Loans	S-134
Exchange Date	S-254	Mortgage Pass-Through Rate	S-261
Exchange Proportion	S-254	Mortgage Pool	S-134
Exchangeable Certificates	S-253	Mortgaged Property	S-134
Exemption	S-386, S-388	MSBAM 2015-C21 Certificate
Exemption Rating Agency	S-387	Administrator	S-152
Exemption-Favored Party	S-388	MSBAM 2015-C21 Depositor	S-152
		MSBAM 2015-C21 master servicer	S-14
F		MSBAM 2015-C21 Master Servicer	S-152
MSBAM 2015-C21 pooling and
FDIC	S-241	servicing agreement	S-5
FIEL	x	MSBAM 2015-C21 Pooling and
Final Asset Status Report	S-333	Servicing Agreement	S-134, S-152
FINRA	S-393	MSBAM 2015-C21 special servicer	S-14
Fitch	S-239	MSBAM 2015-C21 Special Servicer	S-152
FSMA	S-392	MSBAM 2015-C21 Trust Advisor	S-152
Funds	S-241	MSBAM 2015-C21 trustee	S-14
		MSBAM 2015-C21 Trustee	S-152
G
N
Government Securities	S-143
Grantor Trust	S-381	Net Aggregate Prepayment Interest
		Shortfall	S-259
I		NFA	S-393
		Non-Serviced Loan Combination	S-135
Interest Reserve Account	S-257	Non-Serviced Pari Passu Companion
Interested Person	S-365	Loan	S-135
Investor Certification	S-291	Non-Serviced Pari Passu Mortgage
Investor Q&A Forum	S-290	Loan	S-135
Investor Registry	S-290	NRSRO	S-290
IRS	S-61	NRSRO Certification	S-291
Issuing Entity	S-189

NYSE	S-393	RCM	S-241
		Realized Losses	S-274
O		Recovered Interest Amounts	S-260
		Regular Interests	S-252
OCC	S-190	Regulation AB	S-377
Offered Certificates	S-252	REIT	S-383
Offsetting Modification Fees	S-326	Relevant Member State	ix
Originator	S-199	Relevant Persons	x
Other Certificate Administrator	S-152, S-294	REMIC	S-55
Other Master Servicer	S-152, S-158, S-275	REMIC Pool	S-381
Other Pooling and Servicing		REO Account	S-365
Agreement	S-152, S-156, S-158	REO Mortgage Loan	S-319
Other Special Servicer	S-152, S-158, S-327	REO Property	S-252
Other Trust Advisor	S-152, S-277, S-328	Requesting Party	S-367
Other Trustee	S-152, S-156, S-158, S-299	Required Claims-Paying Ratings	S-347
		Responsible Repurchase Party	S-185
P		Restricted Group	S-388
		Retention Requirement	S-63
P&I	S-239	Rialto	S-241
PAR	S-214, S-244	Rialto Mortgage	S-201
PAR Primary Servicing Agreement	S-245	Rialto Mortgage Data Tape	S-206
Pari Passu Companion Loan	S-134	Rialto Mortgage Loans	S-201
Pari Passu Mortgage Loans	S-134	Rialto Mortgage Review Team	S-205
Participants	S-258	RMBS	S-237
Party in Interest	S-386	Routine Disbursements	S-349
PCC Mortgage Loans	S-207	Rule 15Ga-1	S-199
Permitted Investments	S-256	Rule 17g-5	S-280
Permitted Special Servicer/Affiliate		Rule 17g-5 Information Provider	S-368
Fees	S-323	Rule 17g-5 Information Provider’s
PGI	S-246	Website	S-369
PL	S-180, S-194	RWQCB	S-177
Plan	S-386
PMCC	S-214, S-244	S
PML	S-180, S-194, S-217, S-225
Pooling and Servicing Agreement	S-314	S&P	S-239
PPA	S-239	SEL	S-180, S-194, S-217
Prepayment Interest Excess	S-259	Senior Consultation Period	S-334, S-336
Prepayment Interest Shortfall	S-259	Servicer Termination Event	S-369
Prepayment Premium	S-270	Servicing Advances	S-329
Principal	S-207	Servicing Function Participant	S-377
Principal Balance Certificates	S-252	Servicing Standard	S-315
Principal Commercial Capital	S-207	Servicing Transfer Event	S-316
Principal Distribution Amount	S-262	Similar Requirements	S-63
Privileged Information	S-339	SIPC	S-393
Privileged Person	S-290	Special Servicer	S-241
PTCE 95-60	S-389	Special Servicer Decision	S-348
PTE	S-388	Specially Designated Mortgage Loan
Purchase Price	S-187	Documents	S-184
PWP	S-214	Specially Serviced Mortgage Loan	S-316
		Sponsor	S-190
Q		Sponsors	S-190
		Subject Individual	S-169
Qualification Criteria	S-198, S-207	Subordinate Class Representative	S-335
Qualified Insurer	S-347	Subordinate Control Period	S-334
Qualified Replacement Special		Sub-Servicing Entity	S-370
Servicer	S-345
T
R
		TIA	S-295
Rating Agencies	S-393	TIA Applicability Determination	S-296
Rating Agency	S-393
Rating Agency Confirmation	S-369

Trimont	S-247	Westfield Palm Desert Mortgage Loan	S-152
Trust	S-189	Westfield Palm Desert Mortgaged
Trust Advisor	S-247	Property	S-151
Trust Advisor Expenses	S-277	Westfield Palm Desert Non-Controlling
Trust Fund	S-134	Note Holder	S-155
Trustee	S-236	Westfield Palm Desert Noteholders	S-152
Westfield Palm Desert Pari Passu
U		Companion Loan	S-152
WFCM 2014-LC18 Certificate
U.S. Bank	S-200	Administrator	S-156
UCC	S-240	WFCM 2014-LC18 Depositor	S-155
UPB	S-239	WFCM 2014-LC18 master servicer	S-15
		WFCM 2014-LC18 Master Servicer	S-155
V		WFCM 2014-LC18 pooling and
		servicing agreement	S-5
Volcker Rule	S-64	WFCM 2014-LC18 Pooling and
		Servicing Agreement	S-134, S-156
W		WFCM 2014-LC18 special servicer	S-15
		WFCM 2014-LC18 Special Servicer	S-155
WAC Rate	S-261	WFCM 2014-LC18 Trust Advisor	S-156
Wachovia	S-238	WFCM 2014-LC18 trustee	S-15
Wachovia Bank	S-190	WFCM 2014-LC18 Trustee	S-156
Wells Fargo Bank	S-190, S-236	Woodbridge	S-200
Wells Fargo Bank Data Tape	S-196	Workout Fee Projected Amount	S-322
Wells Fargo Bank Deal Team	S-196	WTNA	S-236
Westfield Palm Desert B Notes	S-152
Westfield Palm Desert Controlling		Y
Note Holder	S-154
Westfield Palm Desert Intercreditor		Yield Maintenance Charge	S-270
Agreement	S-152	Yield Maintenance Discount Rate	S-145
Westfield Palm Desert Loan
Combination	S-152
Westfield Palm Desert Major Decisions	S-154

Annex A-1

Certain Characteristics of the Mortgage Loans and Mortgaged Properties

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type(2)	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure
1	Westfield Palm Desert	RMF		72810 & 72840 Highway 111; 44430 & 44480 Town Center Way	Palm Desert	CA	92260	Retail	Regional Mall	1983	2014	572,724	Sq. Ft.
2	WP Carey Self Storage Portfolio VI	WFB		Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	750,194	Sq. Ft.
2.01	Fibber McGee’s Closet	WFB		571 Airport Pulling Road North	Naples	FL	34104	Self Storage	Self Storage	1974	2014	184,951	Sq. Ft.
2.02	Rancho Pueblo Self Storage-Temecula	WFB		31524 Rancho Pueblo Road	Temecula	CA	92592	Self Storage	Self Storage	2006		91,243	Sq. Ft.
2.03	Extra Space Storage & Bay Colony RV Park	WFB		217 FM 517 Road West	Dickinson	TX	77539	Self Storage	Self Storage	2001		77,050	Sq. Ft.
2.04	Valrico Self Storage	WFB		2504 East State Road 60	Valrico	FL	33594	Self Storage	Self Storage	2009		68,634	Sq. Ft.
2.05	Safe and Sound Storage	WFB		1400 Northeast Savannah Road	Jensen Beach	FL	34957	Self Storage	Self Storage	1989		63,682	Sq. Ft.
2.06	Big Tex Self Storage-Humble	WFB		9722 North Sam Houston Parkway East	Humble	TX	77396	Self Storage	Self Storage	2009	2013	59,829	Sq. Ft.
2.07	Central Storage	WFB		800 NW 31st Avenue	Pompano Beach	FL	33069	Self Storage	Self Storage	1981		74,969	Sq. Ft.
2.08	Storage XXtra	WFB		4080 Keith Bridge Road	Cumming	GA	30041	Self Storage	Self Storage	1994	2003	74,849	Sq. Ft.
2.09	US 1 Self Storage-Sebastian	WFB		9893 North US Highway 1	Sebastian	FL	32958	Self Storage	Self Storage	1991	1996	54,987	Sq. Ft.
3	312 Elm	PCC		312 Elm Street	Cincinnati	OH	45202	Office	CBD	1992		379,379	Sq. Ft.
4	Marriott Greensboro	RMF		304 North Greene Street	Greensboro	NC	27401	Hospitality	Full Service	1983	2013	281	Rooms
5	Capital Penn Self Storage Portfolio	RMF		Various	Various	PA	Various	Self Storage	Self Storage	Various		592,854	Sq. Ft.
5.01	Capital Self Storage - Mechanicsburg	RMF		5160 East Trindle Road	Mechanicsburg	PA	17050	Self Storage	Self Storage	1999		78,150	Sq. Ft.
5.02	Capital Self Storage - Enola	RMF		10 Prospect Drive	Enola	PA	17025	Self Storage	Self Storage	1997		58,959	Sq. Ft.
5.03	Capital Self Storage - East York	RMF		2611 East Market Street	York	PA	17402	Self Storage	Self Storage	1942		64,055	Sq. Ft.
5.04	Capital Self Storage - Middletown	RMF		2220 Vine Street	Middletown	PA	17057	Self Storage	Self Storage	2004		73,125	Sq. Ft.
5.05	Capital Self Storage - Harrisburg West	RMF		1851 Arsenal Boulevard	Harrisburg	PA	17103	Self Storage	Self Storage	2006		58,265	Sq. Ft.
5.06	Capital Self Storage - Harrisburg North	RMF		3861 Derry Street	Harrisburg	PA	17111	Self Storage	Self Storage	1998		54,025	Sq. Ft.
5.07	Capital Self Storage - Hanover	RMF		250 East Chestnut Street	Hanover	PA	17331	Self Storage	Self Storage	2002		59,100	Sq. Ft.
5.08	Capital Self Storage - Dover	RMF		4044 Carlisle Road	Dover	PA	17315	Self Storage	Self Storage	1986		76,625	Sq. Ft.
5.09	Capital Self Storage - West York	RMF		915 Carlisle Road	York	PA	17404	Self Storage	Self Storage	2009		70,550	Sq. Ft.
6	Albuquerque Plaza	WFB		201 3rd Street Northwest	Albuquerque	NM	87102	Office	CBD	1989	2011	358,196	Sq. Ft.
7	South Shore Place	WFB		20-60 Forbes Road	Braintree	MA	02184	Retail	Shadow Anchored	2012		45,407	Sq. Ft.
8	Maxwell Hotel	LIG I		300 Roy Street	Seattle	WA	98109	Hospitality	Full Service	2010		139	Rooms
9	300 East Lombard	WFB		300 East Lombard Street	Baltimore	MD	21202	Office	CBD	1984	2000	225,485	Sq. Ft.
10	Amargosa Portfolio	WFB		Various	Various	Various	Various	Retail	Anchored	Various	Various	225,906	Sq. Ft.
10.01	Burlington Coat Factory	WFB		10506, 10510 Southeast 82nd Avenue	Happy Valley	OR	97086	Retail	Single Tenant	1969	2014	83,260	Sq. Ft.
10.02	Southern Plaza	WFB		6036 7th Avenue South	Phoenix	AZ	85041	Retail	Anchored	2007		75,233	Sq. Ft.
10.03	Northgate Shopping Center	WFB		1235-1245 Northwest 10th Street	Corvallis	OR	97330	Retail	Anchored	1957	2013	34,413	Sq. Ft.
10.04	Gold’s Gym	WFB		12247 Nacogdoches Road	San Antonio	TX	78217	Retail	Single Tenant	1975		33,000	Sq. Ft.
11	Residence Inn Tampa Westshore Airport	WFB		4312 West Boy Scout Boulevard	Tampa	FL	33607	Hospitality	Limited Service	2001		160	Rooms
12	Orbital ATK Office	RMF		9401 Corbin Avenue	Los Angeles	CA	91324	Office	Suburban	1981	2014	120,200	Sq. Ft.
13	Depot Park	LIG I		16 Business Park Way	Sacramento	CA	95828	Industrial	Warehouse	1940	2000	2,112,089	Sq. Ft.
14	Residence Inn Charlotte Southpark	WFB		6030 Piedmont Row Drive South	Charlotte	NC	28210	Hospitality	Limited Service	2001		152	Rooms
15	212 South Tryon	PCC		212 South Tryon Street	Charlotte	NC	28202	Office	CBD	1924	2004	172,382	Sq. Ft.
16	Holiday Inn - Cherry Creek	WFB		455 South Colorado Boulevard	Denver	CO	80246	Hospitality	Full Service	1968	2013	269	Rooms
17	312 Plum	PCC		312 Plum Street	Cincinnati	OH	45202	Office	CBD	1988		230,438	Sq. Ft.
18	Maple Leaf Apartments	RMF		759 Burr Oak Lane	University Park	IL	60484	Multifamily	Garden	1994	2012	377	Units
19	Boca Hamptons Plaza Portfolio	RMF		Various	Various	Various	Various	Various	Various	Various	Various	156,946	Sq. Ft.
19.01	Boca Hamptons Plaza	RMF		9030-9080 Kimberly Boulevard	Boca Raton	FL	33433	Mixed Use	Retail/Office	1986		93,216	Sq. Ft.
19.02	Queens Industrial	RMF		14719 105th Avenue	Jamaica	NY	11435	Industrial	Warehouse	1938		40,000	Sq. Ft.
19.03	One Industrial Plaza	RMF		1370 Frankton Street	South Valley Stream	NY	11580	Industrial	Flex	1965	1985	23,730	Sq. Ft.
20	Palms Plaza	PCC		22161 and 22191 Powerline Road	Boca Raton	FL	33433	Retail	Anchored	1988		72,676	Sq. Ft.
21	Eden at Watersedge	LIG I		2774 South Mendenhall Road	Memphis	TN	38115	Multifamily	Garden	1973		833	Units
22	Plaza Mayor Shopping Center	PCC		5001-5035 Pacific Coast Highway	Torrance	CA	90505	Retail	Anchored	1976	2000	79,540	Sq. Ft.
23	Courtyard Fort Myers	WFB		10050 Gulf Center Drive	Fort Myers	FL	33913	Hospitality	Limited Service	2007		134	Rooms
24	Long Island Retail Portfolio	RMF		Various	Various	NY	Various	Various	Various	Various		180,173	Sq. Ft.
24.01	North Babylon Retail center	RMF		1241 Deer Park Avenue	North Babylon	NY	11703	Retail	Anchored	1959		60,923	Sq. Ft.
24.02	East Meadow Retail Center	RMF		2501 Hempstead Turnpike	East Meadow	NY	11554	Retail	Anchored	1969		34,500	Sq. Ft.
24.03	Patchogue Retail Center	RMF		196 East Main Street	Patchogue	NY	11772	Retail	Single Tenant	1960		55,000	Sq. Ft.
24.04	Seaford Retail Center	RMF		3951 Merrick Road	Seaford	NY	11783	Mixed Use	Office/Retail	1955		29,750	Sq. Ft.
25	Residence Inn Little Rock Downtown	WFB		219 River Market Avenue	Little Rock	AR	72201	Hospitality	Limited Service	2013		107	Rooms
26	Courtyard Tampa Downtown	WFB		102 East Cass Street	Tampa	FL	33602	Hospitality	Limited Service	1998	2013	141	Rooms
27	1351 Harbor Parkway	WFB		1351 Harbor Bay Parkway	Alameda	CA	94502	Office	Single Tenant	1984		97,980	Sq. Ft.
28	Casa Bandera Apartments	WFB		855 East University Avenue	Las Cruces	NM	88001	Multifamily	Student Housing	2002		232	Beds
29	City Sports Clubs - Sunnyvale	WFB		1165 East Arques Avenue	Sunnyvale	CA	94085	Retail	Single Tenant	2014		45,149	Sq. Ft.
30	Kohl’s - Simi Valley	RMF		2930 Tapo Canyon Road	Simi Valley	CA	93063	Retail	Single Tenant	2002		88,003	Sq. Ft.
31	Breckenridge Apartments	WFB		17625 North 7th Street	Phoenix	AZ	85022	Multifamily	Garden	1983	2006	255	Units
32	MacGregor Park	PCC		113, 117, 125 and 130 Edinburgh South Drive	Cary	NC	27511	Office	Suburban	1984	2012	114,695	Sq. Ft.
33	Hampton Inn & Suites Knoxville	WFB		11340 Campbell Lakes Drive	Knoxville	TN	37934	Hospitality	Limited Service	2011		105	Rooms
34	Springdale Plaza	RMF		1670 Springdale Drive	Camden	SC	29020	Retail	Anchored	1990		179,271	Sq. Ft.
35	Charleston Festival	LIG I		6250-6350 West Charleston Boulevard	Las Vegas	NV	89146	Retail	Shadow Anchored	2006		55,583	Sq. Ft.
36	Lakeview Village	LIG I		31-147 South Higley Road	Gilbert	AZ	85296	Retail	Anchored	2004		93,408	Sq. Ft.
37	StoreQuest Self Storage	PCC		2710 South Nelson Street	Arlington	VA	22206	Self Storage	Self Storage	1965	1986	50,833	Sq. Ft.
38	Medical Arts Apartments	PCC		603 Main Street	Knoxville	TN	37902	Multifamily	High Rise	1932	2014	49	Units
39	Crestline Manufactured Home Community	WFB		4945 Mark Dabling Boulevard	Colorado Springs	CO	80918	Manufactured Housing Community	Manufactured Housing Community	1970		202	Pads
40	Park Creek Manor	RMF		2530 Coombs Creek Drive	Dallas	TX	75211	Multifamily	Garden	1964		322	Units
41	Milwaukee Apartment Portfolio	CIIICM		Various	Milwaukee	WI	53223	Multifamily	Garden	Various		233	Units
41.01	Riverwood Court/Rainbow Terrace	CIIICM		7100 North 60th Street	Milwaukee	WI	53223	Multifamily	Garden	1981		126	Units
41.02	Servite Village	CIIICM		8433 North Servite Drive	Milwaukee	WI	53223	Multifamily	Garden	1982		107	Units
42	Staybridge Suites North Brunswick	CIIICM		2195 U.S. Route 1	North Brunswick	NJ	08902	Hospitality	Limited Service	2012		84	Rooms
43	10611 Balls Ford Road	PCC		10611 Balls Ford Road	Manassas	VA	20109	Office	Suburban	2006		48,014	Sq. Ft.
44	Birchwood Landings	LIG I		1485 Ash Circle	Casselberry	FL	32707	Multifamily	Garden	1973		184	Units
45	FedEx Portfolio Oxford, AL & El Dorado, AR	Basis		Various	Various	Various	Various	Industrial	Industrial	2014		96,112	Sq. Ft.
45.01	Oxford	Basis		35 Fish Hatchery Lane	Oxford	AL	36203	Industrial	Industrial	2014		72,023	Sq. Ft.
45.02	El Dorado	Basis		174 Commerce Drive	El Dorado	AR	71730	Industrial	Industrial	2014		24,089	Sq. Ft.
46	Planet Self Storage - Southampton	CIIICM		100 Southampton Street	Boston	MA	02118	Self Storage	Self Storage	1930	1984	50,880	Sq. Ft.
47	Eden of Reynoldsburg	LIG I		6847 Greenleaf Drive	Reynoldsburg	OH	43068	Multifamily	Garden	1974	2010	181	Units
48	Village Crossing	RMF		663 and 721 Skippack Pike	Whitpain Township	PA	19422	Mixed Use	Retail/Office	1920	2011	28,747	Sq. Ft.
49	Fairfield Inn & Suites - Cincinnati	RMF		11440 Chester Road	Cincinnati	OH	45246	Hospitality	Limited Service	1963	2014	95	Rooms
50	Holiday Inn Express Nicholasville	Basis		164 Imperial Way	Nicholasville	KY	40356	Hospitality	Limited Service	1999	2013	74	Rooms
51	Chesapeake Mills	RMF		5550 Arturo Court	Columbus	OH	43231	Multifamily	Garden	1972		260	Units
52	Comfort Suites Chesapeake	WFB		1550 Crossways Boulevard	Chesapeake	VA	23320	Hospitality	Limited Service	1990	2014	124	Rooms
53	Country Club Apartments	RMF		4223 Lakeshore Drive	Shreveport	LA	71109	Multifamily	Garden	1972		248	Units
54	Stor-n-Lock - Fort Collins	WFB		2103 Joseph Allen Drive	Fort Collins	CO	80525	Self Storage	Self Storage	2008		96,750	Sq. Ft.
55	Planet Self Storage - Newington	CIIICM		350 Alumni Road	Newington	CT	06111	Self Storage	Self Storage	2000		86,850	Sq. Ft.
56	Hampton Inn Magnolia	CIIICM		128 Highway 79 Bypass North	Magnolia	AR	71753	Hospitality	Limited Service	2013		68	Rooms
57	Hampton Inn Peachtree	CIIICM		300 Westpark Drive	Peachtree City	GA	30269	Hospitality	Limited Service	1994	2011	61	Rooms
58	Orlando Industrial	RMF		Various	Orlando	FL	Various	Industrial	Light Industrial	Various		129,000	Sq. Ft.
58.01	Hameco Warehouse	RMF		11300 & 11350 Space Boulevard	Orlando	FL	32837	Industrial	Light Industrial	1975		89,000	Sq. Ft.
58.02	Nathan’s Warehouse	RMF		901 Central Florida Parkway	Orlando	FL	32824	Industrial	Light Industrial	1971		40,000	Sq. Ft.
59	Security Public Storage - Santa Fe Springs	WFB		13650 Imperial Highway	Santa Fe Springs	CA	90670	Self Storage	Self Storage	1980		96,313	Sq. Ft.
60	Shops Of Village Green	WFB		114-166 North Belvedere Drive	Gallatin	TN	37066	Retail	Unanchored	1999		39,926	Sq. Ft.
61	Neighborhood Self Storage	LIG I		7105 Old National Highway	Riverdale	GA	30296	Self Storage	Self Storage	2008		82,945	Sq. Ft.
62	Great Bridge Marketplace	CIIICM		500 South Battlefield Boulevard	Chesapeake	VA	23322	Retail	Unanchored	2011		35,200	Sq. Ft.
63	Planet Self Storage - Washington	CIIICM		307 South Lincoln Ave	Washington Township	NJ	07882	Self Storage	Self Storage	1987		63,450	Sq. Ft.
64	Magdalene Center	RMF		15436-15438 North Florida Avenue	Tampa	FL	33613	Office	Suburban	1985		40,726	Sq. Ft.
65	Arctic Gardens	LIG I		7201-7221 and 7301-7321 Meadow Street	Anchorage	AK	99507	Multifamily	Garden	1986		60	Units
66	Woodlands Green Center	RMF		25919 Interstate 45 North	Spring	TX	77380	Retail	Unanchored	2003		27,940	Sq. Ft.
67	Mount Laurel Center	CIIICM		3163 Marne Highway	Mount Laurel	NJ	08054	Mixed Use	Retail/Office	2003		30,307	Sq. Ft.
68	Planet Self Storage - Quakertown	CIIICM		1320 South West End Boulevard	Quakertown	PA	18951	Self Storage	Self Storage	1987		67,862	Sq. Ft.
69	Koko Plaza	WFB		901 & 917 Front Street	Louisville	CO	80027	Mixed Use	Office/Retail	2002		34,187	Sq. Ft.
70	Eureka Village	WFB		2001 & 2007 Teasley Lane	Denton	TX	76205	Multifamily	Garden	1978		112	Units
71	Watson & Taylor Self Storage	WFB		6366 Babcock Road	San Antonio	TX	78240	Self Storage	Self Storage	2000		56,275	Sq. Ft.
72	Winbury Professional Center	LIG I		8401 Chagrin Road	Chagrin Falls	OH	44023	Office	Suburban	2001		28,555	Sq. Ft.
73	Petrie Smithman Retail	RMF		5678 Fruitville Road	Sarasota	FL	34240	Retail	Unanchored	1987		24,822	Sq. Ft.
74	Southland Plaza	CIIICM		2576-2584 South Main Street	Adrian	MI	49221	Retail	Anchored	1955	1996	72,597	Sq. Ft.
75	Cornerstone Crossing	LIG I		5420 Lonsdale Place North	Columbus	OH	43232	Multifamily	Garden	1965	2010	160	Units
76	Planet Self Storage - South Boston	CIIICM		135 Old Colony Avenue	Boston	MA	02127	Self Storage	Self Storage	1925	1989	25,966	Sq. Ft.
77	Planet Self Storage - Brookfield	CIIICM		25 Del Mar Drive	Brookfield	CT	06804	Self Storage	Self Storage	1984/1986		63,825	Sq. Ft.
78	Peoria Multifamily Portfolio	CIIICM		Various	Various	IL	61604	Multifamily	Garden	1960/1970		100	Units
78.01	Golfview Apartments	CIIICM		2317-2331 West Martin Luther King Junior Drive	Peoria	IL	61604	Multifamily	Garden	1960/1970		66	Units
78.02	Madison Bluff Apartments	CIIICM		2405 West Martin Luther King Junior Drive	Peoria	IL	61604	Multifamily	Garden	1960/1970		18	Units
78.03	Parkview Townhomes	CIIICM		2100-2114 West Otley Road	West Peoria	IL	61604	Multifamily	Garden	1960/1970		16	Units
79	EZ Stor - Mini Storage	WFB		10461 North 99th Avenue; 10515 North 98th Avenue	Peoria	AZ	85345	Self Storage	Self Storage	1973		70,710	Sq. Ft.
80	Jamul Shopping Village	WFB		13881 Campo Road	Jamul	CA	91935	Retail	Unanchored	1985	2004	28,522	Sq. Ft.
81	Laurel Self Storage	RMF		1322 Laurel Road	Lindenwold	NJ	08031	Self Storage	Self Storage	2009		34,600	Sq. Ft.
82	Vista De Palmas	RMF		1415 West Freddy Gonzales Drive	Edinburg	TX	78539	Multifamily	Garden	1974	2013	96	Units
83	Coulter Forum	LIG I		3333 South Coulter Street	Amarillo	TX	79106	Retail	Unanchored	1984		33,919	Sq. Ft.
84	Out O’Space Storage	CIIICM		1470 South Highway 29	Cantonment	FL	32533	Self Storage	Self Storage	2005		55,540	Sq. Ft.
85	Casa Loma Estates MHC	CIIICM		6560 North US Highway 1	Melbourne	FL	32940	Manufactured Housing Community	Manufactured Housing Community	1950		132	Pads
86	Blue Star Storage & Business Park	CIIICM		99 Cheek Sparger Road	Colleyville	TX	76034	Self Storage	Self Storage	2006	2014	39,537	Sq. Ft.
87	Lambertson Lakes	CIIICM		871-887 Thorton Parkway	Thornton	CO	80229	Retail	Shadow Anchored	2003		13,465	Sq. Ft.
88	Tin Star Storage	CIIICM		430 East Interstate 10	Seguin	TX	78155	Self Storage	Self Storage	1996	2012	43,400	Sq. Ft.
89	330 E Main Street	CIIICM		330 East Main Street	Barrington	IL	60010	Office	Suburban	1980		13,689	Sq. Ft.
90	Generations Plaza I & II	WFB		114 East Idaho Avenue; 830 North Main Street	Meridian	ID	83642	Mixed Use	Retail/Office	2001		17,194	Sq. Ft.
91	Central Self Storage-Harvey	WFB		2520 Destrehan Avenue	Harvey	LA	70058	Self Storage	Self Storage	1985	2013	57,464	Sq. Ft.
92	Appletree Apartments	CIIICM		347 South 4th West	Rexburg	ID	83440	Multifamily	Garden	1970/2003		46	Units
93	Shoppes at Town Square	WFB		200 Dobys Bridge Road	Fort Mill	SC	29715	Retail	Unanchored	2007		10,918	Sq. Ft.
94	Cookson MHP	CIIICM		1011 FM 1489 Road	Brookshire	TX	77423	Manufactured Housing Community	Manufactured Housing Community	2000		91	Pads
95	Shady Bayou	CIIICM		16121 Bear Bayou Drive	Channelview	TX	77530	Manufactured Housing Community	Manufactured Housing Community	1984		82	Pads

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(3)(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance	Maturity Date Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee Rate	Certificate Administrator Fee Rate	Servicing Fee Rate	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method
1	Westfield Palm Desert	218	62,500,000	62,500,000	6.0%	62,500,000	N	2/3/2015	4/1/2015	3/1/2025		3/1/2025		3.85250%	0.00000%	0.00430%	0.01500%	0.00050%	3.83270%	Actual/360
2	WP Carey Self Storage Portfolio VI	64	48,139,000	48,139,000	4.6%	43,872,958	N	2/18/2015	4/11/2015	3/11/2020	4/11/2020	3/11/2025		4.25000%	0.00175%	0.00430%	0.02000%	0.00050%	4.22345%	Actual/360
2.01	Fibber McGee’s Closet		10,725,000	10,725,000	1.0%
2.02	Rancho Pueblo Self Storage-Temecula		6,500,000	6,500,000	0.6%
2.03	Extra Space Storage & Bay Colony RV Park		6,435,000	6,435,000	0.6%
2.04	Valrico Self Storage		6,012,500	6,012,500	0.6%
2.05	Safe and Sound Storage		5,590,000	5,590,000	0.5%
2.06	Big Tex Self Storage-Humble		5,037,500	5,037,500	0.5%
2.07	Central Storage		3,029,000	3,029,000	0.3%
2.08	Storage XXtra		2,860,000	2,860,000	0.3%
2.09	US 1 Self Storage-Sebastian		1,950,000	1,950,000	0.2%
3	312 Elm	122	46,121,000	46,121,000	4.4%	40,168,835	N	2/11/2015	4/1/2015	3/1/2018	4/1/2018	3/1/2025		4.28000%	0.00175%	0.00430%	0.02000%	0.00050%	4.25345%	Actual/360
4	Marriott Greensboro	155,991	44,000,000	43,833,356	4.2%	35,879,304	N	12/2/2014	1/6/2015		1/6/2015	12/6/2024		4.75000%	0.00175%	0.00430%	0.02000%	0.00050%	4.72345%	Actual/360
5	Capital Penn Self Storage Portfolio	63	37,665,000	37,606,397	3.6%	33,014,110	N	2/10/2015	3/6/2015		3/6/2015	2/6/2022		4.56000%	0.00175%	0.00430%	0.02000%	0.00050%	4.53345%	Actual/360
5.01	Capital Self Storage - Mechanicsburg		7,000,000	6,989,109	0.7%
5.02	Capital Self Storage - Enola		4,875,000	4,867,415	0.5%
5.03	Capital Self Storage - East York		4,750,000	4,742,609	0.5%
5.04	Capital Self Storage - Middletown		4,365,000	4,358,209	0.4%
5.05	Capital Self Storage - Harrisburg West		4,175,000	4,168,504	0.4%
5.06	Capital Self Storage - Harrisburg North		4,000,000	3,993,776	0.4%
5.07	Capital Self Storage - Hanover		3,250,000	3,244,943	0.3%
5.08	Capital Self Storage - Dover		3,150,000	3,145,099	0.3%
5.09	Capital Self Storage - West York		2,100,000	2,096,733	0.2%
6	Albuquerque Plaza	98	35,000,000	34,925,241	3.3%	25,332,428	N	2/5/2015	3/11/2015		3/11/2015	2/11/2025		4.14000%	0.00175%	0.00430%	0.02000%	0.00050%	4.11345%	Actual/360
7	South Shore Place	652	29,600,000	29,600,000	2.8%	24,293,397	N	2/5/2015	3/11/2015	2/11/2016	3/11/2016	2/11/2025		4.07000%	0.00175%	0.00430%	0.02000%	0.00050%	4.04345%	Actual/360
8	Maxwell Hotel	212,590	29,550,000	29,550,000	2.8%	25,785,070	N	2/10/2015	4/1/2015	3/1/2018	4/1/2018	3/1/2025		4.36000%	0.00175%	0.00430%	0.06000%	0.00050%	4.29345%	Actual/360
9	300 East Lombard	127	28,740,000	28,692,492	2.7%	22,869,915	N	2/2/2015	3/11/2015		3/11/2015	2/11/2025		4.05000%	0.00175%	0.00430%	0.02000%	0.00050%	4.02345%	Actual/360
10	Amargosa Portfolio	118	26,600,000	26,600,000	2.5%	22,549,536	N	2/4/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
10.01	Burlington Coat Factory		9,600,000	9,600,000	0.9%
10.02	Southern Plaza		8,300,000	8,300,000	0.8%
10.03	Northgate Shopping Center		4,800,000	4,800,000	0.5%
10.04	Gold’s Gym		3,900,000	3,900,000	0.4%
11	Residence Inn Tampa Westshore Airport	147,306	23,569,000	23,569,000	2.2%	20,559,440	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
12	Orbital ATK Office	183	22,000,000	22,000,000	2.1%	19,256,438	N	1/29/2015	3/6/2015	2/6/2018	3/6/2018	2/6/2025		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
13	Depot Park	22	21,600,000	21,600,000	2.1%	21,600,000	N	11/24/2014	1/1/2015	12/1/2024		12/1/2024		4.33000%	0.00000%	0.00430%	0.06000%	0.00050%	4.26520%	Actual/360
14	Residence Inn Charlotte Southpark	135,263	20,560,000	20,560,000	2.0%	17,934,664	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
15	212 South Tryon	115	19,773,000	19,773,000	1.9%	18,017,745	N	2/2/2015	4/1/2015	3/1/2020	4/1/2020	3/1/2025		4.24000%	0.00175%	0.00430%	0.02000%	0.00050%	4.21345%	Actual/360
16	Holiday Inn - Cherry Creek	72,398	19,475,000	19,475,000	1.9%	16,546,451	N	12/17/2014	2/11/2015	1/11/2017	2/11/2017	1/11/2025		4.31000%	0.00175%	0.00430%	0.06000%	0.00050%	4.24345%	Actual/360
17	312 Plum	80	18,379,000	18,379,000	1.8%	16,007,091	N	2/11/2015	4/1/2015	3/1/2018	4/1/2018	3/1/2025		4.28000%	0.00175%	0.00430%	0.02000%	0.00050%	4.25345%	Actual/360
18	Maple Leaf Apartments	48,143	18,150,000	18,150,000	1.7%	15,882,894	N	2/9/2015	3/6/2015	2/6/2018	3/6/2018	2/6/2025		4.49000%	0.00175%	0.00430%	0.02000%	0.00050%	4.46345%	Actual/360
19	Boca Hamptons Plaza Portfolio	166	18,000,000	18,000,000	1.7%	15,835,842	N	12/1/2014	1/6/2015	12/6/2017	1/6/2018	12/6/2024		4.72000%	0.00000%	0.00430%	0.02000%	0.00050%	4.69520%	Actual/360
19.01	Boca Hamptons Plaza		13,153,846	13,153,846	1.3%
19.02	Queens Industrial		2,561,538	2,561,538	0.2%
19.03	One Industrial Plaza		2,284,615	2,284,615	0.2%
20	Palms Plaza	241	17,500,000	17,500,000	1.7%	15,210,686	N	12/22/2014	2/1/2015	1/1/2018	2/1/2018	1/1/2025		4.20000%	0.00175%	0.00430%	0.02000%	0.00050%	4.17345%	Actual/360
21	Eden at Watersedge	19,208	16,000,000	16,000,000	1.5%	13,265,567	N	11/13/2014	1/5/2015	12/5/2015	1/5/2016	12/5/2024		4.39000%	0.00175%	0.00430%	0.06000%	0.00050%	4.32345%	Actual/360
22	Plaza Mayor Shopping Center	201	16,000,000	15,952,821	1.5%	12,755,612	N	12/11/2014	2/1/2015		2/1/2015	1/1/2025		4.10000%	0.00175%	0.00430%	0.02000%	0.00050%	4.07345%	Actual/360
23	Courtyard Fort Myers	117,754	15,779,000	15,779,000	1.5%	13,764,157	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
24	Long Island Retail Portfolio	86	15,500,000	15,500,000	1.5%	14,197,805	N	2/13/2015	4/6/2015	3/6/2020	4/6/2020	3/6/2025		4.56000%	0.00175%	0.00430%	0.02000%	0.00050%	4.53345%	Actual/360
24.01	North Babylon Retail center		4,882,784	4,882,784	0.5%
24.02	East Meadow Retail Center		4,712,454	4,712,454	0.4%
24.03	Patchogue Retail Center		3,236,264	3,236,264	0.3%
24.04	Seaford Retail Center		2,668,498	2,668,498	0.3%
25	Residence Inn Little Rock Downtown	135,019	14,447,000	14,447,000	1.4%	12,602,242	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
26	Courtyard Tampa Downtown	102,035	14,387,000	14,387,000	1.4%	12,549,903	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
27	1351 Harbor Parkway	143	14,000,000	14,000,000	1.3%	11,815,599	N	2/9/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.07000%	0.00175%	0.00430%	0.02000%	0.00050%	4.04345%	Actual/360
28	Casa Bandera Apartments	56,466	13,100,000	13,100,000	1.3%	11,080,702	N	1/13/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.15000%	0.00175%	0.00430%	0.02000%	0.00050%	4.12345%	Actual/360
29	City Sports Clubs - Sunnyvale	266	12,000,000	12,000,000	1.1%	9,477,428	N	2/11/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.19000%	0.00175%	0.00430%	0.02000%	0.00050%	4.16345%	Actual/360
30	Kohl’s - Simi Valley	134	11,750,000	11,750,000	1.1%	11,750,000	N	2/9/2015	3/6/2015	2/6/2025		2/6/2025		4.09500%	0.00175%	0.00430%	0.02000%	0.00050%	4.06845%	Actual/360
31	Breckenridge Apartments	41,176	10,500,000	10,500,000	1.0%	9,331,627	N	2/11/2015	3/11/2015	2/11/2019	3/11/2019	2/11/2025		4.11000%	0.00175%	0.00430%	0.04000%	0.00050%	4.06345%	Actual/360
32	MacGregor Park	87	10,000,000	10,000,000	1.0%	8,677,245	N	12/16/2014	2/1/2015	1/1/2018	2/1/2018	1/1/2025		4.13000%	0.00175%	0.00430%	0.02000%	0.00050%	4.10345%	Actual/360
33	Hampton Inn & Suites Knoxville	94,133	9,884,000	9,884,000	0.9%	8,621,898	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
34	Springdale Plaza	54	9,675,000	9,660,155	0.9%	7,869,687	N	2/9/2015	3/6/2015		3/6/2015	2/6/2025		4.68000%	0.00175%	0.00430%	0.02000%	0.00050%	4.65345%	Actual/360
35	Charleston Festival	172	9,563,400	9,563,400	0.9%	7,838,803	N	2/11/2015	4/1/2015		4/1/2015	3/1/2025		4.90000%	0.00175%	0.00430%	0.06000%	0.00050%	4.83345%	Actual/360
36	Lakeview Village	102	9,500,000	9,500,000	0.9%	8,635,462	N	1/30/2015	3/1/2015	2/1/2020	3/1/2020	2/1/2025		4.09000%	0.00175%	0.00430%	0.06000%	0.00050%	4.02345%	Actual/360
37	StoreQuest Self Storage	177	9,000,000	9,000,000	0.9%	7,605,607	N	2/10/2015	4/1/2015	3/1/2017	4/1/2017	3/1/2025		4.11000%	0.00175%	0.00430%	0.02000%	0.00050%	4.08345%	Actual/360
38	Medical Arts Apartments	183,673	9,000,000	9,000,000	0.9%	7,599,226	N	2/5/2015	4/1/2015	3/1/2017	4/1/2017	3/1/2025		4.08000%	0.00175%	0.00430%	0.02000%	0.00050%	4.05345%	Actual/360
39	Crestline Manufactured Home Community	41,514	8,400,000	8,385,756	0.8%	6,633,527	N	2/2/2015	3/11/2015		3/11/2015	2/11/2025		3.84000%	0.00175%	0.00430%	0.02000%	0.00050%	3.81345%	Actual/360
40	Park Creek Manor	25,776	8,300,000	8,300,000	0.8%	7,108,561	N	2/6/2015	3/6/2015	2/6/2017	3/6/2017	2/6/2025		4.61000%	0.00175%	0.00430%	0.02000%	0.00050%	4.58345%	Actual/360
41	Milwaukee Apartment Portfolio	34,503	8,039,250	8,039,250	0.8%	6,837,082	N	1/30/2015	3/5/2015	3/5/2017	4/5/2017	2/5/2025		4.25000%	0.00175%	0.00430%	0.02000%	0.00050%	4.22345%	Actual/360
41.01	Riverwood Court/Rainbow Terrace		4,200,750	4,200,750	0.4%
41.02	Servite Village		3,838,500	3,838,500	0.4%
42	Staybridge Suites North Brunswick	91,525	7,700,000	7,688,075	0.7%	6,246,268	N	1/30/2015	3/1/2015		3/1/2015	2/1/2025		4.60000%	0.00175%	0.00430%	0.02000%	0.00050%	4.57345%	Actual/360
43	10611 Balls Ford Road	156	7,500,000	7,478,696	0.7%	6,028,042	N	12/22/2014	2/1/2015		2/1/2015	1/1/2025		4.33000%	0.00175%	0.00430%	0.02000%	0.00050%	4.30345%	Actual/360
44	Birchwood Landings	39,730	7,310,400	7,310,400	0.7%	6,675,722	N	2/12/2015	4/1/2015	3/1/2020	4/1/2020	3/1/2025		4.37000%	0.00175%	0.00430%	0.06000%	0.00050%	4.30345%	Actual/360
45	FedEx Portfolio Oxford, AL & El Dorado, AR	73	7,000,000	7,000,000	0.7%	6,658,891	N	1/30/2015	3/1/2015	2/1/2017	3/1/2017	2/1/2020		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
45.01	Oxford		4,737,000	4,737,000	0.5%
45.02	El Dorado		2,263,000	2,263,000	0.2%
46	Planet Self Storage - Southampton	123	6,250,000	6,250,000	0.6%	5,298,293	N	1/30/2015	3/1/2015	2/1/2017	3/1/2017	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
47	Eden of Reynoldsburg	33,094	6,000,000	5,990,082	0.6%	4,774,513	N	2/5/2015	3/5/2015		3/5/2015	2/5/2025		4.05000%	0.00175%	0.00430%	0.11000%	0.00050%	3.93345%	Actual/360
48	Village Crossing	201	5,800,000	5,784,260	0.6%	4,706,907	N	12/31/2014	2/6/2015		2/6/2015	1/6/2025		4.61000%	0.00175%	0.00430%	0.02000%	0.00050%	4.58345%	Actual/360
49	Fairfield Inn & Suites - Cincinnati	59,911	5,700,000	5,691,539	0.5%	4,681,300	N	1/29/2015	3/6/2015		3/6/2015	2/6/2025		4.97000%	0.00175%	0.00430%	0.02000%	0.00050%	4.94345%	Actual/360
50	Holiday Inn Express Nicholasville	74,324	5,500,000	5,500,000	0.5%	4,447,687	N	2/11/2015	4/1/2015		4/1/2015	3/1/2025		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
51	Chesapeake Mills	21,073	5,500,000	5,478,902	0.5%	4,474,360	N	11/20/2014	1/6/2015		1/6/2015	12/6/2024		4.68000%	0.00175%	0.00430%	0.02000%	0.00050%	4.65345%	Actual/360
52	Comfort Suites Chesapeake	43,861	5,450,000	5,438,782	0.5%	3,999,492	N	2/11/2015	3/11/2015		3/11/2015	2/11/2025		4.50000%	0.00175%	0.00430%	0.07000%	0.00050%	4.42345%	Actual/360
53	Country Club Apartments	21,498	5,350,000	5,331,419	0.5%	4,430,251	N	12/8/2014	1/6/2015		1/6/2015	12/6/2024		5.22000%	0.00175%	0.00430%	0.02000%	0.00050%	5.19345%	Actual/360
54	Stor-n-Lock - Fort Collins	55	5,300,000	5,291,046	0.5%	4,190,044	N	1/15/2015	3/11/2015		3/11/2015	2/11/2025		3.87000%	0.00175%	0.00430%	0.02000%	0.00050%	3.84345%	Actual/360
55	Planet Self Storage - Newington	60	5,225,000	5,225,000	0.5%	4,544,560	N	1/30/2015	3/1/2015	2/1/2018	3/1/2018	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
56	Hampton Inn Magnolia	75,000	5,100,000	5,100,000	0.5%	3,743,954	N	2/12/2015	4/5/2015		4/5/2015	3/5/2025		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
57	Hampton Inn Peachtree	81,967	5,000,000	5,000,000	0.5%	3,382,263	N	2/12/2015	4/5/2015		4/5/2015	3/5/2025		4.70000%	0.00175%	0.00430%	0.02000%	0.00050%	4.67345%	Actual/360
58	Orlando Industrial	39	5,000,000	5,000,000	0.5%	4,386,518	N	2/3/2015	3/6/2015	2/6/2018	3/6/2018	2/6/2025		4.60000%	0.00175%	0.00430%	0.02000%	0.00050%	4.57345%	Actual/360
58.01	Hameco Warehouse		3,290,000	3,290,000	0.3%
58.02	Nathan’s Warehouse		1,710,000	1,710,000	0.2%
59	Security Public Storage - Santa Fe Springs	52	5,000,000	4,991,695	0.5%	3,973,033	N	1/21/2015	3/11/2015		3/11/2015	2/11/2025		4.01000%	0.00175%	0.00430%	0.02000%	0.00050%	3.98345%	Actual/360
60	Shops Of Village Green	120	4,800,000	4,800,000	0.5%	4,071,327	N	1/16/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.25000%	0.00175%	0.00430%	0.07000%	0.00050%	4.17345%	Actual/360
61	Neighborhood Self Storage	58	4,780,000	4,780,000	0.5%	4,054,362	N	2/3/2015	3/5/2015	2/5/2017	3/5/2017	2/5/2025		4.25000%	0.00175%	0.00430%	0.06000%	0.00050%	4.18345%	Actual/360
62	Great Bridge Marketplace	134	4,700,000	4,700,000	0.4%	3,833,216	N	2/12/2015	4/1/2015		4/1/2015	3/1/2025		4.75000%	0.00175%	0.00430%	0.02000%	0.00050%	4.72345%	Actual/360
63	Planet Self Storage - Washington	70	4,450,000	4,450,000	0.4%	3,870,487	N	1/30/2015	3/1/2015	2/1/2018	3/1/2018	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
64	Magdalene Center	103	4,200,000	4,188,695	0.4%	3,414,233	N	12/30/2014	2/6/2015		2/6/2015	1/6/2025		4.66000%	0.00175%	0.00430%	0.02000%	0.00050%	4.63345%	Actual/360
65	Arctic Gardens	66,667	4,000,000	4,000,000	0.4%	3,238,021	N	2/3/2015	4/1/2015		4/1/2015	3/1/2025		4.53000%	0.00175%	0.00430%	0.06000%	0.00050%	4.46345%	Actual/360
66	Woodlands Green Center	140	3,910,000	3,910,000	0.4%	3,576,061	N	12/18/2014	2/6/2015	1/6/2020	2/6/2020	1/6/2025		4.46000%	0.00175%	0.00430%	0.02000%	0.00050%	4.43345%	Actual/360
67	Mount Laurel Center	128	3,900,000	3,893,706	0.4%	3,125,598	N	1/23/2015	3/1/2015		3/1/2015	2/1/2025		4.25000%	0.00175%	0.00430%	0.02000%	0.00050%	4.22345%	Actual/360
68	Planet Self Storage - Quakertown	57	3,850,000	3,850,000	0.4%	3,348,623	N	1/30/2015	3/1/2015	2/1/2018	3/1/2018	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
69	Koko Plaza	113	3,850,000	3,850,000	0.4%	3,270,016	N	1/21/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.30000%	0.00175%	0.00430%	0.02000%	0.00050%	4.27345%	Actual/360
70	Eureka Village	33,873	3,800,000	3,793,831	0.4%	3,040,083	N	1/28/2015	3/11/2015		3/11/2015	2/11/2025		4.20000%	0.00175%	0.00430%	0.05000%	0.00050%	4.14345%	Actual/360
71	Watson & Taylor Self Storage	65	3,646,000	3,646,000	0.3%	3,404,056	N	1/8/2015	2/11/2015	1/11/2018	2/11/2018	1/11/2022		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
72	Winbury Professional Center	127	3,650,000	3,640,271	0.3%	2,973,140	N	12/8/2014	2/1/2015		2/1/2015	1/1/2025		4.72000%	0.00175%	0.00430%	0.11000%	0.00050%	4.60345%	Actual/360
73	Petrie Smithman Retail	141	3,500,000	3,500,000	0.3%	3,091,295	N	1/21/2015	3/6/2015	2/6/2018	3/6/2018	2/6/2025		4.90000%	0.00175%	0.00430%	0.02000%	0.00050%	4.87345%	Actual/360
74	Southland Plaza	46	3,350,000	3,344,812	0.3%	2,717,532	N	1/16/2015	3/1/2015		3/1/2015	2/1/2025		4.60000%	0.00175%	0.00430%	0.06000%	0.00050%	4.53345%	Actual/360
75	Cornerstone Crossing	20,280	3,250,000	3,244,847	0.3%	2,618,362	N	2/5/2015	3/5/2015		3/5/2015	2/5/2025		4.40000%	0.00175%	0.00430%	0.11000%	0.00050%	4.28345%	Actual/360
76	Planet Self Storage - South Boston	123	3,200,000	3,200,000	0.3%	2,712,726	N	1/30/2015	3/1/2015	2/1/2017	3/1/2017	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
77	Planet Self Storage - Brookfield	49	3,150,000	3,150,000	0.3%	2,598,402	N	1/30/2015	3/1/2015	2/1/2016	3/1/2016	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
78	Peoria Multifamily Portfolio	30,000	3,000,000	3,000,000	0.3%	2,235,518	N	2/12/2015	4/1/2015		4/1/2015	3/1/2025		4.90000%	0.00175%	0.00430%	0.02000%	0.00050%	4.87345%	Actual/360
78.01	Golfview Apartments		1,980,000	1,980,000	0.2%
78.02	Madison Bluff Apartments		540,000	540,000	0.1%
78.03	Parkview Townhomes		480,000	480,000	0.0%
79	EZ Stor - Mini Storage	42	3,000,000	2,995,227	0.3%	2,414,431	N	1/28/2015	3/11/2015		3/11/2015	2/11/2025		4.37000%	0.00175%	0.00430%	0.06000%	0.00050%	4.30345%	Actual/360
80	Jamul Shopping Village	105	3,000,000	2,993,572	0.3%	2,168,816	N	1/14/2015	3/11/2015		3/11/2015	2/11/2025		4.11000%	0.00175%	0.00430%	0.09000%	0.00050%	4.01345%	Actual/360
81	Laurel Self Storage	86	3,000,000	2,992,210	0.3%	2,456,748	N	12/19/2014	2/6/2015		2/6/2015	1/6/2025		4.88000%	0.00175%	0.00430%	0.02000%	0.00050%	4.85345%	Actual/360
82	Vista De Palmas	30,469	2,925,000	2,925,000	0.3%	2,504,464	N	1/14/2015	3/6/2015	2/6/2017	3/6/2017	2/6/2025		4.60000%	0.00175%	0.00430%	0.02000%	0.00050%	4.57345%	Actual/360
83	Coulter Forum	85	2,885,000	2,885,000	0.3%	2,378,311	N	1/22/2015	3/1/2015	2/1/2016	3/1/2016	2/1/2025		4.21000%	0.00175%	0.00430%	0.06000%	0.00050%	4.14345%	Actual/360
84	Out O’Space Storage	44	2,450,000	2,450,000	0.2%	2,119,682	N	1/30/2015	3/1/2015	2/1/2018	3/1/2018	2/1/2025		4.01000%	0.00175%	0.00430%	0.02000%	0.00050%	3.98345%	Actual/360
85	Casa Loma Estates MHC	17,424	2,300,000	2,300,000	0.2%	1,891,450	N	2/10/2015	4/5/2015		4/5/2015	3/5/2025		5.00000%	0.00175%	0.00430%	0.02000%	0.00050%	4.97345%	Actual/360
86	Blue Star Storage & Business Park	56	2,225,000	2,221,554	0.2%	1,804,928	N	1/21/2015	3/5/2015		3/5/2015	2/5/2025		4.60000%	0.00175%	0.00430%	0.02000%	0.00050%	4.57345%	Actual/360
87	Lambertson Lakes	156	2,100,000	2,100,000	0.2%	1,705,781	N	2/11/2015	4/5/2015		4/5/2015	3/5/2025		4.63000%	0.00175%	0.00430%	0.02000%	0.00050%	4.60345%	Actual/360
88	Tin Star Storage	48	2,080,000	2,080,000	0.2%	1,682,035	N	2/13/2015	4/1/2015		4/1/2015	3/1/2025		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
89	330 E Main Street	146	2,000,000	2,000,000	0.2%	1,625,657	N	2/5/2015	4/1/2015		4/1/2015	3/1/2025		4.65000%	0.00175%	0.00430%	0.02000%	0.00050%	4.62345%	Actual/360
90	Generations Plaza I & II	113	1,950,000	1,946,827	0.2%	1,558,936	N	1/16/2015	3/11/2015		3/11/2015	2/11/2025		4.18000%	0.00175%	0.00430%	0.09000%	0.00050%	4.08345%	Actual/360
91	Central Self Storage-Harvey	34	1,932,000	1,932,000	0.2%	1,636,003	N	2/5/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.19000%	0.00175%	0.00430%	0.02000%	0.00050%	4.16345%	Actual/360
92	Appletree Apartments	41,304	1,900,000	1,900,000	0.2%	1,536,474	N	2/13/2015	4/1/2015		4/1/2015	3/1/2025		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
93	Shoppes at Town Square	156	1,700,000	1,700,000	0.2%	1,361,355	N	2/17/2015	4/11/2015		4/11/2015	3/11/2025		4.22000%	0.00175%	0.00430%	0.02000%	0.00050%	4.19345%	Actual/360
94	Cookson MHP	16,484	1,500,000	1,500,000	0.1%	1,219,244	N	2/5/2015	4/1/2015		4/1/2015	3/1/2025		4.65000%	0.00175%	0.00430%	0.02000%	0.00050%	4.62345%	Actual/360
95	Shady Bayou	13,326	1,095,000	1,092,718	0.1%	799,910	N	2/5/2015	3/5/2015		3/5/2015	2/5/2025		4.38000%	0.00175%	0.00430%	0.02000%	0.00050%	4.35345%	Actual/360

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity (Mos.)	Remaining Term to Maturity (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)(5)	Grace Period Late (Days)	Appraised Value ($)(6)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental
1	Westfield Palm Desert	203,437.86	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),GRTR 1% or YM or D(89),O(7)	4	4	212,000,000	11/13/2014
2	WP Carey Self Storage Portfolio VI	236,814.94	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	0	5	74,750,000	Various
2.01	Fibber McGee’s Closet														17,100,000	1/17/2015
2.02	Rancho Pueblo Self Storage-Temecula														10,000,000	1/9/2015
2.03	Extra Space Storage & Bay Colony RV Park														8,500,000	11/11/2014
2.04	Valrico Self Storage														9,250,000	1/18/2015
2.05	Safe and Sound Storage														8,600,000	11/10/2014
2.06	Big Tex Self Storage-Humble														7,800,000	1/9/2015
2.07	Central Storage														6,100,000	11/12/2014
2.08	Storage XXtra														4,400,000	11/18/2014
2.09	US 1 Self Storage-Sebastian														3,000,000	1/16/2015
3	312 Elm	227,698.35	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	3	67,000,000	1/20/2015
4	Marriott Greensboro	229,524.83	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)	0	0	63,800,000	10/16/2014
5	Capital Penn Self Storage Portfolio	192,188.15	Amortizing Balloon		84	83	0	0	360	359	1	L(25),D(55),O(4)	0	0	54,100,000	Various
5.01	Capital Self Storage - Mechanicsburg														9,670,000	12/16/2014
5.02	Capital Self Storage - Enola														6,650,000	12/16/2014
5.03	Capital Self Storage - East York														6,450,000	12/15/2014
5.04	Capital Self Storage - Middletown														6,040,000	12/16/2014
5.05	Capital Self Storage - Harrisburg West														5,700,000	12/16/2014
5.06	Capital Self Storage - Harrisburg North														5,450,000	12/16/2014
5.07	Capital Self Storage - Hanover														4,550,000	12/15/2014
5.08	Capital Self Storage - Dover														4,520,000	12/15/2014
5.09	Capital Self Storage - West York														5,070,000	12/15/2014
6	Albuquerque Plaza	187,459.16	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5	57,000,000	12/2/2014
7	South Shore Place	142,512.07	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	5	41,600,000	12/31/2014
8	Maxwell Hotel	147,277.47	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	5	44,100,000	11/25/2014
9	300 East Lombard	138,038.90	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	38,500,000	12/17/2014
10	Amargosa Portfolio	130,544.75	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5	36,680,000	Various
10.01	Burlington Coat Factory														13,200,000	9/1/2014
10.02	Southern Plaza														11,500,000	8/1/2014
10.03	Northgate Shopping Center														6,480,000	7/22/2014
10.04	Gold’s Gym														5,500,000	7/21/2014
11	Residence Inn Tampa Westshore Airport	117,329.26	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	5	37,600,000	11/1/2015
12	Orbital ATK Office	111,470.77	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(88),O(7)	0	0	37,950,000	11/25/2014
13	Depot Park	79,022.50	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(28),GRTR 1% or YM(88),O(4)	5	5	76,000,000	7/14/2014
14	Residence Inn Charlotte Southpark	102,350.10	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	15	32,600,000	11/1/2015
15	212 South Tryon	97,155.55	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	5	15	28,270,000	12/23/2014
16	Holiday Inn - Cherry Creek	96,490.60	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(87),O(7)	0	5	28,300,000	10/29/2014
17	312 Plum	90,736.71	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	3	26,500,000	1/20/2015
18	Maple Leaf Apartments	91,855.57	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	28,000,000	10/10/2014
19	Boca Hamptons Plaza Portfolio	93,571.31	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(89),O(4)	0	0	38,100,000	Various
19.01	Boca Hamptons Plaza														26,700,000	10/28/2014
19.02	Queens Industrial														6,400,000	10/17/2014
19.03	One Industrial Plaza														5,000,000	10/17/2014
20	Palms Plaza	85,578.01	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(87),O(7)	5	0	24,600,000	10/21/2014
21	Eden at Watersedge	80,027.26	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(89),O(4)	0	0	21,500,000	10/3/2014
22	Plaza Mayor Shopping Center	77,311.74	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(89),O(5)	5	0	21,700,000	11/20/2014
23	Courtyard Fort Myers	78,549.72	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	5	26,400,000	11/1/2015
24	Long Island Retail Portfolio	79,089.77	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(35),GRTR 1% or YM(81),O(4)	0	0	27,300,000	Various
24.01	North Babylon Retail center														8,600,000	10/10/2014
24.02	East Meadow Retail Center														8,300,000	10/10/2014
24.03	Patchogue Retail Center														5,700,000	10/4/2014
24.04	Seaford Retail Center														4,700,000	10/10/2014
25	Residence Inn Little Rock Downtown	71,918.87	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	5	20,600,000	11/1/2014
26	Courtyard Tampa Downtown	71,620.18	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	5	21,500,000	11/1/2014
27	1351 Harbor Parkway	67,404.36	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM or D(88),O(7)	0	5	20,680,000	12/16/2014
28	Casa Bandera Apartments	63,679.54	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5	18,900,000	12/12/2014
29	City Sports Clubs - Sunnyvale	64,606.09	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	300	300	1	L(25),GRTR 1% or YM or D(88),O(7)	0	5	20,050,000	12/17/2014
30	Kohl’s - Simi Valley	40,653.78	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	21,800,000	12/19/2014
31	Breckenridge Apartments	50,796.76	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(25),D(91),O(4)	0	5	15,700,000	11/19/2014
32	MacGregor Park	48,494.03	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(89),O(5)	5	15	13,900,000	11/10/2014
33	Hampton Inn & Suites Knoxville	49,203.72	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	5	14,100,000	11/1/2014
34	Springdale Plaza	50,061.97	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(88),O(7)	0	0	12,900,000	12/23/2014
35	Charleston Festival	50,755.52	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	5	5	13,920,000	11/25/2014
36	Lakeview Village	45,848.75	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	5	5	14,100,000	10/30/2014
37	StoreQuest Self Storage	43,540.08	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92), O(4)	5	7	12,150,000	12/17/2014
38	Medical Arts Apartments	43,383.50	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	5	0	13,100,000	12/22/2014
39	Crestline Manufactured Home Community	39,331.94	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	5	11,730,000	12/16/2014
40	Park Creek Manor	42,599.10	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	11,500,000	12/9/2014
41	Milwaukee Apartment Portfolio	39,548.28	Interest-only, Amortizing Balloon	Actual/360	120	119	25	24	360	360	1	L(25),D(92),O(3)	0	0	11,100,000	10/14/2014
41.01	Riverwood Court/Rainbow Terrace														5,800,000	10/14/2014
41.02	Servite Village														5,300,000	10/14/2014
42	Staybridge Suites North Brunswick	39,473.62	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	11,500,000	11/1/2014
43	10611 Balls Ford Road	37,247.59	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	5	7	10,000,000	8/7/2014
44	Birchwood Landings	36,478.19	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(25),GRTR 1% or YM(91),O(4)	5	5	9,700,000	12/12/2014
45	FedEx Portfolio Oxford, AL & El Dorado, AR	35,467.97	Interest-only, Amortizing Balloon	Actual/360	60	59	24	23	360	360	1	L(25),D(34),O(1)	5	5	9,900,000	11/14/2014
45.01	Oxford														6,700,000	11/14/2014
45.02	El Dorado														3,200,000	11/14/2014
46	Planet Self Storage - Southampton	30,673.11	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	8,710,000	12/6/2014
47	Eden of Reynoldsburg	28,818.14	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	8,100,000	12/2/2014
48	Village Crossing	29,768.05	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	8,400,000	12/5/2014
49	Fairfield Inn & Suites - Cincinnati	30,494.41	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(88),O(7)	0	0	8,200,000	12/4/2014
50	Holiday Inn Express Nicholasville	27,867.69	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(94),O(2)	5	5	8,000,000	12/19/2014
51	Chesapeake Mills	28,459.00	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)	0	0	7,500,000	11/4/2014
52	Comfort Suites Chesapeake	30,292.87	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5	8,000,000	12/1/2014
53	Country Club Apartments	29,443.57	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(80),O(13)	0	0	7,600,000	10/8/2014
54	Stor-n-Lock - Fort Collins	24,907.41	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	5	12,100,000	12/17/2014
55	Planet Self Storage - Newington	25,642.72	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	7,020,000	12/22/2014
56	Hampton Inn Magnolia	28,347.46	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	0	0	7,900,000	12/22/2014
57	Hampton Inn Peachtree	30,423.11	Amortizing Balloon		120	120	0	0	264	264	0	L(24),D(93),O(3)	0	0	7,000,000	12/16/2014
58	Orlando Industrial	25,632.22	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(23),GRTR 1% or YM(93),O(4)	0	0	7,000,000	10/21/2014
58.01	Hameco Warehouse														4,600,000	10/21/2014
58.02	Nathan’s Warehouse														2,400,000	10/21/2014
59	Security Public Storage - Santa Fe Springs	23,899.60	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	8,350,000	11/4/2014
60	Shops Of Village Green	23,613.11	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5	6,450,000	12/9/2014
61	Neighborhood Self Storage	23,514.73	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	6,800,000	12/17/2014
62	Great Bridge Marketplace	24,517.42	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	6,600,000	12/15/2014
63	Planet Self Storage - Washington	21,839.25	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	5,960,000	12/1/2014
64	Magdalene Center	21,681.93	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(87),O(7)	0	0	5,675,000	11/25/2014
65	Arctic Gardens	20,338.78	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	5	5	5,550,000	12/12/2014
66	Woodlands Green Center	19,718.57	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(24),GRTR 1% or YM(83),O(13)	0	10	5,400,000	11/17/2014
67	Mount Laurel Center	19,185.66	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	5,450,000	12/16/2014
68	Planet Self Storage - Quakertown	18,894.64	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	5,330,000	12/1/2014
69	Koko Plaza	19,052.55	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5	5,525,000	12/5/2014
70	Eureka Village	18,582.65	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	5,125,000	12/9/2014
71	Watson & Taylor Self Storage	18,473.75	Interest-only, Amortizing Balloon	Actual/360	84	82	36	34	360	360	2	L(26),D(51),O(7)	0	5	5,400,000	12/15/2014
72	Winbury Professional Center	18,974.18	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	5	0	4,870,000	10/3/2014
73	Petrie Smithman Retail	18,575.44	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	5,150,000	12/9/2014
74	Southland Plaza	17,173.59	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	4,500,000	11/18/2014
75	Cornerstone Crossing	16,274.73	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	4,800,000	12/2/2014
76	Planet Self Storage - South Boston	15,704.63	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	4,450,000	12/9/2014
77	Planet Self Storage - Brookfield	15,459.25	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	4,340,000	12/9/2014
78	Peoria Multifamily Portfolio	17,363.36	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	0	0	4,300,000	12/19/2014
78.01	Golfview Apartments														2,838,000	12/19/2014
78.02	Madison Bluff Apartments														774,000	12/19/2014
78.03	Parkview Townhomes														688,000	12/19/2014
79	EZ Stor - Mini Storage	14,969.71	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	4,990,000	12/19/2014
80	Jamul Shopping Village	16,017.88	Amortizing Balloon		120	119	0	0	300	299	1	L(25),GRTR 1% or YM(88),O(7)	0	5	5,150,000	12/10/2014
81	Laurel Self Storage	15,885.35	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	4,050,000	11/6/2014
82	Vista De Palmas	14,994.85	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	3,900,000	11/17/2014
83	Coulter Forum	14,124.99	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	5	5	3,850,000	12/12/2014
84	Out O’Space Storage	11,710.80	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(89),O(6)	0	0	3,400,000	12/20/2014
85	Casa Loma Estates MHC	12,346.90	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	4,600,000	12/17/2014
86	Blue Star Storage & Business Park	11,406.34	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)	0	0	3,600,000	12/5/2014
87	Lambertson Lakes	10,803.21	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	2,950,000	11/22/2014
88	Tin Star Storage	10,539.05	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	5	3,000,000	1/9/2015
89	330 E Main Street	10,312.74	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	2,700,000	11/14/2014
90	Generations Plaza I & II	9,513.09	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(88),O(7)	0	5	2,770,000	11/21/2014
91	Central Self Storage-Harvey	9,436.54	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5	2,760,000	12/10/2014
92	Appletree Apartments	9,627.02	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	3,110,000	9/19/2014
93	Shoppes at Town Square	8,333.15	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5	2,280,000	12/22/2014
94	Cookson MHP	7,734.55	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	2,300,000	12/5/2014
95	Shady Bayou	6,012.02	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	1,690,000	9/25/2014

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)(7)	U/W NCF DSCR (x)(4)(7)	Cut-off Date LTV Ratio(4)(6)(7)	LTV Ratio at Maturity (4)(6)(7)	Cut-off Date U/W NOI Debt Yield(4)(7)	Cut-off Date U/W NCF Debt Yield(4)(7)	U/W Revenues ($)(8)	U/W Expenses ($)(8)	U/W Net Operating Income ($)(8)	U/W Replacement ($)(8)	U/W TI/LC ($)	U/W Net Cash Flow ($)(8)	Occupancy Rate
1	Westfield Palm Desert							2.77	2.61	59.0%	59.0%	10.8%	10.2%	22,039,731	8,506,070	13,533,661	310,923	484,217	12,738,521	95.6%
2	WP Carey Self Storage Portfolio VI							1.48	1.44	64.4%	58.7%	8.7%	8.5%	7,431,565	3,227,301	4,204,265	112,529	0	4,091,735	85.8%
2.01	Fibber McGee’s Closet													1,521,869	534,834	987,035	27,743	0	959,293	86.9%
2.02	Rancho Pueblo Self Storage-Temecula													846,430	338,538	507,892	13,686	0	494,206	87.0%
2.03	Extra Space Storage & Bay Colony RV Park													1,248,921	588,153	660,768	11,558	0	649,210	90.4%
2.04	Valrico Self Storage													725,223	322,970	402,253	10,295	0	391,958	92.1%
2.05	Safe and Sound Storage													852,828	344,119	508,709	9,552	0	499,157	95.2%
2.06	Big Tex Self Storage-Humble													722,547	349,479	373,068	8,974	0	364,093	87.5%
2.07	Central Storage													582,900	353,702	229,198	11,245	0	217,953	62.5%
2.08	Storage XXtra													495,326	179,033	316,293	11,227	0	305,066	81.4%
2.09	US 1 Self Storage-Sebastian													435,521	216,473	219,048	8,248	0	210,800	90.6%
3	312 Elm							2.02	1.80	68.8%	60.0%	12.0%	10.6%	9,391,092	3,878,210	5,512,882	151,752	455,255	4,905,875	85.2%
4	Marriott Greensboro							1.83	1.66	68.7%	56.2%	11.5%	10.4%	11,723,328	6,686,952	5,036,376	0	0	4,567,443	62.2%
5	Capital Penn Self Storage Portfolio							1.76	1.72	69.5%	61.0%	10.8%	10.5%	5,646,596	1,590,850	4,055,746	88,871	0	3,966,876	67.9%
5.01	Capital Self Storage - Mechanicsburg													914,534	200,470	714,064	11,723	0	702,342	80.2%
5.02	Capital Self Storage - Enola													690,305	157,054	533,251	8,786	0	524,465	80.9%
5.03	Capital Self Storage - East York													695,975	184,145	511,830	9,608	0	502,222	74.1%
5.04	Capital Self Storage - Middletown													657,403	196,700	460,703	10,969	0	449,735	62.4%
5.05	Capital Self Storage - Harrisburg West													686,647	198,687	487,960	8,740	0	479,220	78.7%
5.06	Capital Self Storage - Harrisburg North													590,621	168,753	421,869	8,104	0	413,765	72.4%
5.07	Capital Self Storage - Hanover													524,270	165,458	358,812	8,865	0	349,947	76.5%
5.08	Capital Self Storage - Dover													500,661	170,111	330,550	11,494	0	319,056	51.2%
5.09	Capital Self Storage - West York													386,180	149,472	236,708	10,583	0	226,125	42.4%
6	Albuquerque Plaza							1.85	1.65	61.3%	44.4%	11.9%	10.6%	8,103,523	3,939,897	4,163,626	89,549	372,642	3,701,434	83.1%
7	South Shore Place							1.36	1.30	71.2%	58.4%	7.9%	7.5%	3,077,707	753,171	2,324,536	6,811	87,902	2,229,823	100.0%
8	Maxwell Hotel							1.91	1.75	67.0%	58.5%	11.4%	10.5%	7,053,641	3,679,757	3,373,884	0	0	3,091,738	86.7%
9	300 East Lombard							1.55	1.38	74.5%	59.4%	8.9%	8.0%	5,403,983	2,839,900	2,564,082	45,097	225,485	2,293,500	96.5%
10	Amargosa Portfolio							1.64	1.52	72.5%	61.5%	9.7%	9.0%	3,692,452	1,123,034	2,569,418	33,886	147,698	2,387,834	98.9%
10.01	Burlington Coat Factory													1,317,480	362,201	955,278	12,489	52,699	890,090	100.0%
10.02	Southern Plaza													1,302,717	513,287	789,430	11,285	52,109	726,037	96.6%
10.03	Northgate Shopping Center													523,727	67,013	456,713	5,162	20,949	430,602	100.0%
10.04	Gold’s Gym													548,529	180,533	367,996	4,950	21,941	341,105	100.0%
11	Residence Inn Tampa Westshore Airport							2.06	1.88	62.7%	54.7%	12.3%	11.3%	6,179,167	3,278,148	2,901,019	0	0	2,653,852	86.1%
12	Orbital ATK Office							1.68	1.57	58.0%	50.7%	10.2%	9.5%	2,815,365	572,307	2,243,057	18,030	128,076	2,096,951	100.0%
13	Depot Park							2.91	2.49	60.0%	60.0%	12.8%	10.9%	10,943,007	5,122,652	5,820,354	211,209	620,095	4,989,050	67.7%
14	Residence Inn Charlotte Southpark							2.04	1.87	63.1%	55.0%	12.2%	11.2%	5,219,545	2,718,291	2,501,254	0	0	2,292,472	74.3%
15	212 South Tryon							1.51	1.33	69.9%	63.7%	8.9%	7.9%	3,049,679	1,283,504	1,766,175	39,648	172,382	1,554,145	84.3%
16	Holiday Inn - Cherry Creek							1.99	1.68	68.8%	58.5%	11.8%	10.0%	8,983,723	6,676,375	2,307,348	0	0	1,947,999	83.8%
17	312 Plum							2.02	1.69	69.4%	60.4%	12.0%	10.0%	4,108,969	1,904,878	2,204,091	82,958	276,525	1,844,608	83.6%
18	Maple Leaf Apartments							1.54	1.45	64.8%	56.7%	9.3%	8.8%	3,665,573	1,971,063	1,694,509	94,250	0	1,600,259	96.8%
19	Boca Hamptons Plaza Portfolio							1.52	1.40	68.2%	60.0%	9.5%	8.7%	3,477,863	1,005,280	2,472,583	26,390	181,656	2,264,538	91.9%
19.01	Boca Hamptons Plaza													2,444,318	626,928	1,817,390	13,982	123,217	1,680,190	86.4%
19.02	Queens Industrial													537,210	164,635	372,575	6,000	38,837	327,738	100.0%
19.03	One Industrial Plaza													496,335	213,717	282,618	6,407	19,602	256,609	100.0%
20	Palms Plaza							1.62	1.55	71.1%	61.8%	9.5%	9.1%	2,375,137	711,638	1,663,499	13,808	54,507	1,595,184	100.0%
21	Eden at Watersedge							1.78	1.52	74.4%	61.7%	10.7%	9.1%	4,813,582	3,107,259	1,706,323	250,685	0	1,455,638	97.5%
22	Plaza Mayor Shopping Center							1.34	1.28	73.5%	58.8%	7.8%	7.4%	1,642,292	396,808	1,245,484	15,908	42,625	1,186,951	98.0%
23	Courtyard Fort Myers							2.21	2.01	59.8%	52.1%	13.2%	12.0%	4,817,799	2,732,105	2,085,694	0	0	1,892,982	83.3%
24	Long Island Retail Portfolio							1.52	1.42	56.8%	52.0%	9.3%	8.7%	2,190,532	744,280	1,446,252	26,633	72,070	1,347,549	99.9%
24.01	North Babylon Retail center													966,066	453,614	512,452	5,483	24,370	482,600	100.0%
24.02	East Meadow Retail Center													300,078	21,804	278,274	7,590	13,800	256,884	100.0%
24.03	Patchogue Retail Center													352,688	23,963	328,725	8,800	22,000	297,925	100.0%
24.04	Seaford Retail Center													571,700	244,899	326,801	4,760	11,900	310,141	99.2%
25	Residence Inn Little Rock Downtown							2.22	2.03	70.1%	61.2%	13.2%	12.1%	4,118,301	2,205,566	1,912,735	0	0	1,748,003	80.0%
26	Courtyard Tampa Downtown							2.00	1.76	66.9%	58.4%	12.0%	10.5%	5,288,699	3,566,982	1,721,717	0	0	1,510,169	74.8%
27	1351 Harbor Parkway							1.72	1.56	67.7%	57.1%	9.9%	9.0%	1,843,015	452,982	1,390,033	19,596	105,361	1,265,077	100.0%
28	Casa Bandera Apartments							1.62	1.53	69.3%	58.6%	9.5%	8.9%	2,051,856	810,528	1,241,328	69,600	0	1,171,728	93.1%
29	City Sports Clubs - Sunnyvale							1.46	1.40	59.9%	47.3%	9.4%	9.0%	1,566,796	434,460	1,132,336	9,000	37,786	1,085,550	100.0%
30	Kohl’s - Simi Valley							2.23	2.23	53.9%	53.9%	9.3%	9.3%	1,090,044	0	1,090,044	0	0	1,090,044	100.0%
31	Breckenridge Apartments							1.75	1.64	66.9%	59.4%	10.2%	9.5%	2,314,802	1,246,750	1,068,052	76,800	0	1,002,510	96.5%
32	MacGregor Park							1.85	1.58	71.9%	62.4%	10.8%	9.2%	1,805,686	730,557	1,075,129	19,498	137,635	917,996	92.3%
33	Hampton Inn & Suites Knoxville							1.95	1.75	70.1%	61.1%	11.6%	10.5%	2,860,752	1,710,133	1,150,619	0	0	1,036,189	63.9%
34	Springdale Plaza							1.69	1.48	74.9%	61.0%	10.5%	9.2%	1,474,166	459,359	1,014,807	35,854	91,901	887,052	91.8%
35	Charleston Festival							1.46	1.35	68.7%	56.3%	9.3%	8.6%	1,177,441	290,540	886,901	8,337	56,961	821,603	87.8%
36	Lakeview Village							1.74	1.61	67.4%	61.2%	10.1%	9.3%	1,480,590	522,785	957,805	5,724	65,270	886,811	98.3%
37	StoreQuest Self Storage							1.72	1.71	74.1%	62.6%	10.0%	9.9%	1,347,616	450,182	897,434	5,425	0	892,009	86.8%
38	Medical Arts Apartments							1.52	1.48	68.7%	58.0%	8.8%	8.6%	959,674	170,430	789,244	17,525	0	771,719	98.0%
39	Crestline Manufactured Home Community							1.46	1.44	71.5%	56.6%	8.2%	8.1%	975,965	286,944	689,021	10,100	0	678,921	88.6%
40	Park Creek Manor							1.75	1.59	72.2%	61.8%	10.8%	9.8%	2,691,135	1,798,545	892,589	82,110	0	810,479	99.1%
41	Milwaukee Apartment Portfolio							1.54	1.39	72.4%	61.6%	9.1%	8.2%	1,998,586	1,267,751	730,835	70,326	0	660,509	92.3%
41.01	Riverwood Court/Rainbow Terrace													1,031,471	674,971	356,500	31,878	0	324,622	92.1%
41.02	Servite Village													967,115	592,780	374,335	38,448	0	335,887	92.5%
42	Staybridge Suites North Brunswick							1.84	1.63	66.9%	54.3%	11.4%	10.1%	2,466,989	1,593,903	873,086	0	0	774,406	79.5%
43	10611 Balls Ford Road							1.59	1.36	74.8%	60.3%	9.5%	8.1%	1,090,921	381,043	709,878	9,603	93,565	606,710	92.4%
44	Birchwood Landings							1.63	1.51	75.4%	68.8%	9.8%	9.1%	1,409,947	696,796	713,151	50,600	0	662,551	98.4%
45	FedEx Portfolio Oxford, AL & El Dorado, AR							1.45	1.36	70.7%	67.3%	8.8%	8.3%	737,961	121,824	616,137	14,417	22,879	578,841	100.0%
45.01	Oxford													498,386	76,699	421,687	10,803	15,052	395,831	100.0%
45.02	El Dorado													239,575	45,125	194,449	3,613	7,827	183,010	100.0%
46	Planet Self Storage - Southampton							1.43	1.41	71.8%	60.8%	8.4%	8.3%	992,191	466,504	525,687	7,637	0	518,049	78.5%
47	Eden of Reynoldsburg							1.65	1.48	74.0%	58.9%	9.5%	8.6%	1,461,509	890,647	570,862	57,825	0	513,037	86.7%
48	Village Crossing							1.68	1.51	68.9%	56.0%	10.4%	9.3%	767,211	166,786	600,426	5,749	55,720	538,956	92.9%
49	Fairfield Inn & Suites - Cincinnati							1.85	1.63	69.4%	57.1%	11.9%	10.5%	2,031,008	1,353,661	677,347	0	0	596,107	65.2%
50	Holiday Inn Express Nicholasville							1.85	1.65	68.8%	55.6%	11.3%	10.0%	1,742,272	1,122,467	619,805	0	0	550,114	69.7%
51	Chesapeake Mills							1.87	1.64	73.1%	59.7%	11.6%	10.2%	2,014,858	1,376,631	638,227	78,000	0	560,227	95.0%
52	Comfort Suites Chesapeake							1.90	1.64	68.0%	50.0%	12.7%	11.0%	2,309,533	1,620,366	689,167	0	0	596,786	69.5%
53	Country Club Apartments							1.45	1.26	70.2%	58.3%	9.6%	8.3%	1,345,652	832,194	513,457	69,192	0	444,265	91.0%
54	Stor-n-Lock - Fort Collins							2.40	2.37	43.7%	34.6%	13.5%	13.4%	1,093,737	377,109	716,628	9,675	0	706,953	86.5%
55	Planet Self Storage - Newington							1.45	1.41	74.4%	64.7%	8.6%	8.3%	760,549	313,145	447,404	13,376	0	434,028	80.5%
56	Hampton Inn Magnolia							1.94	1.74	64.6%	47.4%	12.9%	11.6%	1,670,965	1,011,385	659,580	0	0	592,741	56.4%
57	Hampton Inn Peachtree							1.71	1.54	71.4%	48.3%	12.5%	11.2%	1,589,383	964,474	624,908	0	0	561,333	84.7%
58	Orlando Industrial							1.82	1.55	71.4%	62.7%	11.2%	9.6%	705,141	145,640	559,501	19,530	61,830	478,140	100.0%
58.01	Hameco Warehouse													466,200	90,206	375,994	13,530	42,242	320,222	100.0%
58.02	Nathan’s Warehouse													238,941	55,434	183,507	6,000	19,588	157,919	100.0%
59	Security Public Storage - Santa Fe Springs							1.69	1.64	59.8%	47.6%	9.7%	9.4%	898,580	414,218	484,362	14,495	0	469,868	89.6%
60	Shops Of Village Green							1.79	1.65	74.4%	63.1%	10.5%	9.7%	709,152	202,971	506,181	8,784	29,956	467,441	100.0%
61	Neighborhood Self Storage							1.47	1.43	70.3%	59.6%	8.7%	8.4%	716,304	300,242	416,062	12,494	0	403,568	82.2%
62	Great Bridge Marketplace							1.77	1.63	71.2%	58.1%	11.1%	10.2%	660,446	140,181	520,265	5,280	34,683	480,302	95.5%
63	Planet Self Storage - Washington							1.44	1.40	74.7%	64.9%	8.5%	8.3%	654,985	277,813	377,172	9,518	0	367,654	80.6%
64	Magdalene Center							1.71	1.53	73.8%	60.2%	10.6%	9.5%	681,531	236,076	445,455	6,923	40,180	398,353	94.1%
65	Arctic Gardens							1.35	1.28	72.1%	58.3%	8.3%	7.8%	724,002	393,413	330,589	18,000	0	312,589	100.0%
66	Woodlands Green Center							1.67	1.54	72.4%	66.2%	10.1%	9.3%	523,899	129,850	394,050	4,750	24,512	364,788	100.0%
67	Mount Laurel Center							1.50	1.41	71.4%	57.4%	8.9%	8.4%	563,259	216,897	346,361	4,546	16,669	325,146	81.5%
68	Planet Self Storage - Quakertown							1.52	1.48	72.2%	62.8%	9.0%	8.7%	622,969	277,610	345,359	10,757	0	334,602	79.2%
69	Koko Plaza							1.62	1.44	69.7%	59.2%	9.6%	8.6%	654,212	284,194	370,018	6,835	33,002	330,182	93.1%
70	Eureka Village							1.68	1.55	74.0%	59.3%	9.9%	9.1%	797,905	422,888	375,017	29,792	0	345,225	100.0%
71	Watson & Taylor Self Storage							1.37	1.33	67.5%	63.0%	8.3%	8.1%	579,540	275,347	304,192	8,708	0	295,484	83.5%
72	Winbury Professional Center							1.66	1.46	74.7%	61.1%	10.4%	9.1%	582,644	204,895	377,749	8,852	37,396	331,500	97.6%
73	Petrie Smithman Retail							1.49	1.37	68.0%	60.0%	9.5%	8.7%	456,548	123,770	332,778	6,206	21,337	305,236	100.0%
74	Southland Plaza							1.82	1.53	74.3%	60.4%	11.2%	9.4%	590,414	216,274	374,140	23,957	35,859	314,324	95.6%
75	Cornerstone Crossing							1.72	1.50	67.6%	54.5%	10.4%	9.0%	1,013,175	677,009	336,166	44,000	0	292,166	98.1%
76	Planet Self Storage - South Boston							1.38	1.36	71.9%	61.0%	8.2%	8.0%	532,559	271,749	260,810	3,910	0	256,900	76.2%
77	Planet Self Storage - Brookfield							1.48	1.43	72.6%	59.9%	8.7%	8.4%	557,398	282,768	274,631	9,289	0	265,342	67.1%
78	Peoria Multifamily Portfolio							1.48	1.32	69.8%	52.0%	10.3%	9.2%	620,743	312,797	307,946	32,000	0	275,946	94.0%
78.01	Golfview Apartments													NAV	NAV	NAV	NAV	NAV	NAV	93.9%
78.02	Madison Bluff Apartments													NAV	NAV	NAV	NAV	NAV	NAV	94.4%
78.03	Parkview Townhomes													NAV	NAV	NAV	NAV	NAV	NAV	93.8%
79	EZ Stor - Mini Storage							1.58	1.52	60.0%	48.4%	9.5%	9.1%	516,412	232,218	284,195	10,607	0	273,588	88.4%
80	Jamul Shopping Village							1.99	1.88	58.1%	42.1%	12.8%	12.1%	511,576	128,259	383,317	5,824	15,841	361,651	100.0%
81	Laurel Self Storage							1.40	1.37	73.9%	60.7%	8.9%	8.7%	431,630	165,239	266,391	5,190	0	261,201	87.8%
82	Vista De Palmas							1.63	1.47	75.0%	64.2%	10.0%	9.0%	603,893	311,211	292,682	28,800	0	263,882	93.8%
83	Coulter Forum							1.70	1.51	74.9%	61.8%	10.0%	8.9%	421,679	132,774	288,905	5,088	27,891	255,926	100.0%
84	Out O’Space Storage							1.56	1.50	72.1%	62.3%	8.9%	8.6%	372,027	153,438	218,589	8,331	0	210,258	93.9%
85	Casa Loma Estates MHC							2.07	2.03	50.0%	41.1%	13.3%	13.1%	518,488	211,460	307,028	6,600	0	300,428	92.4%
86	Blue Star Storage & Business Park							1.61	1.56	61.7%	50.1%	9.9%	9.6%	398,483	178,228	220,255	6,328	0	213,927	89.5%
87	Lambertson Lakes							1.58	1.46	71.2%	57.8%	9.8%	9.0%	331,939	126,938	205,002	6,598	9,426	188,978	91.1%
88	Tin Star Storage							1.53	1.48	69.3%	56.1%	9.3%	9.0%	291,694	97,918	193,776	6,510	0	187,266	96.0%
89	330 E Main Street							1.52	1.38	74.1%	60.2%	9.4%	8.5%	323,268	135,445	187,824	2,738	14,166	170,920	100.0%
90	Generations Plaza I & II							1.78	1.60	70.3%	56.3%	10.4%	9.4%	298,989	95,624	203,365	3,439	17,194	182,732	100.0%
91	Central Self Storage-Harvey							1.60	1.54	70.0%	59.3%	9.4%	9.0%	408,681	227,977	180,704	6,321	0	174,383	87.0%
92	Appletree Apartments							1.49	1.37	61.1%	49.4%	9.1%	8.3%	310,037	137,908	172,129	13,800	0	158,329	100.0%
93	Shoppes at Town Square							1.76	1.63	74.6%	59.7%	10.4%	9.6%	237,326	61,023	176,304	2,184	11,173	162,947	100.0%
94	Cookson MHP							2.18	2.14	65.2%	53.0%	13.5%	13.2%	322,372	119,662	202,710	4,550	0	198,160	100.0%
95	Shady Bayou							1.74	1.69	64.7%	47.3%	11.5%	11.1%	264,408	138,599	125,809	4,100	0	121,709	95.1%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy as-of Date(3)	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)(9)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)(9)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)
1	Westfield Palm Desert	2/2/2015			Actual 2014	20,473,560	7,308,206	13,165,354	0	13,165,354			Actual 2013	19,005,096	6,934,161	12,070,935	0	12,070,935
2	WP Carey Self Storage Portfolio VI	Various			Various	7,308,010	3,045,466	4,262,544	0	4,262,544			Actual 2013	6,635,477	3,037,715	3,597,762	0	3,597,762
2.01	Fibber McGee’s Closet	11/30/2014			Actual 2014	1,427,096	699,130	727,966	0	727,966			Actual 2013	1,246,197	586,578	659,618	0	659,618
2.02	Rancho Pueblo Self Storage-Temecula	1/8/2015			TTM 11/30/2014	846,430	287,591	558,839	0	558,839			Actual 2013	819,318	265,974	553,344	0	553,344
2.03	Extra Space Storage & Bay Colony RV Park	12/31/2014			TTM 11/30/2014	1,248,921	601,872	647,049	0	647,049			Actual 2013	1,139,314	600,244	539,070	0	539,070
2.04	Valrico Self Storage	12/31/2014			Actual 2014	756,441	303,036	453,405	0	453,405			Actual 2013	633,289	333,501	299,788	0	299,788
2.05	Safe and Sound Storage	12/31/2014			TTM 9/30/2014	852,828	227,539	625,289	0	625,289			Actual 2013	826,798	230,573	596,225	0	596,225
2.06	Big Tex Self Storage-Humble	12/31/2014			TTM 11/30/2014	722,547	249,456	473,091	0	473,091			Actual 2013	616,223	398,086	218,138	0	218,138
2.07	Central Storage	12/31/2014			TTM 9/30/2014	582,900	221,349	361,551	0	361,551			Actual 2013	545,792	237,730	308,062	0	308,062
2.08	Storage XXtra	12/31/2014			TTM 11/30/2014	495,326	187,048	308,278	0	308,278			Actual 2013	466,829	175,236	291,593	0	291,593
2.09	US 1 Self Storage-Sebastian	11/30/2014			TTM 11/30/2014	375,521	268,445	107,076	0	107,076			Actual 2013	341,718	209,793	131,924	0	131,924
3	312 Elm	2/11/2015			Actual 2014	9,220,348	3,836,413	5,383,935	0	5,383,935			Actual 2013	9,121,742	4,110,845	5,010,897	0	5,010,897
4	Marriott Greensboro	11/30/2014	135	84	TTM 11/30/2014	11,723,328	6,610,238	5,113,090	467,029	4,646,061	135	84	Actual 2013	10,501,978	6,423,426	4,078,552	420,085	3,658,467
5	Capital Penn Self Storage Portfolio	Various			Actual 2014	5,646,596	1,405,745	4,240,851	0	4,240,851			Actual 2013	5,449,368	1,371,341	4,078,027	0	4,078,027
5.01	Capital Self Storage - Mechanicsburg	12/19/2014			Actual 2014	914,534	172,126	742,409	0	742,409			Actual 2013	893,417	168,071	725,346	0	725,346
5.02	Capital Self Storage - Enola	12/19/2014			Actual 2014	690,305	135,853	554,452	0	554,452			Actual 2013	672,292	129,571	542,721	0	542,721
5.03	Capital Self Storage - East York	12/19/2014			Actual 2014	695,975	163,265	532,710	0	532,710			Actual 2013	677,821	158,686	519,135	0	519,135
5.04	Capital Self Storage - Middletown	12/19/2014			Actual 2014	657,403	185,183	472,220	0	472,220			Actual 2013	636,429	174,953	461,476	0	461,476
5.05	Capital Self Storage - Harrisburg West	12/19/2014			Actual 2014	686,647	177,511	509,136	0	509,136			Actual 2013	654,862	181,148	473,714	0	473,714
5.06	Capital Self Storage - Harrisburg North	12/5/2014			Actual 2014	590,621	150,154	440,468	0	440,468			Actual 2013	569,592	142,534	427,058	0	427,058
5.07	Capital Self Storage - Hanover	12/19/2014			Actual 2014	524,270	148,646	375,624	0	375,624			Actual 2013	501,891	148,367	353,524	0	353,524
5.08	Capital Self Storage - Dover	12/19/2014			Actual 2014	500,661	143,246	357,415	0	357,415			Actual 2013	471,020	139,614	331,407	0	331,407
5.09	Capital Self Storage - West York	12/19/2014			Actual 2014	386,180	129,761	256,419	0	256,419			Actual 2013	372,044	128,397	243,647	0	243,647
6	Albuquerque Plaza	1/1/2015			TTM 11/30/2014	8,056,665	3,754,945	4,301,720	0	4,301,720			Actual 2013	8,310,441	3,713,413	4,597,027	0	4,597,027
7	South Shore Place	12/12/2014			TTM 11/30/2014	2,913,907	590,994	2,322,913	0	2,322,913			Actual 2013	1,980,162	417,924	1,562,239	0	1,562,239
8	Maxwell Hotel	12/31/2014	155	135	Actual 2014	7,046,090	3,263,259	3,782,831	0	3,782,831	155	135	Actual 2013	6,293,129	3,230,899	3,062,230	0	3,062,230
9	300 East Lombard	11/8/2014			Actual 2014	4,919,063	2,793,512	2,125,551	0	2,125,551			Actual 2013	4,704,341	2,465,482	2,238,859	0	2,238,859
10	Amargosa Portfolio	Various			Annualized 4 12/31/2014	3,358,250	1,229,710	2,128,542	0	2,128,542			Actual 2013	2,472,987	645,171	1,827,817	0	1,827,817
10.01	Burlington Coat Factory	3/1/2015			Annualized 4 12/31/2014	1,292,907	168,543	1,124,364	0	1,124,364			Actual 2013	658,598	8,441	650,156	0	650,156
10.02	Southern Plaza	12/1/2014			Annualized 4 12/31/2014	1,094,859	690,795	404,064	0	404,064			Actual 2013	1,338,291	475,876	862,415	0	862,415
10.03	Northgate Shopping Center	12/1/2014			Annualized 4 12/31/2014	510,009	218,661	291,348	0	291,348			NAV	NAV	NAV	NAV	NAV	NAV
10.04	Gold’s Gym	3/1/2015			Annualized 4 12/31/2014	460,476	151,710	308,766	0	308,766			Actual 2013	476,099	160,853	315,246	0	315,246
11	Residence Inn Tampa Westshore Airport	10/31/2014	121	104	TTM 10/31/2014	6,179,167	3,066,237	3,112,930	0	3,112,930	121	104	Actual 2013	5,563,770	2,937,067	2,626,703	0	2,626,703
12	Orbital ATK Office	3/1/2015			Annualized 11 11/30/2014	2,855,952	188,450	2,667,502	0	2,667,502			NAV	NAV	NAV	NAV	NAV	NAV
13	Depot Park	10/21/2014			TTM 6/30/2014	11,188,749	4,703,099	6,485,650	0	6,485,650			Actual 2013	10,551,117	4,891,554	5,659,563	0	5,659,563
14	Residence Inn Charlotte Southpark	10/31/2014	123	92	TTM 10/31/2014	5,219,545	2,647,450	2,572,095	0	2,572,095	123	92	Actual 2013	5,204,374	2,607,786	2,596,588	0	2,596,588
15	212 South Tryon	2/2/2015			Actual 2014	2,769,363	1,281,687	1,487,676	0	1,487,676			Actual 2013	2,826,969	1,307,356	1,519,613	0	1,519,613
16	Holiday Inn - Cherry Creek	11/30/2014	91	77	TTM 11/30/2014	8,983,723	6,632,545	2,351,178	0	2,351,178	91	77	Actual 2013	7,607,688	6,040,031	1,567,657	0	1,567,657
17	312 Plum	2/11/2015			Actual 2014	4,369,391	1,880,745	2,488,646	0	2,488,646			Actual 2013	4,033,075	1,846,082	2,186,993	0	2,186,993
18	Maple Leaf Apartments	11/30/2014			TTM 11/30/2014	3,535,852	2,053,134	1,482,718	0	1,482,716			Actual 2013	3,455,323	1,655,700	1,799,623	0	1,799,623
19	Boca Hamptons Plaza Portfolio	11/19/2014			TTM 11/30/2014	3,241,982	889,793	2,352,189	0	2,352,189			Actual 2013	3,260,080	847,629	2,412,451	0	2,412,451
19.01	Boca Hamptons Plaza	11/19/2014			TTM 11/30/2014	2,300,780	574,226	1,726,554	0	1,726,554			Actual 2013	2,383,514	571,627	1,811,887	0	1,811,887
19.02	Queens Industrial	11/19/2014			TTM 11/30/2014	501,223	121,151	380,072	0	380,072			Actual 2013	457,835	87,834	370,001	0	370,001
19.03	One Industrial Plaza	11/19/2014			T12 9/30/2014	439,979	194,416	245,563	0	245,563			Actual 2013	418,731	188,168	230,563	0	230,563
20	Palms Plaza	12/22/2014			Actual 2013	2,119,873	676,241	1,443,632	0	1,443,632			Actual 2012	2,167,039	718,400	1,448,639	0	1,448,639
21	Eden at Watersedge	10/21/2014			TTM 8/31/2014	4,928,999	3,063,212	1,865,787	0	1,865,787			Actual 2013	4,726,923	2,808,777	1,918,146	0	1,918,146
22	Plaza Mayor Shopping Center	12/11/2014			Actual 2014	1,619,205	369,544	1,249,661	0	1,249,661			Actual 2013	1,546,631	365,917	1,180,714	100,000	1,080,714
23	Courtyard Fort Myers	10/31/2014	109	91	TTM 10/31/2014	4,821,790	2,668,440	2,153,350	0	2,153,350	109	91	Actual 2013	4,511,187	2,563,980	1,947,207	0	1,947,207
24	Long Island Retail Portfolio	12/11/2014			Annualized T11 11/30/2014	2,208,283	747,463	1,460,819	0	1,460,819			Actual 2013	2,197,812	736,435	1,461,377	0	1,461,377
24.01	North Babylon Retail center	12/11/2014			Annualized T11 11/30/2014	998,791	442,327	556,465	0	556,465			Actual 2013	985,181	424,663	560,518	0	560,518
24.02	East Meadow Retail Center	12/11/2014			Annualized T11 11/30/2014	316,074	22,444	293,630	0	293,630			Actual 2013	313,384	23,468	289,916	0	289,916
24.03	Patchogue Retail Center	12/11/2014			Annualized T11 11/30/2014	330,000	23,055	306,945	0	306,945			Actual 2013	323,125	23,846	299,279	0	299,279
24.04	Seaford Retail Center	12/11/2014			Annualized T11 11/30/2014	563,417	259,638	303,780	0	303,780			Actual 2013	576,122	264,458	311,665	0	311,665
25	Residence Inn Little Rock Downtown	10/31/2014	130	98	TTM 10/31/2014	4,175,712	2,191,029	1,984,683	0	1,984,683	125	100	NAV	NAV	NAV	NAV	NAV	NAV
26	Courtyard Tampa Downtown	10/31/2014	119	89	TTM 10/31/2014	5,288,699	3,529,422	1,759,277	0	1,759,277	119	89	Actual 2013	4,816,970	3,410,516	1,406,454	0	1,406,454
27	1351 Harbor Parkway	3/1/2015			Actual 2014	1,872,390	386,930	1,485,460	0	1,485,460			Actual 2013	1,857,643	417,487	1,440,156	0	1,440,156
28	Casa Bandera Apartments	12/12/2014			TTM 11/30/2014	2,051,856	780,704	1,271,152	0	1,271,152			Actual 2013	2,051,219	988,217	1,063,002	0	1,063,002
29	City Sports Clubs - Sunnyvale	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
30	Kohl’s - Simi Valley	3/1/2015			Actual 2014	1,050,540	0	1,050,540	0	1,050,540			Actual 2013	1,050,540	0	1,050,540	0	1,050,540
31	Breckenridge Apartments	11/17/2014			TTM 11/30/2014	2,314,802	1,208,085	1,106,717	0	1,106,717			Actual 2013	2,239,550	1,132,809	1,106,741	0	1,106,741
32	MacGregor Park	12/16/2014			Actual 2013	1,260,881	688,066	572,815	0	572,815			Actual 2012	915,459	571,738	343,721	0	343,721
33	Hampton Inn & Suites Knoxville	10/31/2014	115	74	TTM 10/31/2014	2,860,752	1,674,491	1,186,261	0	1,186,261	115	74	Actual 2013	2,905,049	1,640,051	1,264,998	0	1,264,998
34	Springdale Plaza	2/4/2015			Actual 2014	1,533,991	445,894	1,088,097	0	1,088,097			Actual 2013	1,487,081	449,331	1,037,751	0	1,037,751
35	Charleston Festival	2/1/2015			Actual 2013	820,678	282,474	538,204	0	538,204			Actual 2012	796,039	262,552	533,487	0	533,487
36	Lakeview Village	1/28/2015			TTM 12/31/2014	1,515,095	569,607	945,488	0	945,488			Actual 2013	1,576,314	579,331	996,983	0	996,983
37	StoreQuest Self Storage	1/31/2015			Actual 2014	1,345,273	481,590	863,683	0	863,683			Actual 2013	1,428,870	493,557	935,313	0	935,313
38	Medical Arts Apartments	2/5/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
39	Crestline Manufactured Home Community	12/31/2014			TTM 11/30/2014	1,000,121	285,127	714,994	0	714,994			Actual 2013	972,809	289,679	683,129	0	683,129
40	Park Creek Manor	12/18/2014			TTM 11/30/2014	2,721,515	1,881,695	839,820	0	839,820			Actual 2013	2,624,664	1,792,730	831,934	0	831,934
41	Milwaukee Apartment Portfolio	Various			TTM 11/30/2014	1,998,586	1,316,762	681,824	77,761	604,063			Actual 2013	2,008,704	1,258,051	750,653	89,879	660,774
41.01	Riverwood Court/Rainbow Terrace	Various			TTM 11/30/2014	1,031,471	698,101	333,369	26,590	306,779			Actual 2013	1,074,026	686,159	387,867	46,550	341,317
41.02	Servite Village	11/30/2014			TTM 11/30/2014	967,115	618,660	348,455	51,170	297,284			Actual 2013	934,678	571,892	362,786	43,328	319,458
42	Staybridge Suites North Brunswick	9/30/2014	102	79	TTM 11/30/2014	2,466,989	1,603,415	863,574	60,287	803,286	102	79	Actual 2013	2,468,202	1,712,231	755,971	0	755,971
43	10611 Balls Ford Road	12/15/2014			Actual 2013	953,266	367,547	585,719	0	585,719			Actual 2012	884,319	362,647	521,672	0	521,672
44	Birchwood Landings	1/30/2015			TTM 9/30/2014	1,378,739	693,261	685,478	0	685,478			Actual 2013	1,324,350	699,243	625,107	0	625,107
45	FedEx Portfolio Oxford, AL & El Dorado, AR	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
45.01	Oxford	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
45.02	El Dorado	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
46	Planet Self Storage - Southampton	10/31/2014			TTM 11/30/2014	993,460	468,440	525,020	0	525,020			Actual 2013	943,096	450,392	492,704	10,885	481,819
47	Eden of Reynoldsburg	1/6/2015			TTM 11/30/2014	1,473,542	843,699	629,843	0	629,843			Actual 2013	1,384,549	732,679	651,870	0	651,870
48	Village Crossing	12/1/2014			Annualized T11 11/30/2014	632,886	147,702	485,184	0	485,184			Actual 2013	449,256	120,430	328,826	0	328,826
49	Fairfield Inn & Suites - Cincinnati	11/30/2014	90	59	TTM 11/30/2014	2,039,170	1,320,634	718,537	61,360	657,177	90	59	Actual 2013	2,052,488	1,391,990	660,498	61,575	598,923
50	Holiday Inn Express Nicholasville	1/31/2015	93	65	TTM 1/31/2015	1,742,272	1,155,660	586,612	0	586,612	93	65	Actual 2014	1,704,173	1,135,040	569,133	0	569,133
51	Chesapeake Mills	11/17/2014			TTM 7/31/2014	2,050,541	1,392,067	658,474	0	658,474			Actual 2013	1,910,140	1,295,114	615,026	0	615,026
52	Comfort Suites Chesapeake	12/31/2014	72	50	Actual 2014	2,310,487	1,514,336	796,151	0	796,151	72	50	Actual 2013	2,042,563	1,518,867	523,696	0	523,696
53	Country Club Apartments	10/31/2014			TTM 10/31/2014	1,221,400	801,215	420,185	0	420,185			Actual 2013	1,254,157	742,204	511,952	0	511,952
54	Stor-n-Lock - Fort Collins	11/30/2014			TTM 11/30/2014	1,146,735	324,143	822,592	0	822,592			Actual 2013	1,057,629	306,710	750,919	0	750,919
55	Planet Self Storage - Newington	11/30/2014			TTM 11/30/2014	761,169	301,031	460,137	0	460,137			Actual 2013	748,730	318,165	430,565	0	430,565
56	Hampton Inn Magnolia	11/30/2014	119	67	TTM 11/30/2014	1,670,965	986,239	684,726	0	684,726	119	67	Actual 2013	1,184,914	819,733	365,181	0	365,181
57	Hampton Inn Peachtree	12/31/2014	95	71	Actual 2014	1,799,754	1,004,416	795,338	0	795,338	95	81	Actual 2013	1,514,717	906,402	608,315	0	608,315
58	Orlando Industrial	1/1/2015			Actual 2014	685,862	118,653	567,209	0	567,209			Actual 2013	616,446	97,439	519,007	0	519,007
58.01	Hameco Warehouse	1/1/2015			Actual 2014	457,951	83,663	374,288	0	374,288			Actual 2013	410,280	66,991	343,289	0	343,289
58.02	Nathan’s Warehouse	1/1/2015			Actual 2014	227,911	34,990	192,922	0	192,922			Actual 2013	206,166	30,448	175,718	0	175,718
59	Security Public Storage - Santa Fe Springs	11/30/2014			TTM 10/31/2014	898,580	414,603	483,977	0	483,977			Actual 2013	852,650	390,992	461,658	0	461,658
60	Shops Of Village Green	12/31/2014			TTM 11/30/2014	661,621	194,837	466,783	0	466,783			Actual 2013	598,369	193,324	405,045	0	405,045
61	Neighborhood Self Storage	1/19/2015			Actual 2014	666,998	264,124	402,874	0	402,874			Actual 2013	628,328	278,086	350,242	0	350,242
62	Great Bridge Marketplace	12/31/2014			Actual 2014	691,336	123,551	567,785	0	567,785			Actual 2013	540,562	112,008	428,554	0	428,554
63	Planet Self Storage - Washington	10/31/2014			TTM 11/30/2014	655,592	279,910	375,682	0	375,682			Actual 2013	633,712	269,486	364,226	0	364,226
64	Magdalene Center	11/30/2014			TTM 9/30/2014	691,496	228,825	462,671	0	462,671			Actual 2013	647,434	225,352	422,082	0	422,082
65	Arctic Gardens	1/1/2015			TTM 9/30/2014	732,250	400,576	331,674	0	331,674			Actual 2013	721,942	400,856	321,086	0	321,086
66	Woodlands Green Center	11/6/2014			TTM 10/31/2014	544,348	124,861	419,488	0	419,488			Actual 2013	510,473	122,264	388,209	0	388,209
67	Mount Laurel Center	1/1/2015			Actual 2014	582,391	214,229	368,161	0	368,161			Annualized 9 9/30/2013	555,225	189,401	365,824	0	365,824
68	Planet Self Storage - Quakertown	10/31/2014			TTM 11/30/2014	622,969	272,199	350,770	0	350,770			Actual 2013	600,265	274,358	325,907	3,547	322,360
69	Koko Plaza	1/13/2015			Annualized 11 11/30/2014	567,509	269,250	298,259	0	298,259			Actual 2013	549,972	263,772	286,200	0	286,200
70	Eureka Village	1/16/2015			TTM 11/30/2014	816,757	425,629	391,128	0	391,128			Actual 2013	769,289	403,126	366,163	0	366,163
71	Watson & Taylor Self Storage	12/17/2014			TTM 11/30/2014	551,500	248,679	302,821	0	302,821			Actual 2013	536,551	249,547	287,004	0	287,004
72	Winbury Professional Center	11/24/2014			TTM 10/31/2014	647,254	190,121	457,133	0	457,133			Actual 2013	628,697	205,352	423,345	0	423,345
73	Petrie Smithman Retail	12/1/2014			TTM 11/30/2014	449,524	85,163	364,361	0	364,361			Actual 2013	366,062	71,888	294,174	0	294,174
74	Southland Plaza	11/26/2014			Annualized 11 11/30/2014	606,915	184,171	422,744	0	422,744			Actual 2013	601,292	188,419	412,874	0	412,874
75	Cornerstone Crossing	1/29/2015			TTM 11/30/2014	1,020,801	591,797	429,004	0	429,004			Actual 2013	1,018,916	524,984	493,932	0	493,932
76	Planet Self Storage - South Boston	10/31/2014			TTM 11/30/2014	532,904	269,087	263,817	10,121	253,696			Actual 2013	531,778	279,543	252,235	7,185	245,050
77	Planet Self Storage - Brookfield	10/31/2014			TTM 11/30/2014	558,055	274,286	283,768	0	283,768			Actual 2013	535,672	278,241	257,431	0	257,431
78	Peoria Multifamily Portfolio	12/1/2014			Actual 2014	620,743	283,482	337,261	0	337,261			Actual 2013	625,714	293,996	331,718	0	331,718
78.01	Golfview Apartments	12/1/2014			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
78.02	Madison Bluff Apartments	12/1/2014			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
78.03	Parkview Townhomes	12/1/2014			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
79	EZ Stor - Mini Storage	12/15/2014			Actual 2014	516,412	244,531	271,881	0	271,881			Actual 2013	503,627	246,339	257,288	0	257,288
80	Jamul Shopping Village	12/29/2014			TTM 9/30/2014	530,112	98,617	431,495	0	431,495			Actual 2013	508,836	94,446	414,390	0	414,390
81	Laurel Self Storage	12/1/2014			TTM 11/30/2014	431,630	126,023	305,608	0	305,608			Actual 2013	407,614	140,816	266,797	0	266,797
82	Vista De Palmas	12/11/2014			TTM 11/30/2014	512,706	273,237	239,469	0	239,469			NAV	NAV	NAV	NAV	NAV	NAV
83	Coulter Forum	12/4/2014			TTM 10/31/2014	374,388	124,942	249,446	0	249,446			Actual 2013	412,711	121,745	290,966	0	290,966
84	Out O’Space Storage	12/21/2014			Actual 2014	374,420	149,078	225,342	2,388	222,954			Actual 2013	332,645	142,579	190,066	2,388	187,678
85	Casa Loma Estates MHC	1/5/2015			Actual 2014	413,677	199,185	214,492	0	214,492			Actual 2013	417,478	190,885	226,593	0	226,593
86	Blue Star Storage & Business Park	11/18/2014			Annualized 11 11/30/2014	398,483	170,247	228,236	0	228,236			Actual 2013	298,187	156,950	141,237	0	141,237
87	Lambertson Lakes	12/19/2014			TTM 10/31/2014	324,424	126,727	197,697	23,294	174,403			Actual 2013	336,574	117,200	219,374	0	219,374
88	Tin Star Storage	2/5/2015			Actual 2014	291,694	92,473	199,221	0	199,221			Actual 2013	265,662	81,872	183,790	0	183,790
89	330 E Main Street	2/1/2015			Actual 2014	341,334	105,099	236,235	16,760	219,475			Actual 2013	305,997	92,392	213,605	7,052	206,553
90	Generations Plaza I & II	11/24/2014			Annualized 11 11/30/2014	304,693	103,744	200,950	0	200,950			Actual 2013	293,818	113,468	180,350	0	180,350
91	Central Self Storage-Harvey	1/8/2015			Actual 2014	392,452	225,224	167,228	0	167,228			NAV	NAV	NAV	NAV	NAV	NAV
92	Appletree Apartments	12/16/2014			Actual 2014	331,608	122,686	208,922	0	208,922			Actual 2013	335,233	112,463	222,770	0	222,770
93	Shoppes at Town Square	12/31/2014			Actual 2014	258,441	57,051	201,390	0	201,390			Actual 2013	237,838	51,181	186,657	0	186,657
94	Cookson MHP	11/1/2014			TTM 10/31/2014	326,750	116,440	210,309	0	210,309			Actual 2013	300,636	111,575	189,061	0	189,061
95	Shady Bayou	10/1/2014			TTM 11/30/2014	270,725	134,255	136,470	0	136,470			Actual 2013	240,478	128,515	111,963	0	111,963

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)(9)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(12)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(13)
1	Westfield Palm Desert			Actual 2012	19,305,805	7,241,551	12,064,254	0	12,064,254			N	Macy’s	57,469	10.0%	7/13/2104
2	WP Carey Self Storage Portfolio VI			Actual 2012	6,139,541	2,678,101	3,461,440	0	3,461,440			N
2.01	Fibber McGee’s Closet			Actual 2012	1,216,680	501,764	714,915	0	714,915			N
2.02	Rancho Pueblo Self Storage-Temecula			Actual 2012	750,011	250,861	499,150	0	499,150			N
2.03	Extra Space Storage & Bay Colony RV Park			Actual 2012	1,041,563	604,502	437,061	0	437,061			N
2.04	Valrico Self Storage			Actual 2012	547,139	259,812	287,327	0	287,327			N
2.05	Safe and Sound Storage			Actual 2012	810,673	239,494	571,179	0	571,179			N
2.06	Big Tex Self Storage-Humble			Actual 2012	508,884	246,866	262,017	0	262,017			N
2.07	Central Storage			Actual 2012	521,043	234,797	286,246	0	286,246			N
2.08	Storage XXtra			Actual 2012	460,128	169,053	291,075	0	291,075			N
2.09	US 1 Self Storage-Sebastian			Actual 2012	283,420	170,951	112,469	0	112,469			N
3	312 Elm			Actual 2012	8,853,375	4,083,214	4,770,161	0	4,770,161			N	Gannett - Cincinnati Enquirer	109,899	29.0%	12/31/2022
4	Marriott Greensboro	128	77	Actual 2012	11,105,807	6,625,298	4,480,509	444,239	4,036,270	126	83	N
5	Capital Penn Self Storage Portfolio			Actual 2012	5,339,626	1,313,215	4,026,411	0	4,026,411			N
5.01	Capital Self Storage - Mechanicsburg			Actual 2012	878,708	161,634	717,074	0	717,074			N
5.02	Capital Self Storage - Enola			Actual 2012	665,953	118,971	546,982	0	546,982			N
5.03	Capital Self Storage - East York			Actual 2012	664,146	148,572	515,574	0	515,574			N
5.04	Capital Self Storage - Middletown			Actual 2012	630,733	173,807	456,926	0	456,926			N
5.05	Capital Self Storage - Harrisburg West			Actual 2012	639,534	174,663	464,871	0	464,871			N
5.06	Capital Self Storage - Harrisburg North			Actual 2012	563,117	143,628	419,489	0	419,489			N
5.07	Capital Self Storage - Hanover			Actual 2012	481,956	136,373	345,582	0	345,582			N
5.08	Capital Self Storage - Dover			Actual 2012	461,470	139,407	322,064	0	322,064			N
5.09	Capital Self Storage - West York			Actual 2012	354,009	116,161	237,848	0	237,848			N
6	Albuquerque Plaza			Actual 2012	7,651,870	3,454,276	4,197,594	0	4,197,594			N	GSA - US Attorney General	63,957	17.9%	10/31/2022
7	South Shore Place			Actual 2012	311,406	24,404	287,002	0	287,002			N	Legal Sea Foods	8,807	19.4%	9/30/2028
8	Maxwell Hotel	145	122	Actual 2012	5,213,556	2,876,788	2,336,768	0	2,336,768	135	103	N
9	300 East Lombard			Actual 2012	4,654,505	2,727,098	1,927,407	0	1,927,407			N	Ballard Spahr Andrews Ingersol	33,352	14.8%	4/30/2022
10	Amargosa Portfolio			Various	2,868,454	656,252	2,212,202	0	2,212,202			N	Various	Various	Various	Various
10.01	Burlington Coat Factory			Actual 2012	657,809	11,543	646,266	0	646,266			N	Burlington Coat Factory of Oregon, LLC	83,260	100.0%	1/31/2024
10.02	Southern Plaza			Actual 2012	1,351,078	480,036	871,042	0	871,042			N	Bashas, Inc.	55,014	73.1%	1/31/2026
10.03	Northgate Shopping Center			Actual 2012	285,845	44,157	241,688	0	241,688			N	Natural Grocers	18,080	52.5%	12/31/2028
10.04	Gold’s Gym			Annualized 6 12/31/2012	573,722	120,516	453,207	0	453,207			N	Gold’s Texas Holdings Group, Inc.	33,000	100.0%	6/30/2025
11	Residence Inn Tampa Westshore Airport	117	93	Actual 2012	5,727,708	2,986,174	2,741,534	0	2,741,534	117	96	N
12	Orbital ATK Office			NAV	NAV	NAV	NAV	NAV	NAV			N	Alliant Techsystems Inc	120,200	100.0%	12/31/2024
13	Depot Park			Actual 2012	10,360,467	4,981,365	5,379,102	0	5,379,102			N	Department of Corrections	196,020	9.3%	Multiple Leases -- 152,460 SF expiring 01/31/2020; 43,560 SF expiring 03/31/2020
14	Residence Inn Charlotte Southpark	118	92	Actual 2012	5,259,437	2,671,382	2,588,055	0	2,588,055	108	92	N
15	212 South Tryon			Actual 2012	2,769,744	1,191,834	1,577,910	0	1,577,910			N	Office of the Comptroller	29,470	17.1%	19,668sf expiring in 9/30/2018; 9,802sf expiring in 2/28/2020
16	Holiday Inn - Cherry Creek	91	75	Actual 2012	6,636,258	5,486,178	1,150,080	0	1,150,080	96	73	N
17	312 Plum			Actual 2012	3,623,561	1,910,833	1,712,728	0	1,712,728			N	DH USA	63,901	27.7%	11/30/2018
18	Maple Leaf Apartments			Actual 2012	3,296,888	1,488,480	1,808,408	0	1,808,408			N
19	Boca Hamptons Plaza Portfolio			Actual 2012	3,022,066	826,581	2,195,485	0	2,195,485			N	Various	Various	Various	Various
19.01	Boca Hamptons Plaza			Actual 2012	2,222,113	539,999	1,682,115	0	1,682,115			N	Humana, Inc.	12,102	13.0%	9/30/2019
19.02	Queens Industrial			Actual 2012	360,871	111,197	249,674	0	249,674			N	Club Jouvay	10,000	25.0%	7/31/2018
19.03	One Industrial Plaza			Actual 2012	439,082	175,386	263,696	0	263,696			N	MKN Architectural Woodwork	8,500	35.8%	8/31/2018
20	Palms Plaza			NAV	NAV	NAV	NAV	NAV	NAV			N	Boca Markets, Inc. d/b/a Kosher Marketplace	13,604	18.7%	7/31/2023
21	Eden at Watersedge			Actual 2012	3,707,760	2,838,047	869,713	0	869,713			N
22	Plaza Mayor Shopping Center			Actual 2012	1,513,944	346,078	1,167,866	69,900	1,097,966			N	Ralphs Grocery Company	42,000	52.8%	5/22/2021
23	Courtyard Fort Myers	109	84	Actual 2012	4,246,081	2,479,675	1,766,406	0	1,766,406	104	79	N
24	Long Island Retail Portfolio			Actual 2012	2,129,490	663,402	1,466,088	0	1,466,088			N	Various	Various	Various	Various
24.01	North Babylon Retail center			Actual 2012	978,012	368,218	609,794	0	609,794			N	Party City	20,389	33.5%	1/31/2018
24.02	East Meadow Retail Center			Actual 2012	313,384	22,344	291,040	0	291,040			N	MJM Designer Shoes (Burlington Coat Factory)	29,589	85.8%	7/31/2019
24.03	Patchogue Retail Center			Actual 2012	288,750	21,209	267,541	0	267,541			N	Burlington Coat Factory	55,000	100.0%	3/31/2020
24.04	Seaford Retail Center			Actual 2012	549,345	251,632	297,713	0	297,713			N	Seaford Cinema	23,500	79.0%	5/31/2020
25	Residence Inn Little Rock Downtown	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
26	Courtyard Tampa Downtown	114	81	Actual 2012	4,900,184	3,327,480	1,572,704	0	1,572,704	120	84	N
27	1351 Harbor Parkway			Actual 2012	1,783,051	395,681	1,387,370	0	1,387,370			N	Penumbra, Inc.	97,980	100.0%	11/30/2029
28	Casa Bandera Apartments			Actual 2012	2,197,388	1,122,474	1,074,914	0	1,074,914			N
29	City Sports Clubs - Sunnyvale			NAV	NAV	NAV	NAV	NAV	NAV			N	City Sports Clubs	45,149	100.0%	4/30/2030
30	Kohl’s - Simi Valley			Actual 2012	1,009,719	0	1,009,719	0	1,009,719			N	Kohl’s	88,003	100.0%	1/31/2029
31	Breckenridge Apartments			Actual 2012	2,164,237	1,100,647	1,063,590	0	1,063,590			N
32	MacGregor Park			NAV	NAV	NAV	NAV	NAV	NAV			N	Rockwell Automation	15,750	13.7%	4/30/2021
33	Hampton Inn & Suites Knoxville	118	75	Actual 2012	3,121,360	1,748,000	1,373,360	0	1,373,360	116	80	N
34	Springdale Plaza			Actual 2012	1,590,727	414,032	1,176,695	0	1,176,695			N	Belk	52,289	29.2%	4/30/2020
35	Charleston Festival			NAV	NAV	NAV	NAV	NAV	NAV			N	Workforce Connections	18,815	33.9%	12/31/2018
36	Lakeview Village			Actual 2012	1,521,174	538,168	983,006	0	983,006			N	Bashas’ Inc (Ground Lease)	52,893	56.6%	10/31/2028
37	StoreQuest Self Storage			Actual 2012	1,511,593	469,911	1,041,682	0	1,041,682			N
38	Medical Arts Apartments			NAV	NAV	NAV	NAV	NAV	NAV			N
39	Crestline Manufactured Home Community			Actual 2012	932,569	285,946	646,623	0	646,623			N
40	Park Creek Manor			Actual 2012	2,544,882	1,627,645	917,237	0	917,237			N
41	Milwaukee Apartment Portfolio			Actual 2012	1,943,920	1,378,737	565,183	140,187	424,996			N
41.01	Riverwood Court/Rainbow Terrace			Actual 2012	1,003,651	753,010	250,641	79,452	171,189			N
41.02	Servite Village			Actual 2012	940,269	625,727	314,542	60,735	253,807			N
42	Staybridge Suites North Brunswick	101	80	Actual 2012	1,619,026	1,559,112	59,913	0	59,913	112	71	N
43	10611 Balls Ford Road			Actual 2011	914,661	365,389	549,272	0	549,272			N	SEDNA Digital Solutions, LLC	16,657	34.7%	12/31/2018
44	Birchwood Landings			Actual 2012	1,242,719	675,514	567,205	0	567,205			N
45	FedEx Portfolio Oxford, AL & El Dorado, AR			NAV	NAV	NAV	NAV	NAV	NAV			N	FedEx	Various	Various	Various
45.01	Oxford			NAV	NAV	NAV	NAV	NAV	NAV			N	FedEx	72,023	100.0%	6/1/2024
45.02	El Dorado			NAV	NAV	NAV	NAV	NAV	NAV			N	FedEx	24,089	100.0%	6/30/2024
46	Planet Self Storage - Southampton			Actual 2012	914,167	454,319	459,847	3,300	456,547			N
47	Eden of Reynoldsburg			Actual 2012	1,344,636	756,342	588,294	0	588,294			N
48	Village Crossing			Actual 2012	523,922	106,908	417,014	0	417,014			N	Berkshire Hathaway HomeServices Fox & Roach (“BHHS Fox & Roach”)	12,597	43.8%	3/31/2021
49	Fairfield Inn & Suites - Cincinnati	89	59	Actual 2012	1,563,613	1,209,488	354,125	46,908	307,217	83	45	N
50	Holiday Inn Express Nicholasville	93	63	Actual 2013	1,286,281	959,943	326,338	0	326,338	90	50	N
51	Chesapeake Mills			NAV	NAV	NAV	NAV	NAV	NAV			N
52	Comfort Suites Chesapeake	73	45	Actual 2012	2,011,262	1,407,452	603,810	0	603,810	70	44	N
53	Country Club Apartments			Actual 2012	1,480,454	715,594	764,860	0	764,860			N
54	Stor-n-Lock - Fort Collins			Actual 2012	923,430	291,837	631,592	0	631,592			N
55	Planet Self Storage - Newington			Actual 2012	661,875	253,402	408,472	0	408,472			N
56	Hampton Inn Magnolia	110	49	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
57	Hampton Inn Peachtree	91	68	Actual 2012	1,322,333	851,250	471,084	0	471,084	86	59	N
58	Orlando Industrial			Actual 2012	557,061	94,645	462,416	0	462,416			N	Various	Various	Various	Various
58.01	Hameco Warehouse			Actual 2012	390,481	65,376	325,106	0	325,106			N	Just Toys	23,800	26.7%	7/31/2016
58.02	Nathan’s Warehouse			Actual 2012	166,580	29,270	137,310	0	137,310			N	Funiture Liquidator	15,000	37.5%	7/31/2016
59	Security Public Storage - Santa Fe Springs			Actual 2012	821,986	392,696	429,291	0	429,291			N
60	Shops Of Village Green			Actual 2012	673,879	197,254	476,625	0	476,625			N	PetSense	4,800	12.0%	6/30/2019
61	Neighborhood Self Storage			Actual 2012	598,042	311,481	286,561	0	286,561			N
62	Great Bridge Marketplace			Actual 2012	475,904	100,374	375,530	0	375,530			N	Affinity Realty	5,600	15.9%	3/31/2024
63	Planet Self Storage - Washington			Actual 2012	592,863	252,084	340,779	0	340,779			N
64	Magdalene Center			Actual 2012	594,282	266,742	327,540	-28,139	355,679			N	Health Plan Intermediaries	15,656	38.4%	6/30/2017
65	Arctic Gardens			Actual 2012	704,241	394,460	309,781	0	309,781			N
66	Woodlands Green Center			Actual 2012	523,388	129,243	394,145	0	394,145			N	Audio Express Texas	4,675	16.7%	5/31/2015
67	Mount Laurel Center			Actual 2012	500,555	169,555	331,000	0	331,000			N	7-Eleven	4,140	13.7%	1/31/2019
68	Planet Self Storage - Quakertown			Actual 2012	513,578	250,505	263,072	0	263,072			N
69	Koko Plaza			NAV	NAV	NAV	NAV	NAV	NAV			N	Art Underground	4,659	13.6%	5/31/2017
70	Eureka Village			Actual 2012	763,680	383,303	380,377	0	380,377			N
71	Watson & Taylor Self Storage			Actual 2012	498,802	238,780	260,022	0	260,022			N
72	Winbury Professional Center			Actual 2012	652,383	203,452	448,931	0	448,931			N	Drs. Campbell and Vogley	4,504	15.8%	1/31/2019
73	Petrie Smithman Retail			Actual 2012	290,080	45,721	244,359	0	244,359			N	The Plumbing Place	16,783	67.6%	11/30/2022
74	Southland Plaza			Actual 2012	624,238	203,806	420,432	0	420,432			N	Dunham Sports	18,214	25.1%	1/31/2016
75	Cornerstone Crossing			Actual 2012	1,020,382	557,378	463,004	0	463,004			N
76	Planet Self Storage - South Boston			Actual 2012	504,446	256,375	248,070	13,850	234,220			N
77	Planet Self Storage - Brookfield			Actual 2012	522,622	249,932	272,690	0	272,690			N
78	Peoria Multifamily Portfolio			Actual 2012	627,795	285,125	342,670	0	342,670			N
78.01	Golfview Apartments			NAV	NAV	NAV	NAV	NAV	NAV			N
78.02	Madison Bluff Apartments			NAV	NAV	NAV	NAV	NAV	NAV			N
78.03	Parkview Townhomes			NAV	NAV	NAV	NAV	NAV	NAV			N
79	EZ Stor - Mini Storage			Actual 2012	452,625	221,904	230,721	0	230,721			N
80	Jamul Shopping Village			Actual 2012	500,356	96,400	403,956	0	403,956			N	True Value Hardware	9,270	32.5%	1/31/2020
81	Laurel Self Storage			Actual 2012	383,964	139,385	244,579	0	244,579			N
82	Vista De Palmas			NAV	NAV	NAV	NAV	NAV	NAV			N
83	Coulter Forum			Actual 2012	387,882	104,813	283,069	0	283,069			N	Texas Firehouse Bar & Grill	6,600	19.5%	6/30/2017
84	Out O’Space Storage			Actual 2012	291,354	142,655	148,699	2,388	146,311			N
85	Casa Loma Estates MHC			Actual 2012	424,407	169,211	255,196	0	255,196			N
86	Blue Star Storage & Business Park			Actual 2012	309,850	171,205	138,646	0	138,646			N
87	Lambertson Lakes			Actual 2012	345,082	116,711	228,371	0	228,371			N	Egg and I	3,600	26.7%	11/30/2019
88	Tin Star Storage			Actual 2012	221,505	79,994	141,511	0	141,511			N
89	330 E Main Street			Actual 2012	258,018	118,847	139,171	837	138,334			N	BWN	4,096	29.9%	1/31/2018
90	Generations Plaza I & II			Actual 2012	287,187	111,029	176,158	0	176,158			N	Me Time/ The Grotto	3,307	19.2%	3/31/2016
91	Central Self Storage-Harvey			NAV	NAV	NAV	NAV	NAV	NAV			N
92	Appletree Apartments			Actual 2012	322,102	116,493	205,609	0	205,609			N
93	Shoppes at Town Square			Actual 2012	242,789	49,893	192,896	0	192,896			N	Wing King Café	3,000	27.5%	1/31/2017

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(3)(11)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(10)(11)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(10)(11)(12)
1	Westfield Palm Desert	Dick’s Sporting Goods	46,718	8.2%	1/31/2024	Palm Dor Cinema	32,457	5.7%	6/30/2016	Barnes & Noble	24,868	4.3%	6/30/2018	World Gym
2	WP Carey Self Storage Portfolio VI
2.01	Fibber McGee’s Closet
2.02	Rancho Pueblo Self Storage-Temecula
2.03	Extra Space Storage & Bay Colony RV Park
2.04	Valrico Self Storage
2.05	Safe and Sound Storage
2.06	Big Tex Self Storage-Humble
2.07	Central Storage
2.08	Storage XXtra
2.09	US 1 Self Storage-Sebastian
3	312 Elm	GSA-IRS	49,006	12.9%	7/31/2016	USI Midwest	29,661	7.8%	12/31/2017	GSA-Social Security	24,600	6.5%	7/29/2017	Mitsui Sumitomo Marine
4	Marriott Greensboro
5	Capital Penn Self Storage Portfolio
5.01	Capital Self Storage - Mechanicsburg
5.02	Capital Self Storage - Enola
5.03	Capital Self Storage - East York
5.04	Capital Self Storage - Middletown
5.05	Capital Self Storage - Harrisburg West
5.06	Capital Self Storage - Harrisburg North
5.07	Capital Self Storage - Hanover
5.08	Capital Self Storage - Dover
5.09	Capital Self Storage - West York
6	Albuquerque Plaza	Rodey, Dickason, Sloan, Akin & Robb, PA	46,029	12.9%	6/30/2020	Keleher & McLeod	32,279	9.0%	5/31/2017	Bank of Albuquerque	20,909	5.8%	12/31/2015	Madison & Mroz, P.A.
7	South Shore Place	TGI Fridays	8,200	18.1%	8/31/2027	Jared the Galleria of Jewelry -- Leased Fee	6,064	13.4%	1/31/2033	Jos. A. Bank	4,098	9.0%	1/31/2023	Vitamin Shoppe
8	Maxwell Hotel
9	300 East Lombard	Ameritox, Ltd	25,259	11.2%	4/30/2017	First National of PA	18,503	8.2%	6/30/2021	Offit Kurman, P.A.	16,650	7.4%	11/30/2020	Schlachman, Belsky & Weiner
10	Amargosa Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
10.01	Burlington Coat Factory
10.02	Southern Plaza	Bok K. and Eun G. Park	5,500	7.3%	9/30/2018	Payless Shoesource, Inc.	3,389	4.5%	8/31/2015	7th Avenue and Southern Dentistry PLLC	1,250	1.7%	8/30/2015	Pizza Patron
10.03	Northgate Shopping Center	The Arc of Benton County	9,991	29.0%	10/31/2018	Campbells Cleaners, Inc.	6,342	18.4%	12/31/2016
10.04	Gold’s Gym
11	Residence Inn Tampa Westshore Airport
12	Orbital ATK Office
13	Depot Park	Big Bear Fireworks Inc.	97,620	4.6%	9/30/2015	Excalibur	87,120	4.1%	8/31/2020	Ferguson Enerprises	87,120	4.1%	7/31/2020	Airco Mechanical Inc.
14	Residence Inn Charlotte Southpark
15	212 South Tryon	Carlisle & Gallagher Consulting	20,130	11.7%	10/31/2021	Montreat College	14,692	8.5%	7/31/2023	Fifth Third Bank	6,764	3.9%	3/30/2022	Rudisil, White & Kaplan
16	Holiday Inn - Cherry Creek
17	312 Plum	Kao USA	54,907	23.8%	6/30/2023	Burgess & Niple	19,415	8.4%	2/28/2019	MCImetro Access Transmission	17,205	7.5%	5/31/2017	Standard Insurance Co
18	Maple Leaf Apartments
19	Boca Hamptons Plaza Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
19.01	Boca Hamptons Plaza	Walgreens	9,600	10.3%	5/31/2017	Chabad of Boca Raton, Inc.	6,000	6.4%	3/31/2016	Wells Fargo Corp.	3,900	4.2%	5/31/2022	Fonar Corp (dba Deerfield MRI)
19.02	Queens Industrial	Dicks Tires	10,000	25.0%	11/30/2018	NY Tire Factory	10,000	25.0%	12/31/2016	Piya Enterprises	5,000	12.5%	3/31/2022	Areo Construction
19.03	One Industrial Plaza	Muller Shipping	5,030	21.2%	6/30/2017	John T. Raia Custom Brokers	3,500	14.7%	12/31/2018	Lugguage Services & Logistics	2,500	10.5%	8/31/2015	KM Distribution USA Corp
20	Palms Plaza	Florida SE, Inc. d/b/a Olive Garden	12,000	16.5%	5/22/2018	Party City Corporation	10,000	13.8%	4/30/2023	Lesley Hack, DVM	5,147	7.1%	1/31/2017	JP Morgan Chase Bank, National Association
21	Eden at Watersedge
22	Plaza Mayor Shopping Center	PNS Stores, Inc	20,900	26.3%	7/31/2016	Payless Shoesource, Inc.	2,911	3.7%	6/30/2015	Katrina Minor & KDMINOR Corporation dba Postal Annex	1,600	2.0%	11/30/2023	Sally Beauty Supply LLC
23	Courtyard Fort Myers
24	Long Island Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
24.01	North Babylon Retail center	Staples	19,067	31.3%	7/31/2018	Bargain City	15,967	26.2%	1/31/2020	Aboff Paint Store	3,500	5.7%	12/31/2017	Saldin Physical Therapist
24.02	East Meadow Retail Center	Panera Bread	4,911	14.2%	8/31/2020
24.03	Patchogue Retail Center
24.04	Seaford Retail Center	JCM	2,000	6.7%	12/31/2019	JNDS (Dance Studio)	1,300	4.4%	12/31/2016	Ralph’s Ices	1,000	3.4%	3/31/2018	ACME
25	Residence Inn Little Rock Downtown
26	Courtyard Tampa Downtown
27	1351 Harbor Parkway
28	Casa Bandera Apartments
29	City Sports Clubs - Sunnyvale
30	Kohl’s - Simi Valley
31	Breckenridge Apartments
32	MacGregor Park	Erie Indemnity Company	8,894	7.8%	12/31/2015	Century Care Management	7,436	6.5%	3/31/2019	Hans E Scheil	5,674	4.9%	3/31/2018	Banker’s Life
33	Hampton Inn & Suites Knoxville
34	Springdale Plaza	Burke’s Outlet	19,800	11.0%	1/31/2021	Farmers Home Furniture	18,888	10.5%	3/31/2016	Goodwill Industries	18,870	10.5%	3/31/2020	Dollar Tree
35	Charleston Festival	Denny’s	5,520	9.9%	9/3/2026	Sweetea, Inc.	3,900	7.0%	2/1/2020	Chipotle Mexican Grill, Inc.	2,405	4.3%	6/25/2022	Tropical Smoothie Café
36	Lakeview Village	Dance Republic	6,947	7.4%	5/14/2016	Bank of America (Ground Lease)	4,413	4.7%	11/14/2024	Crosswinds Animal Clinic	3,510	3.8%	11/30/2023	Depalmas Karate
37	StoreQuest Self Storage
38	Medical Arts Apartments
39	Crestline Manufactured Home Community
40	Park Creek Manor
41	Milwaukee Apartment Portfolio
41.01	Riverwood Court/Rainbow Terrace
41.02	Servite Village
42	Staybridge Suites North Brunswick
43	10611 Balls Ford Road	Lee & Mason Financial Services, Inc	5,057	10.5%	3/31/2018	CWS Marketing Group	4,329	9.0%	5/31/2019	DH Hospitality Group, Inc	4,051	8.4%	4/30/2018	New Dimensions, Inc
44	Birchwood Landings
45	FedEx Portfolio Oxford, AL & El Dorado, AR
45.01	Oxford
45.02	El Dorado
46	Planet Self Storage - Southampton
47	Eden of Reynoldsburg
48	Village Crossing	Albert Einstein Healthcare Network	9,540	33.2%	5/30/2018	Ristorante Castello	2,610	9.1%	6/30/2020	Peter Rosenman, DDS	1,960	6.8%	7/30/2017
49	Fairfield Inn & Suites - Cincinnati
50	Holiday Inn Express Nicholasville
51	Chesapeake Mills
52	Comfort Suites Chesapeake
53	Country Club Apartments
54	Stor-n-Lock - Fort Collins
55	Planet Self Storage - Newington
56	Hampton Inn Magnolia
57	Hampton Inn Peachtree
58	Orlando Industrial	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
58.01	Hameco Warehouse	Grunau	16,800	18.9%	6/30/2019	Pinook	9,000	10.1%	11/30/2016	Jose Rivera	8,800	9.9%	11/30/2015	North America
58.02	Nathan’s Warehouse	Drew Thomas	10,000	25.0%	12/31/2015	French Furniture	10,000	25.0%	11/30/2029	RDL Wine	2,500	6.3%	6/30/2017	RPG
59	Security Public Storage - Santa Fe Springs
60	Shops Of Village Green	China Buffet	4,508	11.3%	10/31/2015	Ricardo’s Mexican Restaurant	4,100	10.3%	2/28/2016	Liquor World	3,300	8.3%	12/31/2016	Sun Tan City
61	Neighborhood Self Storage
62	Great Bridge Marketplace	Aguila, Ltd	4,800	13.6%	1/31/2017	Genesis Church	4,800	13.6%	11/1/2017	Off The Hook Seafood Mkt	3,200	9.1%	1/31/2017	Da Firma
63	Planet Self Storage - Washington
64	Magdalene Center	Debartolo Holdings, LLC	10,160	24.9%	10/31/2019	Vistra Communications	3,212	7.9%	12/31/2016	Appleone Employment	2,114	5.2%	8/31/2017	Sequoia Financial Group
65	Arctic Gardens
66	Woodlands Green Center	Dosey Doe	3,329	11.9%	6/30/2018	Woodlands Novelties Inc dba Cindie’s	3,065	11.0%	8/31/2016	Up N Smoke	2,711	9.7%	MTM	State Farm Insurance
67	Mount Laurel Center	Child’s Way To Play	4,027	13.3%	5/31/2017	CSMG	4,000	13.2%	3/31/2015	M&M Physical Therapy	2,500	8.2%	8/30/2015	Matsuya Sushi Restaurant
68	Planet Self Storage - Quakertown
69	Koko Plaza	Dana V Music	3,814	11.2%	8/31/2017	Voltage Ltd.	2,827	8.3%	6/30/2018	LaFuma	2,613	7.6%	12/31/2017	The Fuzzy Antler
70	Eureka Village
71	Watson & Taylor Self Storage
72	Winbury Professional Center	Dr. Craig Minich	2,617	9.2%	2/28/2020	Orthoworld	2,574	9.0%	7/1/2017	Drs. Brown and Parish	2,072	7.3%	7/31/2022	Jim Pokorny
73	Petrie Smithman Retail	Florida Builder Appliances	2,100	8.5%	9/30/2018	Location 3 Holdings, LLC	2,050	8.3%	10/31/2018	Enterprise Leasing Co. of Florida	1,820	7.3%	12/31/2015	Shower Doors of Sarasota
74	Southland Plaza	Joann Stores, Inc.	12,103	16.7%	1/31/2020	Rite Aid of Michigan	11,180	15.4%	6/30/2021	Dolgencorp, Inc.	10,000	13.8%	7/31/2020	China Wong, Inc.
75	Cornerstone Crossing
76	Planet Self Storage - South Boston
77	Planet Self Storage - Brookfield
78	Peoria Multifamily Portfolio
78.01	Golfview Apartments
78.02	Madison Bluff Apartments
78.03	Parkview Townhomes
79	EZ Stor - Mini Storage
80	Jamul Shopping Village	San Diego Academy	4,050	14.2%	7/31/2015	General Store	3,600	12.6%	9/30/2018	Jamul Food	3,360	11.8%	8/31/2016	Habaneros
81	Laurel Self Storage
82	Vista De Palmas
83	Coulter Forum	Public House Amarillo	6,319	18.6%	6/30/2019	Stacy’s Uniforms	4,800	14.2%	1/31/2017	Deluxe Nail	3,600	10.6%	2/28/2020	Red Wing Show Store
84	Out O’Space Storage
85	Casa Loma Estates MHC
86	Blue Star Storage & Business Park
87	Lambertson Lakes	Old Country Liquor	3,315	24.6%	9/30/2016	UPS Store	1,500	11.1%	3/31/2025	Guardian Angel Vet Care	1,500	11.1%	12/31/2024	Classy Nails
88	Tin Star Storage
89	330 E Main Street	Barrington Eye Care	3,549	25.9%	11/30/2024	Dr. Rosanova-Kaper	1,297	9.5%	3/31/2016	James Garret	837	6.1%	11/30/2015	Susan Poplar
90	Generations Plaza I & II	Meridian Cycles	2,851	16.6%	3/31/2017	Flatbread Comm Oven	2,750	16.0%	10/31/2018	United Hospice	2,464	14.3%	6/30/2015	Chapman Properties
91	Central Self Storage-Harvey
92	Appletree Apartments
93	Shoppes at Town Square	State Farm	2,000	18.3%	2/29/2020	Catawba River Dentistry	1,951	17.9%	5/20/2019	Advance America	1,000	9.2%	12/31/2015	Pro Nails Salon

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
1	Westfield Palm Desert	22,009	3.8%	1/31/2024	11/25/2014	1/20/2015		11/25/2014	13.0%	N	Y	Refinance	0	0	Springing
2	WP Carey Self Storage Portfolio VI				Various	Various	Various	Various	Various	N	Y	Acquisition	0	0	Springing
2.01	Fibber McGee’s Closet				11/21/2014	12/3/2014	1/12/2015			N	Y
2.02	Rancho Pueblo Self Storage-Temecula				11/18/2014	11/20/2014		11/20/2014	12.0%	N	Y
2.03	Extra Space Storage & Bay Colony RV Park				10/15/2014	10/20/2014				N	Y
2.04	Valrico Self Storage				1/5/2015	1/7/2015				N	Y
2.05	Safe and Sound Storage				10/15/2014	10/15/2014	10/31/2014			N	Y
2.06	Big Tex Self Storage-Humble				11/26/2014	11/25/2014				N	Y
2.07	Central Storage				9/26/2014	10/1/2014				N	Y
2.08	Storage XXtra				10/16/2014	10/28/2014				N	Y
2.09	US 1 Self Storage-Sebastian				11/20/2014	12/1/2014				N	Y
3	312 Elm	23,708	6.2%	7/31/2024	1/23/2015	12/17/2014				N	Y	Acquisition	0	421,472	140,491	Cash
4	Marriott Greensboro				10/21/2014	10/21/2014				N	Y	Refinance	0	26,603	25,336	Cash
5	Capital Penn Self Storage Portfolio				12/30/2014	Various				N	Y	Acquisition	80,275	356,590	42,451	Cash
5.01	Capital Self Storage - Mechanicsburg				12/30/2014	12/30/2014				N	Y
5.02	Capital Self Storage - Enola				12/30/2014	12/30/2014				N	Y
5.03	Capital Self Storage - East York				12/30/2014	12/30/2014				N	Y
5.04	Capital Self Storage - Middletown				12/30/2014	12/30/2014				N	Y
5.05	Capital Self Storage - Harrisburg West				12/30/2014	12/30/2014				N	Y
5.06	Capital Self Storage - Harrisburg North				12/30/2014	12/29/2014				N	Y
5.07	Capital Self Storage - Hanover				12/30/2014	12/30/2014				N	Y
5.08	Capital Self Storage - Dover				12/30/2014	12/19/2014				N	Y
5.09	Capital Self Storage - West York				12/30/2014	12/29/2014				N	Y
6	Albuquerque Plaza	12,364	3.5%	12/31/2016	12/5/2014	12/5/2014				N	Y	Refinance	0	189,240	47,310	Cash
7	South Shore Place	3,176	7.0%	10/31/2022	12/22/2014	12/22/2014				N	Y	Acquisition	0	48,907	47,358	Cash
8	Maxwell Hotel				12/11/2014	12/11/2014		12/11/2014	7.0%	N	Y	Refinance	0	0	0
9	300 East Lombard	11,067	4.9%	4/30/2020	12/19/2014	12/19/2014				N	Y	Acquisition	0	238,078	47,615	Cash
10	Amargosa Portfolio	Various	Various	Various	10/23/2014	Various	Various	Various	Various	N	Y	Acquisition	0	73,109	29,677	Cash
10.01	Burlington Coat Factory				10/23/2014	10/24/2014		10/22/2014	14.0%	N	Y
10.02	Southern Plaza	1,200	1.6%	1/31/2015	10/23/2014	10/23/2014				N	Y
10.03	Northgate Shopping Center				10/23/2014	10/23/2014	1/14/2015	10/22/2014	9.0%	N	Y
10.04	Gold’s Gym				10/23/2014	10/23/2014				N	Y
11	Residence Inn Tampa Westshore Airport				10/1/2014	9/10/2014				N	Y	Acquisition	0	40,929	20,465	Cash
12	Orbital ATK Office				12/3/2014	12/4/2014		12/5/2014	14.0%	N	Y	Refinance	0	86,250	17,250	Cash
13	Depot Park	86,944	4.1%	5/31/2027	7/3/2014	7/8/2014		6/30/2014	13.0%	N	Y	Refinance	0	31,132	31,132	Cash
14	Residence Inn Charlotte Southpark				10/1/2014	9/10/2014				N	Y	Acquisition	0	49,020	12,256	Cash
15	212 South Tryon	6,322	3.7%	2/28/2017	1/5/2015	1/2/2015				N	Y	Acquisition	0	51,374	17,125	Cash
16	Holiday Inn - Cherry Creek				11/6/2014	11/6/2014				N	Y	Refinance	41,750	157,539	19,692	Cash
17	312 Plum	12,837	5.6%	3/31/2020	1/23/2015	12/17/2014				N	Y	Acquisition	0	180,552	60,184	Cash
18	Maple Leaf Apartments				12/9/2014	10/20/2014				N	Y	Refinance	346,125	310,744	49,324	Cash
19	Boca Hamptons Plaza Portfolio	Various	Various	Various	10/30/2014	10/28/2014				N	Y	Refinance	61,875	335,001	55,833	Cash
19.01	Boca Hamptons Plaza	3,600	3.9%	6/30/2016	10/30/2014	10/28/2014				N	Y
19.02	Queens Industrial	5,000	12.5%	11/30/2016	10/30/2014	10/28/2014				N	Y
19.03	One Industrial Plaza	1,500	6.3%	8/31/2019	10/30/2014	10/28/2014				N	Y
20	Palms Plaza	4,028	5.5%	12/31/2021	11/13/2014	12/1/2014				N	Y	Refinance	251,213	55,085	27,542	Cash
21	Eden at Watersedge				10/3/2014	10/6/2014		10/21/2014	7.0%	N	Y	Refinance	589,586	86,770	10,846	Cash
22	Plaza Mayor Shopping Center	1,600	2.0%	12/31/2019	11/24/2014	11/24/2014		11/26/2014	14.0%	N	Y	Refinance	0	39,698	10,688	Cash
23	Courtyard Fort Myers				10/1/2014	9/10/2014				N	Y	Acquisition	0	17,196	8,600	Cash
24	Long Island Retail Portfolio	Various	Various	Various	10/21/2014	Various				N	Y	Refinance	47,469	105,792	35,264	Cash
24.01	North Babylon Retail center	2,000	3.3%	MTM	10/21/2014	10/20/2014				N	Y
24.02	East Meadow Retail Center				10/21/2014	10/20/2014				N	Y
24.03	Patchogue Retail Center				10/21/2014	10/21/2014				N	Y
24.04	Seaford Retail Center	975	3.3%	MTM	10/21/2014	10/20/2014				N	Y
25	Residence Inn Little Rock Downtown				10/1/2014	11/24/2014				N	Y	Acquisition	0	99,180	11,767	Cash
26	Courtyard Tampa Downtown				10/1/2014	9/25/2014	10/6/2014			N	Y	Acquisition	0	37,317	18,658	Cash
27	1351 Harbor Parkway				1/5/2015	1/5/2015		1/5/2015	15.0%	N	Y	Refinance	0	30,300	15,150	Cash
28	Casa Bandera Apartments				11/5/2014	12/19/2014				N	Y	Refinance	0	46,240	11,560	Cash
29	City Sports Clubs - Sunnyvale				12/30/2014	1/7/2015		12/30/2014	10.0%	N	Y	Refinance	0	5,436	5,436	Cash
30	Kohl’s - Simi Valley				12/18/2014	12/18/2014		12/18/2014	17.0%	N	Y	Acquisition	0	0	Springing
31	Breckenridge Apartments				11/19/2014	11/19/2014				N	Y	Refinance	0	42,375	8,475	Cash
32	MacGregor Park	5,282	4.6%	3/31/2015	11/17/2014	11/17/2014				N	Y	Refinance	0	11,598	11,598	Cash
33	Hampton Inn & Suites Knoxville				10/1/2014	9/9/2014				N	Y	Acquisition	0	77,022	7,386	Cash
34	Springdale Plaza	9,183	5.1%	1/31/2016	12/2/2014	12/1/2014				N	Y	Acquisition	283,535	35,518	16,913	Cash
35	Charleston Festival	2,210	4.0%	11/30/2019	10/6/2014	10/6/2014				N	Y	Acquisition	0	9,786	4,893	Cash
36	Lakeview Village	2,610	2.8%	3/31/2016	11/12/2014	11/11/2014				N	Y	Refinance	38,318	38,011	6,335	Cash
37	StoreQuest Self Storage				10/15/2014	10/15/2014				N	Y	Acquisition	93,375	87,824	14,637	Cash
38	Medical Arts Apartments				1/11/2015	1/12/2015				N	Y	Refinance	0	2,917	2,917	Cash
39	Crestline Manufactured Home Community				12/30/2014	12/30/2014				N	Y	Refinance	43,125	8,244	2,061	Cash
40	Park Creek Manor				12/22/2014	12/22/2014				N	Y	Refinance	36,313	33,601	16,001	Cash
41	Milwaukee Apartment Portfolio				10/21/2014	Various				N	Y	Acquisition	30,688	27,861	27,861	Cash
41.01	Riverwood Court/Rainbow Terrace				10/21/2014	10/21/2014				N	Y
41.02	Servite Village				10/21/2014	10/20/2014				N	Y
42	Staybridge Suites North Brunswick				12/1/2014	12/1/2014				N	Y	Refinance	625	39,412	13,137	Cash
43	10611 Balls Ford Road	3,742	7.8%	3/31/2018	8/18/2014	8/18/2014				N	Y	Refinance	0	17,058	8,529	Cash
44	Birchwood Landings				12/29/2014	12/24/2014				N	Y	Refinance	0	0	Springing
45	FedEx Portfolio Oxford, AL & El Dorado, AR				11/20/2014	Various				N	Y	Acquisition	0	2,457	491	Cash
45.01	Oxford				11/20/2014	11/20/2014				N	Y
45.02	El Dorado				11/20/2014	11/21/2014				N	Y
46	Planet Self Storage - Southampton				12/10/2014	12/10/2014				N	Y	Refinance	0	10,537	10,537	Cash
47	Eden of Reynoldsburg				12/11/2014	12/11/2014				N	Y	Refinance	76,016	60,618	15,155	Cash
48	Village Crossing				8/28/2014	9/2/2014				N	Y	Refinance	0	11,247	5,356	Cash
49	Fairfield Inn & Suites - Cincinnati				12/8/2014	12/8/2014				N	Y	Acquisition	0	15,500	5,167	Cash
50	Holiday Inn Express Nicholasville				1/5/2015	1/5/2015				N	Y	Refinance	0	26,300	5,260	Cash
51	Chesapeake Mills				11/13/2014	11/12/2014				N	Y	Acquisition	107,000	137,500	21,825	Cash
52	Comfort Suites Chesapeake				12/1/2014	12/4/2014				N	Y	Refinance	0	8,643	5,207	Cash
53	Country Club Apartments				10/16/2014	10/15/2014				N	Y	Refinance	145,839	0	9,028	Cash
54	Stor-n-Lock - Fort Collins				12/26/2014	12/26/2014				N	Y	Refinance	0	29,632	7,408	Cash
55	Planet Self Storage - Newington				1/5/2015	1/6/2015				N	Y	Refinance	0	10,008	5,004	Cash
56	Hampton Inn Magnolia				1/7/2015	1/7/2015				N	Y	Refinance	0	10,889	1,815	Cash
57	Hampton Inn Peachtree				12/30/2014	12/30/2014				N	Y	Refinance	1,875	17,355	3,471	Cash
58	Orlando Industrial	Various	Various	Various	11/26/2014	Various				N	Y	Refinance	1,250	0	3,611	Cash
58.01	Hameco Warehouse	6,500	7.3%	10/31/2015	11/26/2014	11/26/2014				N	Y
58.02	Nathan’s Warehouse	2,500	6.3%	12/31/2015	11/26/2014	11/24/2014				N	Y
59	Security Public Storage - Santa Fe Springs				11/6/2014	12/18/2014		11/6/2014	13.0%	N	Y	Refinance	0	44,615	8,923	Cash
60	Shops Of Village Green	2,805	7.0%	9/30/2017	12/8/2014	12/8/2014				N	Y	Acquisition	0	10,474	5,237	Cash
61	Neighborhood Self Storage				12/18/2014	12/18/2014				N	Y	Refinance	6,736	41,225	6,871	Cash
62	Great Bridge Marketplace	3,200	9.1%	9/30/2017	12/22/2014	12/23/2014				N	Y	Refinance	0	10,636	3,545	Cash
63	Planet Self Storage - Washington				12/9/2014	12/10/2014				N	Y	Refinance	0	6,690	6,690	Cash
64	Magdalene Center	1,731	4.3%	11/30/2015	12/5/2014	12/5/2014				N	Y	Acquisition	0	12,704	4,235	Cash
65	Arctic Gardens				12/30/2014	12/22/2014		12/30/2014	9.0%	N	Y	Refinance	0	51,345	5,705	Cash
66	Woodlands Green Center	2,635	9.4%	12/31/2016	11/20/2014	11/20/2014				N	Y	Acquisition	0	16,483	5,233	Cash
67	Mount Laurel Center	1,620	5.3%	12/31/2020	12/18/2014	12/19/2014				N	Y	Refinance	0	19,070	9,535	Cash
68	Planet Self Storage - Quakertown				12/9/2014	12/10/2014				N	Y	Refinance	0	4,932	4,932	Cash
69	Koko Plaza	2,261	6.6%	12/31/2015	12/17/2014	12/17/2014				N	Y	Refinance	0	35,120	8,780	Cash
70	Eureka Village				12/8/2014	12/8/2014				N	Y	Refinance	0	16,892	8,446	Cash
71	Watson & Taylor Self Storage				11/14/2014	11/14/2014				N	Y	Acquisition	0	0	6,217	Cash
72	Winbury Professional Center	2,036	7.1%	1/31/2015	10/10/2014	10/8/2014				N	Y	Refinance	27,059	48,846	6,978	Cash
73	Petrie Smithman Retail	1,260	5.1%	12/31/2015	12/10/2014	12/10/2014				N	Y	Refinance	14,688	0	2,422	Cash
74	Southland Plaza	6,500	9.0%	MTM	11/9/2014	12/10/2014				N	Y	Refinance	24,058	24,785	8,262	Cash
75	Cornerstone Crossing				12/11/2014	12/11/2014				N	Y	Refinance	88,875	11,397	2,849	Cash
76	Planet Self Storage - South Boston				12/10/2014	12/9/2014				N	Y	Refinance	0	6,254	6,254	Cash
77	Planet Self Storage - Brookfield				12/10/2014	12/10/2014				N	Y	Refinance	0	8,250	4,125	Cash
78	Peoria Multifamily Portfolio				12/29/2014	Various				N	Y	Refinance	64,532	42,892	6,127	Cash
78.01	Golfview Apartments				12/29/2014	12/29/2014				N	Y
78.02	Madison Bluff Apartments				12/29/2014	12/29/2014				N	Y
78.03	Parkview Townhomes				12/29/2014	12/30/2014				N	Y
79	EZ Stor - Mini Storage				12/26/2014	12/26/2014				N	Y	Refinance	0	18,905	3,781	Cash
80	Jamul Shopping Village	2,800	9.8%	7/31/2019	12/23/2014	12/23/2014		12/23/2014	5.0%	N	Y	Refinance	97,435	2,305	2,305	Cash
81	Laurel Self Storage				11/25/2014	11/25/2014				N	Y	Acquisition	0	31,246	5,952	Cash
82	Vista De Palmas				11/26/2014	11/26/2014				N	Y	Refinance	23,069	6,880	3,276	Cash
83	Coulter Forum	3,000	8.8%	12/31/2018	12/19/2014	12/23/2014				N	Y	Refinance	0	13,343	4,448	Cash
84	Out O’Space Storage				1/5/2015	1/5/2015				N	Y	Refinance	2,813	8,039	2,010	Cash
85	Casa Loma Estates MHC				12/12/2014	12/15/2014				N	Y	Refinance	0	12,417	2,483	Cash
86	Blue Star Storage & Business Park				12/16/2014	12/17/2014				N	Y	Refinance	0	10,294	3,431	Cash
87	Lambertson Lakes	1,175	8.7%	8/31/2019	11/26/2014	11/26/2014				N	Y	Refinance	10,500	3,987	3,987	Cash
88	Tin Star Storage				1/16/2015	1/14/2015				N	Y	Refinance	0	6,981	1,745	Cash
89	330 E Main Street	592	4.3%	7/31/2015	1/7/2015	1/19/2015				N	Y	Refinance	0	12,913	2,152	Cash
90	Generations Plaza I & II	1,365	7.9%	3/31/2019	12/2/2014	12/12/2014				N	Y	Acquisition	0	10,268	2,517	Cash
91	Central Self Storage-Harvey				12/23/2014	12/23/2014				N	Y	Refinance	0	4,638	1,546	Cash
92	Appletree Apartments				12/31/2014	12/30/2014		12/30/2014	3.0%	N	Y	Refinance	9,448	16,798	4,199	Cash
93	Shoppes at Town Square	1,000	9.2%	7/31/2017	1/6/2015	1/6/2015				N	Y	Refinance	0	9,108	2,277	Cash
94	Cookson MHP				12/8/2014	12/8/2014				N	Y	Refinance	0	6,792	3,396	Cash
95	Shady Bayou				12/5/2014	11/26/2014				N	Y	Acquisition	0	2,675	1,337	Cash

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(15)
1	Westfield Palm Desert	0	Springing			0	Springing	310,923			0	Springing
2	WP Carey Self Storage Portfolio VI	0	Springing			0	Springing	0			0	0
2.01	Fibber McGee’s Closet
2.02	Rancho Pueblo Self Storage-Temecula
2.03	Extra Space Storage & Bay Colony RV Park
2.04	Valrico Self Storage
2.05	Safe and Sound Storage
2.06	Big Tex Self Storage-Humble
2.07	Central Storage
2.08	Storage XXtra
2.09	US 1 Self Storage-Sebastian
3	312 Elm	0	Springing			0	12,646	0	Cash		0	31,615
4	Marriott Greensboro	32,728	7,792	Cash		0	38,919	0	Cash		0	0
5	Capital Penn Self Storage Portfolio	47,023	4,478	Cash		0	7,406	0	Cash		0	0
5.01	Capital Self Storage - Mechanicsburg
5.02	Capital Self Storage - Enola
5.03	Capital Self Storage - East York
5.04	Capital Self Storage - Middletown
5.05	Capital Self Storage - Harrisburg West
5.06	Capital Self Storage - Harrisburg North
5.07	Capital Self Storage - Hanover
5.08	Capital Self Storage - Dover
5.09	Capital Self Storage - West York
6	Albuquerque Plaza	22,470	7,490	Cash		0	7,462	268,647	Cash		66,000	36,715
7	South Shore Place	0	Springing			0	757	0	Cash		0	9,460
8	Maxwell Hotel	0	0			23,350	23,350	1,370,000	Cash		0	0
9	300 East Lombard	0	Springing			0	3,759	0	Cash		902,886	33,823; Springing
10	Amargosa Portfolio	0	Springing			0	2,824	0	Cash		0	12,500
10.01	Burlington Coat Factory
10.02	Southern Plaza
10.03	Northgate Shopping Center
10.04	Gold’s Gym
11	Residence Inn Tampa Westshore Airport	0	Springing			0	21,279	0	Cash		0	0
12	Orbital ATK Office	34,115	2,708	Cash		0	1,503	0	Cash		0	4,007
13	Depot Park	148,294	18,537	Cash		17,610	17,610	900,000	Cash		0	Springing
14	Residence Inn Charlotte Southpark	0	Springing			0	18,076	0	Cash		0	0
15	212 South Tryon	0	Springing			0	3,304	0	Cash		15,000	14,385
16	Holiday Inn - Cherry Creek	0	Springing			895,000	29,946	0	Cash		0	0
17	312 Plum	0	Springing			0	6,914	0	Cash		0	19,203
18	Maple Leaf Apartments	149,222	14,212	Cash		0	7,854	0	Cash		0	0
19	Boca Hamptons Plaza Portfolio	129,276	13,680	Cash		450,000	2,199	0	Cash		350,000	15,308
19.01	Boca Hamptons Plaza
19.02	Queens Industrial
19.03	One Industrial Plaza
20	Palms Plaza	0	Springing			0	1,151	0	Cash		131,858	5,750
21	Eden at Watersedge	104,976	26,244	Cash		20,890	20,890	0	Cash		0	0
22	Plaza Mayor Shopping Center	1,561	1,561	Cash		0	1,326	45,000	Cash		0	5,000; Springing
23	Courtyard Fort Myers	0	Springing			0	16,085	0	Cash		0	0
24	Long Island Retail Portfolio	0	Springing			0	Springing	0			0	6,006
24.01	North Babylon Retail center
24.02	East Meadow Retail Center
24.03	Patchogue Retail Center
24.04	Seaford Retail Center
25	Residence Inn Little Rock Downtown	0	Springing			0	13,728	0	Cash		0	0
26	Courtyard Tampa Downtown	0	Springing			0	17,629	0	Cash		0	0
27	1351 Harbor Parkway	0	Springing			0	1,633; Springing	39,192	Cash		0	Springing
28	Casa Bandera Apartments	18,924	9,462	Cash		422,244	5,800	0	Cash		0	0
29	City Sports Clubs - Sunnyvale	0	Springing			0	750; Springing	18,000	Cash		0	0
30	Kohl’s - Simi Valley	0	Springing			0	0	0			0	0
31	Breckenridge Apartments	86,427	9,603	Cash		0	5,313	0	Cash		0	0
32	MacGregor Park	0	Springing			0	2,390	86,040	Cash		0	11,947
33	Hampton Inn & Suites Knoxville	0	Springing			0	9,536	0	Cash		0	0
34	Springdale Plaza	28,700	2,733	Cash		233,474	2,988	0	Cash		55,132	7,658
35	Charleston Festival	2,734	911	Cash		690	690	0	Cash		400,000	6,750
36	Lakeview Village	0	Springing			480	480	0	Cash		6,000	6,000; Springing
37	StoreQuest Self Storage	0	Springing			0	452	16,275	Cash		0	0
38	Medical Arts Apartments	10,894	849	Cash		0	1,511	0	Cash		0	0
39	Crestline Manufactured Home Community	0	Springing			0	842	0	Cash		0	0
40	Park Creek Manor	40,984	9,758	Cash		0	6,843	0	Cash		0	0
41	Milwaukee Apartment Portfolio	5,620	5,620	Cash		5,861	5,861	0	Cash		0	0
41.01	Riverwood Court/Rainbow Terrace
41.02	Servite Village
42	Staybridge Suites North Brunswick	48,871	5,430	Cash		1,968	625	0	Cash		0	0
43	10611 Balls Ford Road	20,045	2,004	Cash		0	800	30,000	Cash		0	6,002
44	Birchwood Landings	0	Springing			110,400	4,600	110,400	Cash		0	0
45	FedEx Portfolio Oxford, AL & El Dorado, AR	7,845	3,923	Cash		0	1,201	0	Cash		0	Springing
45.01	Oxford
45.02	El Dorado
46	Planet Self Storage - Southampton	3,233	1,078	Cash		636	636	0	Cash		0	0
47	Eden of Reynoldsburg	26,879	3,840	Cash		4,820	4,820	0	Cash		0	0
48	Village Crossing	2,687	1,280	Cash		0	479	0	Cash		0	2,396
49	Fairfield Inn & Suites - Cincinnati	15,512	1,231	Cash		0	Greater of 1/12 of 4% of Gross Income from Operations or the aggregate amount, if any, required under the management agreement and franchise agreement	0	Cash		0	0
50	Holiday Inn Express Nicholasville	15,821	1,758	Cash		0	5,697; Springing	0	Cash		0	0
51	Chesapeake Mills	13,676	6,512	Cash		50,000	7,323	0	Cash		0	0
52	Comfort Suites Chesapeake	0	Springing			0	5,774	0	Cash		0	0
53	Country Club Apartments	39,175	12,437	Cash		0	5,766	0	Cash		0	0
54	Stor-n-Lock - Fort Collins	1,832	916	Cash		0	806	29,025	Cash		0	0
55	Planet Self Storage - Newington	2,710	903	Cash		1,115	1,115	0	Cash		0	0
56	Hampton Inn Magnolia	16,880	1,876	Cash		2,797	2,797	0	Cash		0	0
57	Hampton Inn Peachtree	17,501	1,458	Cash		5,298	5,298	0	Cash		0	0
58	Orlando Industrial	39,356	3,407	Cash		0	1,628	0	Cash		75,000	3,798
58.01	Hameco Warehouse
58.02	Nathan’s Warehouse
59	Security Public Storage - Santa Fe Springs	11,879	990	Cash		0	1,208	40,000	Cash		0	0
60	Shops Of Village Green	2,592	1,296	Cash		0	732	0	Cash		25,000	2,496
61	Neighborhood Self Storage	3,606	902	Cash		1,040	1,040	40,000	Cash		0	0
62	Great Bridge Marketplace	4,225	704	Cash		440	440	0	Cash		2,890	2,890
63	Planet Self Storage - Washington	2,094	698	Cash		793	793	0	Cash		0	0
64	Magdalene Center	10,016	1,002	Cash		0	577	0	Cash		200,000	3,394
65	Arctic Gardens	17,793	2,965	Cash		1,470	1,470	60,000	Cash		0	0
66	Woodlands Green Center	5,513	583	Cash		35,000	396	56,000	Cash		65,000	2,043
67	Mount Laurel Center	1,112	1,112	Cash		379	379	0	Cash		1,389	1,389
68	Planet Self Storage - Quakertown	1,982	661	Cash		793	793	0	Cash		0	0
69	Koko Plaza	0	Springing			0	570	0	Cash		50,000	2,762
70	Eureka Village	41,710	3,476	Cash		0	2,483	0	Cash		0	0
71	Watson & Taylor Self Storage	0	Springing			0	726	0	Cash		0	0
72	Winbury Professional Center	10,840	985	Cash		740	740	0	Cash		55,400	5,400
73	Petrie Smithman Retail	3,684	1,754	Cash		0	517	0	Cash		0	1,778
74	Southland Plaza	4,432	1,108	Cash		2,783	2,783	0	Cash		300,000	3,751
75	Cornerstone Crossing	22,051	3,150	Cash		3,670	3,670	0	Cash		0	0
76	Planet Self Storage - South Boston	1,598	533	Cash		326	326	0	Cash		0	0
77	Planet Self Storage - Brookfield	2,064	688	Cash		774	774	0	Cash		0	0
78	Peoria Multifamily Portfolio	4,199	2,099	Cash		2,667	2,667	0	Cash		0	0
78.01	Golfview Apartments
78.02	Madison Bluff Apartments
78.03	Parkview Townhomes
79	EZ Stor - Mini Storage	1,500	500	Cash		0	884	31,821	Cash		0	0
80	Jamul Shopping Village	6,297	1,260	Cash		0	Springing	0			50,000	1,320
81	Laurel Self Storage	4,768	505	Cash		0	433	0	Cash		0	0
82	Vista De Palmas	19,250	2,292	Cash		0	2,400	0	Cash		0	0
83	Coulter Forum	9,938	1,656	Cash		420	420	0	Cash		2,000	2,000
84	Out O’Space Storage	3,186	1,062	Cash		694	694	0	Cash		0	0
85	Casa Loma Estates MHC	12,565	1,047	Cash		550	550	0	Cash		0	0
86	Blue Star Storage & Business Park	4,718	2,359	Cash		529	529	31,755	Cash		700	700
87	Lambertson Lakes	1,135	378	Cash		550	550	0	Cash		786	786
88	Tin Star Storage	1,841	614	Cash		543	543	32,550	Cash		0	0
89	330 E Main Street	2,341	468	Cash		228	228	0	Cash		1,181	1,181
90	Generations Plaza I & II	1,383	346	Cash		0	Springing	0			0	Springing
91	Central Self Storage-Harvey	26,890	2,689	Cash		0	718	17,240	Cash		0	0
92	Appletree Apartments	8,836	982	Cash		1,150	1,150	0	Cash		0	0
93	Shoppes at Town Square	2,508	209	Cash		0	182	6,500	Cash		0	932
94	Cookson MHP	1,596	399	Cash		379	379	0	Cash		0	0
95	Shady Bayou	1,318	659	Cash		354	354	0	Cash		0	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)(15)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(7)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)
1	Westfield Palm Desert	462,941			0	0				0	0	0
2	WP Carey Self Storage Portfolio VI	0			0	0				0	0	0
2.01	Fibber McGee’s Closet
2.02	Rancho Pueblo Self Storage-Temecula
2.03	Extra Space Storage & Bay Colony RV Park
2.04	Valrico Self Storage
2.05	Safe and Sound Storage
2.06	Big Tex Self Storage-Humble
2.07	Central Storage
2.08	Storage XXtra
2.09	US 1 Self Storage-Sebastian
3	312 Elm	758,760	Cash		0	0			Gannett Tenant Refurbishment Allowance	758,721	Springing	0
4	Marriott Greensboro	0			0	0			Renovation Funds	0	Springing	0
5	Capital Penn Self Storage Portfolio	0			0	0			Free Rent Reserve Funds	5,400	0	0
5.01	Capital Self Storage - Mechanicsburg
5.02	Capital Self Storage - Enola
5.03	Capital Self Storage - East York
5.04	Capital Self Storage - Middletown
5.05	Capital Self Storage - Harrisburg West
5.06	Capital Self Storage - Harrisburg North
5.07	Capital Self Storage - Hanover
5.08	Capital Self Storage - Dover
5.09	Capital Self Storage - West York
6	Albuquerque Plaza	1,321,743	Cash		0	0			Tenant Specific TILC Reserve	403,379	0	0
7	South Shore Place	275,000	Cash		0	0				0	0	0
8	Maxwell Hotel	0			0	0			Seasonality Reserve	300,000	37,500	300,000
9	300 East Lombard	1,420,000	Cash		0	0			Rent Concession Reserve	438,196	14,987	0
10	Amargosa Portfolio	0	Cash		0	0				0	0	0
10.01	Burlington Coat Factory
10.02	Southern Plaza
10.03	Northgate Shopping Center
10.04	Gold’s Gym
11	Residence Inn Tampa Westshore Airport	0			0	0			PIP Reserve	2,836,000	Springing	0
12	Orbital ATK Office	0	Cash		0	0			Critical Tenant TI/LC Funds	0	Springing	0
13	Depot Park	0			0	0				0	0	0
14	Residence Inn Charlotte Southpark	0			0	0			PIP Reserve	907,000	Springing	0
15	212 South Tryon	517,863	Cash		0	0			Rent Abatement Escrow	48,019	0	0
16	Holiday Inn - Cherry Creek	0			0	0			Seasonality Reserve	130,000	18,570	130,000
17	312 Plum	461,024	Cash		0	0			Rent Abatement Escrow	12,885	0	0
18	Maple Leaf Apartments	0			0	0				0	0	0
19	Boca Hamptons Plaza Portfolio	350,000	Cash		0	0			Dunkin Donuts Reserve	54,400	0	0
19.01	Boca Hamptons Plaza
19.02	Queens Industrial
19.03	One Industrial Plaza
20	Palms Plaza	150,000	Cash		0	0				0	0	0
21	Eden at Watersedge	0			0	0				0	0	0
22	Plaza Mayor Shopping Center	175,000	Cash		0	0				0	0	0
23	Courtyard Fort Myers	0			0	0			PIP Reserve	2,099,000	Springing	0
24	Long Island Retail Portfolio	216,208	Cash		0	0			North Babylon Renovation Funds; North Babylon Parking Area and Roof Repair Funds	605,000	0	0
24.01	North Babylon Retail center
24.02	East Meadow Retail Center
24.03	Patchogue Retail Center
24.04	Seaford Retail Center
25	Residence Inn Little Rock Downtown	0			0	0				0	0	0
26	Courtyard Tampa Downtown	0			0	0			PIP Reserve	410,000	Springing	0
27	1351 Harbor Parkway	0			0	0				0	0	0
28	Casa Bandera Apartments	0			0	0				0	0	0
29	City Sports Clubs - Sunnyvale	0			0	0			Tenant Specific TILC Reserve	64,893	0	0
30	Kohl’s - Simi Valley	0			0	0			Critical Tenant Bankruptcy Funds	0	Springing	800,000
31	Breckenridge Apartments	0			0	0			Property Insurance Deductible Reserve	75,000	0	0
32	MacGregor Park	573,456	Cash		0	0				0	0	0
33	Hampton Inn & Suites Knoxville	0			0	0			PIP Reserve	74,000	Springing	0
34	Springdale Plaza	0	Cash		0	0			Rent Abatement Reserve	14,887	0	0
35	Charleston Festival	$400,000 decrease to $220,000 if Workforce renews its lease for at least 5 years for min of 18,815 sqft, all tenant improvement fully completed and began to pay full rent.	Cash		0	0			Blick Holdback	800,000	0	0
36	Lakeview Village	150,000	Cash		0	0				0	0	0
37	StoreQuest Self Storage	0			0	0				0	0	0
38	Medical Arts Apartments	0			0	0				0	0	0
39	Crestline Manufactured Home Community	0			0	0				0	0	0
40	Park Creek Manor	0			0	0				0	0	0
41	Milwaukee Apartment Portfolio	0			0	0				0	0	0
41.01	Riverwood Court/Rainbow Terrace
41.02	Servite Village
42	Staybridge Suites North Brunswick	0			0	0				0	0	0
43	10611 Balls Ford Road	200,000	Cash		0	0			SEDNA Shortfall	0	Springing	0
44	Birchwood Landings	0			0	0				0	0	0
45	FedEx Portfolio Oxford, AL & El Dorado, AR	0			0	0			Anchor Tenant Reserve	0	Springing	0
45.01	Oxford
45.02	El Dorado
46	Planet Self Storage - Southampton	0			0	0				0	0	0
47	Eden of Reynoldsburg	0			0	0				0	0	0
48	Village Crossing	0	Cash		0	0			Einstein Tenant Reserve Funds	150,000	0	0
49	Fairfield Inn & Suites - Cincinnati	0			0	0			PIP Reserve Funds	50,000	0	0
50	Holiday Inn Express Nicholasville	0			0	0			Seasonality Reserve	30,000	5,000	65,000
51	Chesapeake Mills	0			0	0				0	0	0
52	Comfort Suites Chesapeake	0			0	0			Seasonality Reserve	0	Springing	0
53	Country Club Apartments	0			0	0			Down Unit Reserve	184,000	0	0
54	Stor-n-Lock - Fort Collins	0			0	0				0	0	0
55	Planet Self Storage - Newington	0			0	0				0	0	0
56	Hampton Inn Magnolia	0			0	0			Delivery Reserve	50,000	0	0
57	Hampton Inn Peachtree	0			0	0			Renovation Reserve	200,000	0	0
58	Orlando Industrial	75,000	Cash		0	0			Critical Tenant TI/LC Funds	0	Springing	0
58.01	Hameco Warehouse
58.02	Nathan’s Warehouse
59	Security Public Storage - Santa Fe Springs	0			0	0				0	0	0
60	Shops Of Village Green	100,000	Cash		0	0				0	0	0
61	Neighborhood Self Storage	0			0	0				0	0	0
62	Great Bridge Marketplace	0	Cash		0	0			Litigation Reserve	50,000	0	0
63	Planet Self Storage - Washington	0			0	0				0	0	0
64	Magdalene Center	200,000	Cash		0	0			Critical Tenant TI/LC Funds	0	Springing	0
65	Arctic Gardens	0			0	0				0	0	0
66	Woodlands Green Center	85,000	Cash		0	0				0	0	0
67	Mount Laurel Center	115,000	Cash		0	0			9 Rounds Boxing Rent Reserve	4,200	0	0
68	Planet Self Storage - Quakertown	0			0	0				0	0	0
69	Koko Plaza	50,000	Cash		0	0				0	0	0
70	Eureka Village	0			0	0				0	0	0
71	Watson & Taylor Self Storage	0			0	0			Performance Reserve	350,000	0	0
72	Winbury Professional Center	250,000	Cash		0	0				0	0	0
73	Petrie Smithman Retail	0	Cash		0	0			Critical Tenant TI/LC Funds	0	Springing	0
74	Southland Plaza	315,084	Cash		0	0				0	0	0
75	Cornerstone Crossing	0			0	0				0	0	0
76	Planet Self Storage - South Boston	0			0	0				0	0	0
77	Planet Self Storage - Brookfield	0			0	0				0	0	0
78	Peoria Multifamily Portfolio	0			0	0				0	0	0
78.01	Golfview Apartments
78.02	Madison Bluff Apartments
78.03	Parkview Townhomes
79	EZ Stor - Mini Storage	0			0	0				0	0	0
80	Jamul Shopping Village	50,000	Cash		0	0				0	0	0
81	Laurel Self Storage	0			0	0				0	0	0
82	Vista De Palmas	0			0	0				0	0	0
83	Coulter Forum	75,000	Cash		0	0				0	0	0
84	Out O’Space Storage	0			0	0				0	0	0
85	Casa Loma Estates MHC	0			0	0				0	0	0
86	Blue Star Storage & Business Park	40,000	Cash		0	0			Office Lease Reserve	100,000	0	0
87	Lambertson Lakes	0	Cash		0	0				0	0	0
88	Tin Star Storage	0			0	0				0	0	0
89	330 E Main Street	75,000	Cash		0	0			Dr. Rosanova-Kaper TI/LC Deposit	50,000	0	0
90	Generations Plaza I & II	0			0	0			Additional Collateral Reserve	50,000	0	0
91	Central Self Storage-Harvey	0			0	0				0	0	0
92	Appletree Apartments	0			0	0				0	0	0
93	Shoppes at Town Square	50,000	Cash		0	0				0	0	0
94	Cookson MHP	0			0	0				0	0	0
95	Shady Bayou	0			0	0			Capital Improvement Reserve	10,000	0	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(17)(18)	Ground Lease Initial Expiration Date
1	Westfield Palm Desert				0	0	0				Fee
2	WP Carey Self Storage Portfolio VI				0	0	0				Fee
2.01	Fibber McGee’s Closet										Fee
2.02	Rancho Pueblo Self Storage-Temecula										Fee
2.03	Extra Space Storage & Bay Colony RV Park										Fee
2.04	Valrico Self Storage										Fee
2.05	Safe and Sound Storage										Fee
2.06	Big Tex Self Storage-Humble										Fee
2.07	Central Storage										Fee
2.08	Storage XXtra										Fee
2.09	US 1 Self Storage-Sebastian										Fee
3	312 Elm	Cash			0	0	0				Fee
4	Marriott Greensboro				0	0	0				Fee
5	Capital Penn Self Storage Portfolio	Cash			0	0	0				Fee
5.01	Capital Self Storage - Mechanicsburg										Fee
5.02	Capital Self Storage - Enola										Fee
5.03	Capital Self Storage - East York										Fee
5.04	Capital Self Storage - Middletown										Fee
5.05	Capital Self Storage - Harrisburg West										Fee
5.06	Capital Self Storage - Harrisburg North										Fee
5.07	Capital Self Storage - Hanover										Fee
5.08	Capital Self Storage - Dover										Fee
5.09	Capital Self Storage - West York										Fee
6	Albuquerque Plaza	Cash		Ground Rent / Tax Lien Reserve	Ground Rent - $9,042	Springing	0	Cash			Fee & Leasehold	11/30/2051
7	South Shore Place				0	0	0				Fee
8	Maxwell Hotel	Cash			0	0	0				Fee
9	300 East Lombard	Cash			0	0	0				Fee
10	Amargosa Portfolio				0	0	0				Fee
10.01	Burlington Coat Factory										Fee
10.02	Southern Plaza										Fee
10.03	Northgate Shopping Center										Fee
10.04	Gold’s Gym										Fee
11	Residence Inn Tampa Westshore Airport	Cash			0	0	0				Fee
12	Orbital ATK Office				0	0	0				Fee
13	Depot Park				0	0	0				Fee
14	Residence Inn Charlotte Southpark	Cash			0	0	0				Fee
15	212 South Tryon	Cash			0	0	0				Fee
16	Holiday Inn - Cherry Creek	Cash		PIP Reserve	0	Springing	0				Fee
17	312 Plum	Cash		Property Reserves Escrow Fund	0	Springing	0				Fee
18	Maple Leaf Apartments				0	0	0				Fee
19	Boca Hamptons Plaza Portfolio	Cash			0	0	0				Fee
19.01	Boca Hamptons Plaza										Fee
19.02	Queens Industrial										Fee
19.03	One Industrial Plaza										Fee
20	Palms Plaza				0	0	0				Fee
21	Eden at Watersedge				0	0	0				Fee
22	Plaza Mayor Shopping Center				0	0	0				Fee
23	Courtyard Fort Myers	Cash			0	0	0				Fee
24	Long Island Retail Portfolio	Cash		Critical Tenant TI/LC Funds; Staples TI/LC Funds; MJM Designer Shoes TI/LC Funds; Seaford Cinema TI/LC Funds	MJM Designer Shoes TI/LC Funds: $250,000; Seaford Cinema TI/LC Funds: $347,000	Springing	0	Cash			Fee
24.01	North Babylon Retail center										Fee
24.02	East Meadow Retail Center										Fee
24.03	Patchogue Retail Center										Fee
24.04	Seaford Retail Center										Fee
25	Residence Inn Little Rock Downtown				0	0	0				Fee
26	Courtyard Tampa Downtown	Cash			0	0	0				Fee & Leasehold	12/7/2021
27	1351 Harbor Parkway				0	0	0				Fee
28	Casa Bandera Apartments				0	0	0				Fee
29	City Sports Clubs - Sunnyvale	Cash		Rent Concession Reserve	205,334	0	0	Cash			Fee
30	Kohl’s - Simi Valley				0	0	0				Fee
31	Breckenridge Apartments	Cash			0	0	0				Fee
32	MacGregor Park				0	0	0				Fee
33	Hampton Inn & Suites Knoxville	Cash			0	0	0				Fee
34	Springdale Plaza	Cash		Critical Tenant TI/LC Funds	0	Springing	0				Fee
35	Charleston Festival	Cash		Smashburger Holdback	80,000	0	0	Cash			Fee
36	Lakeview Village				0	0	0				Fee
37	StoreQuest Self Storage				0	0	0				Fee
38	Medical Arts Apartments				0	0	0				Fee
39	Crestline Manufactured Home Community				0	0	0				Fee
40	Park Creek Manor				0	0	0				Fee
41	Milwaukee Apartment Portfolio				0	0	0				Fee
41.01	Riverwood Court/Rainbow Terrace										Fee
41.02	Servite Village										Fee
42	Staybridge Suites North Brunswick				0	0	0				Fee
43	10611 Balls Ford Road				0	0	0				Fee
44	Birchwood Landings				0	0	0				Fee
45	FedEx Portfolio Oxford, AL & El Dorado, AR				0	0	0				Fee
45.01	Oxford										Fee
45.02	El Dorado										Fee
46	Planet Self Storage - Southampton				0	0	0				Fee
47	Eden of Reynoldsburg				0	0	0				Fee
48	Village Crossing	Cash		Critical Tenant TI/LC Funds	0	Springing	0				Fee
49	Fairfield Inn & Suites - Cincinnati	Cash			0	0	0				Fee
50	Holiday Inn Express Nicholasville	Cash			0	0	0				Fee
51	Chesapeake Mills				0	0	0				Fee
52	Comfort Suites Chesapeake				0	0	0				Fee
53	Country Club Apartments	Cash			0	0	0				Fee
54	Stor-n-Lock - Fort Collins				0	0	0				Fee
55	Planet Self Storage - Newington				0	0	0				Fee
56	Hampton Inn Magnolia	Cash			0	Springing	0				Fee
57	Hampton Inn Peachtree	Cash			0	0	0				Fee
58	Orlando Industrial				0	0	0				Fee
58.01	Hameco Warehouse										Fee
58.02	Nathan’s Warehouse										Fee
59	Security Public Storage - Santa Fe Springs				0	0	0				Fee
60	Shops Of Village Green				0	0	0				Fee
61	Neighborhood Self Storage				0	0	0				Fee
62	Great Bridge Marketplace	Cash			0	0	0				Fee
63	Planet Self Storage - Washington				0	0	0				Fee
64	Magdalene Center				0	0	0				Fee
65	Arctic Gardens				0	0	0				Fee
66	Woodlands Green Center				0	0	0				Fee
67	Mount Laurel Center	Cash		CMSG TI Allowance	30,000	0	0	Cash			Fee
68	Planet Self Storage - Quakertown				0	0	0				Fee
69	Koko Plaza				0	0	0				Fee
70	Eureka Village				0	0	0				Fee
71	Watson & Taylor Self Storage	LoC	First Citizens Bank & Trust Company		0	0	0				Fee
72	Winbury Professional Center				0	0	0				Fee
73	Petrie Smithman Retail				0	0	0				Fee
74	Southland Plaza				0	0	0				Fee
75	Cornerstone Crossing				0	0	0				Fee
76	Planet Self Storage - South Boston				0	0	0				Fee
77	Planet Self Storage - Brookfield				0	0	0				Fee
78	Peoria Multifamily Portfolio				0	0	0				Fee
78.01	Golfview Apartments										Fee
78.02	Madison Bluff Apartments										Fee
78.03	Parkview Townhomes										Fee
79	EZ Stor - Mini Storage				0	0	0				Fee
80	Jamul Shopping Village				0	0	0				Fee
81	Laurel Self Storage				0	0	0				Fee
82	Vista De Palmas				0	0	0				Fee
83	Coulter Forum				0	0	0				Fee
84	Out O’Space Storage				0	0	0				Fee
85	Casa Loma Estates MHC				0	0	0				Fee
86	Blue Star Storage & Business Park	Cash			0	0	0				Fee
87	Lambertson Lakes				0	0	0				Fee
88	Tin Star Storage				0	0	0				Fee
89	330 E Main Street	Cash			0	0	0				Fee
90	Generations Plaza I & II	Cash			0	0	0				Fee
91	Central Self Storage-Harvey				0	0	0				Fee
92	Appletree Apartments				0	0	0				Fee
93	Shoppes at Town Square				0	0	0				Fee
94	Cookson MHP				0	0	0				Fee
95	Shady Bayou	Cash			0	0	0				Fee

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	Westfield Palm Desert			Hard/Springing Cash Management
2	WP Carey Self Storage Portfolio VI			Springing (Without Established Account)
2.01	Fibber McGee’s Closet
2.02	Rancho Pueblo Self Storage-Temecula
2.03	Extra Space Storage & Bay Colony RV Park
2.04	Valrico Self Storage
2.05	Safe and Sound Storage
2.06	Big Tex Self Storage-Humble
2.07	Central Storage
2.08	Storage XXtra
2.09	US 1 Self Storage-Sebastian
3	312 Elm			Hard/Springing Cash Management
4	Marriott Greensboro			Hard/Springing Cash Management
5	Capital Penn Self Storage Portfolio			Springing (Without Established Account)
5.01	Capital Self Storage - Mechanicsburg
5.02	Capital Self Storage - Enola
5.03	Capital Self Storage - East York
5.04	Capital Self Storage - Middletown
5.05	Capital Self Storage - Harrisburg West
5.06	Capital Self Storage - Harrisburg North
5.07	Capital Self Storage - Hanover
5.08	Capital Self Storage - Dover
5.09	Capital Self Storage - West York
6	Albuquerque Plaza	Matteucci: $76,500; Toti: $18,000; Zucal: $21,000	Rent adjustment per ground lease	Hard/Upfront Cash Management
7	South Shore Place			Springing (Without Established Account)
8	Maxwell Hotel			Springing (Without Established Account)
9	300 East Lombard			Hard/Springing Cash Management
10	Amargosa Portfolio			Springing (Without Established Account)
10.01	Burlington Coat Factory
10.02	Southern Plaza
10.03	Northgate Shopping Center
10.04	Gold’s Gym
11	Residence Inn Tampa Westshore Airport			Springing (Without Established Account)
12	Orbital ATK Office			Hard/Springing Cash Management
13	Depot Park			Springing (Without Established Account)
14	Residence Inn Charlotte Southpark			Springing (Without Established Account)
15	212 South Tryon			Springing (Without Established Account)
16	Holiday Inn - Cherry Creek			Hard/Springing Cash Management
17	312 Plum			Springing (Without Established Account)
18	Maple Leaf Apartments			Springing (Without Established Account)
19	Boca Hamptons Plaza Portfolio			Hard/Springing Cash Management
19.01	Boca Hamptons Plaza
19.02	Queens Industrial
19.03	One Industrial Plaza
20	Palms Plaza			Springing (Without Established Account)
21	Eden at Watersedge			Springing (Without Established Account)
22	Plaza Mayor Shopping Center			Springing (Without Established Account)
23	Courtyard Fort Myers			Springing (Without Established Account)
24	Long Island Retail Portfolio			Springing (Without Established Account)
24.01	North Babylon Retail center
24.02	East Meadow Retail Center
24.03	Patchogue Retail Center
24.04	Seaford Retail Center
25	Residence Inn Little Rock Downtown			Springing (Without Established Account)
26	Courtyard Tampa Downtown	$146,837	Current rent times the greater of CPI or 3%	Springing (Without Established Account)
27	1351 Harbor Parkway			Springing (Without Established Account)
28	Casa Bandera Apartments			Springing (Without Established Account)
29	City Sports Clubs - Sunnyvale			Springing (Without Established Account)
30	Kohl’s - Simi Valley			Springing (Without Established Account)
31	Breckenridge Apartments			Springing (Without Established Account)
32	MacGregor Park			Springing (Without Established Account)
33	Hampton Inn & Suites Knoxville			Springing (Without Established Account)
34	Springdale Plaza			Hard/Springing Cash Management
35	Charleston Festival			Hard/Springing Cash Management
36	Lakeview Village			Springing (Without Established Account)
37	StoreQuest Self Storage			Springing (Without Established Account)
38	Medical Arts Apartments			None
39	Crestline Manufactured Home Community			None
40	Park Creek Manor			Springing (Without Established Account)
41	Milwaukee Apartment Portfolio			Springing (Without Established Account)
41.01	Riverwood Court/Rainbow Terrace
41.02	Servite Village
42	Staybridge Suites North Brunswick			Springing (Without Established Account)
43	10611 Balls Ford Road			Springing (Without Established Account)
44	Birchwood Landings			None
45	FedEx Portfolio Oxford, AL & El Dorado, AR			Hard/Upfront Cash Management
45.01	Oxford
45.02	El Dorado
46	Planet Self Storage - Southampton			None
47	Eden of Reynoldsburg			Springing (Without Established Account)
48	Village Crossing			Springing (Without Established Account)
49	Fairfield Inn & Suites - Cincinnati			Hard/Springing Cash Management
50	Holiday Inn Express Nicholasville			Hard/Springing Cash Management
51	Chesapeake Mills			Springing (Without Established Account)
52	Comfort Suites Chesapeake			Hard/Springing Cash Management
53	Country Club Apartments			Springing (Without Established Account)
54	Stor-n-Lock - Fort Collins			None
55	Planet Self Storage - Newington			None
56	Hampton Inn Magnolia			Springing (Without Established Account)
57	Hampton Inn Peachtree			Springing (Without Established Account)
58	Orlando Industrial			Springing (Without Established Account)
58.01	Hameco Warehouse
58.02	Nathan’s Warehouse
59	Security Public Storage - Santa Fe Springs			None
60	Shops Of Village Green			None
61	Neighborhood Self Storage			None
62	Great Bridge Marketplace			Springing (Without Established Account)
63	Planet Self Storage - Washington			None
64	Magdalene Center			Hard/Springing Cash Management
65	Arctic Gardens			None
66	Woodlands Green Center			Springing (Without Established Account)
67	Mount Laurel Center			Springing (Without Established Account)
68	Planet Self Storage - Quakertown			None
69	Koko Plaza			Springing (Without Established Account)
70	Eureka Village			None
71	Watson & Taylor Self Storage			Springing (Without Established Account)
72	Winbury Professional Center			Hard/Springing Cash Management
73	Petrie Smithman Retail			Springing (Without Established Account)
74	Southland Plaza			Springing (Without Established Account)
75	Cornerstone Crossing			Springing (Without Established Account)
76	Planet Self Storage - South Boston			None
77	Planet Self Storage - Brookfield			None
78	Peoria Multifamily Portfolio			Springing (Without Established Account)
78.01	Golfview Apartments
78.02	Madison Bluff Apartments
78.03	Parkview Townhomes
79	EZ Stor - Mini Storage			None
80	Jamul Shopping Village			None
81	Laurel Self Storage			Springing (Without Established Account)
82	Vista De Palmas			Springing (Without Established Account)
83	Coulter Forum			None
84	Out O’Space Storage			Springing (Without Established Account)
85	Casa Loma Estates MHC			Springing (Without Established Account)
86	Blue Star Storage & Business Park			Springing (Without Established Account)
87	Lambertson Lakes			Springing (Without Established Account)
88	Tin Star Storage			Springing (Without Established Account)
89	330 E Main Street			Springing (Without Established Account)
90	Generations Plaza I & II			Springing (Without Established Account)
91	Central Self Storage-Harvey			None
92	Appletree Apartments			Springing (Without Established Account)
93	Shoppes at Town Square			Springing (Without Established Account)
94	Cookson MHP			Springing (Without Established Account)
95	Shady Bayou			Springing (Without Established Account)

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(12)(18)	Affiliated Sponsors	Mortgage Loan Number
1	Westfield Palm Desert			Westfield America, Inc.		1
2	WP Carey Self Storage Portfolio VI			Corporate Property Associates 18 - Global Incorporated		2
2.01	Fibber McGee’s Closet					2.01
2.02	Rancho Pueblo Self Storage-Temecula					2.02
2.03	Extra Space Storage & Bay Colony RV Park					2.03
2.04	Valrico Self Storage					2.04
2.05	Safe and Sound Storage					2.05
2.06	Big Tex Self Storage-Humble					2.06
2.07	Central Storage					2.07
2.08	Storage XXtra					2.08
2.09	US 1 Self Storage-Sebastian					2.09
3	312 Elm			Rubenstein Properties Fund II, L.P.	Y-Group 2	3
4	Marriott Greensboro			Columbia Sussex Corporation; CSC Holdings, LLC		4
5	Capital Penn Self Storage Portfolio		4,179,047	Robert Moser; Robert Morgan	Y-Group 3	5
5.01	Capital Self Storage - Mechanicsburg					5.01
5.02	Capital Self Storage - Enola					5.02
5.03	Capital Self Storage - East York					5.03
5.04	Capital Self Storage - Middletown					5.04
5.05	Capital Self Storage - Harrisburg West					5.05
5.06	Capital Self Storage - Harrisburg North					5.06
5.07	Capital Self Storage - Hanover					5.07
5.08	Capital Self Storage - Dover					5.08
5.09	Capital Self Storage - West York					5.09
6	Albuquerque Plaza			Christopher R. Smith; James M. Long		6
7	South Shore Place			Leonard Bierbrier		7
8	Maxwell Hotel			Michelle Foreman Barnet		8
9	300 East Lombard			John M. Schneider		9
10	Amargosa Portfolio			Dorian Bilak		10
10.01	Burlington Coat Factory					10.01
10.02	Southern Plaza					10.02
10.03	Northgate Shopping Center					10.03
10.04	Gold’s Gym					10.04
11	Residence Inn Tampa Westshore Airport			Noble Hospitality Fund II, L.P.	Y-Group 1	11
12	Orbital ATK Office			Bob Safai		12
13	Depot Park			Richard W. Fischer		13
14	Residence Inn Charlotte Southpark			Noble Hospitality Fund II, L.P.	Y-Group 1	14
15	212 South Tryon			Anthony H. Dilweg		15
16	Holiday Inn - Cherry Creek			D. Kent Casey		16
17	312 Plum			Rubenstein Properties Fund II, L.P.	Y-Group 2	17
18	Maple Leaf Apartments			Indra Sharma; Paras Ram Sharma		18
19	Boca Hamptons Plaza Portfolio			Michael L. Bellino; Stephen J. Bellino		19
19.01	Boca Hamptons Plaza					19.01
19.02	Queens Industrial					19.02
19.03	One Industrial Plaza					19.03
20	Palms Plaza			NADG (US) LLLP	Y-Group 4	20
21	Eden at Watersedge			George Van Vliet	Y-Group 7	21
22	Plaza Mayor Shopping Center			Paris Zarrabian, Shahrzad Zarrabian, Tucson Zarrabian, Vala Zarrabian		22
23	Courtyard Fort Myers			Noble Hospitality Fund II, L.P.	Y-Group 1	23
24	Long Island Retail Portfolio			Jerome Broder; Muriel Broder; Betty Levins; Glenn A. Levins; Harvey Levins; Sylvia Levins; Seth Lublin		24
24.01	North Babylon Retail center					24.01
24.02	East Meadow Retail Center					24.02
24.03	Patchogue Retail Center					24.03
24.04	Seaford Retail Center					24.04
25	Residence Inn Little Rock Downtown			Noble Hospitality Fund II, L.P.	Y-Group 1	25
26	Courtyard Tampa Downtown			Noble Hospitality Fund II, L.P.	Y-Group 1	26
27	1351 Harbor Parkway			David B. Dollinger; The David Dollinger Living Trust	Y-Group 6	27
28	Casa Bandera Apartments			David W. Avirom; Frank T. Perachiotti, Jr.; Barry L. Vantiger		28
29	City Sports Clubs - Sunnyvale			David B. Dollinger; The David Dollinger Living Trust	Y-Group 6	29
30	Kohl’s - Simi Valley			Arthur L. Ang		30
31	Breckenridge Apartments			Anthony Swartz		31
32	MacGregor Park			Grubb Real Estate Investment Company		32
33	Hampton Inn & Suites Knoxville			Noble Hospitality Fund II, L.P.	Y-Group 1	33
34	Springdale Plaza			Mark M. Salomon		34
35	Charleston Festival			Stephen Copulos		35
36	Lakeview Village			Phoenix Shopping Center Investment Fund LLLP, NADG (US) LLLP	Y-Group 4	36
37	StoreQuest Self Storage			William W. Hobin, Clark W. Porter, Timothy B. Hobin		37
38	Medical Arts Apartments			Thomas B. Grace, Michael B. Grace		38
39	Crestline Manufactured Home Community			Daniel T. Van Voorhis; Daniel Thomas Van Voorhis Revocable Living Trust; Fitzgerald Family MHC LLC; Robert Fitzgerald; Robert Fitzgerald Revocable Trust; Karen Fitzgerald; Karen Fitzgerald Revocable Trust		39
40	Park Creek Manor			Ruel M. Hamilton		40
41	Milwaukee Apartment Portfolio			Natalie S. Roberts		41
41.01	Riverwood Court/Rainbow Terrace					41.01
41.02	Servite Village					41.02
42	Staybridge Suites North Brunswick			Arvind Patel; Madanmohan Patel; Varghese Ninan		42
43	10611 Balls Ford Road			David M. Chalmers		43
44	Birchwood Landings			Michael Gacioch		44
45	FedEx Portfolio Oxford, AL & El Dorado, AR			Marilyn Kane		45
45.01	Oxford					45.01
45.02	El Dorado					45.02
46	Planet Self Storage - Southampton			David R. Inman; Bryce Grefe	Y-Group 5	46
47	Eden of Reynoldsburg			George Van Vliet	Y-Group 7	47
48	Village Crossing			William Peter R. Cross		48
49	Fairfield Inn & Suites - Cincinnati			Alpesh Patel; Dipak Patel; Sandip Minhas; Rupinder Jaswal	Y-Group 8	49
50	Holiday Inn Express Nicholasville			Ketan Patel, Dipak Patel, Bhavisha Patel and Prakash T. Maggan	Y-Group 8	50
51	Chesapeake Mills			Gopal Sureddi; Raj Talasila; Prasad Kota		51
52	Comfort Suites Chesapeake			Akhil Jain		52
53	Country Club Apartments			Zane G.B. Brown		53
54	Stor-n-Lock - Fort Collins			Alan R. Jones; Franklin S. McCullough		54
55	Planet Self Storage - Newington			David R. Inman; Bryce Grefe	Y-Group 5	55
56	Hampton Inn Magnolia			Charles R. Shinn		56
57	Hampton Inn Peachtree			Samir I. Shah; Tarla Kishor Daftari		57
58	Orlando Industrial			Yitchak Menaged		58
58.01	Hameco Warehouse					58.01
58.02	Nathan’s Warehouse					58.02
59	Security Public Storage - Santa Fe Springs			Ronald A. Kolar		59
60	Shops Of Village Green			James J. Nizzo; Ellen J. Spiros		60
61	Neighborhood Self Storage			Jason Sommer and Aaron Sommer		61
62	Great Bridge Marketplace			Gerald T. Dixon, Jr.		62
63	Planet Self Storage - Washington			David R. Inman; Bryce Grefe	Y-Group 5	63
64	Magdalene Center			Abbey A. Berkowitz; Adam L. Greenberg; Michael J. Lapointe		64
65	Arctic Gardens			James A. Misko		65
66	Woodlands Green Center			Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership		66
67	Mount Laurel Center			Barry Nathanson		67
68	Planet Self Storage - Quakertown			David R. Inman; Bryce Grefe	Y-Group 5	68
69	Koko Plaza			EverWest, LLC		69
70	Eureka Village			Scott Brown; Don Manning		70
71	Watson & Taylor Self Storage			Blue Doors Storage Fund II, L.P.		71
72	Winbury Professional Center			Mark E. Snider		72
73	Petrie Smithman Retail			Walter Petrie; John Smithman		73
74	Southland Plaza			Gary J. Hurand		74
75	Cornerstone Crossing			George Van Vliet	Y-Group 7	75
76	Planet Self Storage - South Boston			David R. Inman; Bryce Grefe	Y-Group 5	76
77	Planet Self Storage - Brookfield			David R. Inman; Bryce Grefe	Y-Group 5	77
78	Peoria Multifamily Portfolio			Trevor H. Holmes		78
78.01	Golfview Apartments					78.01
78.02	Madison Bluff Apartments					78.02
78.03	Parkview Townhomes					78.03
79	EZ Stor - Mini Storage			Gregg A. Caledonia; Scott A. Rogers III		79
80	Jamul Shopping Village			Mark Perecman		80
81	Laurel Self Storage			Robert Moser; Robert Morgan	Y-Group 3	81
82	Vista De Palmas			Norman I. Litz; Marvin Feiger; Ron M. Berman		82
83	Coulter Forum			Charles Hefner and David Knust		83
84	Out O’Space Storage			Richard J. O’Brien		84
85	Casa Loma Estates MHC			Casa Loma Estates Co-Op, Inc.		85
86	Blue Star Storage & Business Park			Michael D. Bohn; Mary L. Bohn		86
87	Lambertson Lakes			James R. Wiss		87
88	Tin Star Storage			Michael Meylor; Lisa Meylor		88
89	330 E Main Street			James A. Magnanenzi		89
90	Generations Plaza I & II			Francis M. Greenwall		90
91	Central Self Storage-Harvey			Robert J. Dailey		91
92	Appletree Apartments			Rawley Nielsen; Jerry H. Shiu; Carolyn C. La Fontaine		92
93	Shoppes at Town Square			Phillip Nase; Judith Nase		93
94	Cookson MHP			Brandon A. Schwartz; Yanina V. Markova		94
95	Shady Bayou			Willaim J. Cole		95

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FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Prospectus Supplement for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)
“WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC, “PCC” denotes Principal Commercial Capital, “LIG I” denotes Liberty Island Group I LLC, “CIIICM” denotes C-III Commercial Mortgage LLC and “Basis” denotes Basis Real Estate Capital II, LLC.

(2)
For mortgage loan #85 (Casa Loma Estates MHC), the mortgaged property is a 132-site (103 mobile home sites and 29 recreational vehicle sites) senior age-restricted manufactured housing community that operates as a residential cooperative, and the borrower is a cooperative organized as a Florida not-for-profit corporation.

(3)
For mortgage loan #7 (South Shore Place), the third largest tenant (6,064 square feet), representing 13.4% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.  The Number of Units includes the third largest tenant’s improvements.

For mortgage loan #13 (Depot Park), the Number of Units includes 1,865,864 square feet of warehouse space, 198,120 square feet of office space and 48,105 square feet of storage space.

For mortgage loan #19.01 (Boca Hamptons Plaza Portfolio - Boca Hamptons Plaza), the Number of Units consists of 47,577 square feet of retail space, 19,033 square feet of medical office space, 14,402 square feet of outparcel space and 11,304 square feet of office space.

For mortgage loan #24.04 (Long Island Retail Portfolio – Seaford Retail Center), the Number of Units consists of 24,500 square feet of retail space and 5,250 square feet of office space.

For mortgage loan #36 (Lakeview Village), the Number of Units, Cut-off Balance Per Unit/SF and Occupancy Rate include the improvements owned by the largest tenant (52,893 square feet), representing 56.6% of the net rentable area, and the third largest tenant (4,413 square feet), representing 4.7% of the net rentable area, all of which lease the collateral pad site.

For mortgage loan #48 (Village Crossing), the Number of Units consists of 11,640 square feet of office space, 11,500 square feet of medical office space, 4,650 square feet of retail space and 957 square feet of storage space.

For mortgage loan #67 (Mount Laurel Center), the Number of Units includes 8,000 square feet of office space and 22,307 square feet of retail space.

For mortgage loan #69 (Koko Plaza), the Number of Units includes 25,442 square feet of office space, 7,648 square feet of retail space and 1,083 square feet of storage space.

For mortgage loan #84 (Out O’Space Storage), the Number of Units includes 7,840 square feet of parking space and the listed occupancy is inclusive of the occupied parking area.

For mortgage loan #86 (Blue Star Storage & Business Park), the property consists of 28,500 square feet of self-storage space, 7,626 square feet of retail space and 3,411 square feet of office space.

For mortgage loan #85 (Casa Loma Estates MHC), 63 of the 103 mobile home sites have been sold to cooperative members, who own and operate the community. The remaining mobile home sites and all of the recreational vehicle sites are available for rental to non-shareholder renters.

For mortgage loan #90 (Generations Plaza I & II), the Number of Units consists of 8,908 square feet of retail space and 8,286 square feet of office space.

(4)	For mortgage loan #1 (Westfield Palm Desert), the mortgage loan is comprised of Notes A-2-1, A-2-2, B-2-1 and B-2-2 (the “Westfield Palm Desert Mortgage Loan”) of eight companion notes, which

A-1-14

have a combined Cut-off Date principal balance of $125,000,000. Notes A-1-1, A-1-2, B-1-1 and B-1-2 are not included in the trust. Each A Note is pro rata and pari passu with each other A Note and each B Note is pro rata and pari passu with each other B Note. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Notes A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2 in the aggregate (the “Westfield Palm Desert Loan Combination”). The Notes comprising the Westfield Palm Desert Mortgage Loan represent the non-controlling interest in the Westfield Palm Desert Loan Combination.

For mortgage loan #13 (Depot Park), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off date principal balance of $45,600,000.  Note A-1 is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (“Depot Park Loan Combination”). The Note A-2 mortgage loan is the non-controlling interest in the Depot Park Loan Combination.

For mortgage loan #19 (Boca Hamptons Plaza Portfolio), the mortgage loan represents Note A of two pari passu notes, which have a combined Cut-off Date principal balance of $26,000,000.  Note B is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A and Note B in the aggregate (“Boca Hamptons Plaza Portfolio Loan Combination”).  The Note A mortgage loan is the controlling interest in the Boca Hamptons Plaza Portfolio Loan Combination.

(5)
For mortgage loans #2 (WP Carey Self Storage Portfolio VI), the borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12 month calendar period or (ii) with respect to the first two delinquent payments following any change by lender to the monthly debt service payment amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

(6)
For mortgage loan #11 (Residence Inn Tampa Westshore Airport), the Appraised Value represents the value assuming the performance improvement plan, which is expected to be completed by November 2015, has been completed.  The appraised value assuming the performance improvement plan has not been completed is $34,500,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $34,500,000 appraised value are 68.3% and 59.6%, respectively.

For mortgage loan #14 (Residence Inn Charlotte Southpark), the Appraised Value represents the value assuming the performance improvement plan, which is expected to be completed by November 2015, has been completed.  The appraised value assuming the performance improvement plan has not been completed is $29,900,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $29,900,000 appraised value are 68.8% and 60.0%, respectively.

For mortgage loan #23 (Courtyard Fort Myers), the Appraised Value represents the value assuming the performance improvement plan, which is expected to be completed by November 2015, has been completed.  The appraised value assuming the performance improvement plan has not been completed is $23,800,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $23,800,000 appraised value are 66.3% and 57.8%, respectively.

For mortgage loan #85 (Casa Loma Estates MHC), the Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity assume that such mortgaged property is operated as a market rate rental manufactured housing community.

(7)
For mortgage loan #71 (Watson & Taylor Self Storage), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $3,646,000.  Provided no event of default has occurred or is continuing, the Other Escrow I Initial reserve can be disbursed if the debt yield is greater than or equal to 8.5% by January 11, 2017.  If the Other Escrow I Initial reserve has not been released by January 11, 2017, the borrower may apply the unreleased proceeds to pay down the mortgage loan, including the applicable yield maintenance premiums.  If the borrower does not apply the unreleased proceeds, the lender will hold the Other Escrow I Initial reserve as additional collateral for the mortgage loan.   Assuming the full Other Escrow I Initial reserve balance is applied to the full

A-1-15

loan amount of $3,646,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NOI Debt Yield and U/W NCF Debt Yield are 61.0%, 56.6%, 9.2% and 9.0%, respectively.

(8)
For mortgage loan #38 (Medical Arts Apartments), Underwritten Revenues includes other income consisting of $60,600 of parking income, $1,860 of storage income, $36,420 of commercial tenant income, $24,500 of utility reimbursement income, $116,423 of cellular tower income and $11,760 of miscellaneous other income.

For mortgage loan #85 (Casa Loma Estates MHC), the U/W Net Cash Flow and the U/W Net Operating Income for the mortgaged property is the projected net cash flow based on the appraisal of the mortgaged property. The U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow are derived from the market income and expense conclusions of the appraisal (assuming that the entire related mortgaged property was being operated as a market rate rental manufactured housing community).

(9)
For mortgage loan #85 (Casa Loma Estates MHC), the historical NOI figures are not representative of the cash flow that would be generated by the property if it were operated as a manufactured housing community rental property.

(10)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #3 (312 Elm), the second largest tenant (49,006 square feet), representing 12.9% of net rentable square feet, is underpaying rent by $3,301 per month ($59,418 in aggregate) due to a dispute related to the CPI increase. The lender is underwriting $1,312,962, which is the rent currently being collected per the estoppel and lease documentation.  The $59,418 in disputed rent is being held in escrow by the title company.

For mortgage loan #9 (300 East Lombard), the largest tenant (33,352 square feet), representing 14.8% of net rentable square feet, has a 50% rent abatement from October 2015 through January 2016 and from November 2021 through April 2022.  There is a $309,070 reserve representing the outstanding rent abatements. The fourth largest tenant (16,650 square feet), representing 7.4% of net rentable square feet, has executed a lease for 7,233 square feet of expansion space, but will not commence paying rent for the first two months following the lease commencement date.  The tenant is anticipated to be in occupancy of the expansion space in October 2015.  There is a $73,538 reserve representing the outstanding rent abatement.

For mortgage loan #10 (Amargosa Portfolio), the only tenant at the Gold’s Gym mortgaged property (33,000 square feet), representing 14.6% of net rentable square feet of the mortgage loan, has a $16,500 monthly rent abatement through June 2015.

For mortgage loan #29 (City Sports Clubs – Sunnyvale), the only tenant (45,149 square feet), representing 100.0% of net rentable square feet, has executed a lease but will not begin paying rent until April 2015.  There is a $205,334 reserve representing the outstanding rent abatement.

For mortgage loan #34 (Springdale Plaza), the fourth largest tenant (18,870 square feet), representing 10.5% of net rentable feet, has executed a lease and is paying rent, but is not in occupancy of 5,012 square feet of expansion space.  The tenant is anticipated to be in occupancy by April 2015.

For mortgage loan #62 (Great Bridge Marketplace), the fifth largest tenant (3,200 square feet), representing 9.1% of net rentable square feet, has a rent abatement for half rent ($2,700 per month) through April 30, 2015.

(11)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (312 Elm), the second largest tenant (49,006 square feet), representing 12.9% of net rentable square feet, may terminate its lease at any time during the remainder of the

A-1-16

lease term with 180 days’ notice. The fourth largest tenant (24,600 square feet), representing 6.5% of net rentable square feet, may terminate its lease at any time after July 29, 2016 with 120 days’ notice. The fifth largest tenant (23,708 square feet), representing 6.2% of net rentable square feet, may terminate its lease with 12 months’ notice after August 1, 2018 with a termination payment of unamortized tenant improvements, leasing commissions and rent abatements, amortized at 8.0%.

For mortgage loan #6 (Albuquerque Plaza), the largest tenant (63,957 square feet), representing 17.9% of net rentable square feet, may terminate its lease at any time on or after October 31, 2017 upon providing 60 days’ written notice.

For mortgage loan #7 (South Shore Place), the fourth largest tenant (4,098 square feet), representing 9.0% of net rentable square feet, may terminate its lease if gross sales during the lease year ending October 31, 2017 are less than $1,600,000, upon providing written notice within 90 days’ following the lease year ending October 31, 2017 and payment of all unamortized tenant improvements.

For mortgage loan #9 (300 East Lombard), the largest tenant (33,352 square feet), representing 14.8% of net rentable square feet, may terminate its lease as of April 30, 2017 upon providing written notice by April 30, 2016 and a termination fee equal to three months’ base rent and all unamortized leasing commissions, abated rent and rent savings. The third largest tenant (18,503 square feet), representing 8.2% of net rentable square feet, has a one-time right to terminate its lease after December 31, 2018, if a building in excess of 20 floors has been built at 300 East Pratt Street by December 31, 2017.  The third largest tenant must provide 365 days’ written notice and payment of a termination fee equal to all unamortized tenant improvements, leasing commissions and rent abatements.

For mortgage loan #12 (Orbital ATK Office), the sole tenant (120,200 square feet), representing 100.0% of net rentable square feet, has a one-time option to terminate the lease as of December 31, 2020 upon 12 months’ notice and a termination payment of $5,091,655.

For mortgage loan #13 (Depot Park), the largest tenant (196,020 square feet), representing 9.3% of net rentable square feet, has the right to terminate its leases covering 152,460 and 43,560 square feet on or after January 31, 2016 and March 31, 2016, respectively, by providing at least 30 days’ written notice to the landlord. The second largest tenant (97,620 square feet), representing 4.6% of net rentable square feet, has the right to terminate its lease with 90 days’ written notice if the city of Sacramento prohibits the use of the premises as general office, storage, warehousing, sales and distribution of Class C 1.4G consumer fire works and other legal and related uses.

For mortgage loan #22 (Plaza Mayor Shopping Center), the third largest tenant (2,911 square feet), representing 3.7% of net rentable square feet, may terminate its lease with 180 days’ notice at any time after January 1, 2014.

For mortgage loan #35 (Charleston Festival), the largest tenant (18,815 square feet), representing 33.9% of net rentable square feet, has a right to terminate its lease within 60 days’ advance notice of the federal government funding decreasing tenant’s budget to 75% of its budget as of the date of the lease, provided the tenant notifies the landlord within 30 days of such funding cut.  Tenant may terminate its lease given 90 days’ advance notice within 30 days of such action where Nevada’s government eliminates the Workforce Connections Board and/or creates a single workforce board.  Tenant has the right to terminate the lease for any reason by providing 120 days’ advance notice or paying four months’ rent in lieu of notice.

For mortgage loan #43 (10611 Balls Ford Road), the third largest tenant (4,329 square feet), representing 9.0% of net rentable square feet, may terminate its lease on May 31, 2017 with six months’ notice and a termination fee equal to brokerage commissions not to exceed $5,000. The fifth largest tenant (3,742 square feet), representing 7.8% of net rentable square feet, may terminate its lease on March 1, 2016 with six months’ notice.

A-1-17

For mortgage loan #58 (Orlando Industrial), the third largest tenant (15,000 square feet), representing 11.5% of net rentable square feet, may terminate its lease at the end of each lease year with 90 days’ notice.

For mortgage loan #73 (Petrie Smithman Retail), the second largest tenant (2,100 square feet), representing 8.5% of net rentable square feet, may terminate its lease any time after October 31, 2015 with six months’ written notice.  The fourth largest tenant (1,820 square feet), representing 7.3% of net rentable square feet, may terminate its lease at any time with 90 days’ written notice and a payment of 3 months’ rent ($7,398.47).

For mortgage loan #87 (Lambertson Lakes), the fourth largest tenant (1,500 square feet), representing 11.1% of net rentable square feet, may terminate its lease with notice no later than 180 days’ prior to the last day of the fifth year of the lease and a payment equal to one year of the then rent amount and common area maintenance. Base rent for that year is scheduled to be $3,031.25 per month or $36,375 annually plus common area maintenance. The fifth year of the lease ends September 2019.

(12)	For mortgage loan #58 (Orlando Industrial), the fifth largest tenant (10,000 square feet), representing 7.7% of net rentable square feet, is affiliated with the sponsor.

For mortgage loan #62 (Great Bridge Marketplace), the largest tenant (5,600 square feet), representing 15.9% of net rentable square feet, is affiliated with the sponsor.

For mortgage loan #73 (Petrie Smithman Retail), the largest tenant (16,783 square feet), representing 67.6% of net rentable square feet, is affiliated with the sponsor.

For mortgage loan #89 (330 E Main Street), the largest tenant (4,096 square feet), representing 29.9% of net rentable area, subleases 1,200 square feet of their space.

(13)
For mortgage loan #10.03 (Amargosa Portfolio – Northgate Shopping Center), the third largest tenant (6,342 square feet), representing 18.4% of net rentable square feet at the mortgage property, has multiple lease expirations as follows: 3,192 square feet expiring December 31, 2016; and 3,150 square feet expiring May 31, 2019.

For mortgage loan #15 (212 South Tryon), the largest tenant (29,470 square feet), representing 17.1% of net rentable square feet, has multiple lease expirations as follows: 19,668 square feet expiring September 30, 2018; and 9,802 square feet expiring February 28, 2020.

For mortgage loan #67 (Mount Laurel Center), the largest tenant (4,140 square feet), representing 13.7% of net rentable square feet, has multiple lease expirations as follows: 2,940 square feet expiring January 31, 2019; and 1,200 square feet expiring October 31, 2020.

For mortgage loan #89 (330 E Main Street), the largest tenant (4,096 square feet), representing 29.9% of net rentable area, subleases 1,200 square feet of their space for an annual base rent of $34,200 ($28.50 per square foot, expiring January 28, 2018). The sublease tenant shall have the option to terminate the sublease any time after January 31, 2016.

(14)
For mortgage loans #16 (Holiday Inn – Cherry Creek), #11 (Residence Inn Tampa Westshore Airport), #14 (Residence Inn Charlotte Southpark), #23 (Courtyard Fort Myers), #25 (Residence Inn Little Rock Downtown), #26 (Courtyard Tampa Downtown) and #33 (Hampton Inn & Suites Knoxville), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the Monthly Replacement Reserve immediately prior to the adjustment; and (ii) 1/12th of 4% of operating income from the prior fiscal year.

For mortgage loan #26 (Holiday Inn – Cherry Creek), the Monthly Replacement Reserve begins with the monthly payment in February 2017.

For mortgage loan #50 (Holiday Inn Express Nicholasville), the Monthly Replacement Reserve, to be adjusted annually each January, is equal to the greater of: (i) 1/12th of 4% of the actual annual gross income; and (ii) such amount required by the related franchisor, but in no event may the

A-1-18

Monthly Replacement Reserve be less than the initial Monthly Replacement Reserve of $5,697. Collection of the Monthly Replacement Reserve will commence on February 1, 2016.

For mortgage loan #52 (Comfort Suites Chesapeake), the Monthly Replacement Reserve will be adjusted to 3% of gross revenue from the preceding month.

For mortgage loan #56 (Hampton Inn Magnolia), the Monthly Replacement Reserve will be 1/12th of 2% of underwritten gross income for the first 12 months of the term of the mortgage loan, 1/12th of 3% of underwritten gross income for the following 12 months of the term of the mortgage loan, and then 1/12th of four percent of underwritten gross income for each month thereafter.

(15)
For mortgage loan #7 (South Shore Place), the Monthly TI/LC Reserve begins with the monthly payment in February 2021.  On December 31, 2023, the TI/LC Reserve Cap adjusts to the product of: (i) the square footage of leases expiring or terminating from December 31, 2023 through December 31, 2025; and (ii) $25.00.

(16)	For mortgage loan #9 (300 East Lombard), the Other Escrow I (Monthly) begins with the monthly payment in November 2018 and continues through the monthly payment in October 2021.

(17)
For mortgage loan #6 (Albuquerque Plaza), the borrower’s ownership interest in the mortgaged property consists of various condominium units: an office building with first floor retail (fee), a parking garage (leasehold) and a retail promenade connector (leasehold) to non-owned parts of the project (a Hyatt Regency hotel and related retail).

(18)
For mortgage loan #29 (City Sports Clubs – Sunnyvale), the easement holder for a nitrogen gas pipeline along the rear property line has the right, at any time, to pay-off and discharge any mortgage or other lien affecting the mortgaged property. The easement is silent as to whether that pay-off would be at par or would include other prepayment-related charges. In the event of a pay-off by the easement holder, the mortgage loan documents provide that the borrower and guarantors are personally liable for an amount equal to the difference between (i) the total amount that would have been owed by the borrower if the borrower had prepaid the mortgage loan and (ii) the amount actually paid by the easement holder.

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Annex A-2

Mortgage Pool Information

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Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Wells Fargo Bank, National Association	29	$387,422,468	37.0%	4.211%	118	351	1.61	x	10.5%	9.6%	66.7%	55.9%
Rialto Mortgage Finance, LLC	20	292,101,933	27.9	4.457	114	359	1.81		10.5	9.8	65.1	57.9
Principal Commercial Capital	9	153,204,518	14.6	4.218	119	360	1.58		10.4	9.3	70.6	60.8
Liberty Island Group I LLC	12	118,064,001	11.3	4.375	119	360	1.73		10.8	9.6	68.5	60.0
C-III Commercial Mortgage LLC	23	84,535,116	8.1	4.444	119	348	1.51		10.1	9.4	70.0	57.1
Basis Real Estate Capital II, LLC	2	12,500,000	1.2	4.500	86	360	1.49		9.9	9.0	69.9	62.2
Total/Weighted Average:	95	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-1

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Retail	25	247,391,262	23.6%	4.182%	119	355	1.78x	9.7%	9.1%	66.2%	58.3%
Anchored	9	78,653,026	7.5	4.291	119	359	1.47	9.4	8.7	70.2	59.7
Regional Mall	1	62,500,000	6.0	3.853	120	0	2.61	10.8	10.2	59.0	59.0
Shadow Anchored	3	41,263,400	3.9	4.291	119	360	1.32	8.3	7.8	70.6	57.9
Single Tenant	5	40,486,264	3.9	4.205	119	335	1.68	9.5	9.1	62.1	54.3
Unanchored	7	24,488,572	2.3	4.448	119	353	1.60	10.6	9.8	70.6	59.2
Hospitality	15	225,902,753	21.6	4.468	118	354	1.77	12.0	10.8	66.7	56.2
Limited Service	12	133,044,397	12.7	4.422	118	351	1.82	12.3	11.1	65.6	55.4
Full Service	3	92,858,356	8.9	4.534	118	359	1.69	11.5	10.3	68.2	57.4
Office	12	211,198,396	20.2	4.244	119	350	1.58	10.7	9.5	67.9	56.7
CBD	5	147,890,733	14.1	4.197	120	345	1.61	11.0	9.7	68.4	56.7
Suburban	6	49,307,663	4.7	4.435	119	359	1.52	10.2	9.2	66.6	56.5
Single Tenant	1	14,000,000	1.3	4.070	119	360	1.56	9.9	9.0	67.7	57.1
Self Storage	35	154,250,129	14.7	4.318	110	360	1.56	9.5	9.3	67.4	58.8
Self Storage	35	154,250,129	14.7	4.318	110	360	1.56	9.5	9.3	67.4	58.8
Multifamily	20	126,063,730	12.0	4.388	119	358	1.49	9.8	9.0	70.4	59.5
Garden	18	103,963,730	9.9	4.444	119	358	1.49	10.0	9.0	70.7	59.8
Student Housing	1	13,100,000	1.3	4.150	119	360	1.53	9.5	8.9	69.3	58.6
High Rise	1	9,000,000	0.9	4.080	120	360	1.48	8.8	8.6	68.7	58.0
Industrial	7	38,446,154	3.7	4.445	107	360	2.02	11.4	10.0	64.5	61.7
Warehouse	2	24,161,538	2.3	4.371	117	360	2.37	12.5	10.7	60.9	60.0
Industrial	2	7,000,000	0.7	4.500	59	360	1.36	8.8	8.3	70.7	67.3
Light Industrial	2	5,000,000	0.5	4.600	119	360	1.55	11.2	9.6	71.4	62.7
Flex	1	2,284,615	0.2	4.720	117	360	1.40	9.5	8.7	68.2	60.0
Mixed Use	6	31,297,137	3.0	4.542	118	359	1.44	9.6	8.8	68.1	57.9
Retail/Office	4	24,778,639	2.4	4.578	118	359	1.44	9.7	8.8	69.0	58.4
Office/Retail	2	6,518,498	0.6	4.406	119	360	1.43	9.5	8.6	64.4	56.3
Manufactured Housing Community	4	13,278,474	1.3	4.177	119	354	1.64	10.0	9.8	66.5	52.7
Manufactured Housing Community	4	13,278,474	1.3	4.177	119	354	1.64	10.0	9.8	66.5	52.7
Total/Weighted Average	124	$1,047,828,035	100.0%	4.321%	117	355	1.67x	10.5%	9.6%	67.3%	57.8%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
California	10	$174,288,088	16.6%	4.097%	119	348	2.06	x	10.4%	9.6%	61.0%	56.1%
Southern	7	126,688,088	12.1	4.051	119	356	2.11		10.1	9.6	60.5	56.2
Northern	3	47,600,000	4.5	4.218	118	332	1.94		11.1	9.9	62.2	55.9
Florida	17	136,444,441	13.0	4.385	118	360	1.65		10.7	9.9	66.2	58.3
North Carolina	4	94,166,356	9.0	4.490	118	359	1.63		11.0	9.9	68.1	58.2
Ohio	7	88,545,642	8.5	4.356	120	360	1.71		11.7	10.2	69.8	59.6
New Mexico	2	48,025,241	4.6	4.143	119	316	1.62		11.2	10.1	63.5	48.3
Texas	13	47,726,603	4.6	4.405	116	358	1.52		9.8	9.2	69.5	60.0
Pennsylvania	11	47,240,657	4.5	4.539	90	359	1.67		10.6	10.2	69.6	60.5
Tennessee	4	39,684,000	3.8	4.293	118	360	1.58		10.5	9.4	72.0	60.9
Colorado	5	39,101,802	3.7	4.166	119	360	1.69		10.9	9.9	66.2	54.9
Massachusetts	3	39,050,000	3.7	4.109	119	360	1.32		8.0	7.7	71.4	59.0
Arizona	4	31,295,227	3.0	4.161	119	360	1.59		10.0	9.3	67.9	59.5
Washington	1	29,550,000	2.8	4.360	120	360	1.75		11.4	10.5	67.0	58.5
Maryland	1	28,692,492	2.7	4.050	119	359	1.38		8.9	8.0	74.5	59.4
Virginia	4	26,617,479	2.5	4.365	119	347	1.58		10.6	9.7	72.5	58.6
Illinois	5	23,150,000	2.2	4.557	119	352	1.43		9.4	8.8	66.3	56.4
Arkansas	3	21,810,000	2.1	4.401	112	346	1.89		12.7	11.6	68.9	58.6
New York	6	20,346,154	1.9	4.598	119	360	1.42		9.3	8.7	59.5	53.9
New Jersey	4	19,023,991	1.8	4.486	119	359	1.49		9.8	9.1	70.7	58.4
Oregon	2	14,400,000	1.4	4.230	119	360	1.52		9.7	9.0	72.5	61.5
Georgia	3	12,640,000	1.2	4.428	120	322	1.48		10.2	9.5	69.4	54.9
South Carolina	2	11,360,155	1.1	4.611	119	359	1.50		10.5	9.3	74.9	60.8
Nevada	1	9,563,400	0.9	4.900	120	360	1.35		9.3	8.6	68.7	56.3
Connecticut	2	8,375,000	0.8	4.230	119	360	1.42		8.6	8.3	73.7	62.9
Wisconsin	2	8,039,250	0.8	4.250	119	360	1.39		9.1	8.2	72.4	61.6
Louisiana	2	7,263,419	0.7	4.946	118	358	1.33		9.5	8.5	70.1	58.6
Kentucky	1	5,500,000	0.5	4.500	120	360	1.65		11.3	10.0	68.8	55.6
Alabama	1	4,737,000	0.5	4.500	59	360	1.36		8.8	8.3	70.7	67.3
Alaska	1	4,000,000	0.4	4.530	120	360	1.28		8.3	7.8	72.1	58.3
Idaho	2	3,846,827	0.4	4.338	119	359	1.49		9.8	8.9	65.8	52.9
Michigan	1	3,344,812	0.3	4.600	119	359	1.53		11.2	9.4	74.3	60.4
Total/Weighted Average:	124	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-3

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
1,092,718 - 2,000,000	7	$12,071,545	1.2%	4.392%	120	354	1.60	x	10.4%	9.7%	68.9%	55.6%
2,000,001 - 3,000,000	11	28,942,563	2.8	4.524	119	347	1.55		10.3	9.6	67.1	54.3
3,000,001 - 4,000,000	13	47,023,467	4.5	4.426	116	360	1.44		9.4	8.7	71.4	60.3
4,000,001 - 5,000,000	8	37,910,390	3.6	4.429	119	347	1.55		10.4	9.6	70.7	57.9
5,000,001 - 6,000,000	10	54,831,030	5.2	4.513	119	347	1.63		11.2	10.1	67.6	54.4
6,000,001 - 7,000,000	2	13,250,000	1.3	4.373	87	360	1.38		8.6	8.3	71.2	64.2
7,000,001 - 8,000,000	3	22,477,172	2.1	4.435	119	359	1.50		10.2	9.1	72.3	61.0
8,000,001 - 9,000,000	5	42,725,006	4.1	4.174	119	360	1.53		9.4	8.9	71.8	60.1
9,000,001 - 10,000,000	5	48,607,555	4.6	4.428	119	360	1.56		10.5	9.4	70.6	60.4
10,000,001 - 15,000,000	7	90,184,000	8.6	4.195	118	351	1.74		10.6	9.8	65.3	56.7
15,000,001 - 20,000,000	10	174,508,821	16.7	4.363	118	360	1.53		10.2	9.2	67.8	58.8
20,000,001 - 30,000,000	8	202,171,492	19.3	4.266	118	360	1.69		10.5	9.6	66.8	57.5
30,000,001 - 50,000,000	5	210,624,994	20.1	4.398	113	349	1.65		10.9	10.1	66.7	56.5
50,000,001 - 62,500,000	1	62,500,000	6.0	3.853	120	0	2.61		10.8	10.2	59.0	59.0
Total/Weighted Average:	95	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-4

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
1.26 - 1.30	4	$54,884,240	5.2%	4.224%	119	359	1.29	x	8.1%	7.6%	71.8%	58.5%
1.31 - 1.40	16	135,235,049	12.9	4.387	115	353	1.37		9.1	8.3	70.3	59.5
1.41 - 1.50	20	162,263,818	15.5	4.317	119	360	1.45		9.1	8.6	67.5	58.3
1.51 - 1.60	21	177,812,606	17.0	4.337	119	357	1.54		10.2	9.3	69.8	59.1
1.61 - 1.70	16	183,694,308	17.5	4.413	119	345	1.65		11.5	10.2	67.3	54.9
1.71 - 1.80	7	151,648,397	14.5	4.374	110	358	1.76		11.5	10.5	68.7	59.6
1.81 - 2.00	3	47,122,572	4.5	4.335	117	356	1.88		12.3	11.3	62.6	54.0
2.01 - 2.25	5	45,776,000	4.4	4.327	118	360	2.08		12.2	11.4	61.2	54.9
2.26 - 2.50	2	26,891,046	2.6	4.239	117	359	2.47		12.9	11.4	56.8	55.0
2.51 - 2.61	1	62,500,000	6.0	3.853	120	0	2.61		10.8	10.2	59.0	59.0
Total/Weighted Average:	95	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-5

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.8 - 8.0	2	$45,552,821	4.3%	4.081%	119	359	1.29	x	7.9%	7.5%	72.0%	58.5%
8.1 - 9.0	18	168,877,164	16.1	4.212	116	360	1.40		8.7	8.3	69.8	60.4
9.1 - 10.0	29	236,487,554	22.6	4.359	119	357	1.51		9.5	8.9	67.8	58.0
10.1 - 11.0	18	218,281,453	20.8	4.278	113	358	1.89		10.6	9.8	66.3	59.2
11.1 - 12.0	16	255,050,643	24.3	4.418	119	351	1.70		11.7	10.4	67.7	56.5
12.1 - 13.0	7	84,261,354	8.0	4.376	118	339	1.99		12.5	11.2	62.9	54.6
13.1 - 13.5	5	39,317,046	3.8	4.335	118	360	2.07		13.3	12.3	61.1	52.5
Total/Weighted Average:	95	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-6

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.4 - 8.0	6	$101,218,313	9.7%	4.126%	119	359	1.33	x	8.4%	7.7%	72.3%	59.9%
8.1 - 9.0	36	293,381,367	28.0	4.346	117	357	1.44		9.2	8.6	68.2	58.6
9.1 - 10.0	28	226,191,727	21.6	4.345	119	359	1.62		10.5	9.5	68.7	58.9
10.1 - 11.0	14	329,404,292	31.4	4.331	115	349	1.93		11.5	10.5	65.5	57.2
11.1 - 12.0	6	71,100,718	6.8	4.386	117	348	1.87		12.5	11.4	63.0	53.1
12.1 - 13.0	2	17,440,572	1.7	4.309	117	350	2.00		13.1	12.1	68.0	57.9
13.1 - 13.4	3	9,091,046	0.9	4.285	119	359	2.25		13.4	13.3	48.8	39.3
Total/Weighted Average:	95	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-7

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
43.7 - 45.0	1	$5,291,046	0.5%	3.870%	119	359	2.37	x	13.5%	13.4%	43.7%	34.6%
45.1 - 50.0	1	2,300,000	0.2	5.000	120	360	2.03		13.3	13.1	50.0	41.1
50.1 - 55.0	1	11,750,000	1.1	4.095	119	0	2.23		9.3	9.3	53.9	53.9
55.1 - 60.0	9	160,359,494	15.3	4.168	119	348	2.12		11.0	10.1	59.0	54.9
60.1 - 65.0	9	155,657,513	14.9	4.299	119	344	1.62		10.7	9.9	63.3	53.5
65.1 - 70.0	28	365,643,657	34.9	4.430	115	358	1.63		10.9	9.8	68.5	58.7
70.1 - 75.0	45	339,515,925	32.4	4.296	117	358	1.49		9.7	8.9	72.6	60.5
75.1 - 75.4	1	7,310,400	0.7	4.370	120	360	1.51		9.8	9.1	75.4	68.8
Total/Weighted Average:	95	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-8

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Balloon LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
34.6 - 35.0	1	$5,291,046	0.5%	3.870%	119	359	2.37	x	13.5%	13.4%	43.7%	34.6%
40.1 - 45.0	3	40,218,813	3.8	4.187	119	302	1.69		12.0	10.9	60.4	44.0
45.1 - 50.0	8	38,518,422	3.7	4.352	119	310	1.54		10.8	10.0	63.3	48.1
50.1 - 55.0	11	126,812,477	12.1	4.415	118	358	1.78		11.2	10.4	60.6	53.1
55.1 - 60.0	38	535,752,390	51.1	4.291	119	359	1.70		10.2	9.4	67.5	58.5
60.1 - 65.0	31	283,014,487	27.0	4.352	113	360	1.57		10.3	9.4	71.7	61.7
65.1 - 68.8	3	18,220,400	1.7	4.439	96	360	1.46		9.5	8.8	73.0	67.7
Total/Weighted Average:	95	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-9

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.840 - 4.000	3	$76,176,802	7.3%	3.852%	120	359	2.46	x	10.7%	10.2%	59.3%	57.0%
4.001 - 4.250	36	396,353,516	37.8	4.157	119	352	1.50		9.4	8.8	68.7	57.9
4.251 - 4.500	28	350,447,671	33.4	4.368	117	358	1.75		11.5	10.3	66.5	57.9
4.501 - 4.750	21	192,471,478	18.4	4.651	111	356	1.58		10.7	9.8	69.0	58.0
4.751 - 5.000	6	27,047,149	2.6	4.921	119	353	1.47		10.3	9.5	67.9	55.7
5.001 - 5.220	1	5,331,419	0.5	5.220	117	357	1.26		9.6	8.3	70.2	58.3
Total/Weighted Average:	95	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-10

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Original Terms to Maturity

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Original Terms to Maturity (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	1	$7,000,000	0.7%	4.500%	59	360	1.36	x	8.8%	8.3%	70.7%	67.3%
84	2	41,252,397	3.9	4.555	83	359	1.69		10.6	10.3	69.3	61.2
120	92	999,575,638	95.4	4.310	119	355	1.67		10.5	9.6	67.2	57.6
Total/Weighted Average:	95	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

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Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Remaining Terms to Maturity (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
59 - 60	1	$ 7,000,000	0.7%	4.500%	59	360	1.36	x	8.8%	8.3%	70.7%	67.3%
61 - 84	2	41,252,397	3.9	4.555	83	359	1.69		10.6	10.3	69.3	61.2
85 - 120	92	999,575,638	95.4	4.310	119	355	1.67		10.5	9.6	67.2	57.6
Total/Weighted Average:	95	$ 1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

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Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	3	$ 95,850,000	9.1%	3.990%	119	0	2.54	x	11.1%	10.2%	58.6%	58.6%
264 - 300	8	69,550,313	6.6	4.279	119	297	1.60		11.6	10.5	62.8	46.1
301 - 360	84	882,427,722	84.2	4.361	117	360	1.58		10.3	9.5	68.6	58.6
Total/Weighted Average:	95	$ 1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-13

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	3	$ 95,850,000	9.1%	3.990%	119	0	2.54	x	11.1%	10.2%	58.6%	58.6%
264 - 300	8	69,550,313	6.6	4.279	119	297	1.60		11.6	10.5	62.8	46.1
301 - 360	84	882,427,722	84.2	4.361	117	360	1.58		10.3	9.5	68.6	58.6
Total/Weighted Average:	95	$ 1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

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Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Amortizing Balloon	49	$ 626,965,650	59.8%	4.305%	118	359	1.59	x	10.3%	9.5%	67.9%	59.0%
Amortizing Balloon	43	325,012,385	31.0	4.451	115	348	1.57		10.6	9.7	68.8	55.3
Interest-only, Balloon	3	95,850,000	9.1	3.990	119	0	2.54		11.1	10.2	58.6	58.6
Total/Weighted Average:	95	$ 1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-15

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	66	$ 605,531,450	57.8%	4.320%	119	351	1.70	x	10.5%	9.6%	66.5%	56.7%
Acquisition	29	442,296,585	42.2	4.323	115	360	1.63		10.5	9.6	68.5	59.3
Total/Weighted Average:	95	$ 1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

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Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Springing (Without Established Account)	60	$632,314,577	60.3%	4.338%	116	357	1.62	x	10.4%	9.5%	67.6%	58.4%
Hard/Springing Cash Management	14	284,304,691	27.1	4.350	119	358	1.82		10.8	9.8	66.7	57.9
None	19	89,283,526	8.5	4.170	119	358	1.54		9.4	9.0	69.1	57.8
Hard/Upfront Cash Management	2	41,925,241	4.0	4.200	109	309	1.60		11.4	10.2	62.9	48.2
Total/Weighted Average:	95	$1,047,828,035	100.0%	4.321%	117	355	1.67	x	10.5%	9.6%	67.3%	57.8%

A-2-17

Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	86	$871,101,216	83.1%	90	$888,578,635	84.8%	4	$129,699,400	12.4%
Insurance Escrow	66	$492,491,605	47.0%	66	$492,491,605	47.0%	28	$525,786,430	50.2%
Replacement Reserve	41	$272,223,173	26.0%	89	$904,998,636	86.4%	8	$162,579,399	15.5%
TI/LC Reserve(1)	21	$194,920,344	36.9%	33	$397,536,122	75.2%	8	$161,192,140	30.5%

(1) The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans  secured in whole or in part by office, retail, industrial and mixed-use properties.

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Wells Fargo Commercial Mortgage Trust 2015-C27

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	March	March	March	March	March	March	March	March	March	March	March
Prepayment Restriction	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Locked Out	100.00%	100.00%	4.29%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	70.36	70.25	70.15	69.84	69.71	68.36	68.20	67.51	0.00
Yield Maintenance	0.00	0.00	25.35	29.75	29.85	30.16	30.29	31.64	31.80	31.56	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.93	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,047.83	$1,042.25	$1,035.40	$1,025.23	$1,010.38	$988.12	$970.18	$915.11	$896.39	$876.93	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.47%	98.81%	97.84%	96.43%	94.30%	92.59%	87.33%	85.55%	83.69%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

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Annex A-3

Summaries of the Fifteen Largest Mortgage Loans

A-3-1

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A-3-2

WESTFIELD PALM DESERT

A-3-3

WESTFIELD PALM DESERT

A-3-4

WESTFIELD PALM DESERT

JOSHUA TREE NATIONAL PARK
LITTLE SAN BERNARDINO MOUNTAINS
Dillon Rd
Desert Dunes Golf Course
Los Angeles 106 miles
Palm Dr
Varner Rd
10
RIVERSIDE COUNTY
PALM SPRINGS
111
E. Vista Chino
Desert Princess Country Club
Landau Blvd
Palm Springs International Airport
30th Ave
Cathedral City
28th Ave
Thousand Palms
Palm Springs Mall
E. Ramon Rd
Demuth Park
Oasis Water Park
Date Palm Dr
Da Vall Dr
Agua Caliente Casino
Pete Dye Golf Course
Dinah Shore Dr
Tri Palm Golf Club
COACHELLA VALLEY
Tahquitz Creek Golf Resort
Cathedral City Marketplace
Arnold Palmer Golf Course
Monterey Marketplace
Ivey Ranch Country Club
Washington St
Gerald Ford Dr
Palm Canyon Dr
Desert IMAX Theater
Children's Discovery Museum
Rancho Mirage
PALM DESERT
Mountain Vista Golf Course at Sun City Palm Desert
Frank Sinatra Dr
Avenue 38
Bighorn Sheep Preserve
The Club at Morningside
Eisenhower Memorial Hospital
Desert Willow Golf Resort
Palm Valley Country Club
Country Club Dr
Avenue 40
AGUA CALIENTE INDIAN RESERVATION
Marriott Desert Springs Resort
Indian Ridge Country Club
Woodhaven Country Club
Bermuda Dunes Airport
Bob Hope Dr
Monterey Country Club
Portola Ave
Cook St
Hovley Ln E.
42nd Ave
Bermuda Dunes
Bermuda Dunes Country Club
Indio
College of the Desert
Fred Waring Dr
Westfield Palm Desert
72810 & 72840 Highway 111;
44430 & 44480 Town Center Way
Palm Desert, CA 92260
Indian Wells Tennis Garden
The Shops on El Paseo
The Village at Indian Wells
Indian Wells
One Eleven La Quinta Shopping Center
Adams St
Jefferson St
Pines to Palms Hwy
The Vintage Club
SANTA ROSA-SAN JACINTO MOUNTAINS
The Living Desert Nature Preserve
Avenue 48
Rancho La Quinta Golf Club
74
South Ironwood Country Club
La Quinta Resort Mountain Course
Avenue 50
Big Horn Golf Course
Eisenhower Dr
Coachella Valley Music and Arts Festival
La Quinta CC Citrus Course
Avenue 52
La Quinta
Avenue 54
SAN BERNARDINO NATIONAL FOREST
Lake Cahuilla Recreation Area
PGA West Resort Golf Course
Madison St
San Diego 108 miles
North Las Vegas
LAS VEGAS
Henderson
Boulder City
NEVADA
DEATH VALLEY NATL. PARK
SIERRA NEVADA MTS
Ridgecrest
BAKERSFIELD
CALIFORNIA
Kingman
Barstow
Lancaster
Needles
Palmdale
Victorville
MOJAVE DESERT
Lake Havasu City
Thousand Oaks
SAN BERNARDINO
LOS ANGELES
RIVERSIDE
Palm Desert
JOSHUA TREE NATL. PARK
LONG BEACH
ANAHEIM
SANTA ANA
Palm Springs
Indio
Blythe
ARIZONA
Oceanside
Carlsbad
Poway
Pacific Ocean
SAN DIEGO
El Cajon
El Centro
Yuma
Chula Vista
TIJUANA
MEXICALI
U.S.
MEXICO

A-3-5

No. 1 – Westfield Palm Desert

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$62,500,000			Specific Property Type:	Super Regional Mall
Cut-off Date Principal Balance(1):	$62,500,000			Location:	Palm Desert, CA
% of Initial Pool Balance:	6.0%			Size:	572,724 SF
Loan Purpose(2):	Refinance			Cut-off Date Principal Balance Per SF(1):	$218.26
Borrower Name:	WEA Palm Desert LLC			Year Built/Renovated:	1983/2014
Sponsor:	Westfield America, Inc.			Title Vesting:	Fee
Mortgage Rate:	3.853%			Property Manager:	Self-managed
Note Date:	February 3, 2015			3rd Most Recent Occupancy (As of)(4):	91.2% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	93.1% (12/31/2012)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of):	94.8% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	95.6% (2/2/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$12,064,254 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$12,070,935 (12/31/2013)
Call Protection:	L(24),GRTR YM or 1% or D(89),O(7)			Most Recent NOI (As of):	$13,165,354 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$22,039,731
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$8,506,070
				U/W NOI:	$13,533,661
				U/W NCF:	$12,738,521
Escrows and Reserves(3):				U/W NOI DSCR(1):	2.77x
				U/W NCF DSCR(1):	2.61x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	10.8%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$212,000,000
Replacement Reserves	$0	Springing	$310,923	As-Is Appraisal Valuation Date:	November 13, 2014
TI/LC Reserve	$0	Springing	$462,941	Cut-off Date LTV Ratio(1):	59.0%
				LTV Ratio at Maturity or ARD(1):	59.0%

(1)
The Westfield Palm Desert Loan Combination, totaling $125,000,000, is comprised of eight pari passu notes (Notes A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2). Notes A-2-1, A-2-2, B-2-1 and B-2-2 had an original principal balance of $62,500,000, have an outstanding principal balance of $62,500,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-C27 Trust. Notes A-1-1, A-1-2, B-1-1 and B-1-2 had an original principal balance of $62,500,000 and were contributed to the MSBAM 2015-C21 securitization trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Westfield Palm Desert Loan Combination. See "Description of the Mortgage Pool — Split Loan Structures — Westfield Palm Desert Loan Combination” in the Prospectus Supplement.

(2)
The Westfield Palm Desert Loan Combination recapitalized Westfield America Limited Partnership’s equity in the Westfield Palm Desert Property (it was previously unencumbered) and partially financed O’Connor Retail Investors II, L.P.’s acquisition of an equity interest in three properties including the Westfield Palm Desert Property. The allocated purchase price for the Westfield Palm Desert Property was $207,207,000.

(3)	See “Escrows” section.
(4)	Occupancy as shown is exclusive of temporary tenants.

The Mortgage Loan.  The mortgage loan (the “Westfield Palm Desert Mortgage Loan”) is part of a loan combination (the “Westfield Palm Desert Mortgage Loan Combination”) that is evidenced by eight pari passu promissory notes (the A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2 notes) secured by a first mortgage encumbering a super-regional mall located in Palm Desert, California (the “Westfield Palm Desert Property”). The Westfield Palm Desert Mortgage Loan Combination was co-originated on February 3, 2015 by Rialto Mortgage Finance, LLC and Bank of America, National Association. The Westfield Palm Desert Mortgage Loan Combination had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and accrues interest at an interest rate of 3.853% per annum. The Westfield Palm Desert Mortgage Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Westfield Palm Desert Mortgage Loan Combination. The Westfield Palm Desert Mortgage Loan Combination matures on March 1, 2025. See “Description of the Mortgage Pool — Split Loan Structures—The Westfield Palm Desert Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in the Prospectus Supplement.

The Westfield Palm Desert Mortgage Loan evidenced by Notes A-2-1, A-2-2, B-2-1 and B-2-2, represent a non-controlling interest in the Westfield Palm Desert Mortgage Loan Combination and will be contributed to the WFCM 2015-C27 Trust. The Westfield Palm Desert Mortgage Loan had an original principal balance of $62,500,000 and has an outstanding principal balance as of the Cut-off Date of $62,500,000. Notes A-1-1, A-1-2, B-1-1 and B-1-2 (the “Westfield Palm Desert Companion Loan”) had an original principal balance of

A-3-6

WESTFIELD PALM DESERT

$62,500,000. The Westfield Palm Desert Companion Loan was contributed to the MSBAM 2015-C21 securitization trust.

Notes A-1-1, A-1-2, A-2-1 and A-2-2 (the “A Notes”) have an aggregate original principal balance of $117,500,000 and, upon an event of default under the Westfield Palm Desert Mortgage Loan Combination agreement, are senior to Notes B-1-1, B-1-2, B-2-1 and B-2-2 (the “B Notes”) which have an aggregate original principal balance of $7,500,000. Each A Note is pro rata and pari passu with each other A Note and each B Note is pro rata and pari passu with each other B Note.

Following the lockout period, the borrower has the option to pay the greater of a yield maintenance premium or 1.0% of the unpaid principal balance or to defease the Westfield Palm Desert Mortgage Loan Combination in whole, on any date before September 1, 2024. In addition, the Westfield Palm Desert Mortgage Loan Combination is prepayable without penalty on or after September 1, 2024.

Sources and Uses

Sources			Uses
Original loan contribution amount	$125,000,000	60.1%	Purchase price	$207,207,000	99.6%
Sponsors new cash contribution	83,005,110	39.9	Closing Costs	798,110	0.4
Total Sources	$208,005,110	100.0%	Total Uses	$208,005,110	100.0%

The Property.  The Westfield Palm Desert Property is a two-story super-regional shopping mall located along Highway 111 in Palm Desert, California. The Westfield Palm Desert Property contains 977,888 square feet of retail space, of which 572,724 square feet (the “Westfield Palm Desert Mortgaged Property”) serves as collateral for the Westfield Palm Desert Loan Combination. The Westfield Palm Desert Property was constructed in 1983 and purchased by Westfield America, Inc. (“Westfield”) in 1999. From 2000-2004, $47.0 million was invested to acquire and convert the former Robinson-May store to Sears (123,946 square feet), conduct general renovations and mall shop reconfigurations, add a 24,868 square foot Barnes & Noble, expand the food court and add two parking structures. From 2006-2014 Westfield invested $70.0 million to acquire space previously owned by Macy’s. The upper level was redeveloped and tenanted with Dick’s Sporting Goods (46,718 square feet) and World Gym (22,009 square feet), which relocated from the grocery-anchored shopping center across the street. Both of these tenants opened in 2014. The lower level was leased back to Macy’s Swim and Junior (57,469 square feet) until 2063. A portion of the second level was reconfigured to be the new mall entrance facing Highway 111 with a new H&M (21,303 square feet) and two new restaurants, a valet drop off, water features and interior renovations. The Westfield Palm Desert Property is anchored by Macy’s, Sears and JC Penney (none of which are part of the collateral). JC Penney has begun to upgrade this location to its store-within-a-store concept, and now includes Sephora, Disney, Joe Fresh, Liz Claiborne, Levi’s, and an Izod pop-up display. Additionally, the closest Macy’s store is over 60 miles away. Macy’s reported gross sales of approximately $60.4 million ($308 per square feet), which is nearly double its reported national average; Sears reported gross sales of $19.4 million ($156 per square feet) which is 26% greater than its reported national average; and JC Penney reported gross sales of $14.9 million ($175 per square feet) which is 30% higher than its reported national average. As of February 2, 2015, the Westfield Palm Desert Property was 95.6% occupied by 132 tenants.

A-3-7

WESTFIELD PALM DESERT

The following table presents certain information relating to the tenancies at the Westfield Palm Desert Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/S&P/ Moody’s)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/BBB+/Baa2	196,285	ANCHOR-OWNED – NOT PART OF THE COLLATERAL
Sears	CC/CCC+/Caa1	123,946	ANCHOR-OWNED – NOT PART OF THE COLLATERAL
JC Penney	CCC/CCC+/Caa1	84,933	ANCHOR-OWNED – NOT PART OF THE COLLATERAL

Major Tenants
Macy’s Swim and Junior	BBB/BBB+/Baa2	57,469	10.0%	$0(4)	$0	0.0%	NAP	NAP	12/31/2105
Dick’s Sporting Goods	NR/NR/NR	46,718	8.2%	$16.00	$747,488	7.2%	NAP	NAP	1/31/2024
Barnes & Noble	NR/NR/NR	24,868	4.3%	$20.51	$510,000	4.9%	$286	7.2%	6/30/2018
H&M	NR/NR/NR	21,303	3.7%	$19.63	$418,236	4.0%	NAP	NAP	1/31/2025
World Gym	NR/NR/NR	22,009	3.8%	$15.28	$336,231	3.2%	NAP	NAP	1/31/2024
Palme D’or Cinema	NR/NR/NR	32,457	5.7%	$10.35	$336,000	3.2%	$299,900(5)	11.2%	6/30/2016
Macy's Home Store	BBB/BBB+/Baa2	21,870	3.8%	$14.45	$315,981	3.0%	NAP	NAP	1/31/2020

Total Major Tenants – Collateral		226,694	39.6%	$11.75	$2,663,936	25.5%

Non-Major Tenants – Collateral		320,548	56.0%	$24.30	$7,789,306	74.5%

Occupied Collateral Total		547,242	95.6%	$19.10	$10,453,242	100.0%

Vacant Space		25,482	4.4%

Collateral Total		572,724	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through February 1, 2016.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending November 30, 2014. Occupancy Cost include recoveries.
(4)
In 2006, Westfield purchased two anchor spaces previously owned by Macy’s and leased back to Macy’s a 57,469 square foot portion of the anchor space now occupied by Macy’s Swim and Junior at a rental rate of $1.00 per year, which was prepaid for the entire term.  Macy’s Swim and Junior does not pay percentage rent.

(5)	Palme D’or Cinema has 10 screens; the Sales PSF represent sales per screen.

The following table presents certain information relating to the historical sales at the Westfield Palm Desert Mortgaged Property:

Historical Sales (PSF)(1)

Tenant Name	2012	2013	2014
Macy’s Swim and Junior	NAV	NAV	NAV
Dick’s Sporting Goods(2)	NAV	NAV	NAV
Palme D’or Cinema(3)	$303,100	$300,400	$299,900
Barnes and Nobles	$297	$289	$286
World Gym(2)	NAV	NAV	NAV
Macy’s Home Store	NAV	NAV	NAV
H&M(2)	NAV	NAV	NAV

Total In-line (<10,000 square feet)	$354	$360	$357
Occupancy Costs	15.7%	15.0%	14.5%

(1)	Historical Sales PSF are based on historical statements provided by the borrower. Macy’s Swim and Junior and Macy’s Home Store do not report sales.
(2)	Dick’s Sporting Goods opened for business in November 2013. World Gym and H&M opened for business in 2014.
(3)	Palme D’or Cinema has 10 screens; the Historical Sales shown represent sales per screen.

A-3-8

WESTFIELD PALM DESERT

The following table presents certain information relating to the lease rollover schedule at the Westfield Palm Desert Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Total U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	3	10,331	1.8%	10,331	1.8%	$107,272	$10.38
2015	29	44,363	7.7%	54,694	9.5%	$877,096	$19.77
2016	27	93,075	16.3%	147,769	25.8%	$1,702,930	$18.30
2017	15	21,879	3.8%	169,648	29.6%	$748,906	$34.23
2018	11	38,359	6.7%	208,007	36.3%	$1,000,591	$26.08
2019	10	22,231	3.9%	230,238	40.2%	$694,237	$31.23
2020	12	50,433	8.8%	280,671	49.0%	$1,318,539	$26.14
2021	8	16,945	3.0%	297,616	52.0%	$496,505	$29.30
2022	2	8,159	1.4%	305,775	53.4%	$291,421	$35.72
2023	4	11,394	2.0%	317,169	55.4%	$469,679	$41.22
2024	8	94,252	16.5%	411,421	71.8%	$1,506,947	$15.99
2025	6	44,687	7.8%	456,108	79.6%	$871,674	$19.51
Thereafter	8	91,134	15.9%	547,242	95.6%	$367,445	$4.03
Vacant	0	25,482	4.4%	572,724	100.0%	$0	$0.00
Total/Weighted Average	143	572,724	100.0%			$10,453,242	$19.10

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total underwritten base rent and annual underwritten base rent PSF are based on the underwritten occupied base rent and underwritten occupied square feet, and exclude any gross up of vacant space.

The following table presents historical occupancy percentages at the Westfield Palm Desert Mortgaged Property:

Historical Occupancy(1)
12/31/2011(2)	12/31/2012(2)	12/31/2013(2)	2/2/2015(3)
91.2%	93.1%	94.8%	95.6%

(1)	Information obtained from the borrower.
(2)	Occupancy as shown excludes temporary tenants.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Westfield Palm Desert Mortgaged Property:

Cash Flow Analysis

	2012		2013		2014		U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,263,488		$8,813,088		$9,963,471		$10,453,242	(1)	47.4%	$18.25
Grossed Up Vacant Space	0		0		0		801,417		3.6	1.40
Percentage Rent	296,013		242,619		285,932		290,199		1.3	0.51
Total Reimbursables	8,398,954		8,296,999		9,011,667		10,583,465		48.0	18.48
Other Income(2)	1,445,972		1,610,574		1,534,330		1,534,330		7.0	2.68
Less Vacancy & Credit Loss	(98,622)		41,816		(321,840)		(1,622,922	)(3)	(7.4)	(2.83)
Effective Gross Income	$19,305,805		$19,005,096		$20,473,560		$22,039,731		100.0%	$38.48

Total Operating Expenses	$7,241,551		$6,934,161		$7,308,206		$8,506,070		38.6%	$14.85

Net Operating Income	$12,064,254		$12,070,935		$13,165,354		$13,533,661		61.4%	$23.63
TI/LC	0		0		0		484,217		2.2	0.85
Capital Expenditures	0		0		0		310,923		1.4	0.54
Net Cash Flow	$12,064,254		$12,070,935		$13,165,354		$12,738,521		57.8%	$22.24

NOI DSCR(4)	2.47	x	2.47	x	2.70	x	2.77	x
NCF DSCR(4)	2.47	x	2.47	x	2.70	x	2.61	x
NOI DY(4)	9.7%		9.7%		10.5%		10.8%
NCF DY(4)	9.7%		9.7%		10.5%		10.2%

(1)	U/W Base Rent includes contractual rent escalations through February 1, 2016.
(2)	Other Income includes rental income from temporary tenants.
(3)	The underwritten economic vacancy is 7.3%. The Westfield Palm Desert Mortgaged Property was 95.6% occupied as of February 2, 2015.
(4)	DSCRs and debt yields are based on the Westfield Palm Desert Mortgage Loan Combination.

Appraisal.  As of the appraisal valuation date of November 13, 2014, the Westfield Palm Desert Mortgaged Property had an “as-is” appraised value of $212,000,000.

A-3-9

WESTFIELD PALM DESERT

Environmental Matters.  According to a Phase I environmental assessment dated January 20, 2015, there was no evidence of any recognized environmental conditions at the Westfield Palm Desert Mortgaged Property.

Market Overview and Competition.  The Westfield Palm Desert Property is located at the intersection of Highway 74 and Highway 111, which serves as the primary commercial arterial in the trade area and throughout the Coachella Valley. The city of Palm Desert is approximately 27 square miles and is known as the cultural and retail center of the desert communities of Coachella Valley. The Westfield Palm Desert Property’s primary trade area is defined by a radius of 10 to 15 miles. The 2014 population within a 10- and 15-mile radius is 262,261 and 380,816, respectively, with an average household income of $73,420 and $69,499, respectively. The Westfield Palm Desert Property is the only super regional mall serving the Coachella Valley area, and primarily competes with Gardens on El Paseo, Desert Hills Premium Outlets, and the Moreno Valley Mall which are located approximately 1, 33, and 62 miles from the Westfield Palm Desert Property, respectively. Located approximately one mile east of the Westfield Palm Desert Property, Gardens on El Paseo is the closest competitor, and is a 251,173 square foot open-air lifestyle center anchored by Saks Fifth Avenue. Although close in proximity, the Gardens on El Paseo has a different tenant mix and clientele than the Westfield Palm Desert Property. The Westfield Palm Desert Property is the dominant super regional mall with the closest enclosed regional mall located over 60 miles east of the Westfield Palm Desert Property.

According to a third party market research report, the Westfield Palm Desert Property is located within the Coachella Valley submarket, which has an estimated inventory of four mall properties totaling approximately 2.1 million square feet. As of the third quarter of 2014, the submarket vacancy was 11.5%.

The appraiser estimated market rent for anchors to be $16.00 per square foot, junior anchors to be $18.00 per square foot, theatre to be $10.00 per square foot, free-standing building to be $26.00 per square foot, restaurants to be $21.00 per square foot and shop space to range between $21.00 and $245.00 per square foot on a triple net basis for each tenant class. Additionally, based on the historical occupancy of the Westfield Palm Desert Property, the current vacancy in the market, and perception of future market vacancy, the appraiser projected a stabilized vacancy rate of 5.0%.

The following table presents certain information relating to comparable retail properties for The Westfield Palm Desert Property:

Competitive Set(1)

	Westfield Palm Desert (Subject)	Gardens on El Paseo	Desert Hills Premium Outlets	Moreno Valley Mall
Location	Palm Desert, CA	Palm Desert, CA	Cabazon, CA	Moreno Valley, CA
Distance from Subject	--	1.0 miles	33.0 miles	62.0 miles
Property Type	Super Regional Mall	Lifestyle Center	Outlet Mall	Super Regional Mall
Year Built/Renovated	1983/2014	1998/NAP	1990/2002	1992/2006
Anchors	Macy’s, Sears, JC Penney	Saks Fifth Avenue	Saks Off Fifth, Neiman Marcus Last Call	Macy’s, JC Penney, Sears
Total GLA	977,888 SF(2)	251,173 SF	652,317 SF	1,095,186 SF
Total Occupancy	96%	99%	100%	83%

(1)	Information obtained from the appraisal as of November 13, 2014.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower.  The borrower is WEA Palm Desert LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. The borrower is indirectly owned by Westfield America Limited Partnership (52.6%) and O’Connor Retail Investors II, L.P. (47.4%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westfield Palm Desert Mortgage Loan Combination. Westfield is the guarantor of certain nonrecourse carveouts under the Westfield Palm Desert Mortgage Loan Combination.

The Sponsor.  The sponsor of the Westfield Palm Desert Mortgage Loan Combination is Westfield, an affiliate of Westfield America Limited Partnership and Westfield Corporation. Westfield Corporation is one of the world’s leading shopping center companies with a portfolio of 40 centers in retail destinations such as London, New York, San Francisco and Los Angeles. Westfield Corporation manages a total of 50.2 million square feet of retail space in the United States (70%) and the United Kingdom (30%) and its assets under management have an estimated value of $27.7 billion.  O’Conner Capital Partners, an affiliate of O’Connor Retail Investors II, L.P., is a privately-owned independent real estate investment, development and management firm. Founded in 1983 by Jeramiah W. O’Conner, Jr. and Glenn J. Rufrano, the firm has acquired or redeveloped more than $25.0 billion of properties on behalf of various investment funds, institutional clients, and its own property account, encompassing all major property types.

Escrows.  Prior to a Cash Sweep Period (as defined below) monthly escrows are not required for real estate taxes, insurance, replacement and tenant improvement and leasing commissions. In the event a Cash Sweep Period has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the lender’s estimate of annual taxes; (ii) for the payment of insurance premiums,  in an amount equal to one-twelfth of the lender’s estimate of insurance premiums, provided that monthly reserves for insurance premiums are not required for so long as the borrower provides satisfactory evidence to the lender that the insurance policies are being maintained as part of an acceptable blanket insurance policy; (iii) for replacement reserves in the amount of $25,910, (capped at $310,923) and; (iii) for tenant improvements and leasing commissions in the amount of $38,578, (capped at $462,941). Notwithstanding the forgoing, in lieu of required reserves, the Westfield Palm Desert Mortgage Loan Combination

A-3-10

WESTFIELD PALM DESERT

permits the borrower to provide lender with a letter of credit or a guaranty from Westfield or an affiliate of Westfield provided such guarantor has and maintains a net worth of at least $1.0 billion.

A “Cash Sweep Period” means (i) the period commencing upon an event of default, and ending on the date upon which the event of default has been cured, or (ii) the period commencing on the first day of the calendar month following the month during which the lender notifies borrower that the debt service coverage ratio has been less than 1.50x for two consecutive calendar quarters, and ends on the earliest to occur of (x) the last day of the calendar month during which lender notifies borrower that the debt service coverage ratio has been greater than or equal to  1.50x for two consecutive quarters, or (y) the date on which borrower has delivered to lender cash, a letter of credit or a guaranty from Westfield (or any combination thereof) in such amount which would cause the debt service coverage ratio to be greater than or equal to 1.50x.

Lockbox and Cash Management.  The Westfield Palm Desert Mortgage Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or manager relating to the Westfield Palm Desert Property be deposited into the lockbox account within three business days. Prior to the occurrence of a Cash Sweep Period, all funds on deposit in the lockbox account are swept into the borrower’s operating accounts on a daily basis. During a Cash Sweep Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day in order of priority.

Property Management.  The Westfield Palm Desert Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Westfield Palm Desert Property in whole, but not in part, provided certain conditions are satisfied, including but not limited to (i) no event of default has occurred and is continuing; (ii) borrower delivers 30 days’ written notice to lender of terms of prospective transfer not less than 30 days before transfer is scheduled to close and concurrently with all information concerning proposed transfer; and (iii) lender may require rating agency confirmation from DBRS, KBRA, and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates and similar confirmations with respect to the ratings of any securities backed by the Westfield Palm Desert Companion Loan and delivery of a non-consolidation opinion in connection with such transfer. Notwithstanding anything to the contrary, neither lender’s consent nor the approval of the rating agencies is required if, among other conditions contained in the loan documents, (A) the transferee is a qualified transferee, or (B) the transferee is a wholly-owned subsidiary of a qualified transferee, or (C) the transferee is a person that is at least 51% owned, directly or indirectly, and controlled by a qualified transferee or (D) one or more members of the Westfield Group, O’Connor Retail Investors II, L.P., Public Sector Pension Investment Board and Urban Shopping Centers, L.P. collectively own at least 40% of the direct or indirect ownership interests in such transferee.

Partial Release.  The borrower is permitted to obtain a release of certain non-income producing, non-material portions of the Westfield Palm Desert Property, including parking areas (individually and collectively, the “Release Parcel”) from the lien of the mortgage, subject to the satisfaction of certain conditions contained in the loan documents, including but not limited to: (i) evidence that the Release Parcel has been legally subdivided, that the remaining Westfield Palm Desert Property will constitute one or more separate legal tax lot(s), that the remaining Westfield Palm Desert Property will be in compliance with all applicable legal requirements and, that such release will not result in a default under any lease or any other instrument to which borrower or the Westfield Palm Desert Property is bound; and (ii) the loan to value ratio for the remaining Westfield Palm Desert Property is equal to or less than 125% or borrower will be required to pay down the principal balance of the Westfield Palm Desert Desert Mortgage Loan Combination to satisfy the loan to value test.

Real Estate Substitution.  Not permitted.

Additional Secured Indebtedness.  The Westfield Palm Desert Mortgage Loan is evidenced by eight notes (described below), secured by the Westfield Palm Desert Property, with a combined original principal balance of $125,000,000. Notes A-1-1, A-1-2, A-2-1 and A-2-2 (the “A Notes”) had an aggregate original principal balance of $117,500,000 and, upon an event of default under the Westfield Palm Desert Mortgage Loan Combination, the A notes are senior to Notes B-1-1, B-1-2, B-2-1 and B-2-2 (the “B Notes”) which had an aggregate original principal balance of $7,500,000. Each A Note is pro rata and pari passu with each other A Note and each B Note is pro rata and pari passu with each other B Note.

The Westfield Palm Desert Mortgage Loan Combination accrues interest at the same rate as the pari passu Westfield Palm Desert Companion Loan, and is entitled to payments of interest and principal on a pro rata and pari passu basis with the Westfield Palm Desert Companion Loan, as and to the extent described under “Description of the Mortgage Pool—Split Loan Structures—The Westfield Palm Desert Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combination” in the Prospectus Supplement. The holders of the Westfield Palm Desert Mortgage Loan and the Westfield Palm Desert Companion Loan have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Palm Desert Loan Combination.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “special causes of loss” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Westfield Palm Desert Mortgaged Property; or, if the Terrorism Insurance Program Reauthorization Act is not in effect, the borrower will be required to obtain a stand-alone policy providing the same coverage for terrorism; provided that the borrower will not be required to pay annual premiums in excess  of two times the then-current premium for a separate “special causes of loss” insurance premium. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-11

WP CAREY SELF STORAGE PORTFOLIO VI

A-3-12

WP CAREY SELF STORAGE PORTFOLIO VI

Atlantic Ocean
Gulf of Mexico
ORLANDO
TAMPA
Clearwater
ST. PETERSBURG
Bradenton
Sarasota
Spring Hill
Titusville
Kissimmee
Melbourne
Valrico
Sebastian
Fort Pierce
Jensen Beach
West Palm Beach
Pompano Beach
Cape Coral
Fort Myers
Naples
FORT LAUDERDALE
Hialeah
Miami Beach
MIAMI
Homestead
EVERGLADES NATIONAL PARK
Key West
FLORIDA KEYS
Lake Okeechobee
Florida's Tpke
Ball Ground
Gainesville
Oakwood
Cumming
Lake Lanier
Flowery Branch
Buford
Sugar Hill
Braselton
Milton
Alpharetta
Suwanee
Roswell
Johns Creek
Duluth
Auburn
Winder
Dacula
Sandy Springs
Dunwoody
Norcross
Lawrenceville
Doraville
Chamblee
Lilburn
Grayson
Tucker
Mountain Park
Snellville
Loganville
Monroe
ATLANTA
Chino
Norco
RIVERSIDE
Moreno Valley
Beaumont
Corona
San Jacinto
Perris
Menifee
Hemet
Lake Elsinore
Lake Forest
Wildomar
Mission Viejo
Murrieta
Temecula
San Juan Capistrano
San Clemente
Fallbrook
Oceanside
Pacific Ocean
CLEVELAND NATIONAL FOREST
SAN BERNARDINO NATIONAL FOREST
Atascocita
Aldine
Humble
Crosby
HOUSTON
Sheldon
Barrett
Channelview
Cloverleaf
Jacinto City
Baytown
Bellaire
Pasadena
La Porte
Stafford
Sugar Land
Missouri City
Pearland
Friendswood
League City
Dickinson
Manvel
Alvin
Santa Fe
Texas City
Hitchcock
Galveston
Galveston Bay
Trinity Bay

WPC Self Storage Portfolio VI	
1 Fibber McGee's Closet	Naples, FL
2 Rancho Pueblo Self Storage - Temecula	Temecula, CA
3 Extra Space Storage & Bay Colony RV Park	Dickinson, TX
4 Valrico Self Storage	Valrico, FL
5 Safe and Sound Storage	Jensen Beach, FL
6 Big Tex Self Storage - Humble	Humble, TX
7 Central Storage	Pompano Beach, FL
8 Storage XXtra	Cumming, GA
9 US 1 Self Storage - Sebastian	Sebastian, FL

A-3-13

No. 2 – WP Carey Self Storage Portfolio VI

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
				Property Type:	Self Storage
Original Principal Balance:	$48,139,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$48,139,000			Location:	Various – See Table
% of Initial Pool Balance:	4.6%			Size:	750,194 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$64.17
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Corporate Property Associates 18 – Global Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.250%			Property Manager(3):	Various
Note Date:	February 18, 2015			3rd Most Recent Occupancy (As of):	75.8% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	79.3% (12/31/2013)
Maturity Date:	March 11, 2025			Most Recent Occupancy (As of):	84.6% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(4):	85.8% (Various)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing balloon			3rd Most Recent NOI (As of):	$3,461,440 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,597,762 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(5):	$4,262,544 (Various)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$7,431,565
Additional Debt Type:	NAP			U/W Expenses:	$3,227,301
				U/W NOI:	$4,204,265
				U/W NCF:	$4,091,735
				U/W NOI DSCR:	1.48x
				U/W NCF DSCR:	1.44x
Escrows and Reserves(2):				U/W NOI Debt Yield:	8.7%
				U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$74,750,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.4%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	58.7%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	See “Property Management” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.
(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “WP Carey Self Storage Portfolio VI Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering nine self storage properties located in four states (the “WP Carey Self Storage Portfolio VI Properties”). The WP Carey Self Storage Portfolio VI Mortgage Loan was originated on February 18, 2015 by Wells Fargo Bank, National Association. The WP Carey Self Storage Portfolio VI Mortgage Loan had an original principal balance of $48,139,000, has an outstanding principal balance as of the Cut-off Date of $48,139,000 and accrues interest at an interest rate of 4.250% per annum. The WP Carey Self Storage Portfolio VI Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The WP Carey Self Storage Portfolio VI Mortgage Loan matures on March 11, 2025.

Following the lockout period, the borrower has the right to defease the WP Carey Self Storage Portfolio VI Mortgage Loan in whole or in part (see “Partial Release” section) on any day before December 11, 2024. In addition, the WP Carey Self Storage Portfolio VI Mortgage Loan is prepayable without penalty on or after December 11, 2024.

A-3-14

WP CAREY SELF STORAGE PORTFOLIO VI

Sources and Uses

Sources			Uses
Original loan amount	$48,139,000	64.4%	Purchase price	$74,060,000	99.1%
Sponsor’s new cash contribution	26,572,773	35.6%	Closing costs	651,773	0.9
Total Sources	$74,711,773	100.0%	Total Uses	$74,711,773	100.0%

The Properties. The WP Carey Self Storage Portfolio VI Mortgage Loan is secured by the fee interest in a portfolio of nine self storage properties totaling 750,194 rentable square feet (6,750 units) and located in four states: Florida (5), Texas (2), California and Georgia. The WP Carey Self Storage Portfolio VI Properties range in size from 54,987 square feet to 184,951 square feet and as of dates ranging from November 30, 2014, to January 8, 2015, the WP Carey Self Storage Portfolio VI Properties were 85.8% occupied.

The following table presents certain information relating to the WP Carey Self Storage Portfolio VI Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
Fibber McGee’s Closet – Naples, FL	$10,725,000	22.3%	86.9%	1974/2014	184,951	$17,100,000	62.7%
Rancho Pueblo Self Storage – Temecula, CA	$6,500,000	13.5%	87.0%	2006/NAP	91,243	$10,000,000	65.0%
Extra Space Storage & Bay Colony RV Park – Dickinson, TX	$6,435,000	13.4%	90.4%	2001/NAP	77,050	$8,500,000	75.7%
Valrico Self Storage – Valrico, FL	$6,012,500	12.5%	92.1%	2009/NAP	68,634	$9,250,000	65.0%
Safe and Sound Storage – Jensen Beach, FL	$5,590,000	11.6%	95.2%	1989/NAP	63,682	$8,600,000	65.0%
Big Tex Self Storage – Humble, TX	$5,037,500	10.5%	87.5%	2009/2013	59,829	$7,800,000	64.6%
Central Storage – Pompano Beach, FL	$3,029,000	6.3%	62.5%	1981/NAP	74,969	$6,100,000	49.7%
Storage Xxtra – Cumming, GA	$2,860,000	5.9%	81.4%	1994/2003	74,849	$4,400,000	65.0%
US 1 Self Storage – Sebastian, FL	$1,950,000	4.1%	90.6%	1991/1996	54,987	$3,000,000	65.0%
Total/Weighted Average	$48,139,000	100.0%	85.8%		750,194	$74,750,000	64.4%

The following table presents historical occupancy percentages at the WP Carey Self Storage Portfolio VI Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	Various(2)
75.8%	79.3%	84.6%	85.8%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Occupancy shown is as of dates ranging from November 30, 2014, to January 8, 2015.

A-3-15

WP CAREY SELF STORAGE PORTFOLIO VI

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the WP Carey Self Storage Portfolio VI Properties:

Cash Flow Analysis

	2012	2013	Various(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,483,132	$5,932,770	$6,531,720	$6,906,676	92.9%	$9.21
Grossed Up Vacant Space	0	0	0	1,198,498	16.1	1.60
Less Concessions	0	0	0	0	0.0	0.00
Other Income	656,409	702,708	776,290	899,845	12.1	1.20
Less Vacancy & Credit Loss	0	0	0	(1,573,453)(2)	(21.2)	(2.10)
Effective Gross Income	$6,139,541	$6,635,477	$7,308,010	$7,431,565	100.0%	$9.91

Total Operating Expenses	2,678,101	3,037,715	3,045,466	3,227,301	43.4	4.30

Net Operating Income	$3,461,440	$3,597,762	$4,262,544	$4,204,265	56.6%	$5.60
Capital Expenditures	0	0	0	112,529	1.5	0.15
Net Cash Flow	$3,461,440	$3,597,762	$4,262,544	$4,091,735	55.1%	$5.45

NOI DSCR	1.22x	1.27x	1.50x	1.48x
NCF DSCR	1.22x	1.27x	1.50x	1.44x
NOI DY	7.2%	7.5%	8.9%	8.7%
NCF DY	7.2%	7.5%	8.9%	8.5%

(1)
The most recent financials represent the trailing 12-month period ending September 30, 2014 for two of the WP Carey Self Storage Portfolio VI Properties, November 30, 2014 for five of the WP Carey Self Storage Portfolio VI Properties and December 31, 2014 for two of the WP Carey Self Storage Portfolio VI Properties.

(2)	The underwritten economic vacancy is 19.4%. As of dates ranging from November 30, 2014 to January 8, 2015, the WP Carey Self Storage Portfolio VI Properties were 85.8% physically occupied.

Appraisal. As of the appraisal valuation dates ranging from November 10, 2014 to January 18, 2015 the WP Carey Self Storage Portfolio VI Properties had an aggregate “as-is” appraised value of $74,750,000.

Environmental Matters. According to Phase I environmental assessments dated October 1, 2014 through January 7, 2015, there was no evidence of any recognized environmental conditions at seven of the WP Carey Self Storage Portfolio VI Properties.

According to a Phase I environmental assessment dated December 3, 2014, there was a vapor encroachment concern at the Fibber McGee’s Closet (Naples, Florida) property related to (i) a neighboring lumber yard, (ii) three 55-gallon drums observed on an adjacent property and (iii) multiple neighboring facilities used for vehicle repairs and fueling. A Phase II environmental assessment dated January 12, 2015 identified no issues with the concerns identified in the Phase I report and no further action was recommended.

According to a Phase I environmental assessment dated October 15, 2014, there were potential environmental concerns at the Safe and Sound Storage (Jensen Beach, Florida) property related to vent piping observed on the exterior of a neighboring commercial/industrial building. The Phase I consultant was not granted access to the neighboring properties and noted that the observed piping could be associated with an unregistered underground storage tank. According to a Phase II environmental assessment dated October 31, 2014, there were no issues with the off-site piping, and no further action was recommended.

The Borrowers. The borrower structure comprises eight separate Delaware limited liability companies and one limited partnership, each of which is a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the WP Carey Self Storage Portfolio VI Mortgage Loan. Corporate Property Associates 18 – Global Incorporated, (“CPA 18”) is the guarantor of certain nonrecourse carveouts under the WP Carey Self Storage Portfolio VI Mortgage Loan.

The Sponsor. The sponsor is CPA 18, a non-traded real estate investment trust. CPA 18 is managed by W.P. Carey (NYSE:WPC), an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide. As of September 30, 2014, W.P. Carey managed a global investment portfolio comprising 688 commercial properties totaling 80.8 million square feet with an average occupancy rate of 98.1%.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with timely proof of full payment. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the WP Carey Self Storage Portfolio VI Properties are insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums when due. Upon the occurrence and continuance of an event of default, the borrower will be required to deposit $9,377 monthly into a replacement reserve escrow.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox

A-3-16

WP CAREY SELF STORAGE PORTFOLIO VI

account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.
A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio for the trailing 12-month period falling below 1.20x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. Seven of the WP Carey Self Storage Portfolio VI Properties are managed by Extra Space Management, Inc. The Big Tex Self Storage (Humble, Texas) property and the Storage Xxtra (Cumming, Georgia) property are managed by CubeSmart Asset Management, LLC.

Assumption. The borrower has a two-time right to transfer the WP Carey Self Storage Portfolio VI Properties in whole or in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

The borrower also has a two-time right to transfer any individual property (provided that any given property can be transferred only once) along with a portion of the WP Carey Self Storage Portfolio VI Mortgage Loan in an amount equal to the allocated loan amount of such transferred property (“Partial Assumption”), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the portion of the WP Carey Self Storage Portfolio VI Mortgage Loan relating to the transferred property shall no longer be cross-collateralized and/or cross-defaulted with the remaining properties of the WP Carey Self Storage Portfolio VI Mortgage Loan; (ii) the loan-to-value ratio (“LTV”) of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be no greater than 65.0%; (iii) the amortizing debt service coverage ratio (“DSCR”) of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be greater than 1.40x; and clauses (i) through (iii) outlined in the paragraph above.

Partial Release. Following the lockout period, the borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including (i) a partial defeasance of 115% of the released property’s allocated loan balance; (ii) the LTV with respect to the remaining properties will be no greater than the lesser of 64.4% and the LTV immediately prior to the release; (iii) the amortizing DSCR with respect to the remaining properties will be no less than the greater of 1.44x and the DSCR immediately prior to the release; and (iv) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Real Estate Substitution. The borrower may obtain a release of any individual WP Carey Self Storage Portfolio VI Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the released property, and the LTV of the properties remaining following the substitution must be no greater than the lesser of 64.4% and the LTV immediately prior to the substitution; (iii) the substituted property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms favorable to borrower and market attributes as determined by the lender; (iv) the substituted property must have a DSCR equal to or greater than the released property, and the trailing 12-month amortizing DSCR for the properties remaining following the substitution must be no less than the greater of 1.44x and the DSCR for the 12 months preceding the substitution; (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (vi) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of WP Carey Self Storage Portfolio VI Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-18

312 ELM

A-3-19

312 ELM

312 ELM

Floor	Tenants	SF
26	Castellini Management Co. 7,090 SF 5/2018	7,090
25	Vacant 4,845 SF; USI Insurance Services, LLC 5,061 SF 12/2017; Parsons Brinkerhoff, Inc. 7,683 SF 10/2019; Ducharme McMillen & Assoc. 7,011 SF 10/2016	24,600
24	USI Insurance Services, LLC 24,600 SF 12/2017	24,600
23	General Services Administration (IRS) 24,503 SF 7/2016	24,503
22	General Services Administration (IRS) 24,503 SF 7/2016	24,503
21	General Services Administration (Social Security) 24,600 SF 7/2017	24,600
20	Gannett/Cincinnati Enquirer 24,520 SF 12/2022	24,520
19	Gannett/Cincinnati Enquirer 24,520 SF 12/2022	24,520
18	Gannett/Cincinnati Enquirer 11,711 SF 12/2022; Vacant 6,871 SF; Marshall Dennehey Warner Coleman & Goggin, P.C. 5,925 SF 3/2017	24,507
17	Gannett/Cincinnati Enquirer 24,444 SF 12/2022	24,444
16	Gannett/Cincinnati Enquirer 24,111 SF 12/2022	24,111
15	Union Security Insurance Co. 5,106 SF 8/2017; Standard Insurance Company 18,551 SF 3/2030	23,657
14	Vacant 7,103 SF; Common Conf. Room 2,137 SF; Metropolitan Life Insurance Co. 13,982 SF 4/2018	23,222
12	Vacant 33,592 SF	33,592
11	Mitsui Sumitomo Marine Management 23,708 SF 7/2024; Fitness Center 2,540 SF; EMI Network 7,411 SF 9/2021	33,659
10	T-Mobile Central 10,091 SF 4/2016; Vacant 1,767 SF	11,858
9	Parking	
8	Parking	
7	Parking	
6	Parking	
5	Parking	
4	Parking	
3	Gannett/ Cincinnati Enquirer 593 SF 12/2022; Parking – Building Lobby; Parking – STK Industries 800 SF	
2	Parking	
1	Parking	
		379,379

Vacant | Building | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

A-3-20

312 ELM

312 Elm
312 Elm Street
Cincinnati, OH 45202
CINCINNATI
Downtown
Over-The Rhine
West End
Mt. Auburn
Mt. Adams
EDEN PARK
HAMILTON COUNTY
Newport
COVINGTON
OHIO
KENTUCKY
Ohio River
Dorchester Ave
Liberty St
Liberty Hill
Reading Rd
Gilbert Ave
Eggleston Ave
Broadway St
Columbia Pkwy
W. Central Pkwy
E. 9th St
W. 9th St
W. 7th St
W. 6th St
E. 6th St
E. 5th St
W. 5th St
W. 4th St
E. 3rd St
W. 3rd St
E. 2nd St
W. 2nd St
Pete Rose Way
Mehring Way
Dan C. Beard Bridge
Taylor-Southgate Bridge
John A. Roebling Br.
C.W. Bailey Bridge
Brent Spence Bridge
Rivercenter Blvd
Paul Brown Stadium
Great American Ballpark
US Bank Arena
Horseshoe Casino
Cincinnati Art Museum
Cincinnati Playhouse
Duke Energy Convention Center
Fountain Square
Carew Tower
Tower Place
Natl. Underground Railroad Freedom Center
Northern Kentucky Convention Ctr.
Newport Aquarium
Yeatmans Cove Park
Lytle Park
Washington Park
Cincinnati-Northern Kentucky Intl. Airport 12 miles

A-3-21

No. 3 – 312 Elm

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$46,121,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$46,121,000			Location:	Cincinnati, OH
% of Initial Pool Balance:	4.4%			Size:	379,379 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$121.57
Borrower Name:	312 Elm Street Owner, LLC			Year Built/Renovated:	1992/NAP
Sponsor:	Rubenstein Properties Fund II, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.280%			Property Manager:	Self-managed
Note Date:	February 11, 2015			3rd Most Recent Occupancy (As of):	86.3% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.7% (12/31/2013)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of):	86.0% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	85.2% (2/11/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$4,770,161 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,010,897 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$5,383,935 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$9,391,092
				U/W Expenses:	$3,878,210
				U/W NOI:	$5,512,882
				U/W NCF:	$4,905,875
Escrows and Reserves(1):				U/W NOI DSCR:	2.02x
				U/W NCF DSCR:	1.80x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.0%
Taxes	$421,472	$140,491	NAP	U/W NCF Debt Yield:	10.6%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$67,000,000
Replacement Reserves	$0	$12,646	NAP	As-Is Appraisal Valuation Date:	January 20, 2015
TI/LC Reserve	$0	$31,615	$758,760	Cut-off Date LTV Ratio:	68.8%
Gannett Tenant Refurbishment Allowance	$758,721	$0	NAP	LTV Ratio at Maturity or ARD:	60.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “312 Elm Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a class A office tower and parking garage located in Cincinnati, Ohio (the “312 Elm Property”). The 312 Elm Mortgage Loan was originated on February 11, 2015 by Principal Commercial Capital. The 312 Elm Mortgage Loan had an original principal balance of $46,121,000, has an outstanding principal balance as of the Cut-off Date of $46,121,000 and accrues interest at an interest rate of 4.280% per annum. The 312 Elm Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 312 Elm Mortgage Loan matures on March 1, 2025.

Following the lockout period, the borrower has the right to defease the 312 Elm Mortgage Loan in whole, but not in part, on any date before December 1, 2024. In addition, the 312 Elm Mortgage Loan is prepayable without penalty on or after December 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$46,121,000	70.6%	Purchase price(1)	$63,093,728	96.6%
Sponsor’s new cash contribution	$19,166,566	29.4	Reserves	1,180,193	1.8
			Closing costs	1,013,645	1.6
Total Sources	$65,287,566	100.0%	Total Uses	$65,287,566	100.0%

(1)	The 312 Elm Property was securitized in WFRBS 2011-C3.

A-3-22

312 ELM

The Property. The 312 Elm Property is comprised of a 26-story, class A central business district office tower consisting of 16 floors of office space over a 10-story parking garage on 1.1 acres in the central business district of Cincinnati, Ohio. Constructed in 1992, the 312 Elm Property comprises 379,379 square feet of net rentable area with an average floor plate size of approximately 23,500 square feet. Of the 16 stories of office space, six are multi-tenanted floors, with the remaining floors occupied by single tenants. The 312 Elm Property contains 1,017 parking spaces in its parking garage, reflecting a parking ratio of 2.7 spaces per 1,000 rentable square feet, and also has an on-site deli and fitness center. Ingress and egress to the parking garage is via entrances on both Elm Street and Third Street. There is a security guard on-site 24/7, and the 12 controlled access elevators have restricted access during certain hours of operation. The south side of the 312 Elm Property provides views of the Ohio River and Paul Brown Stadium, home of the Cincinnati Bengals. As of February 11, 2015, the 312 Elm Property was 85.2% leased to 16 tenants.

The following table presents certain information relating to the tenancy at the 312 Elm Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Gannett - Cincinnati Enquirer	NR/Ba1/BB+	109,899	29.0%	$16.66	$1,830,876	34.1%	12/31/2022
GSA - IRS	AAA/Aaa/AA+	49,006	12.9%	$26.79	$1,312,962	24.5%	7/31/2016(3)
GSA - Social Security	AAA/Aaa/AA+	24,600	6.5%	$24.03	$591,138	11.0%	7/29/2017(4)
USI Midwest	NR/NR/NR	29,661	7.8%	$12.12	$359,491	6.7%	12/31/2017
Mitsui Sumitomo Marine	A+/A1/A+	23,708	6.2%	$11.22	$266,004	5.0%	7/31/2024(5)
Total Major Tenants		236,874	62.4%	$18.41	$4,360,471	81.3%

Non-Major Tenants		86,190	22.7%	$11.63	$1,001,982	18.7%

Occupied Collateral Total		323,064	85.2%	$16.60	$5,362,453	100.0%

Vacant Space		56,315	14.8%

Collateral Total		379,379	100.0%

(1)	Certain ratings are those of the parent company (or in the case of the GSA – IRS and GSA – Social Security, the United States Government) whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2015.
(3)	The GSA – IRS tenant may terminate its lease at any time during the lease term with 180 days’ notice.
(4)	The GSA – Social Security tenant may terminate its lease at any time after July 29, 2016 with 120 days’ notice.
(5)
Mitsui Sumitomo Marine may terminate its lease after August 1, 2018 with 12 months’ notice with a termination payment of unamortized tenant improvements, leasing commissions and value of rent abatement, amortized at 8.0%.

A-3-23

312 ELM

The following table presents certain information relating to the lease rollover schedule at the 312 Elm Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0%	$0	$0.00
2016	3	66,108	17.4%	66,108	17.4%	$1,495,560	$22.62
2017	4	65,292	17.2%	131,400	34.6%	$1,087,158	$16.65
2018	2	21,072	5.6%	152,472	40.2%	$251,190	$11.92
2019	2	8,483	2.2%	160,955	42.4%	$107,701	$12.70
2020	1	18,551	4.9%	179,506	47.3%	$203,794	$10.99
2021	1	7,411	2.0%	186,917	49.3%	$120,169	$16.21
2022	1	109,899	29.0%	296,816	78.2%	$1,830,876	$16.66
2023	0	0	0.0%	296,816	78.2%	$0	$0.00
2024	1	23,708	6.2%	320,524	84.5%	$266,005	$11.22
2025	1	2,540	0.7%	323,064	85.2%	$0	$0.00
Thereafter	0	0	0.0%	323,064	85.2%	$0	$0.00
Vacant	0	56,315	14.8%	379,379	100.0%	$0	$0.00
Total/Weighted Average	16	379,379	100.0%			$5,362,453	$16.60

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 312 Elm Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	2/11/2015(2)
86.3%	85.7%	86.0%	85.2%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

A-3-24

312 ELM

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 312 Elm Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,306,030	$4,421,703	$4,434,202	$5,362,453(1)	57.1%	$14.13
Grossed Up Vacant Space	0	0	0	703,941	7.5	1.86
Total Reimbursables	3,017,874	2,985,638	3,014,295	2,884,805	30.7	7.60
Parking Income	1,514,479	1,701,392	1,759,836	1,753,647	18.7	4.62
Other Income(2)	14,992	13,009	12,015	14,604	0.2	0.04
Less Vacancy & Credit Loss	0	0	0	(1,328,358)(3)	(14.1)	(3.50)
Effective Gross Income	$8,853,375	$9,121,742	$9,220,348	$9,391,092	100.0%	$24.75

Total Operating Expenses	$4,083,214	$4,110,845	$3,836,413	$3,878,210	41.3%	$10.22

Net Operating Income	$4,770,161	$5,010,897	$5,383,935	$5,512,882	58.7%	$14.53

TI/LC	0	0	0	455,255	4.8	1.20
Capital Expenditures	0	0	0	151,752	1.6	0.40
Net Cash Flow	$4,770,161	$5,010,897	$5,383,935	$4,905,875	52.2%	$12.93

NOI DSCR	1.75x	1.83x	1.97x	2.02x
NCF DSCR	1.75x	1.83x	1.97x	1.80x
NOI DY	10.3%	10.9%	11.7%	12.0%
NCF DY	10.3%	10.9%	11.7%	10.6%

(1)
Historical presentation of rents from the GSA – IRS and GSA – Social Security tenants were divided between rents and reimbursables, resulting in lower base rents and higher reimbursables than shown in U/W Base Rent and Total Reimbursable (which are presented in conformance with the respective GSA leases and estoppels). U/W Base Rent includes contractual rent bumps through September 2015 of $65,613.

(2)	Other income consists of ancillary antennae income and ATM revenue.
(3)	The underwritten economic vacancy is 14.8% (excludes Parking Income and Other Income). The 312 Elm Property was 85.2% physically occupied as of February 11, 2015.

Appraisal. As of the appraisal valuation date of January 20, 2015, the 312 Elm Property had an “as-is” appraised value of $67,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated December 17, 2014, there was no evidence of any recognized environmental conditions at the 312 Elm Property.

Market Overview and Competition. The 312 Elm Property is located at the northeast corner of Elm Street and East Third Street, which is situated in the southwestern corner of the Cincinnati, Ohio central business district, just north of the Ohio River. The 312 Elm Property faces Paul Brown Stadium (home of NFL’s Cincinnati Bengals), with the Great American Ball Park (home of MLB’s Cincinnati Reds), the National Underground Freedom Center (museum) and The Banks (mixed-use project with retail/entertainment/office/residential) directly east of Paul Brown Stadium. Elm Street provides direct access to Interstate 71, less than one mile away. Interstate 71 connects with Interstate 471 on the east side of the central business district and connects with Interstate 75 on the west side of the central business district.

According to the appraisal, the 312 Elm Property is located in the central business district office submarket which consists of approximately 22.0 million square feet in 218 buildings. Vacancy for the submarket was approximately 14.5% in fourth quarter 2014 with average rent of $17.34 per square foot (net). The appraiser’s six-building competitive set had an average vacancy of 12.5% with net lease rates ranging from $9.15 to $20.00 per square foot includes the 312 Elm Property. The appraiser assumed a market rent conclusion of $12.50 per square foot (net) for the 312 Elm Property.

A-3-25

312 ELM

The following table presents certain information relating to comparable properties to the 312 Elm Property:

Competitive Set(1)

	312 Elm (Subject)	Broadway at Queen City Square	Atrium Two	Chiquita Center	First Financial Center	Omnicare Center	Scripps Center
Location	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH
Distance from Subject	--	0.5 miles	0.5 miles	0.5 miles	0.5 miles	0.5 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1992/NAP	2006/NAP	1984/2012	1984/NAP	1991/NAP	1981/NAP	1990/NAP
Stories	26	17	30	29	32	20	36
Total GLA	379,379 SF	188,500 SF	653,604 SF	537,400 SF	525,036 SF	571,561 SF	538,607 SF
Total Occupancy	85%	100%	92%	67%	98%	80%	89%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 312 Elm Street Owner, LLC, which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 312 Elm Mortgage Loan. The borrower is a joint-venture that is indirectly owned by Rubenstein Properties Fund II, L.P. (“Fund II”)(90.0%), SCP Elm Plum LLC (5.0%) and ZW Equity Elm and Plum LLC (5.0%). Fund II is the guarantor of certain nonrecourse carveouts under the 312 Elm Mortgage Loan. Fund II also serves as the guarantor of certain non-recourse carveouts for 312 Plum Mortgage Loan which will be contributed to the WFCM 2015-C27 Trust.

The Sponsor. The sponsor is Rubenstein Properties Fund II, L.P.. Rubenstein Partners was founded in 2005 and currently manages two fully discretionary closed-end commercial real estate investment funds. Fund I closed in 2006 and raised approximately $475 million, and Fund II held its final closing in April 2014 and raised $500 million. Fund II currently owns seven assets and reported a market value of its real estate holdings of approximately $187.8 million as of September 30, 2014.

Escrows. The loan documents provide for upfront escrows of $421,472 for real estate taxes and $758,721 for tenant refurbishment allowances owed to Gannett (parent of Cincinnati Enquirer). The loan documents require monthly deposits of $140,491 for real estate taxes, $12,646 for replacement reserves and $31,615 for tenant improvements and leasing commissions (subject to a cap of $758,760). The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the 312 Elm Property is covered by one or more blanket insurance policies ; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. In addition, in connection with the acquisition of the 312 Elm Property by the borrower, the seller of the 312 Elm Property deposited $575,615 with a third party escrow agent, for payment and disbursement of costs associated with (i) outstanding tenant inducement costs owed to tenants, (ii) leasing or brokerage commissions and (iii) disputed underpayment of rent by GSA – IRS which would be due to the seller in the event that GSA – IRS retroactively pays additional rent to borrower for periods that seller owned the 312 Elm Property. The borrower assigned its rights under the escrow agreement to the lender pursuant to the terms thereof.

Lockbox and Cash Management. The 312 Elm Mortgage Loan requires a lender-controlled lockbox account to be established within 30 days of the origination of the 312 Elm Mortgage Loan, and that the borrower directs tenants to deposit all rents, and the borrower or the property manager must deposit all rents received into the lockbox account within two business days of receipt. Prior to the occurrence of a 312 Elm Trigger Period (as defined below), all funds on deposit in the lockbox account are required to be distributed to the borrower. Upon the occurrence and continuance of a 312 Elm Trigger Period, all cash flow is swept to a lender-controlled cash management account.

So long as no event of default is continuing under the 312 Elm Mortgage Loan, amounts swept to the cash management account due to the existence of (i) a Gannett Trigger Period (as defined below) are to be used for the reimbursement of tenant improvements and leasing commissions associated with the space currently occupied by Gannett (the “Gannett Tenant Reserve”) and (ii) a GSA Trigger Period (as defined below) are to be used for the reimbursement of tenant improvements and leasing commissions associated with the space currently occupied by GSA – IRS (“GSA Tenant Reserve”). If both a Gannett Trigger Period and GSA Trigger Period are continuing, and no other 312 Elm Trigger Period is then in effect, 69.0% of excess cash flow is allocable to the Gannett Tenant Reserve and 31.0% is allocable to the GSA Tenant Reserve. During the continuance of a Gannett Trigger Period or a GSA Trigger Period, if the amortizing debt service coverage ratio is below 1.00x, the borrower may elect to have up to $5.00 per square foot allocable to Gannett or GSA – IRS (as applicable) applied from the Gannett Tenant Reserve or GSA Tenant Reserve to any debt service shortfalls

A “312 Elm Trigger Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the occurrence of a Gannett Trigger Period; (iii) the occurrence of a GSA Trigger Period; (iv) the guarantor breaching the net worth and liquidity covenants contained in the loan documents or; (v) the amortizing debt service coverage ratio being less than 1.20x based on the net cash flow determined quarterly. The 312 Elm Trigger Period will expire upon, with respect to clause (i), the cure of the applicable event of default; with respect to clause (ii), the Gannett Trigger Period ceasing to exist; with respect to clause (iii), the GSA Trigger Period ceasing to exist; with respect to clause (iv), the guarantor satisfying the applicable financial covenants for two consecutive calendar quarters; and with respect to clause (v), the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

A-3-26

312 ELM

A “Gannett Trigger Period” will commence upon the earlier of the Cincinnati Enquirer (“Gannett”) (i) going dark; (ii) becoming subject to bankruptcy or insolvency proceedings; (iii) providing notice of early termination of its lease; (iv) defaulting on its lease; or (v) failing to give notice by at least 18 months prior to lease maturity to extend its lease for a minimum term of three years at a rent acceptable to lender. A Gannett Trigger Period, including, without limitation a Gannett Trigger Period arising due to clause (iii), will expire either upon the borrower re-tenanting the space demised to Gannett to one or more replacement tenants acceptable to the lender pursuant to leases containing economic terms no less than the Gannett lease terms or upon; with respect to clause (i), two consecutive calendar months after the reopening of the applicable tenant after it has gone dark; with respect to clause (ii), a reaffirmation of the applicable lease in bankruptcy or other insolvency proceedings, provided that the terms of the lease remain substantially similar to the original lease terms; with respect to clause (iv), the cure of the applicable default; or with respect to clause (v), (a) the tenant renewing its lease at market terms or a replacement tenant acceptable to lender is occupying and paying full unabated rent or (b) deposits made to the cash management account due to a Gannett Trigger Period equal or exceed $25.00 per square foot of the Gannett space ($2,747,475).

A “GSA Trigger Period” means a period commencing upon the earlier of the GSA – IRS (i) going dark; (ii) becoming subject to bankruptcy or insolvency proceedings; (iii) providing notice of early termination of its lease; (iv) defaulting on its lease; or (v) failing to give notice by at least 12-months prior to its lease expiration to extend its lease for a minimum term of three years at a rent acceptable to lender. A GSA Trigger Period, including, without limitation, a GSA Trigger Period arising due to clause (iii), will expire either upon the borrower re-tenanting the space demised to GSA – IRS to one or more replacement tenants acceptable to lender pursuant to leases containing economic terms no less than the GSA – IRS lease terms or upon; with respect to clause (i), the date which is two consecutive calendar months after the reopening of the applicable tenant after it has gone dark; with respect to clause (ii), a reaffirmation of the applicable lease in bankruptcy or other insolvency proceedings, provided that the terms of the lease remain substantially similar to the original lease terms; with respect to clause (iv), the cure of the applicable default; or with respect to clause (v), (a) the tenant renewing its lease at market terms or a replacement tenant acceptable to lender is occupying and paying full unabated rent or (b) deposits made to the cash management account due to the existence of the a GSA Trigger Period equal or exceed $25.00 per square foot of the GSA – IRS premises ($1,225,150).

Property Management. The 312 Elm Property is managed by affiliates of the borrower.

Assumption. The borrower has the right at any time to transfer the 312 Elm Property provided that certain conditions are satisfied or otherwise waived in accordance with the terms of the loan documents, including (i) no event of default has occurred and is continuing; (ii) receipt by the lender of an assumption fee, (iii) approval by the lender (which may not be unreasonably withheld) of the proposed transferee, taking into consideration the proposed transferee's (or its sponsor‘s) identity, experience, financial condition, and credit worthiness (including net worth and liquidity); and (iv) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 312 Elm Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-27

MARRIOTT GREENSBORO

A-3-28

MARRIOTT GREENSBORO

Marriott Greensboro
304 North Greene Street
Greensboro, NC 27401
GREENSBORO
Blacksburg
Roanoke
VIRGINIA
Martinsville
Danville
Kingsport
Johnson City
TENN
Boone
Winston-Salem
Greensboro
Burlington
Durham
Wake Forest
High Point
Chapel Hill
Cary
RALEIGH
Lenoir
Hickory
Statesville
NORTH CAROLINA
Asheville
Concord
Sanford
Gastonia
CHARLOTTE
Pinehurst
Southern Pines
Fayetteville
Spartanburg
Rock Hill
Monroe
Rockingham
Laurinburg
Cheraw
SOUTH CAROLINA
Greenwood
Columbia
Florence
Sumter
Conway
Myrtle Beach
GA
Lake Townsend
AMTRAK
Bryan Park Golf Course
Bryan Park
Air Harbor Airport
Church St
Lake Jeanette
Lake Jeanette Rd
Summit Ave
Reidsville Hwy
Eckerson Rd
Hilcone Rd
Rankin Mill Rd
Mill Rd
McKnight
Creekview Rd
Pisgah Church Rd
Elm St
Piedmont Triad Intl. Airport
J. Bryan Blvd
New Garden Rd
Jefferson Village
Cone Blvd
Keeley Park
Huffine Mill Rd
Greensboro Country Club
Shops at Friendly Center
Friendly Ave
Wesley Long Community Hospital
Wendover Ave
North Carolina A&T Univ.
Market St
Starmount Country Club
Univ. of North Carolina-Greensboro
College Rd
GREENSBORO AMTRAK
Cole St
McConnell Rd
Lee St
Wendover Village
Wendover Place
Greensboro Aquatic Ctr.
Greensboro Coliseum
White Oak Amphitheatre
Raleigh 70 miles
Hilltop Rd
Guilford College Rd
Four Seasons Town Centre
Holden Rd
Alamance Church Rd
Old U.S. 421
Vandalia Rd
High Point Rd
Sedgefield Country Club
Southeast
Wet 'n Wild Emerald Pointe
Williams Dairy Rd
School Rd
Guilford Technical Community College
Grandover Resort
Ritters Lake Rd
Groomstown Rd
GUILFORD COUNTY
Forest Oaks Country Club
Jamestown
Liberty Rd
Forest Oaks
Kivett Dr
Old Randleman Rd
Randleman Rd
Davis Mill Rd
Pleasant Garden Rd
Alliance Church Rd
Burnetts Chapel Rd
Pleasant Garden
Hagan Stone Park
HIGH POINT
Southwest Park

A-3-29

No. 4 – Marriott Greensboro

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$44,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$43,833,356			Location:	Greensboro, NC
% of Initial Pool Balance:	4.2%			Size:	281 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$155,991
Borrower Name:	Columbia Properties Greensboro, Ltd.			Year Built/Renovated:	1983/2013
Sponsor:	Columbia Sussex Corporation; CSC Holdings, LLC			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Self-managed
Note Date:	December 2, 2014			3rd Most Recent Occupancy (As of):	63.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	65.7% (12/31/2012)
Maturity Date:	December 6, 2024			Most Recent Occupancy (As of)(2):	60.3% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	62.2% (TTM 11/30/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,480,509 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(2):	$4,078,552 (12/31/2013)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI (As of):	$5,113,090 (TTM 11/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$11,723,328
Additional Debt Type:	NAP			U/W Expenses:	$6,686,952
				U/W NOI:	$5,036,376
				U/W NCF:	$4,567,443
				U/W NOI DSCR:	1.83x
Escrows and Reserves(1):				U/W NCF DSCR:	1.66x
				U/W NOI Debt Yield:	11.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.4%
Taxes	$26,603	$25,336	NAP	As-Is Appraised Value:	$63,800,000
Insurance	$32,728	$7,792	NAP	As-Is Appraisal Valuation Date:	October 16, 2014
FF&E	$0	$38,919	NAP	Cut-off Date LTV Ratio:	68.7%
Renovation Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	56.2%

(1)	See “Escrows” section.
(2)	Marriott Greensboro underwent significant lobby and common area renovations in 2013, resulting in slight disruption in 2013 performance.

The Mortgage Loan. The mortgage loan (the “Marriott Greensboro Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service hotel located in Greensboro, North Carolina (the “Marriott Greensboro Property”). The Marriott Greensboro Mortgage Loan was originated on December 2, 2014 by Rialto Mortgage Finance, LLC. The Marriott Greensboro Mortgage Loan had an original principal balance of $44,000,000, has an outstanding principal balance as of the Cut-off Date of $43,833,356 and accrues interest at an interest rate of 4.750% per annum. The Marriott Greensboro Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Marriott Greensboro Mortgage Loan matures on December 6, 2024.

Following the lockout period, the borrower has the right to defease the Marriott Greensboro Mortgage Loan in whole, but not in part, on any date before September 6, 2024. In addition, the Marriott Greensboro Mortgage Loan is prepayable without penalty on or after September 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$44,000,000	100.0%	Loan payoff(1)	$25,290,110	57.5%
			Closing costs	234,604	0.5
			Reserves	59,331	0.1
			Return of equity	18,415,955	41.9
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%

(1)	The Marriott Greensboro Property was previously securitized in GECMC 2005-C4.

A-3-30

MARRIOTT GREENSBORO

The Property. The Marriott Greensboro Property is a 281 room, 11-story, full service hotel located in Greensboro, North Carolina. The Marriott Greensboro Property was built in 1983 and is situated on a 3.0 acre site. The Marriott Greensboro Property comprises nine meeting rooms totaling 20,000 square feet, which are located east of the lobby on the first floor and the east side of the second floor. Guestrooms are located on levels three through 11 with a guestroom mix of 117 king bedrooms, 156 double queen bedrooms, seven suites and one hospitality suite. In 2013, the Marriott Greensboro Property underwent renovations to the public areas. The Marriott Greensboro Property amenities include a concierge desk, full-service business center, indoor swimming pool, market pantry, fitness center, valet laundry, two concierge floors, and a 100-seat full-service restaurant open for breakfast, lunch and dinner along with room service. In-room amenities at the Marriott Greensboro Property include a dresser with a 32-inch flat-screen television (some of the suites offer 40-inch screens), work desk with chair, wireless, and high-speed internet access. The Marriott Greensboro Property contains 700 surface/garage parking spaces for valet and self-park use, resulting in a parking ratio of 2.5 spaces per room. The 20-year franchise agreement with Marriott International, Inc. expires December 8, 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Greensboro Property:

Cash Flow Analysis

	2012	2013(1)	TTM 11/30/2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	65.7%	60.3%	62.2%	62.2%
ADR	$126.32	$128.23	$135.11	$135.11
RevPAR	$83.02	$77.38	$84.05	$84.05

Total Revenue	$11,105,807	$10,501,978	$11,723,328	$11,723,328	100.0%	$41,720
Total Department Expenses	3,106,932	2,977,103	3,296,101	3,296,101	28.1	11,730
Gross Operating Profit	$7,998,875	$7,524,875	$8,427,227	$8,427,227	71.9%	$29,990

Total Undistributed Expenses	3,080,774	3,009,972	2,872,156	2,993,309	25.5	10,652
Profit Before Fixed Charges	$4,918,101	$4,514,903	$5,555,071	$5,433,918	46.4%	$19,338

Total Fixed Charges	437,592	436,351	441,981	397,542	3.4	1,415

Net Operating Income	$4,480,509	$4,078,552	$5,113,090	$5,036,376	43.0%	$17,923
FF&E	444,239	420,085	467,029	468,933	4.0	1,669
Net Cash Flow	$4,036,270	$3,658,467	$4,646,061	$4,567,443	39.0%	$16,254

NOI DSCR	1.63x	1.48x	1.86x	1.83x
NCF DSCR	1.47x	1.33x	1.69x	1.66x
NOI DY	10.2%	9.3%	11.7%	11.4%
NCF DY	9.2%	8.3%	10.6%	10.4%

(1)	Marriott Greensboro underwent significant lobby and common area renovations in 2013, resulting in slight disruption in 2013 performance.

Appraisal. As of the appraisal valuation date of October 16, 2014, the Marriott Greensboro Property had an “as-is” appraised value of $63,800,000.

Environmental Matters. According to a Phase I environmental assessment dated October 21, 2014, there was no evidence of any recognized environmental conditions at the Marriott Greensboro Property.

Market Overview and Competition. The Marriott Greensboro Property is located in Greensboro, North Carolina, along North Greene Street, and is bounded by West Lindsay Street to the north and North Elm Street to the east. Greensboro is part of the greater Guilford County economic base, which comprises a diverse and expanding group of sectors and industries including aviation, logistics, light manufacturing, life science and professional service. Greensboro is also home to several universities and colleges including the University of North Carolina at Greensboro, North Carolina Agricultural and Technical State University, Guilford College, Bennett College, Elon University School of Law, and Greensboro College. Primary regional access to the area is provided by Interstate 40 which extends to Raleigh to the east and Winston-Salem to the west. Within the immediate proximity of the Marriott Greensboro Property, land use is primarily commercial in nature. Some specific neighboring properties in the area include the Elm Street Center, Greensboro Children’s Museum, Carolina Theatre, Natty Greene’s Pub and Brewing Co., and the International Civil Rights Center & Museum.

A-3-31

MARRIOTT GREENSBORO

The following table presents certain information relating to the Marriott Greensboro Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott Greensboro			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2014 TTM	59.4%	$124.12	$73.73	61.9%	$134.48	$83.18	104.1%	108.3%	112.8%
9/30/2013 TTM	57.1%	$120.93	$69.10	61.3%	$126.58	$77.54	107.2%	104.7%	112.2%
9/30/2012 TTM	59.5%	$112.38	$66.83	65.4%	$125.90	$82.31	109.9%	112.0%	123.2%

(1)
Information obtained from a third party hospitality research report dated October 17, 2014. The competitive set includes: Marriott Greensboro High Point Airport, Clarion Hotel Greensboro Airport, Embassy Suites Greensboro Airport and O Henry Hotel.

The Borrower. The borrower is Columbia Properties Greensboro, Ltd., a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Greensboro Mortgage Loan. Columbia Sussex Corporation and CSC Holdings, LLC are the guarantors of certain nonrecourse carveout liabilities under the Marriott Greensboro Mortgage Loan.

The Sponsor. The sponsors are Columbia Sussex Corporation (“Columbia Sussex”) and CSC Holdings, LLC, a Kentucky corporation and an Ohio limited liability company, respectively. Founded in 1972, Columbia Sussex has owned and operated hospitality properties for more than 40 years. Currently, Columbia Sussex owns and manages 35 hospitality assets, including the brands of JW Marriott, Marriott, Courtyard by Marriott, Hilton, DoubleTree by Hilton, Renaissance, and Westin. See “Description of the Mortgage Pool—Litigation Considerations” and Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows. The loan documents provide for upfront escrows in the amount of $26,603 for real estate taxes and $32,728 for insurance. The loan documents require monthly escrows in the amount of $25,336 for real estate taxes and $7,792 for insurance and $38,919 for FF&E reserves in 2015. After 2015, the borrower will be required to deposit into the FF&E reserves account the greater of (a) one-twelfth of 4.0% of gross income and (b) if applicable, any amount required to be reserved under the management agreement or the franchise agreement. After the occurrence of a Renovation Reserve Trigger Event Date (as defined below), the loan documents provide for an excess cash sweep and require that all excess cash each month be deposited into the renovation reserve to be used for any property improvement plan requirements under a Replacement Franchise Agreement (as defined below).

A “Renovation Reserve Trigger Event Date” means (i) any date on which the lender or the borrower is notified by a franchisor that it intends to terminate its franchise agreement as of a date prior to the scheduled expiration date and (ii) the monthly payment date occurring in December 2019.

Lockbox and Cash Management. The Marriott Greensboro Mortgage Loan requires the borrower to establish a lender-controlled lockbox account, which is already in place, and to direct each credit card company with which the borrowers have entered into merchant’s agreements to deliver all receipts payable with respect to the Marriott Greensboro Property directly into the lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt.

Other than during a Cash Management Trigger Event (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Trigger Event, funds in the lockbox account are transferred daily into the cash management account, where they are applied in accordance with the loan documents, and, provided no Cash Sweep Event (as defined below) is in effect, all excess funds on deposit in the cash management account are disbursed to borrower in accordance with the cash management agreement.

A “Cash Management Trigger Event” and “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower; (iii) any bankruptcy action of any guarantor; (iv) any bankruptcy action of the manager; (v) a Cash Management DSCR Trigger Event (as defined below) or a Cash Sweep DSCR Trigger Event (as defined below), as applicable; or (vi) a Renovation Reserve Trigger Event Date.

A Cash Management Trigger Event and Cash Sweep Event will expire, with regard to clause (i) above, when such event of default has been cured; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions (within thirty days of such filing); with respect to clause (iii), when such bankruptcy petition has been discharged, stayed, or dismissed (within thirty days of such filing); with respect to clause (iv), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions (within 120 days); with respect to clause (v), once the trailing 12-month net operating income debt service coverage ratio is greater than 1.30x for two consecutive quarters among other conditions; and with respect to clause (vi), on the first date after the following conditions have been satisfied (among other conditions): (a) the franchise agreement has been renewed or replaced with a Replacement Franchise Agreement (as defined below) and (b) (i) in connection with the expiration of a Cash Management Trigger Event, all property improvement plan requirements under the Replacement Franchise Agreement have been fully satisfied, completed and fully paid for, and (ii) in connection with the expiration of a Cash Sweep Event, the combined balance of the capital expenditure reserve and renovation reserve is greater than an amount equal to 125% of the cost to fully satisfy, complete and pay for the property improvement plan under the Replacement Franchise Agreement, in accordance with the PIP budget among other conditions.

A-3-32

MARRIOTT GREENSBORO

Notwithstanding the foregoing, a cure of any Cash Sweep Event may occur no more than two times during the term of the Marriott Greensboro Loan.

A “Cash Management DSCR Trigger Event” occurs on any date the net operating income debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.20x.

A “Cash Sweep DSCR Trigger Event” occurs on any date the net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x.

A “Replacement Franchise Agreement” means (a) a franchise, trademark and license agreement with a Qualified Franchisor (as defined below) (1) substantially in the same form and substance as the franchise agreement currently in effect or (2) in a form reasonably acceptable to lender (provided that the borrower is required to deliver confirmation from DBRS, KBRA and Moody’s that the execution of the new franchise agreement will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates) or (b) a renewal franchise agreement with the current franchisor in its then current form provided that in the case of (a) or (b) above, the agreement has a term expiring no earlier than five years after the Marriott Greensboro Mortgage Loan maturity date and the franchisor has delivered a “comfort letter” in a form reasonably accepted to lender.

A “Qualified Franchisor” means (i) the current franchisor or (ii) a reputable and experience franchisor (which may be an affiliate of borrower) which, in the reasonable judgment of lender, possesses experience in flagging hotel properties similar in location, size, class, use, operation and value as the Marriott Greensboro Property; provided that, if the new franchisor is an affiliate of the borrower, the borrower is required to deliver a non-consolidation opinion reasonably acceptable to the lender and acceptable to the rating agencies in their sole discretion.

Property Management. The Marriott Greensboro Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Marriott Greensboro Property, after the first anniversary of the first monthly payment date; provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism equal to the full replacement cost of the Marriott Greensboro Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Marriott Greensboro Property during the loan term. At the time of closing, the Marriott Greensboro Property had insurance coverage for windstorms.

A-3-33

CAPITAL PENN SELF STORAGE PORTFOLIO

A-3-34

CAPITAL PENN SELF STORAGE PORTFOLIO

Capital Penn Self Storage Portfolio
1 Enola Enola, PA
2 Harrisburg - North Harrisburg, PA
3 Harrisburg - West Harrisburg, PA
4 Mechanicsburg Mechanicsburg, PA
5 Middletown Middletown, PA
6 Dover Dover, PA
7 Hanover Hanover, PA
8 West York York, PA
9 East York York, PA
BLUE MOUNTAINS
Capital Beltway
Enola
HARRISBURG
Harrisburg Area Comm College
Paxtonia
Colonial Park
Palmyra
Tanger Outlets
Hersheypark
Hershey
DAUPHIN COUNTY
LEBANON COUNTY
The Point Shopping Center
State Capitol Complex
Wormleysburg
Hummelstown
Penn State Milton S. Hershey Medical Center
Camp Hill Shopping Center
Camp Hill
Naval Inventory Control Point
Steelton
Capitol City Airport
Lower Allen
New Cumberland Army Depot
Philadelphia 82 miles
PA Tpke.
Mechanicsburg
Penn State Harrisburg
Harrisburg International Airport
Middletown
CUMBERLAND COUNTY
Elizabethtown
Susquehanna Expwy
Susquehanna River
Dillsburg
LANCASTER COUNTY
Donegal Springs Airport
Maytown
Gifford Pinchot State Park
Manchester
YORK COUNTY
Rocky Ridge County Park
York Springs
York Galleria
Dover
Lake Meade
Weigelstown
West Manchester Mall
Stonybrook
Shiloh
York
East York
Penn State Univ York Campus
York College of PA
East Berlin
York Airport
Spry
Red Lion
ADAMS COUNTY
Spring Grove
North Hanover Mall
Hanover
Parkville
CANADA
BUFFALO
Lake Erie
NEW YORK
PENNSYLVANIA
PITTSBURGH
PHILADELPHIA
MARYLAND
BALTIMORE
NEW JERSEY
Scranton
Allentown
Bethlehem
Reading
Lancaster
Wilmington
Chambersburg

A-3-35

No. 5 – Capital Penn Self Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Self Storage
Original Principal Balance:	$37,665,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$37,606,397			Location:	Various – See Table
% of Initial Pool Balance:	3.6%			Size:	592,854 SF
Loan Purpose:	Acquistion			Cut-off Date Principal Balance Per SF:	$63.43
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	Robert Moser; Robert Morgan			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Self-managed
Note Date:	February 10, 2015			3rd Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	60.8% (12/31/2012)
Maturity Date:	February 6, 2022			Most Recent Occupancy (As of):	63.6% (12/31/2013)
IO Period:	None			Current Occupancy (As of)(4):	67.9% (Various)
Loan Term (Original):	84 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,026,411 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,078,027 (12/31/2013)
Call Protection:	L(25),D(55),O(4)			Most Recent NOI (As of):	$4,240,851 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes
Additional Debt Type(2):	Mezzanine			U/W Revenues:	$5,646,596
				U/W Expenses:	$1,590,850
				U/W NOI:	$4,055,746
				U/W NCF:	$3,966,876
Escrows and Reserves(3):				U/W NOI DSCR:	1.76x
				U/W NCF DSCR:	1.72x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.8%
Taxes	$356,590	$42,451	NAP	U/W NCF Debt Yield:	10.5%
Insurance	$47,023	$4,478	NAP	As-Is Appraised Value:	$54,100,000
Replacement Reserves	$0	$7,406	NAP	As-Is Appraisal Valuation Date(5):	Various
Deferred Maintenance	$80,275	$0	NAP	Cut-off Date LTV Ratio:	69.5%
Free Rent Reserve	$5,400	$0	NAP	LTV Ratio at Maturity or ARD:	61.0%

(1)	See “Borrowers” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Historical Occupancy” section.
(5)	See “Appraisals” section

The Mortgage Loan. The mortgage loan (the “Capital Penn Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering nine self storage properties totaling 592,854 square feet which are located in seven cities in Pennsylvania (the “Capital Penn Self Storage Portfolio Properties”). The Capital Penn Self Storage Portfolio Mortgage Loan was originated on February 10, 2015 by Rialto Mortgage Finance, LLC. The Capital Penn Self Storage Portfolio Mortgage Loan had an original principal balance of $37,665,000, has an outstanding principal balance as of the Cut-off Date of $37,606,397 and accrues interest at an interest rate of 4.560% per annum. The Capital Penn Self Storage Portfolio Mortgage Loan had an initial term of 84 months, has a remaining term of 83 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Capital Penn Self Storage Portfolio Mortgage Loan matures on February 6, 2022.

Following the lockout period, the borrower has the right to defease the Capital Penn Self Storage Portfolio Mortgage Loan in whole or in part (see “Partial Release” section), on any date before November 6, 2021. In addition, the Capital Penn Self Storage Portfolio Mortgage Loan is prepayable without penalty on or after November 6, 2021.

A-3-36

CAPITAL PENN SELF STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$37,665,000	78.4%	Purchase price	$45,950,000	95.6%
Mezzanine financing(1)	4,185,000	8.7	Reserves	489,288	1.0
Sponsor’s new cash contribution	6,208,674	12.9	Closing costs	1,619,386	3.4
Total Sources	$48,058,674	100.0%	Total Uses	$48,058,674	100.0%

(1)	The mezzanine loan is held by RMezz Capital SS, LLC.

The Properties. The Capital Penn Self Storage Portfolio Properties comprise nine self storage properties totaling 592,854 square feet and are located in seven cities in Pennsylvania. The Capital Penn Self Storage Portfolio Properties were constructed between 1942 and 2014. As of December 5, 2014 and December 19, 2014, the Capital Storage Penn Storage Portfolio Properties were 67.9% occupied.

The following table presents certain information relating to the portfolio composition of the Capital Penn Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
Mechanicsburg – Mechanicsburg, PA	$6,989,109	18.6%	80.2%	1999/NAP	78,150	$9,670,000	72.3%
Enola – Enola, PA	$4,867,415	12.9%	80.9%	1997/NAP	58,959	$6,650,000	73.2%
East York – York, PA	$4,742,609	12.6%	74.1%	1942, 2008, 2012/NAP	64,055	$6,450,000	73.5%
Middletown – Middletown, PA	$4,358,209	11.6%	62.4%	2004/NAP	73,125	$6,040,000	72.2%
Harrisburg West – Harrisburg, PA	$4,168,504	11.1%	78.7%	2006/NAP	58,265	$5,700,000	73.1%
Harrisburg North – Harrisburg, PA	$3,993,776	10.6%	72.4%	1998-2002/NAP	54,025	$5,450,000	73.3%
Hanover – Hanover, PA	$3,244,943	8.6%	76.5%	2002/NAP	59,100	$4,550,000	71.3%
Dover – Dover, PA	$3,145,099	8.4%	51.2%	1986/NAP	76,625	$4,520,000	69.6%
West York - York, PA	$2,096,733	5.6%	42.4%	2009-2014/NAP	70,550	$5,070,000	41.4%
Total/Weighted Average	$37,606,397	100.0%	67.9%		592,854	$54,100,000	69.5%

The following table presents historical occupancy percentages at the Capital Penn Self Storage Portfolio Properties:

Historical Occupancy
12/31/2012(1)	12/31/2013(1)	12/19/2014(2)
60.8%	63.6%	67.9%

(1)	Information obtained from the borrower.
(2)
Information obtained from the underwritten rent roll. The Harrisburg North, Harrisburg, PA property has an occupancy date of December 5, 2014. December 19, 2014 is the occupancy date for the remaining eight Capital Penn Self Storage Portfolio Properties.

A-3-37

CAPITAL PENN SELF STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Capital Penn Self Storage Portfolio Properties:

Cash Flow Analysis

	2012		2013		2014		U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,818,375		$4,909,674		$5,048,796		$5,048,796		89.4%	$8.52
Grossed Up Vacant Space	0		0		0		0		0.0	0.00
Other Income(1)	521,251		539,693		597,800		597,800		10.6	1.01
Less Vacancy & Credit Loss	0		0		0		0		0.0	0.00
Effective Gross Income	$5,339,626		$5,449,368		$5,646,596		$5,646,596		100.0%	$9.52

Total Operating Expenses	$1,313,215		$1,371,341		$1,405,745		$1,590,850		28.2%	$2.68

Net Operating Income	$4,026,411		$4,078,027		$4,240,851		$4,055,746		71.8%	$6.84
Capital Expenditures	0		0		0		88,871		1.6	0.15
Net Cash Flow	$4,026,411		$4,078,027		$4,240,851		$3,966,876		70.3%	$6.69

NOI DSCR	1.75	x	1.77	x	1.84	x	1.76	x
NCF DSCR	1.75	x	1.77	x	1.84	x	1.72	x
NOI DY	10.7%		10.8%		11.3%		10.8%
NCF DY	10.7%		10.8%		11.3%		10.5%

(1)	Other income includes administrative fees, points of sale, insurance premiums, late fees, auction proceeds, transfer fees and miscellaneous income.

Appraisal. As of the appraisal valuation dates ranging from December 15, 2014 to December 16, 2014, the Capital Penn Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $54,100,000.

Environmental Matters. According to Phase I environmental assessments dated from December 19, 2014 to December 30, 2014, there was no evidence of any recognized environmental conditions at the Capital Penn Self Storage Portfolio Properties.

The Borrowers. The borrowers are comprised of nine individual single purpose Delaware limited liability companies, each with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Capital Penn Self Storage Portfolio Mortgage Loan. Robert Morgan and Robert Moser are the guarantors of certain non-recourse carveouts under the Capital Penn Self Storage Portfolio Mortgage Loan.

The Sponsors. The sponsors are Robert Morgan and Robert Moser. Robert Morgan founded Morgan Management, LLC in 1976 and has more than 38 years of experience as an owner, operator, and developer of commercial real estate. Robert Moser has over 19 years of experience as an owner, operator, and developer of commercial real estate. Together Mr. Morgan and Mr. Moser have developed, acquired and currently manage a portfolio of institutional-grade commercial real estate that is valued at approximately $2.8 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $356,590 for real estate taxes, $47,023 for insurance, $80,275 for deferred maintenance and $5,400 for 3 months free rent for the cell tower lease. The loan documents require ongoing monthly deposits of $42,451 for real estate taxes, $4,478 for insurance and $7,406 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence of a Cash Management Trigger Event (as defined below) the Capital Penn Self Storage Portfolio Mortgage Loan requires (i) the borrower to establish a lender-controlled lockbox account and requires that the borrower direct each credit card company with which the borrowers have entered into merchant’s agreements to deliver all receipts payable with respect to Capital Storage Penn Portfolio directly into the lockbox account and (ii) that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Other than during a Cash Sweep Event (as defined below), all excess cash flow on deposit is disbursed to the borrower.

A “Cash Management Trigger Event” and a “Cash Sweep Event” means (i) an event of default under the Capital Penn Self Storage Portfolio Mortgage Loan or the related mezzanine loan; (ii) any bankruptcy action of borrower; (iii) any bankruptcy action of guarantor; (iv) any bankruptcy action of manager; or (v) a Cash Management DSCR Trigger Event or Cash Sweep DSCR Trigger Event, as applicable. A Cash Management Trigger Event or Cash Sweep Trigger Event, as applicable, will end: with respect to clause (i), when such event of default has been cured, among other conditions; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions; with respect to clause (iii), when such bankruptcy petition has been discharged, stayed, or dismissed; with respect to clause (iv), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed, among other conditions; and with respect to clause (v), once the debt service coverage ratio is greater than 1.30x (with respect to the expiration of a Cash Management Trigger Event) or 1.25x (with respect to the expiration of a Cash Sweep Event), for two consecutive quarters, among other conditions. A Cash Management Trigger Event Cure may occur no more than four times during the term of the Capital Penn Self Storage Portfolio Mortgage Loan.

A-3-38

CAPITAL PENN SELF STORAGE PORTFOLIO

A “Cash Management DSCR Trigger Event” occurs upon any date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.25x.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.20x.

Property Management. The Capital Penn Self Storage Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Capital Penn Self Storage Portfolio Properties after February 10, 2016, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Following the lockout period and prior to November 6, 2021, partial release of individual properties is permitted upon the defeasance of 115% of the original allocated loan amount for each individual property, subject to certain standard release criteria among other conditions, including among other conditions: (i) after such release, (A) the debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) for all remaining properties is not less than the greater of (a) 1.68x and (b) the combined debt service coverage ratio of all properties immediately prior to the release; and (B) the loan to value ratio is not greater than the lesser of (a) 69.9%, and (b) the combined loan to value ratios of all properties immediately prior to the release; (ii) the lender receives rating agency confirmation from DBRS, KBRA, and Moody’s that a release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates; and (iii) the mezzanine borrower has partially prepaid the mezzanine loan in accordance with the mezzanine loan documents and lender has received confirmations of such partial prepayment.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. As of February 10, 2015, RMezz Capital SS, LLC (an affiliate of Rialto Mortgage Finance, LLC) is the holder of a mezzanine loan in the original amount of $4,185,000 (the “Capital Penn Self Storage Portfolio Mezzanine Loan”) from Prime Capital PA LLC, a Delaware limited liability company that directly owns 100.0% of each of the Capital Penn Self Storage Portfolio borrowers. The Capital Penn Self Storage Portfolio Mezzanine Loan accrues interest at an interest rate of 12.500% per annum and requires payments of principal and interest based on a fixed-payment schedule. The Capital Penn Self Storage Portfolio Mezzanine Loan matures on February 6, 2022. The rights of the holder of the Capital Penn Self Storage Portfolio Mezzanine Loan are further described under “Description of the Mortgage Pool-Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Prospectus Supplement.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Capital Penn Self Storage Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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A-3-40

ALBUQUERQUE PLAZA

A-3-41

ALBUQUERQUE PLAZA

A-3-42

ALBUQUERQUE PLAZA

Los Ranchos de Albuquerque
North Valley
Osuna Rd.
Dellyne Ave.
Los Poblanos Fields
Montaño Rd.
NM RAIL RUNNER
Renaissance Blvd.
Montaño
Griegos Rd.
West Side
Rio Grande
Rio Grande Nature Center State Park
Comanche Rd.
12th St. NW
4th St. NW
2nd St. NW
Rio Grande Blvd.
Coors Blvd.
Candelaria Rd.
Edith Blvd.
Pan American Fwy
ALBUQUERQUE
Carlisle Blvd.
Menaul Blvd.
Indian School Rd.
Old Town
NM Museum of Natural Hist. and Science
Explora
Albuquerque Botanical Garden
ABQ Museum of Art and History
Atrisco Dr.
Odelia Rd.
RAIL RUNNER
Broadway
UNM Carrie Tingley Hospital
UNM Health Sciences Center
Constitution Ave.
Mountain Rd.
5th St. NW
Metro Court
Albuquerque Country Club
Laguna Blvd.
12th St. NW
Lomas Blvd.
Heart Hospital of NM
Albuquerque Indian Health Center
UNM Hospital
Lomas Blvd.
Central Ave.
Kiva Auditorium
ABQ Main Library
ABQ Convention & Visitors Bureau
MLK Jr Ave.
University of New Mexico
Monte Vista Blvd.
Central Ave.
Albuquerque Plaza
201 3rd Street Northwest
Albuquerque, NM 87102
Downtown
Downtown ABQ
Central Ave.
University Blvd.
Iron Ave.
Popejoy Hall
Lead Ave.
Old Coors Dr.
ABQ BioPark Zoo
Rio Grande
Coal Ave.
Central NM Comm. College
Nob Hill
4th St. SW
2nd St. SW
NEW MEXICO
UNM Research Center
Bridge Blvd.
Stadium Blvd.
Isotopes Park
National Hispanic Cultural Ctr.
UNM Arena (The Pit)
UNM Stadium
Yale Blvd.
Girard Blvd.
Carlisle Blvd.
Puerto del Sol Golf Course
Gibson Blvd.
2nd St. SW
Broadway Blvd.
Univ. Blvd.
Sunport Blvd.
Albuquerque International Sunport
The Championship Golf Course at UNM
South Valley
Durango
COLORADO
Trinidad
Raton
OK
Farmington
Bloomfield
Taos
Los Alamos
Espanola
Santa Fe
Las Vegas
Gallup
Grants
Rio Rancho
Tucumcari
AZ
ALBUQUERQUE
Los Lunas
NEW MEXICO
Clovis
Portales
Roswell
Silver City
Alamogordo
Artesia
Lovington
Hobbs
Las Cruces
Carlsbad
Deming
Chaparral
EL PASO
TEXAS
CIUDAD JUAREZ
MEXICO

A-3-43

No. 6 – Albuquerque Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$35,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$34,925,241			Location:	Albuquerque, NM
% of Initial Pool Balance:	3.3%			Size:	358,196 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$97.50
Borrower Name:	Albuquerque Plaza Office Investment, LLC			Year Built/Renovated:	1989/2011
Sponsors:	Christopher R. Smith; James M. Long			Title Vesting(2):	Various
Mortgage Rate:	4.140%			Property Manager:	Self-managed
Note Date:	February 5, 2015			3rd Most Recent Occupancy (As of):	83.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	84.8% (12/31/2012)
Maturity Date:	February 11, 2025			Most Recent Occupancy (As of):	87.1% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	83.1% (1/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,197,594 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,597,027 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$4,301,720 (TTM 11/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

				U/W Revenues:	$8,103,523
				U/W Expenses:	$3,939,897
Escrows and Reserves(1):				U/W NOI:	$4,163,626
				U/W NCF:	$3,701,434
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.85x
Taxes	$189,240	$47,310	NAP	U/W NCF DSCR:	1.65x
Insurance	$22,470	$7,490	NAP	U/W NOI Debt Yield:	11.9%
Replacement Reserves	$0	$7,462	$268,647	U/W NCF Debt Yield:	10.6%
TI/LC Reserve	$66,000	$36,715	$1,321,743	As-Is Appraised Value:	$57,000,000
Tenant Specific TI/LC Reserve	$403,379	$0	NAP	As-Is Appraisal Valuation Date:	December 2, 2014
Ground Rent Reserve	$9,042	$0	NAP	Cut-off Date LTV Ratio:	61.3%
Business Improvement District Tax	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	44.4%

(1)	See “Escrows” section.
(2)	See “Ground Leases” section.

The Mortgage Loan.  The mortgage loan (the “Albuquerque Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 22-story office building and an adjacent parking garage located in Albuquerque, New Mexico (the “Albuquerque Plaza Property”). The Albuquerque Plaza Mortgage Loan was originated on February 5, 2015 by Wells Fargo Bank, National Association.  The Albuquerque Plaza Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $34,925,241 and accrues interest at an interest rate of 4.140% per annum. The Albuquerque Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Albuquerque Plaza Mortgage Loan matures on February 11, 2025.

Following the lockout period, the borrower has the right to defease the Albuquerque Plaza Mortgage Loan in whole, but not in part, on any date before November 11, 2024. In addition, the Albuquerque Plaza Mortgage Loan is prepayable without penalty on or after November 11, 2024.

A-3-44

ALBUQUERQUE PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan payoff(1)	$27,214,830	77.8%
			Reserves	690,131	2.0
			Closing costs	375,008	1.1
			Return of equity	6,720,031	19.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

(1)	The Albuquerque Plaza Property was previously securitized in GSMS 2005–GG4.

The Property.  The Albuquerque Plaza Property is a 22-story, class A office tower totaling 358,196 square feet with ground floor retail and an attached parking garage located in Albuquerque, New Mexico. Built in 1989, the Albuquerque Plaza Property is the tallest property in New Mexico and is adjacent and connected to the Hyatt Regency hotel (not part of the collateral, but is also owned by the Albuquerque Plaza sponsors). The Albuquerque Plaza Property has a two-story granite and marble lobby and provides for panoramic views of the Sandia Mountains and the Albuquerque central business district. Amenities at the Albuquerque Plaza Property include a Bank of Albuquerque branch, Starbuck’s, sundry shop, Keva Juice, bakery/deli, hair salon, on-site leasing/management, 24-hour security desk, and the adjacent 395-room, four diamond-rated Hyatt Regency hotel that offers dining rooms,  fitness center, rooftop pool, and over 30,000 square feet of meeting function space. Parking is provided via a two-level attached 476-space parking structure, with up to 350 additional spaces available offsite in nearby, publicly accessible, non-owned parking garages located within a block of the Albuquerque Plaza Property. Approximately 230 spaces in the onsite garage are allocated for use by the adjacent Hyatt Regency hotel, leaving approximately 544 spaces (244 onsite and 300 offsite), or 1.5 spaces per 1,000 rentable square feet, available to tenants at the Albuquerque Plaza Property. The Albuquerque Plaza Property is part of a six unit condominium regime, which are all owned by the sponsor, but not all units are part of the collateral for the Albuquerque Plaza Mortgage Loan. The four condominium units that are part of the collateral include the office tower, parking garage, retail space leased to the Bank of Albuquerque and a portion of the retail corridor that connects the office tower to the hotel. The two condominium units that are not part of the collateral are the hotel and retail space behind the hotel. See “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Loans - Condominium Structures” in the Prospectus Supplement. As of January 1, 2015 the Albuquerque Plaza Property was 83.1% leased by 33 tenants.

The following table presents certain information relating to the tenancy at the Albuquerque Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
GSA - US Attorney General	AAA/Aaa/AA+	63,957	17.9%	$25.00	$1,598,925	22.9%	10/31/2022(3)
Rodey, Dickason, Sloan, Akin & Robb, P.A.	NR/NR/NR	46,029	12.9%	$23.50	$1,081,682	15.5%	6/30/2020
Keleher & McLeod	NR/NR/NR	32,279	9.0%	$24.50	$790,835	11.3%	5/31/2017
Bank of Albuquerque	NR/NR/NR	20,909	5.8%	$26.37	$551,346	7.9%	12/31/2015
Madison & Mroz, P.A.	NR/NR/NR	12,364	3.5%	$23.15	$286,172	4.1%	12/31/2016
Total Major Tenants		175,538	49.0%	$24.55	$4,308,959	61.6%

Non-Major Tenants		121,966	34.1%	$21.99	$2,681,813	38.4%

Occupied Collateral Total		297,504	83.1%	$23.50	$6,990,772	100.0%

Vacant Space		60,692	16.9%

Collateral Total		358,196	100.0%

(1)	Certain ratings are those of the parent company (or in the case of the GSA – US Attorney General, the United States Government) whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 31, 2015.
(3)	GSA – US Attorney General has the right to terminate on or after October 31, 2017 with 60 days’ prior written notice.

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ALBUQUERQUE PLAZA

The following table presents certain information relating to the lease rollover schedule at the Albuquerque Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	15,441	4.3%	15,441	4.3%	$244,536	$15.84
2015	11	47,581	13.3%	63,022	17.6%	$1,141,752	$24.00
2016	4	33,664	9.4%	96,686	27.0%	$755,597	$22.45
2017	7	42,558	11.9%	139,244	38.9%	$1,025,825	$24.10
2018	2	5,155	1.4%	144,399	40.3%	$113,981	$22.11
2019	3	20,270	5.7%	164,669	46.0%	$487,790	$24.06
2020	1	46,029	12.9%	210,698	58.8%	$1,081,682	$23.50
2021	1	8,448	2.4%	219,146	61.2%	$211,200	$25.00
2022	3	74,381	20.8%	293,527	81.9%	$1,846,881	$24.83
2023	0	0	0.0%	293,527	81.9%	$0	$0.00
2024	1	3,977	1.1%	297,504	83.1%	$81,529	$20.50
2025	0	0	0.0%	297,504	83.1%	$0	$0.00
Thereafter	0	0	0.0%	297,504	83.1%	$0	$0.00
Vacant	0	60,692	16.9%	358,196	100.0%	$0	$0.00
Total/Weighted Average	37(4)	358,196	100.0%			$6,990,772	$23.50

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Keleher & McLeod and Bank of Albuquerque operate under more than one lease. There are 33 tenants subject to 37 leases.

The following table presents historical occupancy percentages at the Albuquerque Plaza Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/1/2015(2)
83.3%	84.8%	87.1%	83.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Albuquerque Plaza Property:

Cash Flow Analysis

	2012	2013	TTM 11/30/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,606,560	$7,084,930	$7,004,546	$6,990,772	86.3%	$19.52
Grossed Up Vacant Space	0	0	0	1,429,314	17.6	3.99
Percentage Rent	2,130	2,695	2,427	0	0.0	0.00
Total Reimbursables	608,220	810,526	717,377	666,751	8.2	1.86
Other Income	87,467	30,198	35,608	35,608	0.4	0.10
Parking Income	440,554	405,447	410,392	410,392	5.1	1.15
Less Vacancy & Free Rent	(93,061)	(23,355)	(113,685)	(1,429,314)(1)	(17.6)	(3.99)
Effective Gross Income	$7,651,870	$8,310,441	$8,056,665	$8,103,523	100.0%	$22.62

Total Operating Expenses	$3,454,276	$3,713,413	$3,754,945	$3,939,897	48.6%	$11.00

Net Operating Income	$4,197,594	$4,597,027	$4,301,720	$4,163,626	51.4%	$11.62
TI/LC	0	0	0	372,642	4.6	1.04
Capital Expenditures	0	0	0	89,549	1.1	0.25
Net Cash Flow	$4,197,594	$4,597,027	$4,301,720	$3,701,434	45.7%	$10.33

NOI DSCR	1.87x	2.04x	1.91x	1.85x
NCF DSCR	1.87x	2.04x	1.91x	1.65x
NOI DY	12.0%	13.2%	12.3%	11.9%
NCF DY	12.0%	13.2%	12.3%	10.6%

(1)	The underwritten economic vacancy is 17.0%. The Albuquerque Plaza Property was 83.1% physically occupied as of January 1, 2015.

Appraisal.  As of the appraisal valuation date of December 2, 2014, the Albuquerque Plaza Property had an “as-is” appraised value of $57,000,000.

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ALBUQUERQUE PLAZA

Environmental Matters.  According to the Phase I environmental report dated December 5, 2014, there was no evidence of any recognized environmental conditions at the Albuquerque Plaza Property.

Market Overview and Competition.  The Albuquerque Plaza Property occupies a full city block in the central business district of Albuquerque, New Mexico, and is approximately 4.0 miles northeast of Albuquerque International Sunport Airport. Albuquerque is geographically divided into four quadrants by Interstate-25 running north-south and Interstate-40 running east-west, with the Albuquerque Plaza Property situated in the northwest quadrant. The northwest quadrant contains historic Old Town Albuquerque as well as the central business district and municipal portion of the city and has a mixture of commercial properties and residential housing. The Albuquerque Plaza Property is located adjacent to the Albuquerque Convention Center, the Albuquerque Civic Plaza and the Hyatt Regency Hotel. The city of Albuquerque is the financial and industrial hub of the state and accounts for nearly half of all the economic activity in New Mexico. The 2014 estimated population within a one-, three- and five-mile radius of the Albuquerque Plaza Property was 14,295, 94,861 and 247,734, respectively. The average household income within the same one-, three- and five-mile radii was $39,384, $46,150 and $49,405, respectively.

According to the appraisal, the Albuquerque Plaza Property is located in the Albuquerque market, within the Downtown office submarket, which comprised approximately 3.4 million square feet of office space as of the third quarter of 2014 and accounted for approximately 25.2% of Albuquerque’s office inventory. As of the third quarter of 2014, the submarket occupancy rate was 82.1% and the class A current average asking rent within the submarket was $20.03 per square foot on a gross basis. Based on the mix of office and retail components at the Albuquerque Plaza Property, the appraiser concluded to a blended market rate at for the property of $24.57 per square foot, gross, which is 2.0% above the property’s blended rental rate of $24.09 per square foot, gross.

The following table presents certain information relating to comparable office properties for the Albuquerque Plaza Property:

Competitive Set(1)

	Albuquerque Plaza (Subject)	Bank of America Center	500 Marquette
Location	Albuquerque, NM	Albuquerque, NM	Albuquerque, NM
Distance from Subject	--	0.3 miles	0.3 miles
Property Type	Office	Office	Office
Year Built/Renovated	1989/2011	1974/NAV	1985/NAV
Stories	22	10	15
Total GLA	358,196 SF	299,123 SF	231,135 SF
Total Occupancy	83%	76%	66%

(1)	Information obtained from a third party market research report.

The Borrower.  The borrower is Albuquerque Plaza Office Investment, LLC, a Delaware limited liability company which is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Albuquerque Plaza Mortgage Loan. Christopher R. Smith and James M. Long are the guarantors of certain nonrecourse carveouts under the Albuquerque Plaza Mortgage Loan.

The Sponsors.  The loan sponsors are Christopher R. Smith and James M. Long. Christopher R. Smith is the chief operating officer of Allegiance Realty Corporation (“Allegiance”), a private real estate investment company founded in 1996 and is headquartered in Charlotte, North Carolina. Allegiance has acquired over seven million square feet of commercial real estate since 1996 and has invested over $125.0 million of equity. Allegiance’s portfolio consists of approximately 3.5 million square feet of commercial real estate assets located in 10 states. James M. Long founded Heritage Hotels & Resorts in 2005, which is based in Albuquerque, New Mexico and owns eight hotel properties in New Mexico.  Christopher R. Smith disclosed three prior deed-in-lieu foreclosures, two discounted pay-offs and one pending maturity default which occurred between 2012 and 2014. See “Description of the Mortgage Pool — Certain Terms of the Mortgage Loans — Non-Recourse Obligations” and Description of the Mortgage Pool — Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows.  The loan documents provide for upfront reserves in the amount of $189,240 for real estate taxes, $22,470 for insurance, $66,000 for tenant improvements and leasing commissions, $403,379 for tenant improvements and leasing commissions associated with the space leased to Rodney, Dickason, Sloan, Akin & Robb, P.A. ($319,991), Atkinson, Thal & Baker, P.C. ($38,388) and Law & Resource Planning ($45,000) and $9,042 for ground rent. The loan documents also provide for ongoing monthly escrows in the amount of $47,310 for real estate taxes, $7,490 for insurance and $7,462  for replacement reserves (subject to a cap of $268,647) and $36,715 for tenant improvements and leasing commissions (subject to a cap of $1,321,743). In the event that business improvement district taxes (“BID Taxes”) are assessed against the Albuquerque Plaza Property for 2014, within 15 days of receipt of the tax bill, the borrower will either pay the full amount or deposit with lender 150.0% of the amount of the Bid Taxes that are due.

Lockbox and Cash Management.  The Albuquerque Plaza Mortgage Loan requires a lender-controlled lockbox account which is already in place, and that the borrower direct tenants to pay their rent directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business day after receipt. Funds on deposit in the lock box account will be transferred to the cash management account on a weekly basis and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, excess cash flow on deposit in the lockbox account will be swept on a daily basis into a lender controlled cash management account.

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ALBUQUERQUE PLAZA

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield is lower than 7.75% at the end of any calendar quarter; (iii) on December 31, 2016,  if the GSA – US Attorney General (“USAG”)  has not waived its lease termination option; (iv) on October 31, 2021, if the USAG does not renew or extend its lease for a minimum of three years at or above the then-current market rental rate; (v) on September 30, 2019, if Rodey, Dickason, Sloan, Akin & Robb, P.A. (“RDSAR”) has not exercised its extension option for minimum of three years at or above the then-current market rental rate; and (vi) the borrower fails to deposit 150.0% of the BID Taxes due.

A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), the net cash flow debt yield is equal to or greater than 7.875%, tested quarterly; with regard to clause (iii), USAG waives its lease termination clause; with regard to clause (iv)(a), USAG exercises its lease extension option for a minimum lease term of three years at or above the then-current market rental rate (such exercise of the extension option to be tested on a quarterly basis); or (b) the USAG space has been leased to replacement tenants for a minimum of three years at or above the then-current market rental rate and such replacement tenants have taken occupancy, are open for business and have commenced paying full, unabated rent; with regard to clause (v)(I) the entire RDSAR space exercises its lease extension option; (II) the entire RDSAR space has been leased to replacement tenants for a minimum of three years at or above the then-current market rental rate and such replacement tenants have taken occupancy, are open for business and have commenced paying full, unabated rent; and with regard to clause (vi) the earlier of (x) the borrower has paid the full amount of the BID Taxes due and (y) the date in which the borrower deposited 150.0% of the BID Taxes due.

Property Management.  The Albuquerque Plaza Office Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the two-time right to transfer the Albuquerque Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, KBRA, and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Leases.  Portions of the Albuquerque Plaza Property, including the retail corridor (representing 2.3% of the underwritten base rent) and the parking garage are subject to three ground leases:  the “Matteucci Ground Lease”, the “Toti Ground Lease” and the “Zucal Ground Lease.”  The Matteucci Ground Lease is located under a portion of the hotel and a portion of the retail corridor that connects the office tower to the hotel and expires on November 30, 2051.  The annual rent is $76,500, which adjusts every ten years to an agreed upon rent of 6.0% of the fair market value of the land between ground lessor and the Albuquerque Plaza borrower.  The Toti Ground Lease is also located under a portion of the hotel and a portion of the retail corridor that connects the office tower to the hotel and expires on November 30, 2051.   The annual rent is $18,000 and will increase in November 2022 to an agreed upon rent of 6.0% of the fair market value of the land between ground lessor and the Albuquerque Plaza borrower and will be fixed for the remainder of the ground lease term.  The Zucal Ground Lease is located under the parking garage and a portion of the hotel.  The annual rent is $21,000 and will increase in November 2022 and then again in November 2042 to an agreed upon rent of 6.0% of the then fair market value of the land between ground lessor and the Albuquerque Plaza borrower.

In the case of each ground lease, lender protections either exist in the related ground lease or were obtained in a ground lessor estoppel, subject to certain limitations, including the ground lessor's having no obligation to provide lender with a new ground lease following termination for any reason, including bankruptcy. The loan documents provide that the borrower and guarantors are personally liable (i) for any ground lease termination or cancellation as the result of any default caused or knowingly permitted by borrower, and (ii) for losses only with respect to the borrower’s failure to pay rent or other amounts due under the ground leases to the extent property revenues are sufficient to pay such amounts (other than ground rent reserve funds applied by lender to ground rent). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests” in the Prospectus Supplement.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Albuquerque Plaza Property; provided, however, if TRIPRA is discontinued or not renewed, the borrowers will be not be require to pay annual premiums in excess of two times the amount for a standalone all risk policy.   The loan documents also require business interruption insurance covering no less than the 18-months period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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SOUTH SHORE PLACE

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SOUTH SHORE PLACE

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SOUTH SHORE PLACE

South Shore Place
20-60 Forbes Road
Braintree, MA 02184
BOSTON
Dorchester
Dorchester Bay
Logan Intl. Airport 5 miles
Franklin Park
Franklin Park Zoo
Franklin Park Golf Course
White Stadium
Columbia Rd.
Ronan Park
Fields Corner
Squantum Point Park
Harambee Park
Shawmut
Roberts Playground
Ashmont
Cedar Grove
Mattapan
Morton Street
Suffolk County
MBTA Dorchester Branch
Red Line
Butler
Milton
Central Ave.
Valley Rd.
Capen St.
Mattapan
Southeast Expwy
Presidents Golf Course
Granite Ave.
Squantum St.
Quincy Shore Dr.
North Quincy
MBTA Middleborough Main
Red Line
Wollaston
Adams St.
Centre St.
Milton Academy
Furnace Brook Golf Course
Hancock St.
Quincy
Quincy Center
Town River Bay
Weymouth Fore River
Pleasant St.
Canton Ave.
Blue Hills Pkwy.
Milton
Quarry St.
Bridge St.
Granite Links Golf Course
Wollaston Golf Club
Faxon Park
Centre St.
Quincy Adams
Commercial St.
Quincy Ave.
Shaw St.
Elm St.
Commercial St.
Havland St.
Randolph Ave.
Willard St.
South Shore Plaza
Braintree
Blue Hills Reservation
Hillside St.
West St.
Union St.
Broad St.
Weymouth
Granite Plaza
Granite St.
Braintree
Pond Meadow Park
Pilgrims Hwy
MBTA
Great Pond
Upper Reservoir
West St.
Ponkapoag Pond
Braintree Golf Course
Norfolk County
Tedeschi Plaza Shopping Center
West St.
Liberty St.
Randolph St.
Boston-Fall River Expwy
Braintree Town Forest
South Braintree
Plymouth Branch
Oak St.
North St.
Main St.
MBTA Middleborough Main Line
Washington St.
Canton
Randolph
Lafayette St.
Mill St.
York St.
Pine St.
Weymouth St.
Holbrook
Weymouth Great Pond
Pond St.
Main St.
Holbrook/Randolph
Stoughton
South Weymouth
3A
3
1
93
203
28
138
53
37
128
24
139
18
Bedford
Burlington
Wakefield
Peabody
Salem
Marblehead
Woburn
Stoneham
Lynn
Swampscott
Saugus
Melrose
Winchester
Lexington
Medford
Malden
Nahant
Lincoln
Arlington
Everett
Revere
Belmont
Somerville
Chelsea
Waltham
Winthrop
Watertown
CAMBRIDGE
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Quincy
Milton
Hingham
Dedham
Weymouth
Dover
Westwood
Braintree
Medfield
Norwood
Randolph

A-3-53

No. 7 – South Shore Place

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Original Principal Balance:	$29,600,000	Specific Property Type:	Shadow Anchored
Cut-off Date Principal Balance:	$29,600,000	Location:	Braintree, MA
% of Initial Pool Balance:	2.8%	Size:	45,407 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per SF:	$651.88
Borrower Name(1):	Bierbrier QI South Shore Place Braintree LLC	Year Built/Renovated:	2012/NAP
Sponsor:	Leonard Bierbrier	Title Vesting:	Fee
Mortgage Rate:	4.070%	Property Manager:	Self-managed
Note Date:	February 5, 2015	3rd Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	86.3% (12/31/2012)
Maturity Date:	February 11, 2025	Most Recent Occupancy (As of):	94.5% (12/31/2013)
IO Period:	12 months	Current Occupancy (As of):	100.0% (12/12/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of)(4):	$287,002 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(4):	$1,562,239 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$2,322,913 (TTM 11/30/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	(2)
Additional Debt Type:	(2)
U/W Revenues:	$3,077,707
U/W Expenses:	$753,171
U/W NOI:	$2,324,536
U/W NCF:	$2,229,823
U/W NOI DSCR:	1.36x
Escrows and Reserves(3):	U/W NCF DSCR:	1.30x
U/W NOI Debt Yield:	7.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.5%
Taxes	$48,907	$47,358	NAP	As-Is Appraised Value:	$41,600,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	12/31/2014
Replacement Reserves	$0	$757	NAP	Cut-off Date LTV Ratio:	71.2%
TI/LC Reserve	$0	(3)	(3)	LTV Ratio at Maturity or ARD:	58.4%

(1)
In connection with a reverse 1031 exchange transacation, the current borrower is a qualified intermediary and, not later than 180 days from closing, will be merged into Bierbrier South Shore Place Braintree LLC (currently the master tenant and the ultimate borrower). See “Reverse Exchange Transaction” section.

(2)	See “Reverse Exchange Transaction” and “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	The South Shore Place Property was built in 2012 and was undergoing lease-up in 2012 and 2013.

The Mortgage Loan. The mortgage loan (the “South Shore Place Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a shadow anchored retail center located in Braintree, Massachusetts (the “South Shore Place Property”). The South Shore Place Mortgage Loan was originated on February 5, 2015 by Wells Fargo Bank, National Association. The South Shore Place Mortgage Loan had an original principal balance of $29,600,000, has an outstanding principal balance as of the Cut-off Date of $29,600,000 and accrues interest at an interest rate of 4.070% per annum. The South Shore Place Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The South Shore Place Mortgage Loan matures on February 11, 2025.

Following the lockout period, the borrower has the right to defease the South Shore Place Mortgage Loan in whole, but not in part, on any date before November 11, 2024. In addition, the South Shore Place Mortgage Loan is prepayable without penalty on or after November 11, 2024.

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SOUTH SHORE PLACE

Sources and Uses

Sources			Uses
Original loan amount	$29,600,000	70.9%	Purchase price	$41,500,000	99.5%
Sponsor’s new cash contribution	12,125,415	29.1	Reserves	48,907	0.1
			Closing costs	176,508	0.4
Total Sources	$41,725,415	100.0%	Total Uses	$41,725,415	100.0%

The Property. The South Shore Place Property comprises a two-story, shadow anchored retail center totaling 45,407 square feet and located in Braintree, Massachusetts, approximately 12 miles south of the Boston central business district. Legal Seafood is the only tenant on the second floor, and due to the grade change on the site, its space is at-grade from the rear of the South Shore Place Property or can be accessed from the front of the South Shore Place Property via a staircase from the lower-level retail space. The South Shore Place Property is situated directly across the street from the Simon-owned South Shore Plaza super regional mall (not part of the collateral), which contains approximately 2.2 million square feet of retail space and is anchored by Nordstrom, Macy’s, Lord & Taylor, Target and Sears. The South Shore Place Property was built in 2012 and is part of a two-unit condominium, along with the adjacent Hyatt Place Hotel (not part of the collateral). Under the condominium agreement, the South Shore Place Property and Hyatt Place Hotel have undivided interests in the common elements of 58.0% and 42.0%, respectively. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in the Prospectus Supplement. The South Shore Place Property and Hyatt Place Hotel are situated on a 10.2-acre parcel which contains 357 shared surface parking spaces, resulting in a parking ratio of 7.9 spaces per 1,000 square feet of rentable area (based only on the rentable area of the South Shore Place Property). As of December 12, 2014, the South Shore Place Property was 100.0% occupied by 12 national tenants.

The following table presents certain information relating to the tenancy at the South Shore Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Legal Seafood	NR/NR/NR	8,807	19.4%	$70.97	$625,000	25.2%	$1,006	8.7%	9/30/2028
TGI Friday’s	NR/NR/NR	8,200	18.1%	$52.50	$430,500	17.3%	$537	12.9%	8/31/2027
Jared – The Galleria of Jewelry(3)	NR/NR/BBB-	6,064	13.4%	$49.47	$300,000	12.1%	NAV	NAV	1/31/2033
Vitamin Shoppe	NR/NR/NR	3,176	7.0%	$60.00	$190,560	7.7%	NAV	NAV	10/31/2022
Ideal Image	NR/NR/NR	2,620	5.8%	$57.31	$150,150	6.0%	$1,010	7.4%	10/31/2023
Total Major Tenants		28,867	63.6%	$58.76	$1,696,210	68.3%

Non-Major Tenants(4)		16,540	36.4%	$47.58	$786,903	31.7%

Occupied Collateral Total		45,407	100.0%	$54.69	$2,483,113	100.0%

Vacant Space		0	0.0%

Collateral Total		45,407	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Sales and Occupancy Costs are based on the trailing 12-month period ending December 31, 2014. Occupancy costs include reimbursements.
(3)	Jared – The Galleria of Jewelry is a leased fee tenant and owns its improvements.
(4)	Other tenants at the South Shore Place Property include Jos. A. Bank, Five Guys, Qdoba, Potbelly, Starbucks, AT&T and Ben & Jerry’s.

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SOUTH SHORE PLACE

The following table presents certain information relating to the lease rollover schedule at the South Shore Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	1	2,496	5.5%	2,496	5.5%	$124,800	$50.00
2022	3	7,760	17.1%	10,256	22.6%	$419,760	$54.09
2023	5	12,080	26.6%	22,336	49.2%	$583,053	$48.27
2024	0	0	0.0%	22,336	49.2%	$0	$0.00
2025	0	0	0.0%	22,336	49.2%	$0	$0.00
Thereafter	3	23,071	50.8%	45,407	100.0%	$1,355,500	$58.75
Vacant	0	0	0.0%	45,407	100.0%	$0	$0.00
Total/Weighted Average	12	45,407	100.0%			$2,483,113	$54.69

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the South Shore Place Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	12/12/2014(3)
NAP	86.3%	94.5%	100.0%

(1)	The South Shore Place Property was built in 2012.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the South Shore Place Property:

Cash Flow Analysis

	2012(1)	2013(1)	TTM 11/30/2014	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$270,559	$1,735,084	$2,352,803	$2,483,113	80.7%	$54.69
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Percentage Rent	0	0	9,813	30,000	1.0	0.66
Total Reimbursables	40,847	244,920	551,133	688,750	22.4	15.17
Other Income	0	158	158	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(124,156)(2)	(4.0)	(2.73)
Effective Gross Income	$311,406	$1,980,162	$2,913,907	$3,077,707	100.0%	$67.78

Total Operating Expenses	24,404	417,924	590,994	753,171	24.5	16.59

Net Operating Income	$287,002	$1,562,239	$2,322,913	$2,324,536	75.5%	$51.19
TI/LC	0	0	0	87,902	2.9	1.94
Capital Expenditures	0	0	0	6,811	0.2	0.15
Net Cash Flow	$287,002	$1,562,239	$2,322,913	$2,229,823	72.5%	$49.11

NOI DSCR	0.17x	0.91x	1.36x	1.36x
NCF DSCR	0.17x	0.91x	1.36x	1.30x
NOI DY	1.0%	5.3%	7.8%	7.9%
NCF DY	1.0%	5.3%	7.8%	7.5%

(1)
The South Shore Place Property was built in 2012 with the first lease commencing on August 1, 2012. The South Shore Place Property was undergoing lease-up in 2012-2013. The U/W Base Rent is based on in-place rents at the South Shore Place Property as of December 12, 2014.

(2)	The underwritten economic vacancy is 5.0%. The South Shore Place Property was 100.0% physically occupied as of December 12, 2014.

Appraisal. As of the appraisal valuation date of December 31, 2014, the South Shore Place Property had an “as-is” appraised value of $41,600,000. The appraiser also concluded to a stabilized value of $42,400,000 with a valuation date of January 1, 2016.

Environmental Matters. According to the Phase I environmental site assessment dated December 22, 2014, there was no evidence of any recognized environmental conditions at the South Shore Place Property.

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SOUTH SHORE PLACE

Market Overview and Competition. The South Shore Place Property is located in the town of Braintree, Norfolk County, Massachusetts, approximately 12.0 miles south of the Boston central business district. The South Shore Place Property is situated along Route 37 (Granite Street), just south of the Interstate 93/Route 37 interchange and directly across the street from the Simon-owned Shore Plaza super regional mall. Route 37 is one of Braintree’s primary local arteries, and Interstate 93 connects the local area to downtown Boston, New Hampshire and Vermont. Just west of the South Shore Place Property (on the opposite side of Interstate 93) is the Blue Hills Reservation, a 7,000-acre wooded recreation area that spreads across six cities and towns in Norfolk County. The presence of the Blue Hills Reservation limits development along an approximately five-mile stretch of Interstate 93 to the west of the South Shore Place Property. According to the appraisal, as of 2014, the estimated population within a three- and five-mile radius of the South Shore Center Property was 93,603 and 261,143, respectively. The average household income within the same three- and five-mile radii was $88,905 and $86,453, respectively.

According to a third-party market research report, the South Shore Place Property is located within the Quincy/Braintree submarket. As of year-end 2014, the submarket reported an inventory of 674 retail properties totaling 8.9 million square feet with a 3.1% vacancy rate. The appraiser concluded to market rents for the South Shore Place Property of $55.00 per square foot for small in-line space, $45.00 per square foot for large in-line space, $52.50 per square foot for pad sites and $70.00 per square foot for the Legal Seafood space, all on a triple-net basis. Overall, the appraiser concluded that the in-place rents at the South Shore Place Property are approximately 1.7% below market levels.

The appraisal noted that, due to land use and geographic constraints, Braintree lacks a significant base of supporting retail properties; thus, a true competitive set for the South Shore Place Property was not able to be identified. According to a third-party market research provider, the approximately 2.2-million-square-foot South Shore Plaza super regional mall (located across the street from the South Shore Place Property) was 100.0% occupied as of February 2015. Furthermore, five retail properties totaling approximately 1.0 million square feet were identified within a two-mile radius of the South Shore Place Property (exclusive of the South Shore Place Property and the South Shore Plaza super regional mall), which reported an average occupancy rate of 99.2% as of February 2015.

The Borrower. The borrower is Bierbrier QI South Shore Place Braintree LLC, a single purpose entity with one independent director. Leonard Bierbrier is the guarantor of certain nonrecourse carveouts under the South Shore Place Mortgage Loan.

In connection with the reverse 1031 exchange transaction (see  “Reverse Exchange Transaction” section below), the current borrower will be merged into Bierbrier South Shore Place Braintree LLC (currently the master tenant and the ultimate borrower) not later than 180 days from closing.

The Sponsor. The sponsor is Leonard Bierbrier, who is the founder and president of Bierbrier Development, Inc. (“Bierbrier Development”). Mr. Bierbrier has been active in the New England chapter of the International Council of Shopping Centers for over 30 years and in the Real Estate Finance Association of the Greater Boston Real Estate Board for more than 20 years. In addition, Mr. Bierbrier served as an instructor of Real Estate Development at the Harvard University Graduate School of Design. Founded in 1974 and headquartered in Lexington, Massachusetts (approximately 27 miles northwest of the South Shore Place Property), Bierbrier Development is a local developer and owner of shopping centers across Eastern Massachusetts. Since its inception, the firm has developed long-term relationships with national and regional credit tenants dating back almost 40 years.

Reverse Exchange Transaction. The loan documents permit a future Section 1031 reverse exchange (“Reverse Exchange Transaction”). During a holding period of 180 days, during which an affiliated exchangor (sole member of the master tenant) (“Exchangor”) intends to sell other property and realize gain intended to be sheltered through the Reverse Exchange Transaction, the borrower holds title to the South Shore Place Property and leases the same to Bierbrier South Shore Place Braintree LLC (currently the master tenant and the ultimate borrower). The master tenant performs all of the borrower’s obligations under the loan documents. Exchangor made an unsecured subordinate loan in the amount of $11,869,385 to the borrower’s sole member, representing funds needed to acquire the South Shore Place Property. Upon Exchangor’s selling the other property, master tenant will acquire from the borrower’s sole member its membership interest in the borrower for an amount equal to the balance of the unsecured loan (which will be forgiven and terminated), and the master lease will be terminated. The master tenant will then merge with the borrower, with the master tenant being the surviving entity and ultimate borrower. The loan documents require the merger of the current borrower into the current master tenant within 180 days of origination date, irrespective of Exchangor’s ability to sell the other property.

Escrows. The loan documents provide for an upfront escrow in the amount of $48,907 for real estate taxes. The loan documents also provide for ongoing monthly escrows in the amount of $47,358 for real estate taxes and $757 for replacement reserves. Commencing February 11, 2021, the borrower is required to deposit ongoing monthly escrows of $9,460 for tenant improvements and leasing commissions (subject to a cap of $275,000 through December 31, 2023, and thereafter, subject to a cap to be determined by the lender no later than December 31, 2023). Ongoing monthly escrows for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) insurance is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and cause all rents to be deposited directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will expire

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SOUTH SHORE PLACE

with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter.

Property Management. The South Shore Place Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the South Shore Place Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted, except for debt between the parties described in the “Reverse Exchange Transaction” section.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the South Shore Place Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-59

MAXWELL HOTEL

A-3-60

MAXWELL HOTEL

Maxwell Hotel
300 Roy Street
Seattle, WA 98109
SEATTLE
Queen Anne
West Lake
East Lake
Lake Union
Capitol Hill
Midtown
First Hill
Downtown
Yesler Terrace
International District
Puget Sound
Elliot Bay
KING COUNTY
W McGraw St
Boston St
W Blaine St
W Galer St
Galer St
W Highland Dr
W Prospect St
Prospect St
Aloha St
W Olympic Pl
Roy St
W Mercer St
Mercer St
Valley St
Denny Way
E Denny Way
E John St
E Olive Way
E Jefferson St
Madison St
James St
Yesler Way
S Jackson St
S Dearborn St
Union St
University St
Marion St
Virginia St
Stewart St
Wall St
Battery St
Broad St
Western Ave
Elliott Ave
Elliott Ave W
Alaskan Way
Alaskan Way Viaduct
Battery St Tunnel
1st Ave
2nd Ave
4th Ave
5th Ave
5th Ave N
9th Ave
8th Ave W
7th Ave W
10th Ave W
10th Ave
10th Ave E
12th Ave
Broadway
Boren Ave
Fairview Ave N
Westlake Ave N
Aurora Ave N
Taylor Ave N
Nob Hill Ave
Warren Ave N
Queen Anne Ave N
Eastlake Ave E
W Queen Anne Playfield
Kracke Park
Kinnear Park
Myrtle Edwards Park
Denny Park
Thomas Street Park
Volunteer Park
Lakeview Place
Bellevue Place
Bobby Morris Playfield
Freeway Park
Waterfront Park
Kobe Terrace Park
Rizal Park
Cornish Playhouse
Seattle Repertory Theatre
McCaw Hall
The Bill & Melinda Gates Foundation
SEATTLE CENTER
Memorial Stadium
Key Arena
Theater Puget Sound
Space Needle
Pacific Science Ctr.
Seattle Center
MONORAIL
New Amazon Headquarters
Convention Place
Pacific Place
Westlake Center
RETAIL CORRIDOR
Paramount Theatre
Wash. State Conv. Center
The 5th Avenue Theater
Virginia Mason Medical Ctr.
Swedish Medical Center
Seattle University
Seattle Central Comm. College
Broadway Market
PIKE PLACE MARKET
Seattle Aquarium
Benaroya Hall
The Seattle Great Wheel
Tillicum Village
PIONEER SQUARE
Pioneer Square
Westlake Center
CenturyLink Field
Safeco Field
KING ST.
Stadium
Intl District Chinatown
University Link (Under Construction)
Central Link
Light Rail
SOUNDER
SOUNDER - EVERETT/SEATTLE LINE
SEATTLE-VICTORIA FERRY
SEATTLE-BRIDGEMONT
SEATTLE-BAINBRIDGE ISLAND
SEATTLE-BREMERTON
SEATTLE-VASHON
Sea-Tac Intl. Airport 13 Miles
5
90
99
Marysville
Everett
SEATTLE
Redmond
Kirkland
Bellevue
Shoreline
Renton
Kent
Federal Way
Auburn
TACOMA
Lakewood
CASCADE RANGE

A-3-61

No. 8 – Maxwell Hotel

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$29,550,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$29,550,000			Location:	Seattle, WA
% of Initial Pool Balance:	2.8%			Size:	139 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$212,590
Borrower Names:	Maxwell Pineapple LLC and PHC Maxwell LLC			Year Built/Renovated:	2010/NAP
Sponsor:	Michelle Foreman Barnet			Title Vesting:	Fee
Mortgage Rate:	4.360%			Property Manager:	Self-managed
Note Date:	February 10, 2015			3rd Most Recent Occupancy (As of):	67.9% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	76.5% (12/31/2012)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of):	84.6% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of):	86.7% (12/31/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(2):	$2,336,768 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(2):	$3,062,230 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(2):	$3,782,831 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$7,053,641
				U/W Expenses:	$3,679,757
				U/W NOI:	$3,373,884
				U/W NCF:	$3,091,738
Escrows and Reserves(1):				U/W NOI DSCR:	1.91x
				U/W NCF DSCR:	1.75x
				U/W NOI Debt Yield:	11.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.5%
Taxes	$0	$0	NAP	As-Is Appraised Value:	$44,100,000
Insurance	$0	$0	NAP	As-Is Appraisal Valuation Date:	November 25, 2014
FF&E Reserve	$23,350	$23,350	$1,370,000	Cut-off Date LTV Ratio:	67.0%
Seasonality Reserve	$300,000	$37,500	$300,000	LTV Ratio at Maturity or ARD:	58.5%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Maxwell Hotel Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service hotel located in Seattle, Washington (the “Maxwell Hotel Property”). The Maxwell Hotel Mortgage Loan was originated on February 10, 2015 by Prudential Mortgage Capital Company. The Maxwell Hotel Mortgage Loan had an original principal balance of $29,550,000, has an outstanding principal balance as of the Cut-off Date of $29,550,000 and accrues interest at an interest rate of 4.360% per annum. The Maxwell Hotel Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Maxwell Hotel Mortgage Loan matures on March 1, 2025.

Following the lockout period, the borrowers have the right to defease the Maxwell Hotel Mortgage Loan in whole, but not in part, on any date before December 1, 2024. In addition, the Maxwell Hotel Mortgage Loan is prepayable without penalty on or after December 1, 2024.

A-3-62

MAXWELL HOTEL

Sources and Uses

Sources			Uses
Original loan amount	$29,550,000	100.0%	Loan payoff	$22,612,294	76.5%
			Reserves	323,350	1.1
			Closing costs	583,905	2.0
			Return of equity	6,030,451	20.4
Total Sources	$29,550,000	100.0%	Total Uses	$29,550,000	100.0%

The Property. The Maxwell Hotel Property is a 139-room, five-story, full service hotel located in Seattle, Washington. The Maxwell Hotel Property comprises 64 queen guestrooms, 60 king guestrooms, and 15 suites. Guestrooms feature a desk with chair, 42-inch flat-panel television, iPod docking station/alarm clock, mini fridge, safe, complimentary wireless internet access and walk-in shower. The Maxwell Hotel Property amenities include a fitness center, meeting space, business center, restaurant, lobby bar, coffee stand, indoor pool, whirlpool spa, dry cleaning services, dog friendly accommodations, complimentary bicycles for guest use and complimentary local shuttle service. The restaurant is leased to an independent third-party operator and comprises 3,966 square feet. The meeting space totals 1,600 square feet, with the largest space being 1,300 square feet. The Maxwell Hotel Property contains 80 parking spaces, resulting in a parking ratio of 0.6 spaces per room. The Maxwell Hotel is an independent hotel and does not operate under a franchise agreement.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Maxwell Hotel Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	76.5%	84.6%	86.7%	86.7%
ADR	$134.75	$144.67	$155.46	$155.46
RevPAR	$103.06	$122.39	$134.84	$134.84

Total Revenue	$5,213,556	$6,293,129	$7,046,090	$7,053,641	100.0%	$50,746
Total Department Expenses	1,546,903	1,591,088	1,691,383	1,693,077	24.0	12,180
Gross Operating Profit	$3,666,653	$4,702,041	$5,354,707	$5,360,564	76.0%	$38,565

Total Undistributed Expenses	1,078,583	1,359,956	1,289,600	1,597,165	22.6%	$11,490
Profit Before Fixed Charges	$2,588,070	$3,342,085	$4,065,107	$3,763,399	53.4%	$27,075

Total Fixed Charges	251,303	279,854	282,276	389,515	5.5%	$2,802

Net Operating Income	$2,336,768(1)	$3,062,230(1)	$3,782,831(1)	$3,373,884	47.8%	$24,273
FF&E	0	0	0	282,146	4.0	2,030
Net Cash Flow	$2,336,768	$3,062,230	$3,782,831	$3,091,738	43.8%	$22,243

NOI DSCR	1.32x	1.73x	2.14x	1.91x
NCF DSCR	1.32x	1.73x	2.14x	1.75x
NOI DY	7.9%	10.4%	12.8%	11.4%
NCF DY	7.9%	10.4%	12.8%	10.5%

(1)
The increase in net operating income is primarily due to increases in Occupancy and RevPAR experienced at the Maxwell Hotel Property. The Maxwell Hotel Property opened in 2010 and operations have continued to stabilize.

Appraisal. As of the appraisal valuation date of November 25, 2014, the Maxwell Hotel Property had an “as-is” appraised value of $44,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 11, 2014, there was no evidence of any recognized environmental conditions at the Maxwell Hotel Property.

Market Overview and Competition. The Maxwell Hotel Property is located in Seattle, Washington, in the Lower Queen Anne/Seattle Center neighborhood. The Maxwell Hotel Property is situated approximately 1.5 miles north of downtown Seattle, 11.4 miles north of the Seattle-Tacoma International Airport and 0.6 miles west of the Amazon headquarters. In addition, the Maxwell Hotel Property is located one city block north of the Bill and Melinda Gates Foundation offices.

Market segmentation for the Maxwell Hotel Property is estimated at 40.0% for commercial, 20.0% for meeting and group and 40.0% for leisure. Commercial demand for the Maxwell Hotel Property is driven by the presence of a number of international, national, and local firms. Notable companies include the Bill and Melinda Gates Foundation, Boeing (82,000 employees), Amazon.com (greater than 10,000 employees), Microsoft (40,686 employees), Starbucks (10,166 employees), Bank of America, US Bank, Expeditors, Amgen, and Wells Fargo. The northern portion of the marketplace has also benefitted from the presence of significant biotechnology companies such as Zymo-Genetics. Amazon’s presence in the Seattle area is growing as it recently purchased 11 buildings in the Seattle market totaling 1.8 million square feet from Vulcan Northwest for $1.2 billion. Furthermore, Amazon is building several office towers totaling nearly 4.0 million square feet just east of 6th Avenue and South of Blanchard Street (1.0 mile south of the Maxwell

A-3-63

MAXWELL HOTEL

Hotel Property). An additional 12.3 million square feet is in various states of planning. These office projects are expected to create significant hotel demand for the Seattle market.

Meeting and group demand for the Maxwell Hotel Property is generated by a number of sources, most notably the Washington State Convention and Trade Center (approximately 1.3 miles south of the Maxwell Hotel Property). The Washington State Convention and Trade Center comprises 102,201 square feet of dedicated meeting space and 205,700 square feet of heavy load exhibit space. The meeting space can accommodate groups of 20 to 3,500 in a general session. In July 2010, the facility expanded with an additional 71,000 square feet of meeting, exhibit, and pre-function space with 17 separate rooms.

The major leisure demand generators in the vicinity of the Maxwell Hotel Property include the waterfront, Pike Place Market, and the Seattle Center. The Seattle Center has a number of leisure draws including the iconic Space Needle, the Experience Music Project, and the Key Arena, which hosts a number of concerts. Over the last decade, the cruise ship industry has contributed to a significant rise in overall demand for this segment. According to a third party report, the cruise line industry attracted 870,994 passengers and generated roughly $381.0 million in 2013. Leisure demand is also generated by Safeco Field and CenturyLink Field (both 3.7 miles south of the Maxwell Hotel Property), home of the Seattle Mariners, Seattle Seahawks and the Seattle Sounders, respectively, and the Century Link Field Event Center, where numerous trade shows and concerts are held throughout the year.

The following table presents certain information relating to the Maxwell Hotel Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Maxwell Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2014 TTM	81.0%	$167.93	$136.03	86.1%	$154.73	$133.21	106.3%	92.1%	97.9%
12/31/2013 TTM	78.5%	$153.23	$120.34	83.7%	$144.91	$121.22	106.5%	94.6%	100.7%
12/31/2012 TTM	74.5%	$142.85	$106.37	73.9%	$135.04	$99.73	99.2%	94.5%	93.8%

(1)
Information obtained from a third party hospitality research report. The competitive set includes: Mayflower Park Hotel, Hotel Max, Hampton Inn Suites Seattle Downtown, Hotel Andra, Courtyard Seattle Downtown Lake Union, Silver Cloud Inn Seattle Lake Union, Marqueen Hotel and Hyatt Place Seattle Downtown.

The Borrowers. The borrowers are Maxwell Pineapple LLC and PHC Maxwell LLC, each a Delaware limited liability company with one independent director. Maxwell Pineapple LLC owns the Maxwell Hotel Property and leases it to PHC Maxwell LLC pursuant to an operating lease. Michelle Foreman Barnet is the guarantor of certain nonrecourse carveouts under the Maxwell Hotel Mortgage Loan. Both borrowers are 100% owned and controlled by Michelle Foreman Barnet.

The Sponsor. The sponsor is Michelle Foreman Barnet. Ms. Barnet has served as the president of Columbia West Properties (“CWP”) since 1996. Headquartered in Bellevue, Washington, CWP was established to manage a family owned portfolio of commercial and hospitality real estate holdings. In 2010, Pineapple Hospitality Company (“PHC”) was formed to specifically manage the operations aspect of all portfolio hospitality assets. Currently, CWP manages real estate assets valued at approximately $350 million, while PHC oversees operations generating $50.0 million annually. Serving as president of both CWP and PHC, Ms. Barnet leads a team of approximately 350 employees. Presently, CWP and PHC own and manage six hotels, combined, including four in Seattle, one in Portland, Oregon and one in San Francisco.

Escrows. The loan documents provide for upfront escrows in the amount of $23,350 for FF&E reserves and $300,000 for seasonality reserves. The loan documents provide for ongoing monthly escrows in the amount of $23,350 for FF&E reserves, (subject to a cap of $1,370,000) and $37,500 for seasonality reserves, (subject to a cap of $300,000).

Lockbox and Cash Management. Upon the occurrence of a Cash Management Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower or property manager is required to deposit all rents and profits directly into a lender-controlled account. During a Cash Management Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount. Prior to a Cash Management Period, all rents and profits are swept into a borrower account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio being less than 1.20x for two consecutive calendar quarters. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Maxwell Hotel Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Maxwell Hotel Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

A-3-64

MAXWELL HOTEL

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Maxwell Hotel Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 7.0%.

A-3-65

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A-3-66

300 EAST LOMBARD

A-3-67

300 EAST LOMBARD

300 EAST LOMBARD

Floor	Tenants
20	Offit Kurman, P.A. 16,650 SF 11/2020
19	Ballard Spahr Andrews & Ingersol 16,676 SF 4/2022
18	Ballard Spahr Andrews & Ingersol 16,676 SF 4/2022
17	Signal Hill 9,831 SF 12/2021; XL Global Services 6,331 SF 7/2020
16	Ameritox, Ltd 16,105 SF 4/2017
15	SABA Software Inc. 7,541 SF 12/2017; Malcolm Pirnie, Inc. 8,572 SF 3/2016
14	Stanton Communications 3,352 SF 4/2017; LAZ Parking Mid-Atlantic, Inc 1,296 SF 8/2018; Ricoh Americas 3,375 SF 3/2019; Cole, Schotz, Meisel, Forman and Leonard 5,968 SF 4/2022; Vacant 2,563 SF
12	Alex Brown Realty 10,614 SF 7/2023; Allstate Insurance Co 5,672 SF 3/2018
11	Merrill Communications, LLC 1,925 SF 2/2016; SFE Energy 1,551 SF 2/2018; Valstone Partners, LLC 1,579 SF 10/2016; Schlachman, Belsky & Weiner 11,067 SF 4/2020
10	Cordell & Cordell 5,585 SF 9/2018; Maryland Economic Development 4,885 SF 8/2020; Executive Sounding Board 1,052 SF 6/2016; Vacant 712 SF; Paycom Software,Inc. 3,936 SF 10/2019
9	Ameritox, Ltd 9,154 SF 4/2017; Global Tracking Group 3,936 SF 10/2016; Vacant 3,163 SF
8	Mallon & McCool, LLC 1,926 SF 6/2017; Investment Counselors of MD 6,704 SF 11/2021; Vacant 1,149 SF; Instant Business Office, LLC 6,334 SF 11/2021
7	First National of PA 16,676 SF 6/2021
6	Mechanical Room; Salisbury Broadcasting Corp. 1,072 SF 5/2018; Art & Science Group 3,454 SF 2/2018; Greenwald & Co Inc 1,878 SF 4/2020
2-5	Parking Garage
Lobby	Lobby; First National Bank 1,827 SF 6/2021; Randstad NorthAmerica 1,327 SF 9/2016; Vacant 300 SF; Rosina Gourment 1,794 SF 2/2020; South Street Cafe 1,277 SF 7/2023

Vacant | Building | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

A-3-68

300 EAST LOMBARD

300 East Lombard
300 East Lombard Street
Baltimore, MD 21202
BALTIMORE
Madison Park
MARC TRAIN
METRO SUBWAY
LIGHT RAIL
Mt. Vernon
Seton Hill
Downtown
Jonestown
Inner Harbor
Little Italy
Harbor East
Otterbein
Federal Hill
Riverside
Harbor Point
Patapsco River
Inner Harbor
OLD TOWN MALL
John Hopkins Medical Ctr. 1/2 mile
Baltimore-Washington Intl. Airport 9 miles
Jones Falls Expwy
Meyerhoff Symphony Hall
Maryland Farmer's Market
State Office Complex
STATE CTR.
Cultural Ctr.
Antique Row
READ STREET SHOPPING DISTRICT
Maryland General Hospital
Washington Monument
The Walters Art Museum
The Peabody Institute
St. Mary's Park
Preston Gardens
Baltimore Sun Building
Mercy Medical Center
Charles Center
LEXINGTON MARKET
Lexington Market
Baltimore City Hall
War Memorial Plaza
Phoenix Shot Tower
SHOT TOWER
Jewish Museum of Maryland
Edgar Allan Poe Grave
Hippodrome Theatre
University of Maryland Medical Center
Univ. of MD School of Medicine
Univ. Center/ Baltimore St.
Royal Farms Arena
Fallon Federal Building
CHARLES CENTER
Bank of America Building
US Courthouse
Power Plant Live!
Port Discovery Children's Museum
Carroll Mansion
Holocaust Memorial
Baltimore City Community Coll.
Star Spangled Banner House
Baltimore Soundstage
Reginald F. Lewis Mus. of African Am. History & Culture
The Gallery at Harborplace
World Trade Ctr.
Lockwood Plaza
McKeldin Plaza
Harborplace Amphitheater
Maritime Museum
The Institute of Marine and Environmental Technology
Convention Center
Baltimore Convention Center
Light Street Pavilion
National Aquarium in Baltimore
Babe Ruth Birthplace & Museum
Oriole Park at Camden Yards
Camden Yards
Baltimore Visitors Center
Marine Mammal Pavilion
Baltimore Civil War Museum
Pier Six Pavilion
National Katyn Memorial
Federal Reserve Bank
Conway Street Park
University Specialty Hospital
Maryland Science Ctr./ IMAX Theater
Rash Field
American Visionary Arts Museum
Federal Hill Park
M&T Bank Stadium
Cross Street Market
Biddle St
Chase St
Eager St
Madison St
Centre St
Center St.
Franklin St
Orleans St
Mulberry St
Pleasant St
Saratoga St
Lexington St
Fayette St
Baltimore St
Lombard St
Pratt St
Camden St
Conway St
Lee St
Hughes St
Key Hwy
Montgomery St
Hamburg St
Cross St
West St
Eastern Ave
Gay St
President St
Howard St
Cathedral St
Charles St
St Paul St
Calvert St
Guilford Ave
Eutaw St
Park Ave
Liberty St
Greene St
Paca St
Sharp St
South St
Light St
Hanover St
Covington St
Riverside Ave
Harbor View Dr
Russell St
MLK Blvd
Washington Blvd
Martin Luther King Jr Blvd
Druid Hill Ave
McCulloh St
Preston St
St. Mary's St.
83
395
40
2
295
Reisterstown
Cockeysville
Lutherville Timonium
Owings Mills
Towson
Carney
Perry Hall
Joppatowne
Edgewood
Randallstown
Pikesville
Parkville
Lochearn
Rosedale
Middle River
Woodlawn
Essex
Ellicott City
Catonsville
Dundalk
Columbia
Elkridge
Edgemere
Chesapeake Bay
Glen Burnie
Severn
Severna Park
Laurel
Odenton
Arnold
Bel Air

A-3-69

No. 9 – 300 East Lombard

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$28,740,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$28,692,492			Location:	Baltimore, MD
% of Initial Pool Balance:	2.7%			Size:	225,485 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$127.25
Borrower Name:	PWA 300 East Lombard, L.P.			Year Built/Renovated:	1984/2000
Sponsor:	John M. Schneider			Title Vesting:	Fee
Mortgage Rate:	4.050%			Property Manager:	Self-managed
Note Date:	February 2, 2015			3rd Most Recent Occupancy (As of):	67.8% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	74.3% (12/31/2012)
Maturity Date:	February 11, 2025			Most Recent Occupancy (As of):	79.7% (12/31/2013)
IO Period:	None			Current Occupancy (As of)(2):	96.5% (11/8/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,927,407 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,238,859 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of) (3):	$2,125,551 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$5,403,983
				U/W Expenses:	$2,839,900
				U/W NOI(3):	$2,564,082
				U/W NCF:	$2,293,500
Escrows and Reserves(1):				U/W NOI DSCR:	1.55x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.9%
Taxes	$238,078	$47,615	NAP	U/W NCF Debt Yield:	8.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$38,500,000
Replacement Reserves	$0	$3,759	NAP	As-Is Appraisal Valuation Date:	December 17, 2014
TI/LC Reserve	$902,886	$33,823	$1,420,000	Cut-off Date LTV Ratio:	74.5%
Rent Concession Reserve	$438,196	Springing	NAP	LTV Ratio at Maturity or ARD:	59.4%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “300 East Lombard Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Baltimore, Maryland (the “300 East Lombard Property”). The 300 East Lombard Mortgage Loan was originated on February 2, 2015 by Wells Fargo Bank, National Association. The 300 East Lombard Mortgage Loan had an original principal balance of $28,740,000, has an outstanding principal balance as of the Cut-off Date of $28,692,492 and accrues interest at an interest rate of 4.050% per annum. The 300 East Lombard Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The 300 East Lombard Park Mortgage Loan matures on February 11, 2025.

Following the lockout period, the borrowers have the right to defease the 300 East Lombard Mortgage Loan in whole, but not in part, on any date before November 11, 2024. In addition, the 300 East Lombard Mortgage Loan is prepayable without penalty on or after November 11, 2024.

A-3-70

300 EAST LOMBARD

Sources and Uses

Sources			Uses
Original loan amount	$28,740,000	70.5%	Purchase price	$38,320,000	94.1%
Sponsor’s new cash contribution	$12,002,998	29.5	Reserves	1,579,160	3.9
			Closing costs	843,838	2.1
Total Sources	$40,742,998	100.0%	Total Uses	$40,742,998	100.0%

The Property. The 300 East Lombard Property is a 19-story, class A, office building containing 225,485 square feet located in Baltimore, Maryland. Situated on a 0.5-acre site, the 330 East Lombard Property was built in 1984 and renovated in 2000 and is comprised of 14 floors of office space situated on top of a four-story, above-grade parking garage with ground floor retail. The 300 East Lombard Property serves as the new regional headquarters for First National Bank with a full-service retail branch located on the first floor and housing approximately 50 financial professionals in retail and commercial banking, wealth management, insurance, treasury management and private banking. The 300 East Lombard Property contains a four-level parking garage that offers 165 spaces, resulting in a parking ratio of approximately 0.7 spaces per 1,000 square feet of rentable area. Other building amenities include a fitness center with showers and locker rooms and storage space for tenants, both located on the lower level of the 300 East Lombard Property. As of November 8, 2014 the 300 East Lombard Property was 96.5% leased by 32 tenants.

The following table presents certain information relating to the tenancy at the 300 East Lombard Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Ballard Spahr LLP	NR/NR/NR	33,352	14.8%	$27.80(2)	$927,186(2)	17.7%	4/30/2022(3)
Ameritox, Ltd	NR/NR/NR	25,259	11.2%	$21.06	$531,955	10.2%	4/30/2017
Offit Kurman	NR/NR/NR	16,650(4)	7.4%	$26.50(5)	$441,225(5)	8.4%	11/30/2020
First National Bank	NR/NR/NR	18,503	8.2%	$22.32	$412,903	7.9%	6/30/2021(6)
Alex Brown Realty	NR/NR/NR	10,614	4.7%	$23.69	$251,446	4.8%	7/31/2023(7)
Total Major Tenants		104,378	46.3%	$24.57	$2,564,715	49.1%

Non-Major Tenants		113,220	50.2%	$23.50	$2,660,216	50.9%

Occupied Collateral Total		217,598	96.5%	$24.01	$5,224,931	100.0%

Vacant Space		7,887	3.5%

Collateral Total		225,485	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through November 2015.
(2)
Ballard Spahr LLP lease includes free rent for the periods of October 2015 through January 2016 and November 2021 through April 2022. The rent concession was reserved in a combination of upfront and required monthly escrows (see “Escrows” section).

(3)	Ballard Spahr LLP has the right to terminate its lease on April 30, 2017 with 12 month’ notice and the payment of a termination fee equal to $1,383,631.
(4)	Offit Kurman’s Tenant NRSF includes 7,233 square feet of expansion space that the tenant does not yet occupy. Offit Kurman is expected to take occupancy of the expansion space in October 2015.
(5)
Offit Kurman’s lease includes free rent for the first two months of the expansion space lease term (expect to begin October 2015). The rent concession was reserved upfront by lender (see “Escrows” section).

(6)
First National Bank has the right to terminate its lease at any time after December 31, 2018 if a building that is in excess of 20 floors has been built by December 31, 2017 on a site adjacent to the 300 East Lombard Property. The tenant must provide 12 months’ notice and payment of a termination fee equal to the unamortized landlord costs.

(7)	Alex Brown Realty has the right to terminate its lease for all or a portion of its space on July 31, 2018 with 12 months’ notice and payment of a termination fee equal to unamortized landlord costs.

A-3-71

300 EAST LOMBARD

The following table presents certain information relating to the lease rollover schedule at the 300 East Lombard Property:

Lease Expiration Schedule (1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	6	18,391	8.2%	18,391	8.2%	$471,907	$25.66
2017	4	38,078	16.9%	56,469	25.0%	$832,054	$21.85
2018	6	18,630	8.3%	75,099	33.3%	$431,384	$23.16
2019	2	7,311	3.2%	82,410	36.5%	$152,653	$20.88
2020	6	42,605	18.9%	125,015	55.4%	$1,045,570	$24.54
2021	4	41,372	18.3%	166,387	73.8%	$932,455	$22.54
2022	2	39,320	17.4%	205,707	91.2%	$1,079,370	$27.45
2023	2	11,891	5.3%	217,598	96.5%	$279,540	$23.51
2024	0	0	0.0%	217,598	96.5%	$0	$0.00
2025	0	0	0.0%	217,598	96.5%	$0	$0.00
Thereafter	0	0	0.0%	217,598	96.5%	$0	$0.00
Vacant	0	7,887	3.5%	225,485	100.0%	$0	$0.00
Total/Weighted Average	32	225,485	100.0%			$5,224,931	$24.01

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 300 East Lombard Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	11/8/2014(2)(3)
67.8%	74.3%	79.7%	96.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)
The increase in occupancy from 2013 to November 2014 was due to eight new tenants taking occupancy in 2014. The majority of the increase is attributed to leases executed by First National Bank (8.2% of net rentable square feet) and Investment Counselors of MD (3.0% of net rentable square feet).

A-3-72

300 EAST LOMBARD

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 300 East Lombard Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,300,740	$4,470,567	$4,909,099	$5,224,931(2)	96.7%	$23.17
Grossed Up Vacant Space	0	0	0	186,278	3.4	0.83
Total Reimbursables	191,818	97,596	112,774	70,500	1.3	0.31
Parking Income	272,627	293,936	351,624	351,624	6.5	1.56
Other Income	47,054	112,767	111,770	111,770	2.1	0.50
Less Free Rent	(157,734)	(270,525)	(566,204)	0(3)	0.0	0.00
Less Vacancy	0	0	0	(541,121)(4)	(10.0)	(2.40)
Effective Gross Income	$4,654,505	$4,704,341	$4,919,063	$5,403,983	100.0%	$23.97

Total Operating Expenses	$2,727,098	$2,465,482(1)	$2,793,512	$2,839,900	52.6	$12.59

Net Operating Income	$1,927,407	$2,238,859(1)	$2,125,551	$2,564,082	47.4%	$11.37
TI/LC	0	0	0	225,485	4.2	1.00
Capital Expenditures	0	0	0	45,097	0.8	0.20
Net Cash Flow	$1,927,407	$2,238,859	$2,125,551	$2,293,500	42.4%	$10.17

NOI DSCR	1.16x	1.35x	1.28x	1.55x
NCF DSCR	1.16x	1.35x	1.28x	1.38x
NOI DY	6.7%	7.8%	7.4%	8.9%
NCF DY	6.7%	7.8%	7.4%	8.0%

(1)
The increase in the 2013 Net Operating Income from 2012 is attributed to tenants representing 4.3% of the U/W Base Rent taking occupancy and real estate taxes being successfully contested and decreasing approximately $300,000.

(2)
The increase in the U/W Base Rent from 2014 is attributed to Offit Kurman expansion ($191,675 U/W Base Rent) occupancy commencing in October 2015 and contractual rent increases through November 2015 totaling approximately $87,000.

(3)	The remaining free rent ($539,532) expires in April 2022. A rent concession reserve was established and funded at closing for all outstanding concessions.
(4)	The underwritten economic vacancy is 10.0%. The 300 East Lombard Property was 96.5% physically occupied as of November 8, 2014.

Appraisal. As of the appraisal valuation date of December 17, 2014, the 300 East Lombard Property had an “as-is” appraised value of $38,500,000.

Environmental Matters. According to a Phase I environmental site assessment dated December 19, 2014, there was no evidence of any recognized environmental conditions at the 300 East Lombard Property.

Market Overview and Competition. The 300 East Lombard Property is located along the northwest corner of the intersection of Lombard and South Street in the Baltimore, Maryland central business district. The central business district is accessible via the Maryland Rail Commuter, Interstate 95 and Interstate 83, which is also known as the Jones Falls Expressway. The central business district has undergone continuous downtown renewal efforts since the early 1960s. The first project was Charles Center, a 33-acre unified complex of new buildings connected by a pedestrian plaza and walkways lined with a variety of specialty shops. The facilities in this project include approximately 2.0 million square feet of office space, 430,000 square feet of retail, 650 apartment units, 700 hotel rooms, a 1,600 seat theater and 4,000 parking spaces. The area immediately east of the Charles Center became active in office development in the late 1980s and is known as the Financial District. New office buildings in this area included Signet Tower, Six St. Paul Center, The Bank of Baltimore building and Redwood Tower. More recent developments in the Harbor East area include the Four Seasons Hotel and Legg Mason tower, which commenced construction in 2006 and is located approximately 0.7 miles southeast of the 300 East Lombard Property. One of the main attractions downtown is the Inner Harbor, which is located 0.5 mile southwest of the 300 East Lombard Property. The Inner Harbor features restaurants, shops and museums located along the waterfront, including the National Aquarium which receives an estimated 1.6 million visitors annually.

According to the appraisal, the 300 East Lombard Property is located within the central business district office submarket of the larger Metropolitan Baltimore Area office market. As of third quarter 2014, the central business district submarket contained 59 buildings totaling 12.1 million square feet with an average vacancy of 15.3% and average asking rate for class A buildings of $23.67 per square foot full service gross. After several years of declining or flat rent growth, the central business district is expected to return to healthy growth due to an absence of new office property deliveries, renewed interest in class A space and a decrease in class B and C space due to conversion of office properties to apartments.

A-3-73

300 EAST LOMBARD

The following table presents certain information relating to comparable properties to the 300 East Lombard Property:

Competitive Set(1)

	300 East Lombard (Subject)	100 East Pratt Street	Pandora Building	The Alex Brown Building	St. Paul Plaza	SunTrust Building	Harborplace Tower
Location	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD
Distance from Subject	--	0.2 miles	0.5 miles	0.1 miles	0.4 miles	0.2 miles	0.1 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1984/2000	1991/NAP	1986/NAP	1992/NAP	1989/NAP	1989/NAP	1998/NAP
Stories	19	28	24	30	28	25	28
Total GLA	225,485 SF	635,323 SF	360,833 SF	478,528 SF	264,895 SF	327,660 SF	392,222 SF
Total Occupancy	97%	99%	97%	83%	97%	83%	89%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is PWA 300 East Lombard, L.P., which is a single purpose entity that is owned by John M. Schneider. John M. Schneider is the guarantor of certain nonrecourse carveouts under the 300 East Lombard Mortgage Loan.

The Sponsor. The sponsor is John M. Schneider, the CEO and president of PWA Real Estate (“PWA”). PWA is a full service commercial real estate brokerage and management company that provides commercial brokerage, leasing, sales tenant advisory and property management services. PWA’s portfolio consists of eight properties located across seven states totaling approximately 1.4 million square feet (including 180 multifamily units) and valued at approximately $159.2 million, as of February 2015.

Escrows. The loan documents provide for upfront reserves in the amount of $238,078 for taxes, $902,886 for tenant improvements and leasing commissions and $438,196 for rent concessions associated with Ballard Spahr LLP ($309,070), Offit Kurman ($73,538), Cole Schotz ($38,046), Instant Business Office, LLC ($13,064) and Randstad North America ($4,479). The loan documents require monthly deposits of $47,615 for real estate taxes, $3,759 for replacement reserves and $33,823 for tenant improvements and leasing commissions (subject to a cap of $1,420,000). Monthly deposits of $14,987 are required for November 2018 through October 2021 for rent concessions related to the Ballard Spahr LLP lease from November 2021 through April 2022. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrowers provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The 300 East Lombard Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt service coverage ratio is less than 1.20x at the end of any calendar month; or (iii) Ballard Spahr LLP files bankruptcy, provides notice of its intent to vacate, vacates, goes dark or otherwise fails to occupy its space.

A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), either (a) 60 days following Ballard Spahr LLP resuming operations at the 300 East Lombard Property or (b) upon lender receiving an acceptable estoppel from one or more acceptable replacement tenants that are in occupancy, conducting operations in the space and are paying full, unabated rent.

Property Management. The 300 East Lombard Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 300 East Lombard Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

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300 EAST LOMBARD

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 300 East Lombard Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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AMARGOSA PORTFOLIO

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AMARGOSA PORTFOLIO

Astoria
Longview
Seaside
WASHINGTON
St. Helens
Battle Ground
Vancouver
Hillsboro
PORTLAND
Gresham
Tillamook
Beaverton
Happy Valley
Pacific Ocean
Oregon City
Mt. Hood Village
McMinnville
Lincoln City
Woodburn
SALEM
OREGON
CASCADE RANGE
Newport
Albany
Corvallis
Lebanon
1
3

Downtown Scottsdale
PHOENIX
Arcadia
SCOTTSDALE
Downtown
Papago Park
TEMPE
South Mountain
Guadalupe
PHOENIX SOUTH MTN. PARK
SOUTH MOUNTAINS
2

Amargosa Portfolio	
1 Burlington Coat Factory	Happy Valley, OR
2 Southern Plaza	Phoenix, AZ
3 Northgate Shopping Center	Corvallis, OR
4 Gold's Gym	San Antonio, TX

Scenic Oaks
Camp Bullis
Timberwood Park
Cross Mountain
Garden Ridge
Grey Forest
Far Northwest
Hollywood Park
CW Anderson Loop
Shavano Park
Hill Country Village
Schertz
Helotes
Uptown
Universal City
SAN ANTONIO
Live Oak
Northwest
Castle Hills
Converse
Leon Valley
Balcones Heights
Alamo Heights
Terrell Hills
Kirby
Ingram Hills
Midtown
Downtown
China Grove
Lackland AFB
4

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No. 10 – Amargosa Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
				Property Type:	Retail
Original Principal Balance:	$26,600,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$26,600,000			Location:	Various – See Table
% of Initial Pool Balance:	2.5%			Size:	225,906 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$117.75
Borrower Name:	Amargosa Palmdale Investments, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Dorian Bilak			Title Vesting:	Fee
Mortgage Rate:	4.230%			Property Manager:	Self-managed
Note Date:	February 4, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	February 11, 2025			Most Recent Occupancy(2):	NAV
IO Period:	24 months			Current Occupancy (As of):	98.9% (12/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(As of)(3):	$2,212,202 (Various)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(As of)(3):	$1,827,817 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI(As of)(3):	$2,128,542 (Annualized T4 12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,692,452
				U/W Expenses:	$1,123,034
				U/W NOI:	$2,569,418
				U/W NCF:	$2,387,834
Escrows and Reserves(1):				U/W NOI DSCR:	1.64x
				U/W NCF DSCR:	1.52x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.7%
Taxes	$73,109	$29,677	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$36,680,000
Replacement Reserves	$0	$2,824	NAP	As-Is Appraisal Valuation Date(4):	Various
TI/LC Reserve	$0	$12,500	NAP	Cut-off Date LTV Ratio:	72.5%
Environmental Reserve	$307,500	$0	NAP	LTV Ratio at Maturity or ARD:	61.5%

(1)	See “Escrows” section.
(2)	The four Amargosa Portfolio Properties were acquired between May 2014 and July 2014. Historical occupancies were not available.
(3)	See “Cash Flow Analysis” section.
(4)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “Amargosa Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four retail properties located in three states (the “Amargosa Portfolio Properties”). The Amargosa Portfolio Mortgage Loan was originated on February 4, 2015 by Wells Fargo Bank, National Association. The Amargosa Portfolio Mortgage Loan had an original principal balance of $26,600,000, has an outstanding principal balance as of the Cut-off Date of $26,600,000 and accrues interest at an interest rate of 4.230% per annum. The Amargosa Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Amargosa Portfolio Mortgage Loan matures on February 11, 2025.

Following the lockout period, the borrower has the right to defease the Amargosa Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any day before November 11, 2024. In addition, the Amargosa Portfolio Mortgage Loan is prepayable without penalty on or after November 11 2024.

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AMARGOSA PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$26,600,000	70.1%	Purchase price(1)	$37,060,000	97.6%
Sponsor’s new cash contribution	11,365,702	29.9%	Reserves	380,609	1.0%
			Closing costs	525,093	1.4
Total Sources	$37,965,702	100.0%	Total Uses	$37,965,702	100.0%
(1)	The borrower acquired the Amargosa Portfolio Properties between May 2014 and July 2014.

The Properties. The Amargosa Portfolio Mortgage Loan is secured by the fee interests in four retail properties totaling 225,906 rentable square feet. The Amargosa Portfolio Properties include two single tenant properties, one leased to Burlington Coat Factory and one lease to Gold’s Gym, and two grocery-anchored retail properties anchored by Food City and Natural Grocers. Built between 1957 and 2007, the Amargosa Portfolio Properties are located in three states: Oregon, Arizona and Texas. As of December 1, 2014, the Amargosa Portfolio Properties were 98.9% occupied by 16 tenants.

The following table presents certain information relating to the Amargosa Portfolio Properties:

Property Name – Location	Property Sub-Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Burlington Coat Factory – Happy Valley, OR	Single Tenant	$9,600,000	36.1%	100.0%	1969/2014	83,260	$13,200,000	72.7%
Southern Plaza – Phoenix, AZ	Anchored	$8,300,000	31.2%	96.6%	2007/NAP	75,233	$11,500,000	72.2%
Northgate Shopping Center – Corvallis, OR	Anchored	$4,800,000	18.0%	100.0%	1957/2013	34,413	$6,480,000	74.1%
Gold’s Gym – San Antonio, TX	Single Tenant	$3,900,000	14.7%	100.0%	1975/NAP	33,000	$5,500,000	70.9%
Total/Weighted Average		$26,600,000	100.0%	98.9%		225,906	$36,680,000	72.5%

(1)
The Burlington Coat Factory property is subject to a pending condemnation for widening of the ingress/egress lanes of the property’s entrance; however, the taking involves approximately 426 square feet and does not affect the tenant’s continued access to the property or the available parking. See “Description of the Mortgage Pool—Other Matters” in the Prospectus Supplement.

The following table presents certain information relating to the tenancies at the Amargosa Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Burlington Coat Factory(4)	NR/NR/B	83,260	36.9%	$12.00	$999,120	35.9%	NAV	NAV	1/31/2024
Food City(5)	NR/NR/NR	55,014	24.4%	$10.00	$550,140	19.8%	$417	4.3%	1/31/2026
Gold’s Gym(6)	NR/NR/NR	33,000	14.6%	$12.00(8)	$396,000(8)	14.2%	NAV	NAV	6/30/2025
Natural Grocers(7)	NR/NR/NR	18,080	8.0%	$19.32	$349,380	12.6%	NAV	NAV	12/31/2028
Campbell’s Cleaners(7)	NR/NR/NR	6,342(9)	2.8%	$14.30(9)	$90,660(9)	3.3%	NAV	NAV	Various(9)
Total Major Tenants		195,696	86.6%	$12.19	$2,385,300	85.8%

Non-Major Tenant		27,680	12.3%	$14.27	394,864	14.2%

Occupied Collateral Total		223,376	98.9%	$12.45	$2,780,164	100.0%

Vacant Space		2,530	1.1%

Collateral Total		225,906	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through July 2015.
(3)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending December 31, 2013.
(4)	Located at the Burlington Coat Factory property.
(5)	Located at the Southern Plaza property.
(6)	Located at the Gold’s Gym property.
(7)	Located at the Northgate Shopping Center property.
(8)	Gold’s Gym is paying an abated monthly rent of $12,513 ($150,150 annual rent) through June 2015. In July 2015, Gold’s Gym will commence paying an annual rent of $396,000.
(9)
Campbell’s Cleaners leases a 3,192 square foot outparcel with an Annual U/W Base Rent of $49,800 ($15.60 per square foot) on a lease that expires December 31, 2016 and 3,150 square feet of in-line space with an Annual U/W Base Rent of $40,860 ($12.97 per square foot) on a lease that expires May 31, 2019.

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AMARGOSA PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Amargosa Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,200	0.5%	1,200	0.5%	$24,000	$20.00
2015	3	5,839	2.6%	7,039	3.1%	$101,805	$17.44
2016	2	4,192	1.9%	11,231	5.0%	$70,800	$16.89
2017	3	3,150	1.4%	14,381	6.4%	$66,231	$21.03
2018	2	15,491	6.9%	29,872	13.2%	$154,228	$9.96
2019	2	4,150	1.8%	34,022	15.1%	$68,460	$16.50
2020	0	0	0.0%	34,022	15.1%	$0	$0.00
2021	0	0	0.0%	34,022	15.1%	$0	$0.00
2022	0	0	0.0%	34,022	15.1%	$0	$0.00
2023	0	0	0.0%	34,022	15.1%	$0	$0.00
2024	1	83,260	36.9%	117,282	51.9%	$999,120	$12.00
2025	1	33,000	14.6%	150,282	66.5%	$396,000	$12.00
Thereafter	2	73,094	32.4%	223,376	98.9%	$899,520	$12.31
Vacant	0	2,530	1.1%	225,906	100.0%	$0	$0.00
Total/Weighted Average	17	225,906	100.0%			$2,780,164	$12.45

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Amargosa Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/1/2014(2)
NAV	NAV	NAV	98.9%

(1)	The four Amargosa Portfolio Properties were acquired between May 2014 and July 2014. Historical occupancy is not available.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Amargosa Portfolio Properties:

Cash Flow Analysis

	2012(1)	2013(2)	Annualized T4 12/31/2014(3)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,304,922	$1,888,380	$2,912,022(4)	$2,780,164(5)	75.3%	$12.31
Grossed Up Vacant Space	0	0	0	53,130	1.4	0.24
Total Reimbursables	525,036	547,193	410,496	971,626	26.3	4.30
Other Income	38,496	37,414	35,733	35,732	1.0	0.16
Less Vacancy & Credit Loss	0	0	0	(148,199)(6)	(4.0)	(0.66)
Effective Gross Income	$2,868,454	$2,472,987	$3,358,251	$3,692,452	100.0%	$16.35

Total Operating Expenses	$656,252	$645,171	$1,229,709	$1,123,034	30.4%	$4.97

Net Operating Income	$2,212,202	$1,827,817	$2,128,542	$2,569,418	69.6%	$11.37
TI/LC	0	0	0	147,698	4.0	0.65
Capital Expenditures	0	0	0	33,886	0.9	0.15
Net Cash Flow	$2,212,202	$1,827,817	$2,128,542	$2,387,834	64.7%	$10.57

NOI DSCR	1.41x	1.17x	1.36x	1.64x
NCF DSCR	1.41x	1.17x	1.36x	1.52x
NOI DY	8.3%	6.9%	8.0%	9.7%
NCF DY	8.3%	6.9%	8.0%	9.0%

(1)	The 2012 cash flows for the Gold’s Gym property represents the annualized six-month period ending December 31, 2012.
(2)	The 2013 cash flows for the Northgate Shopping Center property were not provided by seller and are not included in the aggregate 2013 cash flows.
(3)	Represents the trailing 4-month period ending December 31, 2014 on an annualized basis.
(4)
The increase in Base Rent from 2013 to the Annualized trailing 4-month period ending December 31, 2014 is due to Natural Grocers taking occupancy at the Northgate Shopping Center property and a contractual rent increase for Burlington Coat Factory.

(5)
The U/W Base Rent includes contractual rent increases through July 2015 totaling approximately $50,187. The decrease in Base Rent from the Annualized trailing 4-month period ending December 31, 2014 to the U/W Base Rent is due to mark-to-market adjustments for three tenants totaling approximately $127,519.

(6)	The underwritten economic vacancy is 5.2%. The Amargosa Portfolio Properties were 98.9% physically occupied as of December 1, 2014.

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AMARGOSA PORTFOLIO

Appraisals. As of the appraisal valuation dates ranging from July 21, 2014 to September 1, 2014, the Amargosa Portfolio Properties had an aggregate “as-is” appraised value of $36,680,000.

Environmental Matters. According to the Phase I environmental site assessments dated from October 23, 2014 to October 24, 2014, there was a recognized environmental condition at the Northgate Shopping Center property. Due to the former use of chlorinated solvents at the onsite dry cleaner, a Phase II subsurface investigation was conducted on January 14, 2015 which detected a high amount of perchloroethylene in the groundwater above permitted limits and recommended soil and groundwater remediation. The loan documents provide for an upfront reserve in the amount of $307,500 for environmental remediation costs, which is equal to 125% of the estimated remediation costs.

Market Overview and Competition. The Amargosa Portfolio Properties are located in Happy Valley, Oregon; Phoenix, Arizona; Corvallis, Oregon; and San Antonio, Texas.

Happy Valley, Oregon

The Burlington Coat Factory property is located approximately 13.6 miles southeast of the Portland central business district. The neighborhood contains a mix of retail and residential uses and is the primary retail hub for the southeast Portland metropolitan area. Interstate 205 provides direct freeway access to Portland International Airport and serves as a primary bypass to Interstate 5 and the Portland central business district. According to the appraisal, the 2014 population within the three- and five-mile radius of the Burlington Coat Factory property was 126,403 and 318,876, respectively, with an estimated average household income of $63,808 and $63,901, respectively. According to a third party market research report, the Burlington Coat Factory property is located within the Clackamas/Milwaukee submarket of the Portland retail market. As of the fourth quarter 2014, the Clackamas/Milwaukee submarket reported total inventory of 1,025 retail properties totaling approximately 11.1 million square feet with a 4.0% vacancy rate and average asking rent of $16.32, per square foot, triple-net.

Phoenix, Arizona

The Southern Plaza property is located in the south central portion of the Phoenix metropolitan area, approximately four miles southwest of the Phoenix central business district. Access to the area is provided by Interstate 10 which winds north and east of the neighborhood and primary arterial roads include Baseline Road and Southern Avenue. According to the appraisal, the 2013 population within the three- and five-mile radius of the Southern Plaza property was 95,119 and 181,594, respectively, with a median household income of $40,543 and $36,873, respectively. According to a third party market research report, the Southern Plaza property is located within the South Phoenix submarket of the Phoenix retail market. As of the fourth quarter 2014, the South Phoenix submarket reported total inventory of 241 retail properties totaling approximately 1.5 million square feet with a 4.5% vacancy rate and average asking rent of $12.48 per square foot, triple-net.

Corvallis, Oregon

The Northgate Shopping Center property is located in Corvallis, Oregon approximately 84.3 miles south of Portland and 47.3 miles north of Eugene with primary access to the neighborhood provided by US Highway 20 and State Highway 99W. Oregon State University, located approximately 1.2 miles southwest of the Northgate Shopping Center property, is the main driver of the Corvallis economy and serves as the area’s top employer. According to the appraisal, the 2014 population within the three- and five-mile radius of the Northgate Shopping Center property was 52,539 and 65,812, respectively, with an estimated average household income of $52,451 and $55,582, respectively. Due to the small size of the Corvallis market, the appraiser relied on historical trends data for shopping center properties in the city of Corvallis. As of the second quarter 2014, Corvallis reported a total retail inventory of 34 properties totaling approximately 1.2 million square feet with a 6.9% vacancy rate and average asking rent of $14.83 per square foot, triple-net.

San Antonio, Texas
The Gold’s Gym property is located in the northeastern portion of the city of San Antonio, approximately 14.2 miles northeast of the San Antonio central business district. Primary access to the neighborhood is provided by Interstate 35 and the Gold’s Gym property benefits from access to commercial thoroughfares including Thousand Oaks Drive and Nacogdoches Road. According to the appraisal, the 2014 population within the three- and five-mile radius of the Gold’s Gym property was 102,425 and 251,500, respectively, with an estimated average household income of $63,516 and $66,371, respectively. According to a third party market research report, the Gold’s Gym property is located within the Northeast retail submarket of the San Antonio retail market. As of the fourth quarter 2014, the Northeast submarket reported total inventory of 1,914 properties totaling approximately 16.6 million square feet with a 6.3% vacancy rate and average asking rent of $11.95 per square foot, triple-net.

The Borrower. The borrower is Amargosa Palmdale Investments, LLC, a single purpose entity. Dorian Bilak, who owns or controls over 10.0% of the borrower via various family trusts, is the guarantor of certain nonrecourse carveouts under the Amargosa Portfolio Mortgage Loan.

The Sponsor. The sponsor is Dorian Bilak, the president of Bilak Enterprises, Inc., a company engaged in the management, repositioning and revitalization of antiquated commercial properties and the development of new ground-up construction. Mr. Bilak has overseen the management, maintenance and leasing of over 3.0 million square feet of retail space and has supervised all tenant build-out and new construction of those projects.

Escrows. The loan documents provide for an upfront reserve in the amount of $73,109 for real estate taxes and $307,500 for environmental remediation costs. The loan documents provide for ongoing monthly reserves in the amount of $29,677 for real estate taxes, $2,824 for replacement reserves and $12,500 for tenant improvements and leasing commissions. Ongoing monthly reserves

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AMARGOSA PORTFOLIO

for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Amargosa Portfolio Properties are covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policy and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit all rents and other income within one business day of receipt and the tenants are required to deposit all rents directly. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period” will commence upon the occurrence of a Major Tenant Event Period (as defined below) and the earlier of (i) the occurrence and continuance of an event of default; or (ii) the net cash flow debt yield being less than 7.0%. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 7.0% for two consecutive calendar quarters.

A “Major Tenant Event Period” will commence, with respect to (a) Burlington Coat Factory, (b) Food City or (c) any replacement tenant that represents either at least 20.0% of the total rental income or 15,000 square feet of the gross leasable area at any individual property, upon the occurrence of the earlier of such tenant (i) failing to renew or extend its lease on terms acceptable to lender prior to the deadline to renew as outlined in its lease; (ii) filing bankruptcy or similar insolvency proceedings; (iii) going dark, failing to occupy or vacating; (iv) an event of default under its lease; or (v) terminating its lease or giving a termination notice under its lease.

A Major Tenant Event Period will expire, with regard to clause (i), lender’s receipt of satisfactory evidence that the applicable tenant has extended its lease on terms acceptable to lender; with regard to clause (ii), bankruptcy or insolvency proceeding has terminated and the related lease has been affirmed; with respect to clause (iii), the applicable tenant has resumed its normal business operations and is open for two consecutive quarters; with respect to clause (iv), the subject default is cured and no other monetary default or material non-monetary default under the related lease occurs for two consecutive calendar quarters; and with regard to clauses (i) through (v), lender receives evidence that the applicable tenant space has been leased to one or more satisfactory replacement tenants that represents either at least 20.0% of the total rental income or 15,000 square feet of the gross leasable area at any individual property and all tenant improvement costs and leasing commissions related to the replacement tenant have been paid or are deposited with lender.

Property Management. The Amargosa Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Amargosa Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the Amargosa Portfolio Properties in connection with a partial defeasance, subject to certain conditions including (i) the principal balance is reduced by the greater of (a) 100% of the net proceeds of the sale of the release property, (b) 125% of the released property’s allocated loan balance, (c) an amount that would result in the net cash flow debt yield with respect to the remaining Amargosa Portfolio Properties following the release being no less than the greater of (x) 11.0% and (y) the net cash flow debt yield of the Amargosa Portfolio Properties prior to the release, (d) an amount that would result in a loan-to-value ratio of the remaining Amargosa Portfolio Properties following the release being no more than the lesser of (I) 65.0% and (II) the loan-to-value ratio for the Amargosa Portfolio Properties prior to the release, and (e) an amount required to maintain compliance with REMIC requirements; (ii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C27 Certificates; and (iii) the lender receives a legal opinion that the release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Amargosa Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic reports for the Burlington Coat Factory and Northgate Shopping Center property located in Happy Valley and Corvallis, Oregon, respectively, indicated a probable maximum loss of 14.0% and 9.0%, respectively.

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No. 11 – Residence Inn Tampa Westshore Airport

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$23,569,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$23,569,000			Location:	Tampa, FL
% of Initial Pool Balance:	2.2%			Size:	160 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$147,306
Borrower Name:	NF II/CI Tampa Airport, LLC			Year Built/Renovated:	2001/NAP
Sponsor:	Noble Hospitality Fund II, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.350%			Property Manager:	McKibbon Hotel Management, Inc.
Note Date:	December 4, 2014			3rd Most Recent Occupancy (As of)(4):	81.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	82.3% (12/31/2012)
Maturity Date:	December 11, 2024			Most Recent Occupancy (As of)(4):	79.5% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of)(4):	86.1% (10/31/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$2,741,534 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$2,626,703 (12/31/2013)
Call Protection:	L(23), GRTR 1% or YM(93),O(4)			Most Recent NOI (As of)(4):	$3,112,930 (10/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$6,179,167
				U/W Expenses:	$3,278,148
				U/W NOI:	$2,901,019
				U/W NCF:	$2,653,852
				U/W NOI DSCR:	2.06x
Escrows and Reserves:				U/W NCF DSCR:	1.88x
				U/W NOI Debt Yield:	12.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.3%
Taxes	$40,929	$20,465	NAP	As-Stabilized Value(5):	$37,600,000
Insurance(1)	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(5):	November 1, 2015
FF&E Reserve(2)	$0	$21,279	NAP	Cut-off Date LTV Ratio(5):	62.7%
PIP Reserve(3)	$2,836,000	Springing	NAP	LTV Ratio at Maturity or ARD(5):	54.7%

(1)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Residence Inn Tampa Westshore Airport Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)
Lender may adjust the monthly FF&E deposit, upon no less than 10 days’ notice, in an amount equal to the greater of (i) $21,279 or (ii) one twelfth of 4.0% of operating income for the prior fiscal year.

(3)
An upfront PIP Reserve of $2,836,000 for the Residence Inn Tampa Westshore Airport Property was collected at closing for the proposed capital improvements required by the franchisor (“PIP Work”). In addition to this initial deposit, should any additional PIP Work be required by the franchisor, the borrower must deposit (within 15 days of receipt of notice from the franchisor) an amount equal to 110% of the estimated costs to complete such additional PIP Work, as reasonably determined by lender.

(4)	See “Cash Flow Analysis” section.
(5)	The appraiser concluded to an “as-is” appraised value of $34,500,000 as of November 1, 2014. The Cut-off Date LTV Ratio based on the “as-is” value is 68.3% and the LTV Ratio at Maturity is 59.6%.

The Residence Inn Tampa Westshore Airport mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering an eight-story, limited service hotel located in Tampa, Florida, adjacent to the Tampa International Airport and approximately 3.5 miles west of the Tampa central business district (the “Residence Inn Tampa Westhsore Airport Property”). Built in 2001, the Residence Inn Tampa Westshore Airport Property is situated on a 2.6-acre site and comprises 160 guestrooms, which includes 67 king or queen studio guestrooms, 61 one-bedroom king or queen guestrooms and 32 two-bedroom king guestrooms. Each guestroom features a flat screen television, sleeper sofas, desk with ergonomic chair and has a fully equipped kitchen with a refrigerator, microwave, dishwasher, stove, coffee maker, and a full complement of cooking utensils, flatware, and dishware. Amenities at the Residence Inn Tampa Westshore Airport Property include a breakfast buffet, guest laundry services, an outdoor swimming pool, approximately 580 square feet of meeting space, sundry shop, a fitness center, a business center and an outdoor barbeque area. The franchise agreement with Mariott expires in November 2026.

A $2,836,000 ($17,725 per room) Property Improvement Plan (“PIP”) reserve was established at closing to cover the cost of the proposed PIP. The PIP includes renovations to the architectural façade, parking areas, lobby, patio, elevator, guest laundry, meeting

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RESIDENCE INN TAMPA WESTSHORE AIRPORT

space, fitness room, swimming pool area, corridors and stairwells, and all guestrooms and guest bathrooms. Funds will be released by the lender as the borrower incurs the costs. The PIP is expected to be completed by November 2015.

Sources and Uses

Sources			Uses
Original loan amount	$23,569,000	70.0%	Purchase price(1)	$30,197,000	89.7%
Sponsor’s new cash contribution	10,099,593	30.0	Reserves	2,876,929	8.5
			Closing costs	594,664	1.8
Total Sources	$33,668,593	100.0%	Total Uses	$33,668,593	100.0%

(1)
The Residence Inn Tampa Westshore Airport Property was acquired by Noble Investment Group in conjunction with eight other hotel properties, of which five are expected to be securitized in the WFCM 2015-C27 Trust: Residence Inn Charlotte Southpark ($20,560,000), Courtyard Fort Myers ($15,779,000), Residence Inn Little Rock Downtown ($14,447,000), Courtyard Tampa Downtown ($14,387,000), and Hampton Inn & Suites Knoxville ($9,884,000). The other three hotels were included in the WFCM 2015-C26 Trust.

The following table presents certain information relating to the Residence Inn Tampa Westshore Airport Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Residence Inn Tampa Westshore Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
09/30/2014 TTM	79.5%	$114.64	$91.09	84.8%	$121.17	$102.70	106.7%	105.7%	112.7%
09/30/2013 TTM	74.0%	$110.01	$81.46	81.0%	$116.42	$94.31	109.4%	105.8%	115.8%
09/30/2012 TTM	75.3%	$112.48	$84.75	82.4%	$116.26	$95.83	109.4%	103.4%	113.1%

(1)
Information obtained from a third party hospitality report dated October 18, 2014. The competitive set includes: Courtyard Tampa Westhsore Airport, Hilton Tampa Airport Westshore, Embassy Suites Tampa Airport Westshore, Hyatt Place Tampa Airport Westshore, and Springhill Suites Tampa Westshore Airport.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Residence Inn Tampa Westshore Airport Property:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	82.3%	79.5%	86.1%	86.1%
ADR	$116.56	$117.31	$120.75	$120.75
RevPAR	$95.87	$93.23	$104.02	$104.02

Total Revenue	$5,727,708	$5,563,770	$6,179,167	$6,179,167	100.0%	$38,620
Total Department Expenses	913,093	918,507	965,506	965,506	15.6%	$6,034
Gross Operating Profit	$4,814,615	$4,645,263	$5,213,661	$5,213,661	84.4%	$32,585

Total Undistributed Expenses	1,757,756	1,696,013	1,776,270	1,836,236	29.7%	$11,476
Profit Before Fixed Charges	$3,056,859	$2,949,250	$3,437,391	$3,377,425	54.7%	$21,109

Total Fixed Charges	315,325	322,547	324,461	476,406	7.7%	$2,978

Net Operating Income	$2,741,534	$2,626,703	$3,112,930	$2,901,019	46.9%	$18,131
FF&E	0	0	0	247,167	4.0%	$1,545
Net Cash Flow	$2,741,534	$2,626,703	$3,112,930	$2,653,852	42.9%	$16,587

NOI DSCR	1.95x	1.87x	2.21x	2.06x
NCF DSCR	1.95x	1.87x	2.21x	1.88x
NOI DY	11.6%	11.1%	13.2%	12.3%
NCF DY	11.6%	11.1%	13.2%	11.3%

(1)
The increase in Net Operating Income from 12/31/2013 to the trailing twelve months ending 10/31/2014 is due to the Residence Inn Tampa Westshore Airport Property’s occupancy increasing from 79.5% to 86.1% and ADR increasing from $117.31 to $120.75 for the trailing 12 months ending 10/31/2014.

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No. 12 – Orbital ATK Office

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$22,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$22,000,000			Location:	Los Angeles, CA
% of Initial Pool Balance:	2.1%			Size:	120,200 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$183.03
Borrower Name:	94 IS THE 1, LLC			Year Built/Renovated:	1981/2014
Sponsor:	Bob Safai			Title Vesting:	Fee Simple
Mortgage Rate:	4.500%			Property Manager:	Tiarna Real Estate Services, Inc.
Note Date:	January 29, 2015			3rd Most Recent Occupancy(1):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(1):	NAV
Maturity Date:	February 6, 2025			Most Recent Occupancy (As of):	100.0% (3/1/2015)
IO Period:	36 months
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(1) :	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(1) :	NAV
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of)(1):	$2,667,502 (Annualized T11 11/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$2,815,365
Additional Debt Type:	NAP			U/W Expenses:	$572,307
				U/W NOI:	$2,243,057
				U/W NCF:	$2,096,951
Escrows and Reserves:				U/W NOI DSCR:	1.68x
				U/W NCF DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.2%
Taxes	$86,250	$17,250	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$34,115	$2,708	NAP	As-Is Appraised Value:	$37,950,000
Replacement Reserves	$0	$1,503	NAP	As-Is Appraisal Valuation Date:	November 25, 2014
TI/LC Reserve	$0	$4,007	NAP	Cut-off Date LTV Ratio:	58.0%
				LTV Ratio at Maturity or ARD:	50.7%

(1)	Alliant Techsystems, Inc. lease commenced on January 1, 2014.

The Orbital ATK Office mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 120,200 square foot office property located in Los Angeles, California (the “Orbital ATK Office Property”). The Orbital ATK Office Property is 100.0% leased to Alliant Techsystems, Inc. (“ATK”) on an 11-year modified gross lease. The Orbital ATK Office Property was acquired by the borrower in 2011 as a vacant shell office and was later built out for ATK with the lease commencing on January 1, 2014. Founded in 1990, ATK is headquartered in Dulles, Virginia and has approximately 12,100 employees with operations in 20 states. ATK designs and manufactures aerospace, defense, and commercial products operating in three distinct segments: Flight Systems Group, Aerospace Group and Defense Group. The Orbital ATK Office Property is the Defense Group division headquarters containing approximately 250 employees that are responsible for research, development and manufacturing of the Advanced Anti-Radiation Guided Missile (“AARGM”), a supersonic, air-launched tactical missile system, for the U.S. Navy. The Orbital ATK Office Property includes 345 surface parking spaces, resulting in a parking ratio of 2.9 spaces per 1,000 square feet of rentable area. See “Description of the Mortgage Pool—Other Matters” in the Prospectus Supplement.

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff	$10,067,317	45.8%
			Reserves	120,365	0.5
			Closing costs	75,814	0.3
			Return of equity	11,736,504	53.3
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

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ORBITAL ATK OFFICE

The following table presents certain information relating to the tenancy at the Orbital ATK Office Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Alliant Techsystems, Inc.	BB/Ba3/B+	120,200	100.0%	$25.21	$3,029,880	100.0%	12/31/2024(2)
Occupied Collateral Total		120,200	100.0%	$25.21	$3,029,880	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 1, 2016; current rental rate is $24.27 per square foot.
(2)
Alliant Techsystems, Inc. has a one-time option to terminate its lease as of December 31, 2020 with a minimum of 12-months advance notice and a termination payment of $5,091,655 ($42.36 per square foot). Alliant Techsystems, Inc. has two, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the Orbital ATK Office Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	1	120,200	100.0%	120,200	100.0%	$3,029,880	$25.21
2025	0	0	0.0%	120,200	100.0%	$0	$0.00
Thereafter	0	0	0.0%	120,200	100.0%	$0	$0.00
Vacant	0	0	0.0%	120,200	100.0%	$0	$0.00
Total/Weighted Average	1	120,200	100.0%			$3,029,880	$25.21

(1)	Information obtained from the underwritten rent roll.
(2)
The sole tenant has a lease termination option that is exercisable prior to the stated expiration date of the subject lease (as described above in footnote (2) to the Major Tenants table) and that is not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Orbital ATK Office Property:

Historical Occupancy

12/31/2012	12/31/2013	12/31/2014(1)(2)	3/1/2015(3)
NAV	NAV	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Alliant Techsystems, Inc., lease started on January 1, 2014.
(3)	Information obtained from underwritten rent roll.

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ORBITAL ATK OFFICE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Orbital ATK Office Property:

Cash Flow Analysis

	Annualized T-11 11/30/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,855,952	$3,029,880	107.6%	$25.21
Grossed Up Vacant Space	0	0	0.0	0.00
Total Reimbursables	0	30,299	1.1	0.25
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(244,814)(1)	(8.7)	(2.04)
Effective Gross Income	$2,855,952	$2,815,365	100.0%	$23.42

Total Operating Expenses	$188,450	$572,307	20.3%	$4.76

Net Operating Income	$2,667,502	$2,243,057	79.7%	$18.66
TI/LC	0	128,076	4.5	1.07
Capital Expenditures	0	18,030	0.6	0.15
Net Cash Flow	$2,667,502	$2,096,951	74.5%	$17.45

NOI DSCR	1.99x	1.68x
NCF DSCR	1.99x	1.57x
NOI DY	12.1%	10.2%
NCF DY	12.1%	9.5%

(1)	The underwritten economic vacancy is 8.1%. The Orbital ATK Office Property was 100.0% physically occupied as of March 1, 2015.

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No. 13 – Depot Park

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Industrial
Original Principal Balance(1):	$21,600,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance(1):	$21,600,000			Location:	Sacramento, CA
% of Initial Pool Balance:	2.1%			Size:	2,112,089 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$21.59
Borrower Name:	U.S. National Leasing LLC			Year Built/Renovated:	1940/2000
Sponsor:	Richard W. Fischer			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	November 24, 2014			3rd Most Recent Occupancy (As of):	65.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	61.5% (12/31/2012)
Maturity Date:	December 1, 2024			Most Recent Occupancy (As of):	65.8% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	67.7% (10/21/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	None
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$5,379,102 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$5,659,563 (12/31/2013)
Call Protection:	L(28),GRTR 1% or YM(88),O(4)			Most Recent NOI (As of)(3):	$6,485,650 (TTM 6/30/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$10,943,007
				U/W Expenses:	$5,122,652
				U/W NOI(3):	$5,820,354
				U/W NCF:	$4,989,050
Escrows and Reserves:				U/W NOI DSCR(1):	2.91x
				U/W NCF DSCR(1):	2.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.8%
Taxes	$31,132	$31,132	NAP	U/W NCF Debt Yield(1):	10.9%
Insurance	$148,294	$18,537	NAP	As-Is Appraised Value:	$76,000,000
Replacement Reserves	$17,610	$17,610	$900,000	As-Is Appraisal Valuation Date:	July 14, 2014
TI/LC Reserve(2)	$0	Springing	$1,568,000	Cut-off Date LTV Ratio(1):	60.0%
				LTV Ratio at Maturity or ARD(1):	60.0%

(1)
The Depot Park Loan Combination, totaling $45,600,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $21,600,000, has an outstanding principal balance of $21,600,000 as of the Cut-off Date and will be contributed to the WFCM 2015-C27 Trust. The controlling Note A-1 had an original principal balance of $24,000,000 and was contributed to the WFCM 2014-LC18 Trust. All statistical information related to balances per square foot, loan-to-value, debt service coverage ratios and debt yield are based on the Depot Park Loan Combination.

(2)	TI/LC reserves in the amount of $58,000 per month with a cap of $1,568,000 will commence if the debt service coverage ratio falls below 1.62x for the two prior consecutive quarters.
(3)	See “Cash Flow Analysis” section.

The “Depot Park Loan Combination” is evidenced by two promissory notes (Notes A-1 and A-2) that are secured by a first mortgage encumbering the fee interest in an industrial and office park located in Sacramento, California (the “Depot Park Property”). The Depot Park Property is an approximately 2.1 million square foot industrial and office park. The Depot Park Property was built in the 1940s as an army depot, purchased by the City of Sacramento from the United States Government in 1994, and renovated to its current use in 2000. The Depot Park Property comprises over 35 buildings, approximately 90.6% of which is industrial space and 9.4% of which is office space. The site features extensive landscaping and amenities, including picnic areas, gazebos, a volleyball court, walking path, other recreational activities, an on-site restaurant and a child care center. The Depot Park Property is gated with three secured entrances. As of October 21, 2014, the Depot Park Property was 67.7% occupied by 85 tenants.

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DEPOT PARK

Sources and Uses

Sources			Uses
Original loan amount	$45,600,000	100.0%	Loan payoff	$35,489,566	77.8%
			Reserves	197,036	0.4
			Other uses(1)	9,069,237	19.9
			Closing costs	700,376	1.5
			Return of equity	143,785	0.3
Total Sources	$45,600,000	100.0%	Total Uses	$45,600,000	100.0%

(1)
Prior to the origination of the Depot Park Loan Combination, the Depot Park Property operated on a ground lease. At loan closing, the borrower purchased the land and collapsed the ground lease for approximately $7.2 million and additional fees.

The following table presents certain information relating to the tenancy at the Depot Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Department of Corrections	NR/NR/NR	196,020	9.3%	$7.21(2)	$1,412,415(2)	16.6%	Various(3)
DMV – State of California	A/Aa3/A+	54,450	2.6%	$17.46	$950,892	11.2%	3/31/2017(4)
Swinerton Builders	NR/NR/NR	25,019	1.2%	$16.49	$412,563	4.9%	11/30/2022(5)
Ferguson Enterprises	NR/NR/NR	87,120	4.1%	$4.49	$390,912	4.6%	7/31/2020
Big Bear Fireworks Inc.	NR/NR/NR	97,620	4.6%	$3.69	$360,216	4.2%	9/30/2015(6)
Airco Mechanical Inc.	NR/NR/NR	86,944	4.1%	$3.50	$303,936	3.6%	5/31/2027
Total Services Logistics	NR/NR/NR	81,675	3.9%	$3.39	$276,948	3.3%	1/31/2015
Total Major Tenants		628,848	29.8%	$6.53	$4,107,881	48.3%

Non-Major Tenants		801,539	37.9%	$5.48	4,392,285	51.7%

Occupied Collateral Total		1,430,387	67.7%	$5.94	$8,500,166	100.0%

Vacant Space		681,702	32.3%

Collateral Total		2,112,089	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Department of Corrections pays $7.54 per square foot gross on 152,460 square feet (7.2% of net rentable area) under one lease and $6.02 per square foot gross on 43,560 square feet (2.1% of net rentable area) under a second lease.

(3)
Department of Corrections may terminate its leases at any time on or after January 31, 2016 and March 31, 2016, respectively, with written notice to the landlord at least 30 days prior to the termination date. Department of Corrections leases expire on January 31, 2020 (152,460 square feet) and March 31, 2020 (43,560 square feet).

(4)	DMV – State of California may terminate its lease at any time after March 31, 2013 with written notice to the landlord at least 30 days prior to the termination date.
(5)	Swinerton Builders may terminate its lease on December 1, 2017 with written notice to the landlord at least 120 days prior to the termination date.
(6)
If the City of Sacramento prohibits the use of the premises for general office, storage, warehousing, sales and distribution of Class C 1.4G consumer fireworks and other legal and related uses, Big Bear Fireworks Inc. may terminate its lease with 90 days prior written notice to the landlord.

A-3-91

DEPOT PARK

The following table presents certain information relating to the lease rollover schedule at the Depot Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	19	149,302	7.1%	149,302	7.1%	$691,308	$4.63
2015	31	326,717	15.5%	476,019	22.5%	$1,373,964	$4.21
2016	12	159,984	7.6%	636,003	30.1%	$1,323,012	$8.27
2017	9	189,628	9.0%	825,631	39.1%	$1,640,000	$8.65
2018	1	43,560	2.1%	869,191	41.2%	$123,000	$2.82
2019	4	17,295	0.8%	886,486	42.0%	$177,126	$10.24
2020	4	370,260	17.5%	1,256,746	59.5%	$2,025,879	$5.47
2021	1	8,000	0.4%	1,264,746	59.9%	$119,708	$14.96
2022	2	46,017	2.2%	1,310,763	62.1%	$584,857	$12.71
2023	0	0	0.0%	1,310,763	62.1%	$0	$0.00
2024	1	21,780	1.0%	1,332,543	63.1%	$137,376	$6.31
2025	0	0	0.0%	1,332,543	63.1%	$0	$0.00
Thereafter	2	97,844	4.6%	1,430,387	67.7%	$303,936	$3.11
Vacant	0	681,702	32.3%	2,112,089	100.0%	$0	$0.00
Total/Weighted Average	86	2,112,089	100.0%			$8,500,166	$5.94

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Depot Park Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	10/21/2014(2)
65.0%	61.5%	65.8%	67.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Depot Park Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,551,524	$8,797,466	$9,274,528	$8,500,166	77.7%	$4.02
Grossed Up Vacant Space	0	0	0	3,344,581	30.6	1.58
Total Reimbursables	1,808,943	1,753,651	1,914,221	1,913,589	17.5	0.91
Other Income	0	0	0	529,251(3)	4.8	0.25
Less Vacancy & Credit Loss	0	0	0	(3,344,581)(4)	30.6	(1.58)
Effective Gross Income	$10,360,467	$10,551,117	$11,188,749	$10,943,007	100.0%	$5.18

Total Operating Expenses	$4,981,365	$4,891,554	$4,703,099	$5,122,652	46.8%	$2.43

Net Operating Income	$5,379,102	$5,659,563(2)	$6,485,650(2)	$5,820,354(2)	53.2%	$2.76
TI/LC	0	0	0	620,095	5.7	0.29
Reserves for Replacements	0	0	0	211,209	1.9	0.10
Net Cash Flow	$5,379,102	$5,659,563	$6,485,650	$4,989,050	45.6%	$2.36

NOI DSCR(1)	2.69x	2.83x	3.24x	2.91x
NCF DSCR(1)	2.69x	2.83x	3.24x	2.49x
NOI DY(1)	11.8%	12.4%	14.2%	12.8%
NCF DY(1)	11.8%	12.4%	14.2%	10.9%

(1)	The debt service coverage ratios and debt yields are based on the Depot Park Loan Combination.
(2)
The increase of 2013 NOI to TTM 6/30/2014 NOI is primarily due to leasing activity. Tenants occupying approximately 52,072 square feet of newly leased space commenced rent payments during the first six months of 2014. Additionally, the decrease in U/W NOI from the TTM 6/30/2014 NOI is due primarily to expiring tenant leases in 2014 and the rent associated with those expiring leases being excluded from the underwriting.

(3)	Other Income is comprised of yard rental income. Historically yard rental income in included in the base rent on the borrower’s operating statement.
(4)	The underwritten economic vacancy is 23.4%. The Depot Park Property was 67.7% physically occupied as of October 21, 2014.

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A-3-93

No. 14 – Residence Inn Charlotte Southpark

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$20,560,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$20,560,000			Location:	Charlotte, NC
% of Initial Pool Balance:	2.0%			Size:	152 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$135,263
Borrower Name:	NF II/CI Charlotte, LLC			Year Built/Renovated:	2001/NAP
Sponsor:	Noble Hospitality Fund II, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.350%			Property Manager:	McKibbon Hotel Management, Inc.
Note Date:	December 4, 2014			3rd Most Recent Occupancy (As of)(4):	82.5% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	86.0% (12/31/2012)
Maturity Date:	December 11, 2024			Most Recent Occupancy (As of)(4):	77.3% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of)(4):	74.3% (TTM 10/31/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$2,588,055 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$2,596,588 (12/31/2013)
Call Protection:	L(23), GRTR 1% or YM(93),O(4)			Most Recent NOI (As of)(4):	$2,572,095 (10/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$5,219,545
				U/W Expenses:	$2,718,291
				U/W NOI:	$2,501,254
				U/W NCF:	$2,292,472
				U/W NOI DSCR:	2.04x
Escrows and Reserves:				U/W NCF DSCR:	1.87x
				U/W NOI Debt Yield:	12.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.2%
Taxes	$49,020	$12,256	NAP	As-Stabilized Value(5):	$32,600,000
Insurance(1)	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(5):	November 1, 2015
FF&E Reserve(2)	$0	$18,076	NAP	Cut-off Date LTV Ratio(5):	63.1%
PIP Reserve(3)	$907,000	Springing	NAP	LTV Ratio at Maturity or ARD(5):	55.0%

(1)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Residence Inn Charlotte Southpark Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)
Lender may adjust the monthly FF&E deposit, upon no less than 10 days’ notice, to an amount equal to  the greater of (i) $18,076 or (ii) one twelfth of 4.0% of operating income for the prior fiscal year.

(3)
An upfront PIP Reserve of $907,000 for the Residence Inn Charlotte Southpark Property was collected at closing for the remainder of the capital improvements required by the franchisor (“PIP Work”). In addition to this initial deposit, should any additional PIP Work be required by the franchisor, the borrower must deposit (within 15 days of receipt of notice from the franchisor) an amount equal to 110% of the estimated costs to complete such additional PIP Work, as reasonably determined by lender.

(4)	See “Cash Flow Analysis” section.
(5)	The appraiser concluded to an “as-is” appraised value of $29,900,000 as of November 1, 2014. The Cut-off Date LTV Ratio based on the “as-is” value is 68.8% and the LTV Ratio at Maturity is 60.0%.

The Residence Inn Charlotte Southpark mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering an eight-story, limited service hotel located in Charlotte, North Carolina, approximately 6.5 miles south of the Charlotte central business district (the “Residence Inn Charlotte Southpark Property”). Built in 2001, the Residence Inn Charlotte Southpark Property is situated on a 1.7-acre site and comprises 152 guestrooms, which includes 65 king guestrooms, 73 one-bedroom queen guestrooms and 14 two-bedroom queen guestrooms. Each guestroom features a flat screen television, complimentary wi-fi, lounge chair, sleeper sofas, desk and has fully equipped kitchens with granite countertops, a refrigerator, microwave, dishwasher, dish cleaning supplies, and full complement of cooking utensils, flatware and dishware. Amenities at the Residence Inn Charlotte Southpark Property include complimentary breakfast, guest laundry services, an indoor swimming pool, a fitness center, sport court, a business center, approximately 800 square feet of meeting space, sundry shop, and an onsite rental car service. The franchise agreement with Marriott expires in October 2021.

A $907,000 ($5,967 per room) property improvement plan (“PIP”) reserve was established at closing to cover the remainder of the $2,293,251 ($15,087 per room) PIP. The seller began construction in November 2014 and has already completed approximately

A-3-94

RESIDENCE INN CHARLOTTE SOUTHPARK

$1,388,812 of the renovation. Funds will be released by the lender as the borrower incurs the costs. The PIP includes upgrades to guestrooms, hallways, lobby, breakfast area, meeting room, fitness center and mechanical systems. The PIP is expected to be completed by late February 2015.

Sources and Uses

Sources			Uses
Original loan amount	$20,560,000	70.2%	Purchase price(1)	$26,469,000	90.3%
Sponsor’s new cash contribution	8,738,772	29.8	Reserves	956,020	3.3
			Closing costs	1,873,752	6.4
Total Sources	$29,298,772	100.0%	Total Uses	$29,298,772	100.0%

(1)
The Residence Inn Charlotte Southpark Property was acquired by Noble Investment Group in conjunction with eight other hotel properties, of which five are expected to be securitized in the WFCM 2015-C27 Trust: Residence Inn Charlotte Southpark ($20,560,000), Courtyard Fort Myers ($15,779,000), Residence Inn Little Rock Downtown ($14,447,000), Courtyard Tampa Downtown ($14,387,000), and Hampton Inn & Suites Knoxville ($9,884,000). The other three hotels were included in the WFCM 2015-C26 Trust.

The following table presents certain information relating to the Residence Inn Charlotte Southpark Airport Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Residence Inn Charlotte Southpark			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
09/30/2014 TTM	78.4%	$132.88	$104.12	74.3%	$123.18	$91.57	94.9%	92.7%	87.9%
09/30/2013 TTM	75.4%	$126.83	$95.64	80.0%	$114.66	$91.69	106.0%	90.4%	95.9%
09/30/2012 TTM	76.0%	$118.61	$90.20	87.1%	$105.82	$92.16	114.5%	89.2%	102.2%

(1)
Information obtained from a third party hospitality report dated October 18, 2014.  The competitive set includes: Residence Inn Charlotte South I77 at Tyvola Road, Doubletree Guest Suites Charlotte Southpark, Courtyard Charlotte South Park, and Hampton Inn Suites Charlotte South Park at Phillips Place.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Residence Inn Charlotte Southpark Property:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	86.0%	77.3%	74.3%	74.3%
ADR	$107.52	$118.46	$123.27	$123.27
RevPAR	$92.47	$91.53	$91.54	$91.54

Total Revenue	$5,259,437	$5,204,374	$5,219,545	$5,219,545	100.0%	$34,339
Total Department Expenses	967,337	928,935	957,038	957,038	18.3%	$6,296
Gross Operating Profit	$4,292,100	$4,275,439	$4,262,507	$4,262,507	81.7%	$28,043

Total Undistributed Expenses	1,508,865	1,479,292	1,493,626	1,564,467	30.0%	$10,293
Profit Before Fixed Charges	$2,783,235	$2,796,147	$2,768,881	$2,698,040	51.7%	$17,750

Total Fixed Charges	195,180	199,559	196,786	196,786	3.8%	$1,295

Net Operating Income	$2,588,055	$2,596,588	$2,572,095	$2,501,254	47.9%	$16,456
FF&E	0	0	0	208,782	4.0%	$1,374
Net Cash Flow	$2,588,055	$2,596,588	$2,572,095	$2,292,472	43.9%	$15,082

NOI DSCR	2.11x	2.11x	2.09x	2.04x
NCF DSCR	2.11x	2.11x	2.09x	1.87x
NOI DY	12.6%	12.6%	12.5%	12.2%
NCF DY	12.6%	12.6%	12.5%	11.2%

A-3-95

No. 15 – 212 South Tryon

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$19,773,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$19,773,000			Location:	Charlotte, NC
% of Initial Pool Balance:	1.9%			Size:	172,382 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$114.70
Borrower Name:	TDC Johnston, LLC			Year Built/Renovated:	1924/2004
Sponsor:	Anthony H. Dilweg			Title Vesting:	Fee
Mortgage Rate:	4.240%			Property Manager:	Trinity Partners, LLC
Note Date:	February 2, 2015			3rd Most Recent Occupancy (As of):	86.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.8% (12/31/2013)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of):	83.5% (12/30/2014)
IO Period:	60 months			Current Occupancy (As of):	84.3% (2/2/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,577,910 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,519,613 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,487,676 (12/31/2014)
Lockbox Type:	Springing(Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,049,679
				U/W Expenses:	$1,283,504
				U/W NOI(2):	$1,766,175
				U/W NCF:	$1,554,145
Escrows and Reserves:				U/W NOI DSCR:	1.51x
				U/W NCF DSCR:	1.33x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.9%
Taxes	$51,375	$17,125	NAP	U/W NCF Debt Yield:	7.9%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$28,270,000
Replacement Reserves	$0	$3,304	NAP	As-Is Appraisal Valuation Date:	December 23, 2014
TI/LC Reserve	$15,000	$14,385	$517,863	Cut-Off Date LTV Ratio:	69.9%
Rent Abatement Reserve	$48,019	$0	NAP	LTV Ratio at Maturity or ARD:	63.7%

(1)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the 212 South Tryon Office Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of insurance policies and timely proof of payment of insurance premiums.

(2)	See “Cash Flow Analysis” section.

The 212 South Tryon mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 17-story class B office building totaling 172,382 square feet located in Charlotte, North Carolina (the “212 South Tryon Property”). The 212 South Tryon Office Property was built in 1924 and renovated in 2004. The 212 South Tryon Property is located within two city blocks of Trade and Tryon streets in the central business district of Charlotte. The ground floor is occupied by several retail tenants and is also used as a bank lobby for Fifth Third Bank. The upper floors are used as multi-tenant office and the basement for storage and maintenance. Parking is provided through a licensing agreement with a nearby parking garage. According to the appraisal, the Charlotte central business district submarket contains 142 office buildings totaling approximately 22,695,003 square feet. The 212 South Tryon Property is leased to 48 tenants and was 84.3% occupied as of February 2, 2015.

Sources and Uses

Sources			Uses
Original loan amount	$19,773,000	74.4%	Purchase price	$25,300,000	95.2%
Sponsor’s new cash contribution	$6,816,495	25.6%	Reserves	$114,393	0.4
			Closing costs(1)	$1,175,102	4.4
Total Sources	$26,589,495	100.0%	Total Uses	$26,589,495	100.0%

(1)	$904,738 of closing costs were paid to affiliates of the borrower.

A-3-96

212 SOUTH TRYON

The following table presents certain information relating to the tenancy at the 212 South Tryon Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Office of the Comptroller	AAA/Aaa/AA+	29,470	17.1%	$26.14	$770,385	26.2%	Various(3)
Carlisle & Gallagher Consulting	NR/NR/NR	20,130	11.7%	$19.56(4)	$393,711	13.4%	10/31/2021
Montreat College	NR/NR/NR	14,692	8.5%	$17.23	$253,143	8.6%	7/31/2023
Fifth Third Bank	NR/NR/NR	6,764	3.9%	$24.00	$162,336	5.5%	3/30/2022
Rudisil, White & Kaplan	NR/NR/NR	6,322	3.7%	$19.32	$122,141	4.1%	2/28/2017
Total Major Tenants		77,378	44.9%	$21.99	$1,701,716	57.8%

Non-Major Tenants		67,993	39.4%	$18.28	$1,243,150	42.2%

Occupied Collateral Total		145,371	84.3%	$20.26	$2,944,866	100.0%

Vacant Space		27,011	15.7%

Collateral Total		172,382	100.0%

(1)	Certain ratings are those of the parent company (or in the case of the Office of the Comptroller, the United States Government) whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2015.
(3)	19,668 square feet expires on September 30, 2018 and 9,802 square feet expires on February 28, 2020.
(4)
Carlisle & Gallagher Consulting leases two spaces totaling 19,734 square feet at the subject property.  Both leases have contract rents of $19.67 PSF and expire on October 31, 2021. In addition, Carlisle & Gallagher Consulting leases storage space on a month-to-month lease totaling 396 square feet with contract rents of $14.00 PSF.

A-3-97

212 SOUTH TRYON

The following table presents certain information relating to the lease rollover schedule at the 212 South Tryon Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	5	1,335	0.8%	1,335	0.8%	$16,498	$12.36
2015	10	9,965	5.8%	11,300	6.6%	$191,659	$19.23
2016	6	10,386	6.0%	21,686	12.6%	$192,772	$18.56
2017	8	13,369	7.8%	35,055	20.3%	$256,933	$19.22
2018	9	40,436	23.5%	75,491	43.8%	$913,305	$22.59
2019	3	3,459	2.0%	78,950	45.8%	$64,544	$18.66
2020	4	18,202	10.6%	97,152	56.4%	$383,048	$21.04
2021	2	19,734	11.4%	116,886	67.8%	$388,167	$19.67
2022	3	13,150	7.6%	130,036	75.4%	$284,797	$21.66
2023	1	14,692	8.5%	144,728	84.0%	$253,143	$17.23
2024	0	0	0.0%	144,728	84.0%	$0	$0.00
2025	0	0	0.0%	144,728	84.0%	$0	$0.00
Thereafter	1	643	0.4%	145,371	84.3%	$0	$0.00
Vacant	0	27,011	15.7%	172,382	100.00%	$0	$0.00
Total/Weighted Average	52	172,382	100.0%			$2,944,866	$20.26

(1)	Information was obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 212 South Tryon Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	02/02/2015(2)
86.0%	82.8%	83.5%	84.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 212 South Tryon Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,636,283	$2,796,989	$2,722,639	$2,944,866	96.6%	$17.08
Grossed Up Vacant Space	0	0	0	491,827	16.1	2.85
Total Reimbursables	7,645	15,214	32,879	4,104	0.1	0.02
Other Income	125,816	14,766	13,845	40,014	1.3	0.23
Less Vacancy & Credit Loss	0	0	0	(431,132)(1)	(14.1)	(2.50)
Effective Gross Income	$2,769,744	$2,826,969	$2,769,363	$3,049,679	100.0%	$17.69

Total Operating Expenses	$1,191,834	$1,307,356	$1,281,687	$1,283,504	42.1%	$7.45

Net Operating Income	$1,577,910	$1,519,613	$1,487,676	$1,766,175(2)	57.9%	$10.25
TI/LC	0	0	0	172,382	5.7	1.00
Capital Expenditures	0	0	0	39,648	1.3	0.23
Net Cash Flow	$1,577,910	$1,519,613	$1,487,676	$1,554,145	51.0%	$9.02

NOI DSCR	1.35x	1.30x	1.28x	1.51x
NCF DSCR	1.35x	1.30x	1.28x	1.33x
NOI DY	8.0%	7.7%	7.5%	8.9%
NCF DY	8.0%	7.7%	7.5%	7.9%

(1)	The underwritten economic vacancy is 12.5%. The 212 South Tryon Property was 84.3% physically occupied as of February 2, 2015.
(2)
The increase in U/W Net Operating Income from 2014 is primarily due to recent lease executions and inclusion of contractual tenant rent increases and expansion from 19 tenants totalng $46,096 through October 2015.

A-3-98

Annex B

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

General.  For purposes of the statistical information regarding the Mortgage Loans set forth in this prospectus supplement, including the Annexes hereto:

(1)	“ADR” means, with respect to any hospitality property, the average daily rate.

(2)
“Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date.  The appraisals for certain of the Mortgaged Properties state an “as-stabilized” value and/or “as-renovated” value and/or “as-completed” value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  The “as-is” value is presented as the Appraised Value in this prospectus supplement, except with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Residence Inn Tampa Westshore Airport, Residence Inn Charlotte Southpark and Courtyard Fort Myers, securing approximately 2.2%, 2.0% and 1.5%, respectively, of the Cut-off Date Pool Balance by allocated loan amount, as to which the “as-renovated” value provided in the related appraisal has been used and (c) where we specifically state otherwise.  See the footnotes to Annex A-1 to this prospectus supplement.

(3)
“Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the fifteen largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions.  For this purpose:

•
“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below.  In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•
“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Summary contained in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers.  The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)
“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement.  See also the footnotes to Annex A-1 in this prospectus supplement.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus supplement, even after taking into account any amortization since origination.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement.  In the case of a Mortgage Loan that is part of a Loan Combination, such loan-to-value ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.

(5)
“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or properties to the annual debt service as shown on Annex A-1 to this prospectus supplement.  In the case of Mortgage Loans with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, 12 months of principal and interest payments is used as the annual debt service.  In the case of any Mortgage Loan that provides for payments of interest-only for its entire term, 12 months of interest-only payments is used as the annual debt service.

In the case of a Mortgage Loan that is part of a Loan Combination, such debt service coverage ratio was calculated based on the aggregate annual debt service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus supplement appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus supplement accurately reflect that ability.

(6)
“LTV Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement.  Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus supplement.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement.  In the case of each Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Mortgage Loan and the related Pari Passu Companion Loan.

(7)
“Maturity Date Balloon” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date.  Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

(8)
“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.  In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as:  the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

(9)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(10)
“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any Lock-out Period or Yield Maintenance Charge that may otherwise apply.  In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●
“D(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●
“L(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●
“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●
“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●
“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●
“GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(11)	“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

(12)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(13)	“Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:

●
will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement Mortgage Loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

●
will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

(14)	“Structuring Assumptions” means, collectively, the following assumptions regarding the Certificates and the Mortgage Loans in the Trust Fund:

●
except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus supplement and the Cut-off Date Pool Balance is as described in this prospectus supplement;

●	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing Class of Certificates is as described in this prospectus supplement;

●	the pass-through rate for each interest-bearing Class of Certificates is as described in this prospectus supplement;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●
no Additional Trust Fund Expenses (including Trust Advisor Expenses) arise, no Servicing Advances are made under the Pooling and Servicing Agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees), the CREFC® Intellectual Property Royalty License Fees and the Trust Advisor fees, each as set forth on Annex A-1 to this prospectus supplement;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●
each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●
all monthly debt service or balloon payments on the Mortgage Loans are timely received by the Master Servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●
no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●
except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

●
except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●
no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;

●	no Mortgage Loan is required to be repurchased, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in April 2015; and

●	the Offered Certificates are settled with investors on March 12, 2015.

(15)
“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g. an economic vacancy based on actual collections for a specified trailing period), (b) current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) 5%.  In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property.  In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year.  In determining revenue for multifamily, manufactured housing community and self-storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or come combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods.  In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third-party-provided market information or daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 6% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs).  Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are:  (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues.  In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information.  We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values.  In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring.  In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases.  We cannot assure you that the assumptions made with respect to any mortgage loan will, in fact, be consistent with actual property performance.  Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement.  In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this prospectus supplement.  See also Annex A-1 and the footnotes thereto.

(16)
“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Principal Balance of that Mortgage Loan.  However, in the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.  Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this prospectus supplement.

(17)
“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

(18)
“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Principal Balance of that Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.

You should review the footnotes to Annex A-1 in this prospectus supplement for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings.  If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.  Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus supplement, including information in Annexes A-1 and A-3 to this prospectus supplement is derived from audited and/or unaudited financial statements provided by the borrowers.  In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the ten largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Annex C-1

Mortgage Loan Representations and Warranties

Each Mortgage Loan Seller will, solely as to the Mortgage Loans that it is transferring to the Depositor, make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex C-2 for the applicable Mortgage Loan Seller.  Capitalized terms used but not otherwise defined in this Annex C-1 shall have the meanings set forth in the main body of the prospectus supplement or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a mortgage file, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1.             Complete Mortgage File.  With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.  For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.             Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.  At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

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3.            Loan Document Status.  Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.             Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.             Hospitality Provisions.  The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date.  The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.  For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.             Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no

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modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.             Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable.  Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.             Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which clauses (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.  Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the

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Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.             Junior Liens.  It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as disclosed in Annex C-2.

10.           Assignment of Leases and Rents.  There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage).  Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.           Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.           Condition of Property.  The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above, to the extent: (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation

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of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.           Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer.  Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released

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funds were otherwise used for their intended purpose.  No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.           Insurance.  Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.           Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

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20.           No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.           No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22.           REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance with Usury Laws.  The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.           Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.           Trustee under Deed of Trust.  With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any

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full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.           Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.           Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

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29.           Mortgage Releases.  The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.           Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.           Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex C-2.

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32.           Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on an exhibit to the related Mortgage Loan Purchase Agreement, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from

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the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.           Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of situations where default interest is imposed.

36.           Ground Leases.  For purposes of these representations and warranties, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)          The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.  No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(B)          The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)          The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)          The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is

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the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(E)          Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)          The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)          The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(H)          A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)           Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)          In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)           Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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37.           Servicing.  The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.           Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

39.           Rent Rolls; Operating Histories.  The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40.           No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.           Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.           Organization of Mortgagor.  The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization.  ((1) and (2) collectively, the “Sponsor Diligence”).  Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior

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record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.           Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee will within 60 days following the Closing Date be a named insured under such policy either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such policy, which the Mortgage Loan Seller or its designee shall provide, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering

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or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44.           Lease Estoppels.  With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting).  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as the Mortgage Loan Seller may deem reasonable and appropriate based on the Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to the Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.           Appraisal.  The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.           Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Loan Combination.

48.           Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.           Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

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Annex C-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by Mortgage Loan Seller and listed by the number of the related representation and warranty set forth on Annex C-1 and the mortgage loan name and number identified on Annex A-1. Capitalized terms used but not otherwise defined in this Annex C-2 shall have the meanings set forth in Annex B or, if not defined therein, in the main body of this prospectus supplement or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Wells Fargo Bank, National Association

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens, Title Insurance	Albuquerque Plaza (Loan No. 6)
Condominium regime consists of 6 units including borrower-owned units (the office building with first floor retail, parking garage and retail promenade connector) and sponsor-controlled units (Hyatt Regency hotel and related retail). The borrower’s voting rights are in excess of 50%, which gives it practical control over Association matters except for decisions requiring a supermajority: (i) matters affecting the common elements, special assessments or condominium amendments; (ii) continuance of the condominium following a ground lease termination; and (iii) amendment or termination of a ground lease, or the association’s filing for bankruptcy.

(8) Permitted Liens, Title Insurance	South Shore Place (Loan No. 7)
The mortgaged property consists of the retail unit in a mixed use condominium that also includes a hotel unit. The association’s duties are generally limited to maintenance of parking areas and private roadways, shared ancillary facilities such as trash and recycling facilities, and the general common area grounds. Each unit owner is responsible for maintenance of its building. The retail unit has a 58% voting interest in the condominium association, and the association’s Board of Directors consists of four members, two directors from each unit. The loan documents provide that the borrower and guarantor (Leonard Bierbrier) are personally liable for the failure of the borrower (or master tenant, on behalf of borrower) to comply with a directive from lender with respect to various matters involving an obligation to vote under the related condominium documents, including material amendments or termination of the condominium regime, restoration after casualty or condemnation, any borrowings by the condominium association, additions or improvements to or encumbrances of condominium property, or assessments. The guarantor’s stated net worth as of September 30, 2014 was approximately $40.7 million.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens, Title Insurance	Residence Inn Tampa Westshore Airport (Loan No. 11)
Franchisor (Marriott International, Inc.) has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. If parties are unable to agree on price, the fair market value of the hotel premises shall be determined by arbitration. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

(8) Permitted Liens, Title Insurance	Residence Inn Charlotte Southpark (Loan No. 14)
Franchisor (Marriott International, Inc.) has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. If parties are unable to agree on price, the fair market value of the hotel premises shall be determined by arbitration. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

(8) Permitted Liens, Title Insurance	Courtyard Fort Myers (Loan No. 23)
Franchisor (Marriott International, Inc.) has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. If parties are unable to agree on price, the fair market value of the hotel premises shall be determined by arbitration. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens, Title Insurance	Residence Inn Little Rock Downtown (Loan No. 25)
Franchisor (Marriott International, Inc.) has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. If parties are unable to agree on price, the fair market value of the hotel premises shall be determined by arbitration. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

(8) Permitted Liens, Title Insurance	Courtyard Tampa Downtown (Loan No. 26)
Franchisor (Marriott International, Inc.) has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. If parties are unable to agree on price, the fair market value of the hotel premises shall be determined by arbitration. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

(8) Permitted Liens, Title Insurance	1351 Harbor Parkway (Loan No. 27)
The borrower owns one building in an eight-building business complex was established as a land condominium regime. The borrower’s voting interest in the association is approximately 12.5%. The association’s duties are limited to parking and maintenance of the general common area grounds, however, and each unit owner is responsible for maintenance of its building.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens, Title Insurance	City Sports Clubs- Sunnyvale (Loan No. 29)
(i) Easement Holder’s Pay-Off Rights. Easement holder for a nitrogen gas pipeline (Air Products and Chemicals, Inc.) along the rear property line has the right at any time to pay-off and discharge any mortgage or other lien affecting the mortgaged property. The easement is silent whether that pay-off would be at par or would include other prepayment-related charges. The loan documents provide that the borrower and guarantors (David B. Dollinger and the Dollinger Living Trust) are personally liable for an amount equal to the difference between the total amount owed by borrower as if borrower had made a prepayment and the amount actually paid by the easement holder.

(ii) Environmental Use Restrictions. Phase I environmental site assessment identified a recognized environmental condition related to surrounding area’s inclusion within a 60 acre facility that was used historically for semiconductor and electronics manufacturing. Industrial activities resulted in subsurface soil and groundwater contamination with various petroleum hydrocarbons, chlorinated solvents and metals. Ongoing remedial activities are being performed by various responsible parties pursuant to U.S. Environmental Protection Agency (EPA) Superfund Record of Decision and Regional Water Quality Control Board (RWQCB) Cleanup Order issued by the agencies in September 1991. Post-remediation groundwater monitoring is currently being performed by Advanced Micro Devices and Texas Instruments. In addition, the previous owner of the mortgaged property (TWC Storage) damaged a transformer while demolishing on-site structures in 2005, resulting in soil and groundwater contamination. In April 2012, the RWQCB approved a no further action work plan and addendum for the 2005 release, which approved cessation of active remediation on-site, but required some additional groundwater monitoring. TWC Storage has been performing remedial investigations and cleanup actions under RWQCB supervision, including ongoing monitoring. Following completion of soil excavation, groundwater treatment and soil vapor extraction activities, the subsequent redevelopment of the site with its present improvements included construction of a vapor barrier and vapor mitigation system. The borrower has no groundwater monitoring obligations according to the RWQCB. Based on the identification of responsible parties that are continuing to meet their remedial obligations, the implementation of an institutional control (groundwater use deed restriction) and the presence of an engineering control (the vapor mitigation system), the Phase I environmental site assessment recommended no further action for the groundwater contamination REC other than continued implementation of institutional/engineering controls; and, regarding vapor mitigation, the continued implementation of the vapor mitigation system installed by the borrower in September 2014. The loan documents provide for personal liability to the borrower and guarantors (David B. Dollinger and the Dollinger Living Trust) for failure to comply with the related environmental requirements. The guarantors’ stated net worth as of December 31, 2014 was approximately $347.9 million.

(8) Permitted Liens, Title Insurance	Breckenridge Apartments (Loan No. 31)
The mortgaged property consists of 255 units in a 308-unit residential condominium project, and the borrower has approximately 82.7% of the related voting rights in the condominium association. The borrower has the ability to affirmatively control the major decisions of the condominium association in its current regime. The loan documents provide that the borrower and guarantor are personally liable for amendments to or termination of the condominium regime without the lender’s prior written consent.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens, Title Insurance	Stor-n-Lock -Fort Collins (Loan No. 54)
Phase I environmental site assessment identified a controlled recognized environmental condition with respect to the larger portion of property of which the mortgaged property was once part. The site operated as steel pipe coating factory from 1962 to 1999. Following subsurface investigation, remedial action was undertaken in 2006-2007 that included excavation and removal of soils, confirmatory sampling data and groundwater monitoring. The Colorado Department of Public Health and Environment issued a no further action letter on January 18, 2008 based on the conditions that existed as of December 9, 2007 when the No Action Petition was submitted. The Phase I ESA consultant recommended no further action other than continued compliance with such property use restrictions to manage related environmental risks.

(14) Condemnation	Amargosa Portfolio (Loan No. 10)
One of four constituent properties, the Burlington Coat Factory property in Clackamas, Oregon (allocated loan amount of $9,000,000), is subject to a pending condemnation for widening of ingress/ egress lanes at the property’s entrance on 82nd Avenue. The taking involves approximately 426 square feet, and does not affect the tenant’s continued access to the property or the tenant’s available parking. The tenant provided a clean estoppel in connection with the loan origination.

(18) Insurance	WP Carey Self Storage Portfolio VI (Loan No. 2)
Loan documents require 12 months’ rent loss with 6 months’ extended period of indemnity. The mortgaged property is comprised of 9 constituent properties with greatest allocated loan amount being $10,725,000.

(18) Insurance	South Shore Place (Loan No. 7)
Jared’s pad site is leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

(18) Insurance	Residence Inn Tampa Westshore Airport (Loan No. 11)	Loan documents permit insurance deductible up to $100,000. In-place coverage currently provides for $10,000 deductible.

(18) Insurance	Residence Inn Charlotte Southpark (Loan No. 14)	Loan documents permit insurance deductible up to $100,000. In-place coverage currently provides for $10,000 deductible.

(18) Insurance	Courtyard Fort Myers (Loan No. 23)	Loan documents permit insurance deductible up to $100,000. In-place coverage currently provides for $10,000 deductible.

(18) Insurance	Residence Inn Little Rock Downtown (Loan No. 25)	Loan documents permit insurance deductible up to $100,000. In-place coverage currently provides for $10,000 deductible.

(18) Insurance	Courtyard Tampa Downtown (Loan No. 26)	Loan documents permit insurance deductible up to $100,000. In-place coverage currently provides for $10,000 deductible.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(18) Insurance	Hampton Inn & Suites Knoxville (Loan No. 33)	Loan documents permit insurance deductible up to $100,000. In-place coverage currently provides for $10,000 deductible.

(26) Local Law Compliance	Central Self Storage-Harvey (Loan No. 91)
Self-storage use is legally non-conforming. Zoning Ordinance provides that if structure is destroyed beyond 75% or more of its value, then use must conform to current requirements of the C-1 Neighborhood Commercial District (self-storage not permitted). Improvements are located in a special flood hazard area. Ordinance or law coverage in the amount of $100,000 with $50,000 deductible is in-place, and separate NFIP coverage is in-place as well. Loan documents provide for springing recourse to the borrower or guarantor if the self-storage use is no longer permitted and the borrower is unable to obtain a variance or other lawful exemption from such prohibition. The guarantor’s stated net worth as of December 22, 2014 was $8.1 million.

(31) Acts of Terrorism Exclusion	Albuquerque Plaza (Loan No. 6)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.

(31) Acts of Terrorism Exclusion	Residence Inn Tampa Westshore Airport (Loan No. 11)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.

(31) Acts of Terrorism Exclusion	Residence Inn Charlotte Southpark (Loan No. 14)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.

(31) Acts of Terrorism Exclusion	Courtyard Fort Myers (Loan No. 23)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.

(31) Acts of Terrorism Exclusion	Residence Inn Little Rock Downtown (Loan No. 25)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.

(31) Acts of Terrorism Exclusion	Courtyard Tampa Downtown (Loan No. 26)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.

(31) Acts of Terrorism Exclusion	Hampton Inn & Suites Knoxville (Loan No. 33)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(31) Acts of Terrorism Exclusion	Watson & Taylor Self Storage (Loan No. 71)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.

(33) Single-Purpose Entity	WP Carey Self Storage Portfolio VI (Loan No. 2)	Loan documents permit the borrower to include its assets in a consolidated financial statement of its affiliates, and to include its tax return in a consolidated tax return.

(33) Single-Purpose Entity	Amargosa Portfolio (Loan No. 10)
Recycled SPE borrower previously owned other property located in Palmdale, CA, Clark County, NV and two additional parcels adjacent to the Phoenix, AZ property. Phase I ESA’s obtained indicating no recognized environmental issues, and loan documents include personal liability to borrower and guarantor for losses related to prior owned property.

(34) Defeasance	WP Carey Self Storage Portfolio VI (Loan No. 2)
Borrower is required to deliver a certificate at the borrower’s option of either (A) Chatham Financial, (B) a regionally or nationally recognized public accounting firm reasonably acceptable to the lender, or (C) a third party reputable defeasance advisor reasonably acceptable to the lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(36) Ground Leases	Albuquerque Plaza (Loan No. 6)
Part Fee/Part Leasehold; Fee Not Subordinated. The borrower’s interest in the mortgaged property consists of various condominium units: an office building with first floor retail (fee), parking garage (leasehold) and retail promenade connector (leasehold) to non-owned parts of the project (a Hyatt Regency hotel and related retail). The retail promenade portion of the mortgaged property represents 2.3% of the underwritten rent. Three ground leases comprise the leasehold portion of the mortgaged collateral: (i) the Matteuci ground lease includes portions of the retail promenade; (ii) the Toti ground lease includes portions of the retail promenade; and (iii) the Zucal ground lease includes the parking garage. All the ground leases expire November 30, 2051 (the loan matures February 11, 2025).

Variations: (A) With respect to the Matteuci and Zucal ground leases, amendments in 1984 and 1971, respectively, were not recorded and have not been located (although both are referenced in title policy descriptions of the insured ground lease estate); however, with respect to the Zucal ground lease, a ground lessor estoppel was obtained stating that the ground lease was attached, and the attachment did not include the 1971 amendment. (B) The Matteuci and Toti ground leases do not provide that the related ground lease may not be modified (and is not effective) without the leasehold mortgagee’s consent. (D) The Matteuci and Toti ground leases have neither superior priority to any fee mortgage nor any non-disturbance protection from any fee mortgagor. (F) No ground lessor estoppel was obtained from the Matteuci ground lessor, although the loan documents include a borrower covenant that the related ground lease is in full force effect, and there are no known existing or incipient defaults. (J) The Matteuci, Toti and Zucal ground leases do not provide that, in the event of partial casualty or condemnation, proceeds will be applied either to restoration or payment of the subject loan. (K) The Matteuci, Toti and Zucal ground leases do not provide that, in the event of total casualty or condemnation, proceeds will be applied first to the subject loan. (L) The Matteuci and Toti ground leases do not provide that the leasehold mortgagee has the right to enter into a new ground lease with the ground lessor upon the termination of the ground lease for any reason, including rejection of the ground lease in bankruptcy. The loan documents provide that the borrower and guarantors are personally liable (i) for any ground lease termination or cancellation as the result of any default caused or knowingly permitted by borrower, and (ii) for losses only with respect to the borrower’s failure to pay rent or other amounts due under the ground leases to the extent property revenues are sufficient to pay such amounts (other than ground rent reserve funds applied by lender to ground rent). The guarantors’ combined stated net worth as of September 30, 2014 (with respect to one of the guarantors) and December 31, 2013 (with respect to the other guarantor) was approximately $110 million.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(36) Ground Leases	Courtyard Tampa Downtown (Loan No. 26)
Mortgaged property consists of borrower’s fee estate in portion of property improved by hotel, and leasehold estate in portion of property that includes parking (59 spaces). Zoning requires 42 parking spaces. Latest ground lease expiration is 12.07.2040 (loan maturity is 12.11.2024). The loan documents provide for (i) recourse liability to borrower and guarantor for losses related to failure to pay ground rent to the extent property revenues are sufficient; and (ii) springing full recourse to borrower and guarantor if the ground lease is terminated for any reason unless satisfactory replacement ground lease entered into within 60 days. Variations: (C) Ground lease term extends approximately 16 years past loan maturity (including renewal options exercisable by lender).

(43) Environmental Conditions	City Sports Clubs- Sunnyvale (Loan No. 29)
Phase I environmental site assessment identified a recognized environmental condition related to surrounding area’s inclusion within a 60 acre facility that was used historically for semiconductor and electronics manufacturing. Industrial activities resulted in subsurface soil and groundwater contamination with various petroleum hydrocarbons, chlorinated solvents and metals. Ongoing remedial activities are being performed by various responsible parties pursuant to U.S. Environmental Protection Agency (EPA) Superfund Record of Decision and Regional Water Quality Control Board (RWQCB) Cleanup Order issued by the agencies in September 1991. Post-remediation groundwater monitoring is currently being performed by Advanced Micro Devices, Inc. and Texas Instruments. In addition, the previous owner of the mortgaged property (TWC Storage, LLC) damaged a transformer while demolishing on-site structures in 2005, resulting in soil and groundwater contamination. In April 2012, the RWQCB approved a no further action work plan and addendum for the 2005 release, which approved cessation of active remediation on-site, but required some additional groundwater monitoring. TWC Storage has been performing remedial investigations and cleanup actions under RWQCB supervision, including ongoing monitoring. Following completion of soil excavation, groundwater treatment and soil vapor extraction activities, the subsequent redevelopment of the site with its present improvements included construction of a vapor barrier and vapor mitigation system. The borrower has no groundwater monitoring obligations according to the RWQCB. Based on the identification of responsible parties that are continuing to meet their remedial obligations, the implementation of institutional controls (groundwater use deed restriction that prohibits residential or certain education uses) and the presence of engineering controls (the vapor mitigation system), the Phase I environmental site assessment recommended no further action for the groundwater contamination REC other than continued implementation of institutional/engineering controls; and, regarding vapor mitigation, the continued implementation of the vapor mitigation system installed by the borrower in September 2014. The loan documents provide for personal liability to the borrower and guarantors (David B. Dollinger and the Dollinger Living Trust) for failure to comply with the related environmental requirements. The guarantors’ stated net worth as of December 31, 2014 is approximately $347.9 million.

C-2-9

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(43) Environmental Conditions	Security Public Storage - Santa Fe Springs (Loan No. 59)
The Phase I environmental site assessment identified a recognized environmental condition related to property’s historic use as dump site from 1954 to 1963. Following installation of groundwater monitoring wells in 1987, test results in 1987, 1992 and 2005 showed no contaminant levels exceeding EPA standards. The U.S. Environmental Protection Agency (EPA) conducted a site reassessment in 2008 and the case was classified as “low priority for further assessment”. The Phase I ESA consultant (Partner Engineering & Sciences, Inc.) noted that the EPA will not require any additional work or investigation at the former dump site and that a “no further action” letter would be appropriate. The loan documents require (i) the borrower to request a no further action letter from the EPA and (ii) the guarantor to maintain a minimum net worth and liquidity of $25 million/$2.5 million until the no further action letter has been received. The guarantor’s stated net worth and liquidity as of December 15, 2014 is $55.9 million/$13.0 million.

(43) Environmental Conditions	Shoppes at Town Square (Loan No. 93)
Phase I environmental site assessment identified a recognized environmental condition related to an adjacent property’s historic use as an automobile service station, specifically the release of contaminants into groundwater. The adjacent property is currently used for a CVS drugstore, and is identified on several regulatory databases. According to latest groundwater sampling report, dated June 29, 2011, a release was reported to state environmental authorities when three UST’s were removed in August 2000. Soil sampling in 2011 confirmed that most of the contaminated soil had already been excavated. Groundwater sampling indicated that the contamination plume was limited to the source area, which is approximately 140 feet from the mortgaged property. Because of separation from the contamination plume and the mortgaged property’s connection to the municipal water system, the Phase I environmental site assessment found no immediate health risk and did not recommend any further action.

(45) Appraisal	Amargosa Portfolio (Loan No. 10)
(i) The appraisal was not engaged directly by Wells Fargo Bank, but, consistent with Appraisal Institute guidelines, the appraiser will issue a “new appraisal as of same date” to Wells Fargo Bank. (ii) The appraisals for the Phoenix, AZ (August 1, 2014), Corvallis, OR (July 22, 2014) and San Antonio, TX (July 21, 2014) properties are more than 6 months prior than the loan origination date (February 4, 2015).

C-2-10

Rialto Mortgage Finance, LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(1) Complete Mortgage File	Marriott Greensboro (Loan No. 4) Fairfield Inn & Suites – Cincinnati (Loan No. 49)
The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC. The Mortgage Loan Seller or its designee will provide written notice of the transfer and a request to franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period required by such comfort letter. However, with respect to the comfort letters that require delivery of a new comfort letter by the franchisor in connection with a transfer, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.

(2) Whole Loan; Ownership of Mortgage Loans	Westfield Palm Desert (Loan No. 1)
The related whole loan consists of eight promissory notes (Notes A-1-1, A 1 2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2) co-originated by Bank of America, N.A. and Rialto Mortgage Finance, LLC. Notes A-1-1, A-1-2, A-2-1 and A-2-2 (the “A Notes”) had an aggregate original principal balance of $117,500,000 and, upon an event of default under the related Mortgage Loan agreement, are senior to Notes B-1-1, B-1-2, B-2-1 and B-2-2 (the “B Notes”) which had an aggregate original principal balance of $7,500,000. Each A Note is pro rata and pari passu with each other A Note and each B Note is pro rata and pari passu with each other B Note.

Notes A-1-1, A-1-2, B-1-1 and B-1-2, which collectively represent the controlling interest in the related whole loan, were contributed to the MSBAM 2015-C21 securitization trust, secure the related Westfield Palm Desert Pari Passu Companion Mortgage Loan and have a combined original principal balance of $62,500,000. Notes A-2-1, A-2-2, B-2-1 and B-2-2, which collectively have an aggregate original principal balance of $62,500,000, represent non-controlling interests in the related whole loan, secure the “Westfield Palm Desert Mortgage Loan” and will be included in the Trust Fund.

The related whole loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2015-C21 commercial mortgage securitization.

(2) Whole Loan; Ownership of Mortgage Loans	Boca Hamptons Plaza Portfolio (Loan No. 19)
The Mortgage Loan is evidenced by an $18,000,000 Note A. The Mortgaged Property is also security for the pari passu Note B which has an original principal balance of $8,000,000. Note B was contributed to the CGCMT 2015-GC27 Trust. The Mortgage Loan will be serviced pursuant to the CGCMT 2015-GC27 Trust Pooling and Servicing Agreement.

(5) Hospitality Provisions	Marriott Greensboro (Loan No. 4) Fairfield Inn & Suites – Cincinnati (Loan No. 49)	See exception to representation 1.

C-2-11

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(15) Actions Concerning Mortgage Loan	Fairfield Inn & Suites - Cincinnati (Loan No. 49)
The guarantor, Alpesh Patel, is the owner of a property (the “Other Property”) (that is not the Mortgaged Property). The guarantor purchased the Other Property from Narendra Patel in 2010. The guarantor was sued by the plaintiff, FAS Capital, LLC (“FAS”), the assignee of the Federal Deposit Insurance Corporation as receiver for Silverton Bank, in April 2014 seeking to have the transfer to the sponsor set aside, as FAS claims that Narendra Patel is obligated to the plaintiff pursuant to a note dated 2008 which was issued with respect to the Other Property. The guarantor is not an obligor or debtor of FAS. The guarantor has filed a motion to dismiss, which is pending. No trial date has been set.

(18) Insurance	Westfield Palm Desert (Loan No. 1)	The related Mortgage Loan documents do not specify that the replacement value does not include a deduction for physical depreciation.

(18) Insurance	Westfield Palm Desert (Loan No. 1)
The related Mortgage Loan documents provide, with respect to insurance company ratings, that: (1) (A) if four or less insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by any one line of coverage must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P (and the equivalent ratings by Moody’s or Fitch to the extent Moody’s or Fitch rates the insurance companies and is rating the Certificates), with no carrier below “BBB” (and the equivalent ratings by Moody’s or Fitch to the extent Moody’s or Fitch rates the insurance companies and is rating the Certificates) or (B) if five or more insurance companies issue the Insurance policies, then at least 60% of the insurance coverage represented by any one line of coverage must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P (and the equivalent by Moody’s or Fitch to the extent Moody’s or Fitch rates the insurance companies and is rating the Certificates), with no carrier below “BBB” (and the equivalent rating by Moody’s or Fitch to the extent Moody’s or Fitch rates the insurance companies and is rating the Certificates) or (2) the insurance policies are form insurance companies with such other ratings reasonably approved by the lender.

(18) Insurance	Orbital ATK Office (Loan No. 12)
The lease with the single tenant, Alliant Techsystems, Inc. requires that in the event of a casualty or condemnation where insurance proceeds exceed $250,000 (and where the lease is not to be terminated) that proceeds be held by an escrow agent pursuant to an escrow agreement acceptable to the borrower and the tenant and that any proceeds be applied towards restoration of the Mortgaged Property. The Deed of Trust is subordinate to the terms of the lease with respect to insurance proceeds following condemnation and casualty. The Mortgage Loan documents provide that in the event of a casualty or condemnation, the borrower will not consent to the appointment of an escrow agent or escrow agreement (i) without the lender’s prior written consent and (ii) unless the escrow agent is an insurance trustee that is rated at least “A” from Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc., and “A2” by Moody’s Investor Service, Inc., or an equivalent rating by another rating agency in the event any of the above referenced agencies have not rated such insurance trustee. The Mortgage Loan is recourse to the borrower and the guarantor for losses as a result of a breach of this covenant.

C-2-12

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(18) Insurance	Kohl’s Simi Valley (Loan No. 30)
The Mortgage Loan documents do not require the borrower to provide business interruption/rent loss insurance notwithstanding that the lease is silent as to whether the tenant is permitted to abate rent during periods of casualty. The borrower and guarantor provided a guaranty to the lender that guarantees the payment of all rent due under the lease during the period of any abatement resulting from a casualty.

(19) Access; Utilities; Separate Tax Parcels	Capital Penn Self Storage Portfolio (Loan No. 5)
The self-storage facility located at 250 East Chestnut Street, Hanover, PA, is part of a tax parcel which includes property that is not part of the Mortgaged Property. Pursuant to the Mortgage Loan documents, the borrower is required to escrow taxes based on the entire tax parcel and required to either (i) acquire the other parcel or (ii) apply for the separation of the tax parcel into two tax parcels.

(26) Local Law Compliance	Capital Penn Self Storage Portfolio (Loan No. 5)
Self-storage is not a permitted use under the current code at two of the Mortgaged Properties.

With respect to the East York self-storage facility located at 2611 East Market Street, in the event of a casualty that damages 75% or greater of non-conforming structure’s market value, the borrower will be required to rebuild in strict conformity with the applicable zoning code and the current use will not be permitted. If the casualty damages less than 75% of the structure’s market value, the borrower may rebuild to the current use, provided that the restoration is complete within one year of the casualty, as required under the Mortgage Loan documents. The insurable value and the land value of this Mortgaged Property when aggregated exceeds the related allocated loan amount.

With respect to the Harrisburg West self-storage facility located at 1851 Arsenal Boulevard, in the event restoration of a nonconforming building is required due to damage caused by fire, an explosion, or a natural disaster, local law permits that the building may be rebuilt and used for the same purposes, provided that the reconstruction of the building is commenced within 18 months from the date of the casualty and carried to completion without undue delay, and the reconstructed building does not exceed in height, area, and volume, the building destroyed. The Mortgage Loan documents require the borrower to complete any restoration within 18 months of the date of the occurrence of the related casualty. The insurable value and the land value of this Mortgaged Property when aggregated exceeds the related allocated loan amount.

(31) Acts of Terrorism Exclusion	Westfield Palm Desert (Loan No. 1)
If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or any subsequent statute, extension, or reauthorization is no longer in effect, then the related borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of an amount equal to two times the then-current premium for a separate “special causes of loss” or similar policy insuring only the related Mortgaged Property on a stand-alone basis (provided that the related Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such to the extent available).

C-2-13

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(33) Single-Purpose Entity	Westfield Palm Desert (Loan No. 1)
The borrower is a recycled single-purpose entity, however, the borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

(33) Single-Purpose Entity	Kohl’s Simi Valley (Loan No. 30)
The borrower is a recycled entity that owned one other property prior to owning the Mortgaged Property. The Mortgage Loan is recourse to the borrower and the guarantor for losses suffered by the lender as a result of the operating history of the borrower.

C-2-14

Principal Commercial Capital

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(6) Mortgage Status; Waivers and Modifications	Plaza Mayor Shopping Center (Loan No. 22)
One of the four individual non-recourse carveout guarantors died subsequent to the origination of the related Mortgage Loan. In accordance with the Mortgage Loan documents, the remaining three individuals have (i) certified to having an aggregate net worth equal to or greater than (1) their net worth plus (2) the net worth of the decedent, each, as of the date of origination of the Mortgage Loan and (ii) affirmed in writing the continued joint and several liability under the guaranty.

(8) Permitted Liens; Title Insurance	MacGregor Park (Loan No. 32)
Pursuant to its lease, the second largest tenant at the Mortgaged Property has a right of first offer to purchase the building in which it occupies space, being one of the four buildings located at the Mortgaged Property, should the building become available for sale. The tenant executed a subordination, non-disturbance and attornment agreement for the benefit of lender which provides that any purchase option or right of first refusal in connection with the sale of the Mortgaged Property are subordinate to the Mortgage, provided that tenant agreed to exercise tenant’s purchase option or right of first refusal only to the extent the purchase price is paid directly and immediately to lender and is sufficient to pay in full the then outstanding indebtedness under the Mortgage Loan, including any applicable premium.

(16) Escrow Deposits	312 Elm (Loan No. 3)
In connection with the acquisition of the Mortgaged Property, the seller of the Mortgaged Property deposited approximately $575,615 with a third party escrow agent, pursuant to an escrow agreement with Mortgagor, for payment and disbursement of costs associated with (i) outstanding tenant inducement costs owed to tenants, (ii) leasing or brokerage commissions and (iii) disputed underpayment of rent by one tenant at the Mortgaged Property. The Mortgagor assigned its rights under the escrow agreement to the lender pursuant to the terms thereof.

(16) Escrow Deposits	312 Plum (Loan No. 17)
In connection with the acquisition of the Mortgaged Property, the seller of the Mortgaged Property deposited approximately $196,066 with a third party escrow agent, pursuant to an escrow agreement with Mortgagor, for payment and disbursement of costs associated with (i) outstanding tenant inducement costs owed to tenants and (ii) leasing or brokerage commissions. The Mortgagor assigned its rights under the escrow agreement to the lender pursuant to the terms thereof.

(18) Insurance	Palms Plaza (Loan No. 20)
The windstorm insurance policy issued pursuant to the Mortgage Loan documents insuring the property contains a deductible of $459,000, which such amount is in excess of 5% of the insurable replacement cost by approximately $12,000.

(26) Local Law Compliance	StoreQuest Self Storage (Loan No. 37)
The related Mortgaged Property is legal non-conforming with respect to improvements due to (i) a lot coverage ratio of 73%, which is in excess of current zoning regulation maximum of 40%, (ii) a floor area ratio of 2.92, which is in excess of the maximum ratio of 1.5 and (iii) a 46 space parking deficiency. The Mortgaged Property was constructed prior to the adoption of the zoning regulations in 2014.

(42) Organization of Borrower	10611 Balls Ford Road (Loan No. 43)	The related non-recourse carveout guarantor filed for personal Chapter 7 bankruptcy protection on May 7, 1992, which was resolved by August 1992.

C-2-15

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(44) Lease Estoppels	Plaza Mayor (Loan No. 22)
The estoppel provided by Ralphs Grocery Company, occupying approximately 52.8% of the net rentable area at the Mortgaged Property, disclosed (i) requests by tenant for reconciliation, budgets and/or additional information regarding CAM charges for lease years 2011, 2012, 2013 and 2014, (ii) alleged breaches of the lease by Mortgagor relating to the conversion of a portion of the signage located on the common areas of the Mortgaged Property, (iii) a dispute between the parties as to the areas that shopping carts are permitted to be stored, (iv) a dispute between the parties as to the reasonableness of Mortgagor’s approval of tenant’s proposed remodeling of portions of the store and (v) allegations of selective enforcement of lease restrictions on loading dock use, signage and cart controls relating to the foregoing by the Mortgagor. The Mortgage Loan documents provide for recourse to the related non-recourse carveout guarantors for losses incurred by lender due to the defaults of Mortgagor claimed by such tenant in the estoppel.

C-2-16

Liberty Island Group I LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	All Liberty Island Mortgage Loans (Loan Nos. 8, 13, 21, 35, 36, 44, 47, 61, 65, 72, 75 and 83)
Prudential Asset Resources, Inc. is the primary servicer of the Liberty Island Mortgage Loans. The loans will be transferred to the WFCM Commercial Mortgage Trust 2015-C27 subject to the terms of a primary servicing agreement other than with respect to Depot Park, which will be serviced pursuant to the WFCM 2014-LC18 Pooling and Servicing Agreement.

(2) Whole Loan; Ownership of Mortgage Loans	Depot Park (Loan No. 13)
$45,600,000 loan to the Mortgagor is secured on a pari passu basis by various notes (A-1 Note in the amount of $24,000,000; A-2 Note in the amount of $21,600,000). Liberty Island contributed the A-1 Note to the WFCM 2014-LC18 Trust and is contributing the A-2 Note to WFCM 2015-C27 Trust. The Mortgage Loan will be serviced pursuant to the WFCM 2014-LC18 Trust Pooling and Servicing Agreement.

(7) Liens, Valid Assignment	Depot Park (Loan No. 13)
$45,600,000 loan to the Mortgagor is secured on a pari passu basis by various notes (A-1 Note in the amount of $24,000,000; A-2 Note in the amount of $21,600,000). Liberty Island contributed the A-1 Note to the WFCM 2014-LC18 Trust and is contributing the A-2 Note to WFCM 2015-C27 Trust. The Mortgage Loan will be serviced pursuant to the WFCM 2014-LC18 Trust Pooling and Servicing Agreement.

(8) Permitted Liens; Title Insurance	Charleston Festival (Loan No. 35)
The Mortgaged Property is subject to a certain Easement with Covenants and Restrictions Affecting Land recorded on January 10, 2005 (the “Easement”) with Wal-Mart Stores Inc. that provides that the Mortgaged Property is not permitted to be used as, among other things, a night club or other place of recreation or amusement without the prior written consent of the Wal-Mart Stores Inc. Blaqcat Ultra Hookah Lounge, representing approximately 2.2% of the gross leasable area at the Mortgaged Property, may be considered as being in violation of the Easement. Upon breach of the agreement, the counterparty is entitled to full and adequate relief from the consequences of said breach.

(8) Permitted Liens; Title Insurance	Winbury Professional Center (Loan No. 72)
The Mortgaged Property is part of a condominium regime. The Mortgaged Property consists of eight of the ten condominium units as well as the Mortgagor’s 53% interest in the common elements. The Mortgagor controls three of the five seats on the condominium board directors. The loan agreement provides for loss recourse to the Mortgagor and the guarantor if the Mortgagor or any person on behalf of the Mortgagor takes any action to terminate, cancel or amend the condominium documents without lender’s prior consent.

(18) Insurance	Winbury Professional Center (Loan No. 72)
The Mortgaged Property consists of 8 of 10 condominium units. Pursuant to the related condominium documents, any net insurance proceeds of $50,000 or less are payable to the condominium board and any net insurance proceeds of more than $50,000 are payable to an insurance trustee. Notwithstanding the foregoing, if a casualty only impacts an individual unit without impacting the common elements, the net insurance proceeds are payable to the respective unit owner and its secured lender. For so long as the Mortgage Loan remains outstanding, lender (and its successors and/or assigns) are required to be named as an additional insured, loss payee and mortgagee on all insurance policies for the condominium.

C-2-17

(27) Licenses and Permits	Maxwell Hotel (Loan No. 8)
The licenses and permits required to operate the Mortgaged Property are held by the sole manager of each of the co-Mortgagors. The co-Mortgagors are in the process of having all the relevant licenses and permits transferred to the co-Mortgagors, and have covenanted in the Mortgage Loan agreement to complete such process as soon as is commercially reasonable.

C-2-18

C-III Commercial Mortgage LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(3) Loan Document Status	Casa Loma Estates MHC (Loan No. 85)	The borrower is a cooperative organized as a Florida not-for-profit corporation and therefore no recourse carve-out guarantor is available for the loan.

(5) Hospitality Provisions	Staybridge Suites North Brunswick (Loan No. 42) Hampton Inn Magnolia (Loan No. 56) Hampton Inn Peachtree City (Loan No. 57)
The related mortgage loan documents contain an executed comfort letter in favor of C-III Commercial Mortgage LLC. The Mortgage Loan Seller or its designee will provide written notice of the transfer and request to franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period as required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.

(8) Permitted Liens; Title Insurance	Casa Loma Estates MHC (Loan No. 85)
In addition to “the rights of tenants (as tenants only)”, the rights of the members of the cooperative borrower under the cooperative declarations also constitute “permitted encumbrances.” These rights are subordinated to the rights of mortgagee under the mortgage.

(8) Permitted Liens; Title Insurance	Planet Self Storage – Brookfield (Loan No. 77)	The related Mortgaged Property consists of two non-contiguous parcels that are down the street from each other and are operated as a single enterprise.

(8) Permitted Liens; Title Insurance	Milwaukee Apartment Portfolio – Riverwood Court/Rainbow Terrace (Loan No. 41.01)	The Riverwood Court/Rainbow Terrace Mortgaged Property consists of two non-contiguous parcels that are less than a block apart and are operated as a single enterprise.

(12) Condition of Property	Mount Laurel Center (Loan No. 67)
The second largest tenant at the related Mortgaged Property (4027 square feet, representing approximately 13.3% of the net rentable square footage) is not currently occupying its space because of a burst pipe that caused water damage to its unit.

(15) Actions Concerning Mortgage Loan	Southland Plaza (Loan No. 74)
The nonrecourse carve-out guarantor is one of the named defendants in an ERISA class action lawsuit with respect to the 401(k) Plan of Citizens Republic Bancorp because he was a member of the Board of Directors of Citizens Republic Bancorp during the purported class period, and therefore the plaintiffs allege that he was a fiduciary of the retirement plan and had discretionary authority over the plan assets.

(18) Insurance	All C3CM Mortgage Loans exclusive of Mount Laurel Center (Loan Nos. 41, 42, 46, 55, 56, 57, 62, 63, 68, 74, 76, 77, 78, 84, 85, 86, 87, 88, 89, 92, 94 and 95)
The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other catastrophe perils such as flood, windstorm and earthquake).

C-2-19

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(18) Insurance	Mount Laurel Center (Loan No. 67)
The related loan documents provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of 20% of the aggregate insurance premiums payable with respect to all the insurance coverage required by the loan documents for the last policy year in which coverage for terrorism was included as part of the required “all risk” property policy.

(26) Local Law Compliance
Great Bridge Marketplace (Loan No. 62)

Planet Self Storage - Washington (Loan No. 63)

Planet Self Storage – Quakertown (Loan No. 68)

Southland Plaza (Loan No. 74)

Planet Self Storage - Brookfield (Loan No. 77)

Peoria Multifamily Portfolio (Loan No. 78)

Casa Loma Estates MHC (Loan No. 85)

Blue Star Storage & Business Park (Loan No. 86)

Tin Star Storage (Loan No. 88)

330 E Main Street (Loan No. 89)

Appletree Apartments (Loan No. 92)

Cookson MHP (Loan No. 94)

Shady Bayou (Loan No. 95)

For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, if applicable, one or more of the related Mortgaged Properties constitute) a legal nonconforming use and/or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.

(26) Local Law Compliance	Great Bridge Marketplace (Loan No. 62)	Under the current zoning requirements, the use of one of the tenants at the property requires a conditional use permit. The borrower has requested this permit, but has not received it yet.

(27) Licenses and Permits	Great Bridge Marketplace (Loan No. 62)	Under the current zoning requirements, the use of one of the tenants at the property requires a conditional use permit. The borrower has requested this permit, but has not received it yet.

C-2-20

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(28) Recourse Obligations	Casa Loma Estates MHC (Loan No. 85)	The borrower is a cooperative organized as a Florida not-for-profit corporation and therefore no recourse carve-out guarantor is available for the loan.

(31) Acts of Terrorism Exclusion	All C3CM Mortgage Loans exclusive of Mount Laurel Center (Loan Nos. 41, 42, 46, 55, 56, 57, 62, 63, 68, 74, 76, 77, 78, 84, 85, 86, 87, 88, 89, 92, 94 and 95)
The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other catastrophe perils such as flood, windstorm and earthquake).

(31) Acts of Terrorism Exclusion	Mount Laurel Center (Loan No. 67)
The related loan documents provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of 20% of the aggregate insurance premiums payable with respect to all the insurance coverage required by the loan documents for the last policy year in which coverage for terrorism was included as part of the required “all risk” property policy.

(32) Due on Sale or Encumbrance	Casa Loma Estates MHC (Loan No. 85)
The related loan documents permit, without prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease by a tenant-shareholder of the related Mortgagor to another person who by virtue of such transfers become tenant-shareholders in the related Mortgagor.

(34) Defeasance	All C3CM Mortgage Loans that permit defeasance (Loan Nos. 41, 42, 56, 57, 62, 67, 74, 78, 85, 87, 88, 89, 92, 94 and 95)
The related loan documents do not require that the defeased note be assumed by, or that the defeasance collateral be transferred to, a Single-Purpose Entity. However, in such cases, the successor borrower must be an entity established or designated by the lender or its designee.

(42) Organization of Mortgagor
Planet Self Storage – Southampton (Loan No. 46)

Planet Self Storage – Newington (Loan No. 55)

Planet Self Storage – Washington (Loan No. 63)

Planet Self Storage – Quakertown (Loan No. 68)

Planet Self Storage – South Boston (Loan No. 76)

Planet Self Storage – Brookfield (Loan No. 77)

With respect to each of the subject Mortgage Loans, a nonrecourse carve-out guarantor was involved in a personal bankruptcy in the late 1980’s. In addition, in the early 1980’s, a given individual (the “Subject Individual”) was involved with the development of condominiums in Boston, Massachusetts and incurred second mortgages that a lending institution claimed were undisclosed. In 1988, in connection therewith, the Subject Individual pled guilty to criminal charges, paid a $25,000 fine and received 24 months of probation. With respect to each of the subject Mortgage Loans, the Subject Individual or his wife own one or more of the following: (i) a 60% or greater limited partnership or non-managing membership interest in the related borrower or the sole owner of the related borrower; and/or (ii) an ownership interest (which in one case is 100%) in the general partner of the related borrower or the sole owner of the related borrower.

C-2-21

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(43) Environmental Conditions	Milwaukee Apartment Portfolio (Loan No. 41)
Residual groundwater contamination has migrated from a facility to the north at 5909 W. Good Hope Road onto the north end of the Riverwood Court parcel. The source property for the contamination was granted regulatory closure from Wisconsin Department of Natural Resources on August 12, 2011. The closure included continuing obligations including activity use limitations and other control measures. In a letter dated May 2, 2011 the owner of the related Mortgaged Property was notified of the type, source and extent of the contamination. The letter further stated that, in the opinion of the environmental consultant, the groundwater contamination plume is receding and will naturally degrade over time. The letter further stated that the property owner is not responsible for any future investigation or cleanup of the groundwater contamination so long as the owner and subsequent owners comply with the State requirements which include allowing access to the property for investigation or cleanup activities. This represents a Controlled Recognized Environmental Condition (CREC).

(43) Environmental Conditions	Planet Self Storage - Newington (Loan No. 55)
The related Mortgaged Property was historically the parking lot and pump house for the former bearing manufacturer facility located on an adjoining property. Until regulatory closure of the adjoining property, it represents a CREC for the related Mortgaged Property.

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Basis Real Estate Capital II, LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

18. Insurance	Holiday Inn Express Nicholasville (Loan No. 50)
The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $150,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

18. Insurance	Fedex Portfolio (Loan No. 45)
The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is less than 10% of the allocated loan amount for the affected property, instead of 5% of the outstanding principal balance of the Mortgage Loan.

28. Recourse Obligations	All Basis Mortgage Loans (Loan Nos. 45 and 50)	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional waste only.

28. Recourse Obligations	All Basis Mortgage Loans (Loan Nos. 45 and 50)	The provisions in the Mortgage Loan documents provide for recourse in connection with material misrepresentation rather than intentional misrepresentation.

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Annex D

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered Wells Fargo Commercial Mortgage Trust 2015-C27, Commercial Mortgage Pass-Through Certificates, Series 2015-C27, Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2015) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2015) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the Certificate Administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor forms);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN-E or IRS Form W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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Annex E-1

Form of Trust Advisor Annual Report1
(Subordinate Control Period)

Report Date: Report will be delivered annually no later than [INSERT DATE].
Transaction: Wells Fargo Commercial Mortgage Trust 2015-C27, Commercial Mortgage Pass-Through Certificates, Series 2015-C27
Trust Advisor: Trimont Real Estate Advisors, Inc.
Special Servicer: Rialto Capital Advisors, LLC
Subordinate Class Representative: [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report.

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.
[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report. This report does not include work activity related to those open cases.

b.
[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report:

1.
The Trust Advisor reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [__] Specially Serviced Mortgage Loans: [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

2.
The Trust Advisor’s review of the Final Asset Status Reports should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

3.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports have been delivered. Confidentiality and other provisions prohibit the Trust

1           This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-1-1

Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in discussions regarding such actions. As such, the Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of March 1, 2015.

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Annex E-2

Form of Trust Advisor Annual Report1
(Collective Consultation Period and Senior Consultation Period)

Report Date:	Report will be delivered annually no later than [INSERT DATE].
Transaction:	Wells Fargo Commercial Mortgage Trust 2015-C27, Commercial Mortgage Pass-Through Certificates, Series 2015-C27
Trust Advisor:	Trimont Real Estate Advisors, Inc.
Special Servicer:	Rialto Capital Advisors, LLC
Subordinate Class Representative: [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report:

1.
The Trust Advisor reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans: [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS]

2.
[If report is rendered during a Senior Consultation Period, add:] The Trust Advisor met with the Special Servicer on [DATE] for the annual meeting. Participants from the Special Servicer included: [IDENTIFY PARTICIPANTS’ NAMES AND TITLES]. The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting. The discussion focused on the Special Servicer’s execution of its resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.	The Trust Advisor’s review of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount

1           This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-2-1

calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Asset Status Reports have been delivered. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.
The Trust Advisor reviewed the following items in connection with [if report is rendered during Senior Consultation Period: the annual meeting] and the generation of this report: [LIST MATERIAL ITEMS].

2.
During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.
The Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer.

b.
The Trust Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formulas] required to be utilized for such calculation.

c.
After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formulas in arriving at those mathematical calculations, such inaccuracy [has been/has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

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5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor did not meet with the [Special Servicer or the] Subordinate Class Representative. [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in discussions regarding such actions. As such, the Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of March 1, 2015.

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Annex F

Form of Distribution Date Statement

F-1

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Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Trust Advisor

Wells Fargo Commercial Mortgage	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Trimont Real Estate Advisors, Inc.
Securities, Inc.	550 S. Tryon Street, 14th Floor	730 NW 107th Avenue, Suite 400	3424 Peachtree Road NE Suite 2200
375 Park Avenue	Charlotte, NC 28202	Miami, FL 33172	Atlanta, GA 30326
2nd Floor, J0127-23
New York, NY 10152

Contact: Anthony.Sfarra@wellsfargo.com	Contact:
	REAM_InvestorRelations@wellsfargo.com	Contact: Thekla Salzman	Contact: Brian Pittard
Phone Number: (212) 214-5613	Phone Number: (866) 898-1615	Phone Number: (305) 229-6465	Phone Number: (404) 420-5515

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Certificate Distribution Detail
Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2) The balances of the Class A-S, Class B, Class C certificates represent the balance of their respective Regular Interest, as detailed in the Pooling and Servicing Agreement.  A portion of these classes may be exchanged and held in Class PEX.  For details on the current status and payments of Class PEX, see page 4.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PEX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Pex)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Pex)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Pex)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class PEX Detail
Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
PEX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Other Required Information

Available Distribution Amount (1)	0.00

		Appraisal Reduction Amount
		Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Trust Advisor Fee - Trimont Real Estate Advisors, Inc	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2015-C27 Commercial Mortgage Pass-Through Certificates Series 2015-C27	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Supplemental Reporting

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Annex G

Class A-SB Planned Principal Balance Schedule

	Class A-SB Planned		Class A-SB Planned
Distribution Date	Principal Balance ($)	Distribution Date	Principal Balance ($)
April 2015	89,627,000.00	April 2020	86,745,330.41
May 2015	89,627,000.00	May 2020	85,229,896.74
June 2015	89,627,000.00	June 2020	83,816,506.68
July 2015	89,627,000.00	July 2020	82,290,463.56
August 2015	89,627,000.00	August 2020	80,866,070.57
September 2015	89,627,000.00	September 2020	79,436,346.53
October 2015	89,627,000.00	October 2020	77,894,436.98
November 2015	89,627,000.00	November 2020	76,453,589.11
December 2015	89,627,000.00	December 2020	74,900,874.14
January 2016	89,627,000.00	January 2021	73,448,820.10
February 2016	89,627,000.00	February 2021	71,991,331.15
March 2016	89,627,000.00	March 2021	70,210,580.57
April 2016	89,627,000.00	April 2021	68,740,965.81
May 2016	89,627,000.00	May 2021	67,160,307.38
June 2016	89,627,000.00	June 2021	65,679,273.49
July 2016	89,627,000.00	July 2021	64,087,522.79
August 2016	89,627,000.00	August 2021	62,594,985.24
September 2016	89,627,000.00	September 2021	61,096,860.76
October 2016	89,627,000.00	October 2021	59,488,508.68
November 2016	89,627,000.00	November 2021	57,978,754.03
December 2016	89,627,000.00	December 2021	56,359,104.68
January 2017	89,627,000.00	January 2022	54,837,577.70
February 2017	89,627,000.00	February 2022	53,315,583.89
March 2017	89,627,000.00	March 2022	51,553,338.56
April 2017	89,627,000.00	April 2022	50,081,723.99
May 2017	89,627,000.00	May 2022	48,505,929.57
June 2017	89,627,000.00	June 2022	47,022,930.24
July 2017	89,627,000.00	July 2022	45,436,077.03
August 2017	89,627,000.00	August 2022	43,941,608.84
September 2017	89,627,000.00	September 2022	42,441,558.05
October 2017	89,627,000.00	October 2022	40,838,141.59
November 2017	89,627,000.00	November 2022	39,326,495.98
December 2017	89,627,000.00	December 2022	37,711,816.67
January 2018	89,627,000.00	January 2023	36,188,490.57
February 2018	89,627,000.00	February 2023	34,659,473.72
March 2018	89,627,000.00	March 2023	32,834,272.02
April 2018	89,627,000.00	April 2023	31,292,719.80
May 2018	89,627,000.00	May 2023	29,648,990.14
June 2018	89,627,000.00	June 2023	28,095,536.45
July 2018	89,627,000.00	July 2023	26,440,246.07
August 2018	89,627,000.00	August 2023	24,874,802.98
September 2018	89,627,000.00	September 2023	23,303,511.28
October 2018	89,627,000.00	October 2023	21,630,893.61
November 2018	89,627,000.00	November 2023	20,047,480.72
December 2018	89,627,000.00	December 2023	18,363,088.89
January 2019	89,627,000.00	January 2024	16,767,465.23
February 2019	89,627,000.00	February 2024	15,165,879.84
March 2019	89,627,000.00	March 2024	13,369,361.25
April 2019	89,627,000.00	April 2024	11,755,076.36
May 2019	89,627,000.00	May 2024	10,040,696.42
June 2019	89,627,000.00	June 2024	8,413,972.64
July 2019	89,627,000.00	July 2024	6,687,509.94
August 2019	89,627,000.00	August 2024	5,048,255.35
September 2019	89,627,000.00	September 2024	3,402,875.48
October 2019	89,627,000.00	October 2024	1,658,290.82
November 2019	89,627,000.00	November 2024	242.27
December 2019	89,627,000.00	December 2024 and
January 2020	89,627,000.00	thereafter	0.00
February 2020	89,626,332.98
March 2020	88,147,798.37

G-1

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PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

●	one or more multifamily and commercial mortgage loans;

●	commercial mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other commercial mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

January 28, 2015

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	vi

WHERE YOU CAN FIND MORE INFORMATION	vi

SUMMARY OF PROSPECTUS	1

RISK FACTORS	8

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	11
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	13
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	19
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	21
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	21
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	22
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	23
The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	24
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	24
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	25
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	25
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26

i

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28
We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	28
State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	28
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	28
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	32
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	33
Litigation Concerns	34

DESCRIPTION OF THE TRUST FUNDS	35

General	35
Mortgage Loans—Leases	35
CMBS	39
Collection Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40

YIELD CONSIDERATIONS	41

General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45

THE SPONSOR	46

THE DEPOSITOR	47

USE OF PROCEEDS	47

DESCRIPTION OF THE CERTIFICATES	48

General	48
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal on the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	51
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Exchangeable Certificates	52
Reports to Certificateholders	54
Voting Rights	55
Termination	56
Book-Entry Registration and Definitive Certificates	56

ii

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	59

General	59
Assignment of Mortgage Assets; Repurchases	59
Representations and Warranties; Repurchases	60
Collection Account	61
Collection and Other Servicing Procedures	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer and the Depositor	69
Servicer Termination Events	70
Rights upon a Servicer Termination Event	70
Amendment	71
List of Certificateholders	71
The Trustee and Certificate Administrator	71
Duties of the Trustee	72
Certain Matters Regarding the Trustee	72
Resignation and Removal of the Trustee	72

DESCRIPTION OF CREDIT SUPPORT	73

General	73
Subordinate Certificates	73
Cross-Support Provisions	74
Insurance or Guarantees with Respect to Mortgage Loans	74
Letter of Credit	74
Certificate Insurance and Surety Bonds	74
Reserve Funds	74
Credit Support with Respect to CMBS	75

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	75

General	75
Types of Mortgage Instruments	76
Leases and Rents	76
Personalty	76
Cooperative Loans	77
Junior Mortgages; Rights of Senior Lenders	78
Foreclosure	79
Bankruptcy Laws	83
Environmental Considerations	85
Due-on-Sale and Due-on-Encumbrance	86
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Certain Laws and Regulations; Types of Mortgaged Properties	87
Applicability of Usury Laws	87
Servicemembers Civil Relief Act	88
Americans with Disabilities Act	88
Forfeiture in Drug, RICO and Money Laundering Proceedings	89
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	89

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	90

General	90
REMICs	91

Taxation of Owners of REMIC Regular Certificates	93
Tax Treatment of Exchangeable Certificates	100
Taxation of Owners of REMIC Residual Certificates	102

iii

Grantor Trusts	117

Characterization of Investments in Grantor Trust Certificates	118
Taxation of Owners of Grantor Trust Fractional Interest Certificates	118

STATE AND OTHER TAX CONSEQUENCES	128

ERISA CONSIDERATIONS	128

General	128
Prohibited Transaction Exemptions	129

LEGAL INVESTMENT	132

METHOD OF DISTRIBUTION	132

LEGAL MATTERS	133

FINANCIAL INFORMATION	133

RATINGS	134

GLOSSARY	134

iv

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

●	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

●	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 134 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus.  This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the Registration Statement (SEC File No. [__________]), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

vi

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SUMMARY OF PROSPECTUS

          The following summary is a brief description of the main terms of the offered certificates.  For this reason, the summary does not contain all the information that may be important to you.  You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

	●	mortgage assets;

	●	collection accounts;

	●	forms of credit support;

	●	cash flow agreements; and

	●	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

	●	one or more multifamily and commercial mortgage loans;

	●	commercial mortgage-backed securities;

	●	direct obligations of the United States or other government agencies; and

	●	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person.  The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

	●	residential properties consisting of five or more rental or cooperatively owned dwelling units;

	●	shopping centers;

	●	retail buildings or centers;

	●	hotels, motels and other hospitality properties;

	●	office buildings;

	●	nursing homes, assisted living facilities and similar properties;

	●	hospitals or other healthcare related facilities;

	●	industrial properties;

●	owner-occupied commercial properties;

●	warehouse, mini-warehouse, cold storage, or self storage facilities;

●	recreational vehicle and mobile home parks;

●	manufactured housing communities;

●	parking lots;

●	commercial properties occupied by one or more tenants;

●	entertainment or sports arenas;

●	restaurants;

●	marinas;

●	mixed use properties;

●	movie theaters;

●	amusement and theme parks;

●	destination resorts, golf courses and similar properties;

●	educational centers;

●	casinos;

●	bank branches; and

●	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties.  A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

●	is fixed over its term;

●	adjusts from time to time;

●	is partially fixed and partially floating;

●	is floating based on one or more formulae or indices;

●	may be converted from a floating to a fixed interest rate;

	●	may be converted from a fixed to a floating interest rate; or

	●	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

	●	scheduled payments to maturity;

	●	payments that adjust from time to time;

	●	negative amortization or accelerated amortization;

	●	full amortization or require a balloon payment due on its stated maturity date;

	●	prohibitions on prepayment;

	●	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

	●	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

	●	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

	●	all mortgage loans will have original terms to maturity of not more than 40 years;

	●	all mortgage loans will have individual principal balances at origination of not less than $100,000;

	●	all mortgage loans will have been originated by persons other than the depositor; and

	●	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other commercial mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

	●	subordination of one or more classes of certificates;

	●	over-collateralization;

	●	letters of credit;

	●	insurance policies;

	●	bonds;

	●	repurchase obligations;

	●	guarantees;

	●	reserve funds; and/or

	●	a combination of any of the above.

Cash Flow Agreements
Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

	●	guaranteed investment contracts;

	●	interest rate swap or exchange contracts;

	●	interest rate cap or floor agreements;

	●	currency exchange agreements; and/or

	●	yield supplement agreements.

Pre-Funding Account;
Capitalized Interest Account
A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates
Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

	●	provide for the accrual of interest thereon based on fixed, variable or floating rates;

	●	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

	●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

	●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

	●	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

	●	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

	●	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate or will be entitled to interest based on the pass-through rates of component interests of a class of offered certificates on the related outstanding principal balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances
A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates
One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

	●	“regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

	●	any combination of any of the above features.

ERISA Considerations
If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws.  The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment
The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the accompanying prospectus supplement so provides.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” herein and in the accompanying prospectus supplement.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates.  The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates.  In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any commercial mortgage-backed securities included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

●	a secondary market for your certificates may not develop;

●	interest rate fluctuations;

●	the absence of redemption rights; and

●	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person.  No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series.  Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement.  The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates.  On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls.  The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates.  The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

●	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

●	then-current interest rates being charged on similar mortgage loans; and

●	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates.  As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets.  A series of certificates may include one or more classes offered at a significant premium or discount.  Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium.  No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

●	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

●	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

●
there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

●
certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund.  We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor.  As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates.  Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.  The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest.  In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.  This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates.  Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower.  The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.  Among these factors are:

●	economic conditions generally and in the area of the project;

●	the age, quality, functionality and design of the project;

●	the degree to which the project competes with other projects in the area;

●	changes or continued weakness in specific industry segments;

●	increases in operating costs;

●	the willingness and ability of the owner to provide capable property management and maintenance;

●
the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the financial condition of a major tenant;

●	the location of a mortgaged property;

●	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

●	an increase in vacancy rates;

●	perceptions regarding the safety, convenience and attractiveness of such properties;

●	vulnerability to litigation by tenants and patrons; and

●	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.  Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties.  Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income.  In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences; and

●	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	in the case of rental properties, the rate at which new rentals occur;

●
the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

●	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan.  If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan.  Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties.  The possibility of terrorist attacks on large public areas such as shopping malls or large office buildings in the future could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.  See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors.  In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

●	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

●
in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

●	the construction of additional housing units;

●	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

●	the location of the mortgaged property (for example, a change in the neighborhood over time);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities that the mortgaged property provides;

●	the mortgaged property’s reputation;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

●	the presence of competing properties;

●	state or local regulations;

●	adverse local or national economic conditions;

●	local military base closings;

●	developments at local colleges and universities;

●	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

●	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

●
the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs.  The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include:

●	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund.  In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center.  In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.  Significant factors determining the value of retail properties are:

●	the quality of the tenants; and

●	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales.  Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property.  Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons.  In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property.  In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry.  In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

●	catalogue retailers;

●	home shopping networks;

●	the internet;

●	telemarketing; and

●	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

●	location;

●	quality;

●	management ability;

●	amenities;

●	franchise affiliation (or lack thereof);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

●	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

●	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.  Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry.  See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of office buildings include:

●	the quality of an office building’s tenants;

●	the physical attributes of the building in relation to competing buildings;

●	the desirability of the area as a business location; and

●	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building.  That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market.  Competition is affected by a property’s:

●	age;

●	condition;

●	design (e.g., floor sizes and layout);

●	access to transportation; and

●
ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy.  A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement.  Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

●	increasing governmental regulation and supervision;

●	a decline in the financial health, skill or reputation of the operator;

●	increased operating expenses; and

●	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

●
Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

●
Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

●	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

●	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse effect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds.  The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility).  States also regulate nursing bed supply in other ways.  For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment.  In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency.  Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption.  In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license.  Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities.  “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services.  Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs.  The state law restrictions in this area vary considerably from state to state.  Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance.  Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators.  The successful operation of a healthcare-related property will generally depend upon:

●	the number of competing facilities in the local market;

●	the facility’s age and appearance;

●	the reputation and management of the facility;

●	the types of services the facility provides; and

●	where applicable, the quality of care and the cost of that care.

The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund.  The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility.  In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities.  Therefore, such facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties.  We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.  See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself.  The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project.  The property manager is responsible for:

●	operating the property;

●	providing building services;

●	responding to changes in the local market; and

●
planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan.  In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.  There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●
these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.  Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

●	its ability to fully refinance the mortgage loan; or

●	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

●	the value of the related mortgaged property;

●	the level of available mortgage interest rates at the time of sale or refinancing;

●	the borrower’s equity in the related mortgaged property;

●	the financial condition and operating history of the borrower and the related mortgaged property;

●	tax laws;

●	rent control laws (with respect to certain residential properties);

●
Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

●	prevailing general economic conditions; and

●	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages.  When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied.  If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates.  Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement.  Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.  The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected.  None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals.  The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver.  Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund.  A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms.  In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates.  If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

●	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

●
the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

●	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

●	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions.  This lien may be superior to the lien of an existing mortgage.  Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property.  The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner.  Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage.  In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances.  The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing.  In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

●	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

●
either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

●
an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

●
the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

●	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks.  In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation.  Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property.  However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property.  See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws.  For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates.  Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders.  These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers.  In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure.  Any such tax would substantially reduce net proceeds available for distribution to that series of certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it.  Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

●	war;

●	terrorism;

●	revolution;

●	governmental actions;

●	floods, and other water-related causes;

●	earth movement (including earthquakes, landslides and mud flows);

●	wet or dry rot;

●	vermin;

●	domestic animals;

●	sink holes or similarly occurring soil conditions; and

●	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

●
such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

●	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.  See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals.  Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.  Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities.  In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”.  The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

●	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.  For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates.  See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:  (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases.  Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses.  Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.  Insurance proceeds may not be sufficient to pay off such mortgage loan in full.  In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements.  Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee.  There also may be limitations on the enforceability of such clauses.  The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower.  The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable.  However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates.  In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement.  It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) commercial mortgage-backed securities (“CMBS”), (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii).  Each trust fund will be established by the depositor.  Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor.  The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person.  The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.  The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land.  The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property.  A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years.  Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates.  In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.  To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties.  Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.  Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s).  A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent.  A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s).  A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor.  Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan.  To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee.  This is generally the case in bond-type leases and credit-type leases.  In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan.  To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan.  In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed.  Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.  The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.  As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.  An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan.  As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation).  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio.  With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan.  In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses.  However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.  See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property.  Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.  The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan.  The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods.  Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans.  Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement.  A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement.  A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement.  If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following:  (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.  In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other commercial mortgage-backed securities such as CMBS that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement.  The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS.  The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund.  A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof.  The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates.  If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates.  The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets.  Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date.  Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.  The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates.  Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account.  Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.  Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations.  Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement.  See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS.  If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment.  However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.  The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates.  If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls.  The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.  See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund).  In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate).  Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments.  As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be.  Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.  The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month.  Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.  The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes.  Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls.  For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class.  If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.  Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection.  A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure.  As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate.  Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class.  Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.  Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates.  In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.  Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall.  Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature.  A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans.  The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans.  The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls.  In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement.  As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates.  The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.  In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement.  In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series.  Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor.  Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations.  Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates.  Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.  Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988.  The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets.  The depositor is generally not engaged in any activities except those related to the securitization of assets.  The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166.  Its telephone number is 704-715-6133.  There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement.  Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement.  Any such classes may include classes of offered certificates.  With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement.  One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC.  The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.  The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable or may be based on the pass-through rates of component interests of a class of certificates.  The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class.  The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions.  Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date.  With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date.  Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series.  Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls.  The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement.  The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.  Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class.  See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses  incurred in respect of the related mortgage assets allocated to those certificates from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above).  Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets.  In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates.  In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement.  See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds.  In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates.  See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date.  If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the trustee of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the

Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders.  As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)          the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii)         the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii)        the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv)        the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)         the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi)        the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)       the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

(viii)        with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)         with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)          the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi)         the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii)        if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii)       any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination.  The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS.  In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement.  See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of a servicer termination event under the related pooling and servicing agreement on the part of the master servicer.  See “Description of the Pooling and Servicing

Agreements— Servicer Termination Events”, “—Rights upon a Servicer Termination Event” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement.  Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates.  Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems.  Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants.  In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC.  Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants.  Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates.  Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.  The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

●           if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

●           if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates.  Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement.  In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.  However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party.  All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued.  The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement.  As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date.  The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series.  Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series.  Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller.  In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases.  The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders.  With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example:  (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan.  It is expected that in most cases the warranting party will be the related mortgage loan seller.  However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor.  Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders.  If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement.  This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party.  Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement.  In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General.  The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series.  As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation.  A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing.  If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i)          all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii)         all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)        all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)        any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)         any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)        any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

(vii)        all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)       any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)        to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)         all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)        any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii)       any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i)          to make distributions to the certificateholders on each distribution date;

(ii)         to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)        to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)        to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)         if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)        to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)       to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)       if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)        to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)         to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)        to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)       if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)      to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)        to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)         to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)        to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)       to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.  The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans.  Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.  A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.  A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement.  Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees.  Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.  See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers.  If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans.  The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property.  In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement.  A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time.  See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.  In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)           either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)          either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.  If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference.  The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement.  Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account.  The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund.  If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund.  Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property.  Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (“Regulation AB”) that contains the following:

(a)           a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)           a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)           the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)           a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm,

prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement.  Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.  The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.  Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder.  In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.  However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Servicer Termination Events

The servicer termination events for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations.  Material variations to the foregoing servicer termination events (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon a Servicer Termination Event

So long as a servicer termination event under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to  assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement.  Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding.  The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder.  Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.  However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.  To the extent specified in the related prospectus supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer.  If no servicer termination event under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.  As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor.  Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS.  Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing.  If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement.  If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support.  Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB.  See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates.  If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates.  The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC contemporaneously with the final prospectus.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement.  Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement.  The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund.  A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement.  A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.  However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series.  If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus.  For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement.  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.  Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage:  a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender).  In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.  A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale.  A deed to secure debt typically has two parties.  The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Considerations” below.  In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform

Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations.  If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings.  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements.  Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections.  A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders.  The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation.  As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine.  Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness.  Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance.  Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete.  Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants.  As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming.  In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property.  Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are:  the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.  The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security.  This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor.  Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.  A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility.  In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility.  Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law.  Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization.  Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder.  A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences thereof caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances.  For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years.  Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events.  This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate.  This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.  Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.  See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease.  To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset.  To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.  Such state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the mortgaged property could become property of the estate of such bankrupt general partner.  Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities.  Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan.  In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.  Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs.  In several states, such a lien has priority over all existing liens, including those of existing mortgages.  In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility.  This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.  However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower.  Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks.  The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.”  However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Lender Liability Act does not, among other things:  (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws.  Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property.  While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof.  Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.  Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure).  Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.  By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator.  In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank.  If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).  Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise.  If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the “Code”).  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

●	given with respect to events that have occurred at the time the advice is rendered, and

●	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue.  Investors should do so not only as to federal taxes, but also as to state and local taxes.  See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as CMBS, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.  The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Exchangeable Certificates.  If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC.  Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1.  of the second preceding sentence will be calculated:

●	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

●
using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

●	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

●	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC.  In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income.  You must recognize ordinary income to that extent.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election.  The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses.  Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  Notwithstanding the foregoing, holders of REMIC IOs may not be entitled to a bad debt loss under section 166 of the Code.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.  You will not be entitled to a loss under Section 166 of the Code if your REMIC regular certificate is an interest-only certificate.

Tax Treatment of Exchangeable Certificates.

In General.  The Exchangeable Certificates for a series may represent either (1)  beneficial ownership of  proportionate interests in each REMIC regular interest corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the REMIC regular interest corresponding to that Exchangeable Certificate.  The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee.

Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the

REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Inducement Fees.  Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder.  Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability.  Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC. The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain.  A Treasury Notice dated October 27, 2006, applies a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded.  These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor:  (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.  A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:  at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.  The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.  Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●
payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year.  A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status.  This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to REITs.  The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the

REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements.  These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

FATCA.  Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on and after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on and after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”.  Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the REMIC Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation. As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts. If  the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses. Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules. The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a less than de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis. Original issue discount or market discount of only a less than de minimis amount will be included in income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

●	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS,

will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1259 will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

3.8% Medicare Tax on “Net Investment Income”.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—3.8% Medicare Tax on ‘Net Investment Income’” above applies to grantor trust certificates.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates.  We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code.  However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan.  If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of:  (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which a servicer termination event occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date.  In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.  Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply.  The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements:  (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund.  If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one Exemption Rating Agency and do not result in any certificates receiving a lower credit rating from such Exemption Rating Agency than the current rating.  Each pooling and servicing agreement will be a “Pooling and Servicing Agreement” as defined in the Exemption.  Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the related trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied.  Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one Exemption Rating Agency.  In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one Exemption Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. Each purchaser using assets of one or more Plans to purchase any classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as may be specified in the applicable prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of the offered certificates by an NRSRO less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor.  If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC, acting as agent. If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor.  This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the accompanying prospectus supplement that at least one NRSRO shall have rated the certificates not lower than investment grade, that is, in one of the four highest rating categories.

Ratings on CMBS address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on CMBS do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.  In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

No dealer, salesman or other person is authorized to give any information or to represent anything contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

$927,327,000
(Approximate)

WELLS FARGO COMMERCIAL
MORTGAGE
TRUST 2015-C27
as Issuing Entity

COMMERCIAL MORTGAGE PASS-
THROUGH CERTIFICATES,
SERIES 2015-C27

Wells Fargo Commercial Mortgage
Securities, Inc.
as Depositor

Wells Fargo Bank,
National Association

Rialto Mortgage Finance, LLC

Principal Commercial Capital

Liberty Island Group I LLC

C-III Commercial Mortgage LLC

Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan
Sellers

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

Barclays

Prospectus Supplement

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS	ix
IMPORTANT NOTICE REGARDING THE OFFERED
CERTIFICATES	x
FORWARD-LOOKING STATEMENTS	xi
SUMMARY	S-1
RISK FACTORS	S-59
CAPITALIZED TERMS USED IN THIS PROSPECTUS
SUPPLEMENT	S-134
DESCRIPTION OF THE MORTGAGE POOL	S-134
TRANSACTION PARTIES	S-189
DESCRIPTION OF THE OFFERED CERTIFICATES	S-251
YIELD AND MATURITY CONSIDERATIONS	S-300
SERVICING OF THE MORTGAGE LOANS AND
ADMINISTRATION OF THE TRUST FUND	S-314
USE OF PROCEEDS	S-380
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-380
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-381
STATE AND OTHER TAX CONSEQUENCES	S-385
ERISA CONSIDERATIONS	S-385
LEGAL INVESTMENT	S-389
METHOD OF DISTRIBUTION (UNDERWRITER
CONFLICTS OF INTEREST)	S-390
LEGAL MATTERS	S-393
RATINGS	S-393
INDEX OF DEFINED TERMS	S-395

Prospectus
Summary of Prospectus	1
Risk Factors	8
Description of the Trust Funds	35
Yield Considerations	41
The Sponsor	46
The Depositor	47
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling and Servicing
Agreements	59
Description of Credit Support	73
Certain Legal Aspects of Mortgage Loans and
Leases	75
Material Federal Income Tax Consequences	90
State and Other Tax Consequences	128
ERISA Considerations	128
Legal Investment	132
Method of Distribution	132
Legal Matters	133
Financial Information	133
Ratings	134
Glossary	134

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.  This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments or subscriptions.